UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the registrant ☐

Check the appropriate box:
☒ Preliminary Proxy Statement
☐ Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

TAILWIND FINANCIAL INC.
(Name of Registrant as Specified in Its Charter)
__________________________________________________________
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☐ No fee required.
☒ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-1.

(1) Title of each class of securities to which transaction applies:  Common Stock, par value $0.001 per share

(2) Aggregate number of securities to which transaction applies:   3,972,859 shares

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): Calculated based on the issuance of 3,972,859 shares of common stock of Tailwind (valued at $7.91, based on Tailwind’s stock price on January  22, 2009)

(4) Proposed maximum aggregate value of transaction: $31,425,315

(5) Total fee paid: $1,336.24

☐ Fee paid previously with preliminary materials:
☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
(1) Amount previously paid:
(2) Form, Schedule or Registration Statement No.:
(3) Filing Party:
(4) Date Filed:

TAILWIND FINANCIAL INC.
Brookfield Place, 181 Bay Street
Suite 2040
Toronto, Ontario, Canada M5J 2T3

NOTICE OF EXTRAORDINARY MEETING IN LIEU OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD APRIL 16 , 2009

TO THE STOCKHOLDERS OF
TAILWIND FINANCIAL INC.:

You are cordially invited to attend a extraordinary meeting of stockholders of Tailwind Financial Inc. to be held on April 16 , 2009.  At the meeting, you will be asked to consider proposals relating to the approval of   the acquisition by a wholly owned subsidiary of Tailwind of all of the outstanding securities of Allen-Vanguard Corporation in exchange for securities of Tailwind, resulting in Allen-Vanguard becoming an indirect wholly owned operating subsidiary of Tailwind.  Allen-Vanguard is in the business of developing and marketing technologies, tools and training for defeating and minimizing the effects of hazardous devices and materials.

The extraordinary meeting will be held at [8:30 a.m., Eastern time], on April 16 , 2009, at _______________________.  At this important meeting, you will be asked to consider and approve the following proposals:

1.
the acquisition of all of the outstanding securities of Allen-Vanguard, and the related transactions contemplated by the arrangement agreement dated January  23, 2009 among Tailwind, Allen-Vanguard, and a wholly owned subsidiary of Tailwind;

2.	an amendment to Tailwind’s Second Amended and Restated Certificate of Incorporation (“Tailwind Charter”) to change Tailwind’s corporate name to Allen Vanguard Corporation;

3.
an amendment to the Tailwind Charter to remove those provisions regarding certain procedural and approval requirements applicable to Tailwind prior to the consummation of a business combination and elimination of the staggered board requirement that will no longer be operative upon consummation of the acquisition;

4.
the adoption of the Allen Vanguard  Stock Option Plan, which provides for the grant of up to 7% of the total number of shares of Tailwind’s common stock or cash equivalents to directors, officers, employees and/or consultants of Tailwind and its subsidiaries;

5.
the adoption of the Allen Vanguard  Non-Employee Director Stock Option Plan, which provides for the grant of up to 1% of the total number of shares of Tailwind’s common stock or cash equivalents to directors of Tailwind;

6.
the adoption of the Allen Vanguard Restricted Share Unit Plan, which provides for the grant of up to ___________ shares of Tailwind’s common stock or cash equivalents to directors, officers, employees and/or consultants of Tailwind and its subsidiaries;

7.	to elect seven directors to serve until the next annual meeting of stockholders or until their respective successors have been elected and qualified; and

8.	any adjournment or postponement of the extraordinary meeting for the purpose of soliciting additional proxies.

Pursuant to the Tailwind Charter, Tailwind is required to obtain stockholder approval of the acquisition of Allen-Vanguard.  The initial stockholders of Tailwind, which consist of Tailwind’s officers and directors or their respective affiliates, have agreed to vote the 3,125,000 shares of Tailwind’s common stock purchased by them prior to Tailwind’s initial public offering in accordance with the majority of the votes of the public shares cast at this meeting in connection with the acquisition proposal.

Each stockholder that acquired shares in Tailwind’s initial public offering who votes against the acquisition has the right to concurrently demand that Tailwind convert his or her shares for cash equal to a pro rata portion of the trust account in which the net proceeds of Tailwind’s initial public offering were deposited.  The initial stockholders of Tailwind have agreed that such conversion rights will not apply to the aforesaid 3,125,000 shares of common stock owned by them.  Tailwind will not be permitted to consummate the acquisition if holders of 3,750,000 (i.e., 30% of the shares sold in Tailwind’s initial public offering) shares of common stock or more vote against the acquisition and demand conversion of their shares.

The Tailwind Charter provides that if Tailwind does not acquire at least majority control of a target business by April 17, 2009, the directors and officers of Tailwind shall take all action necessary to dissolve and liquidate the amount in the trust account plus any remaining net assets to the public stockholders. Following such a dissolution, Tailwind would no longer exist as a corporation.

Assuming that none of the stockholders of Allen-Vanguard exercise their dissent rights to receive cash for the fair value of the shares of common stock of Allen-Vanguard in lieu of shares of common stock of Tailwind, the stockholders of Allen-Vanguard will receive 5,761,278  shares of Tailwind common stock, based upon the current outstanding shares of common stock of Allen-Vanguard and those to be issued pursuant to Allen-Vanguard’s rights offering which closed on March 20, 2009 .

After completion of the acquisition, if none of the Tailwind stockholders exercises the conversion rights as set forth in the Tailwind Charter, none of the stockholders of Allen - Vanguard exercise their rights of dissent, none of the holders of convertible securities of Allen-Vanguard exercise their rights to receive shares of common stock, and assuming no Tailwind warrants are exercised (i) Tailwind’s existing public stockholders alone will own approximately 58.4% of Tailwind, (ii) the Tailwind initial stockholders, including its officers and directors, will own approximately 14.6% of Tailwind, (iii) the former Allen-Vanguard stockholders will own approximately 26.9 % of Tailwind, and (iv) the officers, directors and other insiders of Tailwind and Allen-Vanguard combined will beneficially own approximately 15.3% of Tailwind’s common stock.

After careful consideration of all relevant factors, Tailwind’s Board of Directors has determined that the above proposals are fair to and in the best interests of Tailwind and its stockholders, and has recommended that you vote or give instruction to vote “FOR” adoption of each of the above proposals.   When you consider the recommendation of the Board of Directors, you should keep in mind that the members of the Board of Directors have interests in the acquisition that are different from, or in addition to, yours which are described in the attached proxy statement.  In addition, the proxy statement contains detailed information concerning the acquisition, the other proposals and the meeting. Whether or not you plan to attend the extraordinary meeting , we urge you to read this material carefully and vote your shares.

We look forward to seeing you at the meeting.

By Order of the Board of Directors,

Andrew A. McKay
Chief Executive Officer

Dated:  March 31, 2009

Your vote is important. Please sign, date and return your proxy card as soon as possible to make sure that your shares are represented at the extraordinary meeting .  You may also vote by telephone or the Internet, as described on the proxy card.  If you are a stockholder of record, you may also cast your vote in person at the extraordinary meeting . If your shares are held in an account at a brokerage firm or bank, you must instruct your broker or bank how to vote your shares, or you may cast your vote in person at the extraordinary meeting by obtaining a proxy from your brokerage firm or bank.

NEITHER THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROXY STATEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

TAILWIND FINANCIAL INC.

PROXY STATEMENT
For Extraordinary Meeting in Lieu of Annual Meeting of Stockholders

 Our Board of Directors has fixed the close of business on March 27, 2009 as the date for which our stockholders are entitled to receive notice of and to vote at, our  meeting and any adjournments or postponements thereof. Only the holders of record of our common stock on that date are entitled to have their votes counted at our  meeting and any adjournments or postponements thereof. This proxy statement and the materials that are being mailed with this proxy statement are first being mailed to stockholders on April 2, 2009.

 This proxy statement provides you with detailed information about certain proposals described herein relating to the acquisition by Tailwind of Allen-Vanguard Corporation. We encourage you to carefully read this entire document and the documents incorporated by reference. YOU SHOULD ALSO CAREFULLY CONSIDER THE RISK FACTORS BEGINNING ON PAGE [21]

 Tailwind’s units, common stock and warrants are listed on the NYSE Alternext US exchange under the symbols TNF.U, TNF and TNF.WS, respectively. Allen-Vanguard’s common stock is listed on the Toronto Stock Exchange under the symbol “VRS.” Tailwind expects that the securities of the company after the acquisition has been consummated will be  listed on the NYSE Alternext US. However, there are various listing criteria that this exchange may consider and therefore there can be no assurance that the listing will be maintained.

If you would like additional copies of this proxy, or if you have questions about the acquisition, you should contact:

Andrew A. McKay
Tailwind Financial Inc.
Brookfield Place, 181 Bay Street
Suite 2040
Toronto, Ontario, Canada M5J 2T3
(416) 601-2422

IMPORTANT NOTES

We publish our consolidated financial statements in U.S. dollars. All references in this proxy statement to “dollars” or “$” are to U.S. dollars and all references to “C$” are to Canadian dollars, unless otherwise noted. Except as otherwise indicated, all financial statements and financial data contained in this proxy statement pertaining to Allen-Vanguard have been prepared in accordance with generally accepted accounting principles in Canada and those pertaining to Tailwind have been prepared in accordance with generally accepted accounting principles in the United States of America.  U.S. GAAP and Canadian GAAP differ in certain significant respects.  For a discussion of the principal differences between Canadian GAAP and U.S. GAAP, see “Reconciliation with United States Generally Accepted Accounting Principles” on page F-71.

The exchange rate used to convert C$ and/or U.S.$ for the purpose of calculating the exchange ratio is based on the Bank of Canada noon rate on March 2 , 2009 of one Canadian dollar expressed in U.S. dollars  of C$1=US$0.7 758 ..

To obtain timely delivery of requested materials, security holders must request the information no later than five business days before the date they submit their proxies or attend the extraordinary meeting. The latest date to request the information to be received timely is April __, 2009.

TABLE OF CONTENTS

Questions and Answers About the Tailwind Meeting	4

Summary	8

Allen-Vanguard Corporation Selected Historical Financial Information	17

Tailwind Financial Inc. Selected Historical Financial Information	18

Risk Factors	21

Price Range of Securities and Dividends	31

The Tailwind Extraordinary Meeting	37

Proposal 1 Approval of the Arrangement Agreement to Acquire Allen-Vanguard	40

Proposal 2 Amendment of the Tailwind Charter to Change its Name to Allen Vanguard Corporation	52

Proposal 3 Amendment of the Tailwind Charter to Remove Certain Provisions That Are No Longer Applicable to Tailwind	53

Proposal 4 Approval of the Allen Vanguard Stock Option Plan	56

Proposal 5 Approval of the Allen Vanguard Corporation Non-Employee Directors’ Stock Option Plan	59

Proposal 6 Approval of the Allen Vanguard Corporation Restricted Share Unit Plan	62

Proposal 7 Proposal to Elect Directors	64

Proposal 8 Proposal to Adjourn or Postpone the Extraordinary Meeting For the Purpose of Soliciting Additional Proxies	65

Information About Allen-Vanguard	65

Allen-Vanguard Management’s Discussion and Analysis of Financial Condition and Results of Operations	85

Tailwind Business	136

Tailwind Management’s Discussion and Analysis or Plan of Operations	140

Unaudited Pro Forma Condensed Combined Financial Statements	143

Directors and Management	155

Certain Relationships and Related Transactions	165

Beneficial Ownership of Securities	166

Stockholder Proposals	170

Delivery of Documents to Stockholders	170

Independent Accountants	170

Where You Can Find More Information	170

Index to Financial Statements	F-1

Index to Financial Statements - Allen-Vanguard Financials	F-14

Index to Financial Statements - Allen-Vanguard US GAAP Reconciliation	F-72

Annexes

A.	Form of Arrangement Agreement
B.	Form of Third Amended and Restated Certificate of Incorporation for Tailwind
C.	Allen Vanguard Stock Option Plan
D.	Allen Vanguard Non-Employee Director Stock Option Plan
E.	Allen Vanguard Restricted Share Unit Plan

QUESTIONS AND ANSWERS ABOUT THE TAILWIND MEETING

The following questions and answers are intended to address briefly some commonly asked questions regarding the arrangement agreement, the arrangement and the extraordinary meeting . These questions and answers do not address all questions that may be important to you as a Tailwind stockholder.  Please refer to the “Summary of the Material Terms of the Transaction” on page [1]  the “Summary” on page [7] and the more detailed information contained elsewhere in this proxy statement, the annexes to this proxy statement and the documents referred to or incorporated by reference in this proxy statement, which you should read carefully.

Q.	When and where is the extraordinary meeting?

A.	The extraordinary meeting of shareholders of Tailwind will be held on April 16 , 2009, at 8:30 a.m. Eastern Standard time, at __________.

Q.	What matters will be voted on at the extraordinary meeting?

A.	You will be asked to consider and approve the following proposals:

1.
the acquisition of all of the outstanding securities of Allen-Vanguard, and the related transactions contemplated by the arrangement agreement dated January 23, 2009 among Tailwind, Allen-Vanguard, and a wholly owned subsidiary of Tailwind;

2.	an amendment to Tailwind’s Second Amended and Restated Certificate of Incorporation (“Tailwind Charter”) to change Tailwind’s corporate name to Allen Vanguard Corporation;

3.
an amendment to the Tailwind Charter to remove those provisions regarding certain procedural and approval requirements applicable to Tailwind prior to the consummation of a business combination and elimination of the staggered board requirement that will no longer be operative upon consummation of the acquisition;

4.
the adoption of the Allen Vanguard  Stock Option Plan, which provides for the grant of up to 7% of the total number of shares of Tailwind's common stock or cash equivalents to directors, officers, employees and/or consultants of Tailwind and its subsidiaries;

5.
the adoption of the Allen Vanguard  Non-Employee Director Stock Option Plan, which provides for the grant of up to 1% of the total number of shares of Tailwind's common stock or cash equivalents to directors of Tailwind;

6.
the adoption of the Allen Vanguard Restricted Share Unit Plan, which provides for the grant of up to ___________ shares of Tailwind's common stock or cash equivalents to directors, officers, employees and/or consultants of Tailwind and its subsidiaries;

7.	to elect seven directors to serve until the next annual meeting of stockholders or until their respective successors have been elected and qualified; and

8.	any adjournment or postponement of the extraordinary meeting for the purpose of soliciting additional proxies.

Q.	How does Tailwind’s Board of Directors recommend that I vote on the proposals?

A.
The Board of Directors recommends that you vote “FOR” each of the above proposals. When you consider the recommendation of the Board of Directors, you should keep in mind that the members of the Board of Directors have interests in the acquisition that are different from, or in addition to, yours which are described in the attached proxy statement.

Q.	Who is entitled to vote at the extraordinary meeting?

A.
All Tailwind stockholders are entitled to notice, but only stockholders of record holding shares of common stock as of the close of business on March 27 , 2009, the record date for the meeting, are entitled to vote at the meeting. As of the record date, there were 15,625,000 shares of common stock outstanding and two holders of record for Tailwind shares and one holder of record for units in Tailwind which includes such shares. Every stockholder is entitled to one vote for each share of common stock the stockholder held as of the record date.

Q.	What vote is required for Tailwind’s stockholders to approve the arrangement?

A.
The approval of the arrangement will require the affirmative vote of a majority of the shares cast at the meeting. In addition, each public stockholder has the right to vote against the transaction proposal and, at the same time, demand that Tailwind convert such stockholder’s shares (not including the 3,125,000 shares purchased by the initial stockholders of Tailwind , which consist of Tailwind’s officers and directors or their respective affiliates, ) into cash equal to a pro rata portion of the trust account in which the net proceeds of Tailwind’s initial public offering are deposited.   Public stockholders  will receive such cash either by both voting against the acquisition proposal and exercising their conversion rights or if Tailwind does not consummate a business combination by April 17, 2009 .  Shares of common stock will be converted into cash only if the transaction is completed.  Abstentions have the effect of a vote against the transaction proposal.  Broker non-votes will not have an effect on the vote relating to the transaction.  If the holders of 30% or more shares of the total number of shares of common stock issued in Tail wind’s initial public offering (3,750,000 or more shares), vote against the transaction and demand conversion of their shares into a pro rata portion of the trust account, then Tailwind will not be able to consummate the transaction. Tailwind’s founding stockholder, TFC Holdings Ltd., an affiliate of Tailwind’s officers and directors, which purchased shares of common stock prior to Tailwind’s initial public offering, as of March 27, 2009 record date, owns an aggregate of approximately 20% of the outstanding shares of Tailwind common stock, and has agreed to vote the shares acquired prior to the public offering in accordance with the vote of the majority of the votes of the public shares cast at the meeting in respect of the acquisition proposal.

Q	How do Tailwind’s directors and officers intend to vote?

A
Tailwind’s initial stockholders , which consist of Tailwind’s officers and directors or their respective affiliates, have agreed to vote the 3,125,000 shares (approximately 20% of the outstanding shares) of Tailwind’s common stock (which includes 1,441,250 shares owned by our current officers and directors) owned by them in accordance with the majority of the votes of the public shares cast at the meeting with respect to the acquisition proposal and therefore have no discretion in how to vote these shares with respect to the acquisition proposal.  The directors and officers have not purchased any additional shares since their initial purchase and currently do not intend to do so.

Q	What vote is required to adopt the amendments to the Tailwind Charter?

A
The approval of the amendments to the Tailwind Charter require the affirmative vote of a majority of the shares of Tailwind common stock issued and outstanding as of the record date. The officers, directors and founding stockholder of Tailwind intend to vote all of their shares of common stock in favor of these proposals. Abstentions and broker “non-votes” have the effect of voting against these amendments.

Q	What vote is required to elect directors?

A	A plurality of the shares voted at the meeting for each director is required to elect directors. The directors, officers and founding stockholder intend to vote for each of the nominees.

Q	What vote is required to adopt the Allen-Vanguard compensation plans?

A
The approval of the Allen-Vanguard compensation plans requires the affirmative vote of a majority of the Tailwind common stock cast. The directors, officers and founding stockholders of Tailwind intend to vote all of their shares in favor of these proposals. Abstentions and broker “non-votes” have the effect of voting against these proposals.

Q	What vote is required to approve adjournment or postponement of the meeting?

A	The approval of an adjournment or postponement of the meeting requires the affirmative vote of a majority of the shares cast at the meeting.

Q	How much of Tailwind will its current stockholders own post-acquisition?

A
Based on the consideration to be paid to the stockholders of Allen-Vanguard for the current outstanding shares of common stock of Allen-Vanguard, if none of the stockholders of Tailwind demand to convert their shares into a pro rata portion of the trust account, public stockholders will own 58.4% and its initial stockholders (which consist of Tailwind’s officers and directors or their respective affiliates) will own 14.6% assuming no Tailwind warrants are exercised.

Q	How much dilution will Tailwind stockholders experience?

A
There are 15,625,000 shares of Tailwind common stock currently outstanding, 12,500,000 (80%) of which are trading publicly.  The stockholders of Allen-Vanguard will receive 5,761,278 shares of Tailwind common stock.  Therefore, all current Tailwind stockholders together will own approximately 73.1% of the post-acquisition company assuming no warrants are exercised, a reduction in percentage ownership of 26.9%.

Q	Do Tailwind stockholders have conversion rights?

A
If you hold common stock purchased in Tailwind’s initial public offering and you vote against the acquisition, you will have the right to demand that Tailwind convert your shares into a pro rata portion of the trust account.

Q	If I exercise my conversion rights, how much is my pro rata portion of the trust account?

A
If you exercise your conversion rights you are entitled to receive a pro rata portion of the trust account, including any interest earned thereon until two business days prior to the consummation of the transaction (net of taxes payable and up to $1,600,000 of interest earned on the trust account that has been released to Tailwind to fund its working capital).   At December 31 , 2008, there was approximately $102, 216,738 in the trust account.  Based on that number, a person exercising his or her conversion rights would be entitled to receive approximately $8.18 per share. You will be entitled to receive this cash only if you continue to hold your shares through the closing of the acquisition and then tender your stock certificate(s).

Q	How do I exercise my conversion rights?

A
If you wish to exercise your conversion rights, you must vote against the acquisition and at the same time demand that Tailwind convert your shares for cash by checking the appropriate box on the proxy card. If, notwithstanding your vote, the acquisition is completed, you will be entitled to receive a pro rata portion of the trust account.  Upon conversion of your shares, you will no longer own them.   Do not send your stock certificate(s) with your proxy card.

Q	Do Tailwind stockholders have dissenter or appraisal rights under Delaware law?

A	No dissenter or appraisal rights are available for Tailwind stockholders. However, holders of common stock purchased in Tailwind’s initial public offering have the conversion rights described above.

Q	What happens if the acquisition is not consummated?

A
As provided in its Charter, Tailwind is required to consummate a business combination by April 17, 2009. Under its Charter, if Tailwind does not acquire at least majority control of a target business by such date, Tailwind will dissolve and distribute to its public stockholders the amount in the trust account plus any remaining net assets. In any liquidation, the funds held in the trust account, plus any interest earned thereon (net of taxes payable), together with any remaining out-of-trust net assets, will be distributed pro rata to Tailwind’s common stockholders who hold the 12,500,000 shares issued to them in Tailwind’s initial public offering.  The initial stockholders (which consist of Tailwind’s officers and directors or their respective affiliates) have waived any right to any liquidation distribution with respect to the 3,125,000 shares issued to them prior to such offering.  See the risk factors beginning on page  16 of this proxy statement relating to risks associated with the dissolution of Tailwind.

Q	When do you expect the acquisition to be completed?

A	If the acquisition is approved at the extraordinary meeting , Tailwind expects to consummate the acquisition promptly thereafter.

Q	Who is soliciting my proxy ?

A
Your proxy is being solicited by the Tailwind Board of Directors on each proposal being presented to stockholders at the extraordinary meeting . Proxies may be solicited in person or by mail, telephone or other electronic means.  [In addition, Tailwind has hired ________________________ to assist it in soliciting proxies for the meeting of stockholders.  Tailwind is paying ________________________ $ 10,000 for its services.]

Q	If I am not going to attend the extraordinary meeting in person, should I return my proxy card instead?

A
Yes . After carefully reading and considering the information in this document, please fill out and sign your proxy card or vote as described in the proxy card. Then return it in the return envelope as soon as possible, so that your shares may be represented at the extraordinary meeting .  A properly executed proxy will be counted for the purpose of determining the existence of a quorum.

Q	What will happen if I abstain from voting or fail to vote?

A
Not voting on a proposal (including broker non-votes), either in person or by proxy or voting instruction, will not have an effect on the vote relating to the acquisition  or election of directors, but will have the same effect as a vote against adoption of each of the proposals to amend the Tailwind Charter and the approval of the Allen-Vanguard compensation plans.  Also, abstaining on any proposal other than with respect to the election of directors (which will not be affected by an abstention) will have the same effect as a vote against that proposal. An abstention will not count toward the 30% “against and converting” vote that would result in the acquisition’s abandonment, and you would be unable to exercise any conversion rights upon approval of the acquisition.  If the proposal relating to the acquisition is not approved or if 30% or more of the public stockholders vote “no” and exercise their conversion rights, Tailwind’s Board of Directors will not go forward with the acquisition of Allen-Vanguard or the proposals to amend the Tailwind Charter.

Q	How do I change my vote?

A
Send a signed proxy card dated later than your original proxy card that you submitted to Andrew A. McKay at Tailwind prior to the date of the extraordinary meeting or attend the extraordinary meeting in person and vote.  You also may revoke your proxy by sending a notice of revocation to Andrew A. McKay, Tailwind Financial Inc., Brookfield Place, 181 Bay Street, Suite 2040, Toronto, Ontario, Canada M5J 2T3. If your shares are held in “street name,” you should contact your broker on how to revoke or change your vote.

Q	If my shares are held in “street name,” will my broker automatically vote them for me?

A	No . Your broker can vote your shares only if you provide instructions on how to vote. You should instruct your broker to vote your shares. Your broker can tell you how to provide these instructions.

Q	Who can help answer my questions?

A	If you have questions, you may write or call our proxy solicitor ________________________, _____________________, _________________, Attention: __________________].

SUMMARY

This section summarizes information related to the proposals to be voted on at the extraordinary meeting and to the consideration to be offered to the Allen-Vanguard stockholders. These items are described in greater detail elsewhere in this proxy statement. You should carefully read this entire proxy statement and the other documents to which it refers you.

The Companies

Tailwind Financial Inc.

Tailwind is a blank check development stage company organized under the laws of the State of Delaware on June 30, 2006 to acquire, through a merger, capital stock exchange, asset or stock acquisition, exchangeable share transaction or other similar business combination, one or more businesses in the financial services industry. Other than interest income, Tailwind has not generated revenue to date.  On April 17, 2007, Tailwind sold 12,500,000 units in an initial public offering at an offering price of $8.00 per unit with each unit consisting of one share of common stock and one warrant. In connection with the closing of the offering and a private placement, Tailwind deposited $100 million  in a trust account.  The proceeds held in the trust account may not be released until the earlier of (i) the completion of an initial business combination or (ii) liquidation of Tailwind. Therefore, unless and until an initial business combination is consummated, the proceeds held in the trust account will not be available to Tailwind, other than up to $1,600,000 of interest income earned on the trust account balance, net of income taxes payable on such amount, which was released to Tailwind to fund working capital requirements.

Tailwind’s initial business combination must be with a target business or businesses with a collective fair market value of at least equal to 80% of Tailwind’s net assets (excluding any funds held in the trust account for the benefit of the underwriters) at the time of such acquisition.  If Tailwind is unable to consummate a business combination by April 17, 2009, Tailwind will implement a plan of dissolution and distribution which will include the distribution of the proceeds in the trust account to Tailwind’s public stockholders.  Although Tailwind initially anticipated effecting its business combination with a target or targets in the financial services industry, as a result of market conditions negatively impacting the financial services industry, the Board of Directors determined that it was in Tailwind’s best interest to seek a business combination with Allen-Vanguard even though it may not comply with the terms of Tailwind’s initial public offering prospectus.

Consequently, if we acquire a business not in the financial services industry, a holder of Tailwind’s public stock who purchased such shares pursuant to Tailwind’s initial public offering may be able to seek rescission of the purchase of the units the holder acquired in the initial public offering so long as such holder does not convert its shares to cash or vote for the acquisition at the meeting.

In the event the transaction were consummated, the combined company could be liable for rescission rights to holders who purchased their shares in the initial public offering and who did not vote in favor of the transaction or vote against the transaction and exercise redemption rights.  Given recent experience of certain of our advisors with SPAC business combinations, the percentage of a SPAC’s stockholders that do not vote on SPAC business combinations is significantly less than 10% of the public shares.  However, if holders of 10% of the public shares did not vote in the transaction, the combined company could potentially be liable for up to $10,000,000 of rescission claims.

As described in this proxy statement, holders of Tailwind shares acquired pursuant to its initial public offering may convert their shares to cash at a premium to the initial public offering price of such shares. Litigation can be costly and time consuming and may materially adversely affect the company’s results of operations and financial condition. In addition, the SEC could bring a civil enforcement action against the Company and its officers and directors of the Company for a violation of of the antifraud provisions of the Securities Exchange Act claiming that the prospectus contained misrepresentations of a material fact in connection with the purchase of securities if the SEC establishes that such misrepresentations were made with scienter.

AV Acquisition Corp., the wholly owned subsidiary of Tailwind, was formed under the laws of Ontario for the purpose of effectuating the acquisition.

Allen-Vanguard Corporation.

Allen-Vanguard was formed on November 18, 2003 pursuant to the provisions of the Business Corporations Act (Ontario). Allen-Vanguard is a public company listed on the Toronto Stock Exchange under the symbol “VRS.” Allen-Vanguard develops and markets technologies, tools and training for defeating and minimizing the effects of hazardous devices and materials, whether chemical, biological, radiological, nuclear or explosive. Allen-Vanguard’s equipment is in service with security and military forces in 120 countries around the world. This includes a complete range of remote intervention robots for hazardous applications,  personal protection equipment and related tools  and electronic counter measures equipment for jamming remote detonation of terrorist devices.

Allen-Vanguard is involved in the development, manufacture and sale of specialty security equipment for explosive ordinance disposal, and is the sole, worldwide licensee and/or developer of patented technologies such as the Universal Containment System and the Canadian Aqueous System for Chemical/Biological Agent Decontamination foam for blast mitigation, decontamination of bio-chemical warfare agents, and personal protective equipment.  The primary market for Allen-Vanguard’s products is the military and emergency preparedness and response market, and specifically organizations and personnel who must prepare for the contingency of an incident involving improvised explosive devices, including those that may be remotely detonated or contain chemical or biological agents.

Proposal to Approve the Arrangement and the Arrangement Agreement

The form of the arrangement agreement is attached to this Proxy as Annex A.

Parties to the Arrangement.

Tailwind, Allen-Vanguard Corporation and a subsidiary of Tailwind formed for the purpose of effecting the acquisition of Allen-Vanguard, referred to as AV Acquisition Corp.   in this proxy statement , are parties to the arrangement agreement.

The Arrangement.

You are being asked to vote on a plan of arrangement providing for the acquisition by the Tailwind subsidiary of all of the outstanding shares of common stock of Allen-Vanguard in exchange for shares of Tailwind. As a result of the arrangement, Allen-Vanguard will become a wholly owned indirect operating subsidiary of Tailwind.  See “The Arrangement and the Arrangement Agreement” on page 38 .

Arrangement Consideration.

If the arrangement is approved and completed, in exchange for each share of common stock of Allen-Vanguard, the holder of such common stock will receive a fraction of a share of Tailwind common stock equal to 0.046492659 multiplied by the exchange rate posted by the Bank of Canada for one Canadian dollar expressed in U.S. dollars as described in the arrangement agreement.

Dilution to Tailwind’s Stockholders.

The security holders of Allen-Vanguard will receive 5,761,278 shares of Tailwind common stock based upon the current number of outstanding shares of Allen-Vanguard, those shares that will be issued pursuant to Allen-Vanguard’s rights offering, and 977,195 warrants to acquire Tailwind common stock at $4.55 based upon the 27,092,367 existing warrants to acquire Allen-Vanguard stock at $0.16 (C$0.21) .  Accordingly, on the effective date of the acquisition, Tailwind will pay (a) $47,127,254 through the issuance of the 5,761,278 shares of common stock of Tailwind valued at approximately $8.18 based upon the trust account liquidation value of a share of common stock of Tailwind as of December 31, 2008, and (b) $3,547,218 through the issuance of 977,195 warrants with a strike price of $4.55 based upon the intrinsic value of such warrants using the $8.18 per share in Tailwind’s trust account as of December 31 , 2008.  Tailwind has valued the acquisition of Allen-Vanguard at approximately $251 million comprised of the aforementioned $47 million value of Tailwind shares being issued , the $4 million of warrants being issued and the outstanding indebtedness of Allen-Vanguard of approximately $200 million.  See “Arrangement Consideration” on page 38.

Satisfaction of 80% Test.

It is a requirement that any business acquired by Tailwind have a fair market value equal to at least 80% of Tailwind’s net assets at the time of acquisition, which assets shall include the amount in the trust account. Based on the financial analysis Tailwind’s Board of Directors generally used to approve the transaction, the Board of Directors determined that the acquisition was fair to and in the best interests of Tailwind and its stockholders. In reaching this conclusion, Tailwind’s Board of Directors took into account the value of the securities being issued based upon the number of shares which will be issued of US$ 47 million the approximately of $4 million in warrants in the exchange for existing warrants in Allen-Vanguard and the estimated $200 million of debt of Allen-Vanguard.  Accordingly, the Board of Directors determined that the requirement that the target of Tailwind initial business combination have a fair market value equal to at least 80% of Tailwind’s net assets is satisfied by the consummation of the acquisition.

Treatment of Outstanding Options, Warrants and  Restricted Share Units (“RSUs”).

Any unexercised stock options for shares of common stock of Allen-Vanguard will be cancelled and terminated  at the effective  time of the arrangement.  All warrants of Allen-Vanguard outstanding immediately prior to the effective date shall be exercisable in accordance with the terms thereof, subject to adjustment based on the exchange ratio.  In addition, all unvested RSUs outstanding immediately prior to the effective  time shall from and after the effective time , in accordance with the terms of the RSU Plan, be redeemable for cash in accordance with the terms of the RSU Plan (as adjusted by the Exchange Ratio and as otherwise required to reflect the arrangement), for shares of Tailwind common stock after adjustments based on the exchange ratio, or a combination of the two. See “Treatment of Outstanding Options, Warrants and Restricted Share Units (“ RSUs ”)” on page [35].

Conditions to the Arrangement ..

The consummation of the arrangement depends on the satisfaction or waiver (to the extent permitted by law) of a number of conditions, including the following:

▪
the arrangement must have received interim and final approval from the Ontario Superior Court of Justice, satisfactory to Allen-Vanguard and Tailwind and such Court will have determined that the issuance of the common stock of Tailwind to the Allen-Vanguard stockholders is fair to such stockholders;

▪	as of the effective time of the acquisition, the shares of common stock of Tailwind issued in connection with the arrangement shall be quoted and approved for listing on NYSE Alternext US;

▪
at or prior to the Tailwind stockholders’ meeting, holders of less than thirty percent (30%) of the  shares issued in the initial public offering shall have demanded that Tailwind convert such shares into cash pursuant to the terms of the Tailwind Charter;

▪
stockholders of Allen-Vanguard representing in the aggregate 10% or more of its outstanding common stock immediately prior to the effective date of the acquisition shall not have validly exercised dissent rights;

▪
Allen-Vanguard shall have entered into a revised  arrangement with its senior secured lenders with respect to the outstanding credit facilities provided to it and its subsidiaries by such lenders that is satisfactory to Tailwind and Allen-Vanguard including with respect to the warrants issued and issuable to such lenders in connection with such facilities; and

▪	certain shareholders of Allen-Vanguard will have entered into a lock-up agreement for a period of six months.

See “Conditions to the Agreement” on page [35].

Minimal Restrictions on Solicitations of Other Offers.

The arrangement agreement provides that Allen-Vanguard has the right to solicit and engage in discussions and negotiations with any person without restriction, provided that from March 15, 2009 until the termination of the agreement or in the event this Proxy Statement is not mailed to Stockholders by April 7, 2009, until April 7, 2009, Allen-Vanguard will not solicit any third party to engage in a potential transaction (as defined in the arrangement agreement ) without the consent of Tailwind.  Notwithstanding the foregoing limitation, Allen-Vanguard has the right to pursue a joint venture alliance partnership, teaming arrangement or other, strategic alliance with any person relating to its electronic systems business at any time .  Electronic systems consist primarily of electronic-counter measures which prevent the detonation of remotely controlled IED’s.  This business segment generated 67% and 62% of Allen-Vanguard’s revenue in FY 2008 and Q1 2009, respectively. Currently, Allen-Vanguard has no firm plans for any related joint venture alliance.   See “Minimal Restrictions on Solicitations of Other Offers” on page [36].

Termination of the Arrangement Agreement.

The arrangement agreement may be terminated by:

(i)	mutual written consent by Allen-Vanguard and Tailwind;
(ii)	either Tailwind, on the one hand, or Allen-Vanguard, on the other hand, if certain conditions are met.

In addition, in the event that the arrangement agreement is not terminated ,   Tailwind has not announced another potential transaction on or prior to the completion of an alternative transaction by Allen-Vanguard , and Allen-Vanguard completes an alternative transaction by April 30, 2010 with a person that it has provided information to or entered into negotiations with prior to April 17, 2009, and no break fee is payable, Allen-Vanguard will be obligated to reimburse Tailwind for its reasonable costs and expenses from and after January 6, 2009 up to a maximum $387,900 (C$500,000).   See “Termination of the Arrangement Agreement” on page 40.

  Break-Up Fee

Allen-Vanguard has agreed to pay Tailwind a “break fee” of US $5 million  (C$6.4 million)  if the agreement has not been terminated under certain enumerated conditions and Allen-Vanguard completes a transaction with a party identified in the agreement, a party who makes an unsolicited bid or a party that makes a superior proposal.

▪
Registration Statement:  Tailwind   has agreed to   file a registration statement on Form S-8 (or another appropriate form) with the SEC registering a number of shares of its common stock equal to the number of its shares issuable in connection with the Allen-Vanguard restricted share unit plan.

▪	Waiver: Allen-Vanguard has waived any claims it may have to any monies in the trust account established by Tailwind for the benefit of its public stockholders.

▪
Resignation of Directors and Officers:  Tailwind has agreed to cause each of its directors and officers to voluntarily resign as of the effective date of the acquisition and to have one representative from Tailwind appointed to the new Board of Directors.

The following table outlines the maximum number of shares that could be issued under the terms of the arrangement agreement assuming maximum conversion by Tailwind stockholders

Security	Number (millions)
Shares
	Assuming Minimum Tailwind Ownership
Number of Tailwind shares which would remain if the maximum number of shares were converted into cash by Tailwind shareholders who vote against the transaction.	11.9

Shares to be issued to Allen-Vanguard shareholders in connection with the transaction (includes common shares currently outstanding and to be issued pursuant to Allen-Vanguard’s rights offering and restricted stock units).	5.8

Shares underlying convertible securities**

Number of shares underlying warrants issued to Allen-Vanguard lenders in accordance with its new credit agreement. Pursuant to the arrangement agreement these warrants will be converted into warrants to acquire Tailwind stock.
	1. 0

Number of shares underlying warrants issued to Allen-Vanguard lenders in accordance with the anti-dilution provisions of Allen-Vanguard’s current credit agreement in event of maximum conversion by Tailwind stockholders.	6.6

Tailwind warrants outstanding held by Tailwind insiders (4.7) and public stockholders in the initial public offering (12.5).	17.2
Number of shares underlying Tailwind’s Underwriter's purchase option to purchase 0.625 million units consisting of one share and one warrant.	1.3

Total number of Tailwind shares and shares underlying convertible securities pre-transaction	30.4

Total number of Tailwind shares and shares underlying convertible securities post-transaction and assuming maximum issuance and conversion in all events	43.7

Tailwind shareholder ownership percentage of the shares and shares underlying convertible securities assuming maximum conversion.	69.4	%*

*  Tailwind shareholders will own 69.4% of the shares and shares underlying convertible securities post-transaction and assuming maximum issuance and conversion in all events.

** The outstanding stock options of Allen-Vanguard will be cancelled upon the consummation of the proposed transaction.  None of these options are expected to be exercised in advance of the consummation of the proposed transaction.

Proposals to Amend the Tailwind Charter, Adopt the Allen-Vanguard Compensation Plans and Elect Directors

The Tailwind Board of Directors has also determined that it is in best interests of Tailwind to amend its Charter to (i) change its name to Allen Vanguard Corporation, (ii) remove those provisions regarding certain procedural and approval requirements that are no longer applicable once Tailwind acquires Allen-Vanguard and to eliminate the staggered board requirement   (iii) adopt  the Allen-Vanguard compensation plans and (iv) elect seven new directors. The form of Tailwind’s Third Amended and Restated Certificate of Incorporation are attached to this Proxy Statement as Annex B.

Potential Conflicts of Interest

When you consider the recommendation of Tailwind’s Board of Directors, you should keep in mind that the members of the Board of Directors have interests in the acquisition that are different from, or in addition to, yours.  These interests include the following:

•	Shares of Director and Officers.

If the proposed acquisition is not completed, and Tailwind is subsequently required to liquidate, the 1,441,250 shares owned by Tailwind’s current officers and directors and their affiliates will be worthless because the shares will no longer have any value and the directors are not entitled to liquidation distributions from Tailwind.

The following table sets forth the value of the Tailwind securities held by Tailwind’s directors, officers and insider based on a share price of $8.18 per share which is the amount held ion trust per share as of December 31, 2008.

Names of Beneficial Owners	Amount of Beneficial Ownership of Common Stock (1)	Amount of Beneficial Ownership of Warrants	Value of Common Stock (2)	Value of Warrants (3)	Value of Warrants and Common Stock

Executive Officers

Andrew A. McKay	336,875	528,750	$2,755,638	$1,152,675	$3,908,313

John Anderson	0	0	$0	$0	$0

Directors

Gordon A. McMillan	1,010,625	1,586,250	$8,266,913	$3,458,025	$11,724,938

Robert Penteliuk	31,250	0	$255,625	$0	$255,625

Robert C. Hain	31,250	0	$255,625	$0	$255,625

Stephen T. Moore	31,250	0	$255,625	$0	$255,625

Philip Armstrong	0	0	$0	$0	$0

All executive officers and directors as a group	1,441,250	2,115,000	$11,789,425	$4,610,700	$16,400,125

Other Insiders

Michael Simonetta	367,500	470,000	$3,006,150	$1,024,600	$4,030,750

Total	1,808,750	2,585,000	$14,795,575	$5,635,300	$20,430,875

(1)
TFC Holdings Ltd. holds 3,125,000 shares of common stock. TFC Holdings Ltd. is owned 97% by Parkwood Holdings Ltd. and 1% each by Messrs. Hain, Moore and Penteliuk. Members of TFC Holdings Ltd. have the right to vote the shares of our common stock that TFC Holdings Ltd. holds pro rata in accordance with each member’s interest in TFC Holdings Ltd. Any shares of common stock acquired by TFC Holdings Ltd. cannot be sold or transferred until one year following Tailwind ’ s initial business combination. Upon the expiration of one year following Tailwind ’ s initial business combination, TFC Holdings Ltd. will distribute to its members all shares of our common stock that it holds. On August 24, 2006, JovFunds Management Inc. became a stockholder of Parkwood Holdings Ltd. and on September 12, 2008 Michael Simonetta became a stockholder of Parkwood Holdings Ltd.  Parkwood Holdings Ltd. has a special series of voting shares which determines the voting rights of the stockholders of Parkwood Holdings Ltd. and is controlled in accordance with the following; JovFunds Management Inc. controls 44.0%, Mr. McMillan controls 33.0%, Mr. McKay controls 11.0% and Mr. Simonetta controls 12.0%. Upon consummation of the acquisition, the loan in the principal amount of $200,000 from Parwood Holdings Ltd. will be repaid.

(2)	Value of Tailwind common stock based on $8.18 per share held in Tailwind’s trust account as of December 31, 2008

(3)
Value of Tailwind warrants based on $2.18 per warrant derived from the intrinsic value of each Tailwind warrant with strike price of $6.00 assuming $8.18 share held in Tailwind’s trust account as of December 31, 2008

•	Indemnification Obligations of Directors and Officers.

In connection with Tailwind’s initial public offering, Gordon A. McMillan, Chairman of the Board, Andrew A. McKay, Chief Executive Officer, and JovFunds each agreed to be jointly and severally liable for debts and obligations to potential target businesses or other persons for services rendered or contracted for or products sold to Tailwind, but only to the extent necessary to ensure that certain liabilities do not reduce funds in the trust account. If the acquisition is consummated, they will not be liable for any such debts or obligations.  If the acquisition is not consummated, however, Messrs. McMillan and McKay and JovFunds could potentially be liable for any claims against the trust account by vendors who did not sign waivers. As of March 23, 2009, Tailwind believes that Messrs. McMillan and McKay and JovFunds do not have any risk of being required to provide indemnification since all persons who have had contractual obligations with Tailwind have either been paid in full (or will be paid in accordance with Tailwind’s past practices) or waived their ability to sue Tailwind’s trust account, with the exception of up to $600,000 due to professionals.

Certain U.S. Federal Income Tax Consequences

For a discussion of certain U.S. federal income tax consequences of the acquisition of Allen-Vanguard to Tailwind and its current U.S. stockholders (including those U.S. stockholders who exercise their conversion rights), see “Material   U.S. Federal Income Tax Consequences” on page [43].

Quotation/Listing

Tailwind’s common stock (TNF), warrants (TNF.WS) and units (TNF.U) are quoted on the NYSE Alternext US exchange .

Accounting Treatment

Tailwind will account for the acquisition of Allen-Vanguard using the purchase method of accounting.  Tailwind stockholders will hold the majority of voting shares post the transaction.  The final percentage ownership will be determined by: (a) the exchange rate of the Canadian dollar versus the US dollar; (b) the number of shares redeemed by Tailwind stockholders; and (c) any changes to Allen-Vanguard’s credit agreement.  The purchase price will be allocated to the various tangible and intangible assets and assumed liabilities as set forth in the pro forma financial statements contained herein.  See “Unaudited Pro Forma Condensed Combined Financial Statements” on page 128 for a more detailed description of the accounting treatment of the Acquisition.

Regulatory Matters

Other than the filing of a preliminary definitive proxy statement with the Securities and Exchange Commission, the acquisition and related transactions are not subject to any U.S. federal or state regulatory requirement or approval.  The plan of arrangement is subject to obtaining an interim order from the Superior Court of Justice (Ontario) pursuant to the Business Corporations Act (Ontario) approving the arrangement and a final order determining that the arrangement is fair to the stockholders of Allen-Vanguard.  The order of the courts will form the basis for issuance of the shares on an exempt basis pursuant to Section 3(a)(10) of the Securities Act.

Procedure

Pursuant to Tailwind’s Charter, a majority of the outstanding shares of common stock cast at the meeting must approve the arrangement.  Promptly after obtaining approval from its stockholders to proceed with the acquisition of Allen-Vanguard, Tailwind and Allen-Vanguard will consummate the acquisition. Each public stockholder has the right to vote against the proposed acquisition and elect to convert his, her or its shares for their pro rata portion of the trust account.

However, notwithstanding adoption of the acquisition proposal, the acquisition will only proceed if holders of less than 30% of the total shares sold in Tailwind’s initial public offering vote against the proposed acquisition and exercise their conversion rights.  If holders of shares purchased in Tailwind’s initial public offering owning 30% or more of the shares of common stock sold in Tailwind’s initial public offering vote against the proposed acquisition and elect to exercise their conversion rights, Tailwind’s Board of Directors will abandon the acquisition, notwithstanding approval of a majority of its stockholders.

The Tailwind Extraordinary Meeting

See “Questions and Answers About the Extraordinary Meeting and the Arrangement” on page [3] and “The Extraordinary Meeting ” on page [30].  Under Delaware law and Tailwind’s bylaws, no other business may be transacted at the extraordinary meeting .

Tailwind’s Recommendation; Interests of Tailwind’s Management

After careful consideration, Tailwind’s Board of Directors has determined that the acquisition and the other proposals presented at this meeting are fair to, and in the best interests of, Tailwind and its stockholders. The Board of Directors has approved and declared advisable the proposals, and recommends that you vote or direct that your vote to be cast “FOR” the adoption of each of the proposals. When you consider the recommendation of the Board of Directors, you should keep in mind that the members of the Board of Directors have interests in the acquisition that are different from, or in addition to, yours which are described in the attached proxy statement.

If the Acquisition Is Not Approved

Under its Charter, if Tailwind does not acquire at least majority control of a target business by April 17, 2009, Tailwind will dissolve and distribute to its public stockholders the amount in the trust account plus any remaining net assets.  See “Risk Factors” starting on page [21] of this Proxy Statement relating to risks associated with the dissolution of Tailwind.

Tailwind’s and Allen-Vanguard’s Efforts to Secure Approval of the Acquisition

In order to ensure that that the acquisition is approved, Tailwind, Allen-Vanguard and their respective affiliates may enter into transactions to purchase shares of Tailwind’s common stock from stockholders who have indicated their intention to vote against the acquisition and seek conversion of their shares.

Transactions of such nature would only be entered into and effected at a time when the purchasers of such securities or any of their affiliates are not aware of any material nonpublic information regarding Tailwind, Allen-Vanguard or the acquisition.  No transactions have been entered into, but may include:

•	Purchases by Tailwind, Allen-Vanguard or their respective affiliates of shares of Tailwind;
•	Agreements with third parties to purchase shares that may then be resold to the combined company subsequent to the acquisition using funds that were previously in the trust account;
•
Agreements with third parties pursuant to which Tailwind, Allen Vanguard or their respective affiliates would borrow funds to make purchases of Tailwind’s common stock. The combined company would repay such borrowings using funds that were previously in the trust account; and

•	The granting of securities to third party purchasers of securities as an inducement for such third parties to purchase securities.

In the event that Tailwind purchased shares of common stock from its stockholders, it could do so by (a) borrowing funds from a third party and paying such loan with the proceeds from the trust account, or (b) agreeing with stockholders to purchase their shares after the consummation of the acquisition with funds released to Tailwind from the trust account.

In the event that it appeared that the acquisition would not be consummated at the stockholders’ meeting, the meeting could be postponed (assuming that the postponement proposal was approved by stockholders and such postponement was not past April 17, 2009, the date on which Tailwind’s corporate existence terminates unless it consummates a business combination) to enter into arrangements similar to the foregoing.

In the event that any purchases of Tailwind’s common stock are made by Tailwind, Allen-Vanguard or affiliates of either of them after the mailing of this proxy statement to stockholders but prior to the stockholders’ meeting, Tailwind will file a Current Report on Form 8-K relating to such purchases within four business days of such purchases or otherwise prior to the stockholders’ meeting. In the event that members of the management team of Tailwind purchases Tailwind stock, such purchasers will also be required to make beneficial ownership filings with the Securities and Exchange Commission.  Members of Tailwind management have an obligation to disclose changes in their beneficial ownership of Tailwind securities within two business days of any such changes. Tailwind will file a Current Report on Form 8-K with respect to any arrangements entered into by Tailwind, Allen-Vanguard or their respective affiliates which is intended to increase the likelihood that the arrangement and related proposals are approved by Tailwind’s stockholders. Any Tailwind stock purchased by Tailwind will not be considered outstanding for purposes of the extraordinary meeting and will therefore not be permitted to vote at the meeting.  In the event that public shares  are purchased by Tailwind, such shares would no longer be deemed to be outstanding for purposes of determining the vote required for the approval of any of the proposals presented at the extraordinary meeting . Therefore, this would reduce (i) the number of public shares outstanding and entitled to vote on each matter, (ii) the number of shares required to be voted in favor of the acquisition to obtain approval by public stockholders, and (iii) the number of shares required to be voted in favor of the amendments to the Tailwind Charter. Conversely, if Tailwind’s directors and officers purchased such shares, those shares would still be considered to be outstanding and could be voted in favor of such proposals, reducing the number of shares required to be voted in favor of such proposals by a number of shares equal to those purchased. Neither Tailwind nor its officers or directors purchasing shares would affect the number of shares that could be converted by Tailwind with the acquisition still being permitted to be consummated.

Tailwind’s initial public offering prospectus did not disclose that funds in the trust account might be used to purchase shares of its common stock from holders thereof who have indicated their intention to vote against the acquisition and convert their shares into cash. Consequently, such use of the funds in the trust account might be grounds for a holder of Tailwind’s public stock who purchased such shares in Tailwind’s initial public offering, to seek rescission of the purchase of the units the holder acquired in the IPO. A successful claimant for damages under federal or state law could be awarded an amount to compensate for the decrease in value of the shares caused by the alleged violation. together with interest, while retaining the shares.  In addition, the SEC could bring a civil enforcement action against the Company and its officer and directors for a violation of the antifraud provisions of the Securities Exchange Act claiming that the prospectus contained misrepresentations of a material fact in connection with the purchase of securities if the SEC establishes that such misrepresentations were made with scienter. See “Risk Factor - Tailwind’s initial public offering prospectus contemplated a business combination within the financial services industry.”

Estimate of Funds From Trust Available to Company Post Transaction

If Tailwind entered into arrangements to purchase the common stock of its stockholders as described in the Section entitled “Tailwind’s and Allen-Vanguard’s Efforts to Secure Approval of the Acquisition,” above, it could potentially use up to $__________ from the trust account for those purposes.  Assuming that the maximum number of stockholders redeemed their shares for a pro-rata portion of the trust account, this would leave the combined company with $______ from the trust account for working capital purposes.

In the event that purchases are made in privately negotiated transactions in order to secure approval of the acquisition, shares would be purchased from stockholders who would otherwise have voted against the transaction and elected to convert their shares for a portion of the trust account. It is likely, since stockholders of a public company do not usually announce how they intend to vote on a matter applicable to the company of which they are a stockholder, that the general public will not know how the holder of the shares purchased would have voted. Shares could also be purchased in the open market, but such open market purchases would not be directed to be purchases from stockholders who intended to vote against the transaction. Any prior purchases and any future purchases would have the effect of making it more likely that the transaction would be consummated. As a result of the purchases that may be effected through such arrangements, it is likely that the public float will be significantly reduced, which may make it extremely difficult to maintain the quotation, listing or trading of the combined company’s securities on a national securities exchange.

ALLEN-VANGUARD CORPORATION
SELECTED HISTORICAL FINANCIAL INFORMATION

 We are providing the following financial information to assist you in your analysis of the financial aspects of the acquisition of Allen-Vanguard. Allen-Vanguard has a fiscal year that ends on September 30. The following financial information is provided to assist you in your analysis of the financial aspects of the proposed acquisition transaction. Allen-Vanguard’s historical information is derived from (i) its audited financial statements for the years ended September 30, 2008, 2007 and 2006 and (ii) the unaudited financial statements for the three months ended December 31, 2008 and 2007. The information is only a summary and should be read in conjunction with Allen-Vanguard’s historical financial statements and related notes and information about Allen-Vanguard and Allen-Vanguard’s Management’s Discussion and Analysis of Financial Condition and Results of Operations contained elsewhere herein. These statements are prepared in accordance with Canadian GAAP which differs in certain respects from U.S. GAAP. For a discussion of certain principal differences between Canadian GAAP and U.S. GAAP, see “Allen-Vanguard Corporation Reconciliation with United States Generally Accepted Accounting Principles.” The historical results included below and elsewhere herein are not indicative of the future performance of Allen-Vanguard.

	For the three months ended December 31,				For the year ended September 30,
	2008 (unaudited)		2007 (unaudited)		2008 (restated) (2)		2007		2006
(in thousands of Canadian Dollars, except share data, prepared in accordance with Canadian GAAP)

Consolidated Statement of Operations:
Revenue	C$	72,710	C$	140,239	C$	309,005	C$	96,172	C$	56,844
Cost of sales		43,466		79,725		186,895		55,887		33,054
Gross profit		29,244		60,514		122,110		40,285		23,790
Operating expenses		14,287		16,181		71,079		30,256		19,840
Net (loss) and comprehensive income (1)		(33,983)		6,801		(436,329)		(14,016)		38
Interest on long-term debt		4,624		8,180		22,103		2,460		614
Other income (expense)		(119)		(700)		(1,135)		(1,084)		102
Provision for (recovery of) income taxes		3,821		(7,581)		(80,368)		(5,945)		1,462
Selling and administration		10,992		12,187		53,603		24,628		16,415
Research and development		3,295		3,994		17,476		5,628		3,425
Basic and diluted earnings (loss) per share		(0.31)		0.06		(4.06)		(0.26)		0.00

Consolidated Balance Sheet Data:
Total assets		438,525		922,474		427,134		940,968		64,519
Total current liabilities		114,146		182,963		84,127		147,805		17,737
Total long-term liabilities		257,729		214,934		246,516		284,403		7,405
Shareholders’ equity		66,650		524,577		96,491		508,760		39,377

Other Cash Flow Data:
Cash flow (used in) from operating activities		8,785		10,160		40,792		(4,703)		4,365
Cash flow (used in) investing activities		(944)		(2,179)		25,484		(686,824)		(2,857)
Cash flow (used in) from financing activities		(1,088)		(15,390)		(78,185)		706,263		(1,557)
Net change in cash		6,753		(7,409)		(11,909)		14,736		(49)

(1)	The main factors contributing to the increased losses in FY 2008 were a goodwill impairment charge of C$253,723 and an intangible asset impairment charge of C$126,273 taken by Allen-Vanguard.

(2)
Allen-Vanguard’s annual financial statements for the year ended September 30, 2008, originally filed on SEDAR on December 29, 2008 were restated and refiled on March 6, 2009, solely for the purpose of  correcting the treatment of  non-cash transactions related to financing and operating activities: issuance of warrants in connection with issuance of senior debt facility, issuance of common stock for payment of senior debt facility waiver fee, and issuance of common stock for payment of compensation expense related to vendor notes settlement. These non-cash items have been reclassified from cash flows from financing activities to cash flows from operating activities, items not involving cash. Acquisition and financing related charges and amortization have increased to $37,218 under items not involving cash.  The restatement has the effect for the year ended September 30, 2008, of increasing cash flows from operating activities by $14,819 to $40,792 and decreasing cash flows from financing activities by $14,819 to ($78,185). The MD&A originally filed December 29, 2008 has also been amended and refiled on March 6, 2009 to correct information affected by the restatement.

TAILWIND FINANCIAL INC.
SELECTED HISTORICAL FINANCIAL INFORMATION

Tailwind’s historic financial information is derived from (i) its audited financial statements for the year ended June 30, 2008, 2007 and for the year from June 30, 2006 (inception) to June 30, 2007 and (ii) its unaudited financial statements for the six months ended December 31 2008 and 2007. The information is only a summary and should be read in conjunction with Tailwind’s historical financial statements and related notes and information about Tailwind and Tailwind’s Management’s Discussion and Analysis of Financial Condition or Plan of Operations and contained elsewhere herein.

	For the six months ended December 31 ,		Year ended June 30,	Year from June 30, 2006 (inception) to June 30,
	2008	2007	2008	2007
	(unaudited)	(unaudited)
(In thousands of dollars, except share data, prepared in accordance with U.S. GAAP)
Consolidated Statement of Operations:
Formation, general & administrative expenses	$456	$282	$564	$204
Interest income	428	2,061	3,085	1,000
Write off of deferred acquisition costs	-	-	1,338	-
Income before provision for income taxes	(29)	1,779	1,183	796
Provision for income taxes	(11)	609	402	271
Net income	(18)	1,170	781	525
Accretion of trust fund relating to common stock subject to possible conversion	(5)	351	234	157
Net income attributable to common stockholders	(12)	819	547	368
Basic and diluted earnings per share	(0.00)	0.07	0.05	0.07

Consolidated Balance Sheet Data:
Total Assets	102,349	102,755	102,437	101,113
Total current liabilities	4,111	4,110	4,182	3,543
Common stock subject to possible conversion	30,377	30,499	30,382	30,147
Total stockholders’ equity	67,861	68,146	67,873	67,423

Other Cash Flow Data:
Net cash provided by (used in) operating activities	(571)	1,457	1,493	885
Net cash provided by ( used in ) investing activities	169	(1,367)	(1,492)	(100,900)
Net cash provided by (used in) financing activities	400	(106)	(97)	100,145
Net increase (decrease) in cash	(2)	(16)	(96)	130

Summary Unaudited Pro Forma Condensed Combined Financial Information

The following summary unaudited pro forma condensed combined financial information should be read in conjunction with the Unaudited Pro Forma Condensed Combined Financial Information and related notes included elsewhere in this proxy statement. The historical financial information set forth below has been derived from, and is qualified by reference to, the financial statements of Tailwind and Allen-Vanguard and should be read in conjunction with those financial statements and notes thereto included elsewhere in this proxy statement. The Unaudited Pro Forma Condensed Combined Financial Information gives effect to the acquisition as if it occurred on July 1, 2007. This information is for illustrative purposes only. You should not rely on this information as being indicative of the historical results that would have been achieved had the companies always been combined or the future results that we will experience after the acquisition. See “Unaudited Pro Forma Condensed Combined Financial Information.”

The table has been prepared using two different assumed levels of approval of the acquisition by Tailwind stockholders, as follows: (1) no conversion, which assumes that none of the Tailwind stockholders exercise their redemption rights; and (2) maximum conversion, which assumes that 29.99% of Tailwind stockholders exercise their redemption rights.

	Year Ended June 30, 2008		Six Months Ended December 31, 2008
	No Conversion	Maximum Conversion	No Conversion	Maximum Conversion
	(US dollars in thousands, except per share amounts)

Pro Forma Statement of Operations Data:
Revenues	$306,233	$306,233	$104,378	$104,378
Net loss	(57,333)	(57,897)	(45,683)	(45,759)
Net loss before income taxes	(84,079)	(84,934)	(44,380)	(44,496)
Provision for income taxes (recovery)	(26,746)	(27,037)	1,303	1,263
Basic and diluted net loss per common share	(2.68)	(3.28)	(2.14)	(2.59)

Shares used in computing basic and diluted net loss per common share	21,386,278	17,637,528	21,386,278	17,637,528
Pro Forma Balance Sheet Data (at period end):
Cash and cash equivalents			$63,923	$36,246
Total assets			399,773	369,396
Total Debt			147,931	147,931
Stockholders’ equity			146,178	115,801

On a pro forma basis, net loss for the year ended June 30, 2008 and the six months ended December 31 , 2008 were $57,333 million (assuming no conversion) and $57,897 million (assuming maximum conversion) and $45,683 million (assuming no conversion) and $45,759 million (assuming maximum conversion), respectively.

See “Unaudited Pro Forma Condensed Combined Financial Information” for further information.

Comparative Historical and Unaudited Pro Forma Per Share Information

The following table sets forth certain historical per share data of Tailwind and Allen- Vanguard, combined per share data of Tailwind and Allen-Vanguard on an unaudited pro forma combined basis giving effect to the merger and the unaudited equivalent pro forma for Allen-Vanguard. The information in the table should be read in conjunction with the audited and unaudited combined financial statements of Tailwind and Allen-Vanguard and the notes thereto included in this proxy statement and the Unaudited Pro Forma Condensed Combined Financial Information and notes thereto included elsewhere herein. The unaudited pro forma combined information provided below is for illustrative purposes only. The companies may have performed differently had they always been combined. You should not rely on this information as being indicative of the historical results that would have been achieved had the companies always been combined or the future results that we will experience after the acquisition.

The table has been prepared using two different assumed levels of approval of the acquisition by Tailwind stockholders, as follows: (1) no conversion, which assumes that none of the Tailwind stockholders exercise their redemption rights; and (2) maximum conversion, which assumes that 29.99% of Tailwind stockholders exercise their redemption rights.

	As of and for the	As of and for the
	Year Ended	Six Months Ended
	June 30, 2008	December 31 , 2008

Tailwind Financial — Historical:
Net income per common share — Basic and Diluted	$0.05	$(0.00)
Cash dividends declared per common share	—	—
Book value per common share	6.29	6.29

	As of and for the	As of and for the
	Year Ended	Six Months Ended
	September 30, 2008	December 31, 2008

Allen-Vanguard — Historical
Net income per common share — Basic and Diluted	$(4.02)	$(3.57)
Cash dividends declared per common share	—	—
Book value per common share	0.85	0.51

	As of and for the		As of and for the
	Year Ended		Six Months Ended
	June 30, 2008		December 31 , 2008
	No	Maximum	No	Maximum
	Conversion	Conversion	Conversion	Conversion

Pro Forma Combined:
Net loss per common share — Basic and Diluted	$(2.68)	$(3.28)	$(2.14)	$(2.59)
Cash dividends declared per common share	—	—	—	—
Book value per common share	—	—	(6.84)	(6.57)

Allen-Vanguard — Equivalent Pro Forma*
Net loss per common share — Basic and Diluted	$(0.10)	$(0.12)	$(0.08)	$(0.09)
Cash dividends declared per common share	—	—	—	—
Book value per common share	—	—	(0.25)	(0.24)

*The Allen-Vanguard equivalent pro forma per share represents the pro forma combined per share amount multiplied by the exchange ratio of ..036069.

RISK FACTORS

You should carefully consider the following risk factors, together with all of the other information included in this proxy statement, before you decide whether to vote or direct your vote to be cast to approve the acquisition.

Risks related to the business of Allen-Vanguard.

Allen-Vanguard operates in a highly competitive and rapidly changing environment that involves a number of risks.  In addition to the other information in this Proxy,  the following risk factors should be carefully considered.  Before making an investment decision, an investor should carefully consider the risks and uncertainties described below as well as the other information contained in this Proxy. These risks and uncertainties are not the only ones facing Allen-Vanguard. Additional risks and uncertainties not presently known to Allen-Vanguard or that Allen-Vanguard currently consider immaterial may also impair its business operations. If any of such risks actually occur, Allen-Vanguard’s business, prospects, financial condition, cash flows and operating results could be materially harmed.

Allen-Vanguard has incurred significant indebtedness which could adversely affect its results of operations.

Allen-Vanguard has a significant amount of indebtedness and debt service obligations. As at December 31, 2008, Allen-Vanguard had outstanding long-term debt of $184.4 million (C$224.6 million) and current liabilities (other than the current portion of long-term debt) of $79.1 million (C$96.3 million) , and Allen-Vanguard’s debt to equity ratio is 4.65:1.  This leverage level could materially and adversely affect Allen-Vanguard in a number of ways, including:

▪	adversely affecting its ability to access the capital markets, especially during the current credit conditions;

▪
impeding its ability to negotiate or renegotiate favorable terms for new or existing credit facilities, thereby potentially significantly increasing its cost of capital and diluting existing shareholders’ equity ;

▪	limiting its flexibility to plan for, or react to, changes in its business or market conditions;

▪	limiting its ability to obtain additional financing in the future for working capital, capital expenditures, acquisitions or general corporate purposes;

▪	limiting its access to cash available from operations for future acquisitions and its business in general;

▪	increasing its vulnerability to the impact of adverse economic and industry conditions; and

▪	placing it at a disadvantage compared to any competitors that may have a lower degree of leverage.

In addition, Allen-Vanguard has not been able to generate sufficient cash flows from operations to service its obligation to repay the principal on its indebtedness, and it may be required to sell assets, reduce capital expenditures, refinance all or a portion of its existing indebtedness or obtain additional financing, any of which could materially adversely affect Allen-Vanguard’s operations and ability to implement its business strategy.

The terms of a new credit facility will negatively impact the pre-tax earnings of Allen-Vanguard.

On December 29, 2008, Allen-Vanguard reached an agreement with its lenders under its new senior debt facility dated May 6, 2008 to, among other things, amend the financial covenants and to defer certain principal payments.  In addition, all but one of the lenders agreed to advance up to  $13.1 (C$16 million) in additional credit and to make available to Allen-Vanguard up to  $3.7 (C$4.5 million) in additional letters of credit, based on Allen-Vanguard’s operational cash flow requirements.  The fees for this amendment, together with the fees for five earlier accommodations, aggregate approximately  $5.7 (C$7 million) , and interest rates for all facilities have increased on average 200-250 basis points.  Such additional expenses will negatively impact the pre-tax earnings (or increase  the loss) of Allen-Vanguard in future fiscal periods, including the fiscal quarter ended December 31, 2008 and the fiscal year ending September 30, 2009.  In addition, the lenders for the new  facilities were granted warrants to purchase 19.9% of the shares of Allen-Vanguard (27,092,367 shares) at a price of  $.1736 (C$0.2114)  per share, and a pre-emptive right allowing them to receive additional warrants on future issuances of equity by Allen-Vanguard at any time the term loan is still outstanding, entitling them to purchase, subject to regulatory and, if necessary, shareholder approval, at the same price and on the same terms as such equity issuance, sufficient shares of Allen-Vanguard to enable them to maintain their equity interest at 19.9% of Allen-Vanguard (or any successor or acquiror entity).  In addition, if Allen-Vanguard has not paid down at least $50 million of the aggregate indebtedness outstanding to its lenders by April 30, 2009, the lenders of the new facility are entitled to a right to receive a cash payment based on the appreciation of the  Allen-Vanguard’s shares during the five year period starting May 1, 2009 based on a 20% ownership interest. Such stock appreciation rights payment is to be replaced by warrants to purchase an additional 10% interest in Allen-Vanguard, subject to shareholder and regulatory approval. Such warrants and pre-emptive rights are highly dilutive to existing shareholders, and may have a significant adverse impact on the share price of Allen-Vanguard and its ability to raise additional equity in the future.

Allen-Vanguard may need additional financing for working capital, capital expenditures, and to finance future acquisitions, and any such additional financing may not be available on favorable terms.

Allen-Vanguard may require additional financing in order to make further investments, respond to competitive pressures or take advantage of unanticipated opportunities including acquisitions. The ability of Allen-Vanguard to arrange such financing in the future will depend in part upon obtaining appropriate consents from its lenders, prevailing capital market conditions, as well as the business success of Allen-Vanguard. In addition, even if Allen-Vanguard is able to obtain additional financing, the additional financing may not be on terms which are favorable to Allen-Vanguard  and could hamper its profitability.  If additional financing is raised by the issuance of shares from treasury, control of Allen-Vanguard may change and/or shareholders may suffer additional dilution. Furthermore, under terms of the new credit facilities Allen-Vanguard  is required to use a portion of the proceeds from any such additional financing, the amount of which is to be agreed between Allen-Vanguard and its lenders to permanently pay down the debt which, while reducing overall debt, will limit the amounts available to pursue investments.

The historic share price and trading volume of Allen-Vanguard has been subject to significant fluctuation which could also be the case for the share price and trading volume of Tailwind.

Share prices for companies in the emergency preparedness and response market have experienced wide fluctuations that have often been unrelated to the operations of the companies themselves.  Such changes in Allen-Vanguard’s market capitalization based on these fluctuations or in stock market conditions in general, many of which will be beyond Allen-Vanguard’s control, could substantially change Allen-Vanguard’s cost of capital.

Allen-Vanguard’s quarterly revenue, operating results and profitability will fluctuate, which may lead to volatility in the market price of Tailwind’s common stock.

Allen-Vanguard’s revenue and operating results may fluctuate substantially from period-to-period.  Revenue is dependent on orders booked and shipped in the period, the timing of which is affected by many factors, including, among others: (i) customer purchasing protocols, testing procedures and order acceptance scheduling; (ii) seasonal government buying patterns; (iii) global, national and local economic and market conditions which in turn are affected by the presence of war and terrorist activities; (iv) changes in government policy and regulations; and (v) competitor activities.

The sales cycle of Allen-Vanguard’s products and services is lengthy, complex and unpredictable, ranging from 6 to 12 months or longer for non-military markets and from 6 to 24 months or longer for military markets. While customers are evaluating Allen-Vanguard’s products and services, Allen-Vanguard may incur significant expenses and expend management effort. The result of making these expenditures, with no corresponding revenue, negatively impacts earnings for the period.

A significant portion of Allen-Vanguard’s operating expenses are fixed in nature, based on an anticipated level of revenue.  Consequently, fluctuations in revenue may have a disproportionate impact on results of operations for any given period.

If Allen-Vanguard is unable to design, manufacture, and market its product offerings in a timely and efficient manner, it may not remain competitive.

The emergency preparedness and response industry is characterized by ongoing technological advances and the introduction of new products utilizing new technologies.  The success of Allen-Vanguard will depend in part on its ability to secure technological superiority in its products and maintain such superiority in the face of new technologies and new terrorist threats.  Acceptance of Allen-Vanguard’s products is dependent to some extent on changing established protocols for dealing with explosive devices. Although Allen-Vanguard is committed to the development of new products and the improvement of its existing products, there can be no assurance that these research and development activities will prove profitable or that the resulting products, if any, will be commercially viable or successfully produced and marketed.

Budget constraints of the federal or foreign governments could reduce Allen-Vanguard’s revenues.

The market for Allen-Vanguard’s products and services is, to a significant extent, driven by government spending on military and domestic security programs in various countries throughout the world.  With respect to the United States, future spending levels on military and domestic security programs may be affected by the sustained push on the part of the Democratic controlled U.S. Senate and House of Representatives to force a phased withdrawal of U.S. troops from Iraq and Afghanistan.  There can be no assurances that the government grants and incentive programs presently being offered to participants in the emergency preparedness and response industry will continue at their present levels. If such grants or incentives are reduced or discontinued, the level of activity in the industry may be reduced and the revenue of Allen-Vanguard may be adversely affected.

Allen-Vanguard’s loss of business from a significant customer could have an adverse impact on its business.

Allen-Vanguard is dependent upon certain principal customers. During the years ended September 30, 2008 and 2007, one customer and two customers accounted for Allen-Vanguard sales of $179,538 (C$181,142) (59%) and $39,103 (C$43,448) (45%), respectively. The loss of a significant customer could have an adverse impact on the results of operations and the financial condition of Allen-Vanguard. Allen-Vanguard’s contracts are conditional on the satisfaction of expectations of its customers and there can be no guarantee that Allen-Vanguard will continue to meet these expectations in the future.

The nature of Allen-Vanguard’s products exposes it to greater risks of product liability.

The nature of Allen-Vanguard’s products exposes Allen-Vanguard to potential liability for personal injury or death which might result from the use of the products or participation in the services offered by Allen-Vanguard. Allen-Vanguard is not aware of any pending litigation related to product liability that would have a material impact on its financial performance; however, any such future litigation could have a substantial negative impact on Allen-Vanguard. Although Allen-Vanguard’s agreements with customers often contain terms designed to limit its liability, and although Allen-Vanguard maintains insurance coverage, there can be no assurance that this insurance coverage will cover all claims or will provide sufficient protection against all possible claims. Any liability claim not covered by adequate insurance may materially adversely affect Allen-Vanguard’s business, results of operations and financial condition.

Allen-Vanguard’s products are complex and sophisticated and some contain chemicals that may be found to be hazardous to humans. In such event, the sale and use of Allen-Vanguard’s products could result in liability claims. Any liability claims could have an adverse effect on Allen-Vanguard’s business, financial condition and results of operations. There is no assurance that Allen-Vanguard’s insurance coverage will be sufficient to cover one or more such claims.

Allen-Vanguard is subject to the stringent regulatory requirements in foreign jurisdictions which may have an adverse impact on its operating results.

The international emergency preparedness and response market is subject to extensive regulation covering all aspects of the business.  There is no assurance that new or more stringent regulations from governmental authorities will not be enacted in the future which, if enacted, may require Allen-Vanguard to modify its products, services, operations or processes, or to acquire additional equipment or facilities, or to recruit more specialized staff, which may adversely affect Allen-Vanguard’s business, financial condition or operating results. In addition, governmental authorities have broad enforcement powers to censure, fine, issue cease-and-desist orders or sanction Allen-Vanguard or any of the officers or employees of Allen-Vanguard who violate applicable laws or regulations. The ability to comply with all applicable laws and rules internationally is largely dependent on the establishment and maintenance of compliance systems, some of which Allen-Vanguard may be unable to accommodate or implement. Allen-Vanguard could be subject to disciplinary or other regulatory or legal actions in the future due to non-compliance. In addition, it is possible that any past non-compliance could subject Allen-Vanguard to future civil lawsuits, the outcome of which could have a material adverse effect on Allen-Vanguard’s business, results of operations and financial condition.

Allen-Vanguard operates in increasingly competitive market which may make it more difficult for Allen-Vanguard to successfully market its products.

Competition within the emergency preparedness and response industry is intense, and like most other profitable industries, competition is expected to increase in the future.  Many of Allen-Vanguard’s competitors have longer operating histories and greater financial, technical and marketing resources, and such competitors could materially and adversely affect Allen-Vanguard’s business, results of operations and financial condition.

The inability of Allen-Vanguard to protect its intellectual property would have a material adverse effect on its business, results of operations and financial condition.

The success of Allen-Vanguard will depend, in part, on its ability to maintain trade secret protection and operate without infringing the proprietary rights of third parties. In those cases where patent or trademark protection will be an effective and affordable means of maintaining its competitive advantage, Allen-Vanguard will make application for patents and trademarks in the appropriate jurisdictions. The products developed by Allen-Vanguard also incorporate technology and processes that will not be protected by any patent and are capable of being duplicated or improved upon by competitors. Accordingly, Allen-Vanguard may be vulnerable to competitors which develop competing technology, whether independently or as a result of acquiring access to the proprietary products and trade secrets of Allen-Vanguard.

Allen-Vanguard enters into confidentiality agreements with its key employees and consultants, and generally controls access to and distribution of its proprietary information. Despite these precautions, it may be possible for a third party to copy or otherwise obtain and use Allen-Vanguard’s products or technology without authorization, or to develop similar technology independently. In addition, effective patent, copyright and trade secret protection may be unavailable or limited in certain foreign countries and may be unenforceable under the laws of certain jurisdictions.

From time to time, a third party may claim that Allen-Vanguard has infringed such third party’s intellectual property rights or may challenge Allen-Vanguard’s intellectual property rights.  Any claim whether or not with merit, could be time consuming to evaluate, result in costly litigation, cause product shipment delays or stoppages or require Allen-Vanguard to enter into licensing agreements that may require the payment of a license fee and/or royalties to the owner of the intellectual property.  Such licensing agreements, if required, may not be available on royalty or other licensing terms acceptable or favorable to Allen-Vanguard.

Litigation may be necessary in the future to enforce Allen-Vanguard’s intellectual property rights. Such litigation could result in substantial costs and diversion of resources and could have a material adverse effect on Allen-Vanguard’s business, results of operations and financial condition.

Allen-Vanguard is reliant upon key personnel and the loss of key personnel could result in the deterioration or loss of relationships with certain customers or suppliers, which could result in a loss of business.

The success of Allen-Vanguard has been, and is expected to continue to be, dependent upon the quality of its key management and research and development personnel.  Loss of the services of such persons, or the inability to attract quality personnel, could materially adversely affect Allen-Vanguard’s business operations and prospects.

Changes in foreign currency exchange rates could affect Allen-Vanguard’s financial results.

Allen-Vanguard consolidates the accounts of its foreign subsidiaries, generates a significant portion of its revenue with customers based in countries outside of Canada, contracts with suppliers and customers in currencies other than the Canadian dollar, and carries monetary balances in foreign currencies.  Any material fluctuation in the Canadian dollar relative to other currencies, particularly the U.S. dollar or British pound, could have a negative impact on Allen-Vanguard’s revenue, receivables, cost of sales, working capital position and earnings.

Allen-Vanguard is subject to various export controls that could cause delays in the delivery of new products and have a material adverse impact on its business, operations and prospects.

Some of Allen-Vanguard’s products may be subjected to export controls either through domestic, foreign or international laws including the International Traffic in Arms Regulations. This regulatory environment places strict controls over the receipt, use, transfer, and export of certain technology, material, and equipment. While Allen-Vanguard understands the requirements of these controls and regulations, there is no assurance that these regulations, or their interpretations by regulatory authorities, will not change in a way that would cause a material adverse effect to Allen-Vanguard’s business, operations and prospects.

Allen-Vanguard’s inability to effectively integrate future acquisitions could reduce its profitability.

As part of its long-term strategy, Allen-Vanguard intends to grow its market position in defense electronics through innovation and through purchasing or licensing additional strategic technologies. While no specific acquisitions are being contemplated as of the date this proxy statement was mailed, Allen-Vanguard intends to increase its scale by acquiring companies that have a strategic fit, product or market synergies, established earnings, skilled management and that require minimum integration.  Allen-Vanguard’s ability to successfully grow its business will be dependent on a number of factors including: identification of accretive or attractive new business or acquisition opportunities; negotiation of purchase or licensing agreements on satisfactory terms and prices; prior approval of acquisitions by third parties, including regulatory authorities; securing attractive financing arrangements; and integration of newly acquired operations into the existing business. Such acquisitions depend in part on the availability of suitable technologies at acceptable prices and suitable companies at valuations accretive to Allen-Vanguard, and the availability of required financing. In addition, Allen-Vanguard may face competition for acquisitions from other participants in the defense electronics industry and protective products and services industry and from buyers with greater financial resources. Furthermore, there can be no assurance that, if Allen-Vanguard acquires what it considers to be a suitable candidate in accordance with its growth strategy, Allen-Vanguard will be able to successfully integrate the operations of the acquired company into Allen-Vanguard’s operations on an accretive basis. Further, any significant expansion of the business may increase the operating complexity of Allen-Vanguard, and divert Allen-Vanguard’s management away from regular business activities. Any failure of Allen-Vanguard to manage its acquisition strategy successfully could have a material adverse impact on Allen-Vanguard’s business, results of operations and financial condition.

The failure of subcontractors or suppliers to perform their contractual obligations may have an adverse effect upon Allen-Vanguard’s profitability.

Some of Allen-Vanguard’s contracts involve subcontracts with other companies upon which Allen-Vanguard relies to perform a portion of its services or produce a portion of its products. There is a risk that Allen-Vanguard may have disputes with these subcontractors or suppliers, including disputes regarding the quality and timeliness of work performed by the subcontractor, customer concerns about the subcontract or Allen-Vanguard’s failure to extend existing task orders under a subcontract. A failure by one or more of these subcontractors or suppliers to satisfactorily provide on a timely basis the agreed-upon supplies or perform the agreed-upon services may materially and adversely impact Allen-Vanguard’s ability to perform its obligations as the prime contractor. Subcontractor performance deficiencies could result in a customer terminating Allen-Vanguard’s contract for default, which could expose Allen-Vanguard to liability and have a material adverse effect on Allen-Vanguard’s ability to compete for future contracts and orders. In addition, Allen-Vanguard will be exposed to the general risks associated with the businesses, operations and financial condition of its subcontractors or suppliers including, among other things, the risks of bankruptcy, insolvency, management changes, adverse change of control and natural disasters.  A delay in Allen-Vanguard’s ability to obtain components and equipment parts from its suppliers may affect its ability to meet its customers’ needs and may have an adverse effect upon Allen-Vanguard’s profitability.

Natural Disasters and Other Unexpected Problems

Hurricanes, fire, floods, power loss, telecommunications failures, earthquakes, break-ins, computer sabotage and similar events could temporarily or permanently prevent or delay Allen-Vanguard from fulfilling existing orders, performing existing service obligations, manufacturing its products or from securing new customers. Allen-Vanguard’s business may be seriously harmed even if these disruptions are temporary. Disruptions caused by these events could materially adversely affect Allen-Vanguard’s business, operating results and financial position.

Risks Related to the Transaction

If any funds held in Tailwind’s trust account are used to purchase shares of Tailwind’s common stock from holders who would have otherwise voted against the transaction, Tailwind’s stockholders who purchased shares in Tailwind’s initial public offering may be entitled to rescission rights.

Tailwind’s initial public offering prospectus did not disclose that funds in the trust account might be used to purchase shares of its common stock from holders thereof who have indicated their intention to vote against the acquisition and convert their shares into cash. Consequently, such use of the funds in the trust account might be grounds for a holder of Tailwind’s public stock who purchased such shares in Tailwind’s initial public offering, to seek rescission of the purchase of the units the holder acquired in the IPO. A successful claimant for damages under federal or state law could be awarded an amount initially paid for such securities together with interest thereon.  In the event the transaction were consummated, the combined company could be liable for rescission rights to holders who purchased their shares in the initial public offering and who did not vote in favor of the transaction or vote against the transaction and exercise redemption rights.  Given the recent experience of certain of our advisors with SPAC business combinations, the percentage of a SPAC’s stockholders that do not vote on SPAC business combinations is significantly less than 10% of the public shares.  However, if holders of 10% of the public shares did not vote in the transaction, the combined company could potentially be liable for up to $10,000,000 of rescission claims, plus interest.

Tailwind’s initial public offering prospectus contemplates a business combination within the financial services industry.

While our certificate of incorporation, as amended, contemplates that we may engage in a business combination with an entity operating in any industry, our initial public offering prospectus stated that we would engage in a business combination with an entity operating within the financial services industry. While we initially expected to acquire a business operating within the financial services industry, we have not done so, for a number of reasons, including the general state of the financial services industry in the US and internationally. Consequently, if we acquire a business not in the financial services industry, a holder of Tailwind’s public stock who purchased such shares pursuant to Tailwind’s initial public offering may be able to seek rescission of the purchase of the units the holder acquired in the initial public offering so long as such holder does not convert its shares to cash or vote for the acquisition at the meeting. Such purchasers might also be able to bring an action for fraud or breach of fiduciary duly under state law. A successful claimant for damages under federal or state law could be awarded an amount initially paid for such securities together with interest thereon.  In the event the transaction were consummated, the combined company could be liable for rescission rights to holders who purchased their shares in the initial public offering and who did not vote in favor of the transaction or vote against the transaction and exercise redemption rights.  Given the recent experience of certain of our advisors with SPAC business combinations, the percentage of a SPAC’s stockholders that do not vote on SPAC business combinations is significantly less than 10% of the public shares.  However, if holders of 10% of the public shares did not vote in the transaction, the combined company could potentially be liable for up to $10,000,000 of rescission claims, plus interest.

As described in this proxy statement, holders of Tailwind shares acquired pursuant to its initial public offering may convert their shares to cash at a premium to the initial public offering price of such shares. Litigation can be costly and time consuming and may materially adversely affect the company’s results of operations and financial condition. In addition, the SEC could bring a civil enforcement action against the Company and its officers and directors of the Company for a violation of the antifraud provisions of the Securities Exchange Act of 1934 claiming that the prospectus contained misrepresentations of a material fact in connection with the purchase of securities if the SEC establishes that such misrepresentations were made with scienter.

If 30% or more of the holders of Tailwind’s common stock issued in its public offering decide to vote against the proposed acquisition, Tailwind may be forced to liquidate, stockholders may receive less than $ 8.18 per share and the Tailwind warrants issued in its initial public offering will expire worthless.

Under the terms of Tailwind’s Charter, if 30% or more of the shares issued in Tailwind’s initial public offering decide to vote against the proposed transaction and elect to convert their shares to cash, Tailwind cannot close the transaction with Allen-Vanguard and may ultimately be forced to liquidate. While Tailwind will continue to search to acquire another operating company in the financial services industry, if it does not consummate a business combination by April 17, 2009, it will be forced to liquidate pursuant to the terms of its Charter. In any liquidation, the net proceeds of Tailwind’s initial public offering held in the trust account, plus any interest earned thereon, less up to $1,600,000 of interest drawn for working capital purposes and less taxes, will be distributed on a pro rata basis to the holders of Tailwind’s common stock issued in its public offering. If Tailwind is forced to liquidate its assets, the per-share liquidation will be the amount deposited in the trust account at the time of the initial public offering, plus interest accrued thereon until the date of any liquidation. As at December 31 , 2008, approximately $ 8.18 per share would be available for distribution to stockholders from the trust account after accounting for accrued taxes. The proceeds deposited in the trust account could, however, become subject to the claims of Tailwind’s creditors which could be prior to the claims of Tailwind’s public stockholders. Tailwind cannot assure you that the actual per share liquidation price will not be less than $ 8.18, plus interest (net of taxes payable), due to claims of creditors. Furthermore, if Tailwind is liquidated there will be no distribution with respect to Tailwind’s outstanding warrants and, accordingly, the warrants will expire worthless.

The combined company’s working capital could be reduced, and Tailwind stockholders could own less than 73.1% of the combined company’s outstanding common stock, if Tailwind stockholders exercise their right to convert their shares into cash.

Pursuant to Tailwind’s Charter, holders of shares issued in Tailwind’s initial public offering may vote against the transaction and demand that Tailwind convert their shares into cash. Tailwind and Allen-Vanguard will not consummate the transaction if holders of 30% or more of the shares of common stock issued in Tailwind’s initial public offering exercise these conversion rights. To the extent the transaction is consummated and holders of less than 30% of Tailwind’s common stock issued in its initial public offering have demanded to convert their shares, there will be a corresponding reduction in the amount of funds available to the combined company following the transaction and a reduction in the aggregate percentage of the combined company that is owned by Tailwind’s stockholders after the transaction. Additionally, if holders demand to convert their shares, there may be a corresponding reduction in the value of each share of common stock held in the combined company. As of December 31 , 2008, assuming the transaction proposal is adopted, the maximum amount of funds that could be disbursed to Tailwind’s stockholders upon the exercise of their conversion rights is approximately $ 30,376,546 , or approximately 30% of the funds currently held in trust.  Assuming no warrants are exercised, and no funds are disbursed to Tailwind stockholders upon the exercise of their conversion rights, the percentage of the combined company’s common stock that would be owned by Tailwind stockholders will be approximately 73.1%. If the maximum amount of funds are disbursed, the percentage of the combined company’s common stock that will be owned by Tailwind stockholders who do not exercise their conversion right will be approximately 67.2%.

Completion of the Arrangement is Subject to a Number of Conditions Precedent

The completion of the arrangement is subject to a number of conditions precedent including Allen-Vanguard obtaining the prior consent of its lenders to the arrangement and Allen-Vanguard entering into, in advance of the completion of the arrangement, new lending arrangements with its lenders with respect to the outstanding credit facilities provided to Allen-Vanguard by such lenders, including with respect to the warrants issued and issuable to the new facility lenders in connection with the new facility, which are satisfactory to Tailwind and Allen-Vanguard, acting reasonably.

There can be no certainty, nor can Tailwind provide any assurance whatsoever, that any conditions precedent to the arrangement will be satisfied or waived, some of which are outside the control of Tailwind and Allen-Vanguard, (including court approval of the arrangement, regulatory approvals, approvals of holders of Allen-Vanguard common stock and the approval of holder s of Tailwind Common Stock ).  In particular, there can be no certainty, nor can Tailwind provide any assurance whatsoever, that the lenders will provide their consent to the completion of the arrangement or that the lenders will agree to any new lending arrangements with respect to the outstanding credit facilities. The lenders are under no obligation to revise any of the terms of their existing lending arrangements with Allen-Vanguard or to provide their consent to the completion of the arrangement and may require amendments to the arrangement agreement as a condition of agreeing to any revised lending arrangements or providing consent to the arrangement.

If the outstanding warrants of Tailwind are exercised, the underlying common shares will be eligible for future resale in the public market.  “Market overhang” from the warrants results in dilution of common stockholders and has an adverse effect on the common stock’s market price.

In connection with Tailwind’s initial public offering and the private placement consummated immediately prior to the initial public offering, Tailwind issued 17,200,000 warrants and 625,000  unit purchase options.  The warrants will become exercisable after consummation of the Allen-Vanguard acquisition. If they are exercised, a substantial number of additional shares of Tailwind’s common stock will be eligible for resale in the public market, which could adversely affect the market price.

Tailwind’s warrant holders may not be able to exercise their warrants, which may create liability for Tailwind.

Holders of the warrants Tailwind issued in its initial public offering and private placement will be able to receive shares upon exercise of the warrants only if (i) a current registration statement under the Securities Act of 1933, as amended relating to the shares of its common stock underlying the warrants is then effective and (ii) such shares are qualified for sale or exempt from qualification under the applicable securities laws of the states in which the various holders of warrants reside. Although Tailwind has agreed to use its best efforts to maintain a current registration statement covering the shares underlying the warrants to the extent required by federal securities laws, and Tailwind intends to comply with such agreement, Tailwind cannot assure that it will be able to do so. In addition, some states may not permit Tailwind to register the shares issuable upon exercise of its warrants for sale. The value of the warrants will be greatly reduced if a registration statement covering the shares issuable upon the exercise of the warrants is not kept current or if the securities are not qualified, or exempt from qualification, in the states in which the holders of warrants reside. Holders of warrants who reside in jurisdictions in which the shares underlying the warrants are not qualified and in which there is no exemption will be unable to exercise their warrants and would either have to sell their warrants in the open market or allow them to expire unexercised. If and when the warrants become redeemable by Tailwind, Tailwind may exercise its redemption right even if Tailwind is unable to qualify the underlying securities for sale under all applicable state securities laws. Since Tailwind’s obligations in this regard are subject to a “best efforts” standard, it is possible that, even if Tailwind is able to successfully assert a defense to a claim by warrant holders due to the impossibility of registration, a court may impose monetary damages on Tailwind to compensate warrant holders due to the change in circumstances that led to Tailwind being unable to fulfill its obligations.

Tailwind may choose to redeem its outstanding warrants at a time that is disadvantageous to the warrant holders.

Subject to there being a current prospectus under the Securities Act of 1933, as amended, Tailwind may call all of its outstanding warrants at any time after they become exercisable at a price of $0.01 per warrant, upon a minimum of 30 days prior written notice of such call, if and only if, the last sale price of Tailwind’s common stock equals or exceeds $11.50 per share for any 20 trading days within a 30 trading day period ending three business days before Tailwind sends the notice of redemption. Calling all of Tailwind’s outstanding warrants for redemption could force the warrant holders:

▪	To exercise the warrants and pay the exercise price for such warrants at a time when it may be disadvantageous for the holders to do so;

▪	To sell the warrants at the then current market price when they might otherwise wish to hold the warrants; or

▪	To accept the nominal redemption price which, at the time the warrants are called for redemption, is likely to be substantially less than the market value of the warrants.

Registration rights held by Tailwind’s initial stockholders who purchased shares prior to Tailwind’s initial public offering may have an adverse effect on the market price of Tailwind’s common stock.

Tailwind’s initial stockholders who purchased common stock prior to its initial public offering are entitled to demand that Tailwind register the resale of their shares and shares underlying their units and warrants at any time after they are released from escrow.  If such stockholders exercise their registration rights with respect to all of their shares, there will be an additional 3,125,000 shares of common stock eligible for trading in the public market.  The presence of these additional shares may have an adverse effect on the market price of Tailwind’s common stock.

Because Tailwind does not intend to pay dividends on its common stock, stockholders will benefit from an investment in Tailwind’s common stock only if it appreciates in value.

Tailwind has never declared or paid any cash dividends on its shares of common stock.  Post acquisition, Tailwind currently intends to retain all future earnings, if any, for use in the operations and expansion of the business. As a result, Tailwind does not anticipate paying cash dividends in the foreseeable future. Any future determination as to the declaration and payment of cash dividends will be at the discretion of Tailwind’s Board of Directors and will depend on factors Tailwind’s Board of Directors deems relevant, including among others, Tailwind’s results of operations, financial condition and cash requirements, business prospects, and the terms of Tailwind’s credit facilities and other financing arrangements. It is likely that the debt financing arrangements Tailwind puts into place in connection with the acquisition will prohibit Tailwind from declaring or paying dividends without the consent of its lenders. Accordingly, realization of a gain on stockholders’ investments will depend on the appreciation of the price of Tailwind’s common stock. There is no guarantee that Tailwind’s common stock will appreciate in value.

A substantial number of the combined company’s shares will become eligible for future resale in the public market after the transaction which could result in dilution and an adverse effect on the market price of those shares.

If the transaction is consummated, warrants to purchase 17,200,000 shares of common stock issued in connection with Tailwind’s initial public offering will become exercisable on the date the transaction is consummated, as described under “Note 3 of the notes to the financial statements of Tailwind” on page F-10 . 4,700,000 of these warrants and the underlying shares owned by insiders are subject to a 90 day lock-up period.  Additionally, 3,125,000 shares of Tailwind common stock purchased by stockholders prior to Tailwind’s initial public offering will be held in escrow until the first anniversary of the consummation of the transaction, at which time they will be released from escrow and be eligible for resale in the public market subject to compliance with applicable law. Moreover, shares of Tailwind common stock issued as transaction consideration, other than those shares issued to holders deemed to be affiliates of Tailwind, will be immediately saleable. Consequently, at various times after completion of the transaction, a substantial number of additional shares of Tailwind common stock will be eligible for resale in the public market. Sales of substantial numbers of such shares in the public market could adversely affect the market price of such shares and of the warrants.

Tailwind’s existing stockholders will incur immediate and substantial dilution of their ownership and voting interests upon completion of the transaction.

Assuming no warrants are exercised, after completion of the transaction through the issuance of additional shares of Tailwind common stock to the stockholders of Allen-Vanguard in exchange for shares of Allen-Vanguard at the exchange ratio, Tailwind’s existing stockholders’ voting interest will be diluted from 100% to approximately 73.1% of the combined company’s voting interests assuming maximum approval, and approximately 67.3 % of the combined company’s voting interests assuming minimum approval.

If the transaction’s benefits do not meet the expectations of financial or industry analysts, the market price of Tailwind’s common stock may decline.

The market price of Tailwind’s common stock may decline as a result of the transaction if:

▪	Tailwind does not achieve the perceived benefits of the transaction as rapidly, or to the extent anticipated by, financial or industry analysts; or

▪	the effect of the transaction on Tailwind’s financial results is not consistent with the expectations of financial or industry analysts.

Accordingly, investors may experience a loss as a result of a decline in the market price of Tailwind’s common stock. In addition, a decline in the market price of Tailwind’s common stock could adversely affect our ability to issue additional securities and our ability to obtain additional financing in the future.

If you do not vote your shares at the Tailwind extraordinary meeting or give instructions to your broker to vote or abstain from voting, you will not be eligible to convert your shares of Tailwind common stock into cash and receive a portion of the trust account upon consummation of the transaction.

Pursuant to Tailwind’s Charter, a holder of shares of Tailwind’s common stock issued in its initial public offering may, if the stockholder votes against the transaction, demand that Tailwind convert such shares into cash. This demand must be made on the proxy card at the same time that the stockholder votes against the transaction proposal. If so demanded, Tailwind will convert each share of common stock into a pro rata portion of the trust account in which the net proceeds of Tailwind’s initial public offering are held, plus interest earned thereon to the extent not released to cover working capital expenses. If you exercise your conversion rights, then you will be exchanging your shares of Tailwind common stock for cash and will no longer own these shares. You will only be entitled to receive cash for these shares if you continue to hold these shares through the closing date of the transaction and then tender your stock certificate to Tailwind’s transfer agent, American Stock Transfer & Trust Company, 59 Maiden Lane, Plaza Level, New York, NY 10038, Attention: Herbert J. Lemmer, telephone (718) 921-8209. Inquiries regarding conversion may be addressed to American Stock Transfer. If the transaction is not completed, then these shares will not be converted into cash and Tailwind will need to liquidate if it does not consummate a business combination by April 17, 2009. Shares that are not voted or are broker “non-voted” or where the stockholder abstains from voting shall not in any event be eligible to be converted into cash upon completion of the transaction.

Failure to complete the transaction could negatively impact the market price of Tailwind’s common stock and may make it more difficult for Tailwind to attract another acquisition candidate, resulting, ultimately, in the disbursement of the trust account proceeds, causing investors to experience a loss of their investment.

If the transaction is not completed for any reason, Tailwind may be subject to a number of material risks, including:

▪	the market price of its common stock may substantially decline to the extent that the current market price of its common stock reflects a market assumption that the acquisition will be consummated;

▪	costs related to the transaction, such as legal and accounting fees, must be paid even if the transaction is not completed; and

▪	charges will be made against earnings for transaction-related expenses, which could be higher than expected.

Such decreased market price and added costs and charges of the failed transaction, together with the history of failure in consummating a transaction, may make it more difficult for Tailwind to attract another acquisition candidate, resulting, ultimately, in the disbursement of the trust proceeds, which may result in investors experiencing a loss of their investment.

In connection with the transaction, the combined company will be required to submit a new listing application to NYSE Alternext US, a process which will subject it to NYSE Alternext US’s initial listing requirements. Tailwind’s securities may also be delisted from trading on its exchange, which could limit investors’ ability to effect transactions in our securities and subject us to additional trading restrictions.

Tailwind’s securities are listed on NYSE Alternext US, a national securities exchange.  Tailwind cannot guarantee that Tailwind’s  securities will continue to be listed on NYSE Alternext US in the future. In addition, in connection with the transaction, the combined company will be required to file a new listing application and meet NYSE Alternext US’s initial listing requirements, as opposed to its more lenient continued listing requirements. Tailwind cannot guarantee that the combined company will be able to meet those initial listing requirements at the time of the closing of the transaction nor that the listing application will be accepted.  In particular, the combined company’s public float may be significantly reduced and it may not be able to meet the public float requirement as a result of any transactions to purchase Tailwind’s common stock from stockholders who have indicated their intention to vote against the acquisition and seek conversion of their shares.

If NYSE Alternext US delists  Tailwind’s securities from trading in the future,  Tailwind could face significant material adverse consequences, including:

▪	a limited availability of market quotations for our securities;

▪
determination that our common stock is a “penny stock,” which would require brokers trading in our common stock to adhere to more stringent rules governing such trading and possibly result in a reduced level of trading activity in the secondary trading market for our common stock;

▪	more limited amount of news and analyst coverage for us;

▪	decreased ability to issue additional securities or obtain additional financing in the future; and

▪	decreased ability of our security holders to sell their securities in certain states.

If Tailwind does not consummate the business combination with Allen-Vanguard and it does not consummate a business combination by April 17, 2009, Tailwind will proceed to dissolve and liquidate.

Currently, Tailwind expects that the costs associated with the implementation and completion of the plan of dissolution and liquidation would be approximately $50,000 to $75,000. Tailwind anticipates that members of Tailwind management will advance Tailwind the funds necessary to complete such dissolution and liquidation. Prior to consummation of the initial public offering, Gordon A. McMillan, Andrew A. McKay and JovFunds each entered into a binding agreement to jointly and severally pay the costs of dissolution and/or liquidation in the event our remaining assets outside of the trust account are insufficient to pay those costs; however, there is no guarantee that the assets of Messrs. McMillan and McKay and JovFunds will be sufficient to satisfy our dissolution and/or liquidation expenses.

Tailwind’s Charter provides that its corporate existence will cease on April 17, 2009, except for the purposes of winding up our affairs and liquidating pursuant to Section 278 of the Delaware General Corporation Law.  This provision has the same effect as if the Tailwind Board of Directors and stockholders had formally voted to approve our dissolution pursuant to Section 275.  Accordingly, limiting our corporate existence to a specified date as permitted by Section 102(b)(5) of the Delaware General Corporation Law removes the necessity to obtain formal stockholder approval of dissolution and liquidation and to file a certificate of dissolution with the Delaware Secretary of State.

Tailwind stockholders may be held liable for claims by third parties against it to the extent of distributions received by them.

If Tailwind is unable to complete the transaction with Allen-Vanguard and it does not consummate a business combination by April 17, 2009, Tailwind will promptly adopt a plan of dissolution and initiate procedures for a dissolution and liquidation. Under the Delaware General Corporation Law, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution. If Tailwind complied with certain procedures set forth in Section 280 of the Delaware General Corporation Law intended to ensure that  Tailwind make reasonable provision for all claims against Tailwind , including a 60-day notice period during which any third-party claims can be brought against Tailwind , a 90-day period during which Tailwind may reject any claims brought, and an additional 150-day waiting period before any liquidating distributions are made to stockholders, any liability of a stockholder with respect to a liquidating distribution would be limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would be barred after the third anniversary of the dissolution. However, it is our intention to make liquidating distributions to  Tailwind stockholders as soon as reasonably possible after dissolution and, therefore, Tailwind do not intend to comply with those procedures. As such, our stockholders could potentially be liable for any claims to the extent of distributions received by them in a dissolution and any such liability of our stockholders will likely extend beyond the third anniversary of such dissolution. Accordingly, Tailwind cannot assure  shareholders that third parties will not seek to recover from  Tailwind public stockholders amounts owed to them by Tailwind ..

Although Tailwind intends to pay amounts owed to creditors from amounts not held in trust, Tailwind cannot assure  shareholders that those funds will be sufficient to cover such claims and obligations. Although Tailwind has sought to have vendors, potential target businesses, consultants or other entities with which Tailwind does business execute valid and enforceable agreements waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of Tailwind’s public stockholders, not all have executed such agreements. Those parties who have not entered into such agreements may have claims they will attempt to assert, and those who have may claim that the waiver is unenforceable or assert claims based on fraudulent inducement, breach of fiduciary responsibility or other similar claims.

Additionally, if Tailwind is forced to file a bankruptcy case or an involuntary bankruptcy case is filed against it which is not dismissed by the presiding court of competent jurisdiction, any distributions received by stockholders in the dissolution could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy court could seek to recover all amounts received by the stockholders in the dissolution.  To the extent any bankruptcy claims deplete the trust account, Tailwind cannot assure  shareholders that it will be able to return to Tailwind’s public stockholders at least $8.00 per share.

The combined company may issue additional equity securities which may dilute your interest in the combined company.

In order to expand the combined company’s business, the combined company may consider offering and issuing additional equity-linked securities.  If this should occur, holders of the combined company’s securities may experience a dilution in the net tangible book value per share held by them. The number of shares that the combined company may issue for cash without shareholder approval will be limited by the rules of the exchange upon which the combined company’s securities are listed. However, there are generally exceptions which may allow the combined company to issue a limited number of equity securities which would dilute your ownership.

Certain officers and directors of Tailwind may have different interests in the transaction than the Tailwind stockholders, because if the transaction is not approved, their shares may become worthless.

In considering the recommendation of Tailwind’s Board of Directors to vote to approve the acquisition, you should be aware that Tailwind’s directors, officers and original stockholders have agreements or arrangements that provide them with interests in the acquisition that differ from, or are in addition to, those of Tailwind stockholders generally.  Tailwind’s original stockholders, including its directors and officers, are not entitled to receive any of the funds that would be distributed upon liquidation of the trust account.  Therefore, if the acquisition is not approved, these original shares may become worthless.  The personal and financial interests of directors and officers may have influenced their motivation in identifying and selecting a target business and in timely completion of a business combination.  Consequently, their discretion in identifying and selecting a suitable target business may result in a conflict of interest when determining whether the terms, conditions and timing of a particular business combination are appropriate and in the best interests of Tailwind’s stockholders.  Tailwind’s Board of Directors considered the fact that certain officers and directors of Tailwind may have interests in the transaction that are different from, or are in addition to, the interests of Tailwind stockholders generally, including the matters described under “Potential Conflicts of Interest” on page 12.  However, this fact would exist with respect to a transaction with any target company.

Limited ability to evaluate Allen-Vanguard’s management.

Although Tailwind closely examined the management of Allen-Vanguard, Tailwind cannot assure you that its assessment of Allen-Vanguard’s management will prove to be correct, or that future management will have the necessary skills, qualifications or abilities to manage its business successfully.  Essentially, all of the serving management and members of the Board of Directors of Allen-Vanguard will remain with the combined company and will run its day to day operations.  Tailwind’s current stockholders will have a representative who will be appointed to the Board of Directors.

PRICE RANGE OF SECURITIES AND DIVIDENDS

Tailwind

Listing

Tailwind units, common stock and warrants are listed on NYSE Alternext US under the symbols TNF.U, TNF and TNF.WS, respectively. The closing prices per share of common stock, warrants and units of Tailwind on January 22, 2009, the date of the execution  before the arrangement agreement, were $7.91, $0.04 and $7.83 respectively. The closing price per share of common stock, warrants and units of Tailwind on March 23, 2009 were $8.12, $0.04 and $8.04, respectively. Each unit of Tailwind consists of one share of Tailwind common stock and one warrant to purchase Tailwind common stock. Each warrant entitles the holder to purchase from Tailwind one share of common stock at an exercise price of $6.00 commencing on the later of the completion of the Allen-Vanguard transaction or April 11, 2011 . The Tailwind warrants will expire at 5:00 p.m., New York City time, on April 11, 2011, or earlier upon redemption. Prior to April 11, 2007, there was no established public trading market for our common stock.

Historical Prices

  The following table sets forth, for the calendar quarter indicated, the quarterly high and low closing prices of Tailwind common stock, warrants and units as reported on NYSE Alternext US since Tailwind’s initial public offering on April 11, 2007.  These quotations reflect inter-dealer prices, without markup, markdown or commissions, and may not represent actual transactions.

	Common Stock		Warrants		Units
	High	Low	High	Low	High	Low

2007

First Quarter	—	—	—	—	—	—

Second Quarter*	$7.64	$7.51	$0.99	$0.80	$8.52	$7.92

Third Quarter	$7.75	$7.50	$1.02	$0.63	$8.55	$8.20

Fourth Quarter	$7.64	$7.55	$0.82	$0.64	$8.37	$8.16

2008

First Quarter	$7.75	$7.55	$0.70	$0.10	$8.25	$7.83

Second Quarter	$7.95	$7.56	$0.19	$0.10	$7.91	$7.81

Third Quarter	$8.00	$7.72	$0.40	$0.06	$8.39	$7.85

Fourth Quarter	$7.90	$7.45	$0.19	$0.01	$8.00	$7.60

*For units, from April 11, 2007, for common stock and warrants, from May 16, 2007.

Holders of Tailwind common stock, warrants and units should obtain current market quotations for their securities. The market price of these securities could vary at any time before the acquisition is completed.

Holders of Tailwind

As of January 9, 2009, there were two record holders of common stock, four of warrants, and one of units.  Tailwind believes the number of beneficial holders of each of these securities is significantly greater than the number of record holders.

Dividends

Tailwind has not paid any dividends on its common stock to date and does not intend to pay dividends prior to the completion of a business combination.

Allen-Vanguard

Listing

The common stock of Allen-Vanguard is listed on the Toronto Stock Exchange under the symbol “VRS.”  The closing price per share of common stock of Allen-Vanguard on January  22, 2009, the day before the execution of the arrangement agreement, was C$0.175 (US$0.144).  The closing price per share of common stock of Allen-Vanguard on March 23, 2009,  was C$0.17 (US$0.14).

Historical Prices

  The following table sets forth, for the fiscal quarter indicated, the quarterly high and low closing prices of Allen-Vanguard’s common stock as reported on the Toronto Stock Exchange .

	High		Low
	CDN	US	CDN	US
2007
First Quarter (October – December)	$4.85	$4.26	$2.96	$2.60
Second Quarter (January – March)	$5.83	$4.98	$3.42	$2.92
Third Quarter (April – June)	$7.80	$7.11	$4.07	$3.71
Fourth Quarter (July -September)	$11.95	$11.44	$6.87	$6.58

2008
First Quarter (October – December)	$10.80	$11.00	$4.05	$4.13
Second Quarter (January – March)	$5.71	$5.68	$3.19	$3.18
Third Quarter (April – June)	$4.49	$4.45	$2.28	$2.26
Fourth Quarter (July -September)	$2.56	$2.46	$0.28	$0.26

2009
First Quarter (October – December)	$0.35	$0.29	$0.08	$0.07

Holders

As of  March 6,  2009, there were 24 record holders of Allen- Vanguard ’ s common stock.

Dividends

Allen-Vanguard has not paid any dividends to date.

Combined Company Post-Acquisition

Listing

Tailwind expects that the securities of the combined company will be listed on the NYSE Alternext US exchange after the transaction. However, there are various listing criteria that this exchange may consider and, therefore, there can be no assurance that the listing will be maintained.

Security Ownership of Tailwind Prior to the Acquisition

The following table sets forth certain information regarding beneficial ownership of our common stock as of March [27] , 2009 (the record date for the special meeting), by each person who is known by us to own beneficially more than 5% of our outstanding shares of common stock and each officer, each director and all officers and directors as a group.

Name and Address of Beneficial Owner (1)	Number of Shares Beneficially Owned (2)	Approximate Percentage Of Outstanding Common Stock

Andrew A. McKay (3)	336,875	2.16%
John Anderson	0	0%
Gordon A. McMillan (3)	1,010,625	6.47%
Robert Penteliuk	31,250	0.20%
Robert C. Hain (3)	31,250	0.20%
Stephen T. Moore (3)	31,250	0.20%
Philip Armstrong	0	0%
Michael Simonetta	367,500	2.35%
TFC Holdings Ltd. (3)	3,125,000	20.00%
Malibu Partners LLC (4)	2,550,366	16.32%
Citigroup Inc. (5)	1,250,000	8.00%
QVT Financial LP (6)	1,108,500	7.09%
David M. Knott and Dorset Management Corporation (7)	1,025,000	6.56%
Fir Tree, Inc. (8)	1,015,900	6.50%
Aldebaran Investments LLC (9)	859,399	5.50%
All executive officers and directors as a group	1,441,250	9.22%
_______________________
(1)	The business address of each of our officers and directors is Brookfield Place, 181 Bay Street, Suite 2040, Toronto, Ontario, Canada, M5J 2T3.
(2)	Except as set forth in the footnotes to this table, the persons named in the table above have sole voting and dispositive power with respect to all shares shown as beneficially owned by them.
(3)
TFC Holdings Ltd. holds 3,125,000 shares of common stock. TFC Holdings Ltd. is owned 97% by Parkwood Holdings Ltd. and 1% each by Messrs. Hain, Moore and Penteliuk. Members of TFC Holdings Ltd. have the right to vote the shares of our common stock that TFC Holdings Ltd. holds pro rata in accordance with each member’s interest in TFC Holdings Ltd. Any shares of common stock acquired by TFC Holdings Ltd. cannot be sold or transferred until one year following our initial business combination. Upon the expiration of one year following our initial business combination, TFC Holdings Ltd. will distribute to its members all shares of our common stock that it holds. On August 24, 2006, JovFunds Management Inc. became a stockholder of Parkwood Holdings Ltd. and on September 12, 2008 Michael Simonetta became a stockholder of Parkwood Holdings Ltd.  Parkwood Holdings Ltd. has a special series of voting shares which determines the voting rights of the stockholders of Parkwood Holdings Ltd. and is controlled in accordance with the following; JovFunds Management Inc. controls 44.0%, Mr. McMillan controls 33.0%, Mr. McKay controls 11.0% and Mr. Simonetta controls 12.0%.

Parkwood Holdings Ltd. also purchased 4,700,000 warrants sold in a private placement prior to our initial public offering. 1,762,500 of such warrants were subsequently transferred to 1600624 Ontario Inc., a corporation controlled by Mr. McMillan, and subsequently transferred to McMillan Family Foundation, a charitable foundation controlled by Mr. McMillan and his spouse. 587,500 of such warrants were subsequently transferred to 2099388 Ontario Inc., a corporation controlled by Mr. McKay. 2,350,000 of such warrants were subsequently transferred to JovFunds Management Inc.  Parkwood Holdings Ltd. subsequently sold to Mr. Simonetta the right to acquire 470,000 warrants which have been allocated to Messrs. McKay and McMillan and JovFunds Management Inc. in accordance with their proportional ownership of the warrants purchased by Parkwood Holdings Ltd. in the private placement prior to our initial public offering.  Messrs. McKay and McMillan disclaim beneficial ownership with respect to the shares and the warrants beneficially owned by the relevant entities listed in this footnote except to the extent of their respective pecuniary interests therein.

Until November 2006, Mr. McKay, the Chief Executive Officer, was a Managing Director of JovFunds. Until January 2008, Mr. McMillan was Chairman of JovFunds.

(3)
Amount and applicable percentage of ownership is based on 15,625,000 shares of our common stock outstanding (including shares embedded in units outstanding) on December 31 , 2008, resulting in a different percentage than reported by the beneficial owners on their respective filings.

(4)
Malibu Partners LLC (“Malibu”) and Kenneth J. Abdalla (“Abdalla”) are the beneficial owners of 2,550,366 shares of our common stock. Malibu and Abdalla have voting and dispositive power with respect to all 2,550,366 shares. The business address of each of Malibu and Abdalla is 15332 Antioch Street #528, Pacific Palisades, CA 90272. The foregoing information was derived from a Schedule 13D filed with the SEC on October 8, 2008.

(5)
Citigroup Inc. (“Citigroup”) is the sole beneficial owner of 1,250,000 shares of our common stock.  The address of the principal office of Citigroup is 399 Park Avenue, New York, NY 10043. The foregoing information was derived from a Schedule 13F filed with the SEC on  January 28, 2009 regarding holdings as of December 31 , 2008.

(6)
QVT Financial LP is deemed to be the beneficial owner of 1,108,500 shares of our common stock.  The business address of each of QVT Financial, QVT Financial GP LLC and QVT Associates GP LLC is 1177 Avenue of the Americas, 9th Floor, New York, New York 10036.  The foregoing information was derived from a Schedule 13F filed with the SEC on February 6, 2009 regarding holdings as of December 31, 2008.

(7)
David M. Knott and Dorset Management Corporation are deemed to be the beneficial owner of 1,075,000 shares of our common stock including those shares embedded in 125,000 units which are owned by David M. Knott and Dorset Management Corporation. The business address, or residence, of each of Mr. Knott and Dorsett Management Corporation is 485 Underhill Boulevard, Suite 205, Syosset, New York 11791. The foregoing information was derived from a Schedule 13F filed with the SEC on  February 13, 2009 regarding holdings as of December 31, 2008.

(8)
Fir Tree Inc. (“Fir Tree”) is deemed to be the sole beneficial owner of 1,015,900 shares of our common stock.  The business address of Fir Tree is 505 Fifth Avenue, 23rd Floor, New York, New York 10017.  The foregoing information was derived from a Schedule 13F filed with the SEC on February 9, 2009 regarding holdings as of December 31, 2008.

(9)
Aldebaran Investments LLC (“Aldebaran”) is deemed to be the sole beneficial owner of 859,399 shares of our common stock.  The business address of Aldebaran is 500 Park Avenue, 5th Floor, New York, New York 10022.  The foregoing information was derived from a Schedule 13F filed with the SEC on  February 17, 2009 regarding holdings as of December 31, 2008.

Security Ownership of the Combined Company after the Acquisition

The following table sets forth information with respect to the beneficial ownership of the combined companys’ shares of common stock  immediately after the consummation of the acquisition by each person who is known by Tailwind to beneficially own more than 5% of Tailwind’s shares of common stock, each officer, each director and all officers and directors as a group.

Shares of common stock which an individual or group has a right to acquire within 60 days pursuant to the exercise or conversion of options, warrants or other similar convertible or derivative securities are deemed to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table. Unless otherwise indicated, the business address of each beneficial owner is c/o Tailwind Financial Inc., Brookfield Place, 181 Bay Street, Suite 2040, Toronto, Ontario, Canada, M5J 2T3.

	Amount and Nature of Beneficial	Approximate Percentage of Outstanding Shares of Common Stock
Name and Address of Beneficial Owner(1)	Ownership (1)	No Conversion	Max Conversion
David O’Blenis	659	0.00%	0.00%
Peter Kozicz	1,930	0.01%	0.01%
Cary McWhinnie	478	0.00%	0.00%
Philip O’Dell	25,256	0.12%	0.14%
Lawrence Cavaiola	0	0.00%	0.00%
David Luxton	34,729	0.16%	0.20%
Peter Allen	0	0.00%	0.00%
Elisabeth S. Preston	0	0.00%	0.00%
Robert Adams	0	0.00%	0.00%
Roger Davies	66,024	0.31%	0.37%
TFC Holdings Ltd (8)	3,125,000	14.61	17.72
Michael Simonetta (9)	837,500	3.83%	4.63%
Gordon A. McMillan (8) (9)	2,596,875	11.30%	13.51%
Malibu Partners LLC (2)	2,550,366	11.93%	14.46%
Citigroup Inc. (3)	1,250,000	5.84%	7.09%
QVT Financial LP (4)	1,108,500	5.18%	6.28%
David M. Knott and Dorset Management Corporation (5) (9)	1,150,000	5.35%	6.47%
Fir Tree, Inc. (6)	1,015,900	4.75%	5.76%
Aldebaran Investments LLC (7)	859,399	4.02%	4.87%
All executive officers and directors of combined company as a group	4,091,576	4.44%	5.36%

(1)	Shares in Allen-Vanguard converted to Tailwind shares using the Exchange Ratio and the exchange rate as of March 2, 2009 of C$1 = US$0.7758.

(2)
Malibu Partners LLC (“Malibu”) and Kenneth J. Abdalla (“Abdalla”) are the beneficial owners of 2,550,366 shares of our common stock. Malibu and Abdalla have voting and dispositive power with respect to all 2,550,366 shares. The business address of each of Malibu and Abdalla is 15332 Antioch Street #528, Pacific Palisades, CA 90272. The foregoing information was derived from a Schedule 13D filed with the SEC on October 8, 2008.

(3)
Citigroup Inc. (“Citigroup”) is the sole beneficial owner of 1,250,000 shares of our common stock.  The address of the principal office of Citigroup is 399 Park Avenue, New York, NY 10043. The foregoing information was derived from a Schedule 13F filed with the SEC on January 28, 2009 regarding holdings as of December 31, 2008.

(4)
QVT Financial LP is deemed to be the beneficial owner of 1,108,500 shares of our common stock.  The business address of each of QVT Financial, QVT Financial GP LLC and QVT Associates GP LLC is 1177 Avenue of the Americas, 9th Floor, New York, New York 10036.  The foregoing information was derived from a Schedule 13F filed with the SEC on February 6, 2009 regarding holdings as of December 31, 2008.

(5)
David M. Knott and Dorset Management Corporation are deemed to be the beneficial owner of 1,075,000 shares of our common stock including those shares embedded in 125,000 units which are owned by David M. Knott and Dorset Management Corporation. The business address, or residence, of each of Mr. Knott and Dorsett Management Corporation is 485 Underhill Boulevard, Suite 205, Syosset, New York 11791. The foregoing information was derived from a Schedule 13F filed with the SEC on February 13, 2009 regarding holdings as of December 31, 2008.

(6)
Fir Tree Inc. (“Fir Tree”) is deemed to be the sole beneficial owner of 1,015,900 shares of our common stock.  The business address of Fir Tree is 505 Fifth Avenue, 23rd Floor, New York, New York 10017.  The foregoing information was derived from a Schedule 13F filed with the SEC on February 9, 2009 regarding holdings as of December 31, 2008.

(7)
Aldebaran Investments LLC (“Aldebaran”) is deemed to be the sole beneficial owner of 859,399 shares of our common stock.  The business address of Aldebaran is 500 Park Avenue, 5th Floor, New York, New York 10022.  The foregoing information was derived from a Schedule 13F filed with the SEC on February 17, 2009 regarding holdings as of December 31, 2008.

(8)
TFC Holdings Ltd. holds 3,125,000 shares of common stock. TFC Holdings Ltd. is owned 97% by Parkwood Holdings Ltd. and 1% each by Messrs. Hain, Moore and Penteliuk. Members of TFC Holdings Ltd. have the right to vote the shares of our common stock that TFC Holdings Ltd. holds pro rata in accordance with each member’s interest in TFC Holdings Ltd. Any shares of common stock acquired by TFC Holdings Ltd. cannot be sold or transferred until one year following our initial business combination. Upon the expiration of one year following our initial business combination, TFC Holdings Ltd. will distribute to its members all shares of our common stock that it holds. On August 24, 2006, JovFunds Management Inc. became a stockholder of Parkwood Holdings Ltd. and on September 12, 2008 Michael Simonetta became a stockholder of Parkwood Holdings Ltd.  Parkwood Holdings Ltd. has a special series of voting shares which determines the voting rights of the stockholders of Parkwood Holdings Ltd. and is controlled in accordance with the following; JovFunds Management Inc. controls 44.0%, Mr. McMillan controls 33.0%, Mr. McKay controls 11.0% and Mr. Simonetta controls 12.0%.

Parkwood Holdings Ltd. also purchased 4,700,000 warrants sold in a private placement prior to the offering. 1,762,500 of such warrants were subsequently transferred to 1600624 Ontario Inc., a corporation controlled by Mr. McMillan, and subsequently transferred to McMillan Family Foundation, a charitable foundation controlled by Mr. McMillan and his spouse. 587,500 of such warrants were subsequently transferred to 2099388 Ontario Inc., a corporation controlled by Mr. McKay. 2,350,000 of such warrants were subsequently transferred to JovFunds Management Inc.  Parkwood Holdings Ltd. subsequently sold to Mr. Simonetta the right to acquire 470,000 warrants which have been allocated to Messrs. McKay and McMillan and JovFunds Management Inc. in accordance with their proportional ownership of the warrants purchased by Parkwood Holdings Ltd. in the private placement prior to the offering.  Messrs. McKay and McMillan disclaim beneficial ownership with respect to the shares and the warrants beneficially owned by the relevant entities listed in this footnote except to the extent of their respective pecuniary interests therein.  Until November 2006, Mr. McKay, the Chief Executive Officer, was a Managing Director of JovFunds. Until January 2008, Mr. McMillan was Chairman of JovFunds.

(9)	Beneficial ownership includes warrants in Tailwind: 470,000 for Michael Simonetta, 1,586,250 for Gordon McMillan and 125,000 for David M. Knott and Dorset Management Corporation.

Dividends

The payment of dividends by the combined company in the future will be contingent upon revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of the acquisition. The payment of any dividends subsequent to that time will be within the discretion of the Board of Directors serving at that time. It is the present intention of the Board of Directors of Allen-Vanguard to retain all earnings, if any, for use in business operations and, accordingly, it does not anticipate declaring any dividends in the foreseeable future.  Loans or credit facilities may also limit the combined company’s ability to pay dividends.

THE TAILWIND EXTRAORDINARY MEETING

Tailwind is furnishing this proxy statement to its stockholders as part of the solicitation of proxies by its Board of Directors for use at the extraordinary meeting in connection with the proposed acquisition of Allen-Vanguard.  This document provides you with the information you need to know to be able to vote or instruct your vote to be cast at the extraordinary meeting .

Date, Time and Place

Tailwind will hold the  extraordinary meeting at [8:30 a.m., Eastern time], on April 16, 2009, at _________________ to vote on the proposals specified below.

Purpose

At the extraordinary meeting , holders of Tailwind common stock will be asked to approve:

1.
the acquisition of all of the outstanding securities of Allen-Vanguard, and the related transactions contemplated by the arrangement agreement dated January  23, 2009 among Tailwind, Allen-Vanguard, and a wholly owned subsidiary of Tailwind;

2.	an amendment to Tailwind’s Second Amended and Restated Certificate of Incorporation (“Charter”) to change Tailwind’s corporate name to Allen Vanguard Corporation;

3.
an amendment to the Tailwind Charter to remove those provisions regarding certain procedural and approval requirements applicable to Tailwind prior to the consummation of a business combination and elimination of the staggered board requirement that will no longer be operative upon consummation of the acquisition;

4.
the adoption of the Allen Vanguard Stock Option Plan, which provides for the grant of up to 7% of the total number of shares of Tailwind’s common stock or cash equivalents to directors, officers, employees and/or consultants of Tailwind and its subsidiaries;

5.
the adoption of the Allen Vanguard Non-Employee Director Stock Option Plan, which provides for the grant of up to 1% of the total number of shares of Tailwind’s common stock or cash equivalents to directors of Tailwind;

6.
the adoption of the Allen Vanguard Restricted Share Unit Plan, which provides for the grant of up to ___________ shares of Tailwind’s common stock or cash equivalents to directors, officers, employees and/or consultants of Tailwind and its subsidiaries;

7.	to elect seven directors to serve until the next annual meeting of stockholders or until their respective successors have been elected and qualified; and

8.	any adjournment or postponement of the extraordinary meeting for the purpose of soliciting additional proxies.

Tailwind’s Board of Directors determined that the acquisition of Allen-Vanguard, the amendment to Tailwind’s Charter to change Tailwind’s name to Allen Vanguard Corporation and the amendment to Tailwind’s Charter to remove those provisions regarding certain procedural and approval requirements applicable to Tailwind prior to the combination of a business combination are fair to and in the best interests of Tailwind and its stockholders, approved and declared each of them advisable, and recommends that Tailwind stockholders vote “FOR” the acquisition, “FOR” the amendment to Charter to change Tailwind’s name “FOR” the amendment to the Charter to remove certain provisions which will no longer be applicable after the acquisition is complete and “FOR” the adjournment or postponement.  The Board of Directors has also determined that the fair market value of Allen-Vanguard is at least 80% of Tailwind’s net assets (excluding the amount held in the trust account representing a portion of the underwriters’ discount). When you consider the recommendation of the Board of Directors, you should keep in mind that the members of the Board of Directors have interests in the acquisition that are different from, or in addition to, yours which are described in the attached proxy statement.

Under Delaware law, no other business may be transacted at the extraordinary meeting.

Record Date; Who is Entitled to Vote

The “record date” for the extraordinary meeting is  March 27, 2009.  Record holders of Tailwind common stock at the close of business on the record date are entitled to vote or have their votes cast at the extraordinary meeting .  On the record date, there were 15,625,000 outstanding shares of Tailwind common stock, of which 12,500,000 shares were sold to the public in Tailwind’s initial public offering.  Each common share is entitled to one vote per proposal at the extraordinary meeting ..  Tailwind’s outstanding units and warrants do not have voting rights.

Vote Required

Approval of the acquisition, approval of the Allen-Vanguard compensation plans, and the adjournment proposal will require the affirmative vote of a majority of the shares present in person or by proxy at the meeting, and the change in Tailwind’s name and the amendment to the Charter will require the affirmative vote of holders of a majority of Tailwind’s outstanding common stock.  Directors will be elected by plurality vote.  Tailwind’s Board of Directors will abandon the acquisition, however, if holders of 3,750,000 or more of the shares of common stock issued in Tailwind’s initial public offering (public stockholders owning 30% of the total shares sold in Tailwind’s initial public offering) vote against the acquisition and exercise their right to cause Tailwind to convert their shares into a pro-rata portion of the trust account established at the time of Tailwind’s initial public offering.

Abstaining from voting, either in person or by proxy or voting instruction, will have the effect of a vote against the acquisition transaction, but, broker “non-votes” will not have an effect on the vote relating to the acquisition.  Abstentions and broker “non-votes” will have the effect of a vote against adoption of the proposals relating to the amendments to Tailwind’s Charter to change Tailwind’s name and to remove those provisions regarding certain procedural and approval requirements applicable to Tailwind prior to the consummation of a business combination that will no longer be operative upon consummation of the acquisition, as well as the proposals to adopt Allen-Vanguards compensation plans.  The vote on directors will not be affected by abstentions or broker “non-votes”.  An abstention will not count toward the 30% “against and converting” vote that would result in the acquisition’s abandonment, and you would be unable to exercise any conversion rights upon approval of the acquisition.  If the proposal relating to the acquisition is not approved, Tailwind’s Board of Directors will not go forward with the acquisition of Allen-Vanguard.

Voting Your Shares

Each share of common stock that you own in your name entitles you to one vote per proposal.  Your proxy card shows the number of shares you own.

There are three ways to vote your shares at the extraordinary meeting :

▪
By signing and returning the enclosed proxy card .   If you vote by proxy card, your “proxy,” whose names are listed on the proxy card, will vote your shares as you instruct on the card.  If you sign and return the proxy card, but do not give instructions on how to vote your shares, your shares will be voted as recommended by the Tailwind Board “FOR” approval of each proposal.

▪	By telephone or on the Internet . You can vote this way by following the telephone or Internet voting instructions included with your proxy card. If you do, you should not return the proxy card.

▪
You can attend the extraordinary meeting and vote in person .   We will give you a ballot when you arrive.  If your shares are held in the name of your broker, bank or another nominee, however, you must get a proxy from the broker, bank or other nominee.  That is the only way we can be sure that the broker, bank or nominee has not already voted your shares.

Outstanding Voting Agreements

Pursuant to letter agreements with Tailwind, Tailwind’s initial stockholders have agreed to vote the 3,125,000 shares of Tailwind’s common stock owned by them in accordance with the majority of the votes of the public shares cast at the meeting in respect of the acquisition proposal.  The initial stockholders have agreed not to demand conversion of these shares owned by them.

Conversion rights

Any stockholder of Tailwind holding shares of common stock issued in Tailwind’s initial public offering who votes against the transaction proposal may, at the same time, demand that Tailwind convert his, her or its shares into a pro rata portion of the trust account. If the transaction is consummated, Tailwind will convert these shares into a pro rata portion of the approximately $102,216,738 held in a trust account as of December 31, 2008, after accounting for taxes owing and interest earned thereon after such date.  If the holders of 30%, or 3,750,000, or more shares of common stock issued in Tailwind’s initial public offering vote against the transaction proposal and demand conversion of their shares into a pro rata portion of the trust account, Tailwind will not be able to consummate the transaction. Based on the amount of cash held in the trust account as of December 31, 2008, without taking into account any interest accrued after such date, you will be entitled to convert each share of common stock that you hold into approximately $8.18 .  If the transaction is not consummated, Tailwind will continue to search for a business combination. However, Tailwind will be liquidated if it does not consummate a business combination by April 17, 2009. In any liquidation, the net proceeds held in the trust account, plus any interest earned thereon, will be distributed on a pro rata basis to the holders of Tailwind common stock who purchased their shares in Tailwind’s initial public offering or thereafter.

If you exercise your conversion rights, then you will be exchanging your shares of Tailwind common stock for cash and will no longer own these shares. You will only be entitled to receive cash for these shares if you continue to hold these shares through the closing date of the transaction and then tender your stock certificate to Tailwind’s transfer agent, American Stock Transfer & Trust Company, 59 Maiden Lane, Plaza Level, New York, NY 10038, Attention: Herbert J. Lemmer, telephone (718) 921-8209.  Inquiries regarding conversion may be addressed to American Stock Transfer. On March  2, 2009, the closing price of Tailwind common stock was $ 8.10 .  On December 31 , 2008, the amount of cash held in the trust account was approximately $ 102,216,738 .  If a Tailwind stockholder had elected to exercise his conversion rights on such date, then he would have been entitled to receive approximately $ 8.18 per share, plus net interest accrued thereon subsequent to such date. Prior to exercising conversion rights, Tailwind stockholders should verify the market price of Tailwind common stock as they may receive higher proceeds from the sale of their common stock in the public market than from exercising their conversion rights.  The closing price of $ 8.10 per share as of March  2, 2009, was lower than the amount which would be received upon conversion.

Questions About Voting

If you have any questions about how to vote or direct a vote in respect of your Tailwind common stock, you may call Andrew A. McKay of Tailwind, at (416) 601-2422  or ____________ at __________________ [proxy solicitation firm].  You may also want to consult your financial and other advisors about the vote.

Revoking Your Proxy and Changing Your Vote

If you give a proxy, you may revoke it or change your voting instructions at any time before it is exercised by:

▪	Sending another proxy card with a later date;

▪
Notifying Tailwind Financial Inc., Brookfield Place, 181 Bay Street, Suite 2040, Toronto, Ontario, Canada M5J 2T3, Attention: Andrew A. McKay, in writing before the extraordinary meeting that you have revoked your proxy; or

▪
Attending the extraordinary meeting , revoking your proxy and voting in person.  If your shares are held in “street name,” consult your broker for instructions on how to revoke your proxy or change your vote.

Broker Non-Votes

If your broker holds your shares in its name and you do not give the broker voting instructions, regulatory rules prohibit your broker from voting your shares on any of the proposals.  This is known as a “broker non-vote.”

Solicitation Costs

Tailwind is soliciting proxies on behalf of the Tailwind Board of Directors and will bear the costs of this solicitation.  [In addition, Tailwind has engaged the firm of _______________ to help it solicit proxies for a fee of $_______________ plus reasonable expenses.] This solicitation is being made by mail, but also may be made in person or by telephone or other electronic means.  Tailwind and its respective directors, officers, employees and consultants may also solicit proxies in person or by mail, telephone or other electronic means.  In addition, Allen-Vanguard stockholders, officers and directors may solicit proxies in person or by mail, telephone or other electronic means on Tailwind’s behalf.  These persons will not be paid for doing this.

Tailwind will ask banks, brokers and other institutions, nominees and fiduciaries to forward its proxy materials to their principals and to obtain their authority to execute proxies and voting instructions.  Tailwind will reimburse them for their reasonable expenses.

Stock Ownership

Information concerning the holdings of certain Tailwind stockholders is set forth under “Beneficial Ownership of Securities” on page 148.

PROPOSAL 1
APPROVAL OF THE ARRANGEMENT AGREEMENT TO ACQUIRE ALLEN-VANGUARD

The Arrangement and the Arrangement Agreement

The following discussion of the principal terms of the arrangement agreement is qualified in its entirety by reference to the arrangement agreement in substantially the form attached as Annex A to this proxy statement. The arrangement agreement is incorporated by reference into this proxy statement.

The calculation of the shares of common stock of Tailwind to be outstanding after the consummation of the acquisition ( 19,597,859 shares) and other data dependent upon such number of outstanding shares, unless otherwise stated, does not take into account any conversion by Tailwind stockholders, any additional shares of common stock which may be issued as a result of the exercise of the outstanding warrants issued in the Tailwind initial public offering, exercise of the warrants issued to the lenders of Allen-Vanguard,  potential adjustment to the number of shares of common stock of Tailwind issued to stockholders of Allen-Vanguard in connection with the acquisition of  Allen-Vanguard, including but not limited the exercise of dissent rights by any stockholders of Allen-Vanguard, the settlement by Allen-Vanguard of an indemnification claim against the stockholders of a company acquired by Allen-Vanguard, exercise of any convertible securities prior to the acquisition issued to Allen-Vanguard employees, the issuance of additional shares as a result of the proposed rights offering to Allen-Vanguard stockholders, and any change in the exchange rate for C$ to U.S.$.

Parties to the Arrangement

Tailwind, a Delaware corporation, specifically formed as a vehicle for the acquisition of an operating business; Allen-Vanguard Corporation, a corporation incorporated under the laws of Ontario; and AV Acquisition Corp., a wholly owned subsidiary of Tailwind formed under the laws of Ontario for the purpose of effectuating the acquisition.

The Arrangement

The plan of arrangement provides for the acquisition by the Tailwind subsidiary of all of the outstanding shares of common stock of Allen-Vanguard in exchange for shares of Tailwind.  As a result of the arrangement, Allen-Vanguard will become a wholly owned indirect operating subsidiary of Tailwind.

Arrangement Consideration

If the arrangement is approved and completed, in exchange for each share of common stock of Allen-Vanguard, the holder of such common stock will receive a fraction of a share of Tailwind common stock equal to the “exchange ratio,” without interest and less any applicable withholding taxes. The “exchange ratio” means 0.046492659 multiplied by the exchange rate posted by the Bank of Canada for one Canadian dollar expressed in U.S. dollars at noon on the business day immediately preceding the effective date (the “Exchange Rate”).

The stockholders of Allen-Vanguard will receive 5,761,278 shares of Tailwind common stock based upon the number of outstanding shares of common stock of Allen-Vanguard at the time the proposed transaction is completed.

The warrantholders of Allen-Vanguard will receive 977,195 warrants to acquire Tailwind common stock at $4.55 in exchange for 27,092,367 existing warrants to acquire Allen-Vanguard stock at $0.16 (C$0.21)

Accordingly, on the effective date of the acquisition, Tailwind will pay aggregate consideration of approximately $47 million, representing the estimated value for the issuance of the 5,761,278 shares of common stock of Tailwind (based upon the $8.18 liquidation value of a share of common stock of Tailwind as of December 31, 2008 held in the trust account), and $4 million, representing the intrinsic value of the 977,195 warrants to acquire Tailwind stock at $4.55 (based upon the $8.18 liquidation value of a share of common stock of Tailwind as of December 31, 2008).  Tailwind has valued the acquisition of Allen-Vanguard at approximately $251 million comprised of the aforementioned $51 million value of Tailwind shares and warrants being issued and the outstanding indebtedness of Allen-Vanguard of approximately $200 million. Additionally, the board discussed the fact that ascribing a reasonable EBITDA multiple for the industry in which Allen-Vanguard competes to Allen-Vanguard’s FY 2008 or FY2009 estimated EBITDA would also result in a valuation of Allen-Vanguard that exceeded the threshold of 80% of Tailwind net assets (excluding the amount held in the trust account representing a portion of the underwriters’ discount) by a wide margin.

Based upon such valuation and other factors discussed herein, Tailwind’s Board of Directors determined that the fair market value of Allen-Vanguard exceeds 80% of Tailwind’s net assets (excluding any funds held in the trust account for the benefit of the underwriters).

Treatment of Outstanding Options, Warrants and Restricted Share Units (“RSUs”)

Any unexercised stock options for shares of common stock of Allen-Vanguard will terminate at the effective time of the arrangement.  In this regard, Allen-Vanguard has agreed to take such action as may be necessary to provide that all of its unvested stock options currently outstanding will vest prior to the exercise date (as defined in the arrangement agreement) and options not exercised prior to the exercise date will be cancelled and will terminate at the effective time of the arrangement.  The warrants to purchase common shares of Allen-Vanguard that are not exercised prior to the exercise date shall be exercisable from and after the effective date for shares of Tailwind common stock subject to adjustment based on the Exchange Ratio. The exercise price of the warrants following the effective time of the arrangement shall be the exercise price for the warrants prior to the effective time divided by the exchange ratio.   Additionally, Allen-Vanguard will also amend the terms of all outstanding unvested RSUs, as necessary and as permitted by its RSU Plan, to provide that the RSUs outstanding immediately prior to the effective  time shall from and after the effective  time be redeemable in accordance with the terms of the RSU Plan for cash (as adjusted by the Exchange Ratio and as otherwise required to reflect the arrangement ) or such number of shares of common stock of Tailwind, as equals (i) the number of shares of  common stock of Allen-Vanguard for which the RSUs, if vested, would have been redeemable immediately prior to the effective time of the arrangement, multiplied by (ii) the Exchange Ratio, or a combination of the two.

Conditions to the Arrangement

The consummation of the arrangement depends on the satisfaction or waiver (to the extent permitted by law) of a number of conditions, including the following:

▪	the arrangement must have received interim approval from the Ontario Superior Court of Justice, satisfactory to Allen-Vanguard and Tailwind;
▪
the Ontario Superior Court of Justice determines that the issuance of the common stock of Tailwind to the Allen-Vanguard stockholders pursuant to the terms of the arrangement agreement is fair to Allen-Vanguard stockholders and has granted a final order, satisfactory to each of Allen-Vanguard and Tailwind;

▪	the arrangement agreement must have been approved by the requisite vote of the stockholders of Allen-Vanguard and Tailwind;
▪	as of the effective date, the shares of common stock of Tailwind issued in connection with the Arrangement will be quoted and approved for listing on NYSE Alternext US;
▪
at or prior to the Tailwind stockholders’ meeting, holders of less than thirty percent (30%) of the shares issued in the initial public offering will have demanded that Tailwind convert such shares into cash pursuant to the terms of the Tailwind Charter;

▪	the representations and warranties in the arrangement agreement of Allen-Vanguard must be true and correct except as would not result in a material adverse effect on Allen-Vanguard;
▪	stockholders of Allen-Vanguard representing in the aggregate 10% or more of its outstanding common stock immediately prior to the effective date will not have validly exercised dissent rights;

▪
Allen-Vanguard shall have entered into a revised arrangement with its senior secured lenders with respect to the outstanding credit facilities provided to it and its subsidiaries by such lenders, that is satisfactory to Tailwind and Allen-Vanguard including with respect to the warrants issued and issuable to such lenders in connection with such facilities; and

▪	certain stockholders of Allen-Vanguard holding an aggregate of 2,851,072 shares of common stock of Allen-Vanguard will have entered into a lock-up agreement for a period of six months.

Minimal Restrictions on Solicitations of Other Offers

The arrangement agreement provides that Allen-Vanguard has the right to solicit and engage in discussions and negotiations with any person without restriction, provided that from March 15, 2009 until the termination of the agreement or in the event this Proxy Statement is not mailed to Stockholders by April 7, 2009, until April 7, 2009, Allen-Vanguard will not solicit any third party to engage in a potential transaction (as defined in the Arrangement Agreement) without the consent of Tailwind.  Notwithstanding the foregoing limitation, Allen-Vanguard has the right to pursue a joint venture alliance partnership, teaming arrangement or other strategic alliance with any person relating to its electronic systems business at any time.   Electronic systems consist primarily of electronic-counter measures which prevent the detonation of remotely controlled IED’s.  This business segment generated 67% and 62% of Allen-Vanguards revenue in FY 2008 and Q1 2009, respectively. Currently, Allen-Vanguard has no firm plans for any related joint venture alliance.

From March 15, 2009 until the termination of the agreement or, in the event this proxy statement is not mailed to stockholders by April 7, 2009, until April 7, 2009, except with respect to those parties identified in the arrangement agreement, Allen-Vanguard is subject to a “no-shop” restriction on its ability to solicit third-party proposals, provide information to third parties and engage in discussions with third parties. The no-shop provision is subject to a “fiduciary-out” provision that allows Allen-Vanguard to provide information and participate in discussions with respect to unsolicited third party proposals with respect to which the (i) Board of Directors has determined in its good faith judgment (after consultation with its financial advisor), that such proposal or offer constitutes or could reasonably be expected to result in a superior proposal, (ii) Board of Directors has determined in its good faith judgment after consultation with its legal counsel, in light of such superior proposal, the failure to furnish such information or to enter into such discussions would result in a breach of its fiduciary obligations under applicable law, (iii) the Board of Directors has provided written notice to Tailwind of its intent to furnish information or enter into discussions with such party at least three business days prior to taking any such action, and (iv) the Board of Directors has obtained from such party an executed confidentiality agreement containing confidentiality provisions no less favorable to Allen-Vanguard than those contained in the confidentiality agreement with Tailwind.

Termination of the Arrangement Agreement

The arrangement agreement may be terminated:

▪ By mutual written consent by Allen-Vanguard and Tailwind;

▪ By action of the Board of Directors of either Tailwind, on the one hand, or Allen-Vanguard, on the other hand, (a) so long as the terminating party has not breached or failed to fulfill its obligations under the arrangement agreement resulting in the failure of the transactions contemplated therein, if: (i) the arrangement is not completed on or before April 17, 2009, and (ii) if Allen-Vanguard or Tailwind has not obtained the requisite approval of its shareholders, or (b) any governmental authority of competent jurisdiction issues a non-appealable final order permanently restraining, enjoining or otherwise prohibiting the consummation of the Transaction;

▪ By either Tailwind, on the one hand, or Allen-Vanguard, on the other hand, in the event of a material breach by the other party of any representation, warranty, covenant or agreement under the arrangement agreement made by such other party, or if any representation or warranty shall become untrue,  which would give rise to the failure to satisfy certain conditions and if such breach   or inaccuracy has not been cured within twenty (20) business days after being provided written notice thereof; or

▪ By either Tailwind, on the one hand, or Allen-Vanguard, on the other, in the event that either party fails to satisfy the conditions set forth in Sections  8.03(c) and 8.03(d), as applicable, of the arrangement agreement (attached hereto as Annex A ), prior to the date on which the condition is required to be satisfied.

▪ By Allen-Vanguard: (i) at any time prior to the date the required approval of the arrangement by the Allen-Vanguard shareholders and by Tailwind stockholders is obtained, in connection with the completion of a transaction with another person that was not identified in the arrangement agreement,   (ii) at any time following the date the required approval of the arrangement by the Allen-Vanguard shareholders and by Tailwind stockholders is obtained and prior to the effective date of the arrangement, in connection with the completion of a potential transaction with a person which was identified in the arrangement agreement as a potential candidate or with another person that was not identified in the arrangement agreement that makes an unsolicited bid for a majority of the Allen-Vanguard’s capital stock on or prior to April 17, 2009 with the purpose of taking control of the Allen-Vanguard, or (iii) at any time prior to the termination of the arrangement agreement in connection with the entering into of a written binding agreement relating to a unsolicited  bona fide written offer made by a third party to consummate an acquisition on terms more favorable to Allen-Vanguard.

▪ By Tailwind, at any time prior to the effective date of the arrangement upon written notice to Allen-Vanguard, on the earlier of (i) the date on which the Tailwind determines, acting reasonably and in good faith,  that the transactions contemplated by this Agreement cannot or are unlikely to be consummated because the conditions set forth in the arrangement agreement to the obligation to close of Tailwind and its wholly owned subsidiary have not or are unlikely to be met, unless such failure of consummation shall be due to the failure of the Tailwind or its wholly owned subsidiary to perform or observe in all material respects the covenants and agreements to be performed or observed by the Tailwind or its wholly owned subsidiary.

Break-Up Fee and Reimbursement of Certain Expenses .

Allen-Vanguard has agreed to pay Tailwind a “break fee” of $5 million if (a) the arrangement agreement has not been terminated (i) by mutual agreement, (ii) because the transaction has not been completed by April 17, 2009 due to a breach or failure by Tailwind to fulfill its obligations under this Agreement, or (iii) because the approval of the stockholders of Tailwind has not been obtained; (b) Tailwind has not announced another potential alternative transaction on or prior to the completion of a potential transaction, and (c) Allen-Vanguard is successful in completing a potential transaction with (i) one or more of the entities which were identified in the agreement and completed by April 30, 2010, (ii) an entity not identified in the arrangement agreement that makes an unsolicited bid for a majority of Allen-Vanguard’s capital stock on or prior to April 17, 2009 with the purpose of taking control of Allen-Vanguard, or (iii) an entity that makes a superior proposal to the Tailwind arrangement.

Allen-Vanguard has also agreed that in the event that: (a) the arrangement agreement has not been terminated by mutual consent or because the transaction has not been completed due to a breach or failure by Tailwind to fulfill its obligations under the arrangement agreement, or the stockholders of Tailwind have not approved the arrangement; (b) Tailwind has not announced another alternative transaction on or prior to the completion of a another transaction by Allen-Vanguard as permitted buy the arrangement agreement,  and (c) Allen-Vanguard is successful in completing by April 30, 2010 a transaction with another person to whom Allen-Vanguard has provided information to or entered into negotiations with prior to April 17, 2009, and no break fee is otherwise payable, Allen- Vanguard’s only obligation to Tailwind in connection with the Transaction will be to reimburse Tailwind for its reasonable costs and expenses incurred in connection with its negotiations with Allen-Vanguard  from and after January 6, 2009 up to a maximum of $ 387,900 ( C$500,000 ).

Other Terms of the Arrangement Agreement

▪
Registration Statement:  Tailwind   has agreed to   file a registration statement on Form S-8 (or another appropriate form) with the SEC registering a number of shares of its common stock equal to the number of its shares issuable in connection with the redemption of the Allen-Vanguard RSUs.

▪	Waiver: Allen-Vanguard has waived any claims it may have to any monies in the trust account established by Tailwind for the benefit of its public stockholders.

▪
Resignation of Directors and Officers:  Tailwind has agreed to cause each of its directors and officers to voluntarily resign as of the effective date of the acquisition and one representative from Tailwind appointed to the new Board of Directors along with the directors and officers of Allen-Vanguard.

Background

The terms of the arrangement agreement are the result of arm’s-length negotiations between representatives of Tailwind and Allen-Vanguard. The following is a brief discussion of the background of these negotiations, the proposed acquisition and related transactions.

Tailwind was incorporated in Delaware on June 30, 2006 as a blank check company formed to acquire, through a merger, capital stock exchange, asset or stock acquisition, exchangeable share transaction or other similar business combination of one or more businesses on the financial services industry.  A registration statement for Tailwind’s initial public offering was declared effective on April 11, 2007.  On April 17, 2007, Tailwind consummated its initial public offering of 12,500,000 units, each consisting of one share of common stock and one redeemable common stock purchase warrant. Each warrant expires on April 11, 2011, or earlier upon redemption, and entitles the holder to purchase one share of Tailwind common stock at an exercise price of $6.00 per share. The common stock and warrants started trading separately on May 16, 2007.

Of the aggregate net proceeds from the sale of the Tailwind units and a private placement consummated immediately prior to the sale of the units, $100 million was deposited in a trust account and, in accordance with Tailwind’s Charter, will be released either upon the consummation of a business combination or upon the liquidation of Tailwind.  If Tailwind does not consummate a business combination by April 17, 2009, it will be forced to liquidate and distribute the proceeds of the trust account (net of taxes payable) to its public stockholders.

Tailwind was created to serve as a vehicle to effect a merger, capital stock exchange, asset acquisition or other similar business combination with an operating business. As such, its officers and directors are responsible for identifying, evaluating and selecting a target business and, in their capacity as officers and directors of Tailwind, have focused their work on finding and analyzing potential acquisition targets, analyzing valuation work, negotiating potential transaction terms with potential target companies and reviewing various business case scenarios. In addition, they have assisted the company by preparing investment materials, analyzing market and industry research, coordinating and reviewing due diligence work, providing technical financial modeling, including pro forma financial statements, coordinating and analyzing business plans and assisting in the preparation of applicable SEC financial information and documentation.

Tailwind attempted to source opportunities both proactively and reactively, and given the mandate to find a suitable business combination partner, did not limit itself to any one transaction structure (i.e. cash versus stock issued to seller, straight merger, corporate spin-out or management buy-out). Proactive sourcing involved Tailwind management, among other things:

▪
initiating conversations, whether via phone, e-mail or other means and whether directly or via their major stockholders, with third party companies they believed may make attractive business combination partners;

▪	contacting professional service providers (lawyers, accountants, consultants and bankers);

▪	utilizing their own network of business associates and friends for leads;

▪	working with third-party intermediaries, including investment bankers;

▪	inquiring of business owners of their interest in selling their business; and

▪	engaging consultants with whom Tailwind entered into success-fee based engagement letters.

Reactive sourcing involved fielding inquiries or responding to solicitations by either (i) companies looking for capital or investment alternatives or (ii) investment bankers or other similar professionals who represented a company engaged in a sale or fundraising process.

Tailwind initially anticipated effecting its business combination with a target or targets in the financial services industry but, as a result of market conditions negatively impacting the financial services industry, determined that it was in the best interest of shareholders to seek a target or targets in other industry sectors.  This is consistent with the flexibility provided in Tailwind’s Charter, although it may not comply with the terms of Tailwind’s initial public offering prospectus.  Additionally, Tailwind believes that this does not negatively impact any of its stockholders because of the conversion rights held by them which enable stockholders to receive $8.18 per share at the time of a stockholder vote.

Prior to signing the arrangement agreement with Allen-Vanguard, Tailwind considered more than 20 companies within a variety of industry sectors, including shipping, technology, gaming, entertainment, packaging, aviation, leasing, hospitality, financial services.  These opportunities were sourced from a variety of investment bankers and other contacts of the principals of Tailwind.  Tailwind signed three letters of intent and one definitive agreement with parties other than Allen-Vanguard as outlined in the following table; none of which resulted in a successful business combination.

Party	Industry	Most advanced agreement executed	Geographic Location
Name not disclosed	Financial services	Letter of intent	Canada
Asset Alliance Corporation	Financial services	Definitive merger agreement	United States
GrandUnion Inc	Dry bulk shipping	Letter of intent	Greece

Allen-Vanguard has been a publicly traded entity on the Toronto Stock Exchange since November 18, 2003 and has made a number of acquisitions since its initial public offering.  In connection with these acquisitions and in accordance with normal business operations Allen-Vanguard raised debt financing on a number of occasions.

Timeline
On August 14, 2008 Allen-Vanguard announced that it had received unsolicited expressions of interest from parties interested in making an investment in Allen-Vanguard in order to strengthen Allen-Vanguard’s financial position.  Allen-Vanguard engaged RBC Capital to act as financial advisor to Allen-Vanguard and assist with the evaluation of the proposals.  On September 16, 2008 Allen-Vanguard announced that it would not complete a transaction in advance of September 30, 2008 and therefore would seek an accommodation arrangement with its lenders to defer a quarterly principal payment due on September 30, 2008 of approximately $10 million.  On September 30, 2008 Allen-Vanguard announced that the lenders had granted this accommodation which was subsequently extended on October 31, 2008, November 28, 2008, December 10, 2008 and December 16, 2008 ..  On September 18, 2008 Allen-Vanguard engaged Genuity Capital Markets as a financial advisor to assist Allen-Vanguard in identifying a suitable financial partner for Allen-Vanguard.

Representatives of Tailwind met with Genuity to discuss potential opportunities for Tailwind on October 29, 2008 at which time Genuity brought up the possibility of a transaction involving Tailwind and Allen-Vanguard.  On the same day the parties executed a non disclosure agreement and Genuity subsequently provided Tailwind with preliminary information concerning Allen-Vanguard.  After reviewing this information the management of Tailwind determined that it was appropriate to learn more about the opportunity and set up a meeting with Allen-Vanguard through Genuity.

On November 3, 2008 Peter Allen, the Chief Financial Officer of Allen-Vanguard, and David Luxton, the Chief Executive Officer of Allen-Vanguard who participated by phone, met with Michael Simonetta, Vice Chairman of Tailwind, Gordon A. McMillan, Chairman of the Board of Director of Tailwind and other representatives of Tailwind to discuss the business of Allen-Vanguard and the possibility of a transaction.  The discussion focused on the near-term challenges Allen-Vanguard was facing as well as the long-term prospects for each of Allen-Vanguard’s divisions and the underlying industry fundamentals that impact Allen-Vanguard.  Later in the day, Tailwind spoke with its underwriter, Deutsche Bank Securities, to discuss the merits of the potential transaction in the context of the market for special purpose acquisition companies.  This discussion focused on the industry in which Allen-Vanguard competes, Allen-Vanguard’s historical performance and structural elements of the transaction given that Allen-Vanguard is publicly traded on the Toronto Stock Exchange.

After consulting with Tailwind’s Board of Directors , Tailwind’s management determined that it was appropriate to prepare a letter of intent outlining a plan to merge Tailwind and Allen-Vanguard.  This draft letter of intent was sent on November 6, 2008.  After discussing the contents of the letter with Genuity, who was acting on behalf of Allen-Vanguard’s Board of Directors , Tailwind revised the draft letter of intent and provided an updated version on November 14, 2008.  Over the next few days Tailwind and Allen-Vanguard negotiated the letter of intent in advance of a Tailwind board meeting that was called by Tailwind for November 17, 2008.   The negotiations of the letter of intent focused on four principle aspects of the transaction:

•	The exchange ratio by which shares of Allen-Vanguard would be exchanged for Tailwind shares;
•
The ability for Allen-Vanguard to conduct a rights offering whereby Allen-Vanguard shareholders would be able to acquire additional shares in Allen-Vanguard at the rights offering price.  This aspect of the transaction was included to provide Allen-Vanguard shareholders with an opportunity to participate in the transaction which would otherwise be dilutive to Allen-Vanguard shareholders;

•
The adjustment to the exchange ratio as a result of a possible settlement of the Med-Eng indemnity claim concerning the Med-Eng acquisition made by Allen-Vanguard in 2007.  The adjustment provides for additional compensation based on the net proceeds of such a settlement if the proceeds are received before March 15, 2009; and

•	Exclusivity provisions and break fee.

At Tailwind’s board meeting on November 17, 2008 , the Board of Directors of Tailwind discussed the merits of a transaction with Allen-Vanguard and the details of the proposed letter of intent.   Importantly, the board considered the underlying value of Allen-Vanguard which could be recognized through a transaction with Tailwind and that would result in a reduction of Allen-Vanguard’s indebtedness.   The board voted unanimously to authorize Tailwind’s management team to execute a non-binding letter of intent with Allen-Vanguard.  On November 17, 2008 the Board of Directors of Allen-Vanguard met to discuss the proposed letter of intent with Tailwind and subsequently voted unanimously in favor of continuing to pursue a transaction with Tailwind.  On November 18, 2008, the non-binding letter of intent was entered into by both parties.

In advance of the signing of the definitive agreement, Tailwind and its legal other advisors conducted a due diligence review on Allen-Vanguard.  On November 11, 2008 Allen-Vanguard made available to Tailwind a large amount of due diligence materials through an online data room that supplemented the information that had already been provided to Tailwind. The parties held numerous conference calls to discuss the business model, specific products and the markets into which Allen-Vanguard sells these products, Allen-Vanguard’s strategic agreements and Allen-Vanguard’s financial projections and growth plans.  Additionally, Tailwind visited the corporate headquarters of Allen-Vanguard on November 21, 2008 and December 1, 2008 and met with senior management and a number of key employees of Allen-Vanguard.   During these meetings each of the key employees of Allen-Vanguard presented his or her respective area of responsibility and Tailwind was able to have a detailed discussion with each.   During these visits Tailwind was able to conduct further due diligence and began to discuss specific terms concerning a definitive agreement between the parties.

On November 21, 2008 Loeb & Loeb LLP, Tailwind’s U.S. outside counsel, provided a draft arrangement agreement to Tailwind which formed the basis for the negotiation of a definitive agreement between Tailwind and Allen-Vanguard.  Allen-Vanguard engaged its outside counsel, Lang Michener LLP, to assist in the negotiation of the agreement and to assist with the structural underpinnings of the arrangement agreement.  Tailwind also engaged McMillan LLP, Tailwind’s Canadian counsel, who assisted Tailwind in negotiating and evaluating the aspects of the agreement that relate to Canadian law.  Over the next few weeks the agreement was negotiated by the parties while Tailwind continued to conduct its due diligence review of Allen-Vanguard.

On December 5, 2008 the parties and their advisors had a detailed conference call to discuss a number of outstanding points relating to the draft agreement.  These included details relating the proposed Allen-Vanguard rights offering, the legal structure of the transaction, the representation, warranties and covenants of the parties as well as the need for Allen-Vanguard to negotiate with its lenders an accommodation agreement in advance of the issuance of Allen-Vanguard’s 2008 fiscal year audited financial statements.  On December 12, 2008 Tailwind completed the preparation of an updated draft arrangement agreement and sent it to Allen-Vanguard and Lang Michener LLP.

On December 15, 2008 Tailwind held a board meeting to discuss the status of the transaction and the reasons for which Tailwind’s management believed that it represented an attractive acquisition opportunity.  The board discussed the fact that Allen-Vanguard’s enterprise value, based on the trading price of its shares on the Toronto Stock Exchange, exceeded the threshold of 80% of Tailwind net assets (excluding the amount held in the trust account representing a portion of the underwriters’ discount) by a wide margin.  On Friday December 12, 2008, Allen-Vanguard’s share price closed at $0.23 (C$0.29) assuming the exchange rate on December 12, 2008 of C$1=US$0.80 which resulted in Allen-Vanguard having an enterprise value of approximately $226 million (assuming $200 million in outstanding indebtedness) which is nearly three times the threshold of 80% of Tailwind’s net assets.  Additionally, the board discussed the fact that ascribing a reasonable EBITDA multiple for the industry in which Allen-Vanguard competes to Allen-Vanguard’s FY 2008 or FY2009 estimated EBITDA would also result in a valuation of Allen-Vanguard that exceeded the threshold of 80% of Tailwind net assets (excluding the amount held in the trust account representing a portion of the underwriters’ discount) by a wide margin.

Prior to December 18, 2008 Tailwind and Allen-Vanguard exchanged information to be used in the preparation of this proxy statement including the reconciliation of Allen-Vanguard’s financial statements from Canadian GAAP to US GAAP. Additionally, a number of the documents required for the preparation of this proxy statement, such as Allen-Vanguard’s annual information form, were being prepared and draft versions were provided to Tailwind.

On December 18, 2008, the Board of Directors of Allen-Vanguard indicated to Tailwind that Allen-Vanguard was not prepared to proceed with the completion of the arrangement.

On December 30, 2008, Allen-Vanguard announced that it entered into a definitive agreement with its lenders regarding new credit terms. In addition, an agreement was reached with all but one of the lenders to provide  new credit facilities.

On January 4, 2009, after several discussions between Tailwind and Allen-Vanguard, the parties agreed to reinstate discussions.

On January 8, 2009, the Board of Directors of Allen-Vanguard met to consider the terms of the arrangement and agreed to proceed with the preparation of a definitive agreement for the arrangement.  On January 12, 2009 Tailwind held a board meeting to discuss the transaction.  The board reviewed the arrangement agreement and draft proxy statement in advance of the meeting and discussed the recent accommodation agreement that Allen-Vanguard had signed with its lenders.  Tailwind’s Board of Directors voted unanimously in favor of the transaction and authorized the management team of Tailwind to enter into the arrangement agreement on behalf of Tailwind.   On January 22, 2009 Tailwind’s Board of Directors met again to discuss the status of the transaction and reiterated unanimously the Board’s support for the transaction.

On January 22, 2009 the Board of Directors of Allen-Vanguard met to consider the proposed transaction with Tailwind and unanimously voted in favor of entering into the arrangement agreement.

On January 23, 2009 Tailwind and Allen-Vanguard entered into the arrangement agreement and made a public announcement describing the transaction.

While no one factor determined the final agreed upon consideration in the acquisition, Tailwind’s Board of Directors reviewed various industry and financial data, including certain valuation analyses and metrics compiled by Tailwind in order to make its determination that the consideration to be paid to the Allen-Vanguard stockholders was reasonable and that the acquisition was in the best interests of Tailwind’s stockholders.

Tailwind’s  management and legal advisors  conducted a due diligence review of Allen-Vanguard that included an industry analysis, a description of Allen-Vanguard’s existing business model, inspections of company premises, review of corporate records and files, in-depth meetings with three levels of Allen-Vanguard management, a valuation analysis and financial projections in order to enable the Board of Directors to ascertain the reasonableness of the consideration. On December 15, 2008 Tailwind’s executive officers completed a Board presentation relating to the acquisition. During its negotiations with Allen- Vanguard , Tailwind did not receive services from any financial advisor.

Tailwind’s Reasons for the Merger and Recommendation of the Tailwind Board

The Tailwind Board of Directors has concluded that the merger with Allen-Vanguard is in the best interests of Tailwind’s stockholders and unanimously recommends that you vote “FOR” the proposal to approve the arrangement agreement with Allen-Vanguard.

In arriving at its determination to approve the arrangement agreement with Allen-Vanguard, the Board of Directors of Tailwind relied on information (including financial information) relating to Allen-Vanguard, the regulatory environment, industry dynamics, the reports of legal advisers and their own experience in a variety of business industries and capital markets.

The Tailwind Board of Directors also confirmed that the merger with Allen-Vanguard would satisfy the conditions for a merger candidate as set forth in its final prospectus dated April 11, 2007 for its initial public offering.   Tailwind initially anticipated effecting its business combination with a target or targets in the financial services industry but, as a result of market conditions negatively impacting the financial services industry, determined that it was in the best interests of Tailwind stockholders to seek a target or targets in other industry sectors, although this does not comply with the terms of Tailwind’s initial public offering prospectus (See the risk factor entitled “Tailwind’s initial public offering prospectus contemplates a business combination within the financial services industry” on page 25).  Based on the Tailwind Board of Directors’ estimate of Allen-Vanguard’s fair value, the Board concluded that the acquisition equals at least 80% of Tailwind’s net assets (excluding the amount held in the trust account representing a portion of the underwriters’ discount). The fair market value of Allen-Vanguard was determined by the Board of Directors based on a variety of factors generally accepted by the financial community in valuing companies.  The Board of Directors also considered the fact that the trading price of Allen-Vanguard stock indicated that the market has valued Allen-Vanguard at more than 80% of Tailwind’s net assets (excluding the amount held in the trust account representing a portion of the underwriters’ discount).  The Board of Directors decided that based on these factors it did not require the opinion of an outside valuation firm to make the determination and, therefore, no outside valuation firm was asked to prepare a valuation opinion.

The Tailwind Board of Directors considered a wide variety of factors in connection with its evaluation of the merger. In light of the complexity of those factors, the Board of Directors did not consider it practicable to, nor did it attempt to, quantify or otherwise assign relative weights to the specific factors.  Such factors included, among other things:

▪
the ability for the merger to result in substantial value creation to shareholders by eliminating financial uncertainty faced by Allen-Vanguard as a result of its debt load .  By eliminating the financial uncertainly faced by Allen-Vanguard by reducing its debt load it is expected that the market will value the combined entity at a higher level than the pre-acquisition valuation which is weighed down by the aforementioned financial uncertainty;

▪
the experience and skills of Allen-Vanguard’s senior management and key employees .  The senior management and key employees of Allen-Vanguard have decades of experience working within the defense and homeland security sectors.  Furthermore, these individuals have substantial experience growing businesses and managing publicly traded companies;

▪
Allen-Vanguard’s competitive position as a market leader in the development and sale of products and services relating to countermeasures against hazardous devices. No other company offers the breadth of products and services that Allen-Vanguard does within its area of expertise;

▪
the financial condition of Allen-Vanguard’s business divisions and results of operations which have continued to be positive but are overshadowed by the financial uncertainly relating to Allen-Vanguard’s debt load;

▪
Allen-Vanguard’s growth potential as it has a number of products with strong growth potential, such as micro climate systems and blast seats. Additionally, Allen-Vanguard has a number of products in the development stage;

▪
Allen-Vanguard’s diversified revenue stream across a variety of customers in multiple industries .  Allen-Vanguard operates in three divisions and sells products and services into the defense and homeland security markets in over one hundred countries;

▪
Allen-Vanguard’s market leading positions in a number of the industries in which it competes and consequent competitive advantages .  One area in which Allen-Vanguard is a clear global leader is in the production and development of bomb suits where Allen-Vanguard holds approximately 85% of global market share for this product;

▪
Allen-Vanguard’s favorable industry dynamics, including the competitive landscape .  The products and services that Allen-Vanguard sells are increasingly in demand by defense and homeland security forces throughout the globe as a result of the increasing prevalence of improvised explosive devices and other hazardous devices.  Within the market segments in which Allen-Vanguard operates there is no competitor which offers a comprehensive suite of products to the extent of Allen-Vanguard;

▪
barriers to entry in the markets served by Allen-Vanguard are often meaningful as the process of product development is lengthy and costly and the sales cycles are lengthy.  Additionally, many of Allen-Vanguard’s products incorporate communications equipment that must be interoperable with various other products which makes it more difficult to compete for competitors that provide only on one product line.  Finally, the classified nature of many of the products and services provided by Allen-Vanguard and the intellectual property protection held by Allen-Vanguard make it difficult for new entrants to compete with Allen-Vanguard;

▪	the regulatory environment for Allen-Vanguard;

▪
the valuation of comparable companies which provided guidance regarding the trading multiple range where Allen-Vanguard might be expected to trade in the absence of the financial uncertainty as a result of its debt load; and

▪	research reports published by third-parties on markets and/or companies similar to Allen-Vanguard and Allen-Vanguard itself.

Tailwind’s Board of Directors believes that Allen-Vanguard has the ability to continue its growth because opportunities exist to:

▪
develop new products as the need for counter-terrorism products and services to protect against hazardous devices is likely to grow and Allen-Vanguard has a world class team of engineers and field operations specialists who are well-positioned to develop new products and improve existing ones;

▪	bring products currently in development to market as Allen-Vanguard has a number of products in various development stages and the expertise in making these products available to its customers;

▪	increase sales of existing products and services;

▪	enter into strategic partnerships to increase sales of products and services; and

▪
make strategic acquisitions that will increase Allen-Vanguard’s position as a market leader in the provision of products and services that protect against hazardous devices.  Allen-Vanguard has broad distribution capabilities within the defense and homeland security sectors, including a substantial distributor base, that can be leveraged for the sale of new products and services that Allen-Vanguard could acquire through strategic acquisitions.

In addition, although the Board of Directors determined that the acquisition is in the best interest of Tailwind and its stockholders, it did recognize that Allen-Vanguard’s business has the following risks:

•	Allen-Vanguard operates in a highly competitive and rapidly changing environment;
•	Allen-Vanguard has incurred significant indebtedness;
•	Allen-Vanguard may need additional financing for working capital, capital expenditures, and to finance future acquisitions;
•	budget constraints of the federal or foreign governments could reduce Allen-Vanguard’s revenues;
•	the nature of Allen-Vanguard’s products exposes it to greater risks of product liability; and
•	regulatory risks relating to export restrictions on certain of Allen-Vanguard’s products and services.

Satisfaction of 80% Test

It is a requirement that any business acquired by Tailwind have a fair market value equal to at least 80% of Tailwind’s net assets at the time of acquisition, which assets shall include the amount in the trust account. Based on the financial analysis Tailwind’s Board of Directors generally used to approve the transaction, the Board of Directors determined that the acquisition was fair to and in the best interests of Tailwind and its stockholders. In reaching this conclusion, Tailwind’s Board of Directors took into account the value of the 5,761,278 securities to be issued which, based upon the liquidation price per share of $8.18 is $47 million, the issuance of approximately of $4 million in warrant in the exchange for existing warrants in Allen Vanguard,  and the estimated $200 million of debt of Allen-Vanguard.  Accordingly, the Board of Directors determined that the requirement that the target of Tailwind initial business combination have a fair market value equal to at least 80% of Tailwind’s net assets is satisfied by the consummation of the acquisition.

Tailwind’s Board of Directors did not obtain a fairness opinion because the Board of Directors believes, because of the financial skills and business background of its directors, it was qualified to make this analysis itself and concluded that the acquisition met the 80% requirement without recourse to an independent source. The members of Tailwind’s board have significant mergers and acquisitions experience spanning a number of industries, although they do not have substantial experience in the defense or security industries.  Their experience includes acquiring, divesting and operating companies both in the public and private markets.  Additionally, Tailwind’s Board has experience providing an investment banking role and advisory services in a wide spectrum of transactions to both private and public companies.

Conclusion of Tailwind’s Board of Directors

After careful consideration of all relevant factors (of which all the material information and factors are described in this proxy statement), Tailwind’s Board of Directors determined that the acquisition is fair to and in the best interests of Tailwind and its stockholders. The Board of Directors has approved and declared the proposal advisable and recommends that you vote or give instructions to vote “FOR” the approval of the acquisition. When you consider the recommendation of the Board of Directors, you should keep in mind that the members of the Board of Directors have interests in the acquisition that are different from, or in addition to, yours which are described in the attached proxy statement.

The foregoing discussion of the information and factors considered by the Tailwind Board of Directors is not meant to be exhaustive, but includes the material information and factors considered by it.

Board Consideration and Approval.

At meetings of Tailwind’s Board of Directors on December 15, 2008 and January 12, 2009, the Board of Directors discussed all aspects of the transaction. Detailed discussions were held on the future growth of Allen-Vanguard and its current operations. Tailwind’s Board of Directors then determined that the financial performance and forecast of Allen-Vanguard’s performance merited the valuation that had been negotiated.  On December 15, 2008, it was agreed to that Tailwind should continue to pursue negotiations to finalize the definitive agreement, which was approved by the Board of Directors on January 12, 2009 and executed on January 23, 2009.

Interest of Tailwind’s Management and Directors in the Acquisition.

When you consider the recommendation of Tailwind’s Board of Directors that you vote in favor of the acquisition, you should keep in mind that Tailwind’s officers and directors have interests in the acquisition that are different from, or in addition to, yours.  These interests include the following:

If the proposed acquisition is not completed, and Tailwind is subsequently required to liquidate, the shares owned by Tailwind’s directors will be worthless because the shares will no longer have any value and the directors are not entitled to liquidation distributions from Tailwind. In addition, the possibility that Tailwind’s officers and directors will be required to perform their obligations under the indemnity agreements referred to  below will be substantially increased.

In connection with Tailwind’s initial public offering, Gordon A. McMillan, Chairman of the Board, Andrew A. McKay, Chief Executive Officer, and JovFunds each agreed to be jointly and severally liable for debts and obligations to potential target businesses or other persons for services rendered or contracted for or products sold to Tailwind, but only to the extent necessary to ensure that certain liabilities do not reduce funds in the trust account. If the acquisition is consummated, they will not be liable for any such debts or obligations.  If the acquisition is not consummated, however, Messrs. McMillan and McKay and JovFunds could potentially be liable for any claims against the trust account by vendors who did not sign waivers. As of March 2, 2009, Tailwind believes that Messrs. McMillan and McKay and JovFunds do not have any risk of being required to provide indemnification since all persons who have had contractual obligations with Tailwind have either been paid in full (or will be paid in accordance with Tailwind’s past practices) or waived their ability to sue Tailwind’s trust account with the exception of up to $600,000 of professional fees .

All rights of Tailwind’s officers and directors to be indemnified by Tailwind, and of Tailwind’s directors to be exculpated from monetary liability with respect to prior acts or omissions, will continue after the acquisition pursuant to provisions in Tailwind’s Charter. However, if the acquisition is not approved and Tailwind subsequently liquidates, its ability to perform its obligations under those provisions will be substantially impaired since it will cease to exist. If the Allen-Vanguard acquisition is ultimately completed, the combined company’s ability to perform such obligations will be substantially enhanced.

Material  U.S. Federal Income Tax Consequences

General

The following discussion is a general summary of the material U.S. federal income tax consequences of the proposed acquisition of Allen-Vanguard to Tailwind and its current U.S. stockholders, as well as the material U.S. federal income tax consequences to the U.S. stockholders of Tailwind who choose to exercise their conversion rights. This discussion applies only to stockholders of Tailwind (referred to herein as “U.S. stockholders”) who are “United States persons,” as defined in the Internal Revenue Code of 1986, as amended (the “Code”) and who hold the stock of Tailwind as a “capital asset,” as defined in the Code. The discussion does not purport to be a complete analysis of all of the potential tax effects of the proposed acquisition or such conversion. The discussion does not address the tax considerations applicable to particular stockholders based on their individual circumstances, or to particular categories of stockholders subject to special treatment under certain U.S. federal income tax laws (such as dealers in securities, banks, insurance companies, tax-exempt entities, mutual funds, and foreign persons). In addition, the discussion does not consider the tax treatment of partnerships or other pass-through entities or persons who hold stock through such entities. The discussion also does not describe the tax consequences arising under the laws of any state, local or foreign jurisdiction or any other federal tax.

The discussion is based upon the Code, U.S. Treasury Department regulations, rulings of the Internal Revenue Service (the “IRS”), and judicial decisions now in effect, all of which are subject to change or to varying interpretation at any time. Any such changes or varying interpretations may also be applied retroactively.

Tailwind has not obtained a ruling from the IRS or an opinion of counsel as to any U.S. federal income tax consequence described herein. There can be no assurance that the IRS will not take a different position, or that such position will not be sustained if challenged.

Because of the complexity of the tax laws and because the tax consequences to Tailwind or any particular stockholder of Tailwind may be affected by matters not discussed herein, stockholders are urged to consult their own tax advisors as to the specific tax consequences of the proposed acquisition and any conversion transaction, including tax reporting requirements, the applicability and effect of federal, state, local, foreign and other tax laws and the effect of any proposed changes in the tax laws.

Tax Consequences of the Acquisition to Tailwind and Its Current U.S. Stockholders.

Neither Tailwind (or its acquisition subsidiary) nor its current U.S. stockholders should recognize gain or loss for U.S. federal income tax purposes as a result of the acquisition of Allen-Vanguard.

Tax Consequences to U.S. Stockholders of Tailwind Who Exercise Conversion Rights

Tax Consequences on Conversion . A U.S. stockholder of Tailwind who exercises its conversion rights generally should recognize gain or loss for U.S. federal income tax purposes on the conversion equal to the difference between (i) the amount of cash received by such stockholder pursuant to the conversion and (ii) such stockholder’s tax basis in its stock in Tailwind.

A U.S. stockholder’s gain or loss generally should be computed on a “per share” basis, so that gain or loss should be calculated separately for blocks of stock acquired at different dates or for different prices. The amounts received by a U.S. stockholder of Tailwind pursuant to the conversion generally should be allocated proportionately to each share of stock owned by such stockholder. The gain or loss recognized by such stockholder in connection with the conversion generally should be a capital gain or loss, and should be a long-term capital gain or loss if the share has been held for more than one year, and a short-term capital gain or loss if the share has not been held for more than one year. Long-term capital gain of non-corporate U.S. stockholders may be subject to more favorable tax rates than ordinary income or short-term capital gain. The deductibility of capital losses is subject to various limitations.

Backup Withholding.   Unless a U.S. stockholder of Tailwind complies with certain reporting and/or Form W-9 certification procedures or is an exempt recipient under applicable provisions of the Code and Treasury Regulations, such stockholder may be subject to backup withholding tax with respect to payments received pursuant to the conversion. The backup withholding tax is currently imposed at a rate of 28%. If backup withholding applies, the amount withheld is not an additional tax, but generally should be allowed as a credit against such stockholder’s U.S. federal income tax liability and may entitle such stockholder to a refund, provided that certain required information is timely furnished to the IRS. Stockholders are urged to consult with their own tax advisors regarding the application of backup withholding and the availability of and procedure for obtaining an exemption from backup withholding in their particular circumstances.

Accounting Treatment

Tailwind will account for the acquisition of Allen-Vanguard as a purchase.  The purchase price will be allocated to the various tangible and intangible assets and assumed liabilities as determined by Tailwind.

Regulatory Matters

The acquisition is not subject to any federal or state regulatory requirement or approval.  The plan of arrangement is subject to obtaining an interim order from the Superior Court of Justice (Ontario) pursuant to the Business Corporations Act (Ontario) approving the arrangement and a final order determining that the arrangement is fair to the stockholders of Allen-Vanguard.  Allen-Vanguard obtained the interim order on February 12, 2009. Allen-Vanguard has made application to the Superior Court of Justice (Ontario) for the final order approving the arrangement between Tailwind and a hearing is scheduled for April 3, 2009 at which all holders of common shares and convertible securities of Allen-Vanguard have been invited to appear. Tailwind has received an opinion of its Canadian counsel that  confirms that before the Ontario Court can give its approval, it must approve the fairness of the proposed exchange to the Allen-Vanguard shareholders.

PROPOSAL 2
AMENDMENT OF THE TAILWIND CHARTER TO CHANGE ITS NAME
TO ALLEN VANGUARD CORPORATION

Background

Tailwind proposes to amend its Second Amended and Restated Certificate of Incorporation to change its corporate name from “Tailwind Financial Inc.” to “Allen Vanguard Corporation” upon consummation of the acquisition in order to reflect Tailwind’s acquisition of Allen-Vanguard.  If the acquisition proposal is not approved, the name change amendment will not be presented at the meeting.  In addition, if the acquisition is not subsequently consummated, Tailwind’s Board of Directors will not effect the name change.  This proposal requires the affirmative vote of a majority of the outstanding Tailwind shares as of the record date .

In the judgment of Tailwind’s Board of Directors, if the acquisition is consummated, the change of Tailwind’s corporate name is desirable to reflect the fact that Tailwind would then be an operating business and a successor to the business of Allen-Vanguard.  A copy of the amended and restated certificate of incorporation as it would be filed if the proposal to change Tailwind’s name and to amend Tailwind’s Charter (pursuant to the immediately subsequent proposal) is attached to this proxy as Annex B.

If the acquisition proposal is not approved, this proposal will not be presented at the meeting.  In addition, if the acquisition is not subsequently consummated, Tailwind’s Board of Directors will not effect this amendment to Tailwind’s Charter.

Stockholders will not be required to exchange outstanding stock certificates for new stock certificates if the amendment is adopted.

Conclusion of Tailwind’s Board of Directors.

After careful consideration of all relevant factors, Tailwind’s Board of Directors determined that the proposal to amend Tailwind’s Charter to change Tailwind’s name to “Allen Vanguard Corporation” is in the best interests of Tailwind and its stockholders. The Board of Directors has approved and declared the proposal advisable and recommends that you vote or give instructions to vote “FOR” the approval of the name change.

PROPOSAL 3
AMENDMENT OF THE TAILWIND CHARTER TO REMOVE
CERTAIN PROVISIONS THAT ARE NO LONGER APPLICABLE TO TAILWIND

Background

Tailwind proposes to amend its Second Amended and Restated Certificate of Incorporation to remove the provisions that will no longer be operative upon consummation of the acquisition (which constitutes a business combination for purposes of Tailwind’s Charter), but which were applicable at the time of Tailwind’s formation as a blank-check company.  In order to accomplish this, the text of Article Third prior to the phrase “the purpose of the Corporation” and following the definition “(“GLC”)” will be deleted in its entirety, the text of Article Fifth will be deleted in its entirety and Article Sixth except for a part of text of part of clause (G) as shown below will be deleted in its entirety.  If the acquisition proposal is not approved, this proposal will not be presented at the meeting.  In addition, if the acquisition is not subsequently consummated, Tailwind’s Board of Directors will not effect this amendment to Tailwind’s Charter.  This proposal requires the affirmative vote of a majority of the outstanding shares of Tailwind as of the record date .

Article Third of Tailwind’s Charter currently reads as follows:

THIRD: Subject to the immediately succeeding sentence and Article Fifth, the purpose of the Corporation shall be to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (“GCL”). In addition to the powers and privileges conferred upon the Corporation by law and those incidental thereto, the Corporation shall possess and may exercise all the powers and privileges which are necessary or convenient to the conduct, promotion or attainment of the business or purposes of the Corporation; provided, however, that in the event a Business Combination (as defined below) is not consummated prior to the Initial Termination Date (as defined below), then the purposes of the Corporation shall automatically, with no action required by the Board of Directors (the “BOARD”) or the stockholders, on the Initial Termination Date be limited to effecting and implementing the dissolution and liquidation of the Corporation and the taking of any other actions expressly required to be taken herein on or after the Initial Termination Date and the Corporation’s powers shall thereupon be limited to those set forth in Section 278 of the GCL and as otherwise may be necessary to implement the limited purposes of the Corporation as provided herein. This Article Third may not be amended without the affirmative vote of at least 95% of the IPO Shares (as defined below) cast at a meeting of stockholders of the Corporation.

If this proposal is approved by stockholders, Article Third will read in its entirety as follows:

THIRD: The purpose of the Corporation shall be to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (“GCL”).

Article Fifth of Tailwind’s Charter currently reads as follows:

FIFTH: The Corporation’s existence shall terminate on ___________________ (the “Termination Date”). This provision may only be amended in connection with, and become effective upon, the consummation of a Business Combination (defined below). A proposal to so amend this section shall be submitted to stockholders in connection with any proposed Business Combination pursuant to Article Sixth (B) below.

If this proposal is approved by stockholders, Article Fifth will be deleted and the other Articles will be renumbered consecutively.

Article Sixth of Tailwind’s Charter currently reads as follows:

SIXTH: The following provisions (A) through (G) shall apply during the period commencing upon the filing of this Second Amended and Restated Certificate of Incorporation and shall terminate upon the consummation of any Business Combination (as defined below), and may not be amended during the Target Business Acquisition Period (as defined below) without the affirmative vote of at least 95% of the IPO Shares (as defined below) cast at a meeting of stockholders of the Corporation. A “BUSINESS COMBINATION” shall mean the acquisition by the Corporation, whether by merger, capital stock exchange, exchangeable share transaction, asset or stock acquisition or other similar type of transaction, of an operating business or businesses having collectively, a fair market value (as calculated in accordance with the requirements set forth below) of at least 80% of the Corporation’s net assets at the time of the acquisition, PROVIDED, however, that any acquisition of multiple operating businesses shall occur contemporaneously with one another (“TARGET BUSINESS”). The “TARGET BUSINESS ACQUISITION PERIOD” shall mean the period from the effectiveness of the registration statement filed in connection with the Corporation’s initial public offering of securities (“IPO”) up to and including the first to occur of (a) a Business Combination, (b) the Initial Termination Date or (c) the Termination Date (as defined below). For purposes of this Article, fair market value shall be determined by the Board based upon standards generally accepted by the financial community, such as actual and potential sales, earnings and cash flow, and book value. If the Board is not able to independently determine that the Target Business has a sufficient fair market value, or if a conflict of interest exists, the Corporation will obtain an opinion from an unaffiliated, independent investment banking firm with respect to the satisfaction of such criteria. (A) Immediately after the IPO, the amount of the net offering proceeds received by the Corporation in the IPO (including the proceeds of any exercise of the underwriter’s over-allotment option) specified in the Corporation’s registration statement on Form S-1 filed with the Securities and Exchange Commission (the “REGISTRATION STATEMENT”) at the time it goes effective shall be deposited and thereafter held in a trust account established by the Corporation (the “TRUST ACCOUNT”). Neither the Corporation nor any officer, director or employee of the Corporation shall disburse any of the proceeds held in the Trust Account until the earlier of (i) a Business Combination or (ii) the liquidation of the Corporation as discussed in Paragraph (D) below, in each case in accordance with the terms of the investment management trust agreement governing the Trust Account; PROVIDED, HOWEVER, that prior to such date, the Corporation shall be entitled to withdraw (x) up to $1,600,000 of interest earned on the Trust Account (net of income taxes payable on this amount) to fund a portion of the Corporation’s working capital expenses, and (y) such amounts from the Trust Account as would be required to pay taxes on the interest earned on the Trust Account. (B) Prior to the consummation of any Business Combination, the Corporation shall submit such Business Combination to its stockholders for approval regardless of whether the Business Combination is of a type which normally would require such stockholder approval under the GCL. In the event that a majority of the shares cast at the meeting to approve the Business Combination are voted for the approval of such Business Combination, the Corporation shall be authorized to consummate the Business Combination; provided that the Corporation shall not consummate any Business Combination if the holders of 30% or more of the IPO Shares (as defined below) exercise their conversion rights described in Paragraph (C) below. (C) In the event that a Business Combination is approved in accordance with the above Paragraph (B) and is consummated by the Corporation, any stockholder of the Corporation holding shares of Common Stock issued in the IPO (the “IPO SHARES”) who voted against the Business Combination may, contemporaneous with such vote, demand that the Corporation convert his, her or its IPO Shares into cash. If so demanded, the Corporation shall, promptly after consummation of the Business Combination, convert such shares into cash at a per share conversion price equal to (i) the amount held in the Trust Account (net of taxes payable), including a pro rata portion of the underwriters’ deferred compensation (calculated as of two business days prior to the consummation of the Business Combination), divided by (ii) the total number of IPO Shares. (D) In the event that the Corporation does not execute a letter of intent, an agreement in principle or a definitive agreement to complete a Business Combination within 18 months after the consummation of the IPO (the “INITIAL TERMINATION DATE”), the directors and officers of the Corporation shall take all such action necessary to dissolve the Corporation and liquidate the Trust Account to holders of IPO Shares as soon as reasonably practicable, and after approval of the Corporation’s stockholders and subject to the requirements of the GCL, including the adoption of a resolution by the Board, prior to such Initial Termination Date, pursuant to Section 275(a) of the GCL, in which the Board finds the dissolution of the Corporation advisable and providing such notices as are required by said Section 275(a) of the GCL as promptly thereafter as possible. In the event that (i) the stockholders vote in favor of such dissolution and the Corporation is so dissolved or (ii) the Corporation’s existence terminates on the Termination Date, the Corporation shall promptly adopt and implement a plan of distribution which provides that only the holders of IPO Shares shall be entitled to share ratably in the Trust Fund plus any other net assets of the Corporation not used for or reserved to pay obligations and claims or such other corporate expenses relating to or arising during the Corporation’s remaining existence, including costs of dissolving and liquidating the Corporation. The Corporation shall pay no liquidating distributions with respect to any shares of capital stock of the Corporation other than IPO Shares. (E) A holder of IPO Shares shall be entitled to receive funds from the Trust Account only (i) in the event of a liquidation of the Trust Account to holders of IPO Shares in connection with (a) the dissolution of the Corporation or (b) the termination of the Corporation’s existence on the Termination Date, pursuant to the terms of the investment management trust agreement governing the Trust Account or (ii) in the event he, she or it demands conversion of such IPO Shares in accordance with Paragraph (B), above. In no other circumstances shall a holder of IPO Shares have any right or interest of any kind in or to the Trust Account. A holder of shares issued in a private placement concurrently with or prior to the consummation of the IPO shall not have any right or interest of any kind in or to the Trust Account. (F) Unless and until the Corporation has consummated a Business Combination as permitted under this Article Sixth, the Corporation may not consummate any other business combination, whether by merger, capital stock exchange, stock purchase, asset acquisition, exchangeable share transaction or otherwise. (G) The Board shall be divided into three classes: Class I, Class II and Class III. The number of directors in each class shall be as nearly equal as possible. At the first election of directors by the incorporator, the incorporator shall elect a Class III director for a term expiring at the Corporation’s third annual meeting of stockholders. The Class III director shall then appoint additional Class I, Class II and Class III directors, as necessary. The directors in Class I shall be elected for a term expiring at the first annual meeting of stockholders following the IPO, the directors in Class II shall be elected for a term expiring at the second annual meeting of stockholders following the IPO and the directors in Class III shall be elected for a term expiring at the third annual meeting of stockholders following the IPO. Commencing at the first annual meeting of stockholders, and at each annual meeting thereafter, directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election. Except as the GCL may otherwise require, in the interim between annual meetings of stockholders or extraordinary meetings of stockholders called for the election of directors and/or the removal of one or more directors and the filling of any vacancy in that connection, newly created directorships and any vacancies in the Board, including unfilled vacancies resulting from the removal of directors for cause, may be filled by the vote of a majority of the remaining directors then in office, although less than a quorum (as defined in the Corporation’s Bylaws), or by the sole remaining director. All directors shall hold office until the expiration of their respective terms of office and until their successors shall have been elected and qualified. A director elected to fill a vacancy resulting from the death, resignation or removal of a director shall serve for the remainder of the full term of the director whose death, resignation or removal shall have created such vacancy and until his or her successor shall have been elected and qualified.

If this proposal is approved by stockholders, Article Sixth will read in its entirety as follows:

Except as the GCL may otherwise require, in the interim between annual meetings of stockholders or extraordinary meetings of stockholders called for the election of directors and/or the removal of one or more directors and the filling of any vacancy in that connection, newly created directorships and any vacancies in the Board, including unfilled vacancies resulting from the removal of directors for cause, may be filled by the vote of a majority of the remaining directors then in office, although less than a quorum (as defined in the Corporation’s Bylaws), or by the sole remaining director. All directors shall hold office until the expiration of their respective terms of office and until their successors shall have been elected and qualified. A director elected to fill a vacancy resulting from the death, resignation or removal of a director shall serve for the remainder of the full term of the director whose death, resignation or removal shall have created such vacancy and until his or her successor shall have been elected and qualified.

In the judgment of Tailwind’s Board of Directors, if the acquisition is consummated, the amendment to Tailwind’s Charter to remove those provisions of Tailwind’s Charter that will no longer be operative upon consummation of the acquisition is desirable to reflect the fact that Tailwind would then be an operating business.  Article Sixth as proposed to be amended would also remove the staggered three class board.  If these amendments are approved, stockholders would no longer be prevented from replacing a majority of the Board of Directors which a staggered board would have prevented.  A copy of the amended and restated certificate of incorporation as it would be filed if the proposal to amend Tailwind’s Charter and to change Tailwind’s name (pursuant to the immediately preceding proposal) is attached to this proxy as Annex B.

Conclusion of Tailwind’s Board of Directors.

After careful consideration of all relevant factors, Tailwind’s Board of Directors determined that the proposal to amend Tailwind’s Charter is in the best interests of Tailwind and its stockholders. The Board of Directors has approved and declared the proposal advisable and recommends that you vote or give instructions to vote “FOR” the approval of the amendments to Articles Third, Fifth and Sixth.

PROPOSAL 4
APPROVAL OF THE ALLEN VANGUARD  STOCK OPTION PLAN

Background

The Allen Vanguard Corporation Stock Option Plan has been approved by Tailwind’s Board of Directors and will take effect upon consummation of the acquisition, provided that the acquisition and the Allen Vanguard Corporation Stock Option Plan is approved by the stockholders at the extraordinary meeting. This proposal requires the affirmative vote of a majority of the votes cast.

Under the terms of the Allen Vanguard Corporation Stock Option Plan, 7% of the total number of shares of Tailwind’s common stock issued and outstanding at the date of any grant are reserved for issuance in accordance with its terms. Tailwind currently anticipates that, shortly after the acquisition, it will grant stock options to acquire up to approximately [__] shares pursuant to the Allen Vanguard Corporation Stock Option Plan to [Name, Title]. Any other stock options granted under the Allen Vanguard Corporation Stock Option Plan will be granted by the post-transaction Board of Directors. Assuming that the anticipated grants are made, there would be at least approximately [__] shares remaining for issuance in accordance with the Allen Vanguard Corporation Stock Option Plan’s terms. The purpose of the Allen Vanguard Corporation Stock Option Plan is to assist Tailwind in developing the interests of its officers, employees and consultants, as well as those of its subsidiaries, by providing such persons with the opportunity to acquire an increased proprietary interest Tailwind, thereby more closely aligning the personal interests of such persons with those of the shareholders of Tailwind and to better enable Tailwind and its subsidiaries to compensate, attract, retain and motivate such persons of desired experience and ability.  The stock options that may be granted under the Allen Vanguard Corporation Stock Option Plan will enable Tailwind to respond to changes in compensation practices, tax laws, accounting regulations and the size and diversity of its business.

All officers, employees and consultants of the post-transaction company or one of its subsidiaries will be eligible to be granted stock options under the Allen Vanguard Corporation Stock Option Plan. All stock options to be granted under the Allen Vanguard Corporation Stock Option Plan will be subject to the approval of Tailwind’s Board of Directors, a delegated committee or one or more officers of Tailwind.

The full text of the Allen Vanguard Corporation Stock Option Plan is attached hereto as Annex C, which is incorporated by reference herein.

Description of the Allen Vanguard Stock Option Plan

A summary of the principal features of the Allen Vanguard Corporation Stock Option Plan is provided below.

Stock Option Grants

The Allen Vanguard Corporation Stock Option Plan provides for the authority to grant options to purchase shares of common stock of Tailwind at a price fixed at the time of grant and will not to be less than the closing trading price per share of common stock on the NYSE Alternext US (or the Toronto Stock Exchange at the discretion of the Board of Directors if the shares of common stock are listed and posted for trading thereon) on the last date preceding the date of grant on which a share of common stock was traded and with an exercise privilege related to the passage of time, the occurrence of a change of control, or other conditions.  7% of the total number of shares of Tailwind’s common stock issued and outstanding at the date of any grant are reserved for issuance under the Allen Vanguard Corporation Stock Option Plan to officers, employees and consultants of Tailwind and its subsidiaries. If any stock option granted under the Allen Vanguard Corporation Stock Option Plan expires, or is otherwise terminated, the number of shares subject thereto, if any, will again be available for grant under the Allen Vanguard Corporation Stock Option Plan.

The Allen Vanguard Corporation Stock Option Plan is subject to the following restrictions: (i) the number of shares of common stock issuable to officers or employees and consultants who are insiders collectively at any time, under all security based compensation arrangements, cannot exceed 10% of the issued and outstanding shares of common stock; and (ii) the number of shares of common stock issued to officers or employees and consultants who are insiders, within any one year period, under all security based compensation arrangements, cannot exceed 10% of the issued and outstanding shares of common stock.

Assuming the acquisition is consummated, there would be approximately [__] officers, employees and consultants who would be eligible to receive stock options under the Allen Vanguard Corporation Stock Option Plan. New directors, employees and consultants would be eligible to participate in the Allen Vanguard Corporation Stock Option Plan as well.

Administration of the Allen Vanguard Corporation Stock Option Plan

The Allen Vanguard Corporation Stock Option Plan will be administered by Tailwind’s Board of Directors, or Tailwind’s Board of Directors may delegate to a committee thereof or one or more officers of Tailwind. Among other things, the Board of Directors or, if the Board of Directors delegates its authority to a committee or one or more officers, such committee or delegated officers, have complete discretion, subject to the express limits of the Allen Vanguard Corporation Stock Option Plan, to determine the officers, employees and consultants to be granted stock options, the number of Tailwind shares of common stock subject to each stock option, the per share exercise price under each stock option, the vesting schedule for each stock option, and the date upon which a stock option expires.

Pursuant to the Allen Vanguard Corporation Stock Option Plan, the Board of Directors has the power to make certain amendments to the Allen Vanguard Corporation Stock Option Plan and outstanding stock options granted thereunder (provided that no such amendment made shall adversely affect any previously granted stock options under the Allen Vanguard Corporation Non-Employee Directors’ Stock Option Plan without the prior written consent of each affected holder of a stock option under the Allen Vanguard Corporation Stock Option Plan) without the approval of the stockholders of Tailwind, other than certain amendments which will require stockholder approval. The shareholders are required to approve any amendment to the Allen Vanguard Corporation Stock Option Plan or any outstanding stock option granted  thereunder which:

a.	increases the percentage of the issued and outstanding shares of common stock that may be reserved for issuance under the Allen Vanguard Corporation Stock Option Plan;
b.	reduces the exercise price of a stock option;
c.	extends the expiration date of a stock option other than in connection with a trading blackout (as described below) or adjustments to the terms of the option agreements;
d.	results in the cancellation and re-issue of a stock option which indirectly reduces the exercise price of the stock option;
e.	increases the level of insider participation which currently cannot exceed 10% of the issued and outstanding shares of common stock;
f.	permit stock options to be transferable or assignable other than for estate settlement purposes; or
g.	adds additional categories of persons eligible to receive stock options under the Allen Vanguard Corporation Stock Option Plan.

Unless terminated sooner as provided in the Allen Vanguard Corporation Stock Option Plan, the Allen Vanguard Corporation Stock Option Plan will terminate on the third year anniversary of its effective date, unless it is approved for another maximum three year term by the stockholders of Tailwind at a meeting duly called for that purpose and all regulatory approvals have been obtained.

Special terms relating to Stock Options

The exercise price under a stock option may not be less than the closing price per share of Tailwind’s common stock as listed on NYSE Alternext US (or the Toronto Stock Exchange at the discretion of the Board of Directors if the shares of common stock are listed and posted for trading thereon) on the last trading date before the date of the stock option grant. Stock options cannot have a term longer than ten years and must vest on the dates determined by the Board of Directors at the time the stock option is granted. Upon the death or long-term disability of an optionee, all unvested options of the optionee vest on the day immediately preceding the date of death or long-term disability and remain exercisable for a period of 180 days thereafter or until the expiration time, whichever is sooner, and automatically terminate if not exercised within such period or before such expiration time, as applicable. Upon the retirement of an optionee pursuant to a retirement policy approved by the Board of Directors, all unvested stock options vest on the date immediately preceding the date of retirement and remain exercisable for a period of 60 days thereafter or until the expiration time, whichever is sooner, and automatically terminate if not exercised within such period or before such expiration time, as applicable. Upon the resignation of the optionee or is terminated as a director of Tailwind or its subsidiaries, all unvested stock options terminate immediately; however, any vested stock options not previously exercised by such optionee may be exercised for a period of 60 days from the date of resignation or termination or until the expiration time, whichever is sooner, and automatically terminate if not exercised within such period or before such expiration time, as applicable.

Stock options are not transferable or assignable with the exception of the assignment to a legal representative of the estate of the optionee upon the death of the optionee.

Additional Terms

Under Tailwind’s insider trading policies, directors, officers and specified employees are restricted from trading in securities of Tailwind during periodic trading blackouts imposed by Tailwind. Pursuant to the provisions of the Allen Vanguard Corporation Stock Option Plan, stock options that would otherwise expire during, or within ten business days immediately following, a trading blackout imposed by Tailwind applicable to the option holder will continue to be exercisable until the tenth business day following the expiration of the trading blackout.

Amendments

Tailwind’s Board of Directors may at any time, subject to receipt of any required regulatory approvals, amend, alter, suspend, discontinue or terminate the Allen Vanguard Corporation Stock Option Plan; provided, that no amendment requiring shareholder approval will be effective unless such approval has been obtained, and provided further that no amendment of the Allen Vanguard Corporation Stock Option Plan or its suspension, discontinuance or termination may be effected if it would materially and adversely affect the rights of a optionee without the optionee’s prior written consent.

Certain U.S. Income Tax Consequences of the Allen Vanguard Corporation Stock Option Plan

The following is a general summary of the U.S. federal income tax consequences under current tax law applicable to Tailwind and to individual optionees in the Allen Vanguard Corporation Stock Option Plan who are individual citizens or residents of the United States of stock options granted pursuant to the Allen Vanguard Corporation Stock Option Plan. It does not purport to cover all of the special rules that may apply, including special rules relating to limitations on the ability of Tailwind to deduct certain compensation, special rules relating to deferred compensation, golden parachutes, optionees subject to Section 16(b) of the Securities Exchange Act of 1934, as amended and the exercise of a stock option with previously-acquired shares. In addition, this summary does not address the state or local income or other tax consequences inherent in the acquisition, ownership, vesting, exercise, termination or disposition of a stock option granted under the Allen Vanguard Corporation Stock Option Plan.

An optionee generally does not recognize taxable income upon the grant of a stock option. Upon exercise, the optionee generally recognizes ordinary income in an amount equal to the excess, if any, of the fair market value of the shares acquired on the date of exercise over the exercise price paid, and Tailwind will generally be entitled to a deduction for such amount at that time, provided that it withholds as required for federal income tax purposes. If the optionee later sells shares acquired pursuant to the exercise of a stock option, the optionee generally recognizes a long-term or a short-term capital gain or loss, depending on the period for which the shares were held. A long-term capital gain is generally subject to more favorable tax treatment than ordinary income or a short-term capital gain. The deductibility of capital losses is subject to certain limitations.

Conclusion of Tailwind’s Board of Directors . After careful consideration of all relevant factors, Tailwind’s Board of Directors has determined that the proposal to adopt the Allen Vanguard Corporation Stock Option Plan is in the best interests of Tailwind and its stockholders. Tailwind’s Board of Directors has approved and declared advisable the proposal and recommends that you vote or give instructions to vote “FOR” the proposal.

PROPOSAL 5
APPROVAL OF THE ALLEN VANGUARD CORPORATION
NON-EMPLOYEE DIRECTORS’ STOCK OPTION PLAN

Background

The Allen Vanguard Corporation Non-Employee Directors’ Stock Option Plan has been approved by Tailwind’s Board of Directors and will take effect upon consummation of the acquisition, provided that the acquisition and the Allen Vanguard Corporation Non-Employee Directors’ Stock Option Plan is approved by the stockholders at the extraordinary meeting. This proposal requires the affirmative vote of a majority of the votes cast.

Under the terms of the Allen Vanguard Corporation Non-Employee Directors’ Stock Option Plan, 1% of the total number of shares of Tailwind’s common stock issued and outstanding at the date of any grant are reserved for issuance in accordance with its terms. Tailwind currently anticipates that, shortly after the acquisition, it will grant stock options to acquire up to approximately [__] shares pursuant to the Allen Vanguard Corporation Non-Employee Directors’ Stock Option Plan to [Name, Title]. Any other stock options granted under the Allen Vanguard Corporation Non-Employee Directors’ Stock Option Plan will be made by the post-transaction Board of Directors. Assuming that the anticipated grants are made, there would be at least approximately [__] shares remaining for issuance in accordance with the Allen Vanguard Corporation Non-Employee Directors’ Stock Option Plan’s terms. The purpose of the Allen Vanguard Corporation Non-Employee Directors’ Stock Option Plan is to assist Tailwind in promoting the greater alignment of interests between its non-employee directors and its subsidiaries by providing them with the opportunity to acquire an increased proprietary interest in Tailwind and to better enable Tailwind and its subsidiaries to compensate, attract, retain and motivate non-employee directors of desired experience and ability.  The stock options that may be granted under the Allen Vanguard Corporation Non-Employee Directors’ Stock Option Plan will enable Tailwind to respond to changes in compensation practices, tax laws, accounting regulations and the size and diversity of its business.

All non-employee directors of the post-transaction company will be eligible to be granted stock options under the Allen Vanguard Corporation Non-Employee Directors’ Stock Option Plan.  All stock options to be granted under the Allen Vanguard Corporation Non-Employee Directors’ Stock Option Plan will be subject to the approval of Tailwind’s Board of Directors, a delegated committee or one or more officers of Tailwind.

The full text of the Allen Vanguard Corporation Non-Employee Directors’ Stock Option Plan is attached hereto as Annex D, which is incorporated by reference herein.

Description of the Allen Vanguard Corporation Non-Employee Directors’ Stock Option Plan

A summary of the principal features of the Allen Vanguard Corporation Non-Employee Directors’ Stock Option Plan is provided below.

Stock Option Grants

The Allen Vanguard Corporation Non-Employee Directors’ Stock Option Plan provides for the authority to grant options to purchase shares of common stock of Tailwind at a price fixed at the time of grant and will not to be less than the closing trading price per share of common stock on the NYSE Alternext US (or the Toronto Stock Exchange at the discretion of the Board of Directors if the shares of common stock are listed and posted for trading thereon) on the last date preceeding the date of grant on which a share of common stock was traded and with an exercise privilege related to the passage of time, the occurrence of a change of control, or other conditions.  1% of the total number of shares of Tailwind’s common stock issued and outstanding at the date of any grant are reserved for issuance under the Allen Vanguard Corporation Non-Employee Directors’ Stock Option Plan to non-employee directors of Tailwind and its subsidiaries.  If any stock option granted under the Allen Vanguard Corporation Non-Employee Directors’ Stock Option Plan expires or is otherwise terminated, the number of shares subject thereto will again be available for grant under the Allen Vanguard Corporation Non-Employee Directors’ Stock Option Plan.

The Allen Vanguard Corporation Non-Employee Directors’ Stock Option Plan is subject to the following restrictions: (i) the number of shares of common stock issuable to directors collectively at any time, under all security based compensation arrangements, cannot exceed 10% of the issued and outstanding shares of common stock; and (ii) the number of shares of common stock issued to directors, within any one year period, under all security based compensation arrangements, cannot exceed 10% of the issued and outstanding shares of common stock.

Assuming the acquisition is consummated, there would be approximately [__] non-employee directors who would be eligible to receive stock options under the Allen Vanguard Corporation Non-Employee Directors’ Stock Option Plan. New non-employee directors would be eligible to participate in the Allen Vanguard Corporation Non-Employee Directors’ Stock Option Plan as well.

Administration of the Allen Vanguard Corporation Non-Employee Directors’ Stock Option Plan

The Allen Vanguard Corporation Non-Employee Directors’ Stock Option Plan will be administered by Tailwind’s Board of Directors, or Tailwind’s Board of Directors may delegate to a committee thereof or one or more officers of Tailwind. Among other things, the Board of Directors or, if the Board of Directors delegates its authority to a committee or one or more officers, such committee or delegated officers, have complete discretion, subject to the express limits of the Allen Vanguard Corporation Non-Employee Directors’ Stock Option Plan, to determine the non-employee directors to be granted stock options under the Plan, the number of Tailwind shares of common stock subject to each stock option, the per share exercise price under each stock option, the vesting schedule for each stock option  and the date upon which a stock option expires.

Pursuant to the Allen Vanguard Corporation Non-Employee Directors’ Stock Option Plan, the Board of Directors has the power to make certain amendments to the Allen Vanguard Corporation Non-Employee Directors’ Stock Option Plan and outstanding stock options granted thereunder (provided that no such amendment made shall adversely affect any previously granted stock option under the Plan without the prior written consent of each affected holder of a stock option under the Allen Vanguard Corporation Non-Employee Directors’ Stock Option Plan) without the approval of the stockholders of Tailwind, other than certain amendments which will require stockholder approval.  The shareholders are required to approve any amendment to the Allen Vanguard Corporation Non-Employee Directors’ Stock Option Plan or any outstanding award thereunder which:

a.	increases the percentage of the issued and outstanding shares of common stock that may be reserved for issuance under the Allen Vanguard Corporation Non-Employee Directors’ Stock Option Plan;
b.	reduces the exercise price of a stock option;
c.	extends the expiration date of a stock option other than in connection with a trading blackout (as described below);
d.	results in the cancellation and re-issue of a stock option which indirectly reduces the exercise price of the stock option;
e.	increases the level of insider participation which currently cannot exceed 10% of the issued and outstanding shares of common stock;
f.	permit stock options to be transferable or assignable other than for estate settlement purposes; or
g.	adds additional categories of persons eligible receive stock option under the Allen Vanguard Corporation Non-Employee Directors’ Stock Option Plan.

Unless terminated sooner as provided in the Allen Vanguard Corporation Non-Employee Directors’ Stock Option Plan, the Allen Vanguard Corporation Non-Employee Directors’ Stock Option Plan will terminate on the third year anniversary of its effective date, unless it is approved for another maximum three year term by the stockholders of Tailwind at a meeting duly called for that purpose and all regulatory approvals have been obtained.

Special terms relating to Stock Options

The exercise price of a stock option may not be less than the closing price per share of Tailwind’s common stock as listed on NYSE Alternext US (or the Toronto Stock Exchange at the discretion of the Board of Directors if the shares of common stock are listed and posted for trading thereon) on the last trading date before the date of the stock option grant.  Stock options cannot have a term longer than ten years and must vest on the dates determined by the Board of Directors at the time the stock option is granted.  Upon the death or long-term disability of an optionee, all unvested stock options of the optionee vest on the day immediately preceding the date of death or long-term disability and remain exercisable for a period of 180 days thereafter or until the expiration time, whichever is sooner, and automatically terminate if not exercised within such period or before such expiration time, as applicable. Upon the retirement of an  optionee, all unvested stock options vest on the date immediately preceding the date of retirement and remain exercisable for a period of 60 days thereafter or until the expiration time, whichever is sooner, and automatically terminate if not exercised within such period or before such expiration time, as applicable. Upon the resignation of the optionee or termination of the optionee’s status as a non-employee director, all unvested options terminate immediately; however, any vested stock options not previously exercised by such optionee may be exercised for a period of 60 days from the date of resignation or termination or until the expiration time, whichever is sooner and automatically terminate if not exercised within such period or before such expiration time, as applicable. Stock options are not transferable or assignable with the exception of the assignment to a legal representative of the estate of the optionee upon the death of the optionee.

Additional Terms

Under Tailwind’s insider trading policies, directors, officers and specified employees are restricted from trading in securities of Tailwind during periodic trading blackouts imposed by Tailwind. Pursuant to the provisions of the Allen Vanguard Corporation Non-Employee Directors’ Stock Option Plan, stock options that would otherwise expire during, or within ten business days immediately following, a trading blackout imposed by Tailwind, will continue to be exercisable until the tenth business day following the expiration of the trading blackout.

Amendments

Tailwind’s Board of Directors may at any time, subject to receipt of any required regulatory approval, amend, alter, suspend, discontinue or terminate the Allen Vanguard Corporation Non-Employee Directors’ Stock Option Plan; provided, that no amendment requiring shareholder approval will be effective unless such approval has been obtained, and provided further that no amendment of the Allen Vanguard Corporation Non-Employee Directors’ Stock Option Plan or its suspension, discontinuance or termination may be effected if it would materially and adversely affect the rights of a optionee without the optionee’s prior written consent.

Certain U.S. Income Tax Consequences of the Allen Vanguard Corporation Non-Employee Directors’ Stock Option Plan

The following is a general summary of the U.S. federal income tax consequences under current tax law applicable to Tailwind and to individual optionees in the Allen Vanguard Corporation Non-Employee Directors’ Stock Option Plan who are individual citizens or residents of the United States of stock options granted pursuant to the Allen Vanguard Corporation Non-Employee Directors’ Stock Option Plan. It does not purport to cover all of the special rules that may apply, including special rules relating to limitations on the ability of Tailwind to deduct certain compensation, special rules relating to deferred compensation, optionees subject to Section 16(b) of the Securities Exchange Act of 1934, as amended and the exercise of an option with previously-acquired shares. In addition, this summary does not address the state or local income or other tax consequences inherent in the acquisition, ownership, vesting, exercise, termination or disposition of a stock option granted under the Allen Vanguard Corporation Non-Employee Director Stock Option Plan.

An optionee generally does not recognize taxable income upon the grant of a stock option.  Upon exercise, the optionee generally recognizes ordinary income in an amount equal to the excess, if any, of the fair market value of the shares acquired on the date of exercise over the exercise price paid, and Tailwind will generally be entitled to a deduction for such amount at that time, provided that if withholds as required for federal income tax purposes.  If the optionee later sells shares acquired pursuant to the exercise of a stock option, the optionee generally recognizes a long-term or a short-term capital gain or loss, depending on the period for which the shares were held.  A long-term capital gain is generally subject to more favorable tax treatment than ordinary income or a short-term capital gain.  The deductibility of capital losses is subject to certain limitations.

Conclusion of Tailwind’s Board of Directors . After careful consideration of all relevant factors, Tailwind’s Board of Directors has determined that the proposal to adopt the Allen Vanguard Corporation Non-Employee Directors’ Stock Option Plan is in the best interests of Tailwind and its stockholders. Tailwind’s Board of Directors has approved and declared advisable the proposal and recommends that you vote or give instructions to vote “FOR” the proposal.

PROPOSAL 6
APPROVAL OF THE ALLEN VANGUARD CORPORATION RESTRICTED SHARE UNIT PLAN

Background

The Allen Vanguard Corporation Restricted Share Unit Plan  has been approved by Tailwind’s Board of Directors and will take effect upon consummation of the acquisition, provided that the acquisition and the Allen Vanguard Corporation Restricted Share Unit Plan is approved by the stockholders at the extraordinary meeting. This proposal requires the affirmative vote of a majority of the votes cast.

Under the terms of the Allen Vanguard Corporation Restricted Share Unit Plan, [___] shares of Tailwind’s common stock are reserved for issuance in accordance with its terms. Tailwind currently anticipates that, shortly after the acquisition, it will grant awards to acquire up to approximately [__] shares of Tailwind’s common stock pursuant to the Allen Vanguard Corporation Restricted Share Unit Plan to [Name, Title]. Any other awards under the Allen Vanguard Corporation Restricted Share Unit Plan will be made by the post-transaction Board of Directors. Assuming that the anticipated grants are made, there would be at least approximately [__] shares of Tailwind’s common stock remaining for issuance in accordance with the Allen Vanguard Corporation Restricted Share Unit Plan’s terms. The purpose of the Allen Vanguard Corporation Restricted Share Unit Plan is to assist Tailwind by enabling directors, officers and employees of Tailwind and its subsidiaries and affiliates to participate in Tailwind’s growth and development by providing such persons with the opportunity, through Restricted Share Units, to acquire a proprietary interest in Tailwind, and to promote the greater alignment of interests between such persons and Tailwind’s shareholders.

Under the Allen Vanguard Corporation Restricted Share Unit Plan, Tailwind may award restricted share units to directors and regular full-time employees or officers of Tailwind or its subsidiaries or affiliates designated by the committee (as hereindefined).

All directors, regular full-time officers and employees of the post-transaction company and its affiliates designated by the corporate governance and compensation committee of Tailwind’s Board of Directors (the “Committee”) will be eligible to be granted restricted share units under the Allen Vanguard Corporation Restricted Share Unit Plan. All restricted share units will be subject to the approval of the Committee.

The full text of the Allen Vanguard Corporation Restricted Share Unit Plan is attached hereto as Annex E, which is incorporated by reference herein.

Description of the Allen Vanguard Corporation Restricted Share Unit Plan

A summary of the principal features of the Allen Vanguard Corporation Restricted Share Unit Plan is provided below.

Awards

Under the Allen Vanguard Corporation Restricted Share Unit Plan, the Committee may grant restricted share units under the Allen Vanguard Corporation Restricted Share Unit Plan in its discretion, and may determine to pay any bonus and incentive compensation to a participant, in whole or in part, in the form of restricted share units.  The number of restricted share units to be credited to a participant’s account in respect of a fiscal year is calculated by dividing the dollar amount of the portion of the participant’s compensation to be paid as restricted share units by the closing price of the shares of common stock of Tailwind as quoted on NYSE Alternext US (or the Toronto Stock Exchange at the discretion of the Board of Directors if the shares of common stock are listed and posted for trading thereon) on the trading day on which shares of common stock last traded immediately before the grant date.  The number of restricted share units granted in payment of bonus remuneration to be credited to a participant’s account in respect of a fiscal year is calculated by dividing the bonus remuneration by the closing price of the shares of common stock of Tailwind as quoted on NYSE Alternext US (or the Toronto Stock Exchange at the discretion of the Board of Directors if the shares of common stock are listed and posted for trading thereon) on the trading day on which shares of common stock last traded immediately before the date that the bonus remuneration is calculated, which shall be no later than 90 days after the end of the financial year to which the bonus remuneration relates.  Such bonus calculation date is also the date the bonus restricted share units are credited to the participant’s account.  When dividends are paid on the shares of common stock, additional restricted share units will be credited to the participant’s account as of the dividend payment date; the amount credited will be calculated by dividing the dollar amount of the dividends payable in respect of the restricted share units allocated to the participant’s account by the closing price of the shares of common stock of Tailwind as quoted on NYSE Alternext US (or the Toronto Stock Exchange at the discretion of the Board of Directors if the shares of common stock are listed and posted for trading thereon) on the trading day on which shares of common stock last traded immediately before the date credited.

Each restricted share unit vests and is redeemed by Tailwind on a date established as part of the award, which date shall not later than three years after the last day of the calendar year to which the restricted share unit compensation relates.  If the employment of a participant with Tailwind and its affiliates terminates on account of termination by Tailwind or the affiliate without cause, death, retirement or disability prior to such participant’s restricted share units vesting, all restricted share units credited to such participants account will vest immediately prior to such termination, death, retirement or disability.  Each restricted share unit is redeemable in Tailwind’s discretion for one share of common stock of Tailwind or cash or a combination of the two, in each case less any required statutory withholdings. Where Tailwind determines to redeem all or some of the vested restricted share units for cash, the amount of the cash payment will be calculated by multiplying the number of restricted share units to be redeemed for cash by the closing price of the shares of common stock of Tailwind as quoted on NYSE Alternext US (or the Toronto Stock Exchange at the discretion of the Board of Directors if the shares of common stock are listed and posted for trading thereon) on the trading day on which shares of common stock last traded immediately before the redemption date.

Assuming the acquisition is consummated, there would be approximately [__] directors, officers and/or employees who would be eligible to receive restricted share units under the Allen Vanguard Corporation Restricted Share Unit Plan. New directors, officers and/or employees would be eligible to participate in the Allen Vanguard Corporation Restricted Share Unit Plan as well.

Administration of the Allen Vanguard Corporation Restricted Share Unit Plan

The Allen Vanguard Corporation Restricted Share Unit Plan will be administered by the Committee. Among other things, the Committee has complete discretion, subject to the express limits of the Allen Vanguard Corporation Restricted Share Unit Plan, to interpret and administer the Allen Vanguard Corporation Restricted Share Unit Plan, establish, amend and rescind any rules and regulations relating to the Allen Vanguard Corporation Restricted Share Unit Plan and make any other determinations that the Committee deems necessary or desirable for the administration of the Allen Vanguard Corporation Restricted Share Unit Plan.

Special terms relating to Restricted Share Units

A restricted share unit may not be granted to an insider of Tailwind if such restricted share unit, together with any other awards previously granted by Tailwind, could result in: (i) the number of shares of common stock issuable to directors, exceeding 1% of the number of shares of common stock then issued and outstanding; or (ii) the number of shares of common stock issued or issuable to insiders, within any 12-month period, under all security based compensation arrangements, exceeding 10% of the number of shares of common stock issued and outstanding.

Restricted share units are not transferable or assignable other than by will or the laws of descent and distribution.

Amendments

Amendments to the Allen Vanguard Corporation Restricted Share Unit Plan may be made by the Committee without shareholder approval subject to any required regulatory approvals and provided that the number of the shares of common stock reserved for issuance cannot be increased except with shareholder approval. With the consent of the participant affected thereby, the Committee may amend or modify any outstanding restricted share unit in any manner to the extent that the Committee would have had the authority to initially grant the restricted share unit as so modified or amended.

Certain U.S. Income Tax Consequences of the Allen Vanguard Corporation Restricted Share Unit Plan

The following is a general summary of the U.S. federal income tax consequences under current tax law applicable to Tailwind and to individual awardees under the Allen Vanguard Corporation Restricted Share Unit Plan who are individual citizens or residents of the United States. It does not purport to cover all of the special rules that may apply, including special rules relating to limitations on the ability of Tailwind to deduct certain compensation, special rules relating to deferred compensation, golden parachutes, and awardees subject to Section 16(b) of the Securities Exchange Act of 1934, as amended. In addition, this summary does not address the state or local income or other tax consequences inherent in the acquisition, ownership, vesting, exercise, termination or disposition of an award under the Allen Vanguard Corporation Restricted Share Unit Plan.

An awardee under the Allen Vanguard Corporation Restricted Share Unit Plan will have ordinary income upon the receipt of cash or shares of Tailwind’s common stock.  Where common stock is received, the awardee will have ordinary income equal to the fair market value of the shares received.  Tailwind will generally be entitled to a deduction for such amount at that time.

Conclusion of Tailwind’s Board of Directors . After careful consideration of all relevant factors, Tailwind’s Board of Directors has determined that the proposal to adopt the Allen Vanguard Corporation Restricted Share Unit Plan is in the best interests of Tailwind and its stockholders. Tailwind’s Board of Directors has approved and declared advisable the proposal and recommends that you vote or give instructions to vote “FOR” the proposal.

PROPOSAL 7
PROPOSAL TO ELECT DIRECTORS

Seven (7) director nominees are seeking to be elected at the extraordinary meeting of stockholders of Tailwind, to hold office until the next annual meeting of stockholders or until their respective successors have been elected and qualified. Management expects that each of the nominees will be available for election, but if any of them is not a candidate at the time the election occurs, it is intended that such proxy will be voted for the election of another nominee to be designated by the Board of Directors to fill any such vacancy. Directors are elected if the number of shares voted “for” the election of each director exceeds the number of shares “withheld” from voting on each director.

Information About Director Nominees

Mr. Lawrence Cavaiola, director— see biographical information set forth under “Directors and Management.”

Mr. Peter Kozicz, director—see biographical information set forth under “Directors and Management.”

Mr. David Luxton, Chief Executive Officer and President — see biographical information set forth under “Directors and Management”

Mr. Cary McWhinnie, director— see biographical information set forth under “Directors and Management.”

Mr. David O’Blenis, director—see biographical information set forth under “Directors and Management.”

Mr. Philip O’Dell, director— see biographical information set forth under “Directors and Management.”

Mr. Michael Simonetta, director— see biographical information set forth under “Directors and Management.”

Conclusion of Tailwind’s Board of Directors .

After careful consideration of all relevant factors, Tailwind’s Board of Directors unanimously recommends that you vote “FOR” the election of each of the nominated directors.

PROPOSAL 8
PROPOSAL TO ADJOURN OR POSTPONE THE EXTRAORDINARY MEETING FOR THE PURPOSE OF SOLICITING ADDITIONAL PROXIES

Background

This proposal allows Tailwind’s Board of Directors to submit a proposal to adjourn the extraordinary meeting to a later date or dates, if necessary, to permit further solicitation of proxies in the event there are not sufficient votes at the time of the extraordinary meeting to approve the proposed transaction.  This proposal requires the affirmative vote of a majority of the Tailwind shares voted in person or by proxy at the extraordinary meeting.

If this proposal is not approved by Tailwind’s stockholders, its Board of Directors may not be able to adjourn the extraordinary meeting to a later date in the event there are not sufficient votes at the time of the extraordinary meeting to approve the proposed transaction.

Conclusion of Tailwind’s Board of Directors

After careful consideration of all relevant factors, Tailwind’s Board of Directors determined that the proposal to allow adjournment or postponement of the extraordinary meeting for the purpose of soliciting additional proxies is in the best interests of Tailwind and its stockholders. The Board of Directors has approved and declared the proposal advisable and recommends that you vote or give instructions to vote “FOR” the proposal.

INFORMATION ABOUT ALLEN-VANGUARD

Allen-Vanguard’s History and Business Overview

Allen-Vanguard was formed on November 18, 2003 pursuant to the provisions of the Business Corporations Act (Ontario). Allen-Vanguard is a public company listed on the Toronto Stock Exchange under the symbol “VRS.”  Its principal offices are located at  2400 St. Laurent, Ottawa, Ontario K1G 6C4, telephone:  613-739-9646 .

Allen-Vanguard develops and markets technologies, tools and training for defeating and minimizing the effects of hazardous devices and materials, whether chemical, biological, radiological, nuclear or explosive. Allen-Vanguard’s equipment is in service with security and military forces in 120 countries around the world. This includes a complete range of remote intervention robots for hazardous applications, vehicle barrier systems, suspect package containers and electronic counter measures equipment for jamming remote detonation of terrorist devices. Allen-Vanguard is involved in the development, manufacture and sale of specialty security equipment for explosive ordinance disposal, and is the sole, worldwide licensee and/or developer of patented technologies such as the Universal Containment System and the CASCAD TM Foam for blast mitigation, decontamination of bio-chemical warfare agents, and personal protective equipment.  The primary market for Allen-Vanguard’s products is the military and emergency and preparedness and response market, and specifically organizations and personnel who must prepare for the contingency of an incident involving improvised explosive devices, including those that may be remotely detonated or contain chemical or biological agents.

On November 18, 2003, Allen-Vanguard completed an amalgamation that resulted in a change of its legal name to Vanguard Response Systems Inc., and subsequently listed its shares on The Toronto Stock Exchange. On March 5, 2004, Allen-Vanguard completed an equity private placement which raised net proceeds of $18,519,000 (C$24,675,000)  and acquired 100% of the outstanding shares of the following Ottawa-based corporations:  EOD Performance Inc., a manufacturer of compact mobile robots and five companies which became Vanguard Protective Technologies Inc., a developer of vehicle barrier, land mine protective seats and suspect package containment technologies.  On August 12, 2004, Allen-Vanguard acquired 100% of the outstanding shares of PW Allen Holdings Inc.; a Tewkesbury, U.K.-based manufacturer and integrator of explosive ordinance disposal bomb search and detection equipment, bomb technician tools and electronic counter measures equipment.  On February 10, 2005, Vanguard Response Systems Inc. amalgamated with EOD Performance, with the resulting company being renamed Allen-Vanguard Corporation. On June 13, 2007, Allen-Vanguard acquired 100% of the shares of Hazard Management Solutions Ltd. and its wholly owned U.S. subsidiary, a developer and supplier of counter-improvised explosive devices services headquartered in Shrivenham, UK, in an all-cash transaction. On September 17, 2007, Allen-Vanguard acquired all of the issued and outstanding common shares of Med-Eng Systems Inc. (“Med-Eng”), a privately held company incorporated under the laws of Ontario, for cash Consideration.  Med-Eng was a supplier of force protection and explosive ordinance disposal products for military, homeland security and law enforcement organizations. Med-Eng was the leading global supplier of bomb disposal suits and helmets, and an important supplier of electronic counter measures equipment to the U.S. military through General Dynamics Corporation, and to Canadian and Australian military forces.

Customers

Allen-Vanguard has equipment in service with security and military forces in many countries around the world. Customers of Allen-Vanguard’s products include military and civilian First Responder agencies in North America, Europe, Asia, Australia and the Middle East.

Product Applications

The primary market for Allen-Vanguard’s products is the military and emergency preparedness and response market, and specifically organizations and personnel who must prepare for the contingency of an incident involving improvised explosive devices, including those that may be remotely detonated or contain chemical or biological agents.

The principal consumers of the products of Allen-Vanguard are military personnel and First Responders, who are the first people on the scene in either a terrorist or criminal attack or an industrial accident, including those incidents involving the use of chemical and biological devices. First responders include police officers, firefighters, bomb disposal teams, emergency medical providers, and security personnel at public facilities and vital industrial sites. Civilian first responders are typically police bomb disposal teams and tactical units, Hazardous Material specialists, and some paramedic units.

Allen-Vanguard has a wide range of products to meet the needs of military and civilian first responders. This broadly encompasses equipping and protecting the personal safety of those who search for, contain, render safe and then decontaminate the majority of known terrorist devices.  The Allen-Vanguard products are divided into three families of products, Electronic Systems, Personal Protections Systems and Services, as further described below.

Electronic Systems

Allen-Vanguard manufactures a line of active and hybrid electronic counter measures equipment for use in exploitation and denial of the use of radio frequency spectrum by terrorists, insurgents and criminals primarily to detonate roadside bombs or Radio Controlled Improvised Explosive Devices. These devices quickly became the weapon of choice for insurgents in Iraq and Afghanistan and its use is proliferating domestically on a global scale. Electronic systems can be used in various roles such as force protection, bomb technician protection and infrastructure protection.

Personal Protection Systems

There are two principal products that are derived from the Canadian Government technology underlying the foam license called “Universal Containment System” or “UCS” and CASCAD TM ..

UCS is a blast mitigation system that consists of a lightweight tent-like structure made of ballistic material with an opening on the bottom that can rapidly be deployed over a suspected explosive device and filled with Blast Suppressant Foam. The Blast Suppressant Foam absorbs the explosion and the specialized fabric of the tent structure contains the explosive fragments. If the presence of a chemical or biological device is suspected, the tent is filled with the decontaminating dispersal suppressant foam, which neutralizes and kills a large array of chemical and biological agents, such as nerve agents, including G-types such as sarin and soman and V-types such as VX and its variants, vesicating agents such as mustard gas and lewisite, and Bacillus Anthracis (anthrax), among others.

CASCAD TM uses a more rapid decontaminating version of the foam system than the version used with UCS that uses specialized application equipment. CASCAD TM can be spread over equipment, structures or terrain for decontamination. Allen-Vanguard offers CASCAD TM products with different sizes of application equipment depending on the scale of decontamination to be performed.

Allen-Vanguard also sells personal protective equipment to protect individuals from chemical and biological agents, including protective suits, boots, gloves, skin decontaminating lotion, accessories and gas masks, principally the C-4 Mask and its variants pursuant to the C-4 Mask License. Allen-Vanguard also offers training for the use of its products, as well as in respect of practices and procedures for chemical and biological situations.

Other Allen-Vanguard products used in dealing with chemical, biological, radiological, nuclear or explosive devices include the Digital Vanguard™ Mk II Robot and the larger stable mate of the Vanguard™ robot, the Defender robot. Both of these robotically operated vehicles utilize digital electronic control systems.  In addition to facilitating much improved operator control for conventional explosive ordinance disposal/improvised explosive device defeat missions, the advanced digital command and control systems permit the robotically operated vehicles to integrate and remotely deploy numerous sensing and inspection equipment.

Allen-Vanguard manufactures a range of handheld search equipment used to locate the presence of an explosive device or explosive material. The search techniques used to find concealed explosives are the same as those used to find concealed drugs or other contraband..

Allen-Vanguard also manufactures a range of equipment to prevent insurgents and terrorists gaining access to sensitive areas where they may stage an attack including by way of a suicide device. These products include protective barrier systems to stop moving vehicles and individuals from ramming through a security cordon to a sensitive area.

With the acquisition of Med-Eng, Allen-Vanguard’s product offerings have also grown to include micro climate systems to provide cooling for military personnel and their vehicle electronics; force protection equipment to protect mounted and dismounted military personnel; demining personal protective equipment; and vehicle blast seat attenuation systems to protect against blast mines and roadside improvised explosive devices.

Allen-Vanguard leverages its extensive research, product development and manufacturing capabilities in the fields of personal protective equipment for Bomb Disposal, Force Protection and demining applications.  This includes suits, helmets and visors to protect the vital body areas, as well as hand and foot extremity protection.  Each is designed for the specific requirements of the end user’s physical tasks and operational environment.  Explosive ordinance disposal and demining protective systems must both protect users from blast threats, but their usage differs fundamentally.  Explosive ordinance disposal suits offer greater protection given that the blast is comparatively greater and the explosive device may contain biological or chemical agents, but the suit is worn for a relatively short period of time.  Demining technicians face smaller charges but must wear the equipment for an extended duration.  Both platforms are designed to integrate with requisite tools and communications systems.  Force Protection equipment features modular components that form a complete system that supplements a military unit’s standard issue protective apparel.  The foremost example is Allen-Vanguard’s cupola protective ensemble which is worn over existing body armor to help protect the high mobility multipurpose wheeled vehicle gunners who face substantial risk of fragmentation and blast injury from roadside improvised explosive device attacks, in addition to common small arms fire.  A series of Integrated Dismounted Armor Systems is also sold for military personnel and law enforcement Tactical teams.

Allen-Vanguard designs and manufactures a range of Micro Climate Systems that serve two distinct but complementary markets: Personnel Cooling for the crews of military vehicles and rotary wing aircraft; and, Electronics Cooling to help keep military vehicle electronic equipment operating within an ideal ambient micro-climate environment for optimal performance.  These systems are mechanically cooled, customized in terms of users, power and physical space, and can be integrated into all combat vehicles by Allen-Vanguard technicians as required.  These systems are currently in use in combat theatres where elevated temperatures can be overwhelming and detrimental to vehicle occupants and their mission-critical electronics.

Services

Recent internal reorganization within Allen-Vanguard has created a product line of counter-improvised explosive device services including consulting, training, equipment, equipment support and operations. From its HMS Ltd. offices it also publishes the highly regarded “Triton Report” which tracks improvised explosive device incidents around the world.  Triton is widely used as the key source of independent research on improvised explosive device incidents and provides proprietary research and specialized database services to clients around the world.

In its fiscal year ended September 30, 2007, Allen-Vanguard generated approximately 66% of its revenue from customers based in the United States, 21% from Europe and the Middle-East, 6% each from Canada and from the Asia / Pacific region, and the balance from other countries. In its fiscal year ended September 30, 2007, Allen-Vanguard generated approximately 56% of its revenue from Electronic Systems,   34% from Personal Protection Systems, 9% from  Services, and the balance from vehicle barrier systems and other products.  Some of Allen-Vanguard’s sales contracts are now comprised of integrated packages of multiple products or products customized for a particular application. In its fiscal year ended September 30, 2007, two customers accounted for approximately 45% of Allen-Vanguard’s revenue.

In its fiscal year ended September 30, 2008, Allen-Vanguard generated approximately 86% of its revenue from customers based in the United States, 7% from Europe and the Middle-East, 3% from Canada, and 4% from the Asia/Pacific region. In its fiscal year ended September 30, 2008, Allen-Vanguard generated approximately 67% of its revenue from Electronic Systems, 23% from Personal Protection Systems, 9% from Services, and the balance from vehicle barrier systems and other products.  Some of Allen-Vanguard’s sales contracts are now comprised of integrated packages of multiple products or products customized for a particular application. In its fiscal year ended September 30, 2008, one customer accounted for approximately 59% of Allen-Vanguard’s revenue.

Allen-Vanguard does not sell its products to any companies or individuals that are insiders as defined in the applicable securities legislation.

Description of Products and Services

Allen-Vanguard manufactures a wide range of products for dealing with chemical, biological, radiological, nuclear or explosive threats. A brief description of the major categories follows.

Electronic Systems

Electronic Counter Measures

Threat

The threat from remotely controlled improvised explosive devices remains real as terrorist groups worldwide capitalize on commercially available radio frequency products, designed for everyday benign applications and use them as part of their command initiated devices. The limited usable portion of the electromagnetic spectrum means that remotely controlled improvised explosive device designs will mostly include common RF products in widespread everyday use hand held radios, cordless phones systems, mobile/cellular telephones and electronic pagers being amongst the most prolific.

Remotely controlled improvised explosive device devices are highly prevalent in areas of conflict across the globe. The migration of technology and tactics between terror groups via the web means that explosive ordinance disposal teams now need to be prepared to deal with an increasingly prolific and highly effective threat. In areas with terrorist and insurgent, activity provision of force protection to vehicle patrols, dismounted personnel and static entry points with electronic counter measures capability to counter the threat of remotely controlled improvised explosive devices is vital.

Response

Electronic counter measures equipment, often referred to as “jammers”, and techniques are developed to counter this threat. By effectively transmitting a protective shield of electromagnetic radiation, the incoming terrorist command RF signal is “jammed” and the device is rendered inoperative for that period and the potential terrorist attack is foiled. When deployed correctly in conjunction with established tactics and procedures, electronic counter measures equipment provide effective protection to personnel involved in tactical operations; explosive ordinance disposal/improvised explosive device defeat, VIP protection, military foot patrols and convoys, sensitive venues and high value fixed installations to name a few.

Allen-Vanguard provides an extensive range of field proven electronic counter measures systems providing a range of effective responses to the remotely controlled improvised explosive device threat; and they can be used for

▪	improvised explosive device defeat render-safe procedures

▪	Event or venue protection

▪	Force protection (vehicle convoy or dismounted personnel)

▪	VIP protection

Allen-Vanguard electronic counter measures technology is currently in use worldwide by

▪	explosive ordinance disposal/bomb disposal experts

▪	Special Operations teams

▪	Military personnel

▪	Private contractors

▪	Close protection teams

The use of appropriate electronic counter measures equipment puts the user in control, forms a’safety bubble’ around the potential target area and provides a safe working area for operations personnel. However, not all electronic counter measures equipment is effective and experienced evaluation of the threat and subsequent programming of a system is critical to provide an assured level of protection but also to minimize the impact on friendly communications. There are many exaggerated performance claims for systems that will only work in limited operational scenarios which do not relate to the complexities of the real world.

Allen-Vanguard has built a world-class team of experts in this highly challenging and multifaceted environment and has developed an extensive range of flexible and modular electronic counter measures equipment and techniques  to respond to this continually evolving threat.

Technology

Allen-Vanguard has built a range of products around a digital baseline architecture DDS   technology that provides a flexible basis for programming common modules  to be quickly adapted to changes in threat. This architecture is deployed in several variants, including those applicable to vehicle mounted force protection roles, force protection of foot patrols and man portable improvised explosive device defeat applications.

The performance of each system can be tailored to its relevant geographic and threat location by means of software updates, thereby providing not only a degree of future proofing but also a means of rapidly reconfiguring systems as local threats change or forces are called to redeploy to a new threat environment. To date this technology is proving to be far more flexible and effective than traditional’fixed threat’ jammers which quickly became dated as the terrorists changed their threat in response to electronic counter measures deployment.

Personal Protection Systems

Blast Mitigation Products

The blast mitigation products of Allen-Vanguard, which provide both blast containment and suppression, are designed better to protect people and facilities from the two main causes of injuries suffered when exposed to terrorist or criminal explosions: flying debris and blast overpressure causing injuries and structural collapse. The blast mitigation products of Allen-Vanguard are also designed to provide First Responders with the capability to respond to situations involving explosive devices containing chemical or biological agents as a result of their chemical and biological agent neutralization qualities.

UCS consists of three key elements: a re-usable basic tent-like enclosure the decontaminating dispersal suppressant foam or the blast suppressant foam; and specialized application equipment. UCS is available in different sizes scaled to typical explosive charge sizes of improvised devices known to be in common use by terrorists and criminals. The largest version of UCS has been tested and shown to mitigate explosive charges of up to four pounds of TNT or enough to destroy an average suburban home. According to available information from the FBI bomb data centre, the vast majority of improvised explosive devices used by terrorists or criminals are less than four pounds of TNT.

UCS is operated by erecting the UCS ballistic tent, and placing it over the potential bomb or hazardous device and then filling it with the required version of the blast suppressant foam using specialized application equipment.

UCS is offered in three different types of application equipment. The first type of UCS application equipment consists of portable modules, which includes computerized foam injection machines, high power pumps and special nozzles. The second type of UCS application equipment is an air dolly system driven by a compressed air bottle that consists of a wheeled 30-gallon water tank, water hoses and nozzles, and a smaller enclosure, which despite its compact size can handle many types of bomb incidents. UCS is also available with larger application equipment in the form of an integrated module designed for trailer mounting, or to be carried in the back of a vehicle for ease of deployment.

UCS provides first responders with a unique capability. After deploying the UCS ballistic tent over a bomb or explosive device, first responders make the immediate area safe allowing for evacuation of civilians and permitting access by medical and fire personnel. If the bomb or explosive device explodes inside the UCS ballistic tent, UCS is designed to suppress the blast and contain any resultant shrapnel, as well as to contain chemical or biological agents. UCS can also be used to contain almost any hazardous chemical or biological material to limit the spread of noxious gasses or harmful powders.

UCS has been sold to various organizations around the world, including agencies responsible for security at the 2000 Sydney Olympic Games, the 2002 Salt Lake City Olympics, and at conventions, concerts and conferences throughout the world.

Allen-Vanguard’s line of suspect package containers allows the containment of suspect items such as letters, carry-on baggage and unattended packages from buildings and public spaces for safe disposal and handling. These containers provide total containment and an airtight seal in case a small suspicious item detonates or starts to expel biochemical or radiological materials. The containers were developed under a Transport Canada contract with RCMP assistance.

Decontamination Products

First Responders require a rapid acting decontaminant for chemical and biological agents deposited on the surfaces of buildings, vehicles, equipment, roads, aircrafts and marine vessels. A number of decontaminants currently in the marketplace have various undesirable characteristics. According to decontamination research conducted by Defence Research and Development Canada, CASCAD TM is less corrosive than most competing compounds, is reasonably stable after preparation, is less destructive to materials when applied, and is effective against a large array of chemical and biological warfare agents.

To operate effectively in chemical and biological environments, vehicles and equipment which have become contaminated by such agents must be decontaminated to prevent further spread of the agents and to allow personnel safely to remove or lower the level of personal protection required whenever possible. According to decontamination research conducted by Defence Research and Development Canada, the chemical and biological decontaminants currently employed by first responders, such as C1 (DS2), C8 (German emulsion) and STB (super tropical bleach), have a number of disadvantages as these decontaminants are corrosive in nature, lack long-term storage stability, are difficult to prepare, apply and store under field conditions, are flammable or contain ingredients which are environmentally unacceptable, or pose a significant logistical supply problem. CASCAD TM addresses these concerns and provides first responders with an effective, rapid acting, economical decontaminant which can be applied with easy to use equipment and is compatible with painted surfaces, materials and personnel.

CASCAD TM and its milder version, surface decontaminating foam, are fast acting decontaminants. The CASCAD TM formulation contains active ingredients derived from a family of readily available industrial chemicals as part of one of three concentrates. When mixed with water or seawater, these concentrates generate a low corrosivity foam which effectively decontaminates a large array of chemicals, such as nerve agents, including G-types such as sarin and soman and V-types such as VX and its variants, vesicant agents such as mustard gas and biological agents such as bacillus anthracis (anthrax), among others. One concentrate contains the active ingredient(s) and the second the stabilizers, while  an optional concentrate consists of a co-solvent to increase solubilization of chemical agents and thickeners, and lastly a surfactant, which wets surfaces and forms a foam when the CASCAD TM formulation is sprayed. All of the ingredients of CASCAD TM are readily available commercial products.

In recent years, CASCAD TM formulations and associated application equipment have undergone evaluation in a series of live agent field trials, which were integrated with training exercises for various customers of Allen-Vanguard. CASCAD TM can be readily applied to vehicles, aircraft and building surfaces. According to Defence Research and Development Canada, CASCAD TM immediately reduces the amount of agent vapor emanating from contaminated surfaces, in many cases to below the detection limits of chemical agent monitoring equipment, and has been shown to do so in temperature ranges from those of the Middle East to the Artic. After allowing the decontaminant to remain on surfaces for several minutes (with light scrubbing for some porous surfaces), then rinsing off with water, no residual agent contamination was detected.

CASCAD TM is versatile and safe to use and also has application in civil defense. CASCAD TM ’s unique ability to produce decontaminating foam using salt water provides a solution to naval decontamination needs, as both shipboard and dockside decontamination stations can be used to ensure complete coverage. The use of a low corrosivity decontaminant, combined with a moderate pressure application system, means CASCAD TM offers a unique solution to the problems inherent in decontamination of the exterior of modern combat aircraft.

A single CASCAD TM system can decontaminate chemical and biological agents at a rate of up to 25,000 square feet in one application and, in an emergency, simultaneously fight Class A fires (ordinary combustibles like wood and paper) and Class B fires (gasoline and diesel).

Unlike with chemical or biological agents, Allen-Vanguard is not aware of any known method to render radioactive material inert. Current decontamination methods involve scrubbing or washing contaminated surfaces and capturing and removing the residue as radioactive waste. Studies conducted by Defence Research and Development Canada have demonstrated that CASCAD TM foam encapsulates and traps radiological material which can then be safely disposed of using traditional methods. In September 1999, Franco Canadian trials on radiological decontamination were performed in France at the Centre Decontamination et Etudes de Protection at the Establishment Technique de Bourges using CASCAD TM as the decontaminant. On average, the contamination levels were reduced by 59% following a single decontamination and were down by 72% following three separate attempts. Although encouraging, these results demonstrated the need for further development of CASCAD TM ’s radiological decontamination capabilities. Allen-Vanguard continues to work in collaboration with government agencies on long-term programs to achieve higher standards of decontamination against radiological material.

CASCAD TM is available in several sizes of application equipment. The CASCAD TM Air Foam Dolly System is a portable self-contained unit designed for performing emergency spot decontamination of chemical and biological agents on hardware or structural surfaces. This system uses pressurized air to force decontaminant chemicals through a specially designed nozzle to produce foam that will kill chemical and biological agents. The CASCAD TM Air Foam Dolly System is a rugged and simple to operate unit that can be wheeled to the emergency situation and one person can control the operation and direction of the foam.

For clients that require only emergency spot decontamination of chemical and biological agents on hardware or structural surfaces, CASCAD TM is also offered as a backpack air foam system (the “ CASCAD TM Back Pack Air Foam System”). The CASCAD TM Back Pack Air Foam System is a portable self-contained unit carried on the user’s back to perform emergency spot decontamination of chemical and biological agents on hardware or structural surfaces. It uses pressurized air to force decontaminant chemicals through a specially designed nozzle gun to produce foam that will kill chemical and biological agents and immediately encapsulate and suppress vapor and powder to minimize their ability to spread the contamination. A single operator can control the operation and direction of the foam and can hold the entire system concealed within a fast opening and comfortable backpack. The CASCAD TM Back Pack Air Foam System has been designed to be rugged and simple to operate and can be used, refilled and reused many times. The CASCAD TM Back Pack Air Foam System is in use by military and civilian response teams worldwide, most recently by Special Forces in Afghanistan and Iraq.

Allen-Vanguard has also recently introduced an integrated CASCAD TM system that is fully self-contained within a small size-shipping container and capable of autonomous operation.

Personal Protective Equipment and Accessories

Allen-Vanguard sells personal protective equipment, including protective suits, boots, gloves, skin decontaminating lotion and accessories. It also sells the C-4 Mask and its variant related products pursuant to the C-4 Mask License.

Allen-Vanguard bundles some of these products and sells a first responder kit which consists of a C-4 Mask, protective canisters, the Saratoga Hammer protective suit, protective boots, protective gloves and a special drinking water canteen, all in a carry bag. The first responder kit provides first responders with what they need to be able to work in a live chemical agent environment and is configured to work well together as a system without requiring duct tape as a sealer or other cumbersome means to ensure the safety of the user.

Allen-Vanguard also manufactures a “next to skin” lightweight chemical vapor protective suit (the “Allen-Vanguard Next to Skin Suit”), which offers high levels of comfort and performance to first responders and military special forces, especially when working in a hot environment. The Allen-Vanguard Next to Skin Suit is a close-fitting, breathable garment designed to be worn under bomb suits, combat clothing, bunker suits, uniforms and civilian clothing to provide protection against chemical agent vapor, with minimal thermal load on the user. This garment is not intended to provide protection against liquid contamination and therefore in such circumstances is to be worn with the appropriate protective outfit for those situations where liquid contamination may be present. The Allen-Vanguard Next to Skin Suit is comprised of a hood, top and pants. The form-fitting design of the Allen-Vanguard Next to Skin Suit reduces bunching and abrasion when worn with belts, harnesses and backpacks, and is designed to provide user comfort.

The UK MK V EOD Suit, sold in North America by Allen-Vanguard, is a bomb suit produced by NP Aerospace and designed by the Ministry of Defence in United Kingdom. It combines protection with very good levels of mobility and has been tested extensively through a comprehensive program of specialist user and explosives trials.

Robotically Operated Vehicles

With rising demand for remote robotic response to increasingly complex threat situations, the Allen-Vanguard robotically operated vehicles are designed to work with Allen-Vanguard’s wide range of products for preparedness, response and handling of chemical, biological, radiological, nuclear or explosive threats.

The Vanguard TM line of robots is a small and agile explosive ordinance disposal robot. The MK2 is the newest version of the Vanguard TM robot and ranked highly in a major performance evaluation of competing systems conducted by Battelle, for the Technical Support Working Group of the National Institute of Justice. Allen-Vanguard continues to work with TSWG to ensure the Vanguard™ MK2 meets current robotic requirements identified for chemical. bilogical, radiological, nuclear or explosive, explosive ordinance disposal/improvised explosive device defeat and first response teams. The MK2 possesses increased ground speed, longer mission duration, improved ruggedness, dual independent firing circuits and is reasonably priced compared to other robots on the market. The advanced modular design facilitates easy field repair - a critical success feature for remote locations or distant combat theaters - while its compact size/weight envelope aids rapid deployment in various civil law enforcement or military scenarios.

Allen-Vanguard’s large scale robot is the BombTec™ DEFENDER, which is the result of extensive design program in the UK. Drawing on more than 30 years experience of escalating terrorist sophistication, Defender is designed to cope with present and future threats. Its significant innovations include a Chem-Bio wash down capability, distributed architecture and electronic infrastructure (i.e., the robot and all of its electronic devices are literally configured as a computer network), Spread Spectrum RF Telemetry, Articulating rear axle and the use of high strength light weight titanium in the vehicle’s construction. Operational control is either by umbilical cable, or by wireless SSRF telemetry to a range of up to 2km line of sight. The robot is of modular construction, simplifying maintenance and adding flexibility to its mission profile capability.

Hook & Line Products

Allen-Vanguard’s BombTec™ range of products includes the HAL® (Hook & Line) components for improvised explosive device defeat. HAL® BombTec™ allows the bomb technician to dispose of hazardous devices from a remote distance. In particular, the HAL® rigging technique enhances personnel safety by reducing the number of manual approaches.

Since designing and manufacturing the first operational production Hook & Line (HAL®) system for British Army explosive ordinance disposal units in 1972, Allen-Vanguard has continued to update component designs and introduce innovations across the HAL® product range. Allen-Vanguard Hook & Line has become a trusted and effective system for remote access and movement of objects and hazardous devices.

Search Equipment

Allen-Vanguard manufactures a range of handheld search equipment under the SearchTec TM brand. This equipment is used to locate the presence of an explosive device or explosive material. The search techniques used to find concealed explosives are the same as those used to find concealed drugs or other contraband. Equipment includes: Endoscopes, the Merlin133 radioactive backscatter detector, search mirrors and a variety of search tools. Allen-Vanguard manufactures the Microviper TM portable search microscope which is used by crime scene investigators to find and analyze microscopic evidence at crime scenes without the need to remove large items and materials to crime labs thereby increasing the cost and possibility of cross contamination.

During explosive ordinance disposal, including improvised explosive device defeat, disposal tasks the positive identification of the type of improvised explosive device or unexploded ordinance is crucially important. Equally essential is the diagnosis of the state of the item, i.e. whether it is armed and susceptible to detonation. The Allen-Vanguard Electronic Stethoscope system provides a primary capability to determine both. It is a sensitive monitoring system for the detection of mechanical and electronic timing systems inside improvised explosive devices and items of unexploded ordinance. An optional radio link is available to enable remote monitoring.

The Allen-Vanguard Merlin133 Contraband Detector is a portable, lightweight instrument that indicates the presence of hidden material by signaling unexpected changes in the density or thickness of a surface. For example, an’empty’ tire filled with air will register a lower reading than one filled with drugs. In operation the detector emits a beam of energy into the object being inspected and measures the backscatter. A filled space reflects back more energy than an empty space. As the detector is moved across the surface of the object the measured backscatter is displayed on an LCD digital readout and an alarm sounds if the reading changes. The Merlin133 Contraband Detector also features a unique radiation detection function, which allows the instrument to detect the presence of concealed radioactive material. Audio output resembles a traditional Geiger counter in this mode.

Microviper TM for Post Blast Forensic Investigation

Post blast forensic search and investigation can be slow and the naked eye can miss items that are vital to any follow up investigation. The Microviper TM speeds the process of collection and investigation by assisting in the identification and resulting collection of debris as forensic evidence or elimination as general debris or surrounding material. The ability to differentiate between general blast debris and explosive forensics which can include device components and explosives traces is vitally important to the successful investigation during an explosive incident. Not only can explosive device components and forensic evidence aid in the conviction of criminals and terrorists alike but where the fight against terrorism is concerned post blast forensic evidence can also provide vital intelligence on methods of operation, procedures, device construction and logistics employed by the bomb makers. Microviper TM is useful in helping to identify these items by looking at them in far more detail than the naked eye can see. It offers the “on scene” operator the ability to identify items that may have come from the explosive device or been effected by the explosive device during functioning on a microscopic level.

Microviper TM ’s ability to capture images and then send those images via electronic means offers the “on scene” forensic officer the ability to obtain prompt expert advice on explosives and explosive components. The experts, who may be some distance away, can help direct the search and offer advice based on the images that Microviper TM is picking up during the search.

Explosive Ordinance Disposal

Allen-Vanguard designs and manufactures the industry’s most advanced protective suit and helmet ensemble for bomb disposal technicians. The current ensemble, known as the EOD® 9, was rigorously tested in conjunction with military research establishments, including Defence Research and Development Canada.  The EOD® 9 protects the technician against the four main blast threats: overpressure, fragmentation, impact and heat.  It is branded under the name Med-Eng and is the latest in a long series that has become the benchmark for striking an optimal balance between protection and comfort.

Explosive ordinance disposal technicians, whether from the military or law enforcement communities, face a wider range of threats than ever before in direct correlation to evolving terrorist tactics.  One such threat is the increased use of radio controlled improvised explosive devices, or remotely controlled improvised explosive devices.  The electronics of the EOD® 9 Helmet are compatible with leading electronic counter measures equipment, which allows the technician to operate in what is known as a harsh RF environment.  To better protect and enable explosive ordinance disposal technicians to perform their render safe procedures, the EOD® 9 offers the dual capabilities of protection against conventional explosive devices as well as those suspected of containing a chemical or biological agent.

As a complement to the bomb disposal suit and helmet ensembles, Allen-Vanguard designs and manufactures specialty tools and equipment that allow the explosive ordinance disposal technician to more effectively engage an explosive device at a safer distance.  This includes a comprehensive series of hook & line kits, remote manipulators and an electronic counter measures tool cart.

In addition, Allen-Vanguard also serves the international Mine Clearance and Humanitarian Demining communities with integrated suits, helmets and visors as well as hand protection and a novel foot protection system branded as the Spider Boot.

Force Protection

The Force Protection products offered can be divided into two categories: electronic and personal protection.

Allen-Vanguard has developed a highly sophisticated personal electronic device to recognize and record the severity of a blast encountered by military personnel.  The data recorded is then used to better understand the effects of traumatic brain injury.

Allen-Vanguard also designs and manufactures Force Protection personal protective equipment that is distinguished from traditional body armor by virtue of its purpose, materials and ergonomic design.  For example, the CPE, protects the cupola gunner in a HMMWV not only against small arms fire, but also against the effects of roadside bombs, or improvised explosive devices.  Other Force Protection equipment is designed for use by dismounted military and law enforcement tactical personnel.

Micro Climate Systems

Allen-Vanguard offers micro climate systems to protect people and electronics from the injurious or damaging effects of heat.

Personnel Cooling

It is a common occurrence that in using military grade protective equipment against one or more threats, such as ballistics, the human body often suffers from heat stress.  This can also arise when military personnel are in vehicles or rotary wing aircraft, whose temperatures can reach over 60 o C (140 o F) ..  The effects of heat stress are serious and can range from fatigue to loss of concentration in battle, and even death.  Each of these has been encountered in current combat theatres.

Allen-Vanguard engineers and manufactures liquid cooling solutions for military personnel operating in the conditions described above.  These customized systems have been subjected to extensive testing to quantify and optimize their cooling performance while maintaining compatibility with vehicle power specifications and harsh operating environments.  Each system includes three main components: a mechanical chiller, manifold and vest.  It is the chiller and vest that are customized to the user’s requirements.

Current military personnel cooling solutions evolved from an earlier generation that was developed for explosive ordinance disposal technicians and remains in widespread use today.  The EOD® 9 suit for example integrates with a Body Cooling System that includes a full body garment  and a man-portable ice-based chiller, that combine to protect against the severe physiological heat that can be encountered.

Electronics Cooling

Allen-Vanguard works with leading military program managers to design and manufacture custom cooling solutions for Military vehicle electronics.  Typical commercial off the shelf electronics can experience failures at temperatures of 50 o C (122 o F) , while the temperatures inside combat vehicles, whether track or wheel-based, often exceed this.  The consequences of an electronics failure can be catastrophic to the crew.

To help guard against this, Allen-Vanguard has developed and provided an environmental protection and cooling case that keeps electronics operating within an acceptable temperature range, and shields them from the dust and sand of a combat theatre.

Research and Development

Allen-Vanguard continues to carry on its own research and development, spending $17,321,000 (C$17,476,000) in the year ended September 30, 2008, net of grants received and investment tax credits. The majority of Allen-Vanguard’s research and development activities have focused on technology enhancements related to the Symphony components supplied to Lockheed Martin, the development of next generation electronic counter measures technology, enhancements to Allen-Vanguard’s robot product suite, and the development and validation of the helmet mounted sensors that were fielded by USMC and U.S. Army this past year, while concurrently developing the next generation versions anticipated for forthcoming RFPs. Additionally, Allen-Vanguard invested in optimizing the design of our blast mitigation seat technology through rapid development, simulations and testing, yielding favorable feedback by government and OEM clients. There has been ongoing focus on new lightweight protective materials, sensors and detection technology, personal and electronics cooling chillers, to support our product roadmaps going forward.

Training

Allen-Vanguard provides international training on the care and use of its products, as well as training for clients in general operations in a contaminated environment. Allen-Vanguard has been able to offer training using live chemical warfare agents in realistic scenarios, in co-operation with DRDC Suffield. Allen-Vanguard also provides site surveys, vulnerability assessments, consultancy and other services on a range of issues related to chemical, biological or radiological contamination. Several major response teams in North America use Allen-Vanguard’s equipment and have been trained by Allen-Vanguard’s experts.

Customers

Allen-Vanguard has equipment in service with security and military forces in many countries around the world. Customers of Allen-Vanguard’s products include military and civilian first responder agencies in North America, Europe, Asia, Australia and the Middle East.

Competition

Generally, competition within the industry is intense. Some of Allen-Vanguard’s competitors have greater financial, technical and marketing resources. Such competitors could materially and adversely affect Allen-Vanguard’s business, results of operations and financial condition.

Specific competition for the products of Allen-Vanguard varies by product area as described below.

Electronic Counter Measures

The market for electronic counter measures products is very competitive, with many manufacturers in the United States, Canada, Britain and Israel. These include EDO Corporation, BAE Systems Inc, Sierra Nevada Corporation, TMC Design Inc, Syracuse Research, Thales Ltd, L-3 Communications Holdings Inc.,  Raytheon Inc, Netline Communication Technologies, Elbit Systems Ltd., Ultra Electronics Telemus, ITT Corporation, Northrop Grumman Space & Mission Systems Corporation, Roke Manor Research (Siemens) and Tactical Electronics Ltd., Phantom Technologies Ltd., JSC Concern’Sozvezdie’ and K9 Electronics.

Explosive Ordinance Disposal Tools

The market for explosive ordinance disposal tools is also very competitive, with many manufacturers of explosive ordinance disposal tools producing look alike versions of many of the Allen-Vanguard range of products. These companies would include AB Precision (Poole) Ltd. (UK), NIC Ltd. (UK) and ICOR Technology Ltd.

Blast Mitigation

The market for blast mitigation products is multi-faceted and includes well-established companies manufacturing products such as specialized materials for blast protection of buildings and equipment, bomb blankets for covering a suspected bomb, and containment vessels and trucks for removing a bomb or suspicious package for destruction off site. Although these companies compete with UCS with respect to non-chemical explosive devices, Allen-Vanguard believes that none of these companies has products with all the attributes of UCS, which has the ability to contain and mitigate biological, chemical and explosive devices on site without having to move the explosive device. This is a competitive advantage of UCS, as removal of a possible chemical or biological device to a bomb containment vessel or truck for off site destruction entails older protocols in the emergency preparedness and response industry or is considered risky for terrorist devices.

There are many suppliers of bomb containment vessels, trucks and bomb blankets, including Nabco Inc, Aigis Blast Protection, WWDC Group, Todd Research Ltd, Dynasafe AB and Blastguard International.  Bosik Technologies Ltd and PW Allen & Company Limited have both been acquired by Allen-Vanguard and were formerly competitors in this market.

Decontamination

The market for decontamination products has many competitors, some of them very large. Of these competitors, many compete in the military market for equipment and facilities decontamination systems.

The following are the principal competitors of Allen-Vanguard in the military market for decontamination of equipment and facilities:

1.	Alfred Karcher GmbH & Co. of Germany;

2.	Odenwaldwerke Riltersbach GmbH of Germany;

3.	Cristanini S.p.a. of Italy;

4.	Sandia National Laboratories of the United States through its licensees Modec, EnviroFoam Technologies and Intelegard; and

5.	Bioquell PLC of the United Kingdom.

The first three international suppliers usually compete for military orders for mass decontamination chemicals and equipment and Sandia National Laboratories is a significant competitor in the United States.

Personal Protective Equipment and Accessories

The market for personal protective equipment is also very competitive, with many manufacturers of gas masks, chemical protective suits and accessories. Specifically, Avon Rubber plc (UK) and Scott Health and Safety Oy (Finland) sell such masks in the international military marketplace, though not generally to first responders in North America.

Allen-Vanguard does not encounter many competitors selling filter canisters, foot protection and gloves. In the international military marketplace, Alfred Karcher GmbH & Co., Native American Products, Milliken and Chemviron Carbon competes for protective suits. Remploy Textile Business Unit is a clothing manufacturer based in the United Kingdom that sells protective suits to the European markets and as a result is a competitor of Allen-Vanguard.

In respect of “next-to-skin” protective suits, the Lanx Fabric Systems undergarment competes with the Allen-Vanguard Next to Skin Suit.

Allen-Vanguard avoids competing at the low, commodity end of this market and positions itself at the high end where proven capability against live chemical and biological warfare agents is required. Allen-Vanguard attempts to distinguish itself from its competitors by providing a more complete set of personal protective equipment which is interoperable.

Allen-Vanguard manufactures and markets a wide range of personal protective equipment (“PPE”) against blast threats for use in explosive ordnance disposal. This includes the Med-Eng TM EOD® 9 bomb disposal suite, the SRS 5 search suit, the ACE clearance ensemble and protective equipment for military and humanitarian demining. While the market for demining personal protective equipment is fragmented and comprises numerous local players worldwide, Allen-Vanguard is the dominant supplier of bomb disposal suits. Main competitors are Grant Schutztechnik GmbH (Germany) with its partner Holdfast Systems (South Africa) and NP Aerospace UK.  As one of only a few competitors with such a comprehensive blast protective equipment offering, Allen-Vanguard also has the distinct advantage of being one of the most experienced and recognized providers in the industry whose products are backed by more than two decades of scientific research.

With its Micro Climate Systems product line, Allen-Vanguard provides personal, vehicle-mounted and electronics cooling products, making it the only supplier in the market with such a comprehensive portfolio of thermal management solutions. In this niche market with only a few players, including Carleton Technologies (U.S.), Meggitt Defense Systems (U.S.) and RFD Beaufort UK, Allen-Vanguard differentiates itself with patented, cost-effective and scalable designs and has been recognized by organizations within the U.S. Military as their preferred supplier of cooling solutions.

Force Protection competitors include BAE Systems (Armor Holdings), Point Blank Body Armor Inc. as well as a number of smaller suppliers of ballistic body armor solutions who offer extremity protection. Building on Allen-Vanguard’s recognized experience in providing comprehensive body protection, this product line distinguishes itself in the market through modular, scalable and flexible solutions that can be rapidly tailored to specific customer requirements. By focusing on product development for specialized applications, Allen-Vanguard avoids the fiercely competitive general ballistic body armor market while maintaining its ability to expand into new market segments with innovative solutions.

The Blast Protection Seat market is very competitive and includes players from all geographic regions. While some companies such as BAE Systems (UK), Autoflug GmbH (Germany) and Global Seating Systems (U.S.) have global reach, other competitors such as ArmorWorks (U.S.) are more regionally focused. Backed by in-depth threat knowledge, expertise in blast protection and highly skilled vehicle integration capabilities, its patent-pending, successfully tested and customizable protective seat solutions have enabled Allen-Vanguard to quickly differentiate itself in the market and gain acceptance with major military vehicle manufacturers and Autoflug GmbH.

Services

The market for chemical and biological training has private industry competitors. To Allen-Vanguard’s knowledge, the only place in Canada and the United States able to offer outdoor training with live chemical warfare agents is DRDC Suffield. Most of the competitors of Allen-Vanguard are firms or government agencies that offer training using simulants instead of live agents. Pursuant to the foam license, the DND has agreed to assist Allen-Vanguard in performing live agent field trials, which trials have been and continue to be conducted at DRDC Suffield. Allen-Vanguard has been successful, through its relationship with DRDC Suffield, in providing training to its clients in outdoor real life conditions. As for the improvised explosive device training division, its closest competitor would be AT Solutions based in the U.S.  HMS, a subsidiary of Allen-Vanguard has differentiated themselves from the competition by coming up with novel improvised explosive device training methods, well beyond the basic improvised explosive device scenarios that everyone else is doing.  HMS’s training is more specialized and offers a higher value and more realistic approach to a real encounter with an improvised explosive device.

Stockholders of Allen-Vanguard

The following persons are the current directors and executive officers of the Allen-Vanguard and their respective beneficial ownership percentages as of February 12, 2009.

Name of the Beneficial Owner	Number of Shares Beneficially Owned(4)	Beneficial Ownership Percentage

David E. Luxton Director	962,857	0.88%

Peter Kozicz(1)(2)(3) Director	53,500	0.05%

David O’Blenis(1)(2)(3) Director	18,258	0.02%

Cary McWhinnie(1)(2)(3) Director	13,258	0.01%

Philip C. O’Dell(3) Director	700,224	0.64%

Lawrence Cavaiola(2)(3) Director	0	0%

Peter Allen	0	0%

Elisabeth S. Preston	0	0%

Robert Adams	0	0%

Roger Davies	1,830,49	1.68%

All officers and directors as a group (5 person)	3,578,588	3.28%

(1)	Member of the Audit Committee.

(2)	Member of the Governance Committee.

(3)	Member of the Human Resources Committee.

(4)
The information as to common shares beneficially owned, directly or indirectly, or over which a director or executive officer exercises control or direction, not being within the knowledge of Allen-Vanguard, has been furnished by the respective directors and officers individually.

Employees

As at September 30, 2008, Allen-Vanguard and its subsidiaries had approximately 595 full-time employees. Of these employees, approximately 80 were involved in management, 270 were involved in business operations, 70 were involved in training, 130 were involved in research and product design and 45 were involved in sales and marketing. In addition, Allen-Vanguard retains additional staff on a contract basis when required and as at September 30, 2008 had approximately 25 contract and consulting staff.

The employees are not subject to collective bargaining and are not represented by a union. However, as the purchaser of the Irvin Assets from Irvin, Allen-Vanguard is subject to certain restrictions.  These restrictions stipulate that any hourly employees of Allen-Vanguard involved in manufacturing operations in the Niagara Peninsula are covered by a collective agreement with the International Association of Machinists and Aerospace Workers, Local 171. Allen-Vanguard does not currently have any operations in the Niagara Peninsula.

Management

All members of Allen-Vanguard’s management and Board of Directors are expected to continue in the same roles once the acquisition by Tailwind is completed.

Employee Benefits

Allen-Vanguard has comprehensive benefits plans in all jurisdictions in which it operates including health, dental, vision, life, disability and other plans customary for its size and marketplace.

Facilities

Allen-Vanguard has manufacturing operations in Pembroke and Ottawa, Ontario; Ogdensburg, New York (USA); and Tewkesbury (United Kingdom); and Cork (Ireland). The Company has professional services operations in Shrivenham (United Kingdom) and Arlington, Virginia (USA). Sales offices are located in Canada, the United States, the United Kingdom and Asia.   All of the facilities of Allen-Vanguard are leased.

Legal Proceedings

LEGAL PROCEEDINGS AND REGULATORY ACTIONS

Principal Parties	Court/ Agency	Date and Court File No.	Nature of Claim	Amount Claimed	Contested	Status
Steve Maynes, 6223087 Canada Inc., 6223362 Canada Inc., and Jean Robichaud v. Med-Eng Systems Inc., Maurice J.M. Baris, Pierre Boivin, Thomas Csathy, Paul Echenberg, Mathieu Gauvin, Mark Norton, Danny Osadca and Richard L’Abbe
	Ontario	October 18, 2006 06-CV-36222	Former employee shareholders dispute a repurchase of Med-Eng Systems Inc. shares	Not applicable	Yes	Parties have concluded initial round of discoveries

Ken Gingrich v. Med-Eng Systems Inc., Maurice J.M. Baris, Pierre Boivin, Thomas Csathy, Paul Echenberg, Mathieu Gauvin, Mark Norton, Danny Osadca and Richard L’Abbe	Ontario	August 7, 2007 07-CV-38942	Former employee shareholder dispute a repurchase of Med-Eng Systems Inc. shares	Not applicable	Yes	Parties have concluded initial round of discoveries

Paul Timmis v. Allen-Vanguard Corporation, Med-Eng Systems Inc. and Computershare Trust Company of Canada	Ontario	June 23, 2008 Counterclaim issued September 10, 2008 08-CV-41899	Former employee claims payment of monies held in escrow. Company claims mis-representation and fraud.	$3.69 million (C$4.75 million) , damages, expenses and interest Counterclaim of $7.76 million (C$10 million), damages, expenses and interest.	Yes	Parties have concluded round of mandatory mediation; matter was not resolved at mediation

Richard L’Abbe, 1062455 Ontario Inc., Growthworks Canadian Fund Ltd., Schroder Venture Managers (Canada) Limited, and Schroder Ventures Holding Limited v. Allen-Vanguard Corporation, Allen-Vanguard Technologies Inc., and Computershare Trust Company of Canada
	Ontario	November 12, 2008 08-CV-43188
Claim of entitlement to funds held in escrow as an indemnity against misrepresentations and other claims relating to the sale of Med-Eng Systems Inc. to Allen-Vanguard Corporation.  $31 million (C$40 million) is held in escrow.  Allen-Vanguard has made a claim on the full amount held in escrow.
				Not applicable – Plaintiffs seek a declaration of entitlement for amounts held in escrow	Yes	Statement of defense issued

Carlyle Strategic Partners II v. Allen-Vanguard Corporation	Ontario	December 10, 2008 08-CV-368291
The plaintiff is a strategic investment company.  The parties started a process by which the plaintiff would invest in Allen-Vanguard but ultimately the plaintiff chose not to invest.  The claim is related to a reimbursement of the plaintiff’s expenses.
				$1.2 million (C$1.5 million), expenses and interest	Yes	Statement of defense issued

Principal Parties	Court/ Agency	Date and Court File No.	Nature of Claim	Amount Claimed	Contested	Status
Roy Peers-Smith, Glyn Howard Buckler and Gerald Arthur Harris v. Allen-Vanguard Corporation (formerly Vanguard Response Systems Inc) and Vanguard Response Systems (UK) Limited	High Court of Justice, Queens Bench, Birmingham UK	September 18, 2008 8BM45004	Accounting of certain contract proceeds as they apply to the price paid for PW Allen and Company by Allen-Vanguard Corporation.	The plaintiffs claim an accounting of proceeds received from a contract and a conversion to additional shares of Allen-Vanguard Corporation	Yes	Statement of defense issued and served.

Markets

The primary market for Allen-Vanguard’s products is the military and emergency preparedness and response market, and specifically organizations and personnel who must prepare for the contingency of an incident involving improvised explosive devices, including those that may be remotely detonated or contain chemical or biological agents.

Allen-Vanguard has a wide range of products to meet the needs of military and civilian first responders. This broadly encompasses equipping and protecting the personal safety of those who search for, contain, render safe and then decontaminate the majority of known terrorist devices.

Sales and Marketing

Allen-Vanguard distinguishes itself by its wide and deep network of agents and contributors and its well trained and experienced sales force.

Competitive Strengths

Management of Allen-Vanguard believes that its electronic counter measures equipment has significant advantages over other electronic counter measures equipment available and that its relationship with General Dynamics and Lockheed Martin positions Allen-Vanguard advantageously.

Further it believes that its explosive ordinance disposal products and services are leading edge, especially its bomb suit. In addition, HMS’ capabilities and the Triton Report are the leaders in their field.

Generally, Allen-Vanguard attempts to distinguish itself from its competitors by offering a comprehensive product offering for chemical, biological, radiological, nuclear or explosive preparedness and response. Certain of Allen-Vanguard’s products are well known throughout the market. For example, the hook and line product line of explosive ordinance disposal tools is used extensively by many major explosive ordinance disposal training schools throughout the world.

Management of Allen-Vanguard believes that UCS has an advantage over incumbent and traditional containment vessels, trucks or bomb blankets as it often enables First Responders safely to contain and neutralize a device that may be biological, chemical or explosive, without the danger of handling or removing the device offsite. UCS offers a valuable combination of on-site blast mitigation and containment of chemical and biological agents in one product. Further, Allen-Vanguard believes that doctrine with respect to the procedure for the handling of a hazardous or explosive device is migrating in Allen-Vanguard’s favor towards a practice of containment of the device at the site for any potential chemical or biological hazard.

CASCAD has demonstrated superior results against certain live chemical and biological agents in various Defence Research and Development Canada and DRDC Suffield studies.

Research and Development

Allen-Vanguard continues to carry on its own research and development, spending $17,321,000 (C$17,476,000)  in the year ended September 30, 2008, net of grants received and investment tax credits. The majority of Allen-Vanguard’s research and development activities have focused on technology enhancements related to the Symphony components supplied to Lockheed Martin, the development of next generation electronic counter measures technology, enhancements to Allen-Vanguard’s robot product suite, and the development and validation of the helmet mounted sensors that were fielded by USMC and US Army this past year, while concurrently developing the next generation versions anticipated for forthcoming RFPs. Additionally, Allen-Vanguard invested in optimizing the design of our blast mitigation seat technology through rapid development, simulations and testing, yielding favorable feedback by government and OEM clients. There has been ongoing focus on new lightweight protective materials, sensors and detection technology, personal and electronics cooling chillers, to support our product roadmaps going forward.

Intellectual Property

Allen-Vanguard’s principal registered intellectual property rights relate to the technology underlying UCS and its components and CASCAD TM , as well as certain personal protective equipment, robot technology and electronic counter measures technology. Other technology, including electronic counter measures technology, is also protected by trade secret law and practice, and confidentiality and non-competition agreements within licensing and other relationship agreements and with personnel.

Allen-Vanguard has numerous patents and industrial designs. Of Allen-Vanguard’s material patents and industrial designs 19 expire within five years, 48 expire between five and ten years and 57 expire in more than ten years.

Electronic Counter Measures

Much of the technology owned and developed by Allen-Vanguard in the area of electronic counter measures is unique and could potentially be protected through patents and other means. However, much of the baseline underlying technology is extremely security-sensitive and tightly controlled and to file patents on the underlying technology would mean publicly disclosing much of its proprietary techniques and compromising user safety. Given the security-sensitive applications and environments in which Allen-Vanguard’s technology is used, extensive measures are used to protect the secrecy and contents of all of its electronic counter measures systems from investigation by any third party.

Allen-Vanguard has entered into a material licensing and supply agreement executed December 23, 2005, with Lockheed Martin Corporation, which license contains strict trade secret protection provisions.

CASCAD TM

Allen-Vanguard has been assigned the license relating to the foam system from Irvin pursuant to an assignment agreement dated August 31, 2001. The foam license between Her Majesty the Queen in right of Canada as represented by the Solicitor General acting through the Commissioner for the RCMP and Irvin was dated June 21, 1999 and provided for a license to use, manufacture, have manufactured, assemble, market, sell, distribute and support the information, patented and unpatented inventions, nozzles, chemical formulations, techniques, technical designs, know-how and trade secrets relating to the technology underlying the foam system for all fields of use and markets world wide. Pursuant to the foam license assignment, the Canadian Government, the RCMP and the United States Department of National Defense reserved the right to use the technology underlying the foam license for their own purposes.  The subject matter of the foam license includes five groups of patents and patent applications owned by the Government of Canada.

Pursuant to the foam license, Allen-Vanguard also has the use of four Official Canadian Marks published under Section 9 of the Trade Mark Act (Canada).

The term of the foam license expires on the later of: (i) the date of expiry of the last patent underlying the foam license; and (ii) June 21, 2019. The foam license assignment may be terminated by the RCMP if: (a) Allen-Vanguard is sold or has a change of more than 50% in its ownership; (b) Allen-Vanguard assigns or sub-licenses its rights under the foam license assignment, except as may be expressly provided in the foam license Assignment without the prior written consent of the RCMP; or (c) the royalties, patent related expenses or any other amounts due in the foam license assignment are not paid as required. Allen-Vanguard expects that the foam license will continue in force following the transaction.

Minimum annual royalties (plus applicable taxes) required to be paid pursuant to the foam license each year are payable every December 31 st for the duration of the foam license.

Allen-Vanguard has also been assigned by Irvin an agreement for the sale of technology relating to CASCAD TM and UCS, pursuant to an assignment agreement dated August 2, 2001, Irvin was a party to an agreement for the sale of technology with Cowan  dated January 19, 1998 (the “Cowan Agreement”). Pursuant to the Cowan Agreement, Irvin acquired the rights to certain technologies and nozzles used for both CASCAD TM and UCS, which rights Allen-Vanguard has been assigned pursuant to the UCS technology assignment. Allen-Vanguard is required to pay royalties based on the genuine net selling price of the UCS product, less freight, taxes and duties, for a period ending January 19, 2018.

Robots

Allen-Vanguard currently has two Robots, i.e., the VANGUARD® and the Defender.

The VANGUARD® is the smaller of the two robots and has been declared the best all round small robotically operated vehicle in an independent study carried out by the Battelle Institute on behalf of the U.S. Government.

The robots themselves are not patentable as a whole; however there are two patents within the robots that are protected:  the “Adjustable Robotic Arm” and the “Method and Apparatus for Deploying and Winding Fibre Optic Cable.”

Survivability Systems

Survivability systems is the department with the most IP protection.  This is primarily because any patentable products could be reverse-engineered very easily and thus the need for protection is greater.

Within the Survivability systems, the sub-categories are explosive ordinance disposal, cooling and hook and line.

Much of the technology owned and developed by Allen-Vanguard in the area of Survivability systems is unique and is protected through patents. Before patent applications are filed, extensive measures are used to protect the secrecy and contents of all technology from investigation by any third party.  Allen-Vanguard will use this time period to determine whether the technology warrants a patent application, an industrial design application or simply non-disclosure agreements.  These decisions are based on a case-by-case basis by the Vice-President of the product line.

Government Regulations

Some of Allen-Vanguard’s products may be subjected to export controls either through domestic, foreign or international laws including the International Traffic in Arms Regulations. This regulatory environment places strict controls over the receipt, use, transfer, and export of certain technology, material, and equipment. While Allen-Vanguard understands the requirements of these controls and regulations, there is no assurance that these regulations, or their interpretations by regulatory authorities, will not change in a way that would cause a material adverse effect to Allen-Vanguard’s business, operations and prospects.

ALLEN-VANGUARD MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

Management’s Discussion and Analysis for the Quarter Ended December 31, 2008

This document has been prepared for the purpose of providing management’s discussion and analysis (MD&A) of our financial condition and results of operations for the three months ended December 31, 2008 compared to the three months ended December 31, 2007.  The MD&A should be read in conjunction with our unaudited consolidated financial statements and accompanying notes for the three month period ended December 31, 2008, Allen-Vanguard’s audited consolidated financial statements for the fiscal year ended September 30, 2008, Allen-Vanguard’s Annual Information Form for the fiscal year ended September 30, 2008 and Allen-Vanguard’s other securities filings available on www.sedar.com.  Allen-Vanguard reports its consolidated financial statements in accordance with Canadian generally accepted accounting principles (“GAAP”).  Unless otherwise specified, all financial figures contained in this MD&A are denominated in thousands of Canadian dollars, except shares, warrants, options and per share amounts.

Throughout this MD&A, “our”, “us”, “we”, “Allen Vanguard”, “Allen-Vanguard” and “Company” refer to Allen-Vanguard Corporation and its subsidiaries.  The abbreviation “FY” refers to the fiscal year ended September 30, and “Q” refers to the relevant quarter within the fiscal year.

CAUTIONARY STATEMENTS REGARDING FORWARD LOOKING INFORMATION

Certain statements made in the MD&A, including, without limitation, statements relating to Allen-Vanguard’s expectations concerning future revenues and earnings, market conditions and the sufficiency of capital and liquidity, constitute forward-looking statements.  Allen-Vanguard believes these statements to be true based on its knowledge as at February 13, 2009.  These forward-looking statements are subject to risks and uncertainties, many of which are beyond Allen-Vanguard’s control, which may cause future results to differ materially from those expected.  Please refer to “Risk Factors” discussed in Allen-Vanguard’s Annual Information Form available online at www.sedar.com.  Allen-Vanguard does not undertake or accept any obligation to release publicly any updates or revisions to any forward-looking statements to reflect any change in Allen-Vanguard’s expectations, except as prescribed by applicable securities laws.

USE OF NON-GAAP MEASURES

Allen-Vanguard’s management uses the non-GAAP financial measure of ”Funds Flow from Operations” as a liquidity measurement.  As used in this MD&A, Funds Flow from Operations is defined as net earnings adjusted for non-cash items.

Readers are cautioned that this term has no standardized meaning prescribed by GAAP and therefore may not be comparable to similar measures presented by other companies.  Funds Flow from Operations should not be construed as a substitute for cash flows from operations (as determined in accordance with GAAP) for the purpose of analyzing Allen-Vanguard’s financial position or cash flows.  Allen-Vanguard believes that in addition to cash flow from operations, Funds Flow from Operations is a useful financial measurement for assessing operating performance as it provides management and investors with an additional basis to evaluate the ability of Allen-Vanguard to generate sufficient cash flows to fund capital expenditures, repay loans, maintain the operating capability of the entity, make new investments and conduct activities without recourse to external sources of financing.

Reconciliation of Non-GAAP measure

The following table presents a reconciliation of Funds Flow from Operations to Cash provided by (used in) operating activities:
	Q1 2009	Q1 2008
Total Funds Flow from Operations	$8,785	$10,160
Changes in non-cash working capital	(4,962)	14,047
Cash provided by (used in) operating activities	$3,823	$24,207

SELECTED CONSOLIDATED FINANCIAL INFORMATION (unaudited)

The following tables set out selected consolidated financial information for the periods indicated.  The selected consolidated financial information below has been derived from the corresponding consolidated financial statements and accompanying notes for the indicated periods.  Each investor should read the following tables in conjunction with those statements and related notes.

The accompanying unaudited interim consolidated financial statements have been prepared in accordance with Canadian generally accepted accounting principles (“Canadian GAAP”) for interim financial statements and, accordingly, certain disclosures normally included in annual financial statements prepared in accordance with generally accepted accounting principles are not provided. These unaudited interim consolidated financial statements have been prepared following accounting principles consistent with those used in the annual audited consolidated financial statements, except as described in Note 2.

In the opinion of management, the unaudited interim consolidated financial statements reflect all adjustments, which consist only of normal and recurring adjustments, necessary to present fairly the financial position at December 31, 2008 and the results of operations and cash flows for the three month periods ended December 31, 2008 and 2007.  Due to the nature of Allen-Vanguard's sales cycle and the size of individual orders, the results reported in these interim consolidated financial statements should not be regarded as necessarily indicative of the results that may be expected for the entire year.

Summary Operating Results
(Amounts in thousands of Canadian dollars, except per share amounts)

	Three months ended	Three months ended
	Q1 2009	Q1 2008

Revenue	72,710	140,239
Gross profit	29,244	60,514
Gross margin	40%	43%
Stock-based compensation and restricted stock units	793	332
Acquisition and financing charges and amortization	7,278	37,350
Net loss	(33,983)	6,801
EPS, basic and diluted	(0.31)	0.06
Capital expenditures	395	1,162

OVERVIEW

Unless otherwise specified, all financial figures contained in this MD&A are denominated in thousands of Canadian dollars, except shares, warrants, options and per share amounts.

On December 29, 2008, Allen-Vanguard entered into an amended and restated syndicated credit facility with its lending syndicate (“Lenders”) that re-sets financial covenants, defers approximately US$44 million of principal repayments and provides Allen-Vanguard with new facilities providing C$16 million in credit and C$4.5 million of letters of credit, both of which are for working capital. Pursuant to he New Credit Terms, certain Lenders will,  be issued five-year warrants giving them the right to acquire 19.9% of the Common Shares in Allen-Vanguard, and may on April 30, 2009 be issued additional warrants or receive a share appreciation right, if the Lenders have not permanently been repaid at least US$50 million by April 30, 2009, as outlined in note 5 (a) to the December 31, 2008 interim financial statements,

On January 23, 2009, Allen-Vanguard entered into a definitive arrangement agreement under which Tailwind Financial Inc. ('Tailwind") will acquire, under a plan of arrangement, 100% of the issued and outstanding shares of Allen-Vanguard, Allen-Vanguard will become a wholly-owned subsidiary of Tailwind and the current shareholders of Allen-Vanguard will exchange their Company shares for Tailwind shares. For additional detail on the transaction, refer to Proposed Transactions section.

On February 11, 2009, Allen-Vanguard filed a final short form prospectus in respect of the rights offering of subscription receipts of up to C$100 million at a subscription price of C$0.285 per subscription receipt.  For additional detail on the offering, refer to Subsequent Events section.

Allen-Vanguard develops and markets technologies, tools and training for defeating and minimizing the effects of improvised explosive devices (“IED’s”), other hazardous devices and materials, whether chemical, biological, radiological, nuclear or explosive (“CBRNE”). Allen-Vanguard's equipment and services have been provided to leading security and military forces in more than 120 countries.

Allen-Vanguard operates in three principal business segments: (1) Electronic Systems (“ES”), consisting primarily of electronic counter-measures (“ECM” or “jammers”) which prevent the detonation of remotely controlled IED’s (“RCIED’s”), (2) Personal Protection Systems (“PPS”), which includes bomb disposal and chem-bio suit ensembles, body armor, remote intervention robots and other search and disposal specialty equipment for Explosive Ordnance Disposal (“EOD”), blast mitigation and decontamination equipment, and (3) Services, including counter-IED intelligence, training and advisory services.  A fourth business segment includes other ancillary items, such as vehicle barriers.

Based on publicly-announced government initiatives and budgets, Allen-Vanguard anticipates government funding for counter-IED measures to continue at the current or comparable levels for the foreseeable future. However, due to the life cycle evolution, the requirement is shifting from predominantly being one of supplying new equipment to one of supplying new equipment as well as upgrades, repairs and training in support of the current installed base. Within this process, the timing of revenue receipts by Allen-Vanguard is uncertain, and an important factor responsible for Allen-Vanguard's earnings. The timing of orders booked and shipped in any period is affected by many factors, including, among others: (i) customer purchasing protocols, testing procedures and order acceptance scheduling; (ii) seasonal governmental buying patterns; (iii) global, national and local economic and market conditions which in turn are affected by the presence of war and terrorist activities; (iv) changes in government policy and regulations; (v) concentration of revenue from two large customers; and (v) competitor activities.

The sales cycle of Allen-Vanguard’s products and services is lengthy, complex and unpredictable, ranging from 6 to 12 months or longer for non-military markets and from 6 to 24 months or longer for military markets. While customers are evaluating Allen-Vanguard’s products and services, Allen-Vanguard may incur significant expense and effort. The result of making these expenditures with no corresponding revenue may negatively impact earnings and margins for any period.

For a description of Allen-Vanguard’s business including risk factors, reference should be made to Allen-Vanguard’s audited consolidated financial statements for the fiscal year ended September 30, 2008, Allen-Vanguard’s Annual Information Form for the fiscal year ended September 30, 2008 and the annual management’s discussion and analysis of financial condition and results of operations for the year ended September 30, 2008, as well as our other continuous disclosure documents all of which are available at www.sedar.com.

Allen-Vanguard’s revenue of $72,710 in Q1 2009 decreased by $67,529 (48%) as compared with Q1 2008. $60,599 of the decrease in revenue in Q1 2009 was primarily due to the life cycle evolution of the ES product line with record shipments for Jammers recorded in Q1 2008.  Q1 2009 revenue exceeded expectations and represents a 57% increase over Q4 2008 revenue. The recent change in US Government Administration as well as the sales cycle length, complexity and unpredictability create uncertainties that may impact future revenue.

The lower gross margins in Q1 2009 (40%) compared to Q1 2008 (43%) reflect the change in product mix in the period. Allen-Vanguard’s loss before income taxes in Q1 2009 was $30,162, as compared to a loss of $780 for Q1 2008. The main factor contributing for the Q1 2009 loss is unrealized losses on foreign exchange of $30,164, most of which relates to the long term debt.  Allen-Vanguard does not formally hedge against US dollar exchange rate fluctuations because of Allen-Vanguard’s strong US dollar revenue base.

REVENUE AND EXPENSES

Revenue by Product Line

	Three months ended		Three months ended
	Q1 2009		Q1 2008
ES	44,869	62%	105,468	75%
PPS	17,922	25%	26,734	19%
Services	9,919	13%	7,734	6%
Other	–		303	–%
Total	72,710	100%	140,239	100%

Allen-Vanguard operates in three principal business segments: (1) Electronic Systems (“ES”), consisting primarily of electronic counter-measures (“ECM” or “jammers”) which prevent the detonation of remotely controlled IED’s (“RCIED’s”), (2) Personal Protection Systems (“PPS”), which includes bomb disposal and chem-bio suit ensembles, body armor, remote intervention robots and other search and disposal specialty equipment for Explosive Ordnance Disposal (“EOD”), blast mitigation and decontamination equipment, and (3) Services, including counter-IED intelligence, training and advisory services.

Revenue from ES products represented 62% of revenue in Q1 2009, compared to 75% in Q1 2008.  Sales to General Dynamics Armament and Technical Products (“GDATP”) comprised the majority of ES revenue in Q1 2009 and Q1 2008.  The timing of receipt and magnitude of Chameleon and Symphony ES orders will have a significant impact on Allen-Vanguard’s ES revenues in FY 2009 and beyond.

Revenue from PPS products accounted for 25% of Q1 2009 revenue, compared to 19% in Q1 2008. In Q1 2009, sales of ballistic protection, demining, cooling systems and EOD search and tactical equipment were the largest contributors to sales compared to, sales of ballistic protection, cooling systems, robots and EOD search and tactical equipment in Q1 2008.

Revenue from Services accounted for 13% of Q1 2009 revenue, compared to 6% in Q1 2008, with a portion of the increase relating to the award of a new services contract in Q1 2009.

Revenue by Geographic Area

	Three months ended		Three months ended
	Q1 2009		Q1 2008
Region:
United States	62,098	86%	129,749	92%
Europe / Middle-East	7,880	11%	5,221	4%
Canada	936	1%	3,534	3%
Asia / Pacific	1,645	2%	1,604	1%
Other	151	–	131	–
Total	72,710	100%	140,239	100%

Revenue generated in North America accounted for 87% of Q1 2009 revenue compared to 95% in Q1 2008, with GDATP and Lockheed Martin (“LM”) generating the majority of Allen-Vanguard’s revenue base.

Revenue generated outside of North America accounted for 13% of Q1 2009 revenue, compared to 5% in Q1 2008.  The year-over-year increase in revenue is primarily due to the growth of the Hazard Management Solutions Limited (“HMS”) division, including the awarding of a new services contract in Q1 2009, which has a customer base world wide.

Gross Profit by Segment

	Three months ended	Three months ended
	Q1 2009	Q1 2008
ES	19,395	46,157
PPS	5,401	11,740
Services	4,448	2,498
Other	–	119
Total	29,244	60,514

ES margin was relatively stable at 43% in Q1 2009, compared to 44% in Q1 2008.

PPS margin was 30% in Q1 2009, compared to 44% in Q1 2008.  Factors contributing to the lower Q1 2009 margin were a sales mix shift and lower than expected sales increasing the per unit fixed costs within the product line.

Services margin was 45% in Q1 2009 compared to 32% in Q1 2008.  The Q1 2009 margin improvement reflects the impact of increased sales over a fixed cost base.

Expenses

Selling and administration

Selling and administration expenses were $10,992 in Q1 2009, compared to $12,187 in Q1 2008.   The majority of the reduction in this expense relates to reduced headcount and other operational efficiencies resulting from the corporate restructuring.

Research and development

Gross research and development expenses were $4,488 in Q1 2009, which were reduced by investment tax credits of $1,193, resulting in net research and development expenses of $3,295.  In Q1 2008, gross research and development expenses were $5,486, which were reduced by investment tax credits of $1,247 and grants of $245, resulting in net research and development expenses of $3,994.  Development of ES upgrades, modifications and next-generation technology represented the majority of the Q1 2009 R&D expenditures, with the balance split between ballistic, cooling and blast mitigation seat technology.

Stock-based compensation

Stock-based compensation was $793 in Q1 2009, compared to $332 in Q1 2008.  The Q1 2009 expense is reflective of the ongoing cost associated with awards under Allen-Vanguard’s stock option and RSU plans.

Acquisition and financing related charges and amortization

Allen-Vanguard incurred substantial charges in FY 2008 pertaining to the Med-Eng Systems Inc. (“MES”) and HMS acquisitions and associated financings, which continue in FY 2009, to a lesser magnitude, as detailed in the following table:

	Three months ended	Three months ended
	Q1 2009	Q1 2008
Amortization of acquired intangible assets	3,762	27,228
Cost of sales of Med-Eng inventory fair value adjustment	–	2,657
Amortization of senior debt financing fees	2,608	4,951
Acquisition-related compensation expense	–	2,484
Amortization of revolver deferred financing fees	123	30
Refinancing costs	785	–
Total	7,278	37,350

Foreign exchange and interest

Allen-Vanguard uses the temporal method to translate foreign currency denominated transactions and the financial statements of its U.K., U.S. and Irish subsidiaries.  Allen-Vanguard recorded a realized foreign exchange gain of $665 and an unrealized foreign exchange loss of $30,164 in Q1 2009, compared to a realized foreign exchange loss of $882 and an unrealized foreign exchange gain of $2,206 in Q1 2008.  The main factor contributing to the Q1 2009 unrealized losses on foreign exchange of $30,164 relates to the US dollar denominated long term debt and the fluctuation of the US dollar relative to the Canadian dollar, as Allen-Vanguard does not formally hedge against US dollar exchange rate fluctuations because of Allen-Vanguard’s strong US dollar revenue base.  Allen-Vanguard conducts transactions and carries monetary assets and liabilities primarily in US and Canadian Dollars, United Kingdom (“UK”) Pounds, and European Euros.  The relative weighting of these currencies shifts continuously.

A significant percentage of Allen-Vanguard’s revenues and cost of sales are denominated in U.S. Dollars.  Selling, administration and R&D overheads are predominantly denominated in Canadian Dollars and U.K. Pounds, with the balance spread between U.S. Dollars and European Euros.  The Royal Bank of Canada (“RBC”) amended and restated syndicate credit facility is denominated in U.S. Dollars.  Allen-Vanguard utilizes some active currency hedging in the UK operations and may consider more in the future to offset exposure that is not already hedged by revenues.

At December 31, 2008, Allen-Vanguard had outstanding six foreign exchange forward contracts to buy/sell British Pounds Sterling with notional amounts of £790 at a rate of US$/£1.8990 and one foreign exchange forward contract to buy/sell British Pounds Sterling with notional amounts of £355 at a rate of US$/£1.8990.  These contracts expire monthly from January 2009 through June 2009.  The fair value of the foreign exchange forward contracts is ($2,730) at December 31, 2008. The derivative liability of $2,730 is included in accounts payable and accrued liabilities and a foreign exchange loss of $2,136 is recognized in the consolidated statement of earnings.

The quarter end exchange rates used to translate monetary assets and liabilities, and the quarterly average exchange rates used to translate revenues and expenses are set out in the following table:

Quarter End Exchange Rates
(C$)

	Quarter End Exchange Rates (C$)			Quarterly Average Exchange Rates (C$)
	U.S. $1.00	European €1.00	UK £1.00	U.S. $1.00	European €1.00	UK £1.00
Q1 2009	1.2180	1.6992	1.7754	1.2123	1.5951	1.8981
Q4 2008	1.0642	1.4166	2.0313	1.0104	1.5216	1.9656
Q3 2008	1.0197	1.6053	2.0312	1.0065	1.5739	1.9999
Q2 2008	1.0265	1.6244	2.0407	1.0042	1.5046	1.9861
Q1 2008	0.9881	1.4428	1.9600	0.9813	1.4212	2.0063
Q4 2007	0.9963	1.4166	2.0313	1.0449	1.4367	2.1121
Q3 2007	1.0634	1.4376	2.1333	1.0983	1.4811	2.1817
Q2 2007	1.1529	1.5418	2.2697	1.1714	1.5357	2.2902

Net interest expense was $4,505 in Q1 2009, compared to net interest income of $7,480 in Q1 2008.  Interest on the RBC Term Loan was approximately $4,624 in Q1 2009 compared to approximately $8,180 in Q1 2008.  The decrease of net interest expense directly relates to the payments on the Senior Debt Facility.  Movements of short-term investments and interest bearing debt are presented in the “Liquidity” section of this MD&A.

Earnings Measures

The net income tax expense provision was $3,821 in Q1 2009, compared to a net income tax recovery provision of $7,581 in Q1 2008.  Allen-Vanguard’s basic income tax rate was approximately 32% in Q1 2009, from which there are a number of adjustments for provincial and foreign tax rate differentials and permanent and temporary differences in the deductibility of certain expenses and inclusion or exclusion of income.  Allen-Vanguard had approximately $13,732 of non-capital losses carried forward for income taxes at the end of FY 2008, the majority of which can be carried forward indefinitely.

Net loss was $33,983 or $0.31 per share in Q1 2009.  This compared to net income of $6,801 or $0.06 per share in Q1 2008.

LIQUIDITY

Allen-Vanguard’s unrestricted cash and cash equivalents totaled $15,275 at the end of Q1 2009, an increase of $6,753 from the beginning of the quarter.  The principal components of cash flow and changes in non-cash working capital are summarized in the following table and are discussed below:

Statements of Cash Flow

	Three months ended	Three months ended
	Q1 2009	Q1 2008
Cash and cash equivalents, beginning of period	8,522	20,440

Net earnings (loss)	(33,983)	6,801
Non-cash operating items	37,806	17,406
Changes in non-cash working capital	4,962	(14,047)
Cash provided by (used in) operating activities	8,785	10,160

Decrease (increase) in restricted cash	(549)	5
Acquisitions	–	(1,022)
Capital expenditures	(395)	(1,162)
Cash provided by (used in) investing activities	(944)	(2,179)

Issuance of common shares, warrant and option exercises	–	1,596
Net proceeds from bank indebtedness	7,308	–
Repayment of bank indebtedness	(122)	–
Proceeds from long-term debt (1)	224,568	–
Repayment of long-term debt (1)	(224,597)	(18,580)
Payment of financing fees	(8,245)	–
Increase in incentive payment	–	1,594
Cash provided by (used in) financing activities	(1,088)	(15,390)
Net cash flow	6,753	(7,409)
Cash and cash equivalents, end of period	15,275	13,031

(1) Due to Canadian GAAP requirements, Allen-Vanguard recorded an extinguishment of its previous debt facility, therefore the previous debt is considered to be repaid and the new debt is considered proceeds.

(I)           Cash Flow from Operating Activities

Funds Flow from Operations were $8,785 in Q1 2009 compared to Funds Flow from Operations of $10,160 in Q1 2008.  The factors affecting net earnings and the material non-cash items were discussed in the “Revenue and Expenses” section.

Changes in non-cash working capital provided cash of $4,962 in Q1 2009, compared to cash used of $(14,047) in Q1 2008.  The changes in non-cash working capital consisted primarily of the following:

Changes in non-cash working capital

	Three months ended	Three months ended
	Q1 2009	Q1 2008
Accounts receivable	(11,656)	(19,644)
Inventories	2,734	(2,342)
Prepaid expenses and other	(303)	1,313
Income taxes recoverable	–	3,951
Accounts payable and accrued charges	15,478	1,083
Income taxes payable	5,555	1,592
Deferred revenue	(6,846)	–
Total changes in non-cash working capital	4,962	(14,047)

The most significant factors affecting these changes in non-cash working capital in Q1 2009 were as follows:

Shipments to GDATP in Q1 2009 account for the majority of the increase in accounts receivable over Q4 2008.  Approximately 46% of Allen-Vanguard’s outstanding receivables at the end of Q1 2009 were due from GDATP and LM, with government departments and agencies representing the majority of the balance.  Allen-Vanguard performs ongoing credit reviews of all customers requiring credit, and negotiates prepayments, letters of credit, loss protection insurance or other security arrangements in support of amounts receivable under international sales contracts.    Allen-Vanguard has also obtained an insurance policy from Export Development Canada (“EDC”) to insure against credit risk on accounts receivable outside of Canada.

The inventory decrease is due to order timing and an overall effort to reduce inventory on hand.

The increase in accounts payable and accrued charges in Q1 2009 relates to increased purchasing, compared to Q4 2008, to ES component suppliers following the ES order volume in Q1 2009 and increased professional fees relating to the bank and Tailwind (see “PROPOSED TRANSACTIONS”) transactions.

The decrease in deferred revenue relates to the shipment of the GDATP orders; against monies advanced.

The most significant factors affecting the changes in non-cash working capital in Q1 2008 were as follows:

Increased ES shipment volume in Q1 2008 resulted in a substantial increase in receivables. In particular, receivables from GDATP represented 74% of Allen-Vanguard’s total receivables at the end of Q1 2008. Allen-Vanguard’s receivables consisted almost entirely of amounts due from GDATP and LM, government departments and agencies.

The increase in inventories in Q1 2008 was primarily attributable to higher inventories of ballistic protection finished goods.

The increase in accounts payable and accrued charges in Q1 2008 was due primarily to increased ES shipment volume prior to quarter end.

The increase in income taxes payable in Q1 2008 resulted from the provision for current income taxes for Allen-Vanguard’s Med-Eng and UK subsidiaries.

(II)           Investing Activities

Cash used in investing activities was ($944) in Q1 2009, compared to ($2,179) in Q1 2008.

Purchases of capital and intangible assets remained relatively flat in Q1 2009 totaling $395.  Purchases totaled $1,162 in Q1 2008, consisting primarily of general additions to ES and PPS equipment and facilities.

An increase in restricted cash of $482 relates to balances set aside for key employee retention purposes.  The remaining change in restricted cash stems from foreign exchange and interest earned.

(III)           Financing Activities

Cash used in financing activities was $(1,088) in Q1 2009, compared to ($15,390) in Q1 2008.

On December 29, 2008, Allen-Vanguard entered into an amended and restated syndicated credit facility with the lender of its term loan facility dated May 6, 2008. The amended agreement significantly changed the terms of the term loan facility and resulted in an extinguishment of the term loan facility under Canadian GAAP accounting; however, the outstanding balance of the loan was not affected and remained at $184,375 US dollars.  Allen-Vanguard also recorded $12,670 of deferred transaction costs in relation to the amended agreement and will expense these costs over the term of the amended agreement using the effective interest rate method.
The lenders made available an additional facility in an amount up to the US dollar equivalent of $16,000 (“new revolving facility”). On December 30, 2008, Allen-Vanguard drew $6,000 US dollars on the new revolving facility and repaid $100 US dollars.

In Q1, 2008, Allen-Vanguard paid the scheduled principal payment of $18,580 in respect of the Term Loan Facility, recorded amortization of the Med-Eng Employee Escrow of $1,594 and received net proceeds from the exercise of warrants and options of $1,596.
(IV)	Contractual Obligations

	Remainder
	FY 2009	FY 2010	FY 2011	FY 2012	FY 2013
Bank indebtedness	-	-	16,443
Long term debt	11,820	41,368	171,380	-	-
Interest on term loan	17,609	20,939	10,197	-	-
Capital leases	74	-	-	-	-
Incentive payable	2,736	1,397	349	-	-
Bid and performance bonds	3,064	106	-	-	-
Derivative financial instruments	12,621	-	-	-	-
Total	47,924	63,810	198,369	-	-

In addition to the above contractual obligations, Allen-Vanguard had minimum annual royalties of $543 payable under the terms of its foam license, and minimum annual lease payments under various operating leases of approximately $1,983 for the remainder of FY 2009, $1,623 in FY 2010, $1,281 in FY 2011, $1,106 in FY 2012, $905 in FY 2013, and $3,405 for FY thereafter.

Allen-Vanguard is obligated to pay royalties equal to 4% on revenues earned subsequent to September 12, 2006 from the sale, license or lease of all versions of the products of Vanguard Protective Technologies Inc. (“VPTI”), and royalties equal to 4% of all revenues earned from the sale of Allen-Vanguard’s double crimper security tools.  In Q1 2009, there were no royalty expenses generated under this agreement; however, Allen-Vanguard paid $11 relating to accrued royalties from FY 2008.

Allen-Vanguard is obligated under the terms of the foam and C4 gas mask license agreements, to paying royalties based on product sales.  The annual royalty payable under the foam license is the greater of a percentage of the sales value and $50 per calendar year, for the remaining duration of the agreement.

(V)           Sustainability of Cash Flow

Allen-Vanguard has taken the following steps to ensure sufficient operating cash flows:

•
Signed an Amended and Restated Syndicated Credit Facility to allow Allen-Vanguard access up to an additional $16,000 and deferring and reducing Allen-Vanguard’s principal payment obligation in 2008 and 2009 totaling US $43,668;

•	Implemented a strategic operating plan and a detailed financial budget process;
•	Restructured Allen-Vanguard’s workforce and facilities to reduce operating costs and create efficiencies; and
•	Actively pursuing strategic opportunities for investment in Allen-Vanguard.

Allen-Vanguard currently has sufficient financial assets and liquidity to meet its obligations and implement its business strategy for the foreseeable future.  As noted above, under the amended and restated credit facility with its lenders, Allen-Vanguard has access to an additional $16,000 credit facility until December 31, 2009.  Allen-Vanguard has not currently drawn on this credit facility and believes that such credit facility is adequate to cover its anticipated working capital requirements. At December 31, 2008, Allen-Vanguard is fully compliant with all of the covenants and terms of the amended and restated credit facility.

CAPITAL RESOURCES

Allen-Vanguard had common shares outstanding of 109,050,182 at the end of Q1 2009.

Cash and cash equivalents totaled $15,275 and borrowings on the RBC revolving line of credit totaled $16,443 ($13,500 US dollars).

On December 29, 2008, Allen-Vanguard entered into an amended and restated syndicated credit facility. Under the amended facility, Allen-Vanguard is required to complete the raising of $50,000 US dollars to reduce the indebtedness outstanding under the amended facility by at least $50,000 US dollars.  If Allen-Vanguard is unable to complete the capital raise by April 30, 2009, Allen-Vanguard has agreed to provide share appreciation rights (“SARS”) to the amended facility lenders which are exercisable at any time during the five year period following April 30, 2009 (see note 5 (a) to the December 31, 2008 interim financial statements).  If Allen-Vanguard is unable to complete the capital raise by September 30, 2009, Allen-Vanguard shall offer conversion of all or part of the outstanding term loan amount to equity in the capital stock of Allen-Vanguard on terms to be acceptable to each of the lenders of the term loan facility. If such conversion is not acceptable to the lenders, the term loan facility would be payable on demand on January 31, 2010 (see note 5 (a) to December 31, 2008 interim financial statements).

Under the amended facility, Allen-Vanguard is also required to maintain certain financial covenants, including among others, minimum adjusted EBITDA, a cap on restructuring costs of $2,000 per month and not to exceed $3,300 over the current forecasted period and minimum net cash flow.

“Adjusted EBITDA” for any period is defined as Consolidated EBITDA for that period less Capital Expenditures that have been incurred during the period less taxes incurred in the period (excluding sales taxes) that have or will be paid in cash within the next 12 months less all Restructuring Costs that have been incurred in the period and have or will be paid in cash within the next 12 months, excluding those costs already accrued in FY 2008 but including any funds used to cash collateralize documentary credits. Cumulative adjusted EBITDA was measured for the quarter ended December 31, 2008, and is required to be measured each month thereafter for the period starting October 1, 2008 and ended at the end of such month. Allen-Vanguard has been in compliance with this covenant up to and including for the period ended January 30, 2009.  At December 31, 2008, the required Adjusted EBITDA was $1,537 with the actual reported at $7,593.

Minimum cumulative net cash flow was measured for the quarter ended December 31, 2008, and is required to be measured each month thereafter for the period starting October 1, 2008 and ended at the end of such month. The minimum cumulative net cash flow for each such period is required to be no less than the corresponding amounts for such period as set out in the syndicated credit agreement, which amounts will be amended April 1, July 1 and October 1, 2009. Allen-Vanguard has been in compliance with this covenant up to and including for the period ended January 30, 2009.  At December 31, 2008, the required minimum cumulative net cash flow was ($31,918) with the actual reported at $4,050.

On or before September 15, 2009, Allen-Vanguard and the lenders will set revised covenants satisfactory to both parties acting reasonably.  The Company anticipates that it will be able to achieve forecast projections which will be sufficient to make payments under the amended agreement over the life and under the terms of the amended syndicated credit facility and that the Company will remain in compliance with all financial covenants for at least the next twelve months. However, various risk factors, including receipt of orders and timing of shipments, could have significant impacts on complying with financial covenants (see “Risk Factors” for further risk factors that could affect compliance with financial covenants).  Failure by the Company to comply with any covenant in the amended syndicated credit agreement, including the minimum adjusted cumulative EBITDA and minimum cumulative net cash flow covenants, could result in acceleration of all amounts due under the credit agreement if the majority lenders do not provide a waiver.  No assurance can be given that, if such acceleration were to occur, Allen-Vanguard would be able to refinance the indebtedness outstanding under the amended credit facility, or, if it were able to do so, that the terms of such refinancing would not be materially adverse.

Also, in accordance with the amended and restated syndicated credit facility, the Company is required to sweep its excess cash flows, as defined in the agreement, on a quarterly basis.  The percentage of excess cash flow to be swept and paid against the outstanding principal balance of the debt is based on the amount outstanding on the term facility.  The extent of the excess cash flow sweep, if any, will vary from quarter to quarter. Since the inception of the former Syndicated Credit Facility, no excess cash flow sweeps have occurred and no future excess cash flow payments are anticipated at this time.

There are no capital expenditure commitments outside of the ordinary course of Allen-Vanguard’s business.

Allen-Vanguard's sources of cash include cash from operations, the funds available under the amended and restated syndicated credit facility and equity financings. There are currently no other significant sources of liquidity.

Internally generated (used) cash from operations was $8,785 for the quarter ended December 31, 2008 and $10,160 for the quarter ended December 31, 2007. The Company anticipates that cash generated from operations will continue to be a significant source of liquidity during the next twelve months.

Under the amended and restated syndicated credit facility, Allen-Vanguard has access to two revolving loans with access of up to $16,000 and $7,600 US dollars respectively, of which, at December 31, 2008, $7,186 and $7,600 US dollars had been drawn respectively.  The amended and restated syndicated credit facility also provides for two documentary credit facilities of $4,500 and $4,000 respectively, of which, at December 31, 2008, $3,170 is currently drawn.  The ability of the Company to access the undrawn cash portion of the credit is limited to its forecast cash flow requirements as previous agreed with the lenders, plus $5,000.

Allen-Vanguard believes that cash generated from operations, together with cash available from the amended and restated syndicated credit facility, will provide adequate liquidity to meet its cash and liquidity requirements for the next twelve months.

Allen-Vanguard’s accounts receivable increased by $11,656 to $41,203 at December 31, 2008 from $29,547 at September 30, 2008. Days sales outstanding in accounts receivable (“DSO”) at September 30, 2008,  based on the closing balance of accounts receivable and pro-rated revenue from prior months, was 43 days as compared to 52 days as at September 30, 2008. The decrease in DSO for December 31, 2008, is attributable to improved collection efforts and the timing of customer shipments in relation to the reporting date.

Inventory turnover of 3.3 times per year for the annualized first quarter of FY 2009 increased relative to the inventory turnover for fiscal 2008 of 2.8 times. Inventory turnover is calculated by dividing annualized year to date sales, excluding sales with no inventory component, by the closing inventory balance. Improved forecasting processes have recently been implemented by Allen-Vanguard to better align the timing of supply with demand. Allen-Vanguard continually monitors inventory levels relative to expected customer shipments to ensure adequate supply without exposure to obsolescence risk.

OFF-BALANCE SHEET ARRANGEMENTS

Except for bid and performance bonds and letters of credit as shown in “Liquidity – (IV) Contractual Obligations”), Allen-Vanguard conducts all of its business operations through Allen-Vanguard and its subsidiaries, and there are no material off-balance sheet arrangements or entities.

At December 31, 2008, Allen-Vanguard had outstanding six foreign exchange forward contracts to buy/sell British Pounds Sterling with notional amounts of £790 at a rate of US$/£1.8990 and one foreign exchange forward contract to buy/sell British Pounds Sterling with notional amounts of £355 at a rate of US$/£1.8990.  These contracts expire monthly from January 2009 through June 2009.  The fair value of the foreign exchange forward contracts is ($2,730) at December 31, 2008. The derivative liability of $2,730 is included in accounts payable and accrued liabilities and a foreign exchange loss of $2,136 is recognized in the consolidated statement of earnings.

Allen-Vanguard does not utilize derivative financial instruments for speculative purposes.

TRANSACTIONS WITH RELATED PARTIES

There were no transactions with related parties in Q1 2009, other than intercompany transactions in the ordinary course of business.

PROPOSED TRANSACTIONS

On January 23, 2009, Allen-Vanguard entered into a definitive arrangement agreement (the "Tailwind Agreement") under which Tailwind Financial Inc. ('Tailwind") will acquire, under a plan of arrangement, 100% of the issued and outstanding shares of Allen-Vanguard, Allen-Vanguard will become a wholly-owned subsidiary of Tailwind and the current shareholders of Allen-Vanguard will exchange their Company shares for Tailwind shares. As part of the arrangement, Tailwind will change its name to Allen-Vanguard Corporation. Under the Tailwind Agreement, the exchange ratio for exchange of Company shares for Tailwind shares will be based on a Company share price of C$0.285 and a Tailwind share price of US$6.13, and will be adjusted to the extent that the currency exchange rate differs from C$1.00 = US$0.84. Completion of the transaction is subject to a number of conditions, including approval of Company and Tailwind shareholders as well as U.S. and Canadian legal and regulatory approvals.

SUBSEQUENT EVENTS

On March 24, 2009, Allen-Vanguard announced the completion of its rights offering of subscription receipts to eligible shareholders raising total gross proceeds of approximately C$14.1 million (the “Rights Offering”). Under the Rights Offering, investors subscribed for an aggregate of 49,625,874 subscription receipts of the Company at a price of C$0.285 per subscription receipt. The proceeds of the Rights Offering are being held in escrow by CIBC Mellon Trust Company (“CIBC Mellon”), in its capacity as subscription receipt agent, pending satisfaction of the Release Condition (as defined below).

Each whole subscription receipt entitles the holder thereof to receive one Allen-Vanguard common share provided Allen-Vanguard delivers, on April 17, 2009 (the “Release Deadline”), a certificate to CIBC Mellon Trust Company (“CIBC Mellon”), in its capacity as subscription receipt agent, confirming that all of the conditions to the completion of the plan of arrangement among Allen-Vanguard, Tailwind Financial Inc. and AV Acquisition Corp. (the “Arrangement”) have been satisfied or waived (the “Release Condition”). If the Release Condition is satisfied at or before the Release Deadline, the gross proceeds from the Rights Offering will be released as directed by Allen-Vanguard. In the event that the Release Condition is not satisfied at or before the Release Deadline or if at any time Allen-Vanguard delivers a written notice to the CIBC Mellon advising that the Release Condition will not be satisfied, each subscription receipt will be repurchased from the holder thereof by Allen-Vanguard.

CRITICAL ACCOUNTING ESTIMATES

There were no changes to critical accounting estimates as disclosed in the annual MD&A, except as noted below.

Goodwill

The accounting estimates for goodwill represents approximately 19% of Allen-Vanguard’s total assets as at December 31, 2008, presented in its consolidated balance sheet. If Allen-Vanguard’s estimated fair value were incorrect, Allen-Vanguard could experience increased or decreased charges for changes to the estimated fair value in the future. If the future were to adversely differ from management’s best estimate to recover Allen-Vanguard’s investments in its goodwill, Allen-Vanguard could potentially experience future material impairment losses in respect of its goodwill. The impairment losses would be recognized and presented as a separate line item in the consolidated statements of loss and deficit. Impairment losses to goodwill would not result in a cash outflow.

Impairment of Long-Term Assets

Long-lived assets and certain identifiable intangibles and intellectual properties are regularly reviewed for impairment by Management whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Impairment is assessed by comparing the carrying amount of an asset with its expected future net undiscounted cash flows from use together with its residual value (net recoverable value). If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value.

Warrants

Allen-Vanguard has issued share purchase warrants as described in Note 8 (b) to the interim financial statements for Q1 2009.

Allen-Vanguard utilizes the Black Scholes model for estimating stock-based compensation expense for options, using the following assumptions in Q1 2009:

Dividend yield – Nil
Expected volatility – 72%
Risk free interest rate – 1.67%
Expected option life – 5 years
Weighted average grant date fair value – $0.13

Stock-based compensation

Allen-Vanguard has a stock-based compensation plan, which is described in Note 8 (c) to the interim financial statements for Q1 2009.

Allen-Vanguard uses the fair value method to account for stock-based compensation and other stock-based payments.  Under the fair value method, compensation costs attributable to awards granted are measured at fair value at the date of the grant, amortized over the vesting period on a straight-line basis, and charged to earnings with a related credit to shareholders’ equity (stock options, warrants or contributed surplus as applicable).  On the exercise of the options, the consideration received is recorded as share capital.

Allen-Vanguard utilizes the Black Scholes model for estimating stock-based compensation expense for options, using the following assumptions in Q1 2009:

Dividend yield – Nil
Expected volatility – 111%
Risk free interest rate – 1.32%
Expected option life – 3.52 years
Weighted average grant date fair value – $0.21

ADOPTION OF NEW ACCOUNTING STANDARDS

Effective October 1, 2008 Allen-Vanguard adopted the following new accounting standards.

Inventories

In March 2007, the CICA issued Section 3031, Inventories, replacing Section 3030, Inventories. This Section applies to interim and annual financial statements for fiscal years beginning on or after January 1, 2008. The Section prescribes the accounting treatment for inventories such as measurement of inventories at the lower of cost and net realizable value. It provides guidance on the determination of cost and its subsequent recognition as an expense, including any write-downs to net realizable value and reversal of previous write-downs of inventories arising from an increase in net realizable value. It also provides guidance on the cost methodologies that are used to assign costs to inventories and it describes the required disclosures on the carrying amount of inventories, the amount of inventories recognized as an expense and the amount of write-downs or reversal of write-downs of inventories. The adoption of this section did not have an impact on Allen-Vanguard’s consolidated financial statements.

Goodwill and Intangible Assets

In February 2008, the CICA issued Handbook section 3064,"Goodwill and Intangible Assets", replacing section 3062, "Goodwill and Other Intangible Assets", and section 3450, "Research and Development Costs".  This section established standards for the recognition, measurement, presentation and disclosure of goodwill subsequent to its initial recognition and of intangible assets by profit-oriented enterprises.  Standards concerning goodwill are unchanged from the standards included in the previous section 3062.  The new section is effective for years beginning on or after October 1, 2008. The adoption of this section did not have an impact on Allen-Vanguard’s consolidated financial statements.

General Standards of Financial Statement Presentation

Allen-Vanguard adopted the amended CICA Handbook Section 1400, “General Standards of Financial Statement Presentation”.  This section now requires that management make an assessment of an entity’s ability to continue as a going concern when preparing financial statements. The adoption of this section did not have an impact on Allen-Vanguard’s consolidated financial statements.

FUTURE ACCOUNTING STANDARDS NOT YET ADOPTED

International Financial Reporting Standards (IFRS)

The CICA plans to converge Canadian GAAP with IFRS effective October 1, 2011.

Management has been assessing the impact of these new accounting standards on its consolidated financial statements and intends to implement them in time to meet associated effective dates.

The CICA issued the following new Handbook sections:

a.
Section 1582, “Business Combinations”, which replaces Section 1581, “Business Combinations”. The Section establishes standards for the accounting for a business combination. It provides the Canadian equivalent to the IFRS standard, IFRS 3 (Revised), “Business Combinations”. The Section applies prospectively to business combinations for which the acquisition date is on or after October 1, 2011. Earlier application is permitted. Allen-Vanguard is currently evaluating the impact of the adoption of this new Section on the consolidated financial statements.

b.
Section 1601, “Consolidated Financial Statements” and Section 1602, “Non-Controlling Interests”, which together replace Section 1600, “Consolidated Financial Statements”.  Section 1601 establishes standards for the preparation of consolidated financial statements. Section 1602 establishes standards for accounting for a non-controlling interest in a subsidiary in consolidated financial statements subsequent to a business combination. It is equivalent to the corresponding provisions of IFRS standard, IAS 27 (Revised), “Consolidated and Separate Financial Statements”. The Sections apply to interim and annual consolidated financial statements relating to fiscal years beginning on October 1, 2011. Earlier adoption is permitted as of the beginning of a fiscal year. Allen-Vanguard is currently evaluating the impact of the adoption of these new Sections on the consolidated financial statements.

DISCLOSURE CONTROLS AND INTERNAL CONTROLS OVER FINANCIAL REPORTING

Allen-Vanguard maintains a set of disclosure controls and procedures designed to ensure that information required to be disclosed in filings made pursuant to Multilateral Instrument 52-109 is recorded, processed, summarized and reported within the time periods specified in the Canadian Securities Administrators’ rules and forms.  Allen-Vanguard’s Chief Executive Officer and Chief Financial Officer, with the participation of the key managers of Allen-Vanguard and its subsidiaries, have evaluated our disclosure controls and procedures as of December 31, 2008 and concluded that the current disclosure controls and procedures are effective.

Pursuant to Multilateral Instrument 52-109, Allen-Vanguard has designed a set of internal controls appropriate for the nature and size of Allen-Vanguard’s business, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with Canadian GAAP.  At December 31, 2008, there have been no material changes in Allen-Vanguard’s internal controls over financial reporting that required disclosure in Allen-Vanguard’s MD&A.

MANAGEMENT’S DISCUSSION AND ANALYSIS FOR THE YEARS ENDED SEPTEMBER 30, 2008, 2007 AND 2006

The following management’s discussion and analysis of the financial condition and results of operations of Allen-Vanguard for the fiscal years ended September 30, 2008, 2007 and 2006 . The management’s discussion and analysis should be read in conjunction with the audited consolidated financial statements and accompanying notes for the years ended September 30, 2008, 2007 and 2006, Allen-Vanguard’s most current Annual Information Form and Allen-Vanguard’s other securities filings available on www.sedar.com.  Allen-Vanguard reports its consolidated financial statements in accordance with Canadian generally accepted accounting principles. For a discussion of certain principal differences between Canadian GAAP and U.S. GAAP, see “Allen-Vanguard Corporation Reconciliation with United States Generally Accepted Accounting Principles”. Unless otherwise specified, all financial figures contained in this MD&A are denominated in thousands of Canadian dollars, except per share amounts.

Amendment to previously-issued MD&A

The Company’s annual financial statements for the year ended September 30, 2008, originally filed on SEDAR on December 29, 2008 were restated and refiled on March 6, 2009, solely for the purpose of  correcting the treatment of  non-cash transactions related to financing and operating activities: issuance of warrants in connection with issuance of senior debt facility, issuance of common stock for payment of senior debt facility waiver fee, and issuance of common stock for payment of compensation expense related to vendor notes settlement. These non-cash items have been reclassified from cash flows from financing activities to cash flows from operating activities, items not involving cash.  Acquisition and financing related charges and amortization have increased to $37,218 under items not involving cash.  The restatement has the effect for the year ended September 30, 2008, of increasing cash flows from operating activities by $14,819 to $40,792 and decreasing cash flows from financing activities by $14,819 to ($78,185). This MD&A originally filed December 29, 2008 has also been amended and refiled on March 6, 2009 to correct information affected by the restatement.

The Company has presented additional detail throughout the MD&A, due to a review by the United States Securities and Exchange Commission as a result of a review of our MD&A which was filed by Tailwind Financial Inc. in its proxy document filed on January 26, 2009 for the purpose of acquiring the Company and has also updated the subsequent events section to include up-to-date information.

This document has been prepared for the purpose of providing management’s discussion and analysis ( MD&A ) of our financial condition and results of operations for the three months and fiscal year ended September 30, 2008 compared to the three months and fiscal year ended September 30, 2007.  The MD&A should be read in conjunction with our audited consolidated financial statements and accompanying notes for the year ended September 30, 2008, the Company’s most current Annual Information Form and Allen-Vanguard’s other securities filings available on www.sedar.com ..  Allen-Vanguard reports its consolidated financial statements in accordance with Canadian generally accepted accounting principles (“ GAAP ”).  Unless otherwise specified, all financial figures contained in this MD&A are denominated in thousands of Canadian dollars, except shares, warrants, options and per share amounts.

Throughout this MD&A, “ our ”, “ us ”, “ we ”, “ Allen Vanguard ”, “ Allen-Vanguard ” and “ Company ” refer to Allen-Vanguard Corporation and its subsidiaries.  “ MES ” refers to Med-Eng Systems Inc., now renamed Allen-Vanguard Technologies Inc. or “ AVTI ”, a wholly owned subsidiary of the Company.  “ HMS ” refers to Hazard Management Solutions Ltd., a wholly owned subsidiary of the Company.  The abbreviation “ FY ” refers to the fiscal year ended September 30, and “Q” refers to the relevant financial quarter within the fiscal year.

This MD&A is dated December 29, 2008, and is current to that date except where otherwise stated.

CAUTIONARY STATEMENTS REGARDING FORWARD LOOKING INFORMATION

Certain statements made in the MD&A, including, without limitation, statements relating to the Company’s expectations concerning future revenues and earnings, market conditions and the sufficiency of capital and liquidity, constitute forward-looking statements.  Allen-Vanguard believes these statements to be true based on its knowledge as at December 29, 2008.  These forward-looking statements are subject to risks and uncertainties, many of which are beyond Allen-Vanguard’s control, which may cause future results to differ materially from those expected.  See the risk factors discussed herein and in the Company’s statutory filings including its most current Annual Information Form available online at www.sedar.com ..  Allen-Vanguard does not undertake or accept any obligation to release publicly any updates or revisions to any forward-looking statements to reflect any change in the Company’s expectations, except as prescribed by applicable securities laws.

MANAGEMENT OVERVIEW

Allen-Vanguard develops and markets technologies, tools and training for defeating and minimizing the effects of improvised explosive devices (“ IED ’s”), other hazardous devices and materials, whether chemical, biological, radiological or nuclear(“ CBRN ”). The Company's primary customers include the US federal government, the US military, major suppliers to the US military, and numerous other governments and their respective agencies around the world. The Company's equipment and services have been provided to leading security and military forces in more than 120 countries.

The Company operates in three principal business segments: (1) Electronic Systems (“ ES ”), consisting primarily of electronic counter-measures (“ ES ” or “ jammers ”) which prevent the detonation of remotely controlled IED’s (“ RCIED ’s”), (2) Personal Protection Systems (“ PPS ”), which include bomb disposal and chem-bio suit ensembles, body armor, remote intervention robots and other search and disposal specialty equipment for Explosive Ordnance Disposal (“ EOD ”), blast mitigation and decontamination equipment, and (3) Services, including counter-IED intelligence, training and advisory services.  A fourth business segment includes other ancillary items, such as vehicle barriers.

Based on publicly-announced government initiatives and budgets, the Company anticipates government funding for counter-IED measures to continue at the current or comparable levels for the foreseeable future. However, due to the life cycle evolution, the requirement has shifted from predominantly one of supplying equipment to upgrades, repairs and training of the current installed base. Within this process, the timing of revenue receipts by the Company is uncertain, and an important factor responsible for the Company's earnings. The timing of orders booked and shipped in any period is affected by many factors, including, among others: (i) customer purchasing protocols, testing procedures and order acceptance scheduling; (ii) seasonal governmental buying patterns; (iii) global, national and local economic and market conditions which in turn are affected by the presence of war and terrorist activities; (iv) changes in government policy and regulations; (v) concentration of revenue from two large customers; and (v) competitor activities.  These factors resulted in delayed operating cash flows within the Company in FY 2008 and resulted in the Company’s backlog going from a high at September 30, 2007 of $173,000 to a low of approximately $45,000 at the end of Q2 2008.  Backlog has since strengthened to approximately $101,429 by the end of FY 2008.

On May 7, 2008, Allen-Vanguard announced that it entered into secured credit facilities underwritten by RBC Capital Markets (" RBC "), consisting of a three-year $200 million term loan facility (the " Term   Loan ") and a $50 million revolving credit line (the " Revolver ", and together with the Term Loan, the “ Syndicated Credit Facility ”) which replaced the previous senior debt facility (the " Former Senior   Debt Facility ").  See “(III) Financing Activities” for further details.

On September 25, 2008, the Company announced a proposal to reduce annual operating costs through consolidation of facilities and other efficiency measures. Under the announced plan, the Company proposed to shed approximately 100 positions, or about 15% of its global workforce of 660.  Further restructuring charges of approximately $2,416 are expected in FY 2009.

Although the global credit crisis has significantly affected the Company ’ s ability to access the equity markets, management has continued to pursue intermediate financing arrangements to support the Company’s operating activities. To that end, on September 30, 2008, Allen-Vanguard announced that it had entered into an accommodation agreement with the lenders under the Syndicated Credit Facility (the “ Accommodation Agreement ”) to defer the date of payment of the $10 million quarterly principal repayment due on September 30, 2008 and the date to comply with certain financial covenants, to October 31, 2008. On October 31, 2008, the Company entered into another accommodation agreement (the " Amended Accommodation Agreement ”) to further extend the deferral to November 28, 2008.  On November 28, 2008, the Company entered into another accommodation agreement (the " Second Amended Accommodation Agreement ") to further extend the deferral until December 10, 2008.     On December 10, 2008, the Company entered into another accommodation agreement (the " Third Amended Accommodation Agreement ") to further extend the deferral until December 31, 2008. On December 16, 2008, the Company entered into another accommodation agreement (the " Fourth Amended Accommodation Agreement ") to defer payment of certain interest and fees until December 31, 2008.The Company was unable to comply with all its financial covenants, as a result of lower than expected cash flows and a lack of an investment transaction at September 30, 2008, and accordingly, effective December 29, 2008, the lenders provided a waiver for these covenants and amended the covenants applicable to the then existing secured credit facilities. On December 29, 2008, the Company also entered into an amended and restated syndicated credit facility including an additional operating debt facility.  See " Subsequent   Events " for additional disclosure of the terms and conditions.

RISK FACTORS

The sales cycle of the Company’s products and services is lengthy, complex and unpredictable, ranging from 6 to 12 months or longer for non-military markets and from 6 to 24 months or longer for military markets. While customers are evaluating the Company’s products and services, the Company may incur significant expense and effort. The result of making these expenditures with no corresponding revenue may negatively impact earnings and margins for any period.

Other risk factors which may negatively impact the Company's financial results and condition include, but are not limited to:

•	the Company's ability to acquire debt and/or equity financing necessary to enable it to provide adequate working capital, funding for ongoing research and development and funding for acquisitions
•	uncertainty caused by political changes may affect the timing and predictability of purchases of the Company's products
•	the Company's ability to maintain its technological competitiveness in the face of evolving terrorist threats
•	changes in regulatory environments, including the necessity to obtain permits and other approvals necessary for the Company to export its products
•	the loss of one or more of the Company's major customers
•	potential liability resulting from use of the Company's products
•	intense and increasing competition in many of the Company's operating segments from competitors with greater resources
•	the potential for loss of intellectual property protection and/or protracted and costly litigation to defend intellectual its property rights
•	the potential for loss of key personnel

•	foreign currency fluctuation risks

For a complete description of the Company’s business, including risk factors, reference should be made to the Company’s most current Annual Information Form, as well as our other continuous disclosure documents, all of which are available at www.sedar.com.

INDUSTRY OVERVIEW

The military and emergency preparedness and response (“ EP&R ”) markets in which Allen-Vanguard operates are threat-driven, and have experienced considerable evolution over the past several decades, particularly since the terrorist attacks of September 11, 2001. Terrorist groups have developed increasingly sophisticated IED’s which may include bio-chemical or radiological agents, and may be detonated remotely by cell phone or radio controlled initiation. This evolving threat is driving increased domestic and military expenditures on countermeasures in most parts of the world. The United States is believed to represent about half of world spending in Allen-Vanguard’s primary markets, and statistics on US spending used in this section are thought to be a useful proxy for trends and initiatives in other developed countries.

The US EP&R market consists of thousands of agencies employing millions of First Responders (as defined herein). According to the US Department of Justice, the US has almost 840,000 law enforcement officers. The United States Department of Homeland Security (“ DHS ”) was created in March 2002 for the purpose of securing the homeland from terrorist attacks. The United States Fire Administration office of DHS estimates the US has in excess of 1.1 million firefighters and 30,000 fire departments that are involved in more than one million annual calls involving hazardous materials or explosives. Further, the US Department of Justice estimates that employment in private security is nearly three times that of employment in law enforcement. The US Department of Justice also estimates that there are over 2,500 bomb technicians on 458 accredited bomb squads in the United States alone.

The Quadrennial Defense Review (“ QDR ”), released in February 2006 by the US Department of Defense (“ US DoD ”), articulates America’s continued long-term support for winning the persistent Global War On Terrorism (“ GWOT ”) and protecting the homeland beyond the near-term horizon. The four stated priorities for the US DoD in the QDR are: (i) to defeat terrorist networks; (ii) to defend the homeland; (iii) to shape the choices of countries at strategic cross-roads; and (iv) to prevent hostile states from acquiring or using weapons of mass destruction. Management of the Company believes that these stated priorities are likely to support continued increases in spending beyond the end of this decade.

The US budget for the fiscal year ending September 30, 2008 authorized $699 billion of US DoD spending, representing the tenth consecutive year of rising US DoD budget expenditures.

Source: US Office of Management and Budget

Defense spending among other allied nations has experienced similar relative annual increases over the past several years, and these increases are expected to continue for the foreseeable future.

According to the website icasualties.org, casualties among coalition forces have exceeded 4,800 fatalities in Iraq and Afghanistan with tens of thousands wounded. Civilian deaths and injuries greatly magnify these statistics. Roadside bombs, most often detonated by signals transmitted by radio or cell phone, have become the leading source of casualties among coalition forces operating in Iraq. According to data gathered by the Defense Manpower Data Center, Data Analysis Programs Division, explosive devices account for about 49% of deaths and 66% of casualties in Operation Enduring Freedom and Operation Iraqi Freedom.

Faced with increasingly strong domestic criticism of their involvement in these conflicts, coalition forces are using a multifaceted approach to counter insurgent activities, including strengthening relationships at the local community level, improved intelligence gathering and sharing on terrorist offensives and IED techniques, better training for coalition forces coping with IED threats, and procurement of advanced detection and defeat technologies. This latter initiative has taken the requirements for ECM from being a specialized item of equipment used by explosive ordnance disposal teams and to protect very important persons (“ VIPs ”) to a ubiquitous requirement for ECM to be fielded as part of a force protection role, in effect becoming “electronic body armor”. In February 2006, the US DoD awarded permanent status to the Joint Improvised Explosive Device Defeat Organization (“ JIEDDO ”), and has provided US $750,000 in funding to JIEDDO for fiscal year 2009.

The John Warner National Defense Authorization Act for Fiscal Year 2007 mandated that IED jamming equipment be installed in all military wheeled vehicles used in Iraq and Afghanistan outside of military compounds by the end of the US government’s fiscal 2007 year. The Counter Remote Control Improvised Explosive Devise Electronic Warfare (“ CREW ”) program, initiated in 2003, is currently a US Navy single-service managed, evolutionary technology development program that employs a spiral development approach to allow for rapid fielding of incremental CREW capabilities. There is also a relatively small but growing market for ECM equipment amongst other international military forces.

The Bush administration’s fiscal year 2009 budget allocates US $50.5 billion to the department of homeland security activities.  The importance of homeland security is further supported by the new administration as the Obama-Biden plan focuses on “preventing terrorist attacks on our homeland, preparing and planning for emergencies and investing in strong response and recovery capabilities”.

Source: US Office of Management and Budget

Management of the Company believes that the magnitude of homeland security spending in the US will continue to drive robust growth in EOD and CBRN equipment and services. For example, the Federal Bureau of Investigation (“ FBI ”), together with the National Bomb Squad Commanders Advisory Board, has mandated that all accredited state and local bomb squads in the US must have at least one robot in service by 2009. These robot platforms vary in price from US $50,000 to US $250,000 depending on configurations. In addition, the Obama-Biden administration has listed strengthening American Biosecurity as a priority by working to prevent attacks and diminish the consequences of these acts.

In both the military and homeland security arenas, the actual flow of funds is subject to the establishment of specific spending priorities and delegations of authority by the umbrella bodies to intermediary departments and agencies, which in turn must develop detailed program guidelines. These layers of administration greatly reduce the speed of fund movement, increase the complexity of the regulatory framework and impact the timing of sales. Equipment testing and field trial procedures can be very extensive, taking place over many months before large quantities of equipment are procured. Industry vendors must follow a multifaceted sales and marketing approach, building relationships with senior public policy makers, intermediary department and agency personnel, relevant associations and industry groups, and end-user customers. The sales cycle may be characterized as lengthy and complex.

In the US, ECM systems countering RCIED’s are procured through various sources. The CREW program has supplied ECM systems to the US Army. Other services have acquired ECM systems directly. In addition, the US government acquires ECM systems under the Symphony program for use by coalition and indigenous forces.

USE OF NON-GAAP MEASURES

The Company’s management uses the non-GAAP financial measure of ”Funds Flow from Operations” as a liquidity measurement.  As used in this MD&A, Funds Flow from Operations is defined as cash provided by (used in)  operating activities adjusted for changes in non-cash working capital.

Readers are cautioned that this term has no standardized meaning prescribed by GAAP and therefore may not be comparable to similar measures presented by other companies.  Funds Flow from Operations should not be construed as a substitute for cash flows from operations (as determined in accordance with GAAP) for the purpose of analyzing the Company’s financial position or cash flows.  The Company believes that in addition to cash flow from operations, Funds Flow from Operations is a useful financial measurement for assessing operating performance as it provides management and investors with an additional basis to evaluate the ability of the Company to generate sufficient cash flows to fund capital expenditures, repay loans, maintain the operating capability of the entity, make new investments and conduct activities without recourse to external sources of financing.

Reconciliation of Non-GAAP measure

The following table presents a reconciliation of Funds Flow from Operations to cash provided by (used in) operating activities:
	FY 2008	FY 2007
Total Funds Flow from Operations	$(4,960)	$(15,531)
Changes in non-cash working capital	45,752	10,828
Cash provided by (used in) operating activities	$40,792	$(4,703)

SELECTED CONSOLIDATED FINANCIAL INFORMATION

The following tables set out selected consolidated financial information for the periods indicated.  The selected consolidated financial information below has been derived from the corresponding consolidated financial statements and accompanying notes for the indicated periods.  Each investor should read the following tables in conjunction with those statements and related notes.

Summary Annual Operating Results
(Amounts in thousands of Canadian dollars, except per share amounts)

	FY 2008	FY 2007	FY 2006
Revenue	$309,005	$96,172	$56,844
Gross profit	122,110	40,285	23,790
Stock-based compensation and bonuses	3,821	4,130	325
Acquisition and financing charges and amortization	146,842	30,296	306
Goodwill impairment	379,996	─	─
Restructuring charges	1,542	─	(551)
Net earnings (loss)	(436,329)	(14,016)	38
EPS, basic and diluted	$(4.06)	$(0.26)	$0.00
Capital expenditures	5,054	4,659	2,706

REVENUE AND EXPENSES

The Company’s revenue of $309,005 in FY 2008 increased by $212,833 (221%) as compared with FY 2007 revenue of $96,172. The acquisition of AVTI on September 17, 2007 contributed $17,947 of revenue for FY 2007 and $232,542 for FY 2008, an increase of $214,595 year over year.  The acquisition of HMS on June 13, 2007, contributed $6,877 of revenue for FY 2007 and $25,667 for FY 2008, an increase of $18,790 year over year.  This revenue increase attributable to acquisitions was primarily offset by a decrease of $20,552 in revenue from existing products, largely due to delays in orders from government contracts for electronic systems products.

The backlog has fluctuated throughout the year from a high of $173,000 at September 30, 2007 to a low of $45,000 at the end of March 2008; however, the Company expects that revenue will continue to grow on a quarter-over-quarter basis in FY 2009, based in part upon the backlog of $101,429 as at September 30, 2008.

The overall gross margins of 40% in FY 2008 compared with 42% for FY 2007, reflects the effect of the change in the product sales mix.

The Company’s loss before income taxes in FY 2008 was $516,697, as compared to losses of $19,961 for FY 2007.  Due to the inclusion of AVTI’s and HMS’ operating results in the Company’s consolidated earnings from their respective acquisition dates, meaningful comparison of the expenses is challenging. However, the main factors contributing to the increased losses in FY 2008 were a goodwill impairment charge of $253,723 and an intangible asset  impairment charge of $126,273 taken by the Company, both of which were charged to earnings. Acquisition and finance-related charges and amortization of $146,842 (FY 2007-$30,296), including the amortization of intangible assets associated with the acquisitions of MES and HMS and refinancing of the Former Senior Debt Facility, were other major factors.

Revenue by Product Line

	FY 2008	FY 2007
ES	$207,640	$53,796
PPS	72,360	32,396
Services	26,865	8,348
Other	2,140	1,632
Total	309,005	96,172

Revenue from ES products represented 67% of revenue in FY 2008 compared to 56% in FY 2007.  The timing of receipt of final approvals on US Marine Corps orders had a significant negative impact on Allen-Vanguard’s ES revenues.

Revenue from PPS products accounted for 23% of revenue in FY 2008, compared to 34% in FY 2007. Sales of MES blast mitigation equipment, demining and cooling systems were the largest contributor to sales, with the balance derived primarily from sales of EOD search and tactical equipment.

Revenue from Services accounted for 9% of revenue in FY 2008, compared to 9% in FY 2007, and is almost entirely generated by the Company’s HMS subsidiary.  Allen-Vanguard anticipates service revenue growth from HMS into FY 2009 as it delivers on one major training contract and pursues several others.

Revenue by Geographic Area

	FY 2008	FY 2007
Region
United States	$264,269	$63,890
Europe / Middle-East	21,723	20,473
Canada	9,511	5,886
Asia / Pacific	11,510	5,694
Other	1,992	229
Total	309,005	96,172

In FY 2008, customers based in the United States, led by ES shipments destined for US military customers, generated a majority of Allen-Vanguard’s revenue base.  Revenue generated in North America totaled $273,780 in FY 2008 representing 89% of total revenue, compared to $69,776 in FY 2007 (73%).

Total revenue generated outside of North America totaled $35,225 in FY 2008, compared to $26,396 in FY 2007.  The year over year increase is primarily due to the HMS and MES acquisitions which have increased the customer base worldwide.

Gross Profit by Segment

	FY 2008	FY 2007
ES	$89,775	$25,513
PPS	29,009	11,996
Services	2,944	2,493
Other	382	283
Total	122,110	40,285

ES margin was 43% in FY 2008, compared to 47% in FY 2007.  The higher ES margin.  The lower ES margin in FY 2008 was primarily due to under-absorption of training labor and incentives, increased warranty costs as the product enters a later stage of its life cycle, and a difference in product mix as FY 2008 margins included 87% of AVTI product versus 29% in FY 2007.

PPS margin was 40% in FY 2008, compared to 37% in FY 2007.  The FY 2008 margin improvement was mostly due to higher blast mitigation sales in FY 2008, which provide higher gross margins than accessories sales related to PPS, which contributed to a larger portion of sales in FY 2007.  This shift in product mix accounts for the improved PPS margins in FY 2008, with pricing having less than a 5% contributory effect.

Services margin was 11% in FY 2008, compared to 32% FY 2007.  However, a large order signed late in FY 2008 is expected to result in services margins in FY 2009 more in line with historical levels.

Expenses

The 2007 comparatives include consolidated expenses for AVTI and HMS only from their respective acquisition dates of September 17, 2007 and June 13, 2007.

Selling and administration

Selling and administration expenses was $53,603 in FY 2008, compared to $24,628 in FY 2007.   The acquisition of AVTI and HMS represent $18,758 of the year over year increase, with approximately $800 attributable to higher accounting and audit fees, approximately $700 attributable to legal costs, approximately $1,600 attributable to increased insurance coverage and approximately $3,900 attributable to headcount additions to the corporate financial and administrative support staff, associated with the AVTI and HMS acquisitions, and refinancing activities.

Research and development

Gross research and development expenses were $21,833 in FY 2008 which were reduced by investment tax credits of $3,649 and grants of $708, resulting in net research and development expenses of $17,476.  In FY 2007, gross research and development expenses were $6,007 which were reduced by investment tax credits of $253 and grants of $126, resulting in net research and development expenses of $5,628.  Development of ES upgrades, modifications and next-generation technology represented the majority of the FY 2008 R&D expenditures, with the balance spent predominantly on blast mitigation research and development.

Restructuring

On September 25, 2008, the Company announced a plan to reduce annual operating costs through consolidation of facilities and other efficiency measures. Under the announced plan, the Company proposed to shed approximately 100 positions, or about 15% of its global workforce of 660.  Further restructuring charges of approximately $2,416 are expected in FY 2009.

Stock-based compensation and bonuses

Stock-based compensation was $3,821 in FY 2008, compared to $4,130 in FY 2007.  The FY 2008 expense is reflective of the ongoing cost associated with awards under the Company’s stock option and restricted share unit (“ RSU ”) plans. The YTD 2007 figure included, in aggregate, approximately $3,700 in respect of one-time bonuses to the CEO and the former CFO of the Company.

Acquisition and financing related charges and amortization

Allen-Vanguard incurred substantial charges in FY 2008 pertaining to the MES and HMS acquisitions and financing and refinancing of the associated debt, as detailed in the following table:

	FY 2008	FY 2007
Amortization of acquired intangible assets	$72,375	$5,009
Senior debt prepayment fee and extinguishment costs	10,238	3,149
Refinancing costs	3,888	-
Acquisition-related compensation expense	18,906	3,354
Cost of sales of Med-Eng inventory fair value adjustment	5,315	-
Amortization of senior debt financing fees	24,087	9,432
Amortization of revolver deferred financing fees	1,436	4
Amortization of term loan financing fees	-	173
Senior debt waiver fee	10,597	-
Subordinated debt financing fee	-	9,175
Total	$146,842	$30,296

The Company made principal payments of $88,813 ($88,818 US dollars), under the Former Senior Debt Facility, from December 2007 through April 2008 and was required to pay a fee of $413.  Furthermore, on May 6, 2008, the Company entered into a payout arrangement with the lender of the Former Senior Debt Facility and incurred additional pre-payment fees of $8,724 ($8,705 US dollars) and $1,101 in other debt extinguishment costs.  These amounts were initially classified as other interest (income), in the third quarter of 2008, in the Company’s statement of earnings but were then reclassified as acquisition and financing related charges and amortization.

The acquisition-related compensation expense is discussed in the “Investing Activities” section.

The unamortized financing fees relating to the former senior debt facility were fully expensed in FY 2008.

Under the Former Senior Debt Facility, the Company was in default of the covenants in the period ended December 31, 2007.  Accordingly, effective February 14, 2008, the Company’s lenders provided a waiver for these financial covenants at December 31, 2007 and favourably amended the financial covenants under the Former Senior Debt Facility for its remaining term.  In consideration for the waiver and amendments to the covenants, the Company paid the lenders a fee in the amount of 4% of the committed outstanding senior debt facility, consisting of a cash payment equal to $5,053 and 1,167 common shares of the Company, with a fair value of $5,544.

Foreign exchange and interest

Allen-Vanguard uses the temporal method to translate foreign currency denominated transactions and the financial statements of its U.K., US and Irish subsidiaries.  Allen-Vanguard recorded a net foreign exchange loss of a loss of $10,013 in FY 2008, compared to a loss of of $7,549 in FY 2007.  The Company conducts transactions and carries monetary assets and liabilities primarily in US and Canadian Dollars, U.K. Pounds, and European Euros.  The relative weighting of these currencies shifts continuously.

As a result of the acquisitions of MES and HMS, a significant percentage of Allen-Vanguard’s revenues and cost of sales are denominated in US Dollars.  Selling, administration and R&D overheads are predominantly denominated in Canadian Dollars and U.K. Pounds, with the balance spread between US Dollars and European Euros.  The Syndicated Credit Facility Term Loan, which the Company utilized in Q3 2008 to repay the Former Senior Debt Facility, is denominated in US Dollars, as is the Revolving Credit Facility.

The quarter end exchange rates used to translate monetary assets and liabilities, and the quarterly average exchange rates used to translate revenues and expenses are set out in the following table:

Quarter End Exchange Rates (C$)						Quarterly Average Exchange Rates (C$)
	$	US 1.00	European €1.00	£	UK 1.00		$	US 1.00	European €1.00	£	UK 1.00
Q4 2008		1.0642	1.4166		2.0313	Q4 2008		1.0104	1.5216		1.9656
Q3 2008		1.0197	1.6053		2.0312	Q3 2008		1.0065	1.5739		1.9999
Q2 2008		1.0265	1.6244		2.0407	Q2 2008		1.0042	1.5046		1.9861
Q1 2008		0.9881	1.4428		1.9600	Q1 2008		0.9813	1.4212		2.0063
Q4 2007		0.9963	1.4166		2.0313	Q4 2007		1.0449	1.4367		2.1121
Q3 2007		1.0634	1.4376		2.1333	Q3 2007		1.0983	1.4811		2.1817
Q2 2007		1.1529	1.5418		2.2697	Q2 2007		1.1714	1.5357		2.2902
Q1 2007		1.1653	1.5377		2.2824	Q1 2007		1.1384	1.4681		2.1808

Net interest expense was $20,968 in FY 2008, compared to $1,376 in FY 2007.  Movements of short-term investments and interest bearing debt are presented in the “Liquidity” section of this MD&A.

Earnings Measures

Gross profit was $122,110 in FY 2008, representing 40% of revenue.  This compares to gross profit of $40,285 in FY 2007, representing 42% of revenue, respectively. Gross profit was negatively impacted in FY 2008 by significantly lower than anticipated revenues across all product lines but especially in the ES segment.

The net provision for income tax recovery was $80,368 in FY 2008, compared to a net income tax recovery provision of $5,945 in FY 2007.  The Company’s basic income tax rate was approximately 34.16%, from which there are a number of adjustments for provincial and foreign tax rate differentials and permanent and temporary differences in the deductibility of certain expenses and inclusion or exclusion of income.  The Company had approximately $13,732 of non-capital losses carried forward for income taxes at the end of FY 2008, the majority of which are carried forward indefinitely.

Net loss was $436,329 or $4.06 per share in FY 2008.  This compared to a net loss of $14,016 or $0.26 per share in FY 2007.  As noted above, the loss was primarily composed of charges for impairment to carrying values of goodwill and intangibles ($379,996) and acquisition and finance-related charges and amortization ($146,842).

LIQUIDITY

Allen-Vanguard’s unrestricted cash and cash equivalents totaled $8,552.  The principal components of cash flow and changes in non-cash working capital are summarized in the following table and are discussed below:

Statements of Cash Flow

	FY 2008	FY 2007
Cash and cash equivalents, beginning of period	$20,431	$5,695

Net loss	(436,329)	(14,016)
Non-cash operating items	431,369	(1,515)
Changes in non-cash working capital	45,752	10,828
Cash provided by (used in) operating activities	40,792	(4,703)

Reduction (increase) in short-term investments	─	(9)
Decrease (increase) in restricted cash	31,640	(37,529)
Acquisitions	(1,102)	(643,331)
Capital expenditures	(5,054)	(4,659)
Increase in other long term assets	─	(1,296)
Cash provided by (used in) investing activities	25,484	(686,824)

Issuance of common shares, warrant and option exercises	1,619	456,374
Increase (reduction) in bank indebtedness	─	(1,859)
Proceeds from long-term debt	201,953	350,422
Repayment of long-term debt	(273,632)	(86,343)
Payment of financing fees	(8,125)	(12,557)
Increase in incentive payment	─	226
Cash provided by (used in) financing activities	(78,185)	706,263
Net cash flow	(11,909)	14,736
Cash and cash equivalents, end of period	$8,522	$20,431

(I)	Cash Flow from Operating Activities

Funds Flow from Operations were ($4,960) in FY 2008, compared to Funds Flow from Operations of ($15,531) in FY 2007.  The factors affecting net earnings and the material non-cash items were discussed in the “Revenue and Expenses” section.

Changes in non-cash working capital provided cash of $45,752 in FY 2008, compared to cash used of $10,828 in FY 2007.  The changes in non-cash working capital consisted primarily of the following:

	FY 2008	FY 2007
Accounts receivable	$51,686	$(7,635)
Inventories	(3,019)	(2,893)
Income taxes recoverable	1,592	3,752
Prepaid expenses and other	667	2,165
Accounts payable and accrued charges	(36,342)	22,542
Income taxes payable	—	(4,816)
Deferred revenue	16,090	(2,287)
Accounts payable and accruals paid through stock options and warrants	1,972	─
Total changes in non-cash working capital	$45,752	$10,828

The most significant factors affecting these changes in non-cash working capital in FY 2008 were as follows:

ES shipment volume was very high in Q1 2008 with trailing orders in Q2, resulting in substantial receivable balances which were collected by year end.  Shipment volume was relatively low by year end which also resulted in a reduction in receivable balances.  Approximately 29% of Allen-Vanguard’s outstanding receivables at the end of the year were due from two large customers, with government departments and agencies representing the majority of the balance.  Allen-Vanguard performs ongoing credit reviews of all customers requiring credit, and negotiates prepayments, letters of credit, loss protection insurance or other security arrangements in support of amounts receivable under international sales contracts. The Company has also obtained an insurance policy from Export Development Canada (“ EDC ”) to insure against credit risk on accounts receivable.

The overall FY 2008 inventory increase is primarily derived in the UK location to support the anticipated upcoming demand for ES product.

Income taxes recoverable in FY 2008 are lower than FY 2007 primarily due to excess installment payments made in the prior year.

The decrease in prepaid expenses and other was affected mainly from the reduction of the prepayment of MES compensation expense, as described in the “Investing Activities” section

The reduction in accounts payable and accrued charges by year end resulted from payments made to ES component suppliers following the substantial ES shipment volume in FY 2008.  The reduction of AP in FY 2008 was also due to the payment of warrants in connection with the September 17, 2007 financing and the issuance of stock options to settle a bonus accrual.

The decrease in income taxes payable by year-end relates to the reduced revenue.  The FY 2008 increase resulted from the provision for current income taxes for the Company’s AVTI and UK subsidiaries.

Excluding the impact of non-cash working capital acquired through the purchase of AVTI and HMS, the most significant factors affecting these changes in non-cash working capital in FY 2007 were as follows:

ECM shipment volume was relatively high in the last month of FY 2007, resulting in a substantial increase in receivables. Allen-Vanguard’s receivables consist almost entirely of amounts due from two large customers, government departments and agencies. Allen-Vanguard performs ongoing credit reviews of all customers requiring credit, and negotiates prepayments, letters of credit, loss protection insurance or other security arrangements in support of amounts receivable under international sales contracts.

The reduction in inventories in FY 2007 was primarily the result of the high volume of shipments to one large customer in the last month of FY 2007 combined with the write-down of robot components inventory in Ireland. Inventories are up compared to the end of FY 2006 due primarily to the increased levels of ECM component assemblies and work in progress related to the Lockheed Martin (“LM”) contract.

The increase in accounts payable and accrued charges in FY 2007 arose primarily due to the surge of ECM component supplier payables resulting from the high volume of shipments to General Dynamics Armament and Technical Products (“ GDATP ”) and LM in the last month of FY 2007.

The reduction in deferred revenue in FY 2007 was primarily due to the recognition in Q3 2007 of the remaining balance of $1.6 million in respect of the fee received under the LM license of the initial technology set. The development of ECM technology has progressed at a rapid pace since the LM license was executed in late 2005, and the initial technology set which gave rise to the license fee has now been superseded by new Allen-Vanguard technology. The Company has fulfilled all of its obligations with respect to this initial license fee.

The increase in income taxes payable in FY 2007 resulted from the provision for current income taxes for the Company’s AVTI and UK subsidiaries. The Company made substantial payments to U.K. taxation authorities in the first half of FY 2007.

(II)           Investing Activities

Cash provided by investing activities was $25,484 in FY 2008, compared to ($686,824) in FY 2007.

The FY 2008 additions of capital and intangible assets $5,054 consist primarily of general additions to ES and PPS equipment and facilities.  Purchases totaled $4,659 in FY 2007, the majority of which related to additions to the Tewkesbury ES facility and equipment additions to support the strong demand for the ES product. Equipment additions in the Company’s Ireland robotics operation were a secondary factor contributing to the increase in FY 2007.

In connection with the acquisition of MES on September 17, 2007, the Company set aside, as restricted cash, $19,000 plus accumulated interest for the purpose of funding a compensation package for continuing employment services. On January 25, 2008, the Company amended this escrow agreement, with $9,500 returned to the Company and applied to the long-term debt facility and $4,750 paid to an employee immediately. Of the remaining $4,750, the Company paid $268 to an employee in April 2008.  The remainder will be withheld pending a resolution of a dispute related to the payment thereof, pursuant to the Company’s right to do so in the related escrow agreement.  Interest of $384 will be returned to the Company upon completion of the final payment.

On April 3, 2008, the Company extinguished its obligations under certain vendor notes and Earnout arrangements agreed to on the acquisition of HMS by paying the former shareholders of HMS $14,204(£7,040). A cash payment of $5,917(£2,933) was made and the balance of $8,287(£4,107) was paid by the issuance, to the former HMS shareholders, of 2,135,746 common shares of the Company. Due to certain trading restrictions, these shares were discounted for accounting purposes; the fair value of the common shares has been recorded at $5,678 (£2,814). As a result of the extinguishment of the vendor notes and Earnout arrangements, restricted cash decreased by $14,786, goodwill increased by $1,885, accrued vendor notes payable of $3,096 were relieved, and acquisition and financing related charges and amortization of $6,614 was expensed.

An additional reduction of $2,102 related to the release of the letter of credit obligations and $815 related to the withdrawal of a Guaranteed Investment Certificate.  The balance of the change in restricted cash stems from foreign exchange translation.

(III)           Financing Activities

Cash used in financing activities was ($78,185) in FY 2008.

The Company was in default of the covenants in the Former Senior Debt Facility in the period ended December 31, 2007.  Accordingly, effective February 14, 2008, the lenders provided a waiver for these covenants at December 31, 2007 and favourably amended the covenants under the Former Senior Debt Facility for its remaining term.  In consideration for the waiver and amendments to the covenants, the Company paid the lenders a fee in the amount of 4% of the committed outstanding facility, consisting of a cash payment equal to $5,053 and 1,167,143 common shares of the Company, with a fair value of $5,544, and related fees of $15.  These amounts were expensed in the Company’s statement of earnings as acquisition and financing-related charges and amortization, in the year ended September 30, 2008.

The Company entered into a payout arrangement with the lenders under the Former Senior Debt Facility and on May 6, 2008, made cash payments in the amount of $174,475 ($174,109 US dollars) to repay the principal amount outstanding, $3,960 ($3,932 US dollars) in respect of accrued interest and $8,724 ($8,705 US dollars) in respect of pre-payment fees.  The prepayment fee was expensed in the three-month period ended June 30, 2008.  The Company also expensed $1,005 of financing fees relating to the Former Senior Debt Facility that had been deferred and were being amortized.

Effective May 6, 2008, the Company entered into the Syndicated Credit Facility, consisting of a three-year $187,785 ($187,391 US dollars) and a Canadian $6,796 Term Loan and a Revolver facility with availability up to $50,000. Advances under the term loan facility were available in US dollars by way of LIBOR-based loans and US base rate loans and in Canadian dollars by way of banker’s acceptances and prime rate loans.  The interest rate on the drawn portion of US dollar term loan was LIBOR plus 3.5%.  The interest rate on the Canadian dollar term loan was prime plus 2.5%.  The interest rate on the Revolver was US base rate plus 2.0%.  The Company was required to make quarterly principal payments on the Term Loan of $9,704 US dollars, plus additional quarterly payments ranging from 50% to 75% of excess cash flow (if any), with the remaining principal due upon the maturity date of the term loan, May 6, 2011.  In establishing the Syndicated Credit Facility, the Company incurred costs in the amount of $6,243, of which $4,963 has been deferred and will be amortized using the effective interest rate method and $1,280 of which will be amortized over the remaining term of the Syndicated Credit Facility on a straight-line basis.

On June 6, 2008, the Company converted the Canadian dollar portion of the Term Loan to a $6,687 US dollar term loan.  Interest on this balance was based on the US dollar base rate plus 2.5%.

On June 25, 2008, the Company borrowed $4,400 US dollars against the Revolver and borrowed an additional $3,800 US dollars on June 27, 2008.  Advances under the Revolver were are available in US dollars by way of LIBOR loans and US base rate loans and Canadian dollars by way of Bankers Acceptance’s (“BA”) and prime loans.  The interest rate on the revolving credit borrowings was based on the US base rate plus 2.0%.

On June 30, 2008, the Company paid the first quarterly principal installment of the term loan of $9,895 ($9,704 US dollars) and also recorded an unrealized foreign exchange loss of $3,477.

As a result of lower than expected cash flows due to delays in military procurement and lack of an investment transaction as an alternative source of financing, on September 30, 2008, Allen-Vanguard announced that it had entered into the “ Accommodation Agreement ” under the Syndicated Credit Facility. On October 31, 2008, the Company entered into the “ Amended Accommodation Agreement ” . On November 28, 2008, the Company entered into the
“ Second Amended Accommodation Agreement ” .     On December 10, 2008, the Company entered into the “ Third Amended Accommodation Agreement ” ..  On December 16, 2008, the Company entered into the “ Fourth Amended Accommodation Agreement ” .  See “Management Overview” for further details.

On December 29, 2008, the Company entered into an amended and restated syndicated credit facility to restructure the Term Loan and the Revolver, and to provide an additional new operating loan of up to $16,000 and new letters of credit of up to $4,500, as discussed in the "Subsequent Events” section.

The exercise of employee stock options and compensation options provided cash of $1,619 in FY 2008, the majority of which relate to the exercise in Q1 2008 of compensation options issued in connection with the November 2, 2006 offering of common shares.

(IV)           Contractual Obligations

	FY 2009	FY 2010	FY 2011	FY 2012	FY 2013 and after
Accounts payable and accrued liabilities	$33,492	$-	$-	$-	$-
Bank indebtedness	-	-	8,088	-	-
Term loan	10,224	36,145	149,842	-	-
Interest on term loan	25,178	17,339	4,946	-	-
Capital leases	103	-	-	-	-
Incentive payable	2,890	1,274	318	-	-
Bid and performance bonds	1,728	1,785	-	-	-
Derivative financial instruments	13,450	-	-	-	-
Operating leases	2,386	1,600	1,254	1,090	4,170
Total	$89,451	$58,143	$164,448	$1,090	$4,170

The Syndicated Credit Facility is described above (see “III – Financing Activities”)

The Company is obligated to pay royalties equal to 4% on revenues earned subsequent to September 12, 2006 from the sale, license or lease of certain versions of the products of Vanguard Protective Technologies Inc. (“ VPTI”), and royalties equal to 4% of all revenues earned from the sale of Allen-Vanguard’s double crimper security tools.  The FY 2008 obligation is included in the above table as accounts payable and accrued liabilities.

(V)          Sustainability of Cash Flow

The Company has taken the following steps to ensure sufficient operating cash flows:

•
Restructuring the Syndicated Credit Facility to allow the Company access up to an additional $16,000 and deferring and reducing the Company’s principal payment obligation in 2008 and 2009 totaling US $43,668;

•	Implementing a strategic operating plan and a detailed financial budget process;

•	Restructuring the Company’s workforce and facilities to reduce operating costs and create efficiencies; and

•	Actively pursuing strategic opportunities for investment in the Company.

CAPITAL RESOURCES

Allen-Vanguard had 109,050,182 common shares outstanding at the end of FY 2008.

Unrestricted cash and cash equivalents totaled $8,522 and borrowings under the Revolver totaled $8,088 ($7,600 US dollars).

On May 6, 2008, the Company entered into the Syndicated Credit Facility, and borrowed approximately $195,500 under the Term Loan to repay the outstanding balance on the Former Senior Debt Facility , plus the accrued interest thereon and applicable prepayment, underwriting and transaction fees.  (see “III – Financing Activities”).  Under the Syndicated Credit Facility , the Company was required to maintain certain financial covenants, including among others, covenants relating to a consolidated leverage ratio, a consolidated fixed charge coverage ratio, and a consolidated capitalization ratio. The Company was in default of the covenants in the Syndicated Credit Facility at September 30, 2008 and accordingly, effective December 29, 2008, the lenders provided a waiver for these covenants.

On December 29, 2008, Allen-Vanguard entered into an amended and restated syndicated credit facility, as discussed in the "Subsequent Events" section.  Allen-Vanguard anticipates that it will remain in compliance with all financial covenants and payment terms under the syndicated credit facility, as amended and restated, for at least the next twelve months. Under the amended credit facility, Allen-Vanguard is required to maintain certain new financial covenants, including among others, minimum adjusted cumulative EBITDA and minimum cumulative net cash flow.

“Adjusted EBITDA” for any period is defined as Consolidated EBITDA for that period less Capital Expenditures that have been incurred during the period less taxes incurred in the period (excluding sales taxes) that have or will be paid in cash within the next 12 months less all Restructuring Costs that have been incurred in the period and have or will be paid in cash within the next 12 months, excluding those costs already accrued in FY 2008 but including any funds used to cash collateralize documentary credits. Cumulative adjusted EBITDA was measured for the quarter ended December 31, 2008, and is required to be measured each month thereafter for the period starting October 1, 2008 and ended at the end of such month. Allen-Vanguard has been in compliance with this covenant up to and including for the period ended January 30, 2009.  At December 31, 2008, the required Adjusted EBITDA was $1,537 with the actual reported at $7,593.

Minimum cumulative net cash flow was measured for the quarter ended December 31, 2008, and is required to be measured each month thereafter for the period starting October 1, 2008 and ended at the end of such month. The minimum cumulative net cash flow for each such period is required to be no less than the corresponding amounts for such period as set out in the syndicated credit agreement, which amounts will be amended April 1, July 1 and October 1, 2009. Allen-Vanguard has been in compliance with this covenant up to and including for the period ended January 30, 2009.  At December 31, 2008, the required minimum cumulative net cash flow was ($31,918) with the actual reported at $4,050.

On or before September 15, 2009, Allen-Vanguard and the lenders will set revised covenants satisfactory to both parties acting reasonably.  The Company anticipates that it will be able to achieve forecast projections which will be sufficient to make payments under the amended agreement over the life and under the terms of the amended syndicated credit facility and that the Company will remain in compliance with all financial covenants for at least the next twelve months. However, various risk factors, including receipt of orders and timing of shipments, could have significant impacts on complying with financial covenants (see “Risk Factors” for further risk factors that could affect compliance with financial covenants).  Failure by the Company to comply with any covenant in the amended syndicated credit agreement, including the minimum adjusted cumulative EBITDA and minimum cumulative net cash flow covenants, could result in acceleration of all amounts due under the credit agreement if the majority lenders do not provide a waiver.  No assurance can be given that, if such acceleration were to occur, Allen-Vanguard would be able to refinance the indebtedness outstanding under the amended credit facility, or, if it were able to do so, that the terms of such refinancing would not be materially adverse.

Also, in accordance with the  amended and restated syndicated credit facility, the Company is required to sweep its excess cash flows, as defined in the agreement, on a quarterly basis.  The percentage of excess cash flow to be swept and paid against the outstanding principal balance of the debt is based on the amount outstanding on the term facility.  The extent of the excess cash flow sweep, if any, will vary from quarter to quarter. Since the inception of the former Syndicated Credit Facility, no excess cash flow sweeps have occurred and no future excess cash flow payments are anticipated at this time.

There are no capital expenditure commitments outside of the ordinary course of Allen-Vanguard’s business.

Allen-Vanguard's sources of cash include cash from operations, the funds available under the amended and restated syndicated credit facility and equity financings. There are currently no other significant sources of liquidity.

Internally generated (used) cash from operations was $40,792 for the year ended September 30, 2008 and ($4,703) for the year ended September 30, 2007. The Company anticipates that cash generated from operations will continue to be a significant source of liquidity during the next twelve months.

Under the amended and restated syndicated credit facility, Allen-Vanguard has access to two revolving loans with access of up to $16,000 and $7,600 US dollars respectively, of which, at December 31, 2008, $7,186 and $7,600 US dollars had been drawn respectively.  The amended and restated syndicated credit facility also provides for two documentary credit facilities of $4,500 and $4,000 respectively, of which, at December 31, 2008, $3,170 is currently drawn.  The ability of the Company to access the undrawn cash portion of the credit is limited to its forecast cash flow requirements as previous agreed with the lenders, plus $5,000.

Allen-Vanguard believes that cash generated from operations, together with cash available from the amended and restated syndicated credit facility, will provide adequate liquidity to meet its cash and liquidity requirements for the next twelve months.

The Company's accounts receivable decreased by $51,686 to $29,547 at September 30, 2008 from $81,233 at September 30, 2007. The Company’s days sales outstanding in accounts receivable (“DSO”) at September 30, 2008,  based on the closing balance of accounts receivable and pro-rated revenue from prior months, was 52 days as compared to 255 days as at September 30, 2007. The decrease in DSO for September 30, 2008, is attributable to improved collection efforts, the timing of customer shipments in relation to the reporting date and the inclusion of MES accounts receivable upon the acquisition at September 17, 2007.

Inventory turnover of 2.8 times per year for FY 2008 increased relative to the inventory turnover for fiscal 2007 of 1.3 times. The Company calculates inventory turnover by dividing annualized year to date sales, excluding sales with no inventory component, by the closing inventory balance. The overall FY 2008 inventory increase is primarily derived in the UK location to support the anticipated upcoming demand for the ES product. Improved forecasting processes have recently been implemented by the Company to better align the timing of supply with demand. The Company continually monitors inventory levels relative to expected customer shipments to ensure adequate supply without exposing the Company to obsolescence risk.

OFF-BALANCE SHEET ARRANGEMENTS

Except for bid and performance bonds and letters of credit discussed in “Liquidity – (IV) Contractual Obligations”), Allen-Vanguard conducts all of its business operations through the Company and its subsidiaries, and there are no material off-balance sheet arrangements or entities.

At September 30, 2008, the Company had outstanding nine foreign exchange forward contracts to buy/sell British Pounds Sterling with notional amounts of £7,109 at a rate of US$/£1.899.  These contracts expire monthly from October 2008 through June 2009.  The fair value of the foreign exchange forward contracts is $595 at September 30, 2008. The derivative liability of $595 is included in accounts payable and accrued liabilities and a foreign exchange gain of $595 is recognized in the consolidated statement of earnings.

The Company does not utilize derivative financial instruments for speculative purposes.

PROPOSED TRANSACTIONS

The Company will continue to review opportunities to enhance shareholder value through mergers, acquisitions, or asset divestitures, as is also discussed in the “Subsequent Event” section.

CRITICAL ACCOUNTING ESTIMATES

The preparation of financial statements in conformity with Canadian GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the balance sheet date and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the period.  Management reviews its estimates, particularly as they relate to accounting for long-term contracts, useful lives, income taxes, impairment of long-lived assets and goodwill, based on management’s best knowledge of current events and actions that the Company may undertake in the future.  Significant changes in estimates and/or assumptions could result in impairment of certain assets.  Actual results could differ from those estimates.

Allen-Vanguard’s critical accounting policies are those that it believes are the most important in determining its financial condition and results, and requires significant subjective judgment by management.  A description of the Company’s accounting policies is presented in Note 1 to the audited consolidated financial statements for FY 2008.  Allen-Vanguard considers an accounting estimate to be critical if the estimate requires management to make assumptions about matters that were highly uncertain at the time the estimate was made, if different estimates could have been reasonably used or if changes in the estimate that would have a material impact on the Company’s financial condition or results of operations are likely to occur from period to period.

Revenue recognition

The Company recognizes revenue when title has passed, persuasive evidence of an arrangement exists, performance has occurred, customer specified test and acceptance criteria have been met, no significant obligation remains and collection is considered probable.

For contracts that have multiple elements, the Company allocates the total contract value among each deliverable, based on evidence of fair value of each element, if fair value for each element exists.  The Company determines the fair value of an element based on the price charged when the same element is sold separately.  Where an undelivered element in a multi-element contract does not have evidence of fair value, revenue from the entire contract is recognized in a manner determined for those combined elements as a single unit of accounting.

The Company also derives revenues from training, installation, and consulting.   Installation and consulting revenue is recognized when the service is delivered.  Training revenue is recognized on a completed contract basis.

Fee income derived from the licensing of intellectual property is recognized over the period of the license agreement.

Cash received from customers in excess of revenue recognized are recorded as deferred revenue in the accompanying balance sheet.

Research and development costs

Scientific research and experimental development costs are expensed in the period in which they are incurred.  Recoveries from investment tax credits and other government assistance are credited against the expense in the period in which they can be reliably measured.

Investment tax credits and any other government assistance arising from scientific research and experimental development are recorded as a reduction of the related current period or capital assets.

Stock-based compensation

The Company has stock-based compensation plans, which are described in Note 12 (c) to the audited consolidated financial statements for FY 2008.

The Company uses the fair value method to account for stock-based compensation and other stock-based payments.  Under the fair value method, compensation costs attributable to awards granted are measured at fair value at the date of the grant, amortized over the vesting period on a straight-line basis, and charged to earnings with a related credit to shareholders’ equity (stock options, warrants or contributed surplus as applicable).  On the exercise of the options, the consideration received is recorded as share capital.

The Company utilizes the Black-Scholes model for estimating stock-based compensation expense for options, using the following assumptions in FY 2008:

Dividend yield – Nil
Expected volatility – 77%
Risk free interest rate – 2.96%
Weighted average life – 2.92 years
Weighted average grant date fair value   – $2.81

Income taxes

Allen-Vanguard follows the asset and liability method of accounting for income taxes.  Under this method, future tax assets and liabilities are recognized for the future tax consequences attributable to differences between financial statement carrying amounts of assets and liabilities and their respective tax bases and are measured using the substantially enacted tax rates and laws that will be in effect when the differences are expected to reverse.

The potential income tax benefits relating to losses available to reduce taxable income in future years are recognized in the financial statements as a future income tax asset to the extent that their realization meets the requirements of the “more likely than not” test under the liability method of accounting for income taxes.  In determining that is was more likely than not that the deferred tax assets will be realized, the Company considered positive and negative evidence.  Positive evidence includes forecasted profitability for fiscal 2009 to 2011, long expiry periods of the tax assets, and the reversal of temporary differences in the same jurisdiction as the temporary differences giving rise to the deferred tax assets.  Negative evidence includes recent history of losses.  When an entity has a history of profits in a particular jurisdiction or recent losses due to non-recurring items, more weight was placed upon the forecasted profitability over the life of the tax assets to support that it was more likely than not that the tax assets would be realized by that entity.  For other entities, the reversal of taxable temporary differences in the same jurisdiction was relied upon to support the realization of its tax assets.  A valuation allowance was taken on tax assets in jurisdictions where entities are not expected to generate sufficient profit to recover the future tax assets.  The majority of future tax liabilities will reverse over a period of three to twenty years.

The amount of pre-tax income that would be required to be generated in future periods to realize the deferred tax assets is approximately $70,000 at December 31, 2008, and $79,000 at September 30, 2008.

The consolidated income tax provision provided herein has been based on management’s best estimate of the pricing on transactions within the consolidated group that is equivalent to comparative uncontrolled pricing for the same or similar products.  Allen-Vanguard has conducted a study of its internal policies with respect to transfer pricing within the consolidated group.  Until the time for reassessment by taxation authorities has been statute barred or the taxation authorities have reviewed and not objected to the tax filings, there is a possibility that a reassessment may occur.

Goodwill and Intangible Assets Impairment

Goodwill is calculated as the excess of the fair value of consideration paid over the fair value of tangible and intangible assets acquired and liabilities assumed. Acquired intangible assets are carried at their estimated fair market value at the time of acquisition.

Goodwill and indefinite life intangible assets are subject to an annual impairment test performed during the fourth quarter of each year. An impairment test is also performed in any period in which events or changes in circumstances indicate that the carrying amount may not be recoverable.  In FY 2008, no triggers of impairment existed prior to the fourth quarter.  Impairment is recognized to the extent that the carrying amount exceeds the undiscounted future net cash flows expected from its use.

Allen-Vanguard completed, during the fourth quarter, the step-one analysis for its three reporting units. This analysis indicated that the fair value of the AVTI reporting unit was lower than its carrying amount. Consequently, the Company initiated the step-two analysis for this reporting unit in order to quantify the amount of the impairment. Management concluded that an impairment of the goodwill and of certain intangible assets had occurred, and reduced the carrying value of goodwill by $253,723, and of certain intangible assets related to the ES business by $126,273.

Financial instruments

The carrying amounts of the Company’s financial instruments, consisting of cash and cash equivalents, accounts receivable, bank indebtedness, accounts payable and accrued charges and long term debt, approximate their fair values (see “Risks Factors – Foreign Currency”).

Inventories

Inventories consist of laid down cost, duty, brokerage and an apportionment of direct overheads, and are valued at the lower of cost and net realizable value.  Cost is determined using the first-in, first-out method.

The value of the Company’s inventories is evaluated by management throughout the year.  When required, reserves are recorded to ensure that the book value is valued at the lower of cost and net realizable value.  The Company identifies slow moving or obsolete inventories and estimates appropriate obsolescence provisions related thereto.

Property, Plant and Equipment

Property, plant and equipment are recorded at cost, net of investment tax credits.  Depreciation is provided over the estimated useful lives of the assets using the following methods and annual rates:

Asset	Method	Rate

Furniture and equipment	Straight-line	12.5%, 20% and 33.3%
Computer equipment	Straight-line	30% - 33.3%
Computer software	Straight-line	100%
Leasehold improvements	Straight-line	Remaining term of lease
Demonstration equipment	Straight-line	25% - 33.3%
Vehicles	Declining balance	30%

Impairment of long-lived assets

The Company reviews long-lived assets for impairment when events or circumstances indicate that the asset’s carrying amount may not be recoverable.  When management determines that impairment exists, the impairment loss will be determined by comparing the carrying amount of the asset to its fair value.

ADOPTION OF NEW ACCOUNTING STANDARDS

Effective October 1, 2007, the Company adopted the following new accounting standards;

Capital Disclosures

The Canadian Institute of Chartered Accountants (“CICA”) Handbook section 1535, “ Capital Disclosures” requires the Company to disclose information about the Company’s objectives, policies and processes for the management of its capital.

Financial Instruments – Disclosures and Presentation

CICA section 3862, “ Financial Instruments – Disclosures ” and section 3863, “ Financial Instruments – Presentation ” require the disclosure of information with regards to the significance of financial instruments for the Company’s financial position and performance, and the nature and extent of risks arising from financial instruments to which the Company is exposed during the period and at the balance sheet date, and how the Company manages those risks.

FUTURE ACCOUNTING STANDARDS NOT YET ADOPTED

Inventories

In March 2007, the CICA issued Section 3031, “ Inventories ”, replacing Section 3030, “ Inventories ”. This Section applies to interim and annual financial statements for fiscal years beginning on or after January 1, 2008. The Section prescribes the accounting treatment for inventories such as measurement of inventories at the lower of cost and net realizable value. It provides guidance on the determination of cost and its subsequent recognition as an expense, including any write-downs to net realizable value and reversal of previous write-downs of inventories arising from an increase in net realizable value. It also provides guidance on the cost methodologies that are used to assign costs to inventories and it describes the required disclosures on the carrying amount of inventories, the amount of inventories recognized as an expense and the amount of write-downs or reversal of write-downs of inventories. The Company does not expect that the adoption of this standard will have a material effect on the consolidated financial statements.

Goodwill and Intangible Assets

In February 2008, the CICA issued Handbook Section 3064, " Goodwill and Intangible Assets ", replacing section 3062, " Goodwill and Other Intangible Assets ", and Section 3450, " Research and Development   Costs ".  This section established standards for the recognition, measurement, presentation and disclosure of goodwill subsequent to its initial recognition and of intangible assets by profit-oriented enterprises.  Standards concerning goodwill are unchanged from the standards included in the previous Section 3062.  The new section is effective for years beginning on or after October 1, 2008. The Company is currently evaluating the impact of the adoption of this standard on the consolidated financial statements.

International Financial Reporting Standards (“IFRS”)

The CICA plans to converge Canadian GAAP with IFRS effective October 1, 2011.

Management has been assessing the impact of these new standards on its consolidated financial statements and intends to implement them in time to meet associated effective dates.

SUBSEQUENT EVENTS

On December 29, 2008, the Company entered into an amended and restated syndicated credit facility (“the amended agreement”), which amended and restated the Syndicated Credit Facility as follows:

•	The Term Loan is fully advanced and capped at $184,375 US dollars

•	The Revolver is capped at $7,600 US dollars and is currently fully drawn

•	The Documentary Credit (“ DC”) facility (letters of credit) is capped at $ 4,000

•	The existing financial covenants are no longer applicable and are replaced with two new financial covenants based on minimum adjusted EBITDA and minimum net cash flow, as described below

•	The Term Loan is available in US$ only, and LIBOR and BA Borrowings are not available for the Revolver

•
Scheduled quarterly principal payments due September and December 2008 and March 2009 are deferred to May 6, 2011; scheduled quarterly principal payments due June 30, September 30 and December 31 2009 are reduced from $9,704 US dollars to $4,852 US dollars; and scheduled quarterly principal payments due March 31, June 30, September 30 and December 31, 2010 and March 31, 2011 remain at $9,704 US dollars

•	The interest rate on the Term Loan facility is US base rate plus 4.5%

•	The interest rate on the Revolver is US base rate plus 4.0%

•
The Company must pay an accommodation fee of $ 1,500 due on the earlier of (a) May 6, 2011, (b) the closing date of a capital raise, (c) a change of control, (d) sale of substantially all of the assets of the Company or (e) an event default (collectively, a “ restructuring event ”).

All of the lenders under the Syndicated Credit Agreement except one (the " New Facility Lenders ") agreed to make available to the Company a new operating loan and letter of credit facility (the " New Facility ") on the following terms and conditions:

•	Availability under the new operating loan of up to the US dollar equivalent of $16,000, subject to the Company's cash flow requirements as described below;

•	Availability of letters of credit up to $4,500, subject to issuance by EDC of financial security guarantees or performance security guarantees or, failing that, provision of cash collateral;

•	The maturity date is December 31, 2009 for the operating loan portion of the New Facility and December 31, 2010 for the letter of credit portion;

•	Interest rate under the new operating loan is the greater of US base rate plus 5.5%, or 10%; fees on the letters of credit outstanding are 5.5%;

•	New Facility fee of $5,000 payable on a restructuring event ;

•	Non-Participating Lender fee to any lender that is not a New Facility Lender in an amount not to exceed $500 payable on a restructuring event; and

•
Pursuant to the Third Amended Accommodation Agreement, an enhanced return in an amount equal to additional interest earned at the rate of 2% per annum on the amount outstanding under the Term Loan, the Revolver and the DC facility calculated daily from December 10, 2008 to the date an initial advance is made under the New Facility is payable on the date of such initial advance.

The availability of the New Facility is based on the Company’s Peak Forecast amount in each respective week plus $5,000, but not to exceed the maximum of $16,000, as set out in its Company's weekly cash flow provided to the New Facility Lenders.  The Peak Forecast amount is the highest amount required by the Company in any given week in accordance with the cash flow forecast.  The Company will provide updated 25 week cash flow forecasts to the lenders on April 1, 2009, July 1, 2009 and October 1, 2009 for the periods beginning April 15, 2009, July 15, 2009 and October 15, 2009, respectively.

Under the New Facility, certain financial covenants are required to be maintained, including among others, minimum adjusted EBITDA, a cap on restructuring costs of $2,000 per month and not to exceed $3,300 over the current forecasted period and minimum net cash flow.  “ Adjusted EBITDA ” for any period is defined as Consolidated EBITDA for that period less Capital Expenditures that have been incurred during the period less taxes incurred in the period (excluding sales taxes) that have been or will be paid in cash within the next 12 months less all Restructuring Costs that have been incurred in the period and have been or will be paid in cash within the next 12 months, excluding those costs already accrued in FY 2008 but shall include any funds used to cash collateralize letters of credit.  On or before September 15, 2009, the Company and the New Facility Lenders shall set revised covenants satisfactory to both parties acting reasonably.

Upon execution of definitive documentation for the New Facility, the Company will issue warrants (the “ Facility Warrants ”) to the New Facility Lenders entitling them to acquire up to 27,092,367 common shares (being 19.9% of the common shares of the Company) at an exercise price of $0.2114 per share, being the volume-weighted average trading price of the Company's common shares on the five days immediately prior to the execution of the amended agreement.  All Facility Warrants have a five year term and provide for anti-dilution protection .

Pursuant to the amended agreement, the Company has also agreed to provide share appreciation rights (" SARs ") to the New Facility Lenders, exercisable at any time during the five year period following April 30, 2009, if the Company has not, on or prior to April 30, 2009,  raised additional capital and used some or all of the proceeds from that capital raise to permanently reduce the principal amount outstanding under the Syndicated Credit Facility and the New Facility by at least $50,000 US dollars (a “Qualified Capital Raise”).  The SARs entitle the New Facility Lenders to be paid a cash amount equal to the increase (if any) in the trading price of the company's shares at the date of exercise of the SARs over $0.2114 per share multiplied by the number of shares that the Lenders would have owned if they had purchased 20% of the fully diluted common shares of the Company as at the execution of the amended agreement (i.e., 37,116,000 common shares).

Provided that the Company obtains the approval of shareholders and the TSX, the SARs can be completely replaced , on or prior to April 30, 2009, by additional five-year warrants which entitle the New Facility Lenders to acquire up to an additional 10% of the fully diluted common shares of the Company exercisable at $0.2114 per share.

The New Facility Lenders have also been provided with pre-emptive rights allowing them to receive additional warrants ("Top-Up Warrants") on future issuances of equity by the Company at any time the Term Loan is still outstanding, entitling them to purchase, at the same price and on the same terms as such equity issuance, sufficient shares of the Company to enable them to maintain their equity interest at 19.9% (or up to 29.9% if they have received additional warrants in place of the SARs). The Top-Up Warrants have a five year term, unless the Company has completed a Qualified Capital Raise, in which case any Top-Up Warrants shall be exercisable for three years from the date they are issued.  In the event of the completion of a Qualified Capital Raise, after the first $50,000 US dollars is repaid to the lenders, the 19.9% ownership of the lenders that is subject to protection by the aforementioned pre-emptive rights is subject to reduction by 1% for each additional $10,000 US dollars of principal repayment over $50,000 US dollars provided that the percentage ownership subject to protection does not decrease below a minimum of 15%.   The SARs provide for adjustments that give similar protections to the New Facility Lenders as these pre-emptive rights in the event of future equity issuances.

Additional terms require the Company to complete a capital raise in a minimum amount of $50,000 US dollars on or before September 30, 2009.  If such capital raise is not completed, the Company shall offer conversion of all or part of the outstanding Term Loan amount to equity in the capital stock of the Company that is acceptable to each of the New Facility Lenders of the New Facility. If such conversion is not acceptable to the New Facility Lenders, the Term Loan facility would be payable on demand on January 31, 2010.

For accounting purposes, the Company will account for the amended agreement as an extinguishment of the Syndicated Credit Facility.  As such, the Company will fully expense the remaining deferred transaction costs of $1,932 in Q1 2009. The Company will then record approximately $6,000 of deferred transaction costs in the period subsequent to year end and will expense these costs over the term of the amended agreement using the effective interest rate method.

On January 23, 2009, the Company entered into a definitive arrangement agreement (the "Tailwind Agreement") under which Tailwind Financial Inc. ('Tailwind") will acquire, under a plan of arrangement, 100% of the issued and outstanding shares of the Company, the Company will become a wholly-owned subsidiary of Tailwind and the current shareholders of the Company will exchange their Company shares for Tailwind shares. As part of the arrangement, Tailwind will change its name to Allen-Vanguard Corporation. Under the Tailwind Agreement, the exchange ratio for exchange of Company shares for Tailwind shares will be based on a Company share price of C$0.285 and a Tailwind share price of US$6.13, and will be adjusted to the extent that the currency exchange rate differs from C$1.00 = US$0.84. Completion of the transaction is subject to a number of conditions, including approval of Company and Tailwind shareholders as well as U.S. and Canadian legal and regulatory approvals.

On February 11, 2009, Allen-Vanguard filed a final short form prospectus in respect of the rights offering (the “Rights Offering”) of subscription receipts, as the Tailwind Agreement permits Allen-Vanguard to complete a Rights Offering of up to C$100 million. Each holder of Allen-Vanguard common shares as of the close of business on February 20, 2009 (the “Record Date”) will receive one right for each Allen-Vanguard common share held.  Each right will entitle the holder thereof to acquire 3.2133 subscription receipts at an exercise price of $0.285 per subscription receipt (the “Basic Subscription Privilege”).  The Rights may be exercised commencing February 27, 2009 and expired on March 20, 2009 (the “Expiry Date”). Holders of rights who fully exercise their rights under the Basic Subscription Privilege were entitled to subscribe on a pro rata basis for additional subscription receipts, if available, that were not subscribed for by other holders of rights pursuant to their Basic Subscription Privilege, on or before the Expiry Date.

On March 24, 2009, Allen-Vanguard announced the completion of its rights offering of subscription receipts to eligible shareholders raising total gross proceeds of approximately C$14.1 million (the “Rights Offering”). Under the Rights Offering, investors subscribed for an aggregate of 49,625,874 subscription receipts of the Company at a price of C$0.285 per subscription receipt. The proceeds of the Rights Offering are being held in escrow by CIBC Mellon Trust Company (“CIBC Mellon”), in its capacity as subscription receipt agent, pending satisfaction of the Release Condition (as defined below).

Each whole subscription receipt entitles the holder thereof to receive one Allen-Vanguard common share provided Allen-Vanguard delivers, on April 17, 2009 (the “Release Deadline”), a certificate to CIBC Mellon Trust Company (“CIBC Mellon”), in its capacity as subscription receipt agent, confirming that all of the conditions to the completion of the plan of arrangement among Allen-Vanguard, Tailwind Financial Inc. and AV Acquisition Corp. (the “Arrangement”) have been satisfied or waived (the “Release Condition”). If the Release Condition is satisfied at or before the Release Deadline, the gross proceeds from the Rights Offering will be released as directed by Allen-Vanguard. In the event that the Release Condition is not satisfied at or before the Release Deadline or if at any time Allen-Vanguard delivers a written notice to the CIBC Mellon advising that the Release Condition will not be satisfied, each subscription receipt will be repurchased from the holder thereof by Allen-Vanguard.

DISCLOSURE CONTROLS AND INTERNAL CONTROLS OVER FINANCIAL REPORTING

Allen-Vanguard maintains a set of disclosure controls and procedures designed to ensure that information required to be disclosed in filings made pursuant to Multilateral Instrument 52-109 is recorded, processed, summarized and reported within the time periods specified in the Canadian Securities Administrators’ rules and forms.  The Company’s Chief Executive Officer and Chief Financial Officer, with the participation of the key managers of Allen-Vanguard and its subsidiaries, have evaluated our disclosure controls and procedures as of September 30, 2008 and concluded that the current disclosure controls and procedures are effective.

Pursuant to Multilateral Instrument 52-109, Allen-Vanguard has designed a set of internal controls appropriate for the nature and size of the Company’s business, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with Canadian GAAP.  At September 30, 2008, there have been no material changes in Allen-Vanguard’s internal controls over financial reporting that required disclosure in the Company’s MD&A.

COMPARISON OF SEPTEMBER 30, 2007 COMPARED TO SEPTEMBER 30, 2006
SELECTED FINANCIAL INFORMATION

Summary Operating Results
(Amounts in thousands of Canadian dollars, except share amounts and per share amounts)

	FY 2007	FY 2006
Revenue	$96,172	$56,844
Gross profit	40,285	23,790
Gross margin	42%	42%
Stock-based compensation and bonuses	4,130	325
Acquisition and financing charges and amortization	30,296	306
Net earnings (loss)	(14,016)	38
EPS, basic and diluted	$(0.26)	$0.00
Capital expenditures	4,659	2,706

The principal factor responsible for earnings volatility is fluctuations in revenue. The timing of orders booked and shipped in the period is affected by many factors, including, among others: (i) customer purchasing protocols, testing procedures and order acceptance scheduling; (ii) seasonal government buying patterns; (iii) global, national and local economic and market conditions which in turn are affected by the presence of war and terrorist activities; (iv) changes in government policy and regulations; and (v) competitor activities.

The sales cycle of the Company’s products and services is lengthy, complex and unpredictable, ranging from 6 to 12 months or longer for non-military markets and from 6 to 24 months or longer for military markets. While customers are evaluating the Company’s products and services, the Company may incur significant expenses and expend management effort. The result of making these expenditures, with no corresponding revenue, negatively impacts earnings for the period.

A significant portion of the Company’s operating expenses are fixed in nature, based on an anticipated level of revenue. Consequently, fluctuations in revenue may have a disproportionate impact on results of operations for any given period.

Revenue

Allen-Vanguard’s revenue was $96,172 in FY 2007, compared to $56,844 in FY 2006. Two customers accounted for 45% of the Company’s revenue in FY 2007, compared to one customer representing 22% of Allen-Vanguard’s revenue in FY 2006.

Revenue by Product Line
(Amounts in thousands of Canadian dollars)

	FY 2007	FY 2006
Electronic systems	$53,796	$25,922
Personal protection systems	32,396	29,551
Services	8,348	782
Other	1,632	589
Total	96,172	56,844

Revenue from electronic systems products represented 56% of total FY 2007 revenue. Sales to Lockheed Martin comprised the majority of electronic systems revenue for FY 2007. Revenue from electronic systems products represented 46% of total FY 2006 revenue respectively, mostly generated from international customers. Allen-Vanguard expects strong electronic systems revenues from both Lockheed Martin and General Dynamics in FY 2008, The timing of U.S. congressional approval of DOD’s 2008 budget and ECM program allocations will have a significant impact on Allen-Vanguard’s electronic systems revenues from March 2008 onward.

Revenue from personal protection systems products accounted for 34% of total FY 2007 revenue, compared to 52% in FY 2006. EOD, search and tactical equipment was the largest sales contributor throughout most of FY 2007 and FY 2006. Robot sales were up substantially for FY 2007 due primarily to the Canadian DND order of Vanguard robots. CBRN revenue was down substantially year over year, as there were no equivalent orders to the Swiss military decontamination contract fulfilled in FY 2006. In June 2007, Allen-Vanguard was awarded additional CRTI work which will generate CBRN revenue FY 2008, and the Company has been discussing teaming and distribution relationships with several large integrators who are incumbents in significant defence and homeland security programs.

Prior to the HMS acquisition, services revenue was relatively minor. Allen-Vanguard expects significant revenue growth from HMS in FY 2008 as it pursues several major training contracts for which it is a serious contender.

Revenue by Geographic Area
(Amounts in thousands of Canadian dollars)

	FY 2007	FY 2006
Region
United States	$63,890	$13,811
Europe / Middle-East	20,473	28,252
Canada	5,886	3,197
Asia / Pacific	5,694	11,054
Other	229	530
Total	96,172	56,844

Gross Margin

Gross Profit by Segment
(Amounts in thousands of Canadian dollars)

	FY 2007	FY 2006
Electronic systems	$25,513	$15,499
Personal protection systems	11,996	8,125
Services	2,493	84
Other	283	82
Total	40,285	23,790

Gross margin was 42% in FY 2007, compared to 42% in FY 2006.

Electronic systems margin was 47% in FY 2007, compared to the prior year comparatives of 60%. Margins on ECM sales to Lockheed Martin and General Dynamics are considerably lower than on small volume sales to international customers.

Personal protection systems margin was 37% in FY 2007, compared to 27% in FY 2006. The margins closer to year-endwere adversely affected by a write-down of Ireland robot inventories of approximately $1,200, due to significant design changes for the Company’s Defender and Vanguard robots. The Company expects overall personal protection systems margin to improve in FY 2008 as sales of the higher margin Med-Eng products will represent a larger portion of total revenue.

Services margin contributed about 22% of the year over year growth in overall gross profit.

Expenses

Selling and administration

Selling and administration expenses were $24,628 in FY 2007, compared to $16,063 in FY 2006. Management bonuses in connection with the acquisition of Med-Eng totaled approximately $2,200. The balance of the year over year spending increase relates primarily to the expansion of Allen-Vanguard’s Tewkesbury facility, ERP system, installation and service team, the Ireland robotics team and the Ottawa financial and administrative support staff.

Research and development

Research and development expenses, net of grants received and investment tax credits, was $5,628 in FY 2007, compared to $3,425 in FY 2006. The majority of the Company’s R&D activities have focused on technology enhancements related to the Symphony components supplied to Lockheed Martin, the development of next generation ECM technology, and enhancements to the Company’s robot product suite in the Ireland facility.

Stock-based compensation and bonuses

Stock-based compensation was $4,130 in FY 2007, compared to $325 in FY 2006.

Pursuant to the employment contracts of the CEO and CFO, management bonuses equal to $3,704 or 2.5% of the increase in equity value of the Company as at June 1, 2007 over a base of $50 million were paid in FY 2007. These bonuses were for past performance and were replaced with bonus arrangements that are a function of several factors including the performance of the company, shareholder returns and other measurable parameters

Acquisition and financing related charges

Allen-Vanguard incurred substantial charges pertaining to the Med-Eng and HMS acquisitions and attendant financings, as detailed in the following table:

 Acquisition and financing related charges
(Amounts in thousands of Canadian dollars)

	FY 2007	FY 2006
Amortization of Senior Debt Facility financing fees	$9,432	$-
Subordinated Debt financing fee	9,175	-
Amortization of acquired intangible assets	5,009	306
Senior Debt Facility prepayment fee	3,149	-
Med-Eng related compensation expense	2,300	-
HMS related compensation expense	1,054	-
Amortization of Bank of Scotland deferred financing fees	173	-
Amortization of deferred Revolver Facility fee	4	-
Total	$30,296	$306

Fees associated with the Senior Debt Facility include commitment, funding and legal costs paid in cash, plus the Senior Debt Facility Warrants valued at $14,089. These fees are being amortized over the 5 year term of the Senior Debt Facility using the effective interest rate method, except for the proportion of fees related to the Senior Debt Facility that was repaid from the proceeds of the Med-Eng Prospectus Offering which were fully expensed together with the associated prepayment penalty.

The commitment fee and legal costs associated with the Subordinated Debt were fully expensed by year-end 2007.

In accordance with Canadian GAAP with respect to acquisitions, the excess of the purchase consideration over an acquired company’s net assets is allocated to identifiable assets and liabilities on the basis of their estimated fair values, with any residual amount allocated to goodwill. The fair value increments to identifiable assets are amortized over their expected useful lives, while the amount allocated to goodwill is subject to an annual impairment test. In the case of the Med-Eng and HMS acquisitions, the Company has made preliminary estimates of these fair value allocations, but will carry out further valuation procedures in FY 2008 to determine whether further adjustments are required.

The fair value allocation to acquired orders on hand was $35,300 for Med-Eng and $2,600 for HMS, which amounts are being amortized over the periods in which the related revenues are recognized. Fair value increments for other identified intangible assets were $334,659 for Med-Eng and $7,286 for HMS, which will be amortized over periods ranging from 3 to 10 years. Goodwill arising from the Med-Eng and HMS acquisitions totaled $353,531.

In connection with the Med-Eng acquisition, Allen-Vanguard placed $19,000 in escrow for the purpose of funding a compensation package for a key employee (the “Med-Eng Employee Escrow”), contingent on the continued employment of the individual for a three year period. The Company is amortizing this amount straight-line over the three year period.

In connection with the HMS acquisition, Allen-Vanguard placed $9,518 in escrow in respect of interest-bearing vendor notes which are repayable in three annual instalments, contingent upon the continued employment of the HMS principals. The Company is amortizing this amount straight-line over the three year period.

The unamortized fees associated with the BoS Term Loan were fully expensed by year-end 2007.

Foreign exchange and interest

Allen-Vanguard uses the temporal method to translate foreign currency denominated transactions and the financial statements of its U.K., U.S. and Irish subsidiaries. Allen-Vanguard recorded net foreign exchange gains of $7,549 in FY 2007, compared to  a gain of $8 FY 2006. The Company conducts transactions and carries monetary assets and liabilities primarily in U.S. and Canadian Dollars, U.K. Pounds, and European Euros. The relative weighting of these currencies shifts continuously. The Canadian Dollar appreciated sharply against the U.S. Dollar and to a lesser extent the U.K. Pound by the end of FY 2007. The Company recorded a foreign exchange gain of related to the translation of the U.S. denominated Term Debt facility, which was partially offset by a loss on the translation of the financial statements of the Company’s U.K. subsidiaries.

As a result of the acquisitions of Med-Eng and HMS, Allen-Vanguard expects more than 80% of its revenues and more than 60% of its cost of sales will be denominated in U.S. Dollars. Selling, administration and R&D overheads are predominantly denominated in Canadian Dollars and U.K. Pounds, with the balance spread between U.S. Dollars and European Euros The Company has a natural currency hedge arising from the offset of quarterly U.S. principal repayment and excess cash flow sweep obligations under the Term Loan Facility against its net U.S. Dollar operating cash flows. The Company is evaluating the merits of implementing a formal hedging program against fluctuations in the carrying value of the Term Loan Facility and translation of the financial statements of its U.K. subsidiaries.

The quarter end exchange rates used to translate monetary assets and liabilities, and the quarterly average exchange rates used to translate revenues and expenses are set out in the following table, based on the daily noon rates published by the Bank of Canada:

Quarter End Exchange Rates
(per $CN 1.00)

	U.S. $	European €	UK £
Q4 2007	0.9963	1.4166	2.0313
Q3 2007	1.0634	1.4376	2.1333
Q2 2007	1.1529	1.5418	2.2697
Q1 2007	1.1653	1.5377	2.2824
Q4 2006	1.1153	1.4150	2.0874
Q3 2006	1.1150	1.4246	2.0614
Q2 2006	1.1671	1.4169	2.0299
Q1 2006	1.1659	1.3805	2.0036

Quarterly Average Exchange Rates
(per $CN 1.00)

	U.S. $	European €	UK £
Q4 2007	1.0449	1.4367	2.1121
Q3 2007	1.0983	1.4811	2.1817
Q2 2007	1.1714	1.5357	2.2902
Q1 2007	1.1384	1.4681	2.1808
Q4 2006	1.1209	1.4279	2.1008
Q3 2006	1.1224	1.4102	2.0492
Q2 2006	1.1549	1.3892	2.0241
Q1 2006	1.1732	1.3950	2.0514

Net interest expense was $1,376 in FY 2007, compared to $716 in FY 2006. Movements of short-term investments and interest bearing debt are presented in the “Liquidity” section of this MD&A. Interest on the Senior Debt Facility and the Subordinated Debt represented the majority of interest expense by the end of FY 2007. Prior to the acquisition of Med-Eng, the Company generated substantial interest income from GIC investments arising from the funds raised through equity financings in the first half of FY 2007. Interest on the BoS Term Loan and Working Capital Facilities accounted for most of the remaining interest expense in FY 2007 and FY 2006.

Earnings Measures

The net provision for recovery of income taxes was $5,945 in FY 2007, compared to income tax provisions of $1,463 in FY 2006. The Company’s basic income tax rate was approximately 36% in FY 2007.

 The net loss for FY 2007 was $14,016 or $0.26 per share, compared to net earnings of $38 or $0.00 per share in FY 2006.

Liquidity

Allen-Vanguard’s cash and short-term investments, net of bank indebtedness, at the end of FY 2007 amounted to $20,431, an increase of $14,736 from the beginning of FY 2007. Working capital totaled $24,399 at the end of FY 2007, an increase of $8,282 from the beginning of FY 2007. The principal components of cash flow and changes in non-cash working capital are summarized in the following table and discussed below:

Statements of Cash Flow
(Amounts in thousands of Canadian dollars)

	FY 2007	FY 2006
Cash and cash equivalents, beginning of period	$5,695	$5,744
Net earnings (loss)	(14,016)	38
Non-cash operating items	(1,515)	1,202
Changes in non-cash working capital	10,828	3,125
Cash provided by (used in) operating activities	(4,703)	4,365
Reduction (increase) in short-term investments	(9)	-
Increase in restricted cash	(37,529)	(151)
Acquisitions	(643,331)	-
Capital expenditures	(4,659)	(2,706)
Increase in long-term assets	(1,296)	-
Cash provided by (used in) investing activities	(686,824)	(2,857)
Issuance of common shares, warrant and option exercises	456,374	114
Increase (reduction) in bank indebtedness	(1,859)	1,306
Proceeds from issuance of long-term debt	350,422	-
Repayment of long-term debt	(86,343)	(2,977)
Payment of debt financing fees	(12,557)	-
Increase in incentive payment	226	-
Cash provided by (used in) financing activities	706,263	(1,557)
Net cash flow	14,736	(49)
Cash and cash equivalents, end of period	$20,431	$5,695

Cash Flow from Operating Activities

Operating cash flow, defined as net earnings adjusted for non-cash items, was $(15,531) in FY 2007, compared to $1,240 in FY 2006. The factors affecting net earnings and the material non-cash items were discussed in the “Results of Operations” section.

Changes in non-cash working capital provided cash of $10,828 in FY 2007, compared to cash provided of $ 4,365 in FY 2006. The changes in non-cash working capital consisted primarily of the following:

Changes in non-cash working capital
(Amounts in thousands of Canadian dollars)

	FY 2007	FY 2006
Accounts receivable	$(7,635)	$(2,981)
Inventories	(2,893)	(960)
Income taxes recoverable	3,752	-
Prepaid expenses and sundry assets	2,165	64
Accounts payable and accrued charges	22,542	2,538
Income taxes payable	(4,816)	2,507
Deferred revenue	(2,287)	1,957
Total	$10,828	$3,125

Excluding the impact of non-cash working capital acquired through the purchase of Med-Eng and HMS, the most significant factors affecting these changes in non-cash working capital in FY 2007 were as follows:

▪
ECM shipment volume was relatively high in the last month of FY 2007, resulting in a substantial increase in receivables. Allen-Vanguard’s receivables consist almost entirely of amounts due from General Dynamics and Lockheed Martin, government departments and agencies. Allen-Vanguard performs ongoing credit reviews of all customers requiring credit, and negotiates prepayments, letters of credit, loss protection insurance or other security arrangements in support of amounts receivable under international sales contracts.

▪
The reduction in inventories at the end of FY 2007 was primarily the result of the high volume of Lockhead Martin shipments in the last month of FY 2007 combined with the write-down of robot components inventory in Ireland. Inventories are up compared to the end of FY 2006 due primarily to the increased levels of ECM component assemblies and work in progress related to the Lockhead Martin contract.

▪
The increase in accounts payable and accrued charges in FY 2007 arose primarily due to the surge of ECM component supplier payables resulting from the high volume of shipments to General Dynamics and Lockheed Martin in the last month of FY 2007.

▪
The reduction in deferred revenue in FY 2007 was primarily due to the recognition in Q3 2007 of the remaining balance of $1.6 million in respect of the fee received under the LM TLSA for the license of the initial technology set. The development of ECM technology has progressed at a rapid pace since the LM TLSA was executed in late 2005, and the initial technology set which gave rise to the license fee has now been superseded by new Allen-Vanguard technology. The Company has fulfilled all of its obligations with respect to this initial license fee.

▪
The increase in income taxes payable at the end of FY 2007 resulted from the provision for current income taxes for the Company’s Med-Eng and U.K. subsidiaries. The Company made substantial payments to U.K. taxation authorities in the first half of FY 2007.

▪	The most significant factors affecting changes in non-cash working capital in FY 2006 were as follows:

▪	Allen-Vanguard shipped a large number of ECM and EOD orders in the weeks leading up to the end of FY 2006, resulting in a relatively high value of receivables, compared to the previous year.

▪
The reduction in inventories in FY 2006 was primarily the result of substantial finished goods shipments near the period end, with a partial offset due to work in progress on LM ECM orders. CBRN product inventory was reduced significantly in FY 2006.

▪	Allen-Vanguard placed substantial orders for critical components to be used in LM ECM order production, resulting in increased accounts payable at the end of FY 2005

▪	The initial license fee received in the early part of FY 2006 under the LM TLSA was deferred, and was being recognized in FY 2006 on the basis of straight-line amortization over a seven year period.

▪	Provision for income taxes payable in the U.K. increased the Company’s overall tax liability in FY 2006.

Investing Activities

The acquisitions of Med-Eng and HMS used cash of $643,331 in FY 2007. The increase in restricted cash of $37,529 in FY 2007 primarily consists of escrow funding in respect of the Med-Eng Employee Escrow, the HMS Vendor Notes and the HMS EBITDA Target Bonus. The reduction in short-term investments at the end of FY 2007 was primarily used in connection with the funding of the Med-Eng acquisition. Purchases of capital and intangible assets totaled $4,659 in FY 2007. The increase at the end of FY 2007 was primarily attributed to continued expansion of the Company’s Tewkesbury ECM production facility and the addition of Med-Eng capital spending. Prior to the end of FY 2007, capital and intangible asset expenditures related principally to the Tewkesbury ECM facility and equipment additions to the Ireland robotics operation. Investing activities in FY 2006 totaled only $2,857, with about 43% occurring at the end of FY 2006 as the Company began to ramp-up capacity for production of LM orders.

(III) Financing Activities

Cash provided by financing activities was $706,263 in FY 2007, with almost all of the financing raised in connection with the Med-Eng acquisition, including the Med-Eng Private Placement, the Senior Debt Facility and Med-Eng Prospectus Offering (see “Overall Performance - (IV) Corporate Development – Acquisition and Financing of Med-Eng”). Other financing activities in FY 2007 consisting primarily of the following:

Net cash proceeds from the November 2, 2006 Financing, March 09, 2007 Financing and the April 5, 2007 over-allotment option totaled approximately $64,100.

The BoS Term Loan was fully repaid prior to the Med-Eng acquisition, using cash of $7,628 in FY 2007.

The exercise of warrants and employee stock options provided cash of $15,049 in FY 2007, the majority of which related to warrants issued in connection with the September 15, 2005 Financing and the exercise at the end of FY 2007 of PWA Warrants.

The Company’s Tewkesbury, UK subsidiary financed certain equipment purchases through a capital lease providing cash of $186 in FY 2007, and used cash of $473 to settle a contingent obligation to the former owners of its Ireland robot subsidiary.

Cash used in financing activities totaled $1,557 in FY 2006, the majority of which related to principal repayments on the BoS Term Loan, less drawings on the BoS Working Capital Facility.

Goodwill is calculated as the excess of the fair value of consideration paid over the fair value of tangible and intangible assets acquired and liabilities assumed. Goodwill is tested for impairment annually. An impairment test would also be performed in any period in which events or changes in circumstances indicate that the carrying amount may not be recoverable. An impairment would be recognized at that time, to the extent that the carrying amount exceeds the undiscounted future net cash flows expected from its use.

TAILWIND BUSINESS

General

Tailwind is a blank check development stage company organized under the laws of the State of Delaware on June 30, 2006. Tailwind was formed to acquire, through a merger, capital stock exchange, asset or stock acquisition, exchangeable share transaction or other similar business combination, one or more businesses in the financial services industry. Other than interest income, Tailwind has not generated revenue to date. Tailwind is a development stage company and subject to the risks associated with activities of such companies. Since  its initial public offering in April 2007, Tailwind has been actively engaged in identifying a suitable business combination candidate. Tailwind has met with potential target companies, service professionals and other intermediaries to discuss the company, the background of our management and our business combination preferences.

Prior to executing the arrangement agreement with Allen-Vanguard, Tailwind’s efforts have been limited to organizational activities, completion of its initial public offering and the evaluation of possible business combinations.

Although at the time of its IPO, Tailwind had contemplated completing a business combination with a target in the financial services industry, Tailwind determined that it was in the best interest of Tailwind shareholders to pursue opportunities in other industries as a result of market conditions impacting financial services companies even though it may not comply with the terms of Tailwind’s initial public offering prospectus.

Offering Proceeds Held in the Trust Account

Tailwind’s net proceeds from the sale of units in its initial public offering and private placement of warrants were approximately $100,100,000. Of this amount, $100,000,000 was deposited in the trust account and the remaining $100,000 was held outside of the trust account. Up to $1,600,000 of interest earned on the trust account (net of taxes) was allowed to be released to Tailwind to cover operating expenses. The proceeds held outside the trust account are available to be used by Tailwind, and are being used by Tailwind, to provide for business, legal and accounting due diligence on prospective acquisitions and continuing general and administrative expenses. Tailwind evaluated a number of candidates before moving forward with Allen-Vanguard. If the transaction with Allen-Vanguard is not consummated, Tailwind will attempt to consummate another business combination but may not have enough time or resources to continue searching for an alternative target.  Although time limitation may prove insurmountable, in the event the transaction with Allen-Vanguard is not consummated, Tailwind will have to liquidate in accordance with the provisions set forth in its Charter.

The trust account will not be released until the earlier of the consummation of a business combination or the liquidation of Tailwind. If the transaction with Allen-Vanguard is consummated, the funds held in the trust account will be released to Tailwind, less amounts paid to stockholders of Tailwind who do not approve the transaction and elect to convert their shares of common stock into their pro-rata share of the trust account.

Fair Market Value of Target Business

The initial target acquisition that Tailwind acquires must have a fair market value equal to at least 80% of its net assets (excluding the amount held in the trust account representing a portion of the underwriters’ deferred discount) at the time of such acquisition, subject to the conversion rights of its stockholders described herein. The fair market value of Allen-Vanguard was determined by the Board of Directors to be in excess of this amount based upon standards generally accepted by the financial community, such as actual and potential sales, earnings and cash flow and book value.

Stockholder Approval of Business Combination

Tailwind will proceed with a business combination only if a majority of all of the outstanding shares of Tailwind are voted in favor of the business combination. In addition, Tailwind’s founding stockholder, TFC Holdings Ltd., an affiliate of Tailwind’s officers and directors, which purchased shares of common stock prior to Tailwind’s initial public offering, owns an aggregate of approximately 20% of the shares of Tailwind common stock outstanding on September 30, 2008, and has agreed to vote the shares acquired prior to the public offering in accordance with the vote of the majority in interest of all other Tailwind stockholders on the transaction proposal. If the holders of 30% or more of Tailwind common stock issued in its initial public offering vote against the transaction proposal and demand that Tailwind convert their shares into their pro rata share of the trust account, then Tailwind will not consummate the transaction. In this case, Tailwind would be able to present another potential business combination to its stockholders, subject to the time limitations set forth below.

Conversion Rights

Each stockholder who holds shares of Tailwind common stock issued in the initial public offering has the right to have his, her or its shares of common stock converted to cash if such stockholder votes against the transaction and the transaction is approved and completed.

The actual per-share conversion price will be equal to the amount in the trust account, inclusive of any interest, as of the record date for determination of stockholders entitled to vote on the business combination, divided by the number of shares sold in Tailwind’s initial public offering. The initial per-share conversion price would be equal to approximately $8.18 per share as of December 31, 2008 for each share that is eligible to participate in the funds held in the trust account after accounting for taxes owing. An eligible stockholder may request conversion on the proxy card, but the request will not be granted unless the stockholder votes against the transaction and the transaction is approved and completed. Any request for conversion by proxy prior to the date of the  extraordinary meeting , may be withdrawn at any time up to the date of the meeting. It is anticipated that the funds to be distributed to stockholders who elect conversion will be distributed promptly after completion of the transaction. Any public stockholder who converts its stock into its share of the trust account still has the right to exercise the warrants that it received as part of the units in the initial public offering. Tailwind will not complete the transaction if eligible stockholders owning 30% or more of the shares sold in the initial public offering exercise their conversion rights.

Liquidation if No Business Combination

If Tailwind does not consummate a business combination by April 17, 2009, its Charter provides that Tailwind’s corporate existence will cease and that Tailwind promptly adopt and implement a plan of distribution which provides that only the holders of shares of common stock purchased in the initial public offering shall be entitled to share ratably in the proceeds of the trust account plus any other net assets of the company not used for or reserved to pay obligations and claims or such other corporate expenses relating to or arising during Tailwind’s remaining existence, including costs of dissolving and liquidating the company.  By limiting Tailwind’s corporate existence to a specified date as permitted by the Delaware General Corporate Laws, the requirement to obtain formal stockholder approval of dissolution and liquidation and to file a certificate of dissolution with the Delaware Secretary of State is not applicable.

The corporate expenses relating to or arising during the Tailwind’s remaining existence are expected to be primarily associated with its continuing public reporting obligations, including legal services, services of its independent public accounting firm as well as legal fees Tailwind may incur in the event of disputes with any claimants or creditors. To the extent that funds reserved to pay liabilities or obligations are not subsequently used for such purpose, the funds will be available for distribution to our holders of common stock or for ongoing corporate expenses including costs of our dissolution and liquidation during our remaining existence.

Tailwind’s initial stockholders have waived their rights to participate in any distribution upon our dissolution and/or liquidation prior to a business combination with respect to the 3,125,000 shares of common stock owned by such initial stockholders immediately prior to our initial public offering. In addition, the underwriters have agreed to waive their rights to $3,000,000 of deferred underwriting discounts and commissions deposited in the trust account in the event Tailwind does not timely consummate a business combination and dissolve and/or liquidate. There will be no distribution from the trust account with respect to Tailwind’s outstanding warrants, which will expire worthless, if Tailwind dissolves and/or liquidates before the consummation of a business combination.

Under the Delaware General Corporate laws, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution. If certain procedures set forth in Section 280 of the Delaware General Corporate laws intended to ensure reasonable provision for all claims against Tailwind are complied with, including a 60-day notice period during which any third-party claims can be brought against Tailwind, a 90-day period during which Tailwind may reject any claims brought, and an additional 150-day waiting period before any liquidating distributions are made to stockholders, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would be barred after the third anniversary of the dissolution. Although, if Tailwind is dissolved and liquidated prior to the corporation ceasing to exist in accordance with Tailwind’s Charter, Tailwind will make liquidating distributions to its stockholders as soon as reasonably possible as part of its plan of dissolution and distribution, Tailwind does not intend to comply with those procedures. As such, our stockholders could potentially be liable for any claims to the extent of distributions received by them in a dissolution and any such liability of our stockholders will likely extend beyond the third anniversary of such dissolution.  As described above, Tailwind intends to have all providers of goods and services, prospective target businesses and other entities it engages execute agreements with it waiving any right, title, interest or claim of any kind in or to any monies held in the trust account.

If Tailwind was to expend all of the net proceeds of its initial public offering, other than the proceeds deposited in the trust account, and without taking into account interest, if any, earned on the trust account, the initial per-share liquidation price would be $8.00 (of which approximately $0.24 per share is attributable to the underwriters’ discount). The proceeds deposited in the trust account could, however, become subject to the claims of our creditors, if any, which could have higher priority than the claims of our public stockholders. These creditors could include our directors and officers to the extent they are entitled to indemnification under the Tailwind Charter or their indemnification agreements with Tailwind. Tailwind cannot assure investors that the actual per-share liquidation price will not be less than $8.00, plus interest (net of taxes payable, which taxes, if any, should be paid from the trust account, and net of any amounts that may be released to Tailwind to fund our working capital requirements), due to claims of creditors. Although Tailwind has, and will continue to seek to have, all vendors, prospective target businesses or other entities that its engages execute agreements with Tailwind waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of the public stockholders, there is no guarantee that they will execute such agreements or even if they execute such agreements that they would be prevented from bringing claims against the trust account. If any third party refused to execute an agreement waiving such claims to the monies held in the trust account, Tailwind would perform an analysis of the alternatives available to us if we chose not to engage such third party and evaluate if such engagement would be in the best interest of the stockholders if such third party refused to waive such claims. Gordon A. McMillan, Andrew A. McKay and JovFunds each have entered into a binding agreement, on a joint and several basis, stating that if we dissolve and/or liquidate prior to a business combination, they will be liable to ensure that the proceeds in the trust account are not reduced by: (i) the claims of vendors for services rendered or products sold to Tailwind, and (ii) claims of prospective target businesses for fees and expenses of third parties that Tailwind agrees in writing to pay in the event Tailwind does not consummate a combination with such business in excess of the net proceeds of its initial public offering not held in the trust account. Additionally, the underwriters have agreed to forfeit any rights or claims against the proceeds held in the trust account which includes a portion of their underwriters’ discount. There is no guarantee, however, that Messrs. McMillan and McKay and JovFunds would be able to satisfy such obligations.

If Tailwind is forced to file a bankruptcy case or an involuntary bankruptcy case is filed against Tailwind which is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in the bankruptcy estate of Tailwind and subject to the claims of third parties with priority over the claims of the stockholders. To the extent any bankruptcy claims deplete the trust account, there is no assurance that investors we will be able to return to the public stockholders at least $8.00 per share. Additionally, if Tailwind is forced to file a bankruptcy case or an involuntary bankruptcy case is filed against Tailwind which is not dismissed, any distributions received by stockholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy court could seek to recover all amounts received by the stockholders. Furthermore, because Tailwind intends to distribute the proceeds held in the trust account to the public stockholders promptly after April 17, 2009, this may be viewed or interpreted as giving preference to the public stockholders over any potential creditors with respect to access to or distributions from assets. Furthermore, the board of Tailwind may be viewed as having breached their fiduciary duties to creditors and/or may have acted in bad faith, and thereby exposing itself and Tailwind to claims of punitive damages, by paying public stockholders from the trust account prior to addressing the claims of creditors. For these reasons, there can be no assurance that claims will not be brought against Tailwind.

Tailwind’s public stockholders will be entitled to receive funds from the trust account only in the event of  dissolution and/or liquidation or if they seek to convert their respective shares into cash upon a business combination which those stockholders voted against and which is consummated by Tailwind. In no other circumstances will a stockholder have any right or interest of any kind to or in the trust account. Voting against the business combination alone will not result in conversion of a stockholder’s shares into a pro rata share of the trust account. The stockholder must have also exercised his, her or its conversion rights described above.

Employees

Tailwind has three executive officers. None of its officers have entered into an employment agreement with Tailwind. None of its officers are obligated to devote any specific number of hours to its matters and, as such, intend to devote only as much time as they deem necessary to its affairs. The amount of time they devote in any time period varies based on the stage of the business combination process. Accordingly, since management has located a suitable target acquisition to acquire, these executive officers have spent more time investigating such target acquisition and negotiating and processing the business combination (and consequently more time to our affairs) than they did prior to locating a suitable target acquisition. Additionally, Tailwind has engaged a consultant to help us conduct its assessment of potential acquisition targets. Tailwind does not, and does not intend to, have any full time employees prior to the consummation of a business combination.

Properties

Tailwind maintains its principal executive offices at Brookfield Place, 181 Bay Street, Suite 2040, Toronto, Ontario, Canada M5J 2T3. The cost for this approximately 1,500 square feet of space is included in the $7,500 monthly fee that Parkwood Holdings Ltd., a company that is wholly owned by Messrs. McMillan and McKay and JovFunds, or an affiliate of Parkwood Holdings Ltd., charges Tailwind for general and administrative services, including office space, utilities and administrative support, commencing on April 11, 2007 and terminating upon consummation of a business combination or the distribution of the trust account to the public stockholders. Tailwind believes, based on fees for similar services in the Toronto, Ontario metropolitan area, that the fee charged by Parkwood Holdings Ltd., or an affiliate of Parkwood Holdings, Ltd., is at least as favorable as it could have obtained from an unaffiliated person. Tailwind considers its current office space, combined with the other office space otherwise available to its executive officers, adequate for its current operations.

Periodic Reporting and Audited Financial Statements

Tailwind has registered its units, common stock and warrants under the Securities Act of 1933, as amended, and has reporting obligations, including the requirement that it file annual, quarterly and current reports and proxy statements with the SEC. In accordance with the requirements of the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act, Tailwind’s annual reports contain financial statements audited and reported on by its independent accountants.

Tailwind files its reports, proxy statements and other information electronically with the SEC. You may access information on Tailwind at the SEC web site containing reports, proxy statements and other information at: http://www.sec.gov. You may also obtain copies of the materials described above at prescribed rates by writing to the SEC, Public Reference Section, 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

Legal Proceedings

To the knowledge of management, there is no litigation currently pending or contemplated against Tailwind or any of Tailwind’s officers or directors in their capacity as such.

TAILWIND MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATIONS

Overview

The following discussion of the financial condition and results of operations of Tailwind should be read in conjunction with its consolidated financial statements and the notes thereto.

Tailwind was formed on June 30, 2006 to consummate a merger, capital stock exchange, asset acquisition, exchangeable share transaction or other similar business combination with an operating business in the financial services industry. The initial business combination must be with a business or businesses whose collective fair market value is at least equal to 80% of its net assets (excluding the amount held in the trust account representing a portion of the underwriters’ discount) at the time of the acquisition.

On April 17, 2007, Tailwind completed its initial public offering of 12,500,000 units. Each unit consists of one share of common stock, par value $0.001 per share, and one warrant entitling the holder to purchase one share of common stock at a price of $6.00. The public offering price of each unit was $8.00, and Tailwind generated gross proceeds of $100,000,000 in the initial public offering. Of the gross proceeds: (i) $95,300,000 was deposited into a trust account at JP Morgan Chase Bank, NA, maintained by American Stock Transfer & Trust Company, as trustee, which included $3,000,000 of contingent underwriting discount; (ii) the underwriters received $4,000,000 as underwriting discount (excluding the contingent underwriting discount); and (iii) $600,000 was retained for offering expenses, plus $100,000 for working capital. In addition, Tailwind deposited into the trust account $4,700,000 that it received from the issuance and sale of 4,700,000 warrants to Parkwood Holdings Ltd., an entity beneficially owned 33% by Gordon A. McMillan, 11% by Andrew A. McKay, 44% by JovFunds and 12% by Michael Simonetta (which warrants have been subsequently transferred as described in “Tailwind” on page [128]).

Tailwind does not believe that the funds available to it outside of the trust account ($100,000) and up to $1,600,000 of interest earned on the trust account that may be released to it will be sufficient to allow it to operate until a business combination is consummated.  To alleviate this with this deficit in required working capital, Parkwood Holdings Ltd. has advanced $400,000 to Tailwind in accordance with Messrs. McMillan and McKay and JovFunds commitment to fund expenses in excess of $1,700,000.

At the time of its initial public offering, Tailwind anticipated that it will incur approximately $700,000 of expenses for legal, accounting and other expenses attendant to the due diligence investigation, structuring and negotiating of a business combination, $180,000 for the administrative fee payable to Parkwood Holdings Ltd. or an affiliate of Parkwood Holdings Ltd. ($7,500 per month for 24 months), $300,000 of expenses in legal and accounting fees relating to its SEC reporting obligations, $150,000 for general working capital that can be used for fairness opinions in connection with its acquisition plans, and approximately $550,000 for director and officer liability insurance premiums and other miscellaneous expenses, including trustee and escrow agent fees, and reserves. Tailwind does not believe that it will need to raise additional funds in order to meet the expenditures required for operating its business. Messrs. McMillan and McKay and JovFunds each have jointly and severally agreed to pay, on our behalf any expenses in excess of $1,700,000 that Tailwind may incur in connection with our pursuit of a business combination. Such amounts will be reimbursed upon consummation of our initial business combination.

Result of Operations

For the period from June 30, 2006 (inception) through December 31 , 2008, Tailwind had a net income of $ 1,288,914 , consisting of interest income of approximately $ 4,512,738 less write-off of deferred acquisition costs of $1,337,802, costs attributable to organization, formation and general and administrative of $ 1,224,022 and net of  income taxes of $ 662,000 .  Through December 31, 2008, Tailwind did not engage in any significant operations. Its activities from inception through December 31 , 2008 were to prepare for its initial public offering and begin the identification of a suitable business combination candidate.

As indicated in the accompanying financial statements, at December 31 , 2008, Tailwind had $ 30,889 in cash and $ 102,216,738 in cash held in the trust account.  Further, Tailwind had incurred and expects to continue to incur significant costs in pursuit of its financing and acquisition plans. Tailwind cannot assure you that its plan to consummate a business combination will be successful. These factors, among others, raise substantial doubt as to Tailwind’s ability to continue as a going concern.

Recent Events

On January  23, 2009, Tailwind announced that it had entered into an agreement and plan of arrangement with Allen-Vanguard whereby Tailwind will acquire all of the outstanding common stock of Allen-Vanguard in exchange for shares of Tailwind common stock, allowing Allen-Vanguard to access the public markets through the proposed transaction with Tailwind.

The transaction values Allen-Vanguard at approximately $251 million based on $8.18 per share held in Tailwind’s trust account as of December 31, 2008, the Canadian dollar U.S. dollar exchange rate on March 2 , 2009 and the assumption of approximately $200 million of Allen-Vanguard debt.

Critical Accounting Policies

The preparation of financial statements and related disclosures in conformity with general accepting accounting principles in the United States requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, and disclosure of contingent assets and liabilities at the date of the financial statements, and revenues and expenses during the periods reported. Actual results could materially differ from those estimates. We have determined that we currently are not subject to any critical accounting policies.

Liquidity and Capital Resources

Of the net proceeds of its initial public offering consummated on April 17, 2007, $100,000,000 was placed in a trust account, with the remaining net proceeds of approximately $100,000 were made available to pay for business, legal and accounting due diligence on prospective acquisitions and continuing general and administrative expenses. Pursuant to the trust agreement, up to $1,600,000 of the interest earned on the trust account may be released to and used by Tailwind for working capital purposes. As of  December 31, 2008 the balance held in the trust account was $ 102,216,738 .  Tailwind has been using the net proceeds of its initial public offering not held in the trust account to identify and evaluate prospective acquisition candidates, select the target business, and structure, negotiate and consummate the business combination.  We intend to utilize our cash, including the funds held in the trust account, capital stock, debt or a combination of the foregoing to effect a business combination.  The proceeds held in the trust account as well as any other available cash will be used to finance the operations of the combined company.

Tailwind had originally estimated that the expenses it would incur in connection with an acquisition would aggregate approximately $1.7 million.  However, since the consummation of its initial public offering, and prior to its negotiations with Allen Vanguard, Tailwind had incurred in excess of $3.2 million in connection with the investigation of other possible acquisitions.

Management of Tailwind estimates that the aggregate costs required to consummate the acquisition of Allen-Vanguard, including all working capital expenses incurred by Tailwind prior to the expected close of the transaction will be approximately $4.7 million. Messrs. McMillan and McKay and JovFunds have each entered into a binding agreement to pay, on behalf of the Company, any expenses in excess of this $4,700,000 that we may incur in connection with our pursuit of a business combination if the transaction with Allen-Vanguard is not consummated. The increase in fees versus our original estimates is due primarily to the complexity, size, the length of time and associated expenses that have been required to complete the merger primarily including the time and expense of preparing various regulatory filings and the associated costs therewith relative to what was originally estimated. Such increases are not necessarily based on the number of months since Tailwind’s initial public offering, but rather the time and process from the initiation of the drafting of the arrangement agreement through the expected closing, unanticipated events, and related expenditures on advisors. Certain of our advisors have agreed to alter or defer their fees, or a substantial portion thereof, until the consummation of a transaction and to forego such fees in the event the merger is not consummated. Tailwind is continuing to attempt to obtain signed waivers, by written request, from its service providers whereby they irrevocably waive any and all rights, interests, claims, demands, damages, actions, causes of action or suit of any nature whatsoever, known or unknown, foreseen or unforeseen, in law or equity, that the service provider may have against Tailwind or the trust account in respect of funds held in the trust account for the benefit of such public stockholders. Messrs. McMillan and McKay and JovFunds have each agreed to pay our expenses in excess of $1,700,000. Accordingly, Tailwind believes it has adequate funds to complete the proposed merger with Allen-Vanguard. In the event the business combination is not completed, Tailwind could try to raise the necessary funds to permit it to pursue an alternate business combination transaction via a private offering of debt or equity securities to continue searching for an acquisition candidate. However there is no guarantee that Tailwind would be successful in completing such fundraising on terms acceptable to Tailwind and Tailwind may be forced to liquidate. See “Risk Factors” beginning on page [16].

The table below discloses the expected uses of the proceeds held in the trust account once they are released to Tailwind in connection with the acquisition of Allen-Vanguard.

Net of proceeds held in the trust account

Cash portion of merger consideration to be paid to Allen-Vanguard common stockholders	$0

Payment to Tailwind stockholders electing to exercise conversion rights, assuming maximum conversion	$30,376,546

Messrs. McMillan and McKay and JovFunds, have agreed with Tailwind and the underwriters to be personally liable to pay debts and obligations to target businesses or vendors or other entities that are owed money by Tailwind for services rendered or contracted for or products sold to it in excess of the net proceeds of the offering not held in the trust account. Tailwind cannot guarantee that such persons would be able to satisfy these obligations. If such persons are unable to meet these obligations, Tailwind may be forced to liquidate. These factors raise substantial doubt about Tailwind’s ability to continue as a going concern.

Off-Balance Sheet Arrangements

Tailwind has never entered into any off-balance sheet financing arrangements and has never established any special purpose entities. Tailwind has not guaranteed any debt or commitments of other entities or entered into any options on non-financial assets.

Contractual Obligations

The following table summarizes Tailwind’s contractual obligations and commitments as of December 31 , 2008.

	Payments Due by Period
Contractual Obligations	Total	Less than 1 Year	1 - 3 Years	3 - 5 Years	More than 5 Years

Long-Term Contractual Obligations (1)(2)	$26,250	$26,250	-	-	-

(1)
Represents sums payable to Parkwood Holdings Ltd., a company that is wholly owned by Messrs. McMillan and McKay and JovFunds, or an affiliate of Parkwood Holdings Ltd., for office space, office and secretarial services commencing April 11, 2007 and continuing at $7,500 per month through the acquisition of a target business.

(2)
Does not include obligations which are contingent upon the consummation of a business combination, such as, $3,000,000 which the underwriters in Tailwind’s initial public offering deposited in the trust account at JP Morgan Chase maintained by American Stock Transfer & Trust Company, as trustee, and which fees will be deferred and paid to such underwriters only upon consummation of a business combination by April 17, 2009. In the event a business combination is not timely completed, such funds will be forfeited by such underwriters and available for distribution upon Tailwind’s liquidation.

Quantitative and Qualitative Disclosures About Market Risk

Market risk is the sensitivity of income to changes in interest rates, foreign exchanges, commodity prices, equity prices, and other market-driven rates or prices. Tailwind is not presently engaged in and, if a suitable business target is not identified by Tailwind prior to the prescribed liquidation date of the trust account, Tailwind may not engage in, any substantive commercial business. Accordingly, Tailwind is not and, until such time as Tailwind consummates a business combination, it will not be, exposed to risks associated with foreign exchange rates, commodity prices, equity prices or other market-driven rates or prices. The net proceeds of the initial public offering held in the trust account may be invested by the trustee only in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act having a maturity of 180 days or less, or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act. Given its limited risk in its exposure to government securities and money market funds, Tailwind does not view the interest rate risk to be significant.

UNAUDITED PRO FORMA
CONDENSED COMBINED FINANCIAL STATEMENTS

The following unaudited pro forma condensed combined balance sheet combines the historical condensed balance sheet of Tailwind Financial and the historical condensed balance sheet of Allen-Vanguard as of December 31, 2008 giving effect to the proposed merger of Tailwind Financial and Allen-Vanguard pursuant to the merger agreement, as if the merger had been consummated on December 31, 2008. Tailwind Financial’s balance sheet information was derived from its unaudited condensed balance sheet included in its Form 10-Q for the quarterly period ended December 31, 2008. Allen-Vanguard’s balance sheet information was derived from its unaudited consolidated balance sheet as of December 31, 2008, prepared in accordance with Canadian GAAP adjusted for the effects of the principal differences between Canadian and U.S. GAAP.

The following unaudited pro forma condensed combined statements of operations combine the historical statements of operations of Allen-Vanguard for the six month period ended December 31, 2008 and twelve month period ended September 30, 2008 with the statements of operations for Tailwind Financial for the six month period ended December 31, 2008 and twelve month period ended June 30, 2008, giving effect to the merger as if it had occurred on July 1, 2007. The historical results of Tailwind Financial were derived from its unaudited statement of operations included in its Form 10-Q for the quarterly period ended December 31, 2008, and its audited statement of operations included in its report on Form 10-K for the twelve months ended June 30, 2008. The historical results of Allen-Vanguard, a public Canadian incorporated company, were derived from its audited consolidated statement of operations for the twelve months ended September 30, 2008 and the unaudited consolidated statement of operations for the six months ended December 31, 2008, which was constructed for the purpose of these pro-forma statements by subtracting the unaudited consolidated statement of operations for the nine months ended June 30, 2008 from the audited consolidated statement of operations for the twelve months ended September 30, 2008 and adding the unaudited consolidated statement of operations for the three months ended December 31, 2008.

On January 26, 2009 Tailwind and Allen-Vanguard jointly announced that they had entered into an arrangement agreement pursuant to which Tailwind will acquire all of the shares of Allen-Vanguard in exchange for shares of Tailwind.  Additionally, certain convertible securities in Allen-Vanguard will be exchanged for similar convertible securities in Tailwind.  The number of shares exchanged will be based upon the exchange ratio which is calculated by multiplying 0.046492659 by the exchange rate posted by the Bank of Canada for one Canadian dollar expressed in U.S. dollars at noon on the business day immediately preceding the effective date.  Furthermore, Tailwind will assume an estimated $200 million of indebtedness of Allen-Vanguard as a result of the transaction.  See page  37 for a more detailed discussion of the terms of the arrangement agreement.

For accounting purposes, Tailwind Financial is considered to be acquiring Allen-Vanguard in the merger. The proposed acquisition by Tailwind Financial, a non-operating company with cash, of Allen-Vanguard, an operating company, is being accounted under the purchase method of accounting.

The pro forma adjustments are preliminary, and the unaudited pro forma condensed combined financial statements are not necessarily indicative of the financial position or results of operations that may have actually occurred had the merger taken place on the dates noted, or the future financial position or operating results of the combined operations of Tailwind and Allen-Vanguard.  The pro forma adjustments are based upon available information and assumptions that we believe are reasonable.  Under the purchase method of accounting, the total purchase price will be allocated to the net tangible and intangible assets acquired and liabilities assumed, based on various estimates of their respective fair values.  Tailwind is determining the estimated fair values of assets and liabilities in accordance with Statement of Financial Accounting Standard No. 141, Business Combinations, (“SFAS No. 141”).  The purchase price allocations set forth in the following unaudited pro forma condensed combined financial statements are based on preliminary valuation estimates of Allen-Vanguard’s tangible and intangible assets.  The final valuations, and any interim updated preliminary valuation estimates, may differ materially from these preliminary valuation estimates and, as a result, the final allocation of the purchase price may result in reclassifications of the allocated amounts that are materially different from the purchase price allocations reflected below.  Any material change in the valuation estimates and related allocation of the purchase price could materially impact Tailwind’s depreciation and amortization expenses, the unaudited pro forma condensed combined financial statements and Tailwind’s results of operations after the merger.

The determination of Tailwind Financial as the accounting acquirer has been made based on the consideration of all qualitative and quantitative factors of the business combination.  The most significant factor is that the current stockholders of Tailwind will hold a significant majority of the voting shares after the consummation of the business combination and would be able to exert control as a result of the majority shareholding position through voting for various proposals put forth by the board of directors and by voting for or against the appointment of the members of the board of directors.

The final percentage of voting shares will be determined by:

a)	The number of shares converted by Tailwind shareholders;

b)	The number of shares issued to Allen-Vanguard shareholders;

c)
The number of convertible securities exercised.  Convertible securities include warrants to acquire 17,200,000 Tailwind shares held by current Tailwind shareholders, the underwriters’ purchase option for 625,000 units of Tailwind, warrants held by Allen-Vanguard’s lenders that will be converted into Tailwind warrants to acquire 977,195 Tailwind shares, and any warrants issued to Allen-Vanguard’s lenders in connection with the transaction pursuant to Allen-Vanguard’s credit agreement, and;

d)	The C$/US$ exchange rate the day before the close.

Tailwind has certainty on the minimum number of shares that will be held by current Tailwind stockholders (a minimum of 11,875,000 shares based on 8,750,000 public shares assuming maximum conversion and 3,125,000 shares held by insiders). However, the final number of shares that will be held by current Tailwind stockholders will ultimately be based on the amount of Tailwind stockholders electing conversion.  Current Allen-Vanguard shareholders will receive approximately 5,761,278 Tailwind shares.

Tailwind does not expect that the impact of the C$/US$ exchange rate will have a meaningful impact on the ownership of voting shares as the exchange rate would have to move far beyond unprecedented levels in advance of the completion of the transaction to have a meaningful impact.  Such a currency move could result in current Allen-Vanguard shareholders holding the majority of the voting shares, however, this is extremely unlikely.

Assuming maximum conversion by Tailwind stockholders, Tailwind stockholders would own 67.3% and 67.9% of Tailwind’s common stock on a basic and fully diluted basis.

The percentage ownership of current Tailwind stockholders would increase if Tailwind stockholders do not elect maximum conversion and/or the amount of warrants issued to Allen-Vanguard’s New Facility Lenders in connection with Allen-Vanguard’s credit agreement is reduced as a result of negotiations with the lenders.

Additionally, based on the market price of Tailwind’s shares of $8.10 as of March 2, 2009 and the amount held in trust per Tailwind share as of December 31, 2008 of $8.18, Tailwind is paying $0.29 –  $0.30 (C$0.38) in Tailwind shares for each Allen-Vanguard share which represents a premium.  Based on the $8.18 per share held in trust the premium to the current market price of Allen-Vanguard shares of $0.20 (C$0.26) as of March 2, 2009 and a premium to the price at the time the transaction was announced publicly of $0.16 (C$0.20).  This premium, based on the publicly traded prices for Allen-Vanguard and Tailwind shares, indicates that Tailwind should be considered the accounting acquirer.

Consideration was given to the fact that upon consummation of the business combination (1) the name of the combined entity will be Allen Vanguard; (2) Allen-Vanguard’s management will continue in all the officer and senior management positions and, accordingly will have the day-to-day authority to develop and execute the strategic direction and business plans of Allen Vanguard following the business combination; (3) all of the present Allen-Vanguard employees will continue in their present roles and none of the Tailwind Financial personnel will be employed by Allen Vanguard; (4) the composition of the board of directors of the combined entity will consist of two members of Allen-Vanguard management, one member of the present Tailwind Financial board and four independent directors all nominated by Allen-Vanguard but appointed by the shareholders.

However, the significant voting control and the fact that Tailwind is paying a premium over the market value of Allen-Vanguard’s shares were determined to outweigh these operational factors.  The significant voting control will result in the consequent ultimate control over board appointments given that board members will be elected each year and that each board member’s appointment will be subject to shareholder vote.  Through the control of the board, the Tailwind stockholders will also have the ability to determine the members of the management team.

In the event of a disagreement between the board of directors and the shareholders, the shareholders would be entitled to engage in a proxy contest.  With a significant majority of the votes, the current Tailwind shareholders would be able to successfully contest the board of directors through such a proxy contest.

There are no unusual or special voting arrangements in place for any of the stockholders of Tailwind nor Allen-Vanguard.

The unaudited pro forma combined condensed balance sheet as of December 31, 2008 and the pro forma combined condensed statement of operations for the six month period ended December 31, 2008 and the twelve months ended June 30, 2008 have been prepared using two different levels of approval of the merger by the Tailwind Financial stockholders as follows:

●	Assuming No Conversion: assumes no stockholders of Tailwind Financial seek to convert their shares into a pro rata share of the trust account; and

●	Assuming Maximum Conversion: assumes the Tailwind Financial stockholders owning 29.99% of the stock issued in the initial public offering seek conversion.

We are providing this information to aid you in your analysis of the financial aspects of the merger. The unaudited pro forma condensed combined financial statements described above should be read in conjunction with the historical financial statements of Allen-Vanguard and Tailwind Financial and the related notes thereto found elsewhere in this proxy statement. The unaudited pro forma condensed combined information is not necessarily indicative of the financial position or results of operations that may have actually occurred had the merger taken place on the dates noted, or the future financial position or operating results of the combined company.

Unaudited Pro Forma Condensed Combined Balance Sheet
At December 31, 2008
(in thousands)

	A Tailwind U.S. GAAP US dollars	B Allen-Vanguard Cdn GAAP Cdn dollars	C Reconciliation to U.S. GAAP Cdn dollars		D=B+C Allen-Vanguard U.S. GAAP Cdn dollars	E Foreign Exchange Adjustment	F=D+E Allen-Vanguard U.S. GAAP US dollars	G Pro Forma Combination Adjustments		H=A+F+G Combined Pro Forma Assuming No Conversion	I Additional Pro Forma Adjustments For Maximum Conversion		J=H+I Combined Pro Forma Assuming Maximum Conversion
Assets
Current assets:
Cash and cash equivalents	$31	$15,275	$-		$15,275	$(2,734)	$12,541	$102,217	1	$63,923	$(30,377)	7	$36,246
						-		(8,500)	2		2,700	8
						-		(3,000)	3
						-		(50,000)	5
								10,634	11
Restricted cash and short term investement	-	4,782	-		4,782	(856)	3,926			3,926			3,926
Cash and cash eqivalents held in trust account	102,217		-		-	-	-	(102,217)	1	-			-
Accounts receivables	-	41,203	-		41,203	(7,375)	33,828			33,828			33,828
Inventories	-	33,423	-		33,423	(5,983)	27,440	9,005	6	36,445			36,445
Prepaid and others	22	2,921	-		2,921	(523)	2,398			2,420			2,420
Income taxes recoverable	10	9,755	-		9,755	(1,746)	8,009			8,019			8,019
Deferred income taxes	-	16,670	-		16,670	(2,984)	13,686			13,686			13,686
Total current assets	102,280	124,029	-		124,029	(22,201)	101,828	(41,861)		162,247	(27,677)		134,570
						-
Non-current restricted cash	-	1,808	-		1,808	(324)	1,484			1,484			1,484
Deferred acquistion costs	65	-	-		-	-	-	(65)	6	-			-
Property and equipement	4	15,443	-		15,443	(2,764)	12,679			12,683			12,683
Goodwill	-	82,333	-		82,333	(14,738)	67,595	8,500	2	74,024	(2,700)	8	71,324
						-		(2,136)	6
						-		65	6
Intangible assets	-	203,172	-		203,172	(36,368)	166,804	(35,831)	6	130,973			130,973
Deferred income taxes	-	9,696	-		9,696	(1,736)	7,960			7,960			7,960
Other long-term assets	-	2,044	10,626	b	12,670	(2,268)	10,402			10,402			10,402
Total assets	$102,349	$438,525	$10,626		$449,151	$(80,399)	$368,752	$(71,328)		$399,773	$(30,377)		$369,396
						-
Liabilities and stockholders’ equity						-
Current liabilities:						-
Bank indebteness	$-	$16,443	-		$16,443	$(2,943)	$13,500	$-		$13,500	$-		$13,500
Accounts payable and accrued liabilities	711	51,994			51,994	(9,307)	42,687	-		43,398	-		43,398
Due to shareholders	400					-	-	-		400	-		400
Deferred revenue	-	6,252	-		6,252	(1,119)	5,133	(857)	6	4,276	-		4,276
Income taxes payable	-	21,653	-		21,653	(3,876)	17,777	-		17,777	-		17,777
Current portion of long-term debt	-	17,804	-		17,804	(3,187)	14,617	-		14,617	-		14,617
Deferred underwriting fee	3,000		-		-	-	-	(3,000)	3	-	-		-
Total current liabilities	4,111	114,146	-		114,146	(20,432)	93,714	(3,857)		93,968	-		93,968
						-
Deferred income taxes	-	61,517			61,517	(11,012)	50,505	(10,692)	6	39,813	-		39,813
Common stock subject to possible conversion	30,377		-		-	-	-	(30,377)	4	-	-		-
Long-term debt		196,212	10,626	b	206,838	(37,024)	169,814	(50,000)	5	119,814	-		119,814
Total liabilities	34,488	371,875	10,626		382,501	(68,468)	314,033	(94,926)		253,595	-		253,595
						-
Preferred stock, par value $.01 per share, 5,000,000 shares authorized, 0 shares issued						-
Common stock, par value $.001 per share, 70,000,000 shares authorized:						-
Historical: 11,876,250 common shares issued and outstanding (excluding 3,748,750 shares subject to possible conversion)						-
Pro forma: 15,849,109 common shares issued and outstanding (excluding 3,748,750 shares subject to possible conversion) or 19,597,859 assuming no conversion and no shares issued from rights offering	12	543,982	-		543,982	(30,457)	513,525	(513,525)	9	18	-		18
								6	6
Additional paid-in capital	66,560		35,107	a c	35,107	(1,923)	33,184	(33,184)	9	144,871	(30,377)	8	114,494
								30,377	4
								45,566	6
								2,368	6
Stock options	-	5,020	(5,020)	c	-	-	-
Warrants	-	29,633	(29,633)	c	-	-	-			-	-		-
Contributed surplus	-	737	(737)	a c	-	-	-			-	-		-
Accumulated other comprehensive income	-	12	-		12	4,337	4,349	(4,349)	9	-	-		-
Retained earning (deficit)	1,289	(512,734)	283	a	(512,451)	16,112	(496,339)	496,339	9	1,289	-		1,289
Total stockholders' equity	67,861	66,650	-		66,650	(11,931)	54,719	23,598		146,178	(30,377)		115,801

Total liabilities and stockholders’ equity	$102,349	$438,525	$10,626		$449,151	$(80,399)	$368,752	$(71,328)		$399,773	$(30,377)		$369,396

Notes to unaudited pro forma condensed combined balance sheet as at December 31, 2008:

There were no inter-company balances or transactions between Tailwind and Allen-Vanguard as of the dates and for the periods of these pro forma combined financial statements.

The foreign exchange adjustment, included in the unaudited pro forma condensed combined balance sheet, was calculated based on the exchange rate as of December 31, 2008 of C$1=US$0.8210 with the exception of stockholders’ equity which was based on historical exchange rates.

The pro forma combined provision for income taxes does not necessarily reflect the amounts that would have resulted had Tailwind and Allen-Vanguard filed consolidated income tax returns during the periods presented.

The following represents the adjustments to the Canadian GAAP statements of Allen-Vanguard to reflect these statements under U.S. GAAP for significant differences:

a.           Allen-Vanguard uses the option of applying actual forfeitures to the determination of shared-based compensation in accordance with Canadian GAAP.   This option is not available under U.S. GAAP which requires an estimation of forfeitures be made at the time of the grant. The difference of $364 between Canadian and U.S. GAAP relates to accounting for forfeitures.

b.           To reclassify deferred financing costs included as a reduction of debt under Canadian GAAP to other assets in accordance with U.S. GAAP.

c.           To reclassify options, warrants, and contributed surplus to additional paid-in capital in accordance with U.S. GAAP.

The pro forma adjustments included in the unaudited pro forma combined financial statements are as follows:

1.           Reflects the release of Tailwind’s restricted cash held in trust and the transfer of the balance to cash and cash equivalents, assuming that no stockholders of Tailwind seek to convert their shares into a pro rata share of the trust account.

2.           Reflects the payment on closing of additional fees to investment advisors, attorneys and accountants which is capitalized as part of Goodwill.

3.           To record payment to Tailwind’s underwriters for the balance of the underwriters’ deferred discount for Tailwind’s IPO deposited in the trust account which becomes due upon the consummation of the merger.

4.           Reflects the reclassification of the conversion value of the Tailwind common stock subject to possible conversion to additional paid in capital, assuming no Tailwind common stockholders exercise their conversion rights.  This amount, which immediately prior to this transaction was being held in the trust account, represents the value of 3,748,750 shares of common stock which may be converted into cash by Tailwind’s stockholders.

5.           Allen-Vanguard has entered into an amended credit agreement, which requires the repayment of a portion of its outstanding debt at the closing of the merger. The amount of the payment due to the bank is estimated to be approximately $50 million.

6.           Reflects the adjustment to account for the purchase method of accounting.  This includes the purchase price consisting of the issuance of 3,972,859 shares of Tailwind’s common stock and 1,788,419 shares of Tailwind common stock relating to Allen-Vanguard’s rights offering (see footnote 11 below) for a total of 5,761,278 Tailwind common shares valued at $45,572 based on $7.91 per share representing the average of the closing stock price for the two days prior to and after the announcement of the proposed acquisition, plus the issuance of 977,195 warrants to acquire Tailwind stock at $4.55 in exchange for 27,092,267 warrants to acquire Allen-Vanguard shares at $0.17 (C$0.21) valued at $2,368 (C$2,885) using a Black-Scholes valuation and the closing price of Allen-Vanguard shares of $0.18 (C$0.22) on December 31, 2008, an annualized volatility of 72% based on the annualized volatility of Allen-Vanguard’s peer group, an expected life of five years, no expected dividends and a discount rate of 1.67%, plus the $8,500 in estimated costs and $65 of deferred acquisition costs related to the transaction for investment advisors, attorneys and accountants.  The share price for Allen-Vanguard stock as of December 31, 2008 and the strike price for the warrants to acquire Allen-Vanguard stock have been converted to U.S. dollars using the exchange rate as of December 31, 2008 of C$1 = US$0.821.

Estimated allocation of purchase price (in thousands)*:

Cash and restricted cash	$27,101
Accounts receivable	33,828
Inventories (1)	36,445
Prepaid and others, current	2,398
Income tax receivable	8,009
Deferred income taxes—current	13,686
Non current restricted cash	1,484
Property and equipment	12,679
Intangible assets totaling $130,973, comprised of: (2)
Backlog (useful life 3-6 months)	6,857
Customer lists (useful life 7-10 years)	38,717
Technology (useful life 11-20 years)	55,931
Trade names/trademarks (useful life indefinite)	29,468
Deferred income taxes	7,960
Other long term assets	10,402
Bank indebtedness	(13,500)
Accounts payable and accrued liabilities	(42,687)
Deferred revenue (3)	(4,276)
Income tax payable	(17,777)
Current portion of long-term debt	(14,617)
Deferred income tax liabilities (4)	(39,813)
Long-term debt, net of current portion	(169,814)
Estimated fair value of Allen-Vanguard net assets (liabilities) acquired	$(17,519)

 * The purchase price allocation has not been finalized and is subject to change upon recording of actual transaction costs and completion of valuations of tangible and intangible assets and liabilities.

Other than the following items, all assets and liabilities to be acquired were recorded at book value which estimates fair value.
(1) Includes an adjustment of $9,004 on inventories of Allen-Vanguard to arrive at an estimate of the fair value of inventories.
(2) Includes an adjustment of $35,831 on intangible assets of Allen-Vanguard to arrive at an estimate of fair value of intangibles.  In these unaudited pro forma financial statements, the intangible assets have been amortized based on the stated useful life using the straight line method.
(3) Includes $857 of adjustment on deferred revenue to reflect the direct and incremental costs of fulfilling the obligation to earn revenue plus a normal profit margin on the deferred revenue
(4) Includes an adjustment of $10,692 to reflect the impact of the fair value adjustments of intangible assets.

Goodwill is computed as follows:
Stock issued by Tailwind for Allen-Vanguard stock	$45,572
Warrants issued by Tailwind in exchange for Allen-Vanguard warrants	2,368
Estimated fair value of net liabilities acquired	17,519
65,459
Estimated transaction costs plus deferred acquisition costs	8,565
$74,024

7.           To reflect the payment of cash to the maximum amount of dissenting Tailwind stockholders as consideration for the return and cancellation of their common stock. This amount, which immediately prior to this transaction was being held in the trust account, represents the value of 3,748,750 shares of common stock which may be converted into cash by Tailwind’s stockholders.

8.           Maximum adjustment of the amount of fees paid to investment advisors and underwriters. Such fees are reduced by the proportion of the amount of trust funds after payment of the amounts owed to dissenting Tailwind stockholders per note 7 above as these fees are largely based upon a percentage of the total capital that is available to the combined entity.

9.           Adjustment to eliminate Allen-Vanguard’s historical equity.

10.         The impact of outstanding stock options and stock option awards is expected to be immaterial and is therefore not reflected in the unaudited pro forma condensed combined financial statements.

11.         Reflects the proceeds from the subscription for 49,625,874 Allen-Vanguard common shares as a result of the rights offering aggregating $11,602 (C$14,132) less related fees of US$967 (C$1,178) paid to investment advisors for net proceeds of $10,634 based on the exchange rate of C$1 = US$0.821 as of December 31, 2008.  This results in an increase in the number of Tailwind common shares to be issued based on the conversion of Allen-Vanguard common shares issued for rights subscriptions in Tailwind shares (Allen-Vanguard shares multiples by Exchange Ratio of 0.036069 based on the exchange rate of C$1 = US$0.7758 as of March 2, 2009).  An additional 1,788,419 shares of Tailwind common stock will be issued as a result of the rights offering.

Unaudited Pro Forma Condensed Combined Statement of Operations
Six months Ended December 31, 2008
(in thousands, except per share amounts)

	A Dec-08 Tailwind U.S. GAAP US dollars	B Dec-08 Allen-Vanguard Cdn GAAP Cdn dollars	C Reconciliation to U.S. GAAP Cdn dollars		D=B+C Allen-Vanguard U.S. GAAP Cdn dollars	E Foreign Exchange Adjustment	F=D+E Allen-Vanguard U.S. GAAP US dollars	G Pro Forma Combination Adjustments		H=A+F+G Combined Pro Forma Assuming No Conversion	I Pro Forma Adjustments For Maximum Conversion		J=H+I Pro Forma Assuming Maximum Conversion

Revenues	$-	$118,956	$-		$118,956	$(14,578)	$104,378	$-		$104,378	$-		$104,378
								4,575	6
Cost of sales	-	73,241	23,060	b	96,301	(10,237)	86,064	(20,234)	6	70,405	-		70,405
Gross profit	-	45,715	(23,060)		22,655	(4,341)	18,314	15,659		33,973	-		33,973
Expenses:
Selling and administration	456	27,995	-		27,995	(2,608)	25,387	-		25,843	-		25,843
Research and development	-	8,103	-		8,103	(770)	7,333	-		7,333	-		7,333
Restructuring	-	2,933	-		2,933	(305)	2,628	-		2,628			2,628
Interest on long-term debt	-	7,737	-		7,737	(934)	6,803	(1,875)	1	4,928	-		4,928
Realized foreign exchange loss (gain)	-	1,825	-		1,825	15	1,840	-		1,840	-		1,840
Unrealized foreign exchange loss	-	35,032	-		35,032	(5,470)	29,562	-		29,562	-		29,562
Stock based compensation and bonuses	-	859	(149)	a	710	(119)	591	-		591	-		591
Other interest (income)	(428)	(9,817)	-		(9,817)	412	(9,405)	48	1	(9,962)	116	3	(9,846)
								(177)	1
Amortization of property and equipment	-	2,302	-		2,302	(312)	1,990	-		1,990	-		1,990
Acquisition and financing related charges and amortization	-	37,581	(23,060)	b	14,521	(1,059)	13,462	-		13,462	-		13,462
Amortization of other intangibles	-	9	-		9	(3)	6	-		6	-		6
Impariment losses		379,996	-		379,996	(15,340)	364,656	(364,656)	5	-			-
Total expenses	28	494,555	(23,209)		471,346	(26,493)	444,853	(366,660)		78,221	116		78,337

Income (loss) before taxes	(28)	(448,840)	149		(448,691)	22,152	(426,539)	382,319		(44,248)	(116)		(44,364)

Provision for income taxes (recovery)	(11)	(42,518)	-		(42,518)	1,203	(41,315)	681	2	1,348	(40)	4	1,308
								37,380	5
								4,613	6

Net income (loss)	$(17)	$(406,322)	$149		$(406,173)	$20,949	$(385,224)	$339,645		$(45,596)	$(76)		$(45,672)

Loss per share - basic and diluted	$(0.00)									$(2.13)			$(2.59)

Weighted -average shares outstanding:
Basic and diluted	15,625,000									21,386,278			17,637,528

Unaudited Pro Forma Condensed Combined Statement of Operations
Twelve months Ended June 30, 2008
(in thousands, except per share amounts)

	A Jun-08 Tailwind U.S. GAAP US dollars	B Sep-08 Allen-Vanguard Cdn GAAP Cdn dollars	C Reconciliation to U.S. GAAP Cdn dollars		D=B+C Allen-Vanguard U.S. GAAP Cdn dollars	E Foreign Exchange Adjustment	F=D+E Allen-Vanguard U.S. GAAP US dollars	G Pro Forma Combination Adjustments		H=A+F+G Combined Pro Forma Assuming No Conversion	I Additional Pro Forma Adjustments For Maximum Conversion		J=H+I Combined Pro Forma Assuming Maximum Conversion

Revenues	$-	$309,005	$-		$309,005	$(2,772)	$306,233	$-		$306,233	$-		$306,233
								23,124	6
Cost of sales	-	186,895	77,191	b	264,086	(2,369)	261,717	(69,453)	6	215,388	-		215,388
Gross profit	-	122,110	(77,191)		44,919	(403)	44,516	46,329		90,845	-		90,845
Expenses:
Selling and administration	1,902	53,603	-		53,603	(481)	53,122	-		55,024	-		55,024
Research and development	-	17,476	-		17,476	(157)	17,319	-		17,319	-		17,319
Restructuring	-	1,542	-		1,542	(14)	1,528	-		1,528			1,528
Interest on long-term debt	-	22,103	-		22,103	(198)	21,905	(3,750)	1	18,155	-		18,155
Realized foreign exchange loss (gain)	-	(8,916)	-		(8,916)	80	(8,836)	-		(8,836)	-		(8,836)
Unrealized foreign exchange loss	-	18,929	-		18,929	(170)	18,759	-		18,759	-		18,759
Stock based compensation and bonuses	-	3,821	(118)	a	3,703	(33)	3,670	-		3,670	-		3,670
Other interest (income)	(3,085)	(1,135)	-		(1,135)	10	(1,125)	355	1	(4,208)	855	3	(3,353)
								(353)	1
Amortization of property and equipment	-	4,509	-		4,509	(40)	4,469	-		4,469	-		4,469
Acquisition and financing related charges and amortization	-	146,842	(77,191)	b	69,651	(625)	69,026	-		69,026	-		69,026
Amortization of other intangibles	-	37	-		37	-	37	-		37	-		37
Impariment losses		379,996	-		379,996	(3,409)	376,587	(376,587)	5	-			-
Total expenses	(1,183)	638,807	(77,309)		561,498	(5,037)	556,461	(380,335)		174,943	855		175,798

Income (loss) before taxes	1,183	(516,697)	118		(516,579)	4,634	(511,945)	426,664		(84,098)	(855)		(84,953)

Provision for income taxes (recovery)	402	(80,368)	-		(80,368)	721	(79,647)	1,274	2	(26,753)	(291)	4	(27,044)
								37,380	5
								13,838	6

Net income (loss)	$781	$(436,329)	$118		$(436,211)	$3,913	$(432,298)	$374,172		$(57,345)	$(564)		$(57,909)

Income (loss) per share - basic and diluted	$0.05									$(2.68)			$(3.28)

Weighted -average shares outstanding:
Basic and diluted	15,625,000									21,386,278			17,637,528

Notes to Income statement for the six months ending December 31, 2008 and twelve months ending June 30, 2008:

The foreign exchange adjustments, included in the unaudited pro forma condensed combined statement of operations for the six months ended December 31, 2008 and the twelve months ended June 30, 2008, were calculated based on the average exchange rates in the respective periods.

Pro forma net loss per share was calculated by dividing pro forma net loss by the pro forma weighted-average number of shares outstanding as follows:

	Maximum Approval (No Conversion)	Minimum Approval (Maximum Conversion)
Basic and diluted:
Tailwind shares after IPO issuance	15,625,000	15,625,000
Shares subject to conversion	—	(3,748,750)
Shares issued in connection with the transaction	5,761,278	5,761,278
	21,386,278	17,637,528

The pro forma financial statements do not reflect the approximately $5.7 million (C$7 million) in fees payable to the lenders relating to the negotiation of the new credit facility entered into by Allen-Vanguard on December 29, 2008.  In addition, the pro forma condensed combined statements of operations do not reflect the 977,195 Tailwind warrants that upon exercise would be issued to Allen-Vanguard’s New Facility Lenders to satisfy the fair value of the five-year warrants to acquire up to 27,092,367 common shares of Allen-Vanguard exercisable at a price of $0.16 (C$0.21) per share.

The following represents the adjustments to the Canadian GAAP statements of Allen-Vanguard to reflect these statements under U.S. GAAP for significant differences:

a. Allen-Vanguard uses the option of applying actual forfeitures to the determination of shared-based compensation in accordance with Canadian GAAP.   This option is not available under U.S. GAAP which requires an estimation of forfeitures be made at the time of the grant. The difference of $149 and $118 between Canadian and US GAAP relates to accounting for forfeitures for the six months ending December 31, 2008 and twelve months ending June 30, 2008, respectively.

b. Under Canadian GAAP, there is no requirement to allocate amortization of intangibles to cost of sales or other expenses to the extent that the intangibles are directly related to these areas. Under U.S. GAAP, an allocation of intangible amortization is required to the extent appropriate. The amount of $23,060 and $77,191 has been reclassified to cost of sales from acquisition and financing related charges and amortization with no net impact on net loss for the six months ending December 31, 2008 and twelve months ending June 30, 2008, respectively.

The following represents the effects of the merger on the combined financial statements:

1.           Reflects a reduction of Tailwind’s interest income of $48 and $355 for the six months ending December 31, 2008 and twelve months ending June 30, 2008, respectively, due to the payment of the $3,000 of deferred underwriting fees, the payment of $8,500 of fees to be paid to investment advisors, attorneys and accountants, an increase in Allen-Vanguard’s interest income of $177 and $353 for the six months ending December 31, 2008 and twelve months ending September 30, 2008, respectively, as a result of the $10,634 in net proceeds from Allen-Vanguard’s rights offering and a reduction of interest expense of $1,875 and $3,750 for the six months ending December 31, 2008 and twelve months ending June 30, 2008, respectively, due to the required repayment of $50,000 relating to Allen-Vanguard’s debt. The estimate of reduction in interest income is calculated using an annualized interest rate of 0.8% and 3.5% based on the actual average rate earned by Tailwind on its cash balances during the six months ended December 31, 2008 and twelve months ended June 30, 2008, respectively, interest received as a result of the rights offering is calculated using an annualized interest rate of 3.3%, (which interest rate represents the actual average rate paid by Allen-Vanguard) and interest expense is calculated using a rate of 7.5% based on the actual average rate paid by Allen-Vanguard on its long-term debt balances and is based on no conversion and the combined entity having approximately $50,866 less in cash.

2.           Reflects the impact on the tax provision of the reduction of net interest cost as described in note 1assuming a tax rate of 34% being the rate experienced by Tailwind prior to the combination.

3.           Based on the average rate earned by Tailwind on its cash balances, reflects a reduction of Tailwind’s interest income of $116 and $855 for the six months ending December 31, 2008 and twelve months ending June 30, 2008, respectively, due to the payment of approximately $30 million to the maximum amount of dissenting stockholders of Tailwind, offset by an approximate $2.7 million reduction in fees paid to the underwriters and investment advisors.

4.           Reflects the impact on the tax provision of the reduction of net interest income as described in note 3 assuming a tax rate of 34% being the rate experienced by Tailwind prior to the combination.

5.           Reflects elimination of impairment losses of $364,656 and $376,587 for the six months ending December 31, 2008 and twelve months ending June 30, 2008, respectively, recorded by Allen-Vanguard on intangibles and goodwill as revised estimated fair values of intangibles and goodwill would have been reflected as part of the merger transaction accounting and not part of Allen-Vanguard’s operations had the transaction occurred on July 1, 2007.  The tax provision of $37,380 associated with the elimination of these impairment charges have been reflected for both the six months and twelve month periods.

6.           Reflects a net decrease in amortization of intangibles of $15,659 and $46,329 for the six months ending December 31, 2008 and twelve months ending June 30, 2008, respectively, resulting from the reversal of the historical amortization recorded and recording of amortization of intangibles based on Company’s preliminary estimated allocation of purchase price.  These unaudited pro forma financial statements reflect preliminary allocation of the purchase price to tangibles assets, liabilities and other intangible assets.   The tax provision of $4,613 and $13,838 associated with this net decrease in the amortization of intangibles have been reflected for the six month and twelve month periods respectively.  The final purchase price allocation may result in a different allocation for tangible and intangible assets than that presented in these unaudited pro forma financial statements.  An increase or decrease in the amount of purchase price allocated to assets would impact the amount of annual amortization expense.

7.           The following table presents the results of Allen-Vanguard which are included in both the unaudited pro forma condensed combined statements of operations for the twelve months ended June 30, 2008 and six months ended December 31, 2008.

Three months ended September 30, 2008 US GAAP
(US dollars in thousands)
Revenues	$44,379
Cost of sales	47,092
Gross profit	(2,713)

Expenses
Selling and administration	16,317
Research and development, net	4,614
Restructuring	1,480
Interest on long-term debt	2,987
Realized foreign exchange loss (gain)	2,389
Unrealized foreign exchange loss	4,671
Stock based compensation and bonuses	35
Other interest (income)	(9,307)
Amortization of property and equipment	642
Acquisition and financing related charges and amortization	10,561
Amortization of other intangibles	(11)
Impairment losses	364,656
Total expenses	399,034

Income (loss) before taxes	(401,747)

Provision for income taxes (recovery)	(44,468)

Net loss	$(357,279)

DIRECTORS AND MANAGEMENT

Directors, Management and Key Employees Prior to the Acquisition

Prior to consummation of the acquisition Tailwind’s directors and executive officers are as follows:

Name	Age	Position
Gordon A. McMillan	40	Chairman of the Board
Andrew A. McKay	49	Chief Executive Officer and President
John Anderson	62	Chief Financial Officer
Philip Armstrong	58	Director
Robert C. Hain	55	Director
Stephen T. Moore	54	Director
Robert Penteliuk	40	Director

Gordon A. McMillan.  Mr. McMillan has served as Chairman of our Board of Directors since June 30, 2006 and has been an entrepreneur in the financial services industry in Canada for the past twelve years. From December 2005 until January 2008, he served as Chairman and a director of JovFunds Management Inc. (formerly, Fairway Asset Management Corp.), an asset management holding company focused on private equity and structured investment products. From 2000 to 2005, Mr. McMillan was the Chief Executive Officer and a director of NGB Management Ltd., a private equity firm he founded which was focused on providing growth capital to life sciences companies in Canada. From 2000 to 2003, Mr. McMillan was the Chief Executive Officer and a director of Skylon Capital Corp., a private investment management holding company and VentureLink Capital Corp., a private equity firm providing growth capital to a broad range of companies in Canada, including firms operating in the Canadian financial services sector. Prior to co-founding Skylon and VentureLink, from 1995 to 2000 Mr. McMillan was the President, Chief Executive Officer and a director of Triax Capital Corp., a private Canadian investment management holding company. In addition to his activities in the Canadian investment management industry, Mr. McMillan was a founder and serves as Trustee of Impax Energy Services Income Trust, a publicly traded Canadian income trust which, through its subsidiaries, provides services to the Canadian oil and gas industry. Mr. McMillan holds a Bachelor of Laws degree from Queen’s University in Kingston, Ontario and is a member of the Law Society of Upper Canada.

Andrew A. McKay.  Mr. McKay has served as our Chief Executive Officer and President since July 10, 2006 and was a founder and until November 2006, a Managing Director of JovFunds, a private Canadian asset management firm which was sold to Jovian Capital Corporation, a public Canadian asset management firm, in 2006. From November 2003 until May 2006, Mr. McKay was Chief Executive Officer of JovFunds. Previously, from January 2000, to November 2003, Mr. McKay was a co-founder, Chief Operating officer and a Director of Skylon Capital Corp., an investment holding company. Prior to co-founding Skylon, from 1994 until 1999, Mr. McKay was a Director of Altamira International Bank (Barbados) Inc., the offshore asset management subsidiary of Altamira Management Ltd., a major Canadian investment counselor, and an officer of Ivory & Sime plc, a leading U.K. investment management firm. Mr. McKay is a Fellow of both the Institute of Chartered Management Accountants and the Institute of Chartered Secretaries and Administrators.

John Anderson.  Mr. Anderson has served as our Chief Financial Officer since May 15, 2007 and has served as Chief Financial Officer of Impax Energy Services Income Trust since June 2006. As a Chartered Accountant, Mr. Anderson was with Ernst & Young LLP for 24 years, the last 13 of which he served as a partner in the audit area. He left Ernst & Young LLP to become the chief financial officer of The T. Eaton Company Ltd. Having seen The T. Eaton Company through its first restructuring in 1997, Mr. Anderson spent two years with MDS Capital Corp., a venture capital company in the biotech sector. Mr. Anderson spent the next two years with a start-up company involved in nanotechnology. More recently, Mr. Anderson has been a financial consultant to numerous private and public companies, often as acting chief financial officer or project leader for complicated transactions. Mr. Anderson is currently a director of the Canadian Medical Discoveries Fund, Jump TV Inc. and Chairman of the board of Ridley College.

Philip Armstrong.  Mr. Armstrong has served as a member of our Board of Directors since September 20, 2006 and has been, since July 2003, the President and Chief Executive Officer and a Director of Jovian Capital Corporation, a TSX Venture Exchange-listed company which invests in the financial services industry, and was a founding principal in 2001. Prior to that time he was President and a Director of Altamira Investment Services Inc. from August 1987 to January 2001, and was also a founding Partner. Mr. Armstrong served as Chairman of The Investment Funds Institute of Canada and Chairman of The Mutual Fund Dealer’s Association. He currently serves on the board of the Canadian Opera Company, Ireland Fund of Canada and Mr. Armstrong holds a BA (Law) with Honours from Manchester Polytechnical.

Robert C. Hain.  Mr. Hain has served as a member of our Board of Directors since August 24, 2006 and has been Chairman of City Financial Investment Company Limited, a London-based investment firm focused on providing mutual funds for individual investors in the United Kingdom, Europe and the Middle East, since January 2006. Prior to that time, from December 2001 until November 2004 he was Chief Executive Officer of INVESCO UK Ltd., a large asset manager in the United Kingdom and prior to that time, from 1998 until 2001, he was Chief Executive Officer of AMVESCAP’s Canadian AIM TRIMARK business. Mr. Hain holds a Bachelor of Arts degree from the University of Toronto and a B Litt degree from Oxford University.

Stephen T. Moore.  Mr. Moore has served as a member of our Board of Directors since August 24, 2006 and Managing Director and the Chief Compliance Officer for Newhaven Asset Management, Inc., an investment counseling firm, since its formation in January 2006. Mr. Moore has held a number of positions in the financial services industry during the past 27 years, including vice president and director of Burns Fry Ltd. from 1979 to 1993, Lancaster Financial Inc. from May 1993 to January 1995, and TD Securities Inc. from January 1995 to February 1996. In addition, he was a founder and Managing Director of Kensington Capital Partners, a company specializing in advisory services and private equity, from February 1996 to May 2004. Mr. Moore is currently a trustee of CI Financial Income Fund, a trustee of the Advantaged Preferred Share Trust, and a trustee of Impax Energy Services Income Trust. Mr. Moore holds a Bachelor’s degree in Economics and a Masters of Business Administration from Queen’s University.

Robert Penteliuk.  Mr. Penteliuk has served as a member of our Board of Directors since July 10, 2006 and has been a principal of Genuity Capital Markets since February 2005 and in that capacity, has advised on a variety of major public financings and mergers and acquisitions. His most recent financing clients include Addenda Capital, Canaccord Capital, Gluskin Sheff and GMP Capital. Mr. Penteliuk has also acted as an advisor for numerous financial services mergers and acquisition transactions including CI Financial conversion to an income trust, Manulife’s acquisition of John Hancock, Assante Corporation’s sale to CI Fund Management, Mackenzie Financial Corporation’s sale to Investors Group, as well as advising AMVESCAP PLC in its acquisition of Trimark Financial Corporation. Prior to joining Genuity Capital Markets in 2004, Mr. Penteliuk worked for CIBC World Markets from November 1997 until December 2004, most recently as a Managing Director in Investment Banking. Mr. Penteliuk’s background includes experience in real estate, hospitality and technology sectors as well as corporate restructuring and workout situations. Mr. Penteliuk graduated with an Honours degree in Business Administration from Wilfrid Laurier University and has obtained his Chartered Financial Analyst designation.

Directors, Management and Key Employees Following the Acquisition

Upon consummation of the acquisition, Tailwind and Allen-Vanguard intend the Board of Directors, executive officers and key employees of Tailwind to be as follows:

Name	Position
David O’Blenis (1)(2)(3)	Chairman of the Board, Director
Peter Kozicz (1)(2)(3)	Director
Cary McWhinnie (1)(2)(3)	Director
Philip O’Dell (2)	Director
Lawrence Cavaiola (2)(3)	Director
Michael Simonetta	Director
David Luxton	Chief Executive Officer and President, Director
Peter Allen	Chief Financial Officer
Elisabeth S. Preston	Chief Legal Officer, Vice President, Corporate Affairs, General Counsel and Corporate Secretary
Robert Adams	Chief Operating Officer

Roger Davies	Vice President, Business Development

(1)	Member of the Audit Committee and Nominating Committee.

(2)	Member of the Human Resources Committee.

(3)	Member of the Governance Committee.

David O’Blenis.   Mr. O’Blenis has been Member and Chairman of the Board of Directors of Allen-Vanguard since April 2007. Chairman of the National Council of the University of New Brunswick’s new Milton F. Gregg, V.C., Centre for the Study of War and Society. President and Chairman of Raytheon Canada Limited from 2001 to 2007. Former Vice President, Business Development and Government Affairs for AlliedSignal Aerospace Canada and Chairman of the AlliedSignal Group of Companies. Retired Canadian Air Force General.

Peter Kozicz.   Mr. Kozicz has been President of Arlea Corporation, a private investment company since May 2001.  Member of the Board of Directors of Allen-Vanguard from November 2003 to February 2004. Director of Nightingale Infomatics  (TSX Venture) from September 2005 to September 2006. Director and Chairman of Medipattern Corporation since 2005. Chairman and director of Associated Proteins Inc since 2004. Director of Dominion Citrus Limited  since 2001 (TSX) and Trustee of Dominion Citrus Income Fund since January 2006. Director of Mythum Interactive Inc. since 2001. Director and member of the Audit Committee of Empire Industries Limited (TSX:V) since July 2006.

Cary McWhinnie.  Mr. McWhinnie has been Member of the Board of Directors of Allen-Vanguard since April 2007. Director of Energenius Inc. and of Associated Proteins Inc. and General Partner of Southside Plaza LP. Former Chairman and Director of Autoskill International Ltd. Director of Mad Catz Interactive Inc., a public company listed on NYSE Alternext US and TSX from 1997 to 2005. Director of ITravel2000 Ltd. from 2000 to 2003.

Philip O’Dell.  President of O’Dell Engineering Ltd., a licensee of decontaminating skin lotion from the Canadian government, since March 1995.

Lawrence Cavaiola.  President of Cavaiola & Associates LLC since April 2006. Chairman and CEO of Thales North America, Inc. from June 2001 to March 2006. Founding President of Northrop Grumman Ship Systems Full Service Center and former Vice President for Strategic Business Development from June 1997 to June 2001.

Michael Simonetta.   From 1997 to 2005 he served as President and Chief Executive Officer of First Asset Management Inc., a diversified asset management firm whose affiliates managed more than $40 billion as of June 30, 2008.  Mr. Simonetta co-founded First Asset Management Inc. in 1997 and, following its acquisition by Affiliated Managers Group Inc. in 2005 for $306 million, remained with the Company until early 2007.  Since early 2007 Simonetta has been managing his own portfolio and was involved in the successful turn-around and sale of a Toronto-based biotech company.  In 2008 he became affiliated with Tailwind.  Between 1990 and 2005 he was also Vice Chairman of Triversity Inc. a company he co-founded in 1990 and a leading provider of transaction and customer management software solutions for the retail industry which was acquired by SAP in 2005.  Mr. Simonetta is a chartered accountant and a  director of the Toronto Board of Trade

David Luxton.   Mr. Luxton has been President and Chief Executive Officer of Allen-Vanguard since December 22, 2005. From January 1, 2005 to December 22, 2005, and from December 2002 to September 2003, President of DEFSEC Corporation, a private consulting firm. President and Chief Executive Officer of the Corporation from September 2003 to January 2005. President and CEO of InBusiness Solutions Inc., a software consultant firm, from December 2000 to January 2002.

Peter Allen.   Mr. Allen was   Executive Vice-President and Chief Financial Officer of Export Development Canada from 1998 to 2008. Vice President and Chief Financial Officer of NAV Canada from 1996-1998. Vice President Finance of Merisel Canada Inc. from 1991 to 1996. Vice President and Chief Financial Officer of Soundair Corporation from 1987 to 1991.

Elisabeth S. Preston.  Ms. Preston has been Chief Legal Officer, Vice President of Corporate Affairs, General Counsel and Corporate Secretary of Allen-Vanguard and its subsidiaries since August 2003. Formerly a corporate finance and technology lawyer with Lang Michener LLP, Barristers & Solicitors and Borden Ladner Gervais LLP, Barristers & Solicitors, Ms. Preston was Vice President, Corporate Affairs, General Counsel and Corporate Secretary of ExelTech Aerospace Inc. (TSXV:XLT) and General Counsel and Corporate Secretary of InBusiness Solutions Inc., a public company listed on the TSE, from June 2000 to June 2002. Ms. Preston also has an additional   seven years previous senior management experience in the Emergency Services technology field as Director of Sales and Marketing of CML Technologies Inc. from 1990 to 1995 and Market Development Manager of Positron Industries Inc. from 1988 to 1990, both companies supplying 9-1-1 systems and related public safety communications equipment.

Robert Adams.   Mr. Adams has been Chief Operating Officer of Allen-Vanguard since January 2008. Managing Director of the Communications Operating Unit of Thales UK from 2005 to 2007. Managing Director of EADS Defence Systems and Electronics UK from 1999-2004. In these roles he led significant new business development, including major military program bids.

Roger Davies.   Mr. Davies was a founder of Hazard Management Solutions Ltd. He is a former British Army counter-terrorism officer and bomb squad team and unit commander, who commanded the Northern Ireland Bomb Squad in the 1990’s and went on to serve in sensitive technical intelligence positions. He was awarded the MBE and the Queen’s Gallantry Medal for operational explosive ordinance disposal activity.

There are no family relationships between or among any of our the executive officers or directors.

Director Independence

Following the completion of the acquisition the following directors will be independent directors: David O’Blenis, Cary McWhinnie, Peter Kozicz, Philip O’Dell and Lawrence Cavaiola. The Board of Directors currently complies with, and intends that it will continue to comply with the independence requirements of NYSE Alternext US (including the transition rules for companies consummating an initial public offering) and be comprised of such number of independent directors as is required by such rules. By “Independent director,” means a person other than an officer or employee of Tailwind or any other individual having a relationship, which, in the opinion of the Board of Directors would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director. Tailwind’s independent directors have regularly scheduled meetings at which only independent directors are present.

Any affiliated transactions will be on terms no less favorable to The Company than could be obtained from independent parties. Any affiliated transactions must be approved by a majority of independent directors and directors who do not have a pecuniary interest in the transaction, in either case who had access, at our expense, to attorneys or independent legal counsel. Whether or not independent, directors are of the Company’s fiduciaries and, as such, must exercise discretion over future transactions consistent with their responsibilities as fiduciaries. Moreover, the Company intends to obtain estimates from unaffiliated third parties for similar goods or services, taking into account, in addition to price, the quality of the goods or services to be provided by such third parties to ascertain whether such transactions with affiliates are on terms that are no less favorable to us than are otherwise available from unaffiliated third parties.

Matters concerning the membership and organization of the Board (including  number, qualifications and remuneration, residency requirements, quorum requirements and appointment of a Chair) are as established by Tailwind’s governing statute and the by-laws and resolutions of Tailwind.

At least annually, the Board, with the assistance of the Governance Committee, determines:  (i) the independence of each director; (ii)  the independence of each Audit Committee member based on the definition of independence; and (iii) the “financial literacy” of each Audit Committee member.

At least a majority of the directors are be independent as determined above.  If at any time less than a majority of directors is independent, the Board considers possible steps and processes to facilitate its exercise of independent judgment in carrying out its responsibilities.

If at any time the Chair of the Board is not independent, the Board appoints an independent director as Lead Director and also considers other possible steps and processes to ensure that leadership is provided for the Board’s independent directors.

Committees of the Board of Directors

Upon consummation of the acquisition, the Board of Directors will have an Audit Committee, Human Resources Committee, which also performs nominating committee functions, and Governance Committee.

Audit Committee

Our Audit Committee will consist of David O’Blenis, Cary McWhinnie and Peter Kozicz, each of whom is an independent director. The Audit Committee’s duties, which are specified in our Audit Committee Charter, include, but are not limited to:

•	serving as an independent and objective party to monitor the Company’s financial reporting process, audits of our financial statements and internal control system;

•	reviewing and appraising the audit efforts of the independent registered public accounting firm and internal finance department; and

•	providing an open avenue of communications among the Company’s independent registered public accounting firm, financial and senior management, internal finance department, and the Board of Directors.

Independence of and Financial Experts on Audit Committee

The Audit Committee will continue to have three independent directors upon consummation of the acquisition and the company intends that it will continue to comply with the independence requirements of the Rule 10A-3 of the Securities and Exchange Act of 1934, as amended, and the rules of the NYSE Alternext US and will be comprised of members who are “financially literate,” meaning they are able to read and understand fundamental financial statements, including a company’s balance sheet, income statement and cash flow statement.

•
David O’Blenis.   Mr. O’Blenis has the ability to read and understand a set of financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of the issues that can reasonably be expected to be raised by Allen-Vanguard’s financial statements. Since April 25, 2007, Mr. O’Blenis has proven his ability to do so directly to Allen-Vanguard through his rigorous participation on its Audit Committee. In addition, Mr. O’Blenis has both the education and the experience to demonstrate his financial literacy. Mr. O’Blenis holds a Master’s degree from West Virginia University and a Bachelor’s degree from the University of New Brunswick. He is Chairman of the National Council of the University of New Brunswick’s new Milton F Gregg, V.C., Centre for the Study of War and Society and was formerly President and Chairman of Raytheon Canada Limited listed on the New York Stock Exchange.  Mr. O’Blenis has been a member of numerous boards over the years.

•
Cary McWhinnie.   Mr. McWhinnie has the ability to read and understand a set of financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of the issues that can reasonably be expected to be raised by Allen-Vanguard’s financial statements. Mr. McWhinnie has both the education and the experience to demonstrate his financial literacy. Mr. McWhinnie holds a Bachelor’s degree from Carleton University, a Master’s degree from the University of Toronto and a Master’s degree from the University of Western Ontario. Mr. McWhinnie is a Director of Energenius Inc. and of Associated Proteins Inc. and General Partner of Southside Plaza LP. Mr. McWhinnie is also a former Chairman and Director of Autoskill International Ltd. He was a director of Mad Catz Interactive Inc., a public company listed on the TSX from 1997 to 2005 and of ITravel 2000 Ltd. from 2000 to 2003.

•
Peter Kozicz.   Mr. Kozicz has the ability to read and understand a set of financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of the issues that can reasonably be expected to be raised by Allen-Vanguard’s financial statements. Mr. Kozicz has proven his ability to do so directly to Allen-Vanguard through his rigorous participation on its Audit Committee between November 2003 and May 2005 and since April 27, 2006. In addition, Mr. Kozicz has both the education and the experience to demonstrate his financial literacy. Mr. Kozicz holds Bachelor of Applied Science in Civil Engineering from Queen’s University (1986) and a Masters of Business Administration from Queen’s University (1988). Mr. Kozicz has been a member and the chairman of audit committees over the years, and is currently also a member of the audit committee of Empire Industries Limited, a public company listed on the TSX Venture Exchange, and Associated Proteins Inc.

Although the Board of Directors has not made a definitive determination as to the financial sophistication of its members, the Board of Directors believes that Mr. Peter Kozicz will satisfy the definition of financial sophistication and will qualify as an “audit committee financial expert,” as defined under the SEC’s rules and regulations.

Report of the Audit Committee (1)

In the performance of the oversight of Tailwind’s financial reporting process, Tailwind’s Audit Committee reviewed and discussed the financial statements with management and the Tailwind’s independent auditor, BDO Seidman, LLP (“BDO”), for the year ended June 30, 2008.

The Audit Committee discussed with the independent auditor the matters required to be discussed by Statement of Auditing Standards No. 61, Communication with Audit Committee, as adopted by the Public Company Accounting Oversight Board (“PCAOB”) in Rule 3200T. The Audit Committee received from BDO a letter and written disclosure, as required by PCAOB Rule 3526, and discussed with BDO its independence.

Based on the reviews and discussions noted above, the Audit Committee recommended to the full Board that the financial statements be included in Tailwind’s Annual Report on Form 10-K for the year ended June 30, 2008 for filing with the SEC.

The Audit Committee

Robert C. Hain
Stephen T. Moore
Robert Penteliuk

(1)           The material in the Report of the Audit Committee is not soliciting material, is not deemed filed with the SEC and is not incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date of this proxy statement and irrespective of any general incorporation language in such filing.

Human Resources Committee

Currently, Tailwind does not have a compensation committee member Allen-Vanguard dues. Upon the completion of the acquisition, the Allen-Vanguard Human Resources Committee will outime as the Tailwind committees and it will consist of David O’Blenis, Cary McWhinnie, Peter Kozicz, Philip O’Dell and Lawrence Cavaiola, all of whom are independent directors.  The Board of Directors will adopt the current Allen-Vanguard charter for the use by Human Resources Committee.

The Human Resources Committee will be responsible for reviewing and recommending to the Board of Directors appropriate levels of compensation for directors and management. The Human Resources Committee will be composed of independent directors.  The Human Resources Committee will review, at least annually, the performance of the Chief Executive Officer and senior officers of the Company reporting to the Chief Executive Officer and will review and recommend to the Board for approval the level and form of compensation of the Chief Executive Officer and senior officers and directors of the Company. The Human Resources Committee will also review the adequacy and form of the compensation of directors to ensure that their compensation realistically reflects the responsibilities and risks involved in being an effective director. In determining directors’ remuneration, the Human Resources Committee will consider, among other factors, time commitment, compensation provided by comparable public entities, risk and responsibilities.

Nominating Functions of the Human Resource Committee

Nominating Committee duties will be performed by the Human Resources Committee which consists of David O’Blenis, Cary McWhinnie and Peter Kozicz, Philip O’Dell and Lawrence Cavaiola and will be responsible for selecting, researching and nominating directors for election by stockholders and selecting nominees to fill vacancies on the Board or a committee of the Board of Directors.

The guidelines for selecting nominees, which are specified in the Human Resource Committee Charter, generally provide that persons to be nominated should be actively engaged in business endeavors, have an understanding of financial statements, corporate budgeting and capital structure, be familiar with the requirements of a publicly traded company, be familiar with industries relevant to the company’s business endeavors, be willing to devote significant time to the oversight duties of the Board of Directors of a public company, and be able to promote a diversity of views based on the person’s education, experience and professional employment.  The Committee evaluates each individual in the context of the Board as a whole, with the objective of recommending a group of that can best implement the business plan, perpetuate business and represent stockholder interests. The Committee may require certain skills or attributes, such as financial or accounting experience, to meet specific board needs that arise from time to time. The Committee does not distinguish among nominees recommended by stockholders and other persons.  Any stockholder wishing to recommend an individual to be considered by our Board of Directors as a nominee for election as a director should send a signed letter of recommendation to the following address: Corporate Secretary, 2400 St. Laurent Boulevard, Ottawa, ON K1G 6C4, Canada. The evaluation process shall include (i) a review of the information provided to the Nominating Committee by the proponent, (ii) a review of reference letters from at least two sources determined to be reputable by the Nominating Committee and (iii) a personal interview of the candidate, together with a review of such other information as the Nominating Committee shall determine to be relevant.

Governance Committee

Upon the completion of the acquisition, the Allen-Vanguard Governance Committee will adopt the current charter of the Allen-Vanguard Governance Committee.  The Governance Committee will consist of David O’Blenis, Cary McWhinnie, Peter Kozicz and Lawrence Cavaiola, all of whom will be independent directors. The Committee will be responsible for: ( i ) developing the corporation’s approach to Board governance issues and the corporation’s response to the corporate governance guidelines within applicable exchange guidelines; ( ii ) reviewing and monitoring Board Corporate Governance procedures; and ( iii ) helping to maintain an effective working relationship between the Board of Directors of the Corporation and management.

Board Meetings

During the year ended June 30, 2008, our Board of Directors held [___] meetings. No director attended fewer than 75% of the meetings of the board and Committee meeting of the board on which he served. Although we do not currently have any formal policy regarding director attendance at our annual meetings Allen-Vanguard does and, we will attempt to schedule all meetings so that all of our directors can attend. During the year ended June 30, 2008, all of our directors attended [100%] of the meetings of the Board of Directors.

Process for Sending Communications to the Board of Directors

Tailwind has not adopted a formal process for stockholder communication with the Board of Directors. Nevertheless, every effort has been made to ensure that the views of stockholders are heard by the Board or individual directors, as applicable, and that appropriate responses are provided to stockholders in a timely manner. Stockholders who wish to send communications on any topic to the Board should address such communications to the Board of Directors as follows: Tailwind Financial Inc., Brookfield Place, 181 Bay Street, Suite 2040, Toronto, Ontario, Canada M5J 2T3, Attention: Andrew A. McKay.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires officers, directors and persons who own more than 10% of a registered class of our equity securities to file reports of ownership and changes in ownership with the SEC. Officers, directors and 10% stockholders are required by regulation to furnish the company with copies of all Section 16(a) forms they file. Based solely on copies of such forms received, we believe that, during the fiscal year ended June 30, 2008, all Section 16(a) filing requirements applicable to our officers, directors and greater than 10% beneficial owners were met in a timely manner.

Independent Auditor

BDO Seidman, LLP, audited Tailwind’s financial statements for the years ended June 30, 2008, June 30, 2007 and June 30, 2006.

Audit and Non-Audit Fees

The following table sets forth the fees billed or anticipated for the periods indicated for professional services rendered by BDO Seidman, LLP, our independent registered public accounting firm.

	Fiscal Year Ended June 30,
	2008		2007
Audit Fees	$71,020	(1)	$99,783	(2)
Audit-Related Fees	33,220	(3)	-
Tax Fees	-	(4)	-
Other Fees	-		-
Total	$104,240		$99,783

(1)
Audit fees for the fiscal year ended June 30, 2008 relate to the audit of our financial statements and internal control for the fiscal year ended June 30, 2008, estimated at $38,000, and the quarterly reviews of financial statements included in our quarterly reports on Form 10-Q for the quarterly periods ended September, 2007, December 31, 2007 and March 31, 2008 aggregating $33,020.

(2)
Audit fees (including expenses) for the fiscal year ended June 30, 2007 related to professional services rendered in connection with our initial public offering (financial statements included in our Registration Statement on Form S-1 and our Current Report on Form 8-K filed with the SEC on April 18, 2007), aggregating $72,179, for the audit of our financial statements for the period from June 30, 2006 (date of inception) to June 30, 2007, $19,880, and for the quarterly review of financial statements included in our quarterly report on Form 10-Q for the quarterly period ended March 31, 2007, $7,724.

(3)	Audit-related fees of $33,220 consist of consultations and professional services related to reviewing documents and proxy statements associated with a proposed business combination.

(4)	Tax fees relate to professional services rendered for tax compliance, tax advice and tax planning.

Pre-Approval of Services

The Audit Committee is responsible for appointing, setting compensation, and overseeing the work of the independent auditor. In recognition of this responsibility, the Audit Committee has established a policy to pre-approve all audit and permissible non-audit services provided by the independent auditor.

Code of Ethics

Our Board of Directors has adopted a code of ethics, which establishes standards of ethical conduct applicable to all our directors, officers and employees. This code of ethics addresses conflicts of interest, compliance with disclosure controls and procedures and internal control over financial reporting, corporate opportunities and confidentiality requirements. The audit committee is responsible for applying and interpreting our code of ethics in situations where questions are presented to it.

Our code of ethics may be viewed on our website at www.tailwindfc.com. We intend to post amendments to our code of ethics on this website.

We undertake to provide without charge to any person, upon written or verbal request of such person, a copy of the our code of ethics. Requests for a copy should be directed in writing to Tailwind Inc., Brookfield Place, 181 Bay Street, Suite 2040, Toronto, Ontario, Canada M5J 2T3, Attention: Andrew A. McKay, or by telephone at (416) 601-2422.

Director Compensation

No executive officer has received any cash compensation for services rendered to Tailwind. Commencing on April 11, 2007, the effective date of our registration statement, until the consummation of a business combination, pursuant to a letter agreement, Tailwind is obligated to, and has paid Parkwood Holdings Ltd., or an affiliate of Parkwood, a fee of $7,500 per month for providing Tailwind  with administrative services. Other than the fees payable to Parkwood Holdings Ltd. pursuant to such letter agreement, no compensation of any kind, including finder’s fees, consulting fees or other similar compensation, has been or will be paid by us to  any other entity or to any of Tailwind’s existing officers, directors, existing stockholders or any of their respective affiliates, prior to or in connection with a business combination. However, such individuals and entities will be reimbursed for any out-of-pocket expenses incurred in connection with activities on Tailwind’s behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. There is no limit on the amount of these out-of-pocket expenses and there will be no review of the reasonableness of the expenses by anyone other than Tailwind’s Board of Directors , which includes persons who may seek reimbursement, or a court of competent jurisdiction if such reimbursement is challenged. Because of the foregoing, Tailwind will generally not have the benefit of independent directors examining the propriety of expenses incurred on our behalf and subject to reimbursement.

Employment Agreements

Tailwind Post Acquisition Employment Agreements

No compensation of any kind, including finders and consulting fees, has been or will be paid to any Tailwind stockholder who acquired common stock prior to its initial public offering, or any of their respective affiliates, for services rendered prior to or in connection with a business combination. However, those Tailwind stockholders have been and will continue to be reimbursed for any out-of-pocket expenses incurred in connection with activities on Tailwind’s behalf, such as identifying potential target businesses and performing due diligence on suitable business combinations. There is no limit on the amount of these out-of-pocket expenses, and there will be no review of the reasonableness of the expenses by anyone other than Tailwind’s directors, or a court of competent jurisdiction if such reimbursement is challenged.

Since Tailwind does not currently have an operating business, its officers do not receive any compensation for their services to Tailwind; and, since it has no other employees, Tailwind does not have any compensation policies, procedures, objectives or programs in place. Allen-Vanguard has comprehensive compensation plans, procedures, objectives and programs in place and Tailwind intends to adopt these where applicable and prudent.

Allen-Vanguard Post Acquisition Employment Agreements

Employment Agreements are already in place with all Allen-Vanguard management as follows:

On October 1, 2006, Allen-Vanguard entered into an employment agreement with its President and Chief Executive Officer, David Luxton.  Pursuant to the employment agreement, Mr. Luxton is paid an annual base salary of C$400,000 (US$328,000) .  In addition, Mr. Luxton was entitled to a bonus (the “Past Performance Bonus”) of C$289,225 (US$237,454) for his past performance from January 1, 2006 to August 31, 2006, provided that he remained with Allen-Vanguard until June 1, 2007.  Mr. Luxton was also eligible for two future performance bonuses: (a) if a major transaction was closed prior to June 1, 2007, a major transaction bonus  (the “Major Transaction Bonus”) and (b) a bonus (the “Equity Value Bonus”) equal to 2.5% of the increase in equity value of Allen-Vanguard over a base value of C$50 million (US$41) where such equity value is measured on June 1, 2007 and is calculated by multiplying 37,700,000 by the average share price at such date (based on the share price for the 40 preceding trading days), less any amount paid on account of the Past Performance Bonus and Major Transaction Bonus.  The Past Performance Bonus was payable in cash unless otherwise agreed by Mr. Luxton.  The Equity Value Bonus was payable in cash or shares or a combination of the two, at the discretion of the Board, provided that no less than half of the payment is made in cash.  The Board determined on June 11, 2007 that Mr. Luxton had earned an Equity Value Bonus of approximately C$3.1 million (US$2.5) which was paid in cash by Allen-Vanguard less an amount of C$300,000 (US$246,000) which Mr. Luxton deferred to be paid to certain staff members.  No Major Transaction Bonus was payable. On November 1, 2007, Allen-Vanguard entered into an amending agreement effective June 1, 2007 with Mr. Luxton which amended Mr. Luxton’s salary to C$400,000 (US$328,000) per year and provided that he would  be eligible to receive a short term incentive bonus (“STIP”) in cash, a long term incentive bonus (“LTIP”) in options and a Med-Eng transaction bonus (“Med-Eng Bonus”) in half cash and half RSUs (as defined under “Securities Authorized for Issuance Under Equity Compensation Plans”).  The STIP is payable in cash and is as a minimum of 50% of base salary and a maximum of 150% of base salary and paid upon the achievement of certain goals to be determined by the newly constituted Human Resources Committee on an annual basis.  The LTIP is payable in options and is comprised of a one time grant of 444,000 stock options with an exercise price of C$9.73 (US$7.99) and which vest in equal thirds over three years provided that the stock price has increased over the base price of C$9.73 by 15% in the first year, 30% in the second year and 50% in the third year.  Immediate vesting of all unvested options occurs upon a change of control provided that there is also a termination or change in the employment status of Mr. Luxton.  For the Med-Eng Bonus, Mr. Luxton received C$1,500,000 (US$1,232,000) in cash and  160,000 RSUs which vest in equal tranches over three years provided that there is a minimum closing stock price for 20 preceding trading days before each vesting date of C$10.00 (US$8.21) failing which, and provided that the stock price is at least C$7.50 (US$6.16) , there shall be a prorated proportion of RSU vested.  (If the 20 day average is less than C$7.50 (US$6.16) on all vesting dates then all RSUs are forfeited).  If Mr. Luxton is terminated without cause then all vesting dates are accelerated but not the distribution date which shall remain unchanged.  Upon disability or death of Mr. Luxton, both vesting and distribution dates are accelerated.  Mr. Luxton is entitled to 18 months severance upon termination.

On May 9, 2008, Allen-Vanguard entered into an employment agreement with its Chief Financial Officer, Peter Allen.  Pursuant to the employment agreement, Mr. Allen is paid an annual base salary of C$275,000 (US$226,000) ..  In addition, Mr. Allen is entitled to a performance based target bonus (the “Bonus”) calculated as 60% of his base salary.  The Bonus is payable in cash and will have a minimum of 25% of base salary and a maximum calculation of 75% of base salary upon the achievement of certain goals to be determined on an annual basis.  Mr. Allen was also granted 75,000 stock options pursuant to Allen-Vanguard’s stock option plan.  An additional grant of approximately the same size will be considered and decided by Allen-Vanguard’s Board of Directors on the anniversary of Peter Allen’s hiring date.

On December 1, 2007, Allen-Vanguard entered into an amended employment agreement with its Chief Legal Officer, Elisabeth Preston. Pursuant to her employment agreement Ms. Preston is paid an annual base salary of C$ 230,000 (US$178,434) and is eligible to receive a STIP in cash, a LTIP in options and a Med-Eng Bonus in half cash and half RSUs.  The STIP is payable in cash and is as a minimum of 25% of base salary and a maximum of 75% of base salary and paid upon the achievement of certain goals to be determined by the newly constituted Human Resources Committee on an annual basis.  The LTIP is payable in options and is an annual grant of 200% of her base salary in stock options which vest in equal thirds over three years provided that the stock price has increased over the base price of C$9.73 (US$7.99) by 15% in the first year, 30% in the second year and 50% in the third year.  The first grant was of 42,000 options at an exercise price of C$9.73 (US$7.99) where the quantity was based upon the following calculation (1.8 x base salary)/then current stock price.  Immediate vesting of all unvested options occurs upon a change of control provided that there is also a termination or change in the employment status of Ms. Preston.  For the Med-Eng Bonus, Ms. Preston received $200,000 in cash and  22,000 RSUs which vest in equal tranches over three years provided that there is a minimum closing stock price for 20 preceding trading days before each vesting date of C$10.00 (US$8.21) failing which, and provided that the stock price is at least C$7.50 (US$6.16) , there shall be a prorated proportion of RSU vested (If the 20 day average is less than C$7.50 (US$6.16) on all vesting dates then all RSUs are forfeited).  If Ms Preston is terminated without cause then all vesting dates are accelerated but not the distribution date which shall remain unchanged.  Upon disability or death of Ms. Preston, both vesting and distribution dates are accelerated.  Ms. Preston is entitled to 24 months severance upon termination.  On December 1, 2008, Ms. Preston entered into an amended employment agreement with a base salary of C$230,000 (US$189,000) , an STIP of 60% and an LTIP as offered to other officers at her level to be determined from time to time.

On January 16, 2008, Allen-Vanguard entered into an employment agreement with its Chief Operating Officer, Robert Adams. Pursuant to his employment agreement, Mr. Adams is paid an annual base salary of £ 150,000 (approximately  C$300,502 (US$246,712)).   In addition, Mr. Adams is entitled to a performance based bonus of up to £ 75,000 (approximately C$150,275 (US$123,376) ), said bonus to be considered and approved by the Board of Directors. Notwithstanding the foregoing, 50% of the total annual bonus shall be payable on April 30, 3008. Mr. Adams also received a one time grant of 450,000 options at an exercise price of C$4.40 (US$3.61) and is entitled to 6 months severance upon termination.

On August 11, 2000, Allen-Vanguard entered into an employment agreement with its Vice President, Business Development Roger Davies. Pursuant to his employment agreement, Mr. Davies is paid an annual base salary of £ 90,000 (approximately C$180,000 (US$148,000) ).  In March 2008, Mr. Davies agreed to assume the role of Corporate Vice President, Business Development.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Tailwind

On July 12, 2006, we issued the following shares of our common stock to the following entity for an aggregate of $31,250 in cash.

TFC Holdings Ltd.	3,125,000

Total:	3,125,000

As a result of our 1 for 1.15 stock split in the form of a stock dividend on March 14, 2007, these shares converted into 3,593,750 shares. 468,750 of such shares were converted by us as the underwriters’ over-allotment option was not exercised.

TFC Holdings Ltd. is owned 97% by Parkwood Holdings Ltd. and 1% each by Messrs. Hain, Moore and Penteliuk. Members of TFC Holdings Ltd. have the right to vote the shares of our common stock that TFC Holdings Ltd. holds pro rata in accordance with each member’s interest in TFC Holdings Ltd. Any shares of common stock acquired by TFC Holdings Ltd. cannot be sold or transferred until one year following our initial business combination. Upon the expiration of one year following our initial business combination, TFC Holdings Ltd. will distribute to its members all shares of our common stock that it holds. On August 24, 2006, JovFunds Management Inc. became a stockholder of Parkwood Holdings Ltd. and on September 12, 2008 Michael Simonetta became a stockholder of Parkwood Holdings Ltd.  Parkwood Holdings Ltd. has a special series of voting shares which determines the voting rights of the stockholders of Parkwood Holdings Ltd. and is controlled in accordance with the following; JovFunds Management Inc. controls 44.0%, Mr. McMillan controls 33.0%, Mr. McKay controls 11.0% and Mr. Simonetta controls 12.0%. Until November 2006, Mr. McKay, our Chief Executive Officer, was a Managing Director of JovFunds and Mr. McMillan was Chairman of JovFunds until January, 2008.  We also sold to Parkwood Holdings Ltd., 4,700,000 warrants for $4,700,000 in cash, at a purchase price of $1.00 per warrant. Parkwood Holdings Ltd. is owned by Gordon A. McMillan, Andrew A. McKay and JovFunds Management Inc. 1,762,500 of such warrants were subsequently transferred to 1600624 Ontario Inc., a corporation controlled by Mr. McMillan, and subsequently transferred to McMillan Family Foundation, a charitable foundation controlled by Mr. McMillan and his spouse. 587,500 of such warrants were subsequently transferred to 2099388 Ontario Inc., a corporation controlled by Mr. McKay.  2,350,000 of such warrants were subsequently transferred to JovFunds Management Inc.  Parkwood Holdings Ltd. subsequently sold to Mr. Simonetta the right to acquire 470,000 warrants which have been allocated to Messrs. McKay and McMillan and JovFunds Management Inc.  in accordance with their proportional ownership of the warrants purchased by Parkwood Holdings Ltd. in the private placement prior to the offering.  Messrs. McKay and McMillan disclaim beneficial ownership with respect to the shares and the warrants beneficially owned by the relevant entities listed in this footnote except to the extent of their respective pecuniary interests therein.

The holders of the majority of these shares and warrants are entitled to make up to two demands that we register these shares, warrants and the shares of common stock underlying such warrants. The holders of the majority of these shares may elect to exercise these registration rights at any time commencing three months prior to the date on which these shares of common stock are released from escrow. In addition, these stockholders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the date on which these shares of common stock are released from escrow. The holders of the majority of these warrants can elect to exercise these registration rights at any time commencing three months prior to the date upon which they will first become eligible for resale. In addition, these warrant holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the date they become eligible for resale. We will bear the expenses incurred in connection with the filing of any of these registration statements.

The payment to Parkwood Holdings Ltd., a company that is wholly owned by Messrs. McMillan and McKay and JovFunds, or to an affiliate of Parkwood Holdings, Ltd., of a monthly fee of $7,500 is for certain administrative services, including approximately 1,500 square feet of office space located at Brookfield Place, 181 Bay Street, Suite 2040, Toronto, Ontario, Canada, utilities and secretarial support. Mr. McKay is the President of Parkwood Holdings Ltd. and Messrs. McMillan and McKay and JovFunds each will benefit from the transaction with Parkwood Holdings Ltd., or an affiliate of Parkwood Holdings, Ltd. However, this arrangement is solely for our benefit and is not intended to provide Messrs. McMillan or McKay or JovFunds compensation in lieu of a salary.

To fund pre-offering expenses associated with our initial public offering, Parkwood Holdings, Ltd. loaned $368,750 to us in exchange for a promissory note, without interest, which was repaid from the proceeds of our initial public offering.

We reimburse our officers and directors, subject to board approval, for any reasonable out-of-pocket business expenses incurred by them in connection with certain activities on our behalf such as identifying and investigating possible target acquisitions and business combinations. There is no limit on the amount of out-of-pocket expenses reimbursable by us, which will be reviewed only by our board or a court of competent jurisdiction if such reimbursement is challenged.

Other than the $7,500 per month administrative fee payable to Parkwood Holdings Ltd., or to an affiliate of Parkwood Holdings, Ltd., and reimbursable out-of-pocket expenses payable to our officers and directors, no compensation or fees of any kind, including finder’s and consulting fees, will be paid by us to any of our initial stockholders, officers or directors who owned our common stock prior to the offering, or to any of their respective affiliates or family members for services rendered to us prior to or with respect to the initial transaction.

All ongoing and future transactions between us and any of our officers and directors or their respective affiliates, including loans by our officers and directors, will be on terms believed by us to be no less favorable than are available from unaffiliated third parties. Such transactions or loans, including any forgiveness of loans, will require prior approval by a majority of our uninterested “independent” directors (to the extent we have any) or the members of our board who do not have an interest in the transaction, in either case who had access, at our expense, to our attorneys or independent legal counsel. We will not enter into any such transaction unless our disinterested “independent” directors (or, if there are no “independent” directors, our disinterested directors) determine that the terms of such transaction are no less favorable to us than those that would be available to us with respect to such a transaction from unaffiliated third parties.

Pursuant to our Audit Committee charter, following consummation of the offering, any related party transaction, as defined in SEC Rule S-K 404(a) must be reviewed and approved by our Audit Committee. The transactions described in this section were not pre-approved by our Audit Committee as they were entered into prior to consummation of our initial public offering.

Allen-Vanguard

Allen-Vanguard has not entered into any transaction with a related party since 2007. Allen-Vanguard has one director who holds a majority interest in a supplier of skin decontamination lotion from whom, until 2007, Allen-Vanguard purchased products on a yearly basis, in quantities per year worth less than C$100,000 (US$82,100).

BENEFICIAL OWNERSHIP OF SECURITIES

The following table sets forth certain information regarding beneficial ownership of our common stock as of March [27] , 2009 (record date), by each person who is known by us to own beneficially more than 5% of our outstanding shares of common stock.

Name and Address of Beneficial Owner (1)	Number of Shares Beneficially Owned	Approximate Percentage Of Outstanding Common Stock(2)

Malibu Partners LLC (3)	2,550,366	16.32%
Citigroup Inc. (4)	1,250,000	8.00%
QVT Financial LP (5)	1,108,500	7.09%
David M. Knott and Dorset Management Corporation (6)	1,025,000	6.56%
Fir Tree, Inc. (7)	1,015,900	6.50%
Aldebaran Investments LLC (8)	859,399	5.50%

Total	7,809,165	49.97%
_______________________

(1)	Except as set forth in the footnotes to this table, the persons named in the table above have sole voting and dispositive power with respect to all shares shown as beneficially owned by them.

(2)
Amount and applicable percentage of ownership is based on 15,625,000 shares of our common stock outstanding (including shares embedded in units outstanding) on December 31 , 2008, resulting in a different percentage than reported by the beneficial owners on their respective filings.

(3)
Malibu Partners LLC (“Malibu”) and Kenneth J. Abdalla (“Abdalla”) are the beneficial owners of 2,550,366 shares of our common stock. Malibu and Abdalla have voting and dispositive power with respect to all 2,550,366 shares. The business address of each of Malibu and Abdalla is 15332 Antioch Street #528, Pacific Palisades, CA 90272. The foregoing information was derived from a Schedule 13D filed with the SEC on October 8, 2008 .

(4)
Citigroup Inc. (“Citigroup”) is the sole beneficial owner of 1,250,000 shares of our common stock.  The address of the principal office of Citigroup is 399 Park Avenue, New York, NY 10043. The foregoing information was derived from a Schedule 13F filed with the SEC on  January 28, 2009 regarding holdings as of December 31 , 2008.

(5)
QVT Financial LP is deemed to be the beneficial owner of 1,108,500 shares of our common stock.  The business address of each of QVT Financial, QVT Financial GP LLC and QVT Associates GP LLC is 1177 Avenue of the Americas, 9th Floor, New York, New York 10036.  The foregoing information was derived from a Schedule 13F filed with the SEC on February 6, 2009 regarding holdings as of December 31, 2008.

(6)
David M. Knott and Dorset Management Corporation are deemed to be the beneficial owner of 1,075,000 shares of our common stock including those shares embedded in 125,000 units which are owned by David M. Knott and Dorset Management Corporation. The business address, or residence, of each of Mr. Knott and Dorsett Management Corporation is 485 Underhill Boulevard, Suite 205, Syosset, New York 11791. The foregoing information was derived from a Schedule 13F filed with the SEC on  February 13, 2009 regarding holdings as of December 31, 2008.

(7)
Fir Tree Inc. (“Fir Tree”) is deemed to be the sole beneficial owner of 1,015,900 shares of our common stock.  The business address of Fir Tree is 505 Fifth Avenue, 23rd Floor, New York, New York 10017.  The foregoing information was derived from a Schedule 13F filed with the SEC on February 9, 2009 regarding holdings as of December 31, 2008.

(8)
Aldebaran Investments LLC (“Aldebaran”) is deemed to be the sole beneficial owner of 859,399 shares of our common stock.  The business address of Aldebaran is 500 Park Avenue, 5th Floor, New York, New York 10022.  The foregoing information was derived from a Schedule 13F filed with the SEC on  February 17, 2009 regarding holdings as of December 31, 2008.

The following table sets forth certain information regarding beneficial ownership of our common stock and warrants as of January 22, 2009, by (i) each of our executive officers, (ii) each of our directors, (iii) all directors and executive officers as a group, (iv) other insiders with an ownership position in Parkwood Holdings Ltd., and (v) the combined total. Our warrants become exercisable after completion of our initial business combination, however, the warrants held by insiders or the shares for which warrants held by insiders are exercised are subject to a 90 day lock up period. These warrants expire on April 11, 2011, or earlier upon redemption.

Names and Addresses of Beneficial Owners (1)	Amount of Beneficial Ownership of Common Stock (2)	Percent of Common Stock	Amount of Beneficial Ownership of Warrants	Percent of Warrants

Executive Officers

Andrew A. McKay	336,875	2.16%	528,750	3.07%

John Anderson	0	0%	0	0%

Directors

Gordon A. McMillan (3)	1,010,625	6.47%	1,586,250	9.22%

Robert Penteliuk	31,250	0.20%	0	0%

Robert C. Hain	31,250	0.20%	0	0%

Stephen T. Moore	31,250	0.20%	0	0%

Philip Armstrong	0	0%	0	0%

All executive officers and directors as a group	1,441,250	9.22%	2,115,000	12.30%

Other Insiders

Michael Simonetta	367,500	2.35%	470,000	2.73%

Total	1,808,750	11.58%	2,585,000	15.03%
_______________________

(1)	The business address of each of our officers and directors is Brookfield Place, 181 Bay Street, Suite 2040, Toronto, Ontario, Canada, M5J 2T3.

(2)
TFC Holdings Ltd. holds 3,125,000 shares of common stock. TFC Holdings Ltd. is owned 97% by Parkwood Holdings Ltd. and 1% each by Messrs. Hain, Moore and Penteliuk. Members of TFC Holdings Ltd. have the right to vote the shares of our common stock that TFC Holdings Ltd. holds pro rata in accordance with each member’s interest in TFC Holdings Ltd. Any shares of common stock acquired by TFC Holdings Ltd. cannot be sold or transferred until one year following our initial business combination. Upon the expiration of one year following our initial business combination, TFC Holdings Ltd. will distribute to its members all shares of our common stock that it holds. On August 24, 2006, JovFunds Management Inc. became a stockholder of Parkwood Holdings Ltd. and on September 12, 2008 Michael Simonetta became a stockholder of Parkwood Holdings Ltd.  Parkwood Holdings Ltd. has a special series of voting shares which determines the voting rights of the stockholders of Parkwood Holdings Ltd. and is controlled in accordance with the following; JovFunds Management Inc. controls 44.0%, Mr. McMillan controls 33.0%, Mr. McKay controls 11.0% and Mr. Simonetta controls 12.0%.

Parkwood Holdings Ltd. also purchased 4,700,000 warrants sold in a private placement prior to the offering. 1,762,500 of such warrants were subsequently transferred to 1600624 Ontario Inc., a corporation controlled by Mr. McMillan, and subsequently transferred to McMillan Family Foundation, a charitable foundation controlled by Mr. McMillan and his spouse. 587,500 of such warrants were subsequently transferred to 2099388 Ontario Inc., a corporation controlled by Mr. McKay. 2,350,000 of such warrants were subsequently transferred to JovFunds Management Inc.  Parkwood Holdings Ltd. subsequently sold to Mr. Simonetta the right to acquire 470,000 warrants which have been allocated to Messrs. McKay and McMillan and JovFunds Management Inc. in accordance with their proportional ownership of the warrants purchased by Parkwood Holdings Ltd. in the private placement prior to the offering.  Messrs. McKay and McMillan disclaim beneficial ownership with respect to the shares and the warrants beneficially owned by the relevant entities listed in this footnote except to the extent of their respective pecuniary interests therein.

Until November 2006, Mr. McKay, the Chief Executive Officer, was a Managing Director of JovFunds. Until January 2008, Mr. McMillan was Chairman of JovFunds.

(3)	Mr. McMillan is also an executive officer of our company.

Security Ownership of the Combined Company after the Acquisition

With respect to the beneficial ownership of the combined company’s common stock immediately after the consummation of the acquisition by each person, no officer or director, individually or in a group, is known by Tailwind to beneficially own more than 5% of Tailwind’s common stock.

Shares of common stock which an individual or group has a right to acquire within 60 days pursuant to the exercise or conversion of options, warrants or other similar convertible or derivative securities are deemed to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

Transfer Agent and Registrar

The transfer agent for Tailwind’s securities and warrant agent for Tailwind’s warrants is American Stock Transfer & Trust Company, 59 Maiden Lane, Plaza Level, New York, NY 10038.

STOCKHOLDER PROPOSALS

If the acquisition is consummated, the Tailwind 2009 annual meeting of stockholders will be held on or about ________________, 2009 unless the date is changed by the Board of Directors. If you are a stockholder and you want to include a proposal in the proxy statement for that annual meeting, you need to provide it to Tailwind by no later than ______________, 2009. You should direct any proposals to Tailwind’s secretary at Tailwind’s principal office.

DELIVERY OF DOCUMENTS TO STOCKHOLDERS

Pursuant to the rules of the Securities and Exchange Commission, Tailwind and services that it employs to deliver communications to its stockholders are permitted to deliver to two or more stockholders sharing the same address a single copy of each of Tailwind’s annual report to stockholders and proxy statement. Upon written or oral request, Tailwind will deliver a separate copy of the annual report to stockholders and/or proxy statement to any stockholder at a shared address who wishes to receive separate copies of such documents in the future. Stockholders receiving multiple copies of such documents may likewise request that Tailwind deliver single copies of such documents in the future. Stockholders may notify Tailwind of their requests by calling or writing Tailwind at Tailwind’s principal executive offices at Brookfield Place, 181 Bay Street, Suite 2040, Toronto, Ontario, Canada M5J 2T3 .

INDEPENDENT ACCOUNTANTS

Representatives of Tailwind's independent registered public accounting firm, BDO Seidman, LLP, will be present at the annual meeting of the stockholders. The representatives will have the opportunity to make a statement if they so desire and are expected to be available to respond to appropriate questions.

WHERE YOU CAN FIND MORE INFORMATION

Tailwind files reports, proxy statements and other information with the SEC as required by the Securities Exchange Act of 1934, as amended.

You may read and copy reports, proxy statements and other information filed by Tailwind with the SEC at its public reference room located at 100 F Street, N.E., Washington, D.C. 20549-1004.

You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. You may also obtain copies of the materials described above at prescribed rates by writing to the SEC, Public Reference Section, 100 F Street, N.E., Washington, D.C. 20549-1004.

Tailwind files its reports, proxy statements and other information electronically with the SEC. You may access information on Tailwind at the SEC web site containing reports, proxy statements and other information at http://www.sec.gov.

This Proxy describes the material elements of relevant contracts, exhibits and other information described in this Proxy.

All information contained or incorporated by reference in this Proxy relating to Tailwind has been supplied by Tailwind, and all such information relating to Allen-Vanguard has been supplied by Allen-Vanguard. Information provided by either of us does not constitute any representation, estimate or projection of the other.

If you would like additional copies of this Proxy, or if you have questions about the acquisition, you should contact:

Andrew McKay
Chief Executive Officer, Tailwind Financial Inc.
181 Bay Street, Toronto, Ontario, MST 2T3
Tel:  (416-601-2422

FINANCIAL STATEMENTS

Index of Financial Statements

Unaudited Financial Statements

Page

Balance Sheets as of December 31, 2008 (unaudited) and June 30, 2008	2

Statements of Operations (unaudited) for the three and six month periods ended December 31, 2008 and December 31, 2007 and the period from June 30, 2006 (inception) to December 31, 2008	3

Statement of Stockholders’ Equity (unaudited) for the period from June 30, 2006 (inception) to December 31, 2008	4

Statements of Cash Flows (unaudited) for the six month periods ended December 31, 2008 and December 31, 2007 and the period from June 30, 2006 (inception) to December 31, 2008	5

Notes to Unaudited Financial Statements	6

1

Tailwind Financial Inc.
(A Development Stage Company)

BALANCE SHEETS

	December 31, 2008	June 30, 2008
	(unaudited)
ASSETS
Current assets:
Cash	$30,889	$33,383
Cash and cash equivalents held in Trust Account (Note 1)	102,216,738	102,385,238
Prepaid expenses	22,802	13,750
Income taxes receivable	9,765	-
Total current assets	$102,280,194	$102,432,371

Deferred acquisition costs (Note 7)	65,000	-
Fixed assets, net of accumulated depreciation of $3,915 and $2,565	3,416	4,766

Total Assets	$102,348,610	$102,437,137

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Deferred underwriting fee (Note 4)	$3,000,000	$3,000,000
Accounts payable and accrued expenses	711,158	780,161
Due to shareholders (Note 6)	400,000	-
Income taxes payable	-	402,000
Total current liabilities	$4,111,158	$4,182,161

Common stock subject to possible conversion (3,748,750 shares at conversion value) (Note 1)	30,376,546	30,381,801

Commitments (Note 4)
Stockholders’ Equity (Notes 1 and 3):
Preferred stock, par value $.01 per share, 5,000,000 shares authorized, 0 shares issued	-	-
Common stock, par value $.001 per share, 70,000,000 shares authorized, 11,876,250 shares issued and outstanding (excluding 3,748,750 shares subject to possible conversion)	11,876	11,876
Additional paid-in capital	66,560,117	66,554,862
Retained earnings accumulated in the development stage	1,288,913	1,306,437

Total stockholders’ equity	67,860,906	67,873,175

Total liabilities and stockholders’ equity	$102,348,610	$102,437,137

See notes to unaudited financial statements.

2

Tailwind Financial Inc.
(A Development Stage Company)

STATEMENTS OF OPERATIONS

	Three months ended December 31, 2008	Three months ended December 31, 2007	Six months ended December 31, 2008	Six months ended December 31, 2007	For the period from June 30, 2006 (Inception) to December 31, 2008
	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Interest income	$100,883	$946,049	$427,500	$2,061,385	$4,512,738

Write-off of deferred acquisition costs	-	-	-	-	1,337,802
Formation, general and administrative expenses (Notes 4 and 5)	257,024	172,460	456,024	282,014	1,224,022

Income (loss) before income taxes	(156,141)	773,589	(28,524)	1,779,371	1,950,914
Income taxes (Note 5)	(54,500)	263,000	(11,000)	609,000	662,000

Net income (loss) for the period	$(101,641)	$510,589	$(17,524)	$1,170,371	$1,288,914
Accretion of Trust Account relating to common stock subject to possible conversion	(30,482)	153,127	(5,255)	350,995	386,546
Net income (loss) attributable to common stockholders	$(71,159)	$357,462	$(12,269)	$819,376	$902,368

Number of shares outstanding subject to possible conversion, basic and diluted	3,748,750	3,748,750	3,748,750	3,748,750
Net income (loss) per share subject to possible conversion, basic and diluted	$(0.01)	$0.04	$(0.00)	$0.09

Weighted average number of shares outstanding, basic and diluted	11,876,250	11,876,250	11,876,250	11,876,250
Net income (loss) per share, basic and diluted	$(0.01)	$0.03	$(0.00)	$0.07

See notes to unaudited financial statements.

3

Tailwind Financial Inc.
(A Development Stage Company)

STATEMENTS OF STOCKHOLDERS’ EQUITY

For the period from June 30, 2006 (Inception) to December 31, 2008

	Common Stock		Additional		Retained earnings accumulated in the
	Shares	Amount	Paid-In Capital	Treasury Stock	development stage	Total
Balance at June 30, 2006	-	$-	$-	$-	$-	$-
Issuance of Common Stock to initial stockholder	3,593,750	3,594	27,656	-	-	31,250
Proceeds from sale of underwriter’s purchase option	-	-	100	-	-	100
Proceeds from issuance of warrants	-	-	4,700,000	-	-	4,700,000
Sale of 12,500,000 units through public offering net of underwriter’s discount and offering expenses and net of $29,990,000 of proceeds allocable to 3,748,750 shares of common stock subject to possible conversion	8,751,250	8,751	62,315,040	-	-	62,323,791
Forfeiture of common stock issued to initial stockholder	-	-	3,520,312	(3,520,312)	-	-
Cancellation of common stock received from initial stockholder (Note 1)	(468,750)	(469)	(3,519,843)	3,520,312	-	-
Additional cost of initial public offering	-	-	(96,602)	-	-	(96,602)
Net income for the period	-	-	-	-	1,306,437	1,306,437
Accretion of Trust Account relating to common stock subject to possible conversion	-	-	(391,801)	-	-	(391,801)

Balance at June 30, 2008	11,876,250	$11,876	$66,554,862	$-	$1,306,437	$67,873,175
Net income (loss) for the period (unaudited)	-	-	-	-	(17,524)	(17,524)
Accretion of Trust Account relating to common stock subject to possible conversion (unaudited)	-	-	5,255	-	-	5,255
Balance at December 31, 2008 (unaudited)	11,876,250	$11,876	$66,560,117	$-	$1,288,913	$67,860,906

See notes to unaudited financial statements.

4

Tailwind Financial Inc.
(A Development Stage Company)

STATEMENTS OF CASH FLOWS

	Six months ended December 31, 2008	Six months ended December 31 , 2007	For the period from June 30, 2006 (Inception) to December 31, 2008
	(unaudited)	(unaudited)	(unaudited)
OPERATING ACTIVITIES
Net income (loss) for the period	$(17,524)	$1,170,371	$1,288,914
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation of fixed assets	1,350	1,215	3,915
Prepaid expenses	(9,052)	58,338	(22,802)
Accounts payable and accrued expenses	(134,003)	(110,761)	646,157
Income taxes payable (receivable)	(411,765)	338,000	(9,765)
Net cash provided by (used in) operating activities	$(570,994)	$1,457,163	$1,906,419
INVESTING ACTIVITIES
Cash contributed to Trust Account	-	-	(100,000,000)
Interest reinvested in Trust Account	(427,500)	(1,361,385)	(4,512,738)
Cash transferred from Trust Account to operations	596,000	-	2,296,000
Purchase of fixed assets	-	(5,399)	(7,331)
Net cash provided by (used in) investing activities	$168,500	$(1,366,784)	$(102,224,069)
FINANCING ACTIVITIES
Proceeds from issuance of common stock to initial stockholder	-	-	31,250
Proceeds from notes payable to initial stockholder	-	-	368,750
Repayment of notes payable to initial stockholder	-	-	(368,750)
Deferred acquisition costs	-	(9,707)	-
Proceeds from issuance of insider warrants	-	-	4,700,000
Proceeds from issuance of underwriter’s purchase option	-	-	100
Portion of net proceeds from sale of units through public offering allocable to shares of common stock subject to possible conversion	-	-	29,990,000
Net proceeds from sale of units through public offering allocable to:
Stockholders’ equity	-	-	62,323,791
Deferred underwriting fees	-	-	3,000,000
Loan from shareholders	400,000	-	400,000
Additional cost of initial public offering	-	(96,602)	(96,602)
Net cash provided by (used in) financing activities	$400,000	$(106,309)	$100,348,539
Net increase (decrease) in cash	(2,494)	(15,930)	30,889
Cash
Beginning of period	33,383	129,799	-
End of period	$30,889	$113,869	$30,889
Supplemental disclosure of non-cash financing activities:
Fair value of underwriter’s purchase option included in offering costs	$-	$-	$1,108,000
Accretion of Trust Account relating to common stock subject to possible conversion	$(5,255)	$350,995	$386,546
Accrued acquisition costs	$65,000	$339,803	$65,000
Cash paid for income taxes	$419,765	$271,000	$690,765

See notes to unaudited financial statements.

5

TAILWIND FINANCIAL INC.
(A Development Stage Company)
NOTES TO UNAUDITED FINANCIAL STATEMENTS

NOTE 1—ORGANIZATION AND BUSINESS OPERATIONS

Tailwind Financial Inc. (the "Company"), was incorporated in Delaware on June 30, 2006 as a blank check development stage company whose objective is to acquire, through a purchase, asset acquisition, or other business combination (each a "Business Combination") one or more operating businesses.

As of December 31, 2008, the Company was a development stage company. All activity through December 31, 2008 related to the Company's formation, public offering described below (the "Offering"), and activities relating to identification of and negotiations with a suitable business combination candidate (See Note 7 - Activities in Pursuit of a Business Combination ).

The Company consummated the Offering on April 17, 2007. The Company's management has broad discretion with respect to the specific application of the net proceeds of the Offering, although substantially all of the net proceeds of the Offering are intended to be generally applied toward consummating a Business Combination. Furthermore, there is no assurance that the Company will be able to successfully consummate a Business Combination. Upon the closing of the Offering, 100% of the proceeds were deposited in a trust account ("Trust Account") and invested only in "government securities" or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940 until the earlier of (i) the consummation of a first Business Combination or (ii) dissolution and liquidation of the Company. The Company, after signing a definitive agreement for the acquisition of a target business, will submit such transaction for stockholder approval. In the event that stockholders owning 30% or more of the shares sold in the Offering vote against the Business Combination and exercise their conversion rights described below, the Business Combination will not be consummated. All of the Company's stockholders prior to the Offering, including all of the officers and directors of the Company ("Initial Stockholders"), have agreed to vote their founding shares of common stock in accordance with the vote of the majority in interest of all other stockholders of the Company ("Public Stockholders") with respect to any Business Combination. After consummation of a Business Combination, these voting safeguards will no longer be applicable.

With respect to a Business Combination which is approved and consummated, any Public Stockholder who voted against the Business Combination may demand that the Company convert his or her shares. The per share conversion price will equal the amount in the Trust Account, calculated as of two business days prior to the consummation of the proposed Business Combination, divided by the number of shares of common stock held by Public Stockholders at the consummation of the Offering. Accordingly, Public Stockholders holding 29.99% of the aggregate number of shares owned by all Public Stockholders may seek conversion of their shares in the event of a Business Combination. Such Public Stockholders are entitled to receive their per share interest in the Trust Account computed without regard to the shares held by the Initial Stockholders. An amount of   $29,990,000 (plus accretion of $386,546 aggregating $30,376,546) has been classified as common stock subject to possible conversion in the balance sheet as at December 31, 2008.

On March 14, 2007, the Company's amended and restated certificate of incorporation was filed which provides for the Company's common stock to have a par value of $0.001 per share (as retroactively reflected in the financial statements). On April 12, 2007, the Company amended and restated its certificate of incorporation to provide for mandatory dissolution of the Company and subsequent liquidation of the funds held in the Trust Account in the event that the Company does not consummate a Business Combination or execute a letter of intent, agreement in principle or definitive agreement for a Business Combination within 18 months from the date of the consummation of the Offering (October 17, 2008) unless certain extension criteria are met to extend such date to April 17, 2009.  On March 14, 2007, the Company's Board of Directors declared a 1 for 1.15 stock split in the form of a stock dividend (as retroactively reflected in the financial statements). In the event of dissolution and liquidation, it is likely that the per share value of the residual assets remaining available for distribution (including Trust Account assets) will be less than the initial public offering price per share in the Offering (assuming no value is attributed to the warrants contained in the units offered in the Offering discussed in Note 3). The amended and restated certificate of incorporation authorizes 5,000,000 shares of preferred stock and 70,000,000 shares of common stock.

6

TAILWIND FINANCIAL INC.
(A Development Stage Company)
NOTES TO UNAUDITED FINANCIAL STATEMENTS (Continued)

The Initial Stockholders, at the time of the public offering, held 3,593,750 shares (after the 1 for 1.15 stock split referred to above). 468,750 of these shares would be redeemed if the underwriters’ over allotment option was not exercised. Since, on May 17, 2007, the overallotment option was not exercised, the Initial Stockholders returned the 468,750 shares to the Company for cancellation. At the date of the return and cancellation, management determined the fair value to be $7.51 per share based on the common stock closing price on May 17, 2007. Accordingly, on May 17, 2007, the Company recorded the $3,520,312 value of the shares contributed to treasury stock and a $3,520,312 corresponding credit to additional paid-in capital. Upon receipt, such shares were then immediately cancelled by the Company which resulted in the retirement of the treasury stock and a corresponding charge to additional paid-in capital and common stock.

As indicated in the accompanying financial statements, at December 31, 2008, the Company has earned interest income on funds held in the Trust Account. Further, the Company has incurred and expects to continue to incur significant costs in pursuit of its financing and acquisition plans. There is no assurance that the Company’s plans to consummate a Business Combination will be successful or successful within the target business acquisition period (see Note 7 - Activities in Pursuit of a Business Combination).

NOTE 2—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying financial statements are unaudited and have been prepared in accordance with principles generally accepted in the United States of America ("GAAP") for interim financial information and with the instructions to Form 10-Q. Accordingly, certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States have been omitted pursuant to such rules and regulations. These financial statements should be read in conjunction with the Company’s audited financial and related disclosures for the fiscal year ended June 30, 2008, included in the Company’s Form 10-K, filed on September 15, 2008.

In the opinion of management, all adjustments (consisting primarily of normal accruals) have been made that are necessary to present fairly the financial position of the Company. Operating results for the interim periods presented are not necessarily indicative of the results to be expected for a full year.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingencies at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual amounts could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents.

Deferred Acquisition Costs

Costs related to proposed acquisitions are capitalized and in the event an acquisition does not occur, the costs are expensed.

Fixed Assets

Fixed assets consist of computer equipment at a cost of $7,331 and are depreciated on a straight line basis over two years.

7

TAILWIND FINANCIAL INC.
(A Development Stage Company)
NOTES TO UNAUDITED FINANCIAL STATEMENTS (Continued)

Concentration of Credit Risk

Financial instruments that potentially subject the Company to credit risk consist of cash and cash equivalents. The Company’s policy is to limit the amount of credit exposure to any one financial institution and place investments with financial institutions evaluated as being creditworthy, or in short-term money market funds which are exposed to minimal interest rate and credit risk.

Income Taxes

The Company recognizes deferred tax assets and liabilities for the expected future tax consequences of events that have been recognized in the Company’s financial statements or tax returns. Under this method, deferred tax assets and liabilities are determined based on the difference between the financial statement carrying amounts and the tax bases of assets and liabilities using enacted tax rates in effect in the years in which the differences are expected to reverse.

Fair Value Measurements

In September 2006, the FASB issued Statement No. 157, Fair Value Measurements ( " SFAS No. 157 " ). SFAS No. 157 provides guidance for using fair value to measure assets and liabilities. This statement clarifies the principle that fair value should be based on the assumptions that market participants would use when pricing the asset or liability. SFAS No. 157 establishes a fair value hierarchy, giving the highest priority to quoted prices in active markets and the lowest priority to unobservable data. SFAS No. 157 applies whenever other standards require assets or liabilities to be measured at fair value.

Effective July 1, 2008, the Company implemented SFAS Statement No. 157, which did not have an impact on the Company’s financial results.

The following table presents certain of the Company’s assets that are measured at fair value as of December 31, 2008. In general, fair values determined by Level 1 inputs utilize quoted prices in active markets and the fair values described below were determined through market, observable and corroborated sources.

Description	December 31, 2008	Quoted Prices in Active Markets (Level 1)
Cash	$30,889	$30,889
Cash and cash equivalents held in Trust Account (Note 1)	102,216,738	102,216,738
Total	$102,247,627	$102,247,627

In accordance with the provisions of FSP No. FAS 157-2, Effective Date of FASB Statement No. 157, the Company has elected to defer implementation of SFAS 157 as it relates to its non-financial assets and non-financial liabilities and is evaluating the impact, if any, this standard will have on its financial statements.

Earnings (Loss) Per Common Share

Basic net income (loss) per share is calculated by dividing net income (loss) attributable to common stockholders by the weighted average number of common shares outstanding during the period. Calculation of the weighted average common shares outstanding during the period is based on 3,593,750 initial shares outstanding throughout the period from June 30, 2006 (inception) to December 31, 2008, 468,750 initial shares cancelled by the Company on May 17, 2007 (retroactively restated for this calculation to June 30, 2006) and 8,751,250 common shares outstanding after the completion of the Offering on April 17, 2007. Basic net income (loss) per share subject to possible conversion is calculated by dividing accretion of the Trust Account relating to common stock subject to possible conversion by 3,748,750 common shares subject to possible conversion. Diluted earnings (loss) per share reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the earnings of the entity. Since the effect of outstanding warrants to purchase common stock and the outstanding unit purchase option issued to Deutsche Bank Securities Inc. are antidilutive, they have been excluded from the Company’s computation of net income (loss) per share (see Note 3).

8

TAILWIND FINANCIAL INC.
(A Development Stage Company)
NOTES TO UNAUDITED FINANCIAL STATEMENTS (Continued)

Recently Issued Accounting Standards

In December 2007, the FASB issued SFAS 141 (revised 2007), Business Combinations, ( " SFAS 141(R) " ). SFAS 141(R) retains the fundamental requirements of the original pronouncement requiring that the purchase method be used for all business combinations, but also provides revised guidance for recognizing and measuring identifiable assets and goodwill acquired, liabilities assumed, and any noncontrolling interest in the acquiree. It also requires the recognition of assets acquired and liabilities assumed arising from contingencies, the capitalization of in-process research and development at fair value, and the expensing of acquisition-related costs as incurred. SFAS 141(R) is effective for fiscal years beginning after December 15, 2008. In the event that the Company completes acquisitions subsequent to its adoption of SFAS 141(R), the application of its provisions will likely have a material impact on the Company’s results of operations, although the Company is not currently able to estimate that impact.

In December 2007, the FASB issued SFAS 160, Noncontrolling Interests in Consolidated Financial Statements—an amendment of ARB No. 51 . SFAS 160 requires that ownership interests in subsidiaries held by parties other than the parent, and the amount of consolidated net income, be clearly identified, labeled and presented in the consolidated financial statements. It also requires once a subsidiary is deconsolidated, any retained noncontrolling equity investment in the former subsidiary be initially measured at fair value. Sufficient disclosures are required to clearly identify and distinguish between the interests of the parent and the interests of the noncontrolling owners. It is effective for fiscal years beginning after December 15, 2008, and requires retroactive adoption of the presentation and disclosure requirements for existing minority interests. All other requirements are applied prospectively. The Company does not expect the adoption of SFAS 160 to have a material impact on its financial condition or results of operations.

The Company does not believe that any other recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on the accompanying financial statements.

NOTE 3—PUBLIC OFFERING

In the Offering, the Company sold to the public 12,500,000 units ( " Units " ) at a price of $8.00 per Unit. Proceeds from the Offering totaled approximately $95,300,000, which was net of approximately $4,700,000 in underwriting fees and other expenses paid at closing or previously. The Company also sold in a private placement immediately prior to the Offering 4,700,000 warrants for proceeds of $4,700,000.

Each Unit consists of one share of the Company's common stock, $0.001 par value, and one Callable Common Stock Purchase Warrant ("Warrant"). Each Warrant entitles the holder to purchase from the Company one share of common stock at an exercise price of $6.00 commencing upon consummation of a Business Combination and expiring April 11, 2011. The Warrants are callable at a price of $.01 per Warrant upon 30 days' notice after the Warrants become exercisable, only in the event that the last sale price of the common stock is at least $11.50 per share for any 20 trading days within a 30 trading day period ending on the third day prior to the date on which notice of the call is given. The Company may not call the warrants unless the warrants and the shares of common stock underlying the warrants are covered by an effective registration statement from the beginning of the measurement period through the date fixed for the call.

The Company's obligation is to use its best efforts in connection with the registration rights agreement and upon exercise of the Warrants, it can satisfy its obligation by delivering unregistered shares of common stock. If a registration statement is not effective at the time a warrant is exercised, the Company will not be obliged to deliver common stock, and there are no contracted penalties for failure to do so.

The Company sold the Units issued in the Offering to Deutsche Bank Securities Inc. at a price per share equal to $7.44 (a discount of $0.56 per share), resulting in an aggregate underwriting discount to Deutsche Bank Securities Inc. of $7,000,000. The Company also sold to Deutsche Bank Securities Inc., for $100, an option to purchase up to a total of 625,000 units. The Company accounted for the fair value of the option as an expense of the Offering resulting in a charge to stockholders equity with an equivalent increase in additional paid-in capital. The Company has determined, based upon a Black-Scholes model, that the fair value of the option on the date of sale was approximately $1.1 million using an expected life of four years, volatility of 27.96% and a risk-free interest rate of 4.65%.

9

TAILWIND FINANCIAL INC.
(A Development Stage Company)
NOTES TO UNAUDITED FINANCIAL STATEMENTS (Continued)

The units issuable upon exercise of the above noted option are identical to those offered in the Offering except that the warrants included in the option have an exercise price of $7.20 per share (120% of the exercise price of the Warrants included in the Units sold in the Offering). This option is exercisable at $9.60 per unit commencing upon consummation of a Business Combination and expiring April 11, 2011. The option and the 625,000 units, the 625,000 shares of common stock and the 625,000 warrants underlying such units, and the 625,000 shares of common stock underlying such warrants, have been deemed compensation by the FINRA and are therefore subject to a 180-day lock-up pursuant to Rule 5110(g)(1) of the FINRA Rules. Additionally, the option may not be sold, transferred, assigned, pledged or hypothecated for a one-year period (including the foregoing 180-day period) following the effective date of the registration statement except to any underwriter and selected dealer participating in the offering and their bona fide officers or partners. The option and its underlying securities have been registered under the registration statement of which the Offering prospectus forms a part. The exercise price and number of units issuable upon exercise of the option may be adjusted in certain circumstances including in the event of a stock dividend, extraordinary dividend, our recapitalization, reorganization, merger or consolidation. However, the option will not be adjusted for issuances of common stock at a price below the exercise price of the warrants included in the option.

NOTE 4—COMMITMENTS

The Company utilizes certain administrative, technology and secretarial services, as well as certain limited office space provided by an affiliate of one of the Initial Stockholders. Such affiliate has agreed that, until the consummation of a Business Combination, it will make such services available to the Company, as may be required by the Company from time to time. The Company has agreed to pay such affiliate $7,500 per month for such services commencing on the effective date of the Offering. Included in formation, general and administrative expenses for the three and six month periods ended December 31, 2008 is $22,500 and $45,000 of such costs ($157,500 for the period from June 30, 2006 to December 31, 2008).

In connection with the Offering, the Company entered into an underwriting agreement (the "Underwriting Agreement") with the underwriters in the Offering. Pursuant to the Underwriting Agreement, the Company was obligated to pay the underwriter for certain fees and expenses related to the Offering, including underwriters discounts of $7,000,000. The Company paid $4,000,000 of the underwriting discount upon closing of the Offering. The Company and the underwriters have agreed that payment of the balance of the underwriting discount of $3,000,000 will be deferred until consummation of the Business Combination. Accordingly, a deferred underwriting fee comprised of the deferred portion of the underwriting discount is included in the accompanying balance sheet at December 31, 2008.  This deferred underwriting discount may be reduced based on the number of stockholders who do convert.

NOTE 5—TAXES

Provision (benefit) for income taxes for the three and six month periods ended December 31, 2008 consists of current federal tax of $(54,500) and $(11,000), respectively.  Provision for income taxes for the period from June 30, 2006 to December 31, 2008 was $662,000.

The Company’s effective tax rate approximates the federal statutory rate. No provision for state and local income taxes has been made since the Company was formed as a vehicle to effect a Business Combination and, as a result does not conduct operations and is not engaged in a trade or business in any state. The Company is incorporated in Delaware and accordingly is subject to franchise taxes. Delaware franchise tax expense was $23,203 for the three month period ended December 31, 2008 ($54,203 for the six month period ended December 31, 2008; $222,517 for the period from June 30, 2006 to December 31, 2008), are included as part of general and administrative expenses in the accompanying statements of operations.

NOTE 6—DUE TO SHAREHOLDERS

During the quarter ended December 31, 2008, the Company received two loans from the Initial Stockholders of $100,000 each, for a total of $400,000 for the six months ended December 31, 2008. The loans are non-interest bearing and due on demand.

NOTE 7—ACTIVITIES IN PURSUIT OF A BUSINESS COMBINATION

On January 8, 2008, the Company announced that it had entered into an agreement and plan of merger with Asset Alliance Corporation ("Asset Alliance"), a multi-faceted investment management firm specializing in alternative investments, whereby the Company would have acquired all the outstanding common stock of Asset Alliance in exchange for shares of the Company’s common stock, allowing Asset Alliance to access the public markets through the proposed transaction with the Company. In connection with the proposed transaction, the Company incurred approximately $1.3 million of acquisition costs which costs were written off effective June 30, 2008. On August 6, 2008 the Company formally provided notice to Asset Alliance of its decision to terminate the agreement and plan of merger.

On August 27, 2008, the Company announced that it had signed a letter of intent with GrandUnion Inc., a shipping company headquartered in Piraeus, Greece, contemplating the acquisition by Tailwind of 20 vessels operating the dry bulk industry, including nine new buildings to be delivered in 2010 and 2011. On October 28, 2008, the Company announced that it had terminated this letter of intent in accordance with its terms effective October 25, 2008.

On January 26, 2009, the Company announced that it had entered into an arrangement agreement pursuant to which the Company will acquire all of the shares of Allen-Vanguard Corporation (“Allen-Vanguard”) in exchange for shares of Tailwind.  Allen-Vanguard is a leading global provider of integrated solutions for protection and counter-measures against hazardous devices and materials, including improvised explosive devices (IEDs).  In connection with the possible acquisition the Company had incurred as at December 31, 2008 $65,000 of costs which have been deferred.  Reference is made to the Company’s Form 8-K filed January 26, 2009, for further details.

10

FINANCIAL STATEMENTS
Tailwind Financial Inc.
(A Development Stage Company)

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and the Stockholders of
Tailwind Financial Inc.

We have audited the accompanying balance sheets of Tailwind Financial Inc. (a development stage company) as of June 30 2008 and 2007, and the related statements of operations, stockholders’ equity and cash flows for the years ended June 30, 2008 and 2007 and for the period from June 30, 2006 (date of inception) through June 30, 2008. These financial statements are the responsibility of the company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Tailwind Financial Inc. as of June 30, 2008 and 2007, and the results of its operations and its cash flows for the years ended June 30, 2008 and 2007 and for the period from June 30, 2006 (date of inception) to June 30, 2008 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company is required to consummate a business combination within 18 months of the Company’s initial public offering (by October 17, 2008) or 24 months of the Company’s initial public offering (by April 17, 2009) if certain extension criteria are met. The possibility of such business combination not being consummated raises substantial doubt about the Company’s ability to continue as a going concern, and the financial statements do not include any adjustments that might result from the outcome of this uncertainty.

We also have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the effectiveness of the Company’s internal control over financial reporting as of June 30, 2008, based on criteria established in Internal Control — Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO) and our report dated September 12, 2008 expressed an unqualified opinion thereon.

/s/ BDO Seidman, LLP
New York, New York
September 12, 2008

Tailwind Financial Inc.

(A Development Stage Company)

BALANCE SHEETS

	June 30, 2008	June 30, 2007

ASSETS
Current assets:
Cash	$33,383	$129,799
Cash and cash equivalents held in Trust Account (Note 1)	102,385,238	100,900,143
Prepaid expenses	13,750	83,338
Total current assets	$102,432,371	$101,113,280

Fixed assets, net of accumulated depreciation of $2,565	4,766	-

Total assets	$102,437,137	$101,113,280

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Deferred underwriting fee (Note 4)	$3,000,000	$3,000,000
Accounts payable and accrued expenses	780,161	271,852
Income taxes payable	402,000	271,000
Total current liabilities	$4,182,161	$3,542,852

Common stock subject to possible conversion (3,748,750 shares at conversion value) (Note 1)	30,381,801	30,147,534

Commitments (Note 4)
Stockholders’ Equity (Notes 1 and 3):
Preferred stock, par value $.01 per share, 5,000,000 shares authorized, 0 shares issued
Common stock, par value $.001 per share, 70,000,000 shares authorized, 11,876,250 shares issued and outstanding (excluding 3,748,750 shares subject to possible conversion)	11,876	11,876
Additional paid-in capital	66,554,862	66,885,731
Retained earnings accumulated in the development stage	1,306,437	525,287

Total stockholders’ equity	67,873,175	67,422,894

Total liabilities and stockholders’ equity	$102,437,137	$101,113,280

See notes to financial statements.

Tailwind Financial Inc.

(A Development Stage Company)

STATEMENTS OF OPERATIONS

	Year ended June 30, 2008	For the year from June 30, 2006 (Inception) to June 30, 2007	For the period from June 30, 2006 (Inception) to June 30, 2008

Interest income	$3,085,095	$1,000,143	$4,085,238

Write off of deferred acquisition costs (Note 7)	1,337,802		1,337,802
Formation, general and administrative expenses (Notes 4 and 5)	564,143	203,856	767,999

Income before income taxes	1,183,150	796,287	1,979,437
Income taxes (Note 5)	402,000	271,000	673,000

Net income for the period	$781,150	$525,287	$1,306,437
Accretion of Trust Account relating to common stock subject to possible conversion	234,267	157,534	391,801
Net income attributable to common stockholders	$546,883	$367,753	$914,636

Number of shares outstanding subject to possible conversion, basic and diluted	3,748,750	3,748,750
Net income per share subject to possible conversion, basic and diluted	$0.06	$0.04

Weighted average number of shares outstanding, basic and diluted	11,876,250	4,918,289
Net income per share, basic and diluted	$0.05	$0.07

See notes to financial statements.

Tailwind Financial Inc.

(A Development Stage Company)

STATEMENTS OF STOCKHOLDERS’ EQUITY

For the period from June 30, 2006 (Inception) to June 30, 2008

	Common Stock		Additional Paid-In	Treasury	Retained earnings accumulated in the development
	Shares	Amount	Capital	Stock	stage	Total
Balance at June 30, 2006	-	$-	$-	$-	$-	$-
Issuance of Common Stock to initial stockholder	3,593,750	3,594	27,656	-	-	31,250
Proceeds from sale of underwriter’s purchase option	-	-	100	-	-	100
Proceeds from issuance of warrants	-	-	4,700,000	-	-	4,700,000
Sale of 12,500,000 units through public offering net of underwriter’s discount and offering expenses and net of $29,990,000 of proceeds allocable to 3,748,750 shares of common stock subject to possible conversion	8,751,250	8,751	62,315,040	-	-	62,323,791
Forfeiture of common stock issued to initial stockholder			3,520,312	(3,520,312)	-	-
Cancellation of common stock received from initial stockholder (Note 1)	(468,750)	(469)	(3,519,843)	3,520,312	-	-
Net income for the year	-	-	-	-	525,287	525,287
Accretion of Trust Account relating to common stock subject to possible conversion	-	-	(157,534)	-	-	(157,534)
Balance at June 30, 2007	11,876,250	11,876	66,885,731	-	525,287	67,422,894
Additional cost of initial public offering			(96,602)			(96,602)
Net income for the year					781,150	781,150
Accretion of Trust Account relating to common stock subject to possible conversion			(234,267)			(234,267)
Balance at June 30, 2008	11,876,250	11,876	$66,554,862	-	$1,306,437	$67,873,175

See notes to financial statements.

Tailwind Financial Inc.

(A Development Stage Company)

STATEMENTS OF CASH FLOWS

	Year ended June 30, 2008	For the year from June 30, 2006 (Inception) to June 30, 2007	For the period from June 30, 2006 (Inception) to June 30, 2008

OPERATING ACTIVITIES
Net income for the period	$781,150	$525,287	$1,306,437
Adjustments to reconcile net income to net cash provided by operating activities:	-	-	-
Depreciation of fixed assets	2,565	-	2,565
Prepaid expenses	69,588	(83,338)	(13,750)
Accounts payable and accrued expenses	508,309	171,852	680,161
Income taxes payable	131,000	271,000	402,000
Net cash provided by operating activities	$1,492,612	$884,801	$2,377,413
INVESTING ACTIVITIES
Cash contributed to Trust Account	-	(100,000,000)	(100,000,000)
Interest reinvested in Trust Account	(3,085,095)	(1,000,143)	(4,085,238)
Cash transferred from Trust Account to operations	1,600,000	100,000	1,700,000
Purchase of fixed assets	(7,331)	-	(7,331)
Net cash used in investing activities	$(1,492,426)	$(100,900,143)	$(102,392,569)
FINANCING ACTIVITIES
Proceeds from issuance of common stock to initial stockholder	-	31,250	31,250
Proceeds from notes payable to initial stockholder	-	368,750	368,750
Repayment of notes payable to initial stockholder	-	(368,750)	(368,750)
Proceeds from issuance of insider warrants	-	4,700,000	4,700,000
Proceeds from issuance of underwriter’s purchase option	-	100	100
Portion of net proceeds from sale of units through public offering allocable to shares of common stock subject to possible conversion	-	29,990,000	29,990,000
Net proceeds from sale of units through public offering allocable to:
Stockholders’ equity	-	62,423,791	62,423,791
Deferred underwriting fees	-	3,000,000	3,000,000
Additional cost of initial public offering	(96,602)	-	(96,602)
Net cash provided by (used in) financing activities	$(96,602)	$100,145,141	$100,048,539
Net increase (decrease) in cash	(96,416)	129,799	33,383
Cash
Beginning of period	129,799	-	-
End of period	$33,383	$129,799	$33,383
Supplemental disclosure of non-cash financing activities:
Accrued offering costs	-	$100,000	-
Fair value of underwriter’s purchase option included in offering costs	-	$1,108,000	$1,108,000
Accretion of Trust Account relating to common stock subject to possible conversion	$234,267	$157,534	$391,801
Cash paid for income taxes	$271,000	-	$271,000

See notes to financial statements.

TAILWIND FINANCIAL INC.
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS

NOTE 1 — ORGANIZATION AND BUSINESS OPERATIONS

Tailwind Financial Inc. (the “Company”), was incorporated in Delaware on June 30, 2006 as a blank check development stage company whose objective is to acquire, through a purchase, asset acquisition, or other business combination (each a “Business Combination”) one or more operating businesses.

As of June 30, 2008, the Company is a development stage company. All activity through June 30, 2008 relates to the Company’s formation, public offering described below (the “Offering”), as well as activities relating to identification of and negotiations with a suitable business combination candidate (See Note 7 - Proposed Merger and Note 8 - Subsequent Events).

The Company consummated the Offering on April 17, 2007. The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Offering, although substantially all of the net proceeds of the Offering are intended to be generally applied toward consummating a Business Combination. Furthermore, there is no assurance that the Company will be able to successfully consummate a Business Combination. Upon the closing of the Offering, 100% of the proceeds were deposited in a trust account (“Trust Account”) and invested only in “government securities” or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940 until the earlier of (i) the consummation of a first Business Combination or (ii) dissolution and liquidation of the Company. The Company, after signing a definitive agreement for the acquisition of a target business, will submit such transaction for stockholder approval. In the event that stockholders owning 30% or more of the shares sold in the Offering vote against the Business Combination and exercise their conversion rights described below, the Business Combination will not be consummated. All of the Company’s stockholders prior to the Offering, including all of the officers and directors of the Company (“Initial Stockholders”), have agreed to vote their founding shares of common stock in accordance with the vote of the majority in interest of all other stockholders of the Company (“Public Stockholders”) with respect to any Business Combination. After consummation of a Business Combination, these voting safeguards will no longer be applicable.

With respect to a Business Combination which is approved and consummated, any Public Stockholder who voted against the Business Combination may demand that the Company convert his or her shares. The per share conversion price will equal the amount in the Trust Account, calculated as of two business days prior to the consummation of the proposed Business Combination, divided by the number of shares of common stock held by Public Stockholders at the consummation of the Offering. Accordingly, Public Stockholders holding 29.99% of the aggregate number of shares owned by all Public Stockholders may seek conversion of their shares in the event of a Business Combination. Such Public Stockholders are entitled to receive their per share interest in the Trust Account computed without regard to the shares held by the Initial Stockholders. An amount of $29,990,000 (plus accretion of $391,801 aggregating $30,381,801) has been classified as common stock subject to possible conversion in the balance sheet as at June 30, 2008.

On March 14, 2007, the Company’s amended and restated certificate of incorporation was filed which provides for the Company’s common stock to have a par value of $0.001 per share (as retroactively reflected in the financial statements). On April 12, 2007, the Company amended and restated its certificate of incorporation to provide for mandatory dissolution of the Company and subsequent liquidation of the funds held in the Trust Account in the event that the Company does not consummate a Business Combination or execute a letter of intent, agreement in principal or definitive agreement for a Business Combination within 18 months from the date of the consummation of the Offering (October 17, 2008). It also provides that 24 months from consummation of the Offering the Company’s corporate existence will cease (April 17, 2009) unless certain extension criteria are met. On March 14, 2007, the Company’s Board of Directors declared a 1 for 1.15 stock split in the form of a stock dividend (as retroactively reflected in the financial statements). In the event of dissolution and liquidation, it is likely that the per share value of the residual assets remaining available for distribution (including Trust Account assets) will be less than the initial public offering price per share in the Offering (assuming no value is attributed to the warrants contained in the units offered in the Offering discussed in Note 3). The amended and restated certificate of incorporation authorizes 5,000,000 shares of preferred stock and 70,000,000 shares of common stock.

TAILWIND FINANCIAL INC.
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS

The Initial Stockholders, at the time of the Offering, held 3,593,750 shares (after the 1 for 1.15 stock split referred to above). 468,750 of these shares would be redeemed if the underwriters’ over allotment option was not exercised. Because, on May 17, 2007, the overallotment option was not exercised, the Initial Stockholder returned the 468,750 shares to the Company for cancellation. At the date of the return and cancellation, management determined the fair value to be $7.51 per share based on the common stock closing price on May 17, 2007. Accordingly, on May 17, 2007, the Company recorded the $3,520,312 value of the shares contributed to treasury stock and a $3,520,312 corresponding credit to additional paid-in capital. Upon receipt, such shares were then immediately cancelled by the Company which resulted in the retirement of the treasury stock and a corresponding charge to additional paid-in capital and common stock.

As indicated in the accompanying financial statements, at June 30, 2008, the Company has earned interest income on funds held in the Trust Account and has incurred and expects to continue to incur significant costs in pursuit of its financing and acquisition plans. There is no assurance that the Company’s plans to consummate a Business Combination will be successful or successful within the target business acquisition period (see Note 7 - Proposed Merger and Note 8 - Subsequent Events).

NOTE 2—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying financial statements have been prepared in accordance with principles generally accepted in the United States of America (“GAAP”) and with the instructions to Form 10-K.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingencies at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual amounts could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents.

Deferred Acquisition Costs

Costs related to proposed acquisitions are capitalized and in the event an acquisition does not occur, the costs are expensed.

Fixed Assets

Fixed assets consist of computer equipment at a cost of $7,331 and are depreciated on a straight line basis over two years.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to credit risk consist of cash and cash equivalents. The Company’s policy is to limit the amount of credit exposure to any one financial institution and place investments with financial institutions evaluated as being creditworthy, or in short-term money market funds which are exposed to minimal interest rate and credit risk.

TAILWIND FINANCIAL INC.
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS

Income Taxes

The Company recognizes deferred tax assets and liabilities for the expected future tax consequences of events that have been recognized in the Company’s financial statements or tax returns. Under this method, deferred tax assets and liabilities are determined based on the difference between the financial statement carrying amounts and the tax bases of assets and liabilities using enacted tax rates in effect in the years in which the differences are expected to reverse.

Earnings Per Common Share

Basic net income per share is calculated by dividing net income attributable to common stockholders by the weighted average number of common shares outstanding during the period. Calculation of the weighted average common shares outstanding during the period is based on 3,593,750 initial shares outstanding throughout the period from June 30, 2006 (inception) to June 30, 2008, 468,750 initial shares cancelled by the Company on May 17, 2007 (retroactively restated for this calculation to June 30, 2006) and 8,751,250 common shares outstanding after the completion of the Offering on April 17, 2007. Basic net income per share subject to possible conversion is calculated by dividing accretion of the Trust Account relating to common stock subject to possible conversion by 3,748,750 common shares subject to possible conversion. Diluted earnings per share reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the earnings of the entity. Since the effect of 19,700,000 outstanding warrants to purchase common stock and the outstanding unit purchase option issued to Deutsche Bank Securities Inc. are contingently exercisable, they have been excluded from the Company’s computation of diluted net income per share (see Note 3).

Recently Issued Accounting Standards

In July 2006, the Financial Accounting Standards Board (“FASB”) issued Interpretation No. 48 (“FIN 48”), “Accounting for Uncertainty in Income taxes, and Interpretation of FASB Statement No. 109.” FIN 48 clarifies the accounting for uncertainty in income taxes recognized in a company’s financial statements and prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in an income tax return. FIN 48 also provides guidance in derecognition, classification, interest and penalties, accounting in interim periods, disclosures and transition. FIN 48 was effective for fiscal years beginning after December 15, 2006. The adoption of FIN 48 did not have a material impact on the Company’s financial statements.

In September 2006, the FASB issued Statement No. 157, Fair Value Measurements (“SFAS No. 157”), which defines fair value, establishes a framework for measuring fair value under GAAP, and expands disclosures about fair value measurements. SFAS No. 157 applies to other accounting pronouncements that require or permit fair value estimates. The new guidance is effective for financial statements issued for fiscal years beginning after November 15, 2007, and for interim periods within those fiscal years. The Company will evaluate the potential impact, if any, of the adoption of SFAS No. 157 on its financial position and results of operations.

In February 2007, the FASB issued SFAS No. 159, “the Fair Value Option for Financial Assets and Financial Liabilities - including an amendment of FASB No. 115, (“SFAS No. 159”). SFAS No. 159 permits entities to elect to measure many financial instruments and certain other items at fair value. Upon adoption of SFAS No. 159, an entity may elect the fair value option for eligible items that exist at the adoption date. Subsequent to the initial adoption, the election of the fair value option should only be made at initial recognition of the asset or liability or on a remeasurement event that gives rise to new-basis accounting. SFAS No. 159 does not effect any existing accounting literature that requires certain assets and liabilities to be carried at fair value nor does it eliminate disclosure requirements included in other accounting standards. SFAS No. 159 is effective for fiscal years beginning after November 15, 2007 and may be adopted earlier but only if the adoption is in the first quarter of the fiscal year. The Company is evaluating whether it will adopt the provisions of SFAS No. 159.

In December 2007, the FASB issued SFAS 141 (revised 2007), Business Combinations, (“SFAS 141(R)”). SFAS 141(R) retains the fundamental requirements of the original pronouncement requiring that the purchase method be used for all business combinations, but also provides revised guidance for recognizing and measuring identifiable assets and goodwill acquired, liabilities assumed, and any noncontrolling interest in the acquiree. It also requires the recognition of assets acquired and liabilities assumed arising from contingencies, the capitalization of in-process research and development at fair value, and the expensing of acquisition-related costs as incurred. SFAS 141(R) is effective for fiscal years beginning after December 15, 2008. In the event that the Company completes acquisitions subsequent to its adoption of SFAS 141(R), the application of its provisions will likely have a material impact on the Company’s results of operations, although the Company is not currently able to estimate that impact.

TAILWIND FINANCIAL INC.
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS

In December 2007, the FASB issued SFAS 160, Noncontrolling Interests in Consolidated Financial Statements—an amendment of ARB No. 51. SFAS 160 requires that ownership interests in subsidiaries held by parties other than the parent, and the amount of consolidated net income, be clearly identified, labeled and presented in the consolidated financial statements. It also requires once a subsidiary is deconsolidated, any retained noncontrolling equity investment in the former subsidiary be initially measured at fair value. Sufficient disclosures are required to clearly identify and distinguish between the interests of the parent and the interests of the noncontrolling owners. It is effective for fiscal years beginning after December 15, 2008, and requires retroactive adoption of the presentation and disclosure requirements for existing minority interests. All other requirements are applied prospectively. The Company does not expect the adoption of SFAS 160 to have a material impact on its financial condition or results of operations.

The Company does not believe that any other recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on the accompanying financial statements.

NOTE 3—PUBLIC OFFERING

In the Offering, the Company sold to the public 12,500,000 units (“Units”) at a price of $8.00 per Unit. Proceeds from the Offering totaled approximately $95,300,000, which was net of approximately $4,700,000 in underwriting fees and other expenses paid at closing or previously. The Company also sold in a private placement immediately prior to the Offering 4,700,000 warrants for proceeds of $4,700,000.

Each Unit consists of one share of the Company’s common stock, $0.001 par value, and one Callable Common Stock Purchase Warrant (“Warrant”). Each Warrant entitles the holder to purchase from the Company one share of common stock at an exercise price of $6.00 commencing the later of the consummation of a Business Combination or April 11, 2008 and expiring April 11, 2011. The Warrants are callable at a price of $.01 per Warrant upon 30 days’ notice after the Warrants become exercisable, only in the event that the last sale price of the common stock is at least $11.50 per share for any 20 trading days within a 30 trading day period ending on the third day prior to the date on which notice of the call is given. The Company may not call the warrants unless the warrants and the shares of common stock underlying the warrants are covered by an effective registration statement from the beginning of the measurement period through the date fixed for the call. The Company’s obligation is to use its best efforts in connection with the registration rights agreement and upon exercise of the Warrants, it can satisfy its obligation by delivering unregistered shares of common stock. If a registration statement is not effective at the time a warrant is exercised, the Company will not be obliged to deliver common stock, and there are no contracted penalties for failure to do so.

The Company sold the Units issued in the Offering to Deutsche Bank Securities Inc. at a price per share equal to $7.44 (a discount of $0.56 per share), resulting in an aggregate underwriting discount to Deutsche Bank Securities Inc. of $7,000,000. The Company also sold to Deutsche Bank Securities Inc., for $100, an option to purchase up to a total of 625,000 units. The Company accounted for the fair value of the option as an expense of the Offering resulting in a charge to stockholders equity with an equivalent increase in additional paid-in capital. The Company has determined, based upon a Black-Scholes model, that the fair value of the option on the date of sale was approximately $1.1 million using an expected life of four years, volatility of 27.96% and a risk-free interest rate of 4.65%.

The units issuable upon exercise of the above noted option are identical to those offered in the Offering except that the warrants included in the option have an exercise price of $7.20 per share (120% of the exercise price of the Warrants included in the Units sold in the Offering). This option is exercisable at $9.60 per unit, commencing on the later of the consummation of a Business Combination and April 11, 2008 and expiring April 11, 2011. The option and the 625,000 units, the 625,000 shares of common stock and the 625,000 warrants underlying such units, and the 625,000 shares of common stock underlying such warrants, have been deemed compensation by the NASD and are therefore subject to a 180-day lock-up pursuant to Rule 2710(g)(1) of the NASD Conduct Rules. Additionally, the option may not be sold, transferred, assigned, pledged or hypothecated for a one-year period (including the foregoing 180-day period) following the effective date of the registration statement except to any underwriter and selected dealer participating in the offering and their bona fide officers or partners. The option and its underlying securities have been registered under the registration statement of which the Offering prospectus forms a part. The exercise price and number of units issuable upon exercise of the option may be adjusted in certain circumstances including in the event of a stock dividend, extraordinary dividend, our recapitalization, reorganization, merger or consolidation. However, the option will not be adjusted for issuances of common stock at a price below the exercise price of the warrants included in the option.

TAILWIND FINANCIAL INC.
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS

NOTE 4—COMMITMENTS

The Company utilizes certain administrative, technology and secretarial services, as well as certain limited office space provided by an affiliate of one of the Initial Stockholders. Such affiliate has agreed that, until the consummation of a Business Combination, it will make such services available to the Company, as may be required by the Company from time to time. The Company has agreed to pay such affiliate $7,500 per month for such services commencing on the effective date of the Offering. Included in formation, general and administrative expenses for the year ended June 30, 2008 is $90,000 of such costs ($112,500 for the period from June 30, 2006 to June 30, 2008).

In connection with the Offering, the Company entered into an underwriting agreement (the “Underwriting Agreement”) with the underwriters in the Offering. Pursuant to the Underwriting Agreement, the Company was obligated to pay the underwriter for certain fees and expenses related to the Offering, including underwriters discounts of $7,000,000. The Company paid $4,000,000 of the underwriting discount upon closing of the Offering. The Company and the underwriters have agreed that payment of the balance of the underwriting discount of $3,000,000 will be deferred until consummation of the Business Combination. Accordingly, a deferred underwriting fee comprised of the deferred portion of the underwriting discount is included in the accompanying balance sheet at June 30, 2008.

NOTE 5—INCOME TAXES

Provision for income taxes for the year ended June 30, 2008 consists of current federal tax of $402,000 ($673,000 for the period from June 30, 2006 to June 30, 2008).

The Company’s effective tax rate approximates the federal statutory rate. No provision for state and local income taxes has been made since the Company was formed as a vehicle to effect a Business Combination and, as a result is not engaged in a trade or business in any state. The Company is incorporated in Delaware and accordingly is subject to franchise taxes. Delaware franchise tax expense of $133,214 for the year ended June 30, 2008 ($168,214 for the period from June 30, 2006 to June 30, 2008), is included as part of general and administrative expenses in the accompanying statements of operations.

TAILWIND FINANCIAL INC.
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS

NOTE 6—SUMMARIZED QUARTERLY FINANCIAL INFORMATION (UNAUDITED)

	Quarter Ended
	June 30, 2008	March 31, 2008	Dec. 31, 2007	Sept 30, 2007	June 30, 2007	March 31, 2007	Dec 31, 2006	Sept 30, 2006

Interest Income	$345,370	$678,340	$946,049	$1,115,336	$1,000,143	-	-	-
Write off of deferred acquisition costs	1,337,802	-	-	-	-	-	-	-
Formation, general and administrative expenses	135,282	146,847	172,460	109,554	200,503	1,353	1,000	1,000

Income (loss) before taxes	(1,127,704)	531,493	773,589	1,005,782	799,640	(1,353)	(1,000)	(1,000)
Income taxes	(388,000)	181,000	263,000	346,000	271,000	-	-	-

Net income (loss) for the period	$(739,714)	$350,493	$510,589	$659,782	$528,640	$(1,353)	$(1,000)	$(1,000)
Accretion of Trust Account relating to common stock subject to possible conversion	(221,840)	105,113	153,127	197,868	157,534	-	-	-
Net income(loss) attributable to common stockholders	$(517,873)	$245,380	$357,462	$461,914	$371,106	$(1,353)	$(1,000)	$(1,000)

Number of shares outstanding subject to possible conversion, basic and diluted	3,748,750	3,748,750	3,748,750	3,748,750	3,748,750	-	-	-
Net income (loss) per share subject to possible conversion, basic and diluted	$(0.06)	$0.03	$0.04	$0.05	$0.04	-	-	-

Weighted average number of shares outstanding, basic and diluted	11,876,250	11,876,250	11,876,250	11,876,250	4,918,289	3,593,750	3,593,750	3,593,750
Net income (loss) per share, basic and diluted	$(0.04)	0.02	0.03	0.04	0.08	(0.00)	(0.00)	(0.00)

NOTE 7—PROPOSED MERGER

On January 8, 2008, the Company announced that it had entered into an agreement and plan of merger with Asset Alliance Corporation (“Asset Alliance”), a multi-faceted investment management firm specializing in alternative investments, whereby the Company would have acquired all of the outstanding common stock of Asset Alliance in exchange for shares of the Company’s common stock, allowing Asset Alliance to access the public markets through the proposed transaction with the Company. In connection with the proposed transaction, the Company incurred approximately $1.3 million of acquisition costs which cost were written off during the quarter ended June 30, 2008. On August 6, 2008 the Company formally provided notice to Asset Alliance of its decision to terminate the agreement and plan of merger.

NOTE 8—SUBSEQUENT EVENTS

On August 27, 2008, the Company announced that it has signed a non-binding letter of intent with GrandUnion Inc., a shipping company headquartered in Piraeus, Greece. The non-binding letter of intent contemplates the acquisition by Tailwind of 20 vessels operating in the dry bulk industry, including nine new vessels to be delivered in 2010 and 2011. The acquisition of the eleven existing vessels is valued in excess of $600 million.

TAILWIND FINANCIAL INC.
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS

As provided for in the Offering, $1,700,000 of the Trust Account will be used to identify and evaluate prospective acquisition candidates, to perform business due diligence on prospective target businesses, to travel to and from offices, plants or similar locations of prospective target businesses, to select the target business, to acquire and structure, negotiate, and consummate the business combination. The Initial Stockholders are responsible for any expenses in excess of $1,700,000 that may be incurred in connection with the pursuit of a business combination. Such amounts will be reimbursed upon consummation of a business combination.

FINANCIAL STATEMENTS
ALLEN-VANGUARD CORPORATION
Allen-Vanguard Financials

Consolidated Financial Statements
(As restated on March 6, 2009, see note 1 and 24)

ALLEN-VANGUARD CORPORATION

For the years ended September 30, 2008 and 2007

AUDITORS' REPORT TO THE BOARD OF DIRECTORS OF ALLEN-VANGUARD CORPORATION

We have audited the consolidated balance sheet s of Allen-Vanguard Corporation as at September 30, 2008 and 2007 and the consolidated statements of earnings and comprehensive income, shareholders’ equity and cash flows for the years then ended.  These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with Canadian and U.S. generally accepted auditing standards.  Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, these consolidated financial statements present fairly, in all material respects, the financial position of the Company as at September 30, 2008 and 2007 and the results of its operations and its cash flows for the year s then ended in accordance with Canadian generally accepted accounting principles.

Our previous report dated December 24, 2008 has been withdrawn and the financial statements have been revised as explained in note 1 and note 24.

“KPMG LLP” (signed)

Chartered Accountants, Licensed Public Accountants
Toronto, Canada

December 24, 2008 , except as to note 1 which is as of March 6, 2009 and note 24, which  is as of March 24 , 2009

AUDITORS’ REPORT

To the Board of Directors of
Allen-Vanguard Corporation

We have audited the consolidated balance sheet of Allen-Vanguard Corporation as at September 30, 2006 and the consolidated statements of earnings, deficit and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with Canadian generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

In our opinion, these consolidated financial statements present fairly, in all material respects, the financial position of the Company as at September 30, 2006 and the results of its operations and its cash flows for the year then ended in accordance with Canadian generally accepted accounting principles.

Chartered Accountants

Toronto, Canada
November 23, 2006

ALLEN-VANGUARD CORPORATION
Consolidated Balance Sheets
(in thousands)

	September 30,	September 30,
	2008	2007

Assets

Current assets:
Cash and cash equivalents	$8,522	$20,440
Restricted cash (note 5)	4,065	7,246
Accounts receivable (note 20)	29,547	81,233
Inventories	36,157	33,138
Prepaid expenses and other	2,618	3,285
Income taxes recoverable (note 11)	9,755	11,347
Future income taxes (note 11)	13,506	15,515
	104,170	172,204

Non-current restricted cash (note 5)	1,976	30,435
Property and equipment (note 6)	16,693	18,925
Goodwill (note 7)	82,333	375,437
Intangible assets (note 8)	206,942	340,464
Future income taxes (note 11)	12,699	2,196
Other long-term assets	2,321	1,307
	$427,134	$940,968

Liabilities and Shareholders' Equity

Current liabilities:
Bank indebtedness (note 9)	$8,088	$–
Accounts payable and accrued liabilities	36,516	72,858
Income taxes payable (note 11)	16,098	–
Deferred revenue	13,098	–
Current portion of long-term debt (note 10)	10,327	74,947
	84,127	147,805

Future income taxes (note 11)	62,021	113,397
Long-term debt (note 10)	184,495	171,006
	330,643	432,208

Shareholders' equity:
Capital stock (note 12)	543,982	531,083
Stock options (note 12)	4,298	225
Warrants (note 12)	26,213	19,125
Contributed surplus (note 12)	737	737
Accumulated other comprehensive income	12	12
Deficit	(478,751)	(42,422)
	96,491	508,760

	$427,134	$940,968

Commitments and contingencies (note 19)
Subsequent events (note 24)
See accompanying notes to the consolidated financial statements

On behalf of the Board:

"Peter M. Kozicz"	Director	"Cary McWhinnie"	Director

ALLEN-VANGUARD CORPORATION
Consolidated Statements of Earnings and Comprehensive Income
(in thousands, except per share information)

	For the year ended September 30,
	2008	2007	2006

Revenue	$309,005	$96,172	$56,844

Cost of sales	186,895	55,887	33,054

Gross profit	122,110	40,285	23,790

Expenses:
Selling and administration	53,603	24,628	16,415
Research and development (note 14)	17,476	5,628	3,425
Restructuring (note 15)	1,542	–	–
Interest on long-term debt	22,103	2,460	614
Realized foreign exchange gain	(8,916)	(17,677)	–
Unrealized foreign exchange loss	18,929	10,128	(17)
Stock-based compensation	3,821	4,130	–
Other interest (income)	(1,135)	(1,084)	103
Amortization of property and equipment	4,509	1,694	1,422
Acquisition and financing related charges and amortization (note 16)	146,842	30,296	–
Amortization of intangible assets	37	43	328
Impairment losses (note 7 and 8)	379,996	–	–
	638,807	60,246	22,290

Earnings (loss) from operations	(516,697)	(19,961)	1,500

Provision for (recovery of) income taxes (note 11)
Current	(1,454)	2,023	2,362
Future	(78,914)	(7,968)	(900)
	(80,368)	(5,945)	1,462

Net loss and comprehensive income	$(436,329)	$(14,016)	$38

Basic and diluted earnings (loss) per share (note 17)	$(4.06)	$(0.26)	$–

See accompanying notes to the consolidated financial statements.

ALLEN-VANGUARD CORPORATION
Consolidated Statements of Shareholders' Equity
 (in thousands)

						Accumulated
						other		Total
	Number of	Capital	Stock		Contributed	comprehensive		shareholders'
	shares	stock	options	Warrants	surplus	income	Deficit	equity

Balance at September 30, 2007	105,329,745	$531,083	$225	$19,125	$737	$12	$(42,422)	$508,760
Common shares issued	3,302,889	11,237	–	–	–	–	–	11,237
Warrants granted	–	–	–	7,088	–	–	–	7,088
Stock options exercised	135,798	535	(43)	–		–	–	492
Compensation options exercised	281,750	1,127	–	–	–	–	–	1,127
Stock-based compensation	–	–	4,116	–	–	–	–	4,116
Loss for the year ended September 30, 2008	–	–	–	–	–	–	(436,329)	(436,329)

Balance at September 30, 2008	109,050,182	$543,982	$4,298	$26,213	$737	$12	$(478,751)	$96,491

Balance, September 30, 2006	37,672,499	$64,908	$220	$1,938	$705	$12	$(28,406)	$39,377
Common shares issued	60,255,000	447,702	–	–	–	–	–	447,702
Warrants exercised	6,213,689	13,558	–	(386)	–	–	–	13,172
Warrants granted	–	–	–	17,573	–	–	–	17,573
Over-allotment exercised	600,000	2,796	–	–	–	–	–	2,796
Stock options exercised	588,557	2,119	(660)	–	32	–	–	1,491
Stock-based compensation	–	–	665	–	–	–	–	665
Loss for the year ended September 30, 2007	–	–	–	–	–	–	(14,016)	(14,016)

Balance at September 30, 2007	105,329,745	$531,083	$225	$19,125	$737	$12	$(42,422)	$508,760

Balance, September 30, 2005	37,302,566	$64,425	$648	$1,938	$–	$12	$(28,444)	$38,579
Stock options exercised	369,933	483	(48)	–	–	–	–	435
Stock options expired or cancelled
Stock-based compensation	–	–	(380)	–	705	–	–	325
Net earnings for the year ended September 30, 2006	–	–	–	–	–	–	38	38

Balance at September 30, 2006	37,672,499	$64,908	$220	$1,938	$705	$12	$(28,406)	$39,377

See accompanying notes to consolidated financial statements.

ALLEN-VANGUARD CORPORATION
Consolidated Statements of Cash Flows
(in thousands)

	September 30,	September 30,	September 30,
	2008	2007	2006
	As restated
	(note 1)

Cash flows from operating activities:
Net loss	$(436,329)	$(14,016)	$38
Items not involving cash:
Depreciation and amortization	78,842	1,737	1,750
Loss on disposal of capital assets	665	–	–
Unrealized foreign exchange loss (gain)	13,348	(10,128)	–
Stock-based compensation expense	3,821	426	352
Acquisition and financing related charges and amortization (excluding amortization of acquired intangibles)	37,218	14,618	–
Impairment losses	379,996	–	–
Future income taxes	(82,521)	(8,168)	(900)
Change in non-cash operating working capital items (note 18)	45,752	10,828	3,125
Cash flows provided by (used in) operating activities	40,792	(4,703)	4,365

Cash flows from financing activities:
Proceeds from issuance of long-term debt	194,425	350,422	–
Repayment of long-term debt	(273,632)	(86,343)	(2,977)
Increase in incentive payment	–	226	–
Payment of deferred transaction costs	(5,214)	(12,557)	–
Payment of revolving credit facility fees	(2,911)	–	–
Net proceeds of bank indebtedness	7,528	(1,859)	1,306
Net proceeds from issuance of common shares, warrants and compensation options, net of costs	1,619	456,374	114
Cash flows provided by (used in) financing activities	(78,185)	706,263	(1,557)

Cash flows from investing activities:
Purchase of property and equipment	(4,901)	(3,756)	(2,628)
Acquisitions (note 4)	(1,102)	(643,331)	–
Acquisition of intangible assets	(153)	(903)	(78)
Increase in other long-term assets	–	(1,296)	–
Net return of restricted cash	31,640	(37,529)	(151)
Increase in short term investments	–	(9)	–
Cash flows (used in) investing activities	25,484	(686,824)	(2,857)

Increase in cash and cash equivalents	(11,909)	14,736	(49)

Cash and cash equivalents, beginning of year	20,431	5,695	5,744

Cash and cash equivalents, end of year	$8,522	$20,431	$5,695

See accompanying notes to consolidated financial statements.

ALLEN-VANGUARD CORPORATION
Notes to Consolidated Financial Statements
For the year ended September 30, 2008 and 2007
(in thousands except per share amounts)

Allen-Vanguard (the “Company’) develops and markets technologies, tools and training for defeating and minimizing the effects of improvised explosive devices (“IED’s”) and other hazardous devices and materials, whether chemical, biological, radiological, nuclear or explosive (“CBRNE”). The Company's equipment and services have been provided to leading security and military forces in more than 120 countries.

The Company operates in three principal business segments: (1) Electronic Systems (“ES”), consisting primarily of electronic counter-measures (“ECM” or “jammers”) which prevent the detonation of remotely controlled IED’s (“RCIED’s”), (2) Personal Protection Systems (“PPS”), which includes bomb disposal and chem-bio suit ensembles, body armor, remote intervention robots and other search and disposal specialty equipment for Explosive Ordnance Disposal (“EOD”), blast mitigation and decontamination equipment, and (3) Services, including counter-IED intelligence, training and advisory services.  A fourth business segment includes other ancillary items, such as vehicle barriers.

1.	SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

These financial statements have been prepared in accordance with Canadian generally accepted accounting principles.

Restatement of previously issued financial statements

The consolidated statements of cash flows have been restated on March 6, 2009, to correct the treatment of non-cash transactions related to financing and operating activities: issuance of warrants in connection with issuance of senior debt facility, issuance of common stock for payment of senior debt facility waiver fee, and issuance of common stock for payment of compensation expense related to vendor notes settlement. These non-cash items have been reclassified from cash flows from financing activities to cash flows from operating activities, items not involving cash.

ALLEN-VANGUARD CORPORATION
Notes to Consolidated Financial Statements (continued)
For the year ended September 30, 2008 and 2007
(in thousands except per share amounts)

1.	SIGNIFICANT ACCOUNTING POLICIES (continued)

The impact of this restatement on the consolidated statements of cash flows is as follows:

		September 30,
		2008
	As previously
	reported	Restated

Cash flows from operating activities:
Items not involving cash:
Acquisition and financing related charges and amortization
(excluding amortization of acquired intangibles)	$22,399	$37,218

Cash flows provided by (used in) operating activities	25,973	40,792

Cash flows from financing activities:
Issuance of warrants in connection with issuance of senior
debt facility	5,466	–
Issuance of common stock for payment of senior debt
facility waiver fee	5,559	–
Issuance of common stock for payment of compensation expense
Related to Vendor notes settlement	3,794	–

Cash flows provided by (used in) financing activities	(63,366)	(78,185)

The restatement had no impact on the amounts previously reported in the consolidated balance sheets, consolidated statements of operations and comprehensive loss, or consolidated statements of shareholders’ equity.

Revenue recognition

The Company recognizes revenue when title has passed, persuasive evidence of an arrangement exists, performance has occurred, customer specified test and acceptance criteria have been met, no significant obligation remains and collection is considered probable.

For contracts that have multiple elements, the Company allocates the total contract value among each deliverable, based on evidence of fair value of each element, if fair value for each element exists.  The Company determines the fair value of an element based on the price charged when the same element is sold separately.    Where an undelivered element in a multi-element contract does not have evidence of fair value, revenue from the entire contract is recognized in a manner determined for those combined elements as a single unit of accounting.

ALLEN-VANGUARD CORPORATION
Notes to Consolidated Financial Statements (continued)
For the year ended September 30, 2008 and 2007
(in thousands except per share amounts)

1.	SIGNIFICANT ACCOUNTING POLICIES (continued)

The Company also derives revenue from training, installation and consulting. Installation and consulting revenue is recognized when the service is delivered.  Training revenue is recognized on a completed contract basis.

Fee income derived from the licensing of intellectual property is recognized over the period of the license agreement.

Cash received from customers in excess of revenue recognized is recorded as deferred revenue in the accompanying consolidated balance sheet.

Goodwill

Goodwill is calculated as the excess of the fair value of consideration paid over the fair value of tangible and intangible assets acquired and liabilities assumed in a business combination.  Goodwill is allocated, as of the date of the business acquisition, to the Company’s reporting units that are expected to benefit from the synergies of the business acquisition.

Goodwill is not amortized, but is tested for impairment annually or more frequently if events or changes in circumstances indicate that the asset might be impaired.  The impairment test is carried out in two steps.  In the first step, the carrying amount of the reporting unit is compared with its fair value.  When the fair value of a reporting unit exceeds its carrying amount, goodwill of the reporting unit is considered not to be impaired and the second step of the impairment test is unnecessary. The second step is carried out when the carrying amount of a reporting unit exceeds its fair value, in which case, the implied fair value of the reporting unit’s goodwill is compared with its carrying amount to measure the amount of the impairment loss, if any.  The implied fair value of goodwill is determined in the same manner as the value of goodwill is determined in a business combination described in the preceding paragraph using the fair value of the reporting business unit as if it was the purchase price.  When the carrying amount of the reporting unit goodwill exceeds the implied fair value of the goodwill, an impairment loss is recognized in an amount equal to the excess and is presented as a separate line item in the consolidated statement of earnings and comprehensive income.

Intangible assets

Intangible assets resulting from acquisitions are initially recorded at fair value, which is estimated by management based, primarily, on the expected discounted future cash flows associated with the products acquired.  Finite life intangible assets are amortized over the estimated useful life of the assets.  Intangible assets with an indefinite life are not subject to amortization and are tested at least annually for impairment. Any potential intangible asset impairment is identified by comparing the fair value of the indefinite life intangible asset to its carrying value.  If the fair value of the intangible asset exceeds its carrying value, the intangible asset is considered not to be impaired. If the carrying value of the intangible asset exceeds its fair value, impairment is identified as the difference between the fair value and the carrying value and will result in a reduction in the carrying value of the intangible assets on the consolidated balance sheet and the recognition of a non-cash impairment charge.

ALLEN-VANGUARD CORPORATION
Notes to Consolidated Financial Statements (continued)
For the year ended September 30, 2008 and 2007
(in thousands except per share amounts)

1.	SIGNIFICANT ACCOUNTING POLICIES (continued)

Amortization is provided on a straight line basis over the estimated useful life as follows:

Asset	Method	Rate

Brand value (finite life)	Straight-line	10 years
Trademarks		indefinite life
Customer orders	Straight-line	as revenue is earned
Customer relationships	Straight-line	6 years to 11 years
Electronic systems technology	Straight-line	10 years
Personal protection systems technology	Straight-line	20 years
Technical drawings and patents	Straight-line	10 years to indefinite life
Proprietary intelligence database	Straight-line	10 years
Proprietary course curriculum	Straight-line	10 years
Assembled sales agent network	Straight-line	10 years

Inventories

Inventories consist of laid down cost, duty, brokerage and an apportionment of direct overheads, and are valued at the lower of cost and net realizable value.  Cost is determined using the first-in, first-out method.

Property and equipment

Property and equipment are recorded at cost, net of investment tax credits.  Property and equipment, if no longer in use or considered impaired, are written down to fair value.  Depreciation is provided over the estimated useful lives of the assets using the following methods and annual rates:

Asset	Method	Rate

Furniture and equipment	Straight-line	12.5%, 20% and 33.3%
Computer equipment	Straight-line	30% - 33.3%
Computer software	Straight-line	100%
Leasehold improvements	Straight-line	Remaining term of lease
Demonstration equipment	Straight-line	25% - 33.3%
Vehicles	Declining balance	30%

ALLEN-VANGUARD CORPORATION
Notes to Consolidated Financial Statements (continued)
For the year ended September 30, 2008 and 2007
(in thousands except per share amounts)

1.	SIGNIFICANT ACCOUNTING POLICIES (continued)

Income taxes

Income taxes are accounted for under the asset and liability method of accounting for income taxes.  Under the asset and liability method, future tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases.  Future tax assets and liabilities are measured using enacted or substantively enacted tax rates expected to apply when the asset is realized or the liability settled.  The effect on future tax assets and liabilities of a change in tax rates is recognized in earnings in the year that includes the date of enactment or substantive enactment.

The potential income tax benefits relating to losses available to reduce taxable income in future years are recognized in the consolidated financial statements as a future income tax asset to the extent that their realization meets the requirements of the “more likely than not” test.

Loss per share

Basic loss per share is computed by dividing net loss by the weighted average shares outstanding during the year.  Diluted loss per share is computed similar to basic loss per share except the weighted average shares outstanding are increased to include additional shares from the assumed exercise of stock options and warrants, if dilutive.  The number of additional shares for stock options and warrants is calculated by assuming that outstanding stock options and warrants were exercised and that the proceeds from such exercises were used to acquire shares of common stock at the average market price during the year.

Use of estimates

The preparation of financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the year.  Significant items subject to such estimates include, but are not limited to, the carrying amount of property, plant and equipment, provision for inventories, determination of fair value of intangible assets, stock based compensation expense, amortization periods, the valuation of goodwill, the valuation of long-lived assets and future income taxes.  Actual results could differ from those estimates.

ALLEN-VANGUARD CORPORATION
Notes to Consolidated Financial Statements (continued)
For the year ended September 30, 2008 and 2007
(in thousands except per share amounts)

1.	SIGNIFICANT ACCOUNTING POLICIES (continued)

Impairment of long-lived assets

The Company reviews tangible and intangible assets subject to amortization (long-lived assets) for impairment annually, or more frequently, if events or changes in circumstances indicate that the carrying amount may not be recoverable.  Absent any triggering factors during the year, the Company conducts its long-lived asset assessment at September 30th.  Recoverability is assessed by comparing the carrying amount to the projected undiscounted cash future net cash flows that the long-lived assets are expected to generate.  If the sum of the undiscounted future cash flows expected to result from the use and disposition of a group of assets is less than its carrying amount, it is considered impaired.  An impairment loss is measured as the amount by which the carrying amount of a group of assets exceeds its fair value (note 8(b)).

Cash and cash equivalents

Cash and cash equivalents are recorded at cost, which approximates market value.  Cash equivalents consist of highly liquid deposit certificates held to maturity, with terms extending up to 90 days from the date of acquisition.

Consolidation

The consolidated financial statements include the results of the Company and all of its wholly-owned subsidiaries.  All inter-company transactions and balances have been eliminated on consolidation.

Foreign currency translation

The functional currency of the Company is the Canadian dollar. Integrated foreign operations and foreign denominated assets and liabilities of the Company are translated using the temporal method.  Under this method, monetary assets and liabilities are translated at the prevailing rates of exchange, non-monetary assets and liabilities are translated at historic exchange rates and revenue and expense items are translated at prevailing average exchange rates during the year.  Exchange gains and losses are included in the consolidated statements of earnings and comprehensive income.

ALLEN-VANGUARD CORPORATION
Notes to Consolidated Financial Statements (continued)
For the year ended September 30, 2008 and 2007
(in thousands except per share amounts)

1.	SIGNIFICANT ACCOUNTING POLICIES (continued)

Research and development costs

Scientific research and experimental development costs are expensed in the year in which they are incurred.  Recoveries from Investment Tax Credits and other government assistance are credited against the expense in the year in which they can be reliably measured.

Investment tax credits and any other government assistance arising from the scientific research and experimental development expenditures are recorded as a reduction of the related current year expense or property and equipment.

Stock-based compensation

The Company has a stock-based compensation plan, which is described in note 12(c).

The Company uses the fair value method to account for stock-based compensation and other stock-based payments.  Under the fair value method, compensation costs attributable to awards granted to employees are measured at fair value at the date of the grant, amortized over the vesting period on a straight-line basis, and charged to earnings with a related credit to stock options in shareholders’ equity.  On the exercise of stock options the consideration received plus the related amount of stock options is recorded as share capital.  All awards granted to non-employees are accounted for using the fair value based method.  Forfeitures are accounted for as they occur.

Financing fees

Financing fees related to long-term debt are offset against the outstanding principle balance of the debt and are amortized using the effective interest rate method.  Costs related to the issuance of equity are offset against capital stock.  Financing fees related to the Company’s revolving credit facility are deferred as other assets and are amortized on a straight-line basis over the term of the underlying commitment.

Leases

Leases are classified as either capital or operating in nature.  Capital leases are those which substantially transfer the benefits and risks of ownership to the lessee.  Assets acquired under capital leases are depreciated at the same rates as those described in property and equipment.  Obligations recorded under capital lease are reduced by the principal portion of lease payments.  The imputed interest portion of lease payments is charged to expense.

ALLEN-VANGUARD CORPORATION
Notes to Consolidated Financial Statements (continued)
For the years ended September 30, 2008 and 2007
(in thousands except per share amounts)

2.	ADOPTION OF NEW ACCOUNTING STANDARDS

Effective October 1, 2007 the Company adopted the following new accounting standards.

Capital Disclosures

The Canadian Institute of Chartered Accountants (“CICA”) Handbook section 1535, “Capital Disclosures” requires the Company to disclose information about the Company’s objectives, policies and processes for the management of its capital (note 21).

Financial Instruments – Disclosures and Presentation

CICA section 3862, “Financial Instruments – Disclosures” and section 3863, “Financial Instruments – Presentation” require the disclosure of information with regards to the significance of financial instruments for the Company’s financial position and performance, and the nature and extent of risks arising from financial instruments to which the Company is exposed during the year and at the balance sheet date, and how the Company manages those risks (note 20).

3.	FUTURE ACCOUNTING STANDARDS

Inventories

In March 2007, the CICA issued Section 3031, Inventories, replacing Section 3030, Inventories. This Section applies to interim and annual financial statements for fiscal years beginning on or after January 1, 2008. The Section prescribes the accounting treatment for inventories such as measurement of inventories at the lower of cost and net realizable value. It provides guidance on the determination of cost and its subsequent recognition as an expense, including any write-downs to net realizable value and reversal of previous write-downs of inventories arising from an increase in net realizable value. It also provides guidance on the cost methodologies that are used to assign costs to inventories and it describes the required disclosures on the carrying amount of inventories, the amount of inventories recognized as an expense and the amount of write-downs or reversal of write-downs of inventories. The Company does not expect that the adoption of this standard will have a material effect on the consolidated financial statements.

ALLEN-VANGUARD CORPORATION
Notes to Consolidated Financial Statements (continued)
For the years ended September 30, 2008 and 2007
(in thousands except per share amounts)

3.	FUTURE ACCOUNTING STANDARDS (continued)

Goodwill and Intangible Assets

In February 2008, the CICA issued Handbook section 3064,"Goodwill and Intangible Assets", replacing section 3062, "Goodwill and Other Intangible Assets", and section 3450, "Research and Development Costs".  This section established standards for the recognition, measurement, presentation and disclosure of goodwill subsequent to its initial recognition and of intangible assets by profit-oriented enterprises.  Standards concerning goodwill are unchanged from the standards included in the previous section 3062.  The new section is effective for years beginning on or after October 1, 2008. The Company is currently evaluating the impact of the adoption of this standard on the consolidated financial statements.

International Financial Reporting Standards (IFRS)

The CICA plans to converge Canadian GAAP with IFRS over a transition period expected to end in 2011.

Management has been assessing the impact of these new accounting standards on its consolidated financial statements and intends to implement them in time to meet associated effective dates.

ALLEN-VANGUARD CORPORATION
Notes to Consolidated Financial Statements (continued)
For the years ended September 30, 2008 and 2007
(in thousands except per share amounts)

4.	BUSINESS ACQUISITIONS

Med-Eng Systems Inc.

On September 17, 2007, the Company completed the acquisition of all of the issued and outstanding common shares of Med-Eng Systems Inc. (“Med-Eng”), a privately held company incorporated under the laws of the province of Ontario, Canada, for cash consideration of $622,630 plus acquisition costs of $10,899.  Med-Eng operates in the province of Ontario, Canada and also has a wholly-owned subsidiary based in the United States, two wholly-owned subsidiaries based in Alberta, Canada and a limited partnership registered in the province of Alberta, Canada.  Med-Eng is a supplier of force protection products for military, homeland security and law enforcement organizations.  Med-Eng is a leading global supplier of EOD, and is a market leader for bomb disposal suits and helmets.  Med-Eng is also an important supplier of ECM equipment to the U.S. military through General Dynamics Armament and Technical Products (“General Dynamics”), and to the Canadian and Australian military forces.  The acquisition was accounted for using the purchase method of accounting and, accordingly, the results of operations of Med-Eng have been included in these consolidated financial statements since September 17, 2007, the closing date of the acquisition. The final purchase price allocation summarizing the estimated fair value of the assets acquired and liabilities assumed at the date of the acquisition is as follows (adjusted for adjustments and reclassification):

Assets acquired:
Cash and cash equivalents	$90
Accounts receivable	53,660
Current income taxes recoverable	15,099
Prepaid expenses and other assets	1,601
Inventories	19,568
Property and equipment	12,040
Identifiable intangible assets	397,352
Goodwill	304,141
$803,551
Liabilities assumed:
Accounts payable and accrued charges	(35,343)
Future tax liability	(134,679)
$(170,022)

Net assets acquired	$633,529

Consideration given:
Cash	$622,630
Acquisition costs	10,899
$633,529

ALLEN-VANGUARD CORPORATION
Notes to Consolidated Financial Statements (continued)
For the years ended September 30, 2008 and 2007
(in thousands except per share amounts)

4.	BUSINESS ACQUISITIONS (continued)

Financing for the Med-Eng acquisition consisted of the net proceeds of a private equity placement in the amount of $94,206, a drawdown of $10,000 from a $20,000 revolving credit facility (note 10), approximately $190,600 in subordinated debt, of which $150,000 represented a portion of the purchase price paid to the vendors of Med-Eng plus approximately $40,600 that constituted payment to the vendors on account of excess working capital, available cash reserves of the Company in the amount of $10,977 and a portion of a five-year long-term debt facility in the amount of $326,515 (note 10).  The purchase price consideration included a payment of a $1,040 to the Med-Eng shareholders for excess working capital that exceeded the amount of the $40,600 escrow referred to above.  There are no other contingent payments to be made to the Med-Eng shareholders. During the year ended September 30, 2008, the Company incurred additional acquisition costs of $191 and an increase of $1,898 to the future income tax liability that have been reflected as increases to goodwill.

The $397,352 value assigned to identifiable intangible assets was attributable to orders-on-hand, proprietary electronic systems technology (‘ES”), proprietary personal protection systems (“PPS”) technology, brand value and customer relationships.    Proprietary ES and PPS orders-on-hand carried a value of $44,122 and $2,306, respectively, and is amortized as the related revenue is earned. Proprietary ES technology was carried at $78,905 and is amortized on a straight-line basis over a 10 year period from the date of acquisition.  Proprietary PPS technology was carried at $96,087 and is amortized on a straight-line basis over a 20 year period from the date of acquisition. The value of the Med-Eng Systems brand name is valued at $27,114 for ES and valued at $40,553 for PPS and it is deemed to have an indefinite life and is not amortized.  The customer relationship intangible asset acquired from Med-Eng attributed to ES technology is valued at $66,010 and is amortized on a straight-line basis over a 7 year period from the date of acquisition.  The customer relationship intangible asset acquired from Med-Eng attributed to personal protection systems technology is valued at $42,255 and is amortized on a straight-line basis over an 11 year period from the date of acquisition.

As a result of finalizing adjustments to the purchase price allocation, in the year ended September 30, 2008, prepaid expenses and other assets acquired were reduced by $827 and reclassified to goodwill, the fair value of identifiable intangible assets acquired was increased by $62,693, goodwill was reduced by $42,076 and future tax liability was increased by $19,790.

ALLEN-VANGUARD CORPORATION
Notes to Consolidated Financial Statements (continued)
For the years ended September 30, 2008 and 2007
(in thousands except per share amounts)

4.	BUSINESS ACQUISITIONS (continued)

On acquisition, the Company also placed $19,000 in escrow for the purpose of funding a compensation package for continuing employment services which was being recognized on a straight-line basis over the three year term to payment as acquisition related compensation expense.  On January 25, 2008, the Company amended the escrow agreement governing the compensation package for continuing employment services in the Med-Eng acquisition.  Of the $19,000 held in restricted cash, $9,500 was returned to the Company and applied to the long-term debt facility, which was required under the terms of the lending agreement, $4,750 was paid to the employee immediately, and the remainder (note 5) will be withheld pending a resolution of a dispute related to the payment thereof, pursuant to the Company’s right to do so in the related escrow agreement.  As a result of the amended agreement, the acquisition related compensation expense and related liability of $9,500 were recognized on a straight-line basis over the six-month period relating to defined services beginning on January 25, 2008, the date of the amendment.

Hazard Management Solutions Limited

On June 13, 2007, the Company completed the acquisition of all of the shares of Hazard Management Solutions Limited (“HMS”), a privately held company incorporated under the laws of the United Kingdom (“UK”), for initial cash consideration of $15,846 (£7,560).  In addition, the Company paid $786 (£375) for non-competition agreements with the former shareholders of HMS and incurred acquisition costs in the amount of $872 (£416). During the year ended September 30, 2008, additional purchase price consideration in the amount $915 (£454) was paid to the former HMS shareholders in settlement of a net asset adjustment and has been reflected as an increase to goodwill.

HMS operates in the UK and in the United States.  HMS is a leading developer and supplier of counter-IED services, including consulting, training and analysis.  The acquisition was accounted for using the purchase method of accounting and accordingly the results of operations of HMS have been included in these consolidated financial statements since June 13, 2007, the closing date of the acquisition.

In conjunction with the acquisition of HMS, the Company issued to the former shareholders of HMS interest-bearing promissory notes in the aggregate amount of $9,518 (£4,540) (“Vendor Notes”).  The Vendor Notes were payable in three annual instalments, bore interest at LIBOR plus 2 percent, and were conditional upon the continued employment of the former HMS shareholders with the Company.  The Vendor Notes have not been included as purchase price consideration on the HMS acquisition.

ALLEN-VANGUARD CORPORATION
Notes to Consolidated Financial Statements (continued)
For the years ended September 30, 2008 and 2007
(in thousands except per share amounts)

4.	BUSINESS ACQUISITIONS (continued)

Additional consideration of up to $21,000 (£10,016) was potentially payable to the former shareholders of HMS contingent on HMS achieving certain earnings targets (the “Earnout”). At closing, $5,241 (£2,500) was segregated and was presented as restricted cash in the Company’s consolidated balance sheets until March 31, 2008. The Company also agreed to contribute $1,887 (£900) to a long -term incentive plan for the benefit of HMS’ non-shareholder staff, of which $1,069 (£510) was paid in cash at closing.

On April 3, 2008, the Company extinguished its obligations under the Vendor Notes and the Earnout by paying the former shareholders of HMS $14,204 (£7,040). A cash payment of $5,917 (£2,933) was made and the balance of $8,287(£4,107) was paid by the issuance, to the former HMS shareholders, of 2,136 common shares of the Company. Due to certain trading restrictions, these shares were discounted for accounting purposes; the fair value of the common shares was recorded at $5,678 (£2,814). As a result of the extinguishment of the Vendor Notes and Earnout, goodwill increased by $1,885, accrued Vendor Notes payable of $3,096 were relieved, acquisition and financing related charges and amortization of $6,614 was expensed and a realized foreign exchange gain of $386 was recorded in the period.

The purchase price allocation summarizing the estimated fair value of the assets acquired and liabilities assumed at the date of the acquisition is as follows:

Assets acquired:
Cash and cash equivalents	$2,397
Accounts receivable	4,593
Prepaid expenses	1,038
Other long-term assets	11
Property and equipment	424
Identifiable intangible assets	10,441
Goodwill	10,009
$28,913
Liabilities assumed:
Accounts payable and accrued liabilities	(3,561)
Deferred revenue	(330)
Income taxes payable	(1,579)
Future tax liability	(3,147)
$(8,617)
Net assets acquired	$20,296

Consideration given:
Cash	$19,424
Acquisition costs	872
$20,296

ALLEN-VANGUARD CORPORATION
Notes to Consolidated Financial Statements (continued)
For the years ended September 30, 2008 and 2007
(in thousands except per share amounts)

4.	BUSINESS ACQUISITIONS (continued)

The $10,441 value assigned to identifiable intangible assets was attributable to orders-on-hand, intellectual property, proprietary course curriculum, proprietary trademarks and customer relationships and were identified through an independent valuation process.  Orders-on-hand carried a value of $2,013 and is amortized as the related revenue is earned.  Intellectual property is related to a proprietary research database created by HMS that generates revenue through subscriptions and does not have any direct competition.  Intellectual property carried a $1,069 value and is amortized on a straight-line basis over a 10 year period from the date of acquisition.  Proprietary course curriculum carried a $1,803 value and is amortized on a straight-line basis over a 10 year period from the date of acquisition.  Proprietary trademarks carried a $2,306 value and will be amortized on a straight-line basis to December 2017.  Customer relationships carried a value of $3,250 and will be amortized on a straight-line basis to January 2014.

As a result of finalizing adjustments to the purchase price allocation, in the year  ended September 30, 2008, the fair value of identifiable intangible assets acquired increased by $3,155, goodwill was reduced by $2,194 and future tax liability increased by $961.

5.	RESTRICTED CASH

Pursuant to the terms of its foam license agreement with a department of the Canadian government, the Company deposits royalties payable to the licensor in a segregated non-interest bearing bank account until the related liability has been paid.  At September 30, 2008, $543 (2007 – $563) has been segregated.

In connection with the acquisition of HMS on June 13, 2007, the Company has set aside as restricted cash $612 (2007 - $1,239) as security for foreign exchange contracts.

In connection with the acquisition of Med-Eng on September 17, 2007, the Company set aside, as restricted cash, $19,000 plus accumulated interest for the purpose of funding a compensation package for continuing employment services. On January 25, 2008, the Company amended this escrow agreement, with $9,500 returned to the Company and applied to the long-term debt facility and $4,750 paid to an employee immediately. Of the remaining $4,750, the Company paid $268 to an employee in April 2008.  The remainder will be withheld pending a resolution of a dispute related to the payment thereof, pursuant to the Company’s right to do so in the related escrow agreement.  Interest of $384 will be returned to the Company upon completion of the final payment (note 4).

At September 30, 2008, cash in the amount of $20 (2007 - $2,317) secured specific letters of credit.

ALLEN-VANGUARD CORPORATION
Notes to Consolidated Financial Statements (continued)
For the years ended September 30, 2008 and 2007
(in thousands except per share amounts)

6.	PROPERTY AND EQUIPMENT

		Accumulated	Net book
2008	Cost	depreciation	value

Furniture and equipment	$16,930	$2,718	$14,212
Computer equipment	1,638	828	810
Computer software	1,460	1,175	285
Leasehold improvements	1,214	844	370
Demonstration equipment	1,307	632	675
Vehicle	140	64	76

Assets under capital leases:
Furniture and equipment	243	213	30
Computer equipment	388	183	205
Leasehold improvements	105	75	30
	$23,425	$6,732	$16,693

		Accumulated	Net book
2007	Cost	depreciation	value

Furniture and equipment	$12,428	$1,102	$11,326
Computer equipment	2,949	1,362	1,587
Computer software	697	61	636
Leasehold improvements	5,033	1,014	4,019
Demonstration equipment	1,127	368	759
Vehicle	232	78	154

Assets under capital leases:
Furniture and equipment	433	374	59
Computer equipment	479	145	334
Leasehold improvements	106	55	51
	$23,484	$4,559	$18,925

ALLEN-VANGUARD CORPORATION
Notes to Consolidated Financial Statements (continued)
For the years ended September 30, 2008 and 2007
(in thousands except per share amounts)

7.	GOODWILL

	As at September 30,
	2008	2007

Balance, beginning of year	$375,437	$21,906

Acquisition of Hazard Management Solutions Limited
Goodwill on original acquisition	–	9,403
Net asset adjustment	915	–
April 3, 2008 extinguishment of Vendor Notes and Earnout	1,885	–
Adjustment to cost of acquisition	(2,194)	–
Acquisition of Med-Eng Systems Inc.
Goodwill on original acquisition	–	344,128
Adjustment to cost of acquisition	(39,987)	–
Impairment recognized (a)	(253,723)	–
	$82,333	$375,437

(a)
CICA section 3062 requires Goodwill to be tested on an annual basis unless certain criteria are met.  The Company performed an impairment test as at September 30, 2008, whereby the carrying amount of goodwill was compared to the discounted future cash flows expected from its use, using weighted average discount rates as described in note 8 (b).  Impairment tests involve a significant degree of judgement, as expectations concerning future cash flows and the selection of an appropriate discount rate are subject to considerable risks and uncertainties.  Management concluded that an impairment had occurred, and consequently the Company reduced the carrying value of goodwill through a charge to loss in the amount of $253,723.

(b)	For details on items affecting goodwill, see note 4

ALLEN-VANGUARD CORPORATION
Notes to Consolidated Financial Statements (continued)
For the years ended September 30, 2008 and 2007
(in thousands except per share amounts)

8.	INTANGIBLE ASSETS

		Accumulated	Net book
2008	Cost	amortization	value

Electronic systems technology	$22,541	$–	$22,541
Personal protection systems
technology	95,260	4,829	90,431
Customer orders	51,002	51,002	–
Customer lists and relationships	66,216	4,680	61,536
Technical drawings and patents	3,125	1,200	1,925
Brand value	28,707	845	27,862
Proprietary intelligence database	1,069	138	931
Proprietary course curriculum	1,803	235	1,568
Assembled sales agent network	250	102	148
	$269,973	$63,031	$206,942

		Accumulated	Net book
2007	Cost	amortization	value

Electronic systems technology	$169,230	$764	$168,466
Personal protection systems
technology	54,703	198	54,505
Customer orders	37,900	3,291	34,609
Customer lists and relationships	29,650	180	29,470
Technical drawings and patents	25,036	765	24,271
Brand value	24,861	384	24,477
Proprietary intelligence database	2,350	70	2,280
Proprietary course curriculum	1,550	46	1,504
Non-compete agreements	787	78	709
Assembled sales agent network	250	77	173
	$346,317	$5,853	$340,464

(a)
During the year, the Purchase Price Allocations were finalized for the June 13, 2007 acquisition of Hazard Management Solutions Limited (HMS) and the September 17, 2007 acquisition of Med-Eng Systems Inc. (see note 4).  As a result, the cost of intangibles in HMS increased by $3,155 and increased in Med-Eng Systems Inc. by $62,693.

ALLEN-VANGUARD CORPORATION
Notes to Consolidated Financial Statements (continued)
For the years ended September 30, 2008 and 2007
(in thousands except per share amounts)

8.	INTANGIBLE ASSETS (continued)

(b)
CICA section 3063 requires long-lived assets to be tested for recoverability whenever events or changes in circumstances indicate that their carrying amount may not be recoverable.  The Company performed an impairment test as at September 30, 2008, whereby the carrying amount of intangible assets was compared to the discounted future cash flows expected from their use, using weighted average discount rates as described in the table below.  Impairment tests involve a significant degree of judgement, as expectations concerning future cash flows and the selection of an appropriate discount rate are subject to considerable risks and uncertainties.  Management concluded that an impairment had occurred, and consequently the Company reduced the carrying value of intangible assets through a charge to loss in the amount of $126,273.  The assets deemed to be impaired were ES technology ($47,768), ES customer relationships ($35,938), ES trademarks ($20,314) and PPS trademarks ($22,253).  The decline in the asset values are related to new generations of electronic systems technology that have been developed since the acquisition date, making the electronic systems technology acquired less contributory to future cash flows.  The weighted average discount rates are as follows:

Weighted average discount rate

ES backlog	25%
PPS backlog	20%
ES technology, customer lists, trademarks	35%
PPS technology, customer lists, trademarks	30%

9.	BANK INDEBTEDNESS

	As at September 30,
	2008	2007

Bank indebtedness	$8,088	$–

The Company has a revolving credit facility of up to $50,000 as described in Note 10(a).

ALLEN-VANGUARD CORPORATION
Notes to Consolidated Financial Statements (continued)
For the years ended September 30, 2008 and 2007
(in thousands except per share amounts)

10.	LONG-TERM DEBT

	As at September 30,
	2008	2007

Term loan facility, repayable in quarterly instalments in
US dollars, maturing May 2011, secured by a first
charge on the Capital Stock and assets of the Company and
its subsidiaries (a) ($184,375 US dollars)	$196,211	$–

Senior debt facility, repayable in quarterly
instalments in US dollars, maturing March
2012, secured by a first charge on the assets
of the Company and its subsidiaries (b) ($262,927 US dollars)	–	261,954

Capital leases, repayable in British Pounds Sterling (£54)	103	328

Incentive payable	–	226
	196,314	262,508
Less amount due within one year	(10,327)	(74,947)
	185,987	187,561

Less deferred transaction costs	(1,492)	(16,555)
	$184,495	$171,006

Principal repayments to the end of the term loan and capital lease payments to the end of the lease terms are expected to be as follows for fiscal years ended:

2009	$10,327
2010	36,145
2011	149,842
$196,314

ALLEN-VANGUARD CORPORATION
Notes to Consolidated Financial Statements (continued)
For the years ended September 30, 2008 and 2007
(in thousands except per share amounts)

10.	LONG-TERM DEBT (continued)

(a)
Effective May 6, 2008, the Company entered into new secured credit facilities, consisting of a three-year $187,785 ($187,391 US dollars) and a $6,796 term loan facility and revolving credit facility with availability up to $50,000 Canadian dollars.  Advances under the term loan facility are available in US dollars by way of LIBOR-based loans and US base rate loans and in Canadian dollars by way of banker’s acceptances (“BA’s”) and prime rate loans.  The interest rate on the US dollar term loan is based on the LIBOR rate plus 3.5%.  The interest rate on the Canadian dollar term loan is based on the Prime rate plus 2.5%.  The interest rate on the revolving credit facility is based on the US base rate plus 2.0%.  The Company is required to repay the term loan in quarterly principal payments of $9,704 US dollars, plus additional quarterly payments ranging from 50% to 75% of excess cash flow, with any remaining principal repayable upon the maturity date of the term loan.  The percentage of excess cash flow to be swept and paid against the outstanding principal balance of the debt is based on the amount outstanding on the term facility.  The extent of the excess cash flow sweep, if any, can vary from quarter to quarter; however these payments are not able to be estimated at this time.  As part of the issuance of the new secured credit facilities, the Company incurred costs in the amount of $6,243, of which $4,963 has been deferred and will be amortized using the effective interest rate method and $1,280 which will be amortized over the period that the revolving credit facility is available on a straight-line basis. During the year ended September 30, 2008, $3,471 and $840 of amortized credit facility financing costs were included in the consolidated statement of loss and comprehensive loss in relation to the deferred financing costs for the term loan and the revolving credit facility respectively.  The Company has recorded an unrealized foreign exchange gain of $221 in the year ended September 30, 2008, in respect of the deferred financing costs.  The Company has recorded an unrealized foreign exchange loss of $11,681 in the year ended September 30, 2008, in respect of the term loan.

Under this facility, the Company is required to maintain certain financial covenants, including among others, covenants relating to a consolidated leverage ratio, a consolidated fixed charge coverage ratio, and a consolidated capitalization ratio.

On June 6, 2008, the Company converted the Canadian portion of the term loan to a $6,640 ($6,687 US dollars) term loan.  Interest on this balance will be based on the US dollar base rate plus 2.5%.

On June 30, 2008, the Company paid the first quarterly instalment of $9,895 ($9,704 US dollars).

ALLEN-VANGUARD CORPORATION
Notes to Consolidated Financial Statements (continued)
For the years ended September 30, 2008 and 2007
(in thousands except per share amounts)

10.	LONG-TERM DEBT (continued)

The Company reached a series of accommodation agreements with its lenders during the period of September 30 to December 16, 2008 that deferred (i) the quarterly principal payment due September 30, 2008, (ii) compliance with certain financial covenants under the May 6, 2008 credit facilities, and (iii) payment of certain interest and fees, all to December 31, 2008. All other terms and conditions of the Credit Agreement dated May 6, 2008 remained in effect.  Additionally, the accommodation agreements include an enhanced return to the Lenders whereby all accommodations outstanding bore additional interest at the rate of 2% per annum calculated daily from and including November 1, 2008 through December 23, 2008.  The Company is also required to pay an extension fee of $1,000 plus up to an additional $500, determined by the date of the closing, to the lenders upon a restructuring event.  During this period of accommodation the Company was renegotiating the credit facilities.  The Company was unable to comply with its financial covenants, as a result of lower than expected cash flows and a lack of an investment transaction, at September 30, 2008, and accordingly, effective December 2 9 , 2008, the lenders provided a waiver for these covenants and amended the covenants of the new secured credit facilities.

On December 2 9 , 2008, the Company entered an amended and restated syndicated credit facility (the “ amended agreement ”) with the lenders, amending and restating the credit facilities agreement signed on May 6, 2008 (“old agreement”).  The amended agreement caps the term loan commitment on the old agreement which is fully advanced and capped at $184,375 US dollars, caps the existing revolving facility commitment at $14,000, comprising the existing revolving loan which is capped at $7,600 US and is currently fully drawn and the existing documentary credit facility capped at $4,000.  The lenders made available an additional facility in an amount up to the US dollar equivalent of $16,000 (“new revolving facility”) and an additional documentary credit (“DC”) commitment of up to $4,500 (“new DC facility”).  Additionally, the amended agreement provides deferral and reduction of previously scheduled principal repayments in 2008 and 2009 which deferrals in aggregate total US $43,668, as described below. The maturity date is May 6, 2011 for the term loan facility and the existing revolver facility, December 31, 2009 for the new revolving facility, and December 31, 2010 for the additional new DC facility.

ALLEN-VANGUARD CORPORATION
Notes to Consolidated Financial Statements (continued)
For the years ended September 30, 2008 and 2007
(in thousands except per share amounts)

10.	LONG-TERM DEBT (continued)

The availability of the new revolving facility is based on the Company’s Peak Forecast amount in each respective week plus $5,000, but not to exceed the maximum of $16,000, as calculated by the Company in its weekly cash flow forecast provided by the Company to the new facility lenders prior to closing.  The Peak Forecast amount is the highest amount required by the Company in any given week in accordance with the cash flow forecast.  The Company will provide updated cash flow forecasts to the lenders on April 1, 2009, July 1, 2009 and October 1, 2009 for the periods starting April 15, 2009, July 15, 2009 and October 15, 2009, respectively.  Upon receipt of the updated forecasts, the Company and the new facility lender will set revised terms of availability and a minimum net cash flow covenant satisfactory to the new facility lenders and the Company.  As a result of the agreement to revise terms in the current period, amounts drawn on the $16,000 operating facility will be classified as a current liability. All advances under the new DC facility will be subject to Export Development Canada Performance Security Guarantees (“PSGs”) and Financial Security Guarantees (“FSGs”) satisfactory to the new facility lenders, or if such support is unavailable, must be fully cash collateralized.

The quarterly instalments on the term loan facility originally due September 30, 2008, December 31, 2008 and March 31, 2009 are deferred until May 6, 2011.  All other quarterly payments due in 2009 are reduced to an amount equal to 2.5% ($4,852 US dollars) of the amount outstanding on the initial May 6, 2008 closing of the original term loan facility, being $194,079 US dollars.  Quarterly payments after 2009 will be equal to 5% ($9,704 US dollars).

The financial covenants under the old agreement are no longer applicable.  Under the new facility, certain financial covenants are required to be maintained, including among others, minimum adjusted EBITDA, a cap on restructuring costs of $2,000 per month and not to exceed $3,300 over the current forecasted period and minimum net cash flow.  “Adjusted EBITDA” for any period is defined as Consolidated EBITDA for that period less Capital Expenditures that have been incurred during the period less taxes incurred in the period (excluding sales taxes) that have or will be paid in cash within the next 12 months less all Restructuring Costs that have been incurred in the period and have or will be paid in cash within the next 12 months, excluding those costs already accrued in FY08 but including any funds used to cash collateralize DCs.  On or before September 15, 2009, the Company and the lenders will set revised covenants satisfactory to both parties acting reasonably.

The interest rate on the term loan facility is US base rate plus 4.5% and on the existing revolving credit facility is US base rate plus 4.0%.  The interest rate on the new operating facility is US base rate plus 5.5%, and in no event shall the total interest rate be less than 10%.  The interest rate on the new DC facility is 5.5%.

ALLEN-VANGUARD CORPORATION
Notes to Consolidated Financial Statements (continued)
For the years ended September 30, 2008 and 2007
(in thousands except per share amounts)

10.	LONG-TERM DEBT (continued)

In relation to the accommodations agreements, the Company is required to pay an extension fee of $1,000 plus up to an additional $500, determined by the date of the closing, to the lenders upon the earlier of May 6, 2011 and a restructuring event, which is defined as the closing date of a capital raise, a change of control, sale of substantially all of the assets of the Company or an event default. In relation to the November 28, 2008 amended accommodation, an accommodation fee of $250 will be paid on the earlier of May 6, 2011 and a restructuring event.  Upon the earlier of May 6, 2011 and a restructuring event, the Company will also pay a new facility fee of $5,000 to the new facility lenders. The Company will also pay a fee to any lender that is not a New Facility Lender (as defined below) in an amount not to exceed $500 payable on a restructuring event. Pursuant to the accommodation agreement entered into on December 10, 2008, an enhanced return in an amount equal to additional interest earned at the rate of 2% per annum on the amount outstanding under the term loan facility, the revolving credit facility and the DC facility calculated daily from December 10, 2008 to the date an initial advance is made under the new revolving facility and the new DC facility is payable on the date of such initial advance.

The Company has authorized the issue of warrants to the lenders under the New Facilities (the "New Facility Lenders") entitling them to acquire up to 19.9% of the common shares of the Company at an exercise price of $0.2114, being the volume-weighted average trading price of the Company's common shares on the five days ended on the day prior to the amended agreement .  All warrants are exercisable for five years and provide for anti-dilution protection.

Pursuant to the amended agreement , the Company has also agreed to provide share appreciation rights ("SARs") to the New Facility Lenders, exercisable at any time during the five year period following April 30, 2009, if the Company has not, on or prior to April 30, 2009,  raised additional capital and used some or all of the proceeds from that capital raise to permanently reduce the principal amount outstanding under the existing facilities and the New Facilities by at least US$50,000 (a “Qualified Capital Raise”).  The SARs entitle the New Facility Lenders to be paid a cash amount equal to the increase (if any) in the trading price of the Company's shares at the date of exercise of the SARs over $0.2114 per share multiplied by the number of shares that such lenders would have owned if they had purchased 20% of the fully diluted common shares of the Company as at the execution of the amended agreement (i.e., 37,116,000 common shares).

Provided that the Company obtains the approval of shareholders and the TSX, the SARs can be completely replaced, on or prior to April 30, 2009, by additional five-year warrants which entitle the New Facility Lenders to acquire up to an additional 10% of the fully diluted common shares of the Company exercisable at $0.2114 per share.

ALLEN-VANGUARD CORPORATION
Notes to Consolidated Financial Statements (continued)
For the years ended September 30, 2008 and 2007
(in thousands except per share amounts)

10.	LONG-TERM DEBT (continued)

The New Facility Lenders have also been provided with pre-emptive rights allowing them to receive additional warrants ("Top-Up Warrants") on future issuances of equity by the Company at any time the term loan facility is still outstanding, entitling them to purchase, at the same price and on the same terms as such equity issuance, sufficient shares of the Company to enable them to maintain their equity interest at 19.9% (or up to 29.9% if they have received additional warrants in place of the SARs). The Top-Up Warrants have a five year term, unless the Company has completed a Qualified Capital Raise, in which case any Top-Up Warrants shall be exercisable for three years from the date they are issued.  In the event of the completion of a Qualified Capital Raise, after the first US $50,000 is repaid to the lenders, the 19.9% ownership of the lenders that is subject to protection by the aforementioned pre-emptive rights is subject to reduction by 1% for each additional US $10,000 of principal repayment over US $50,000 provided that the percentage ownership subject to protection, does not decrease below a minimum of 15%.  The SARS provide for adjustments that give similar protection to the New Facility Lenders as these pre-emptive rights in the event of further equity issuances.

Additional terms require the Company to complete the raising of additional capital in a minimum amount of US$50,000 on or before September 30, 2009.  If such capital raise is not completed, the Company shall offer conversion of all or part of the outstanding term loan amount to equity in the capital stock of the Company that is acceptable to each of the lenders of the term loan facility. If such conversion is not acceptable to the lenders, the term loan facility would be payable on demand on January 31, 2010.

The Company will account for the amended agreement as an extinguishment of the term loan facility.  As such, the Company will fully expense the remaining deferred transaction costs of $1,932 in Q1 2009. The Company will then record approximately $6,000 of deferred transaction costs in the period subsequent to year end and will expense these costs over the term of the amended agreement using the effective interest rate method.

On June 25, 2008, the Company borrowed $4,369 ($4,400 US dollars) against its revolving line of credit and borrowed an additional $3,773 ($3,800 US dollars) on June 27, 2008 against its revolving line of credit. In August, 2008 the Company paid $614 ($600 US dollars) against the outstanding amount. The Company has recorded an unrealized foreign exchange loss of $560 in the year ended September 30, 2008.  Advances under the revolving credit facility are available in US dollars by way of LIBOR loans and US base rate loans and Canadian dollars by way of BA’s and prime loans.  The interest rate on the revolving credit borrowings is based on the US base rate plus 2.0%.

ALLEN-VANGUARD CORPORATION
Notes to Consolidated Financial Statements (continued)
For the years ended September 30, 2008 and 2007
(in thousands except per share amounts)

10.	LONG-TERM DEBT (continued)

b)
On September 17, 2007, the Company completed the private issuance of a US dollar denominated long-term debt facility in the amount $350,422 ($341,500 in US dollars) as a component of the financing required to complete the acquisition of Med-Eng.  Interest payments on the long-term debt facility were due in arrears on a monthly basis on the first day of following month.  The Company, subject to certain restrictions, had the option to choose the basis upon which interest is charged on the long-term debt facility and could choose a fixed rate or a floating rate to be charged on up to five different portions of the outstanding principal balance of the loan.  For portions of the loan subject to a floating interest rate, interest was charged based upon a reference rate that was subject to daily fluctuation plus 6.00%.  The minimum interest rate that was charged to those portions of the principal balance of the long-term debt at a floating interest rate, subject to market conditions, was 13.00%.  For portions of the loan subject to a fixed interest rate, interest was charged based upon the London Interbank Offer Rate (“LIBOR”) corresponding to the period during which the interest rate had been elected by the Company to be fixed plus 7.00%.  The minimum interest rate that was charged to those portions of the principal balance of the long-term debt facility at a fixed interest rate, subject to market conditions, is 11.00%.  At September 30, 2007, the entire principal balance outstanding under the long-term debt facility was subject to the floating interest rate at 13.75%.

The Company was required to repay the long-term debt facility in quarterly instalments that decline over the term of the loan from $18,681 ($18,750 in US dollars) per quarter until September 30, 2009 to $12,454 ($12,500 in US dollars) per quarter until June 30, 2012.  The remaining principal balance outstanding was to be settled by the Company on or before September 18, 2012.  The long-term debt facility could be prepaid, in part or in its entirety, at any time, subject to specified prepayment penalties that declined over the term that the debt was outstanding.  The long-term debt facility agreement also contained certain provisions which restricted or limited the Company’s ability to, among other things, incur more debt, pay dividends, issue capital stock, transfer or sell assets or make capital expenditures in excess of a specified minimum amount.

ALLEN-VANGUARD CORPORATION
Notes to Consolidated Financial Statements (continued)
For the years ended September 30, 2008 and 2007
(in thousands except per share amounts)

10.	LONG-TERM DEBT (continued)

As part of the issuance of the September 17, 2007 facilities, the Company incurred costs in the amount of $26,646 and $600. The Company paid $14,089 of these costs through the issuance of 4,040 warrants of which 465 were issued subsequent to September 30, 2007.  During the year ended September 30, 2008, $22,021 (2007 - $10,466) of amortized debt financing costs were included in the consolidated statement of loss and comprehensive loss, of which $16,555 were recorded as deferred financing costs as of September 30, 2007 and an additional $5,466 were recorded in the year-ended September 30, 2008.  Costs incurred for the issuance of the revolving credit facility represent commitment fees and were deferred and amortized over the period that the credit facility was available on a straight-line basis.  During the year ended September 30, 2008, the remaining $588 of amortized revolving credit facility financing costs were included in the consolidated statement of operations (2007 – $4) as part of the settlement of the related facilities.

On September 28, 2007, the Company repaid $78,373 ($78,573 in US dollars) of the principal balance outstanding under the long-term debt facility.  The Company also recorded a penalty of $3,149 ($3,161 in US dollars) as a result of the repayment in accounts payable and accrued liabilities on the consolidated balance sheet and the penalty was expensed as part of acquisition and financing related charges and amortization.

Additionally, the Company obtained a revolving credit facility of $20,000 that could be denominated in either Canadian dollars or US dollars.  The terms upon which interest was charged was the same as those described above for the Company’s long-term debt facility.  The revolving credit facility contained customary terms and conditions including the requirement to meet certain financial covenants and was secured by a first charge on the assets of the Company and its subsidiaries.  At September 30, 2007, there was no balance outstanding relating to the revolving credit facility.

Under the facility dated September 17, 2007, the Company was in default of the covenants in the period ended December 31, 2007.  Accordingly, effective February 14, 2008, the Company’s lenders provided a waiver for these financial covenants at December 31, 2007 and favourably amended the financial covenants under the senior debt facility for its remaining term.  In consideration for the waiver and amendments to the covenants, the Company paid the lenders a fee in the amount of 4% of the committed outstanding senior debt facility, consisting of a cash payment equal to $5,053 and 1,167 common shares of the Company, with a fair value of $5,559.  These amounts were expensed in the Company’s statement of earnings, as acquisition and financing related charges and amortization, in the year ended September 30, 2008.

ALLEN-VANGUARD CORPORATION
Notes to Consolidated Financial Statements (continued)
For the years ended September 30, 2008 and 2007
(in thousands except per share amounts)

10.	LONG-TERM DEBT (continued)

The Company made principal payments of $88,813 ($88,818 US dollars) from December 2007 through April 2008.  The Company also recorded a penalty of $413 as a result of the prepayment of the long-term debt facility and the penalty was expensed as part of acquisition and financing related charges and amortization.

On May 6, 2008, the Company entered into a payout arrangement with the lender of its senior debt facility dated September 17, 2007.  Cash payments in the amount of $174,475 ($174,109 US dollars) to repay the principal amount outstanding, $3,960 ($3,932 US dollars) in respect of accrued interest, $8,724 ($8,705 US dollars) in respect of pre-payment fees and $1,101 in other debt extinguishment costs were made by the Company on May 6, 2008.  The pre-payment fees and debt extinguishment costs were expensed during the year and included in acquisition and financing related charges and amortization (note 16).   The Company recorded a realized foreign exchange gain of $887 during the year ended September 30, 2008 on the settlement of the senior debt facility.

11.	INCOME TAXES

Income tax expense varies from the amount that would be computed by applying the basic federal and provincial tax rates to earnings before income taxes, as follows:

	2008	2007	2006

Income (loss) before taxes	$(516,697)	$(19,961)	$1,501

Statutory rate	34.16%	36.12%	27.0%

Expected tax expense (recovery)	(176,504)	(7,209)	404

Increase (decrease) in taxes resulting from:
Provincial and foreign rate differential	2,246	800	–
Change in enacted rates	(6,216)	67	–
Change in valuation allowance	1,994	(106)	–
Losses not tax effected	1,488	856	1,360
Permanent differences	4,286	(914)	206
Reserves	6,328	–	–
Goodwill impairment	86,672	–	–
Other	(662)	561	(508)
	$(80,368)	$(5,945)	$1,462

ALLEN-VANGUARD CORPORATION
Notes to Consolidated Financial Statements (continued)
For the years ended September 30, 2008 and 2007
(in thousands except per share amounts)

11.	INCOME TAXES (continued)

The tax effects of temporary differences that gave rise to significant portions of the future tax asset and future tax liabilities are as follows:

	2008	2007	2006

Future tax asset:
Net operating losses and other balances
carried forward	$11,589	$12,768	$3,961
Reserves	606	1,143	–
Tax basis of capital assets	712	299	227
Other	1,845	(1,312)	–
Financing costs	15,449	6,815	–
Gross future tax asset	30,201	19,713	4,188
Valuation allowance	(3,996)	(2,002)	(2,108)
Net future tax asset	26,205	17,711	2,080

Future tax liabilities:
Difference in accounting and tax basis
of capital assets	(1,374)	(1,520)	–
Difference in accounting and tax basis
of intangible assets	(60,647)	(111,877)	–
Future tax liability	$(62,021)	$(113,397)	$–

At September 30, 2008, the Company has approximately $13,732 of non-capital losses carried forward for income tax purposes, which expire as follows:

2027	2,648
2028	384
Indefinite carry forward	10,700

The Company has $4,854 of investment tax credits which begin expiring in 2012 and undeducted Scientific Research and Development Expenditures of $8,199, which are available indefinitely as a deduction against future taxable income.

ALLEN-VANGUARD CORPORATION
Notes to Consolidated Financial Statements (continued)
For the years ended September 30, 2008 and 2007
(in thousands except per share amounts)

12.	SHAREHOLDERS’ EQUITY

a)	Capital stock:

The authorized capital stock of the Company consists of an unlimited number of common shares without issued or par value.  Capital stock issued and outstanding includes the following:

(i)
On November 2, 2006, the Company completed an offering pursuant to a short-form prospectus for 4,025 common shares for gross proceeds of $16,100.  In connection with the offering, the Company issued the underwriters 282 compensation options.  Each compensation option entitles the holder to purchase one common share at an exercise price per share of $4.00 (the "offering price") and had a fair value of $238.  Total fees and costs associated with the issue were $1,485 (including value assigned to the compensation options).

On March 9, 2007, the Company completed an offering pursuant to a short-form prospectus for 10,000 common shares for gross proceeds of $50,000.  Total fees and costs associated with the issue were $3,388.  In connection with the offering, the Company granted the underwriters an option, exercisable for a period of 30 days from the closing date, to purchase up to an additional 1,500 common shares at the offering price (“over allotment option”).  On April 5, 2007, the underwriters exercised the over allotment option to purchase 600 common shares for gross proceeds of $3,000.  Total fees and costs associated with the over allotment exercise were $203.

On August 15, 2007, the Company completed a private placement of an aggregate of 14,650 subscription receipts for gross proceeds of $100,352.  Each of the subscription receipts was automatically exercised without additional consideration on September 17, 2007 for special warrants, which in turn were automatically exercised without additional consideration on September 21, 2007 for 14,650 common shares of the Company pursuant to a short-form prospectus.   Total fees and expenses associated with the private placement and prospectus issue were $6,381.

On September 21, 2007, the Company completed an offering pursuant to a short-form prospectus for 31,580 common shares for gross proceeds of $300,010.  Total fees and expenses associated with the issue were $16,497 including a $4 reduction in fees occurring in the year ended September 30, 2008.

The Company recorded a future income tax benefit of $9,261 in respect of the fees and expenses associated with the preceding short-form prospectus and private placement issues.

(ii)
261 common shares were issued in 2006 in part settlement of the contingent consideration for the acquisition of P.W. Allen Holdings Limited.  The shares were valued at $1.23 per share, being the closing share price on the day before the shares were issued.

ALLEN-VANGUARD CORPORATION
Notes to Consolidated Financial Statements (continued)
For the years ended September 30, 2008 and 2007
(in thousands except per share amounts)

12.	SHAREHOLDERS’ EQUITY (continued)

(iii)
On February 14, 2008, the Company completed a private placement for 1,167 common shares for gross proceeds of $5,544 as consideration for the waiver and amendments to covenants to the September 17, 2007 senior debt facility (note 10(b)). Total fees and expenses associated with the issue were $11.

(iv)
On April 3, 2008, the Company issued 2,136 common shares for gross proceeds of $8,287 in part settlement of the obligations to the HMS owners for the vendor loan notes, the EBITDA consideration and the super-achievement consideration stated in the original purchase agreement dated June 13, 2007 (note 4).  Due to certain trading restrictions, these shares were discounted for accounting purposes; the fair value of the common shares has been recorded at $5,678 (£2,814).

b)	Warrants:

Each share purchase warrant entitles the holder to purchase one common share of the Company.  A summary of the share purchase warrants outstanding and the changes during the years is presented below:

	September 30, 2008		September 30, 2007
		Weighted		Weighted
		average		average
	Number of	exercise	Number of	exercise
	warrants	price	warrants	price

Outstanding, beginning of year	6,245	$8.84	7,334	$2.52
Exercised	–	–	(6,214)	(2.12)
Forfeited	(1,120)	(4.75)	–	–
Granted	465	9.50	5,125	9.66
Outstanding, end of year	5,590	$9.66	6,245	$8.84

Exercisable, end of year	5,590	$9.66	6,245	$8.84

The following table summarizes information for warrants outstanding and exercisable:

		September 30,
	Expiry	2008	2007

$4.75	August 12, 2008	–	1,120
$9.50	September 17, 2014	3,575	3,575
$9.50	October 12, 2014	465	–
$10.06	September 17, 2010	1,550	1,550
		5,590	6,245

ALLEN-VANGUARD CORPORATION
Notes to Consolidated Financial Statements (continued)
For the year ended September 30, 2008 and 2007
(in thousands except per share amounts)

12.	SHAREHOLDERS’ EQUITY (continued)

The value of the share purchase warrants were estimated using the Black-Scholes model, with the following assumptions:

	2008	2007

Dividend yield	–	–
Expected volatility	40%	40% - 60%
Risk-free interest rate	3.82%	4.07%
Expected option life	7 years	1.91 - 7 years
Weighted-average grant date fair value	$4.84	$4.37

c)	Stock options:

Each stock option entitles the holder to purchase one common share of the Company.  A total of 8,724 common shares have been reserved to meet outstanding options, or future options to be granted, under the Employee Stock Option Plan.  A summary of the Company's employee stock options outstanding and the changes during the year is presented below:

	September 30, 2008		September 30, 2007
		Weighted		Weighted
		average		average
	Number of	exercise	Number of	exercise
	options	price	options	price

Outstanding, beginning of year	1,245	$3.06	1,904	$2.99
Exercised	(136)	(3.62)	(589)	(2.53)
Forfeited	(185)	(4.32)	(70)	(3.29)
Granted	4,342	4.95	–	–
Outstanding, end of year	5,266	$4.56	1,245	$3.06

Exercisable, end of year	1,699	$3.67	907	$3.40

ALLEN-VANGUARD CORPORATION
Notes to Consolidated Financial Statements (continued)
For the year ended September 30, 2008 and 2007
(in thousands except per share amounts)

12.	SHAREHOLDERS’ EQUITY (continued)

The following table summarizes information for stock options outstanding at September 30, 2008:

		Weighted		Weighted
		average		average
	Options	remaining	Options	remaining
	outstanding	life (years)	exercisable	life (years)

$0.60 - $1.05	60	0.13	60	0.13
$1.06 - $3.57	1,008	2.52	643	1.74
$3.58 - $5.00	3,617	3.95	996	3.06
$5.01 - $9.73	581	4.14	–	–
	5,266		1,699

The stock-based compensation was estimated using the Black-Scholes option pricing model, with the following assumptions:

	2008	2007
Dividend yield	–	–
Expected volatility	76%	60%
Risk-free interest rate	2.83%	4.07%
Expected option life	3.22 years	1.91 years
Weighted average grant date fair value	$2.81	$–

(d)	Restricted Share Units:

Each restricted share unit (RSU) entitles the holder to one common share of the Company.  A total of 1,800 common shares have been reserved to meet outstanding restricted share units, or future restricted share units to be granted, under the Restricted Share Unit Plan.  A summary of the Company's restricted share units outstanding and the changes during the period is presented below:

	2008	2007

Outstanding, beginning of year	–	–
Granted	808	–
Forfeited	(105)	–
Outstanding, end of year	703	–

ALLEN-VANGUARD CORPORATION
Notes to Consolidated Financial Statements (continued)
For the year ended September 30, 2008 and 2007
(in thousands except per share amounts)

12.	SHAREHOLDERS’ EQUITY (continued)

Restricted Share Units vest no later than the third anniversary of the last day of the calendar year to which the RSU compensation relates.  The total compensation expense under the RSU plan for the year ended September 30, 2008 is $55 and is recorded in stock based compensation and a liability of $55 is included in accrued liabilities.  The RSU’s are payable in cash and or shares.

The stock-based compensation for restricted share units was estimated using the Black-Scholes option pricing model, with the following assumptions:

2008

Dividend yield	–
Expected volatility	79%
Risk-free interest rate	3.05%
Weighted average life	3 years
Weighted average grant date fair value	$4.33

(e)	CEO and CFO bonus:

Pursuant to the employment contracts of the CEO and the former CFO, management bonuses equal to 2.5% of the increase in equity value of the Company over a base of $50 million where such equity value was measured on June 1, 2007, resulted in the payment of a bonus in the amount of $3,704 on June 12, 2007 and were presented in stock-based compensation expense on the consolidated statement of earnings and comprehensive income.

ALLEN-VANGUARD CORPORATION
Notes to Consolidated Financial Statements (continued)
For the year ended September 30, 2008 and 2007
(in thousands except per share amounts)

13.	SEGMENT INFORMATION

The Company operates in three principal business segments: (1) Electronic Systems (“ES”), consisting primarily of electronic counter-measures (“ES” or “jammers”) which prevent the detonation of remotely controlled IED’s (“RCIED’s”), (2) Personal Protection Systems (“PPS”), which include bomb disposal and chem-bio suit ensembles, body armor, remote intervention robots and other search and disposal specialty equipment for Explosive Ordnance Disposal (“EOD”), blast mitigation and decontamination equipment, and (3) Services, including counter-IED intelligence, training and advisory services.  A fourth business segment includes other ancillary items, such as vehicle barriers.

The Company's reportable segments are strategic business units comprised of different products and services.  The Company uses these segments as a primary basis of internal reporting, planning, performance analysis and decision making.  The products and services of each reportable unit require different technology and marketing strategies.  Revenue and gross profit by reportable segment is presented in the following table:

2008	Revenue	Cost of sales	Gross profit

ES	$207,640	$117,865	$89,775
PPS	72,360	43,351	29,009
Services	26,865	23,921	2,944
Other	2,140	1,758	382

	$309,005	$186,895	$122,110

2007	Revenue	Cost of sales	Gross profit

ES	$53,796	$28,283	$25,513
PPS	32,396	20,400	11,996
Services	8,348	5,855	2,493
Other	1,632	1,349	283

	$96,172	$55,887	$40,285

2006	Revenue	Cost of sales	Gross profit

ES	$25,922	$10,423	$15,499
PPS	29,551	21,426	8,125
Services	782	698	84
Other	589	507	82

	$56,844	$33,054	$23,790

ALLEN-VANGUARD CORPORATION
Notes to Consolidated Financial Statements (continued)
For the year ended September 30, 2008 and 2007
(in thousands except per share amounts)

13.	SEGMENT INFORMATION (continued)

			Amortization	Additions	Additions
2008	Goodwill	Intangibles	of intangibles	of goodwill	of intangibles

ES	$27,426	$50,720	$49,606	$1,128	$524
PPS	44,894	149,179	20,313	961	41,360
Services	10,013	7,043	2,493	2,993	5,809
Other	–	–	–	–	–

	$82,333	$206,942	$72,412	$5,082	$47,693

			Amortization	Additions	Additions
2007	Goodwill	Intangibles	of intangibles	of goodwill	of intangibles

ES	$187,198	$213,985	$2,022	$185,829	$238,642
PPS	178,836	120,164	2,059	158,298	96,895
Services	9,403	6,315	971	9,409	7,286
Other	–	–	–	–	–

	$375,437	$340,464	$5,052	$353,536	$343,823

			Amortization	Additions	Additions
2006	Goodwill	Intangibles	of intangibles	of goodwill	of intangibles

ES	$–	$–	$–	$–	$–
PPS	21,906	2,668	328	321	78
Services	–	–	–	–	–
Other	–	–	–	–	–

	$21,906	$2,668	$328	$321	$78

ALLEN-VANGUARD CORPORATION
Notes to Consolidated Financial Statements (continued)
For the year ended September 30, 2008 and 2007
(in thousands except per share amounts)

13.	SEGMENT INFORMATION (continued)

Revenue is analyzed geographically as follows:

	2008	2007	2006

Geographic area:
U.S.A.	$264,269	$63,890	$13,811
Europe/Middle East	21,723	20,473	28,252
Canada	9,511	5,886	3,197
Asia/Pacific	11,510	5,694	11,054
Other	1,992	229	530
	$309,005	$96,172	$56,844

During the year ended September 30, 2008, one customer (2007 – two customers; 2006 – one customer) accounted for Company sales of $181,142 or 59% (2007 - $43,448 or 45%; 2006 - $12,706 or 22.3%).

Certain assets are analyzed geographically as follows:

	Property and		Goodwill and
	equipment		intangibles
	2008	2007	2008	2007

Geographic area:
U.S.A.	$892	$657	$–	$–
Europe/Middle East	5,461	6,548	17,056	15,718
Canada	10,340	11,720	272,219	700,183
Asia/Pacific	–	–	–	–
Other	–	–	–	–

	$16,693	$18,925	$289,275	$715,901

ALLEN-VANGUARD CORPORATION
Notes to Consolidated Financial Statements (continued)
For the year ended September 30, 2008 and 2007
(in thousands except per share amounts)

14.	RESEARCH AND DEVELOPMENT

Research and development consists of the following:

	2008	2007	2006

Research and development, gross	$21,833	$6,007	$3,472
Less: investment tax credits	(3,649)	(253)	–
Less: grants	(708)	(126)	(47)
Research and development, net	$17,476	$5,628	$3,425

15.	RESTRUCTURING

On September 25, 2008, the Company announced a restructuring plan to reduce annual operating costs through consolidation of facilities and other efficiency measures.  The majority of the costs are for employee termination and related costs and building closures.  The Company anticipates the total amount to be recorded will be $3,958, of which $1,542 was recorded in the fourth quarter of 2008.  The following table provides a summary of the estimated costs, the amounts recognized and cash payments made in respect of the above-mentioned restructuring initiative on a pre-tax basis:

	Employee,	Site closure	Asset impairment
	legal and	and transfer	and accelerated
2008	related	costs	depreciation	Total

Total estimate	$1,798	$1,574	$586	$3,958

Charges in the fourth quarter	956	–	586	1,542
Cash payments	–	–	–	–
Non-cash items	–	–	(586)	(586)
Balance, end of year	$956	$–	$–	$956

2007

There were no restructuring charges in the year ended September 30, 2007.

2006

For the year ended September 30, 2005, integration costs of $1,025 were recorded in respect of staff and facility termination costs related to the closure of the Ottawa machine shop, which was completed in August 2005.  During the year ended September 30, 2006 expenses of $437 were charged against the accrual and unused balance of $551 was recognized in income.

ALLEN-VANGUARD CORPORATION
Notes to Consolidated Financial Statements (continued)
For the year ended September 30, 2008 and 2007
(in thousands except per share amounts)

16.	ACQUISITION AND FINANCING RELATED CHARGES AND AMORTIZATION

Acquisition and financing charges and amortization consists of the following:

	2008	2007	2006

Amortization of acquired intangibles assets	$72,375	$5,009	$306
Acquisition-related compensation expense	18,906	3,354	–
Cost of sales of Med-Eng inventory fair value adjustment	5,315	–	–
Amortization of senior debt financing fees	25,719	9,432	–
Amortization of revolver deferred financing fees (note 10)	1,436	4	–
Amortization of bank term loan financing fees (note 10)	–	173	–
Senior debt prepayment fee and extinguishment costs (note 10)	10,238	3,149	–
Senior debt waiver fee (note 10(b))	10,597	–	–
Subordinated debt financing fee	–	9,175	–
Refinancing costs	2,256	–	–
	$146,842	$30,296	$306

17.	EARNINGS (LOSS) PER COMMON SHARE

Earnings (loss) per common share is computed using the following weighted average number of outstanding common shares:

	2008	2007	2006

Basic weighted average common shares outstanding	107,501	53,144	37,493

Effect of diluted potential common shares	–	–	271

Diluted (1)	107,501	53,144	37,764

(1)	For 2008 and 2007, all stock options and share purchase warrants have an exercise price greater than the market price for the Company’s shares and are therefore anti-dilutive.

ALLEN-VANGUARD CORPORATION
Notes to Consolidated Financial Statements (continued)
For the year ended September 30, 2008 and 2007
(in thousands except per share amounts)

18.	SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION

The change in non-cash operating working capital consists of the following:

	2008	2007	2006

Accounts receivable	$51,686	$(7,635)	$(2,981)
Inventories	(3,019)	(2,893)	(960)
Prepaid expenses and other	667	2,165	64
Income taxes recoverable	1,592	3,752	–
Accounts payable and accrued charges	(36,342)	22,542	2,538
Income taxes payable	16,098	(4,816)	2,507
Deferred revenue	13,098	(2,287)	1,957
Accounts payable and accruals paid through common stock and warrants	1,972	–	–
	$45,752	$10,828	$3,125

Cash and cash equivalents comprised of:
Cash	$8,513	$20,431	$5,695
Cash equivalents	9	9	–
	$8,522	$20,440	$5,695
Supplemental disclosure of non-cash transactions:

Non-cash operating activities:
Issuance of common stock for payment of senior debt facility waiver fee	$5,559	$–
Issuance of common stock for payment of compensation expense related to vendor notes settlement	3,794	–
Investment tax credits included in future income taxes	–	200	$–
Increase in future tax liability due to finalization of Med-Eng and HMS purchase price allocations	(22,649)	–	–

Non-cash financing activities:
Issuance of warrants in connection with issuance of senior debt facility	5,466	–
Issuance of common share purchase warrants in connection with financing fees	–	14,089	–
Issuance of compensation options in connection with offering	–	238	–

Non-cash investing activities:
Intangible asset increase due to finalization of Med-Eng and
HMS purchase price allocations	65,022	–	–
Goodwill decrease due to finalization of Med-Eng and
HMS purchase price allocations	(40,640)	–	–
Issuance of common shares in connection in connection with
HMS vendor note settlement included as an increase to Goodwill	1,885	–	–
Acquisition of property and equipment under capital lease obligation	–	388	–

ALLEN-VANGUARD CORPORATION
Notes to Consolidated Financial Statements (continued)
For the year ended September 30, 2008 and 2007
(in thousands except per share amounts)

18.	SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION (continued)

	2008	2007	2006
Other supplementary cash flow disclosure:
Interest paid	$21,686	$558	$1,095
Income taxes paid (recovered)	$(19,557)	$1,041	$1,334

19.	COMMITMENTS AND CONTINGENCIES

Contingent consideration

Contingent consideration that may become payable as a result of previous acquisitions is described below.  Any contingent consideration that become payable in a future period will be recorded as additional purchase consideration at that time, with a corresponding adjustment to goodwill.

Acquisition of P.W. Allen Holdings Limited

In 2007, the Company has settled through issuance of common shares of the Company with the former owners of one of its subsidiaries, a contingent obligation based on the profitability of a sales contract.

Additional contingent consideration is disclosed in business acquisitions in note 4.

Operating leases

The Company has operating leases in effect to October 28, 2019.  The future minimum lease payments are as follows:

2009	$2,386
2010	1,600
2011	1,254
2012	1,090
2013	914
Thereafter	3,530

Bonds

At September 30, 2008, the Company has various bid and performance bonds outstanding amounting to $3,513 (2007 - $1,469) secured by the revolving line of credit.

ALLEN-VANGUARD CORPORATION
Notes to Consolidated Financial Statements (continued)
For the year ended September 30, 2008 and 2007
(in thousands except per share amounts)

20.	FINANCIAL INSTRUMENTS

The Company has exposure to the following risks from its use of financial instruments: credit risk, market risk, and liquidity risk.  The board of directors has responsibility for the review of the Company’s risk management framework.  The board of directors has mandated the audit committee to review how management monitors compliance of the Company’s risk management policies and procedures and review the adequacy of the risk management polices and procedures.

Credit Risk

The Company provides credit to its customers in the normal course of its operations. The Company’s credit risk review includes performing credit evaluations of the financial condition of significant customers.  The Company also uses letters of credit, prepayments and other instruments to decrease the probability of experiencing a loss from a customer’s inability to pay, however, the Company does not generally require collateral on customer accounts.  The Company maintains provisions for contingent credit losses, but does not provide for aged amounts because the majority of the customer base is government related and is considered low risk.

Due to the low risk nature of the government clients and a history of excellent collections, provisions for doubtful accounts are made on a customer by customer basis, based on ongoing customer discussions.

The market for the Company’s products and services is, to a significant extent, purchased by government entities for spending on military and domestic security programs in various countries throughout the world.  The largest credit exposure to a single customer at September 30, 2008 was $8,348 (2007 - $50,768).  Four major customers represent 54% (2007 – one customer representing 62%) of the Company's total outstanding accounts receivable as at September 30, 2008.  The Company has obtained an insurance policy from Export Development Canada to insure against credit risk on accounts receivable outside of North America.

The Company is exposed to non-performance by counterparties to foreign currency forward contracts.  These counterparties are large international financial institutions and to date, no such counterparty has failed to meet its financial obligations to the Company.  Management does not believe there is a significant risk of non-performance by these counterparties because the positions with and the credit ratings of such counterparties are monitored.

ALLEN-VANGUARD CORPORATION
Notes to Consolidated Financial Statements (continued)
For the year ended September 30, 2008 and 2007
(in thousands except per share amounts)

20.	FINANCIAL INSTRUMENTS (continued)

The carrying amount of financial assets represents the maximum credit exposure. The maximum exposure to credit risk as follows:

	2008	2007
Cash and cash equivalents	$8,522	$20,440
Restricted cash	6,041	37,681
Accounts receivable	29,547	81,233
	$44,110	$139,354

The aging of accounts receivable as follows:

	2008	2007
Current	$24,689	$73,442
Past due 61-90 days	2,753	–
Past due greater than 90 days	2,105	7,791
	$29,547	$81,233

Reconciliation of allowance for credit losses:

	2008	2007
Opening balance	$58	$58
Increase during the year	52	–
Closing balance	$110	$58

ALLEN-VANGUARD CORPORATION
Notes to Consolidated Financial Statements (continued)
For the year ended September 30, 2008 and 2007
(in thousands except per share amounts)

20.	FINANCIAL INSTRUMENTS (continued)

Market risk

Market risk is the risk that changes in market prices, such as foreign exchange rates and interest rates, will affect the Company’s income or the value of its holding of financial instruments.

Foreign exchange risk

The Company operates internationally, giving rise to exposure to market risks from changes in foreign exchange rates.  The Company partially manages these exposures by contracting primarily in US dollars, Euros or Canadian dollars.  The Company’s foreign exchange risk management includes the use of foreign currency forward contracts to fix the exchange rates on certain foreign currency exposures. The Company periodically enters into foreign exchange forward contracts to manage exposure of exchange rate fluctuations between Euros, GBP and US Dollars.  The Company does not utilize derivative financial instruments for speculative purposes.

At September 30, 2008, the Company had outstanding nine foreign exchange forward contracts to buy/sell British Pounds Sterling with notional amounts of £790 at a rate of US$/£1.8990.  These contracts expire monthly from October 2008 through June 2009.  The fair value of the foreign exchange forward contracts is $595 at September 30, 2008 ($38 at September 30, 2007). The derivative liability of $595 is included in accounts payable and accrued liabilities and a foreign exchange loss of $557 is recognized in the consolidated statement of earnings and comprehensive income.

The Company did not designate its foreign exchange forward contracts as hedges of underlying assets, liabilities, firm commitments or anticipated transactions in accordance with CICA Handbook Section 3865, “Hedges”, and accordingly did not use hedge accounting. As a result of this, the foreign exchange forward contracts are recorded on the consolidated balance sheet at fair value in other receivables when the contracts are in a gain position and in accounts payable and accrued liabilities when the contracts are in a loss position. Changes in fair value of these contracts are recognized as gains or losses in the statement of earnings and comprehensive income.

ALLEN-VANGUARD CORPORATION
Notes to Consolidated Financial Statements (continued)
For the year ended September 30, 2008 and 2007
(in thousands except per share amounts)

20.	FINANCIAL INSTRUMENTS (continued)

The Company is exposed to the following currency risk at September 30, 2008.

	€		£		US$

Cash		73		830	5,465
Accounts receivable		412		1,722	24,988
Future income tax assets		–		21	–
Bank indebtedness		–		–	(7,600)
Accounts payable and accrued liabilities		(1,338)		(6,844)	(3,581)
Income taxes payable		–		(173)	66
Future income tax liabilities		–		306	–
Long-term debt		–		(54)	(184,375)

Total		(853)		(4,192)	(165,037)

A 10% weakening of the following currencies against the Canadian dollar would have decreased net loss by the amounts shown below.  A strengthening of the following currencies would have the opposite effect.

September 30, 2008
US Dollars	$(17,563)
EURO	(128)
British Pound Sterling	(793)

The following summary illustrates the fluctuations in the exchange rates applied during the year ended September 30, 2008.

	€		£		US$

Opening exchange rate		1.4166		2.0313	0.9963

Closing exchange rate		1.4980		1.8920	1.0642

Average exchange rate		1.5216		1.9856	1.0104

ALLEN-VANGUARD CORPORATION
Notes to Consolidated Financial Statements (continued)
For the year ended September 30, 2008 and 2007
(in thousands except per share amounts)

20.	FINANCIAL INSTRUMENTS (continued)

Interest rate risk

The Company is also exposed to currency risks in that the fair value or future cash flows of its US Dollar denominated long-term debt will fluctuate because of changes in foreign exchange rates. No currency hedging relationships have been established for the related quarterly interest payments and principal payments.

For the credit facilities, the Company has the option to choose the index upon which interest is charged and can choose LIBOR or US base rate on US dollar borrowings and the BA rate or prime rate for Canadian dollar borrowings.

Liquidity risk and funding risk

Liquidity risk is the risk that the Company will not be able to meet its financial obligations as they fall due. The Company’s approach to managing liquidity risk is to ensure that it will always have sufficient liquidity to meet liabilities when due. The Company monitors the sales pipeline and collection efforts to ensure sufficient cash flows are generated from operations to meet the current debt requirements.   At September 30, 2008, the Company has a cash balance of $8,522 and has a revolving credit facility that permits the Company to borrow funds up to an aggregate of $50,000. As at September 30, 2008, the Company had $7,600 US dollar direct borrowings under the Company’s credit facility.  All of the Company’s financial liabilities, other than long-term debt, have contractual maturities of less than 60 days.

Risk Measurement

The assessment of our liquidity position reflects management’s estimates, assumptions and judgements pertaining to current and prospective Company specific and market conditions and the related behaviour of our customers and counterparties.  Our liquidity management is designed to ensure that adequate sources of cost-effective cash or its equivalents are continually available to satisfy our current and prospective financial commitments under normal and contemplated stress conditions.  In managing liquidity we favour a centralized management approach so that funding and operational efficiencies can be maximized.  We also believe this approach results in more co-ordinated and effective measurement and oversight.

ALLEN-VANGUARD CORPORATION
Notes to Consolidated Financial Statements (continued)
For the year ended September 30, 2008 and 2007
(in thousands except per share amounts)

20.	FINANCIAL INSTRUMENTS (continued)

The table below analyzes the Company’s financial liabilities which will be settled into relevant maturity groupings based on the remaining periods at September 30, 2008 to the contractual maturity date.  The amounts disclosed in this table are the contractual undiscounted cash flow as the impact of discounting is not significant

	Payment due:
	In less than 6 months	Between 6 months and 1 year	Between 1 year and 2 years	Between 2 years and 5 years
Accounts payable and accrued liabilities	$33,492	$–	$–	$–
Bank indebtedness	–	–	–	8,088
Long-term debt	–	10,224	36,145	149,739
Capital leases	68	35	–	–
Incentive payable	2,253	637	1,274	318
Bid and performance bonds	1,728	1,785	–	–
Derivative financial instrument	8,967	4,483	–	–
	$46,508	$17,164	$37,419	$158,145

Management monitors consolidated cash flow, in detail, on a weekly basis covering a rolling 12-week period, quarterly through forecasting and yearly through the budget process.  Based on the financial liabilities due and noted above, the Company expects to have sufficient operating cash flow exceeding the amounts due.

In accordance with the senior debt facility agreement, the Company is required to sweep its excess cash flows, as defined in the agreement, on a quarterly basis.  The percentage of excess cash flow to be swept and paid against the outstanding principal balance of the debt is based on the amount outstanding on the term facility and range from 50% to 75%.  The extent of the excess cash flow sweep, if any, can vary from quarter to quarter; however these payments are not able to be estimated at this time.

On December 2 9 , 2008 the Company entered into an amended syndicated credit facility in which the company has access to additional credit as described in note 10.  The terms of the amended syndicated credit facility enhance the Company’s ability to maintain sufficient operating cash flows.

ALLEN-VANGUARD CORPORATION
Notes to Consolidated Financial Statements (continued)
For the year ended September 30, 2008 and 2007
(in thousands except per share amounts)

20.	FINANCIAL INSTRUMENTS (continued)

Fair values

The Company’s financial instruments consist of cash and cash equivalents, accounts receivable, accounts payable, long-term debt and foreign exchange contracts.

The carrying value of cash and cash equivalents, accounts receivable, accounts payable approximates their fair values due to the immediate or short-term maturity of these financial instruments.

The estimated fair value of the Company's variable-rate debt approximates the carrying value of such debt since the variable interest rates are market-based, and the Company believes such debt could be refinanced on materially similar terms.

The fair values of the Company’s derivative financial instruments used to manage exposure to increases in procurement costs arising from certain foreign currency denominated purchases are estimated based upon fair value estimates of the related cash-settled foreign currency forward agreement provided by the counterparty to the transactions.   Fair value of the forward exchange contracts reflects the cash flows due to or from the Company if settlement had taken place on September 30, 2008.

21.	CAPITAL STRUCTURE FINANCIAL POLICIES

The Company’s objective is to maintain a strong capital base so as to maintain investor, creditor and market confidence and to sustain future development of the business.

Management defines capital as the Company’s total shareholders’ equity. The board of directors does not establish quantitative return on capital criteria for management; but rather promotes year over year sustainable profitable growth. The board of directors also reviews on a quarterly basis whether any dividends should be paid. To date, no dividends have been paid to the Company’s shareholders.

In order to maintain or adjust the capital structure, the Company may pay dividends to shareholders, purchase shares for cancellation pursuant to normal course issuer bids, issue new shares, issue new debt, and issue new debt to replace existing debt with different characteristics.

There were no changes in the Company’s approach to capital management during the period.

The Company is required to raise additional capital of $50,000 on or before September 30, 2009 in relation to the amended and restructured debt agreement as described in note 10(a).

ALLEN-VANGUARD CORPORATION
Notes to Consolidated Financial Statements (continued)
For the year ended September 30, 2008 and 2007
(in thousands except per share amounts)

22.	LICENSE AGREEMENTS

On December 24, 2005, the Company entered into a technology license and supply agreement (the “ECM Agreement”) with a defence contractor based in the United States (the “Contractor”), pursuant to which the Company granted a license to use its ECM technology and agreed to supply certain components and provide engineering services in connection with ECM units to be sold by the Contractor.  The term of the ECM agreement is 7 years and grants the Contractor the exclusive right to sell ECM units incorporating the Company’s components to customers located in the United States, and a non-exclusive license to sell to customers located outside the United States.  The ECM Agreement may be terminated by either the Company or the Contractor if certain specified events or conditions occur.

Under the terms of an amending agreement to the share purchase agreement for the acquisition of Vanguard Protective Technologies Inc. (“VPTI”), the Company agreed to pay a lump sum amount of $400,000 and royalties equal to 4% of all revenues earned subsequent to September 12, 2006 from the sale, license or lease of all versions of the products of VPTI.  Royalty expense under the VPTI agreement for the year is $376 (2007 - $480).

The Company has the sole right of manufacture and distribution of a foam based decontaminant under a license agreement with the Canadian Department of National Defense and the Royal Canadian Mounted Police, which expires in 2019 or, if later, with the expiry of the last existing patent covered by the agreement.

In addition, the Company is the sole worldwide licensee for the commercial exploitation of the C4 gas mask, supplied under an agreement with the Canadian Department of National Defense.  A sub-license agreement for the C4 gas mask has been entered into with an unrelated third party.

Under the terms of the foam and C4 gas mask license agreements, the Company is committed to paying royalties based on product sales.  The annual royalty payable under the foam license is the greater of a percentage of the sales value and $50 per calendar year, for the remaining duration of the agreement.  Royalty expense under the foam license agreement for the year is $73 (2007 - $430).  Royalty expense under the C4 gas mask license agreement for the year is $21 (2007 - $10).

ALLEN-VANGUARD CORPORATION
Notes to Consolidated Financial Statements (continued)
For the year ended September 30, 2008 and 2007
(in thousands except per share amounts)

23.	COMPARATIVE FIGURES

Certain comparative figures have been reclassified to conform with the financial statement presentation adopted in the current year.

24.	SUBSEQUENT EVENTS

On December 2 9 , 2008, the Company entered into an amended and restated syndicated credit facility (see note 10).

On January 23, 2009, the Company entered into a definitive arrangement agreement (the "Tailwind Agreement") under which Tailwind Financial Inc. ('Tailwind") will acquire, under a plan of arrangement, 100% of the issued and outstanding shares of the Company, the Company will become a wholly-owned subsidiary of Tailwind and the current shareholders of the Company will exchange their Company shares for Tailwind shares. As part of the arrangement, Tailwind will change its name to Allen-Vanguard Corporation. Under the Tailwind Agreement, the exchange ratio for exchange of Company shares for Tailwind shares will be based on a Company share price of C$0.285 and a Tailwind share price of US$6.13, and will be adjusted to the extent that the currency exchange rate differs from C$1.00 = US$0.84. Completion of the transaction is subject to a number of conditions, including approval of Company and Tailwind shareholders as well as U.S. and Canadian legal and regulatory approvals.

On March 24, 2009, Allen-Vanguard announced the completion of its rights offering of subscription receipts to eligible shareholders raising total gross proceeds of approximately C$14.1 million (the “Rights Offering”). Under the Rights Offering, investors subscribed for an aggregate of 49,625,874 subscription receipts of the Company at a price of C$0.285 per subscription receipt. The proceeds of the Rights Offering are being held in escrow by CIBC Mellon Trust Company (“CIBC Mellon”), in its capacity as subscription receipt agent, pending satisfaction of the Release Condition (as defined below).

On February 11, 2009, the Company filed a final short form prospectus in respect of the rights offering (the “Rights Offering”) of subscription receipts, as the Tailwind Agreement permits Allen-Vanguard to complete a Rights Offering of up to C$100 million. Each holder of Allen-Vanguard common shares as of the close of business on February 20, 2009 (the “Record Date”) will receive one right for each Allen-Vanguard common share held.  Each right will entitle the holder thereof to acquire 3.2133 subscription receipts at an exercise price of $0.285 per subscription receipt (the “Basic Subscription Privilege”).  The Rights may be exercised commencing February 27, 2009 and will expire on March 20, 2009 (the “Expiry Date”). Holders of rights who fully exercise their rights under the Basic Subscription Privilege will be entitled to subscribe on a pro rata basis for additional subscription receipts, if available, that were not subscribed for by other holders of rights pursuant to their Basic Subscription Privilege, on or before the Expiry Date.

ALLEN-VANGUARD CORPORATION
Notes to Consolidated Financial Statements (continued)
For the year ended September 30, 2008 and 2007
(in thousands except per share amounts)

24.	SUBSEQUENT EVENTS (continued)

Each whole subscription receipt entitles the holder thereof to receive one Allen-Vanguard common share provided the Company delivers, on April 17, 2009 (the “Release Deadline”), a certificate to CIBC Mellon Trust Company (“CIBC Mellon”), in its capacity as subscription receipt agent, confirming that all of the conditions to the completion of the plan of arrangement among Allen-Vanguard, Tailwind Financial Inc. and AV Acquisition Corp. (the “Arrangement”) have been satisfied or waived (the “Release Condition”). If the Release Condition is satisfied at or before the Release Deadline, the gross proceeds from the Rights Offering will be released as directed by the Company. In the event that the Release Condition is not satisfied at or before the Release Deadline or if at any time the Company delivers a written notice to the CIBC Mellon advising that the Release Condition will not be satisfied, each subscription receipt will be repurchased from the holder thereof by the Company.

FINANCIAL STATEMENTS
Allen-Vanguard Corporation
US GAAP reconciliation
Index of Financial Statements

AUDITORS’ REPORT ON THE RECONCILIATION TO GENERALLY ACCEPTED ACCOUNTING PRINCIPLES IN THE UNITED STATES

To the Board of Directors of Allen-Vanguard Corporation

Under date of December 24, 2008, we reported on the consolidated balance sheets of Allen-Vanguard Corporation as at September 30, 2008 and 2007, and the consolidated statements of operations and comprehensive income (loss), shareholders’ equity and cash flows for the years then ended, which are included in the proxy statement dated January 23, 2009 on Schedule 14A.  In connection with our audits of the aforementioned consolidated financial statements, we also have audited the related supplemental note entitled “Reconciliation with United States Generally Accepted Accounting Principles” as set forth in the proxy statement.  This supplemental note is the responsibility of the Company's management.  Our responsibility is to express an opinion on this supplemental note based on our audits.

In our opinion, such supplemental note, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.

“KPMG LLP” (signed)

Chartered Accountants, Licensed Public Accountants

Toronto, Canada
January 12, 2009

AUDITORS’ REPORT ON THE RECONCILIATION WITH UNITED STATES
GENERALLY ACCEPTED ACCOUNTING PRINCIPLES

To the Board of Directors of
Allen-Vanguard Corporation

On November 23, 2006, we reported on the consolidated balance sheet of Allen-Vanguard Corporation (the “Company”) as at September 30, 2006 and the consolidated statements of earnings, deficit and cash flows for the year then ended. The consolidated statements of earnings and cash flows for the year ended September 30, 2006 are included in the Section 14A Proxy Statement filing. In connection with our audit of the aforementioned consolidated financial statements, we have also audited the related supplemental note entitled “Reconciliation with United States Generally Accepted Accounting Principles” of net income for the year ended September 30, 2006 included in Section 14A Proxy Statement filing. This supplemental note is the responsibility of the Company’s management. Our responsibility is to express an opinion on this supplemental note based on our audit. In our opinion, the supplemental note, when considered in relation to the consolidated financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.

Chartered Accountants
Licensed Public Accountants

Toronto, Ontario
December 12, 2008

Allen-Vanguard Corporation
Reconciliation with United States Generally Accepted Accounting Principles
Years ended September 30, 2008, 2007 and 2006
(in thousands of Canadian dollars, except per share information)

The audited consolidated financial statements of the Company have been prepared in accordance with Canadian generally accepted accounting principles (“CDN GAAP”) which in some respects, differ from United States generally accepted accounting principles (“US GAAP”).  The effects of these differences on the Company’s consolidated financial statements for the years ended September 30, 2008, 2007 and 2006 are provided in the following CDN to US GAAP reconciliation which should be read in conjunction with the Company’s audited consolidated financial statements prepared in accordance with CDN GAAP.

Allen-Vanguard Corporation
Reconciliation of Net Income (Loss) and Comprehensive Income (Loss)
(in thousands of Canadian dollars, except per share information)

	Notes	2008	2007	2006

Net Income (Loss) and comprehensive income (loss) under CDN GAAP		$(436,329)	$(14,016)	$38
Items increasing or decreasing net income (loss)
Stock based compensation	a	118	51	-
Net income (loss) under US GAAP		$(436,211)	$(13,965)	$38
Basic weighted average shares outstanding - US GAAP		107,501	53,144	37,493
Diluted weighted average shares outstanding –US GAAP		107,501	53,144	37,765
Basic and diluted net income (loss) per share - US GAAP		$(4.06)	$(0.26)	$0.00

The cumulative effect of these adjustments on the consolidated balance sheets and shareholders’ equity of the Company is as follows:

Allen-Vanguard Corporation
Reconciliation of Balance Sheet
(in thousands of Canadian dollars)

	Notes	2008	2007

Total current and non-current assets under CDN GAAP		427,134	940,968
Items increasing assets
Other Long Term Assets	b	1,492	16,555
Total assets – US GAAP		428,626	957,523

Total current and non-current liabilities under CDN GAAP		330,643	432,208
Items increasing liabilities
Long Term Debt		1,492	16,555
Total current and non-current liabilities under US GAAP		332,135	448,763

Total liabilities and shareholders' equity		428,626	957,523

Allen-Vanguard Corporation
Reconciliation of Shareholders’ Equity
(in thousands of Canadian dollars)

	Notes	2008	2007

Total shareholders' equity –under CDN GAAP		96,491	508,760
Items increasing (decreasing) reported total shareholders' equity
Contributed Surplus	a	(118)	(51)
Deficit		118	51
Total shareholders' equity under US GAAP		96,491	508,760

(a)	Share-based compensation
Effective July 1, 2006, the Company adopted the fair value method of recognizing stock-based compensation as prescribed by the Financial Accounting Standards Board (“FASB”) Statement No. 123(R), Share-Based Payments (“FAS 123(R)”).  Prior to the adoption of FAS 123(R), the Company used the intrinsic value method to account for stock-based compensation under US GAAP. The Company elected to apply the retrospective transition method as permitted by FAS 123(R), for share options granted after 1994.  For CDN GAAP, the Company adopted the fair value method of recognizing stock-based compensation expense beginning October 1, 2004 for share options granted after 2001.  As share option awards granted subsequent to 1994 and prior to 2002 are captured by US GAAP, but are not captured by CDN GAAP, differences in shareholder’s equity could have arisen from these awards but were not significant.

 The fair values of the Company’s options granted in 2008 and 2007, and the weighted average assumptions used in estimating the fair values, are set out in Note 13(c) to the CDN GAAP financial statements of the Company. The Company uses the option of applying actual forfeitures to the determination of share-based compensation for CDN GAAP.  This option is not available under US GAAP which requires an estimation of forfeitures be made at the time of grant.  The difference between Canadian and US GAAP relates to this difference in accounting for forfeitures.

(b)	Deferred long-term financing costs
Under CDN GAAP, effective October 1, 2006, deferred long-term financing costs included in other assets and amortized using the effective interest rate method over the term of the related debt were reclassified as a reduction of the cost of debt.    Under US GAAP, deferred financing costs are recorded as a deferred asset and are amortized using the effective interest rate method.  Deferred long-term financing costs included as a reduction of the cost of debt under CDN GAAP is $16,555 at September 30, 2007 and $1,492 at September 30, 2008.

(c)	Intangible amortization
Under CDN GAAP, there is no requirement to allocate amortization of intangible assets to cost of sales to the extent that the intangibles are directly related to cost of sales.  Under US GAAP, an allocation of intangible amortization is required to the extent appropriate.  Therefore, under US GAAP a portion of the amortization would be recorded to cost of sales versus being included in operating expenses.  There is no impact on the net loss.  The impact on cost of sales and amortization and financing related charges and amortization is as follows:

	Cost of Sales	Amortization
Year ended September 30, 2008
Under CDN GAAP	$186,895	$146,842
Allocation of amortization	77,191	(77,191)
Under US GAAP	$264,086	$69,751

Year ended September 30, 2007
Under CDN GAAP	$55,887	$30,296
Allocation of amortization	5,009	(5,009)
Under US GAAP	$60,896	$25,287

Year ended September 30, 2006
Under CDN GAAP	$33,054	$-
Allocation of amortization	-	-
Under US GAAP	$33,054	$-

(d)	Recently issued accounting standards not yet implemented
In September 2006, FASB issued Statement 157, Fair Value Measurements (Statement 157). Statement 157 defines fair value, establishes a framework for measuring fair value under US generally accepted accounting principles and expands disclosures about fair value measurements.  For fiscal years beginning after November 15, 2007, companies will be required to implement the standard for financial assets and liabilities, as well as for any other assets and liabilities that are carried at fair value on a recurring basis in financial statements. However, a one year deferral for the implementation of Statement 157 is provided for other nonfinancial assets and liabilities.  Statement 157 is effective for the Company beginning October 1, 2008.  The Company is currently evaluating the impact of adopting Statement 157 on its results of operations and financial position.

In February 2007, FASB issued Statement 159, The Fair Value Option For Financial Assets and Financial Liabilities (Statement 159). This statement permits entities the option to measure financial instruments at fair value, thereby achieving an offsetting effect for accounting purposes for certain changes in fair value of certain assets and liabilities without having to apply hedge accounting.  Statement 159 is effective for the Company beginning October 1, 2008.  The Company is currently evaluating the impact of adopting Statement 159 on its results of operations and financial position.

In December 2007, the FASB issued FASB Statement No. 141R, Business Combinations (Statement 141R) and FASB Statement No. 160, Non-controlling Interests in Consolidated Financial Statements– an amendment to ARB No. 51 (Statement 160). Statements 141R and 160 require most identifiable assets, liabilities, non-controlling interests, and goodwill acquired in a business combination to be recorded at “full fair value” and require non-controlling interests (previously referred to as minority interests) to be reported as a component of equity, which changes the accounting for transactions with non-controlling interest holders. Both Statements are effective for annual periods beginning on or after December 15, 2008, and earlier adoption is prohibited. Statement 141R will be applied to business combinations occurring after the effective date. Statement 160 will be applied prospectively to all non-controlling interests, including any that arose before the effective date.

In March 2008, the FASB issued Statement 161, Disclosures about Derivative Instruments and Hedging Activities (Statement 161), which amends Statement 131 by requiring expanded disclosures about an entity’s derivative instruments and hedging activities.  Statement 161 requires increased qualitative, quantitative and credit-risk disclosures and is effective for financial statements issued for fiscal years beginning after November 15, 2008, with early adoption permitted.  The Company is currently evaluating the impact of adopting Statement 161 on its results of operations and financial position.

AUDITORS’ CONSENT

The Board of Directors of Allen-Vanguard Corporation

We have read the Proxy Statement pursuant to section 14 (a) of the Securities Exchange Act of 1934 dated  March 24, 2009 relating to the proposed purchase by Tailwind Financial Inc of the common shares of Allen-Vanguard Corporation.  We have complied with Canadian generally accepted standards for an auditor's involvement with offering documents .

We consent to the use in the above-mentioned Proxy Statement of our report to the directors of Allen-Vanguard Corporation on:

the consolidated balance sheets of the Company as at September 30, 2008 and 2007 and the consolidated statements of operations and comprehensive loss, shareholders equity and cash flows for each of the years in the two-year period ended September 30, 2008 dated December 24, 2008, except as to note 1 which is as of March 6, 2009 and note 24, which is as of March 24, 2009; and

the related supplemental note entitled “Reconciliation with United States Generally Accepted Accounting Principles” as set forth in the Proxy Statement dated January 12, 2009.

“KPMG LLP” (“Signed”)
Chartered Accountants, Licensed Public Accountants

Toronto, Canada
March 24, 2009

AUDITORS’ CONSENT

To the Board of Directors of
Allen-Vanguard Corporation

We have read the Proxy Statement prepared pursuant to Section 14(a) of the Securities Exchange Act of 1934 (the “Proxy”) of Tailwind Financial Inc. (“Tailwind”) dated March 24, 2009 relating to the proposed acquisition by a wholly owned subsidiary of Tailwind of all of the outstanding securities of Allen-Vanguard Corporation in exchange for securities of Tailwind.  We have complied with Canadian generally accepted standards for an auditor’s involvement with offering documents.

We consent to the inclusion in the Proxy of our reports to the Board of Directors of Allen-Vanguard Corporation on:

the consolidated balance sheet of the Company as at September 30, 2006 and the consolidated statements of earnings, deficit, and cash flows for the year then ended, dated November 23, 2006; and

the Reconciliation with United States Generally Accepted Accounting Principles of net income for the year ended September 30, 2006, dated December 12, 2008.

Toronto, Ontario	Chartered Accountants
March 24 , 2009	Licensed Public Accountants

FINANCIAL STATEMENTS
ALLEN-VANGUARD CORPORATION
AV financials
Index of Financial Statements

Consolidated Interim Financial Statements of

ALLEN-VANGUARD
CORPORATION

Three months ended December 31, 2008 and 2007
(Unaudited)

ALLEN-VANGUARD CORPORATION
Consolidated Balance Sheets
(in thousands)

	December 31,	September 30,
	2008	2008
	(Unaudited)

Assets

Current assets:
Cash and cash equivalents	$15,275	$8,522
Restricted cash	4,782	4,065
Accounts receivable	41,203	29,547
Inventories	33,423	36,157
Prepaid expenses and other	2,921	2,618
Income taxes recoverable	9,755	9,755
Future income taxes	16,670	13,506
	124,029	104,170

Non-current restricted cash	1,808	1,976
Property and equipment	15,443	16,693
Goodwill	82,333	82,333
Intangible assets	203,172	206,942
Future income taxes	9,696	12,699
Other long-term assets	2,044	2,321
	$438,525	$427,134
Liabilities and Shareholders' Equity

Current liabilities:
Bank indebtedness (note 4)	$16,443	$8,088
Accounts payable and accrued liabilities	51,994	36,516
Income taxes payable	21,653	16,098
Deferred revenue	6,252	13,098
Current portion of long-term debt (note 5)	17,804	10,327
	114,146	84,127

Future income taxes	61,517	62,021
Long-term debt (note 5)	196,212	184,495
	371,875	330,643

Shareholders' equity:
Capital stock (note 6)	543,982	543,982
Stock options (note 6)	5,020	4,298
Warrants (note 6)	29,633	26,213
Contributed surplus	737	737
Accumulated other comprehensive income	12	12
Deficit	(512,734)	(478,751)
	66,650	96,491

	$438,525	$427,134

Subsequent events (note 14)

See accompanying notes to consolidated interim financial statements.

On behalf of the Board:

"Peter M. Kozicz"	Director

"David O'Blenis"	Director

ALLEN-VANGUARD CORPORATION
Consolidated Statements of Earnings
(in thousands, except per share information)

	Three months ended
	December 31,
	2008	2007
	(Unaudited)

Revenue	$72,710	$140,239

Cost of sales	43,466	79,725

Gross profit	29,244	60,514

Expenses:
Selling and administration	10,992	12,187
Research and development (note 8)	3,295	3,994
Restructuring (note 9)	1,391 '	–
Interest on long-term debt	4,624	8,180
Realized foreign exchange loss (gain)	(665)	882
Unrealized foreign exchange loss (gain)	30,164	(2,206)
Stock-based compensation	793	332
Other income	(119)	(700)
Depreciation of property and equipment	1,633	1,267
Acquisition and financing related charges and amortization (note 10)	7,278	37,350
Amortization of intangible assets	20	8
	59,406	61,294

Loss from operations	(30,162)	(780)

Provision for (recovery of) income taxes	3,821	(7,581)

Net earnings (loss) and comprehensive income (loss)	$(33,983)	$6,801

Basic net earnings (loss) per common share	$(0.31)	$0.06

Diluted net earnings (loss) per common share	$(0.31)	$0.06

See accompanying notes to consolidated interim financial statements.

ALLEN-VANGUARD CORPORATION
Consolidated Statements of Shareholders' Equity
(in thousands)

Three months ended December 31, 2008 and year ended September 30, 2008
(Unaudited)

						Accumulated		Total
	Number of	Capital	Stock		Contributed	Comprehensive		shareholders'
	shares	stock	options	Warrants	surplus	Income	Deficit	equity

Balance at September 30, 2008	109,050,182	$543,982	$4,298	$26,213	$737	$12	$(478,751)	$96,491
Common shares issued	–	–	–	–	–	–	–	–
Warrants granted	–	–	–	3,420	–	–	–	3,420
Stock options exercised	–	–	–	–	–	–	–	–
Compensation options exercised	–	–	–	–	–	–	–	–
Stock-based compensation	–	–	722	–	–	–	–	722
Loss for the period ended December 31, 2008	–	–	–	–	–	–	(33,983)	(33,983)

Balance at December 31, 2008	109,050,182	$543,982	$5,020	$29,633	$737	$12	$(512,734)	$66,650

Balance at September 30, 2007	105,329,745	$531,083	$225	$19,125	$737	$12	$(42,422)	$508,760
Common shares issued	3,302,889	11,237	–	–	–	–	–	11,237
Warrants granted	–	–	–	7,088	–	–	–	7,088
Stock options exercised	135,798	535	(43)	–	–	–	–	492
Compensation options exercised	281,750	1,127	–	–	–	–	–	1,127
Stock-based compensation	–	–	4,116	–	–	–	–	4,116
Loss for the year ended September 30, 2008	–	–	–	–	–	–	(436,329)	(436,329)

Balance at September 30, 2008	109,050,182	$543,982	$4,298	$26,213	$737	$12	$(478,751)	$96,491

See accompanying notes to consolidated interim financial statements.

ALLEN-VANGUARD CORPORATION
Consolidated Statements of Cash Flows
(in thousands)

	Three months ended
	December 31,
	2008	2007
	(Unaudited)

Cash flows from operating activities:
Net earnings (loss)	$(33,983)	$6,801
Items not involving cash:
Depreciation and amortization	1,653	1,275
Stock-based compensation expense	722	332
Acquisition and financing related charges and amortization	6,494	32,209
Unrealized foreign exchange loss (gain)	29,602	(2,206)
Future income taxes	(665)	(14,204)
	3,823	24,207
Change in non-cash operating working capital items (note 12)	4,962	(14,047)
Cash flows provided by operating activities	8,785	10,160

Cash flows from financing activities:
Net proceeds of bank indebtedness	7,308	–
Repayment of bank indebtedness	(122)	–
Repayment of long-term debt	(224,597)	(18,580)
Proceeds from issuance of long-term debt	224,568	–
Increase in incentive payment	–	1,594
Payment of deferred transaction costs	(8,399)	–
Recovery of revolving credit facility costs	154	–
Net proceeds from issuance of common shares, net of costs	–	1,596
Cash flows from (used in) financing activities	(1,088)	(15,390)

Cash flows from investing activities:
Purchase of property and equipment	(383)	(1,086)
Acquisitions	–	(1,022)
Acquisition of intangible assets	(12)	(76)
Decrease (increase) in restricted cash	(549)	5
Cash flows used in investing activities	(944)	(2,179)

Increase (decrease) in cash and cash equivalents	6,753	(7,409)

Cash and cash equivalents, beginning of period	8,522	20,440

Cash and cash equivalents, end of period	$15,275	$13,031

Supplemental cash flow information:
Interest paid	$5,145	$9,426
Income taxes paid	386	2,459

See accompanying notes to consolidated interim financial statements.

ALLEN-VANGUARD CORPORATION
Notes to Consolidated Interim Financial Statements
(in thousands, except per share information)

Three months ended December 31, 2008 and 2007
(Unaudited)

Allen-Vanguard (the “Company') develops and markets technologies, tools and training for defeating and minimizing the effects of improvised explosive devices (“IED's”) and other hazardous devices and materials, whether chemical, biological, radiological, nuclear or explosive (“CBRNE”). The Company's equipment and services have been provided to leading security and military forces in more than 120 countries.

The Company operates in three principal business segments: (1) Electronic Systems (“ES”), consisting primarily of electronic counter-measures (“ECM” or “jammers”) which prevent the detonation of remotely controlled IED's (“RCIED's”), (2) Personal Protection Systems (“PPS”), which includes bomb disposal and chem-bio suit ensembles, body armor, remote intervention robots and other search and disposal specialty equipment for Explosive Ordnance Disposal (“EOD”), blast mitigation and decontamination equipment, and (3) Services, including counter-IED intelligence, training and advisory services. A fourth business segment includes other ancillary items, such as vehicle barriers.

1.	SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The accompanying unaudited interim consolidated financial statements have been prepared in accordance with Canadian generally accepted accounting principles (“Canadian GAAP”) for interim financial statements and, accordingly, certain disclosures normally included in annual financial statements prepared in accordance with generally accepted accounting principles are not provided and should be read in conjunction with the Company’s 2008 audited consolidated financial statements and notes thereto. These unaudited interim consolidated financial statements have been prepared following accounting principles consistent with those used in the annual audited consolidated financial statements, except as described in Note 2, and should be read in conjunction with the annual audited financial statements of the Company for the year ended September 30, 2008.

In the opinion of management, the unaudited interim consolidated financial statements reflect all adjustments, which consist only of normal and recurring adjustments, necessary to present fairly the financial position at December 31, 2008 and the results of operations and cash flows for the three month periods ended December 31, 2008 and 2007. Due to the nature of the Company's sales cycle and the size of individual orders, the results reported in these interim consolidated financial statements should not be regarded as necessarily indicative of the results that may be expected for the entire year.

ALLEN-VANGUARD CORPORATION
Notes to Consolidated Interim Financial Statements (continued)
(in thousands, except per share information)

Three months ended December 31, 2008 and 2007
(Unaudited)

2.	ADOPTION OF NEW ACCOUNTING STANDARDS

Effective October 1, 2008 the Company adopted the following new accounting standards.

Inventories

In March 2007, the CICA issued Section 3031, Inventories, replacing Section 3030, Inventories. This Section applies to interim and annual financial statements for fiscal years beginning on or after January 1, 2008. The Section prescribes the accounting treatment for inventories such as measurement of inventories at the lower of cost and net realizable value. It provides guidance on the determination of cost and its subsequent recognition as an expense, including any write-downs to net realizable value and reversal of previous write-downs of inventories arising from an increase in net realizable value. It also provides guidance on the cost methodologies that are used to assign costs to inventories and it describes the required disclosures on the carrying amount of inventories, the amount of inventories recognized as an expense and the amount of write-downs or reversal of write-downs of inventories. The adoption of this section did not have an impact on the Company's consolidated financial statements.

Goodwill and Intangible Assets

In February 2008, the CICA issued Handbook section 3064, “Goodwill and Intangible Assets”, replacing section 3062, “Goodwill and Other Intangible Assets”, and section 3450, “Research and Development Costs”. This section established standards for the recognition, measurement, presentation and disclosure of goodwill subsequent to its initial recognition and of intangible assets by profit-oriented enterprises. Standards concerning goodwill are unchanged from the standards included in the previous section 3062. The new section is effective for years beginning on or after October 1, 2008. The adoption of this section did not have an impact on the Company’s consolidated financial statements.

General Standards of Financial Statement Presentation

The Company adopted the amended CICA Handbook Section 1400, “General Standards of Financial Statement Presentation”. This section now requires that management make an assessment of an entity’s ability to continue as a going concern when preparing financial statements.

The adoption of this section did not have an impact on the Company’s consolidated financial statements.

ALLEN-VANGUARD CORPORATION
Notes to Consolidated Interim Financial Statements (continued)
(in thousands, except per share information)

Three months ended December 31, 2008 and 2007
(Unaudited)

3.	FUTURE ACCOUNTING STANDARDS

International Financial Reporting Standards (IFRS)

The CICA plans to converge Canadian GAAP with IFRS over a transition period expected to end in 2011.

Management has been assessing the impact of these new accounting standards on its consolidated financial statements and intends to implement them in time to meet associated effective dates.

The CICA issued the following new Handbook sections:

i)
Section 1582, “Business Combinations”, which replaces Section 1581, “Business Combinations”. The Section establishes standards for the accounting for a business combination. It provides the Canadian equivalent to the IFRS standard, IFRS 3 (Revised), “Business Combinations”. The Section applies prospectively to business combinations for which the acquisition date is on or after October 1, 2011. Earlier application is permitted. The Company is currently evaluating the impact of the adoption of this new Section on the consolidated financial statements.

ii)
Section 1601, “Consolidated Financial Statements” and Section 1602, “Non-Controlling Interests”, which together replace Section 1600, “Consolidated Financial Statements”. Section 1601 establishes standards for the preparation of consolidated financial statements. Section 1602 establishes standards for accounting for a non-controlling interest in a subsidiary in consolidated financial statements subsequent to a business combination. It is equivalent to the corresponding provisions of IFRS standard, IAS 27 (Revised), “Consolidated and Separate Financial Statements”. The Sections apply to interim and annual consolidated financial statements relating to fiscal years beginning on October 1, 2011. Earlier adoption is permitted as of the beginning of a fiscal year. The Company is currently evaluating the impact of the adoption of these new Sections on the consolidated financial statements.

ALLEN-VANGUARD CORPORATION
Notes to Consolidated Interim Financial Statements (continued)
(in thousands, except per share information)

Three months ended December 31, 2008 and 2007
(Unaudited)

4.	BANK INDEBTEDNESS

	December 31,	September 30,
	2008	2008

Bank indebtedness	$16,443	$8,088

The Company has a revolving credit facility of up to the aggregate of $7,600 US dollars and $16,000 as described in Note 5(a).

5.	LONG-TERM DEBT

	December 31, 2008	September 30, 2008

Amended and restated syndicated credit facility, repayable in US dollars as described in (a) below, maturing as described in (a) below ($184,375 US dollars)	$224,568	$–

Term loan facility, repayable in quarterly instalments in US dollars, maturing May 2011, secured by a first charge on the Capital Stock and assets of the Company and its subsidiaries (a) ($184,375 US dollars)	–	196,211

Capital leases, repayable in British Pounds Sterling (£42)	74	103
	224,642	196,314
Less amount due within one year	(17,804)	(10,327)
	206,838	185,987

Less deferred transaction costs	(10,626)	(1,492)
	$196,212	$184,495

Principal repayments to the end of the term loan and capital lease payments to the end of the lease terms are expected to be as follows for fiscal years ended:

2009	$11,894
2010	41,368
2011	171,380

$224,642

ALLEN-VANGUARD CORPORATION
Notes to Consolidated Interim Financial Statements (continued)
(in thousands, except per share information)

Three months ended December 31, 2008 and 2007
(Unaudited)

5.	LONG-TERM DEBT (continued)

(a)
On December 29, 2008, the Company entered into an amended and restated syndicated credit facility (the “amended agreement”) with the lenders, amending and restating the credit facilities agreement signed on May 6, 2008 (“old agreement”). The amended agreement caps the term loan commitment on the old agreement which is fully advanced and capped at $184,375 US dollars, caps the existing revolving facility commitment at $14,000, comprising the existing revolving loan which is capped at $7,600 US and is currently fully drawn and the existing documentary credit facility capped at $4,000. The lenders made available an additional facility in an amount up to the US dollar equivalent of $16,000 (“new revolving facility”) and an additional documentary credit (“DC”) commitment of up to $4,500 (“new DC facility”). On December 30, 2008, the Company drew US $6,000 on the new revolving facility. Additionally, the amended agreement provides deferral and reduction of previously scheduled principal repayments in 2008 and 2009 which defers in aggregate a total of US $43,668, as described below. The maturity date is May 6, 2011 for the term loan facility and the existing revolver facility, December 31, 2009 for the new revolving facility, and December 31, 2010 for the additional new DC facility.

The availability of the new revolving facility is based on the Company’s Peak Forecast amount in each respective week plus $5,000, but not to exceed the maximum of $16,000, as calculated by the Company in its weekly cash flow forecast provided by the Company to the new facility lenders prior to closing. The Peak Forecast amount is the highest amount required by the Company in any given week in accordance with the cash flow forecast. The Company will provide updated cash flow forecasts to the lenders on April 1, 2009, July 1, 2009 and October 1, 2009 for the periods starting April 15, 2009, July 15, 2009 and October 15, 2009, respectively. Upon receipt of the updated forecasts, the Company and the new facility lender will set revised terms of availability and a minimum cumulative net cash flow covenant satisfactory to the new facility lenders and the Company. As a result of the agreement to revise terms in the current period, amounts drawn on the $16,000 operating facility will be classified as a current liability. All advances under the new DC facility will be subject to Export Development Canada Performance Security Guarantees (“PSGs”) and Financial Security Guarantees (“FSGs”) satisfactory to the new facility lenders, or if such support is unavailable, must be fully cash collateralized.

The quarterly instalments on the term loan facility originally due September 30, 2008, December 31, 2008 and March 31, 2009 are deferred until May 6, 2011. All other quarterly payments due in 2009 are reduced to an amount equal to 2.5% ($4,852 US dollars) of the amount outstanding on the initial May 6, 2008 closing of the original term loan facility, being $194,079 US dollars. Quarterly payments after 2009 will be equal to 5% ($9,704 US dollars).

ALLEN-VANGUARD CORPORATION
Notes to Consolidated Interim Financial Statements (continued)
(in thousands, except per share information)

Three months ended December 31, 2008 and 2007
(Unaudited)

5.	LONG-TERM DEBT (continued)

Under the amended agreement, certain financial covenants are required to be maintained, including among others, minimum adjusted EBITDA, a cap on restructuring costs of $2,000 per month and not to exceed $3,300 over the current forecasted period and minimum cumulative net cash flow. “Adjusted EBITDA” for any period is defined as Consolidated EBITDA for that period less Capital Expenditures that have been incurred during the period less taxes incurred in the period (excluding sales taxes) that have or will be paid in cash within the next 12 months less all Restructuring Costs that have been incurred in the period and have or will be paid in cash within the next 12 months, excluding those costs already accrued at September 30, 2008, but including any funds used to cash collateralize DCs. On or before September 15, 2009, the Company and the lenders will set revised covenants satisfactory to both parties acting reasonably.

The interest rate on the term loan facility is US base rate plus 4.5% and on the existing revolving credit facility is US base rate plus 4.0%. The interest rate on the new operating facility is US base rate plus 5.5%, and in no event shall the total interest rate be less than 10%. The interest rate on the new DC facility is 5.5%.

In relation to the accommodations agreements (note 5(b)) , the Company is required to pay an extension fee of $1,500 to the lenders upon the earlier of May 6, 2011 and a restructuring event, which is defined as the closing date of a capital raise, a change of control, sale of substantially all of the assets of the Company or in event of default. In relation to the November 28, 2008 amended accommodation, an accommodation fee of $250 will be paid on the earlier of May 6, 2011 and a restructuring event. Upon the earlier of May 6, 2011 and a restructuring event, the Company will also pay a new facility fee of $5,000 to the new facility lenders. The Company will also pay a fee to any lender that is not a New Facility Lender (as defined below) in an amount not to exceed $500 payable on a restructuring event. Pursuant to the accommodation agreement entered into on December 10, 2008, an enhanced return in an amount equal to additional interest earned at the rate of 2% per annum on the amount outstanding under the term loan facility, the revolving credit facility and the DC facility calculated daily from November 1, 2008 to December 30, 2008, the date of an initial advance, was paid to the old agreement lenders.

ALLEN-VANGUARD CORPORATION
Notes to Consolidated Interim Financial Statements (continued)
(in thousands, except per share information)

Three months ended December 31, 2008 and 2007
(Unaudited)

5.	LONG-TERM DEBT (continued)

The Company has authorized the issue of warrants to the lenders under the New Facilities (the "New Facility Lenders") entitling them to acquire up to 19.9% of the common shares of the Company at an exercise price of $0.2114, being the volume-weighted average trading price of the Company's common shares on the five days ended on the day prior to execution of the amended agreement. All warrants are exercisable for five years and provide for anti-dilution protection.

Pursuant to the amended agreement, the Company has also agreed to provide share appreciation rights ("SARs") to the New Facility Lenders, exercisable at any time during the five year period following April 30, 2009, if the Company has not, on or prior to April 30, 2009, raised additional capital and used some or all of the proceeds from that capital raise to permanently reduce the aggregate indebtedness outstanding under the existing facilities and the New Facilities by at least US$50,000 (a “Qualified Capital Raise”). The SARs entitle the New Facility Lenders to be paid a cash amount equal to the increase (if any) in the trading price of the Company's shares at the date of exercise of the SARs over $0.2114 per share multiplied by the number of shares that such lenders would have owned if they had purchased 20% of the fully diluted common shares of the Company as at the execution of the amended agreement (i.e., 37,116,000 common shares).

Provided that the Company obtains the approval of shareholders and the TSX, the SARs can be completely replaced, on or prior to April 30, 2009, by additional five-year warrants which entitle the New Facility Lenders to acquire up to an additional 10% of the fully diluted common shares of the Company exercisable at $0.2114 per share.

The New Facility Lenders have also been provided with pre-emptive rights allowing them to receive additional warrants ("Top-Up Warrants") on future issuances of equity by the Company at any time the term loan facility is still outstanding, entitling them to purchase, at the same price and on the same terms as such equity issuance, sufficient shares of the Company to enable them to maintain their equity interest at 19.9% (or up to 29.9% if they have received additional warrants in place of the SARs). The Top-Up Warrants have a five year term, unless the Company has completed a Qualified Capital Raise, in which case any Top-Up Warrants shall be exercisable for three years from the date they are issued. In the event of the completion of a Qualified Capital Raise, after the first US $50,000 is repaid to the lenders, the 19.9% ownership of the lenders that is subject to protection by the aforementioned pre-emptive rights is subject to reduction by 1% for each additional US $10,000 of principal repayment over US $50,000 provided that the percentage ownership subject to protection, does not decrease below a minimum of 15%. The SARs provide for adjustments that give similar protection to the New Facility Lenders as these pre-emptive rights in the event of further equity issuances.

ALLEN-VANGUARD CORPORATION
Notes to Consolidated Interim Financial Statements (continued)
(in thousands, except per share information)

Three months ended December 31, 2008 and 2007
(Unaudited)

5.	LONG-TERM DEBT (continued)

If the Company is unable to complete a Qualified Capital Raise by April 30, 2009, in addition to the SARs, the Company would be required to complete the raising of capital in a minimum amount of US $50,000 on or before September 30, 2009. If such capital raise is not completed, the Company shall offer conversion of all or part of the outstanding term loan amount to equity in the capital stock of the Company on terms to be acceptable to each of the lenders of the term loan facility. If such conversion is not acceptable to the lenders, the term loan facility would be payable on demand on January 31, 2010.

The Company has accounted for the amended agreement as an extinguishment of the term loan facility. As such, the Company has fully expensed the remaining deferred transaction costs of $1,615 in the three month period ended December 31, 2008. The Company has recorded approximately $12,670 of deferred transaction costs in relation to the amended agreement and will expense these costs over the term of the amended agreement using the effective interest rate method.

(b)
The Company reached a series of accommodation agreements with its lenders during the period of September 30 to December 16, 2008 that deferred (i) the quarterly principal payment due September 30, 2008, (ii) compliance with certain financial covenants under the May 6, 2008 credit facilities, and (iii) payment of certain interest and fees, all to December 31, 2008. All other terms and conditions of the Credit Agreement dated May 6, 2008 remained in effect. Additionally, the accommodation agreements include an enhanced return to the Lenders whereby all accommodations outstanding bore additional interest at the rate of 2% per annum calculated daily from and including November 1, 2008 through December 30, 2008. The Company is also required to pay an extension fee of $1,500 to the lenders upon a restructuring event. During this period of accommodation the Company was renegotiating the credit facilities. The Company was unable to comply with its financial covenants, as a result of lower than expected cash flows and a lack of an investment transaction, at September 30, 2008, and accordingly, effective December 24, 2008, the lenders provided a waiver for these covenants and amended the covenants of the new secured credit facilities.

ALLEN-VANGUARD CORPORATION
Notes to Consolidated Interim Financial Statements (continued)
(in thousands, except per share information)

Three months ended December 31, 2008 and 2007
(Unaudited)

6.	SHAREHOLDERS' EQUITY

(a)	Capital stock:

The authorized capital stock of the Company consists of an unlimited number of common shares without issued or par value.

(b)	Warrants:

Each share purchase warrant entitles the holder to purchase one common share of the Company. A summary of the share purchase warrants outstanding and the changes during the periods is presented below:

	Three months ended December 31,
	2008		2007
	Number of warrants	Weighted average exercise price	Number of warrants	Weighted average exercise price

Outstanding, beginning of period	5,590	$9.66	6,245	$8.79
Exercised	–	–	–	–
Granted	27,092	0.21	465	9.50
Outstanding, end of period	32,682	1.83	6,710	8.84

Exercisable, end of period	32,682	$1.83	6,710	$8.84

The following table summarizes information for warrants outstanding:

		December 31,	December 31,
	Expiry	2008	2007

$0.21	December 29, 2013	27,092	–
$4.75	August 12, 2008	–	1,120
$9.50	September 17, 2014	3,575	3,575
$9.50	October 12, 2014	465	465
$10.06	September 17, 2010	1,550	1,550
		32,682	6,710

ALLEN-VANGUARD CORPORATION
Notes to Consolidated Interim Financial Statements (continued)
(in thousands, except per share information)

Three months ended December 31, 2008 and 2007
(Unaudited)

6.         SHAREHOLDERS' EQUITY (continued)

The value of the share purchase warrants were estimated using the Black-Scholes model, with the following assumptions:

	December 31,	September 30,
	2008	2008

Dividend yield	–	–
Expected volatility	72%	40%
Risk-free interest rate	1.67%	3.82%
Expected option life	5 years	7 years
Weighted-average grant date fair value	$0.13	$4.84

(c)	Stock options:

Each stock option entitles the holder to purchase one common share of the Company. A total of 8,742 common shares have been reserved to meet outstanding options, or future options to be granted, under the Employee Stock Option Plan. A summary of the Company's employee stock options outstanding and the changes during the period is presented below:

	Three months ended December 31,
	2008		2007
		Weighted		Weighted
		average		average
	Number of	exercise	Number of	exercise
	options	price	options	price

Outstanding, beginning of period	5,266	$4.56	1,245	$3.06
Exercised	–	–	(129)	(3.64)
Forfeited	(317)	(4.30)	–	–
Granted	550	0.49	533	9.73
Outstanding, end of period	5,499	4.14	1,649	5.17

Exercisable, end of period	1,679	$4.35	804	$3.35

ALLEN-VANGUARD CORPORATION
Notes to Consolidated Interim Financial Statements (continued)
(in thousands, except per share information)

Three months ended December 31, 2008 and 2007
(Unaudited)

6.	SHAREHOLDERS' EQUITY (continued)

The following table summarizes information for stock options outstanding:

	Three months ended December 31, 2008		Three months ended December 31, 2007
		Weighted		Weighted
		average		average
Range of	Options	remaining	Options	remaining
exercise prices	outstanding	life (years)	outstanding	life (years)

$0.30 - $1.05	525	4.81	60	0.90
$1.06 - $3.57	918	2.44	735	2.40
$3.58 - $5.00	3,522	3.74	321	1.50
$5.01 - $9.73	534	3.89	533	4.90
	5,499		1,649

The stock-based compensation was estimated using the Black-Scholes option pricing model, with the following assumptions:

	December 31, 2008	September 30, 2008

Dividend yield	–	–
Expected volatility	111%	76%
Risk-free interest rate	1.32%	2.83%
Expected option life	3.52 years	3.22 years
Weighted-average grant date fair value	$0.21	$2.81

ALLEN-VANGUARD CORPORATION
Notes to Consolidated Interim Financial Statements (continued)
(in thousands, except per share information)

Three months ended December 31, 2008 and 2007
(Unaudited)

6.	SHAREHOLDERS' EQUITY (continued)

(d)	Restricted Share Units:

Each restricted share unit (RSU) entitles the holder to one common share of the Company. A total of 1,800 common shares have been reserved to meet outstanding restricted share units, or future restricted share units to be granted, under the Restricted Share Unit Plan. A summary of the Company's restricted share units outstanding and the changes during the period is presented below:

	December 31,	December 31,
	2008	2007

Outstanding, beginning of period	703	–
Granted	525	222
Forfeited	(42)	–
Outstanding, end of year	1,186	222

Restricted Share Units vest no later than the third anniversary of the last day of the calendar year to which the RSU compensation relates. The total compensation expense under the RSU plan for the period ended December 31, 2008 is $71 (2007 - $82) and is recorded in stock based compensation and a liability of $116 is included in accrued liabilities. The RSU's are payable in cash and or shares.

The stock-based compensation for restricted share units was estimated using the Black-Scholes option pricing model, with the following assumptions:

	December 31,	September 30,
	2008	2008

Dividend yield	–
Expected volatility	113%	79%
Risk-free interest rate	1.32%	3.05%
Weighted average life	3 years	3 years
Weighted average grant date fair value	$0.30	$4.33

ALLEN-VANGUARD CORPORATION
Notes to Consolidated Interim Financial Statements (continued)
(in thousands, except per share information)

Three months ended December 31, 2008 and 2007
(Unaudited)

7.	SEGMENTED INFORMATION

The Company operates in three principal business segments: (1) Electronic Systems (“ES”), consisting primarily of electronic counter-measures (“ECM” or “jammers”) which prevent the detonation of remotely controlled IED’s (“RCIED’s”), (2) Personal Protection Systems (“PPS”), which includes bomb disposal and chem-bio suit ensembles, body armor, remote intervention robots and other search and disposal specialty equipment for Explosive Ordnance Disposal (“EOD”), blast mitigation and decontamination equipment, and (3) Services, including counter-IED intelligence, training and advisory services. A fourth business segment includes other ancillary items, such as vehicle barriers.

The Company's reportable segments are strategic business units comprised of different products and services. The Company uses these segments as a primary basis of internal reporting, planning, performance analysis and decision making. The products and services of each reportable unit require different technology and marketing strategies. Revenue and gross profit by reportable segment is presented in the following table:

December 31,
2008	Revenue	Cost of sales	Gross profit

ES	$44,869	$25,474	$19,395
PPS	17,922	12,521	5,401
Services	9,919	5,471	4,448
Other	–	–	–

	$72,710	$43,466	$29,244

December 31,
2007	Revenue	Cost of sales	Gross profit

ES	$105,468	$59,311	$46,157
PPS	26,734	14,994	11,740
Services	7,734	5,236	2,498
Other	303	184	119

	$140,239	$79,725	$60,514

ALLEN-VANGUARD CORPORATION
Notes to Consolidated Interim Financial Statements (continued)
(in thousands, except per share information)

Three months ended December 31, 2008 and 2007
(Unaudited)

7.	SEGMENT INFORMATION (continued)

December 31,
2008	Goodwill	Intangibles

ES	$31,056	$49,262
PPS	41,264	147,114
Services	10,013	6,796
Other	–	–

	$82,333	$203,172

September 30,
2008	Goodwill	Intangibles

ES	$27,426	$50,720
PPS	44,894	149,179
Services	10,013	7,043
Other	–	–

	$82,333	$206,942

Revenue is analyzed geographically as follows:

	December 31, 2008	December 31, 2007

Geographic area:
U.S.A.	$62,098	$129,749
Europe/Middle East	7,880	5,221
Canada	936	3,534
Asia/Pacific	1,645	1,604
Other	151	131

	$72,710	$140,239

ALLEN-VANGUARD CORPORATION
Notes to Consolidated Interim Financial Statements (continued)
(in thousands, except per share information)

Three months ended December 31, 2008 and 2007
(Unaudited)

7.	SEGMENT INFORMATION (continued)

Property, plant and equipment are analyzed geographically as follows:

	December 31,	September 30,
	2008	2008

Geographic area:
U.S.A.	$794	$892
Europe/Middle East	5,156	5,461
Canada	9,493	10,340
Asia/Pacific	–	–
Other	–	–

	$15,443	$16,693
Goodwill and intangibles are analyzed geographically as follows:

	December 31,	September 30,
	2008	2008

Geographic area:
U.S.A.	$–	$–
Europe/Middle East	16,812	17,056
Canada	268,693	272,219
Asia/Pacific	–	–
Other	–	–

	$285,505	$289,275

8.	RESEARCH AND DEVELOPMENT

Research and development consists of the following:

	Three months ended December 31,
	2008	2007

Research and development, gross	$4,488	$5,486
Less: investment tax credits	(1,193)	(1,247)
Less: grants	–	(245)
Research and development, net	$3,295	$3,994

ALLEN-VANGUARD CORPORATION
Notes to Consolidated Interim Financial Statements (continued)
(in thousands, except per share information)

Three months ended December 31, 2008 and 2007
(Unaudited)

9.	RESTRUCTURING

On September 25, 2008, the Company announced a restructuring plan to reduce annual operating costs through consolidation of facilities and other efficiency measures. The majority of the costs are for employee termination and related costs and building closures. The Company anticipates the total amount to be recorded will be $3,958, of which $1,542 was recorded in the fourth quarter of 2008 and $1,391 was recorded in the first quarter of 2009. The following table provides a summary of the estimated costs on a pre-tax basis:

	Employee,	Site closure	Asset impairment
	legal and	and transfer	and accelerated
	related	costs	depreciation	Total

Total estimate	$1,798	$1,574	$586	$3,958

Charges in the fourth quarter 2008	956	–	586	1,542
Charges in the first quarter 2009	761	630	–	1,391
Estimated charges remaining	$81	$944	$–	$1,025

10.	ACQUISITION AND FINANCING RELATED CHARGES AND AMORTIZATION

The change in non-cash operating working capital consists of the following:

	Three months ended
	December 31,
	2008	2007

Amortization of acquired intangibles assets	$3,762	$27,228
Acquisition-related compensation expense	–	2,484
Cost of sales of Med-Eng inventory fair value adjustment	–	2,657
Amortization of senior debt financing fees	2,608	4,951
Amortization of revolver deferred financing fees	123	30
Refinancing costs	785	–
	$7,278	$37,350

ALLEN-VANGUARD CORPORATION
Notes to Consolidated Interim Financial Statements (continued)
(in thousands, except per share information)

Three months ended December 31, 2008 and 2007
(Unaudited)

11.	EARNINGS (LOSS) PER COMMON SHARE

Earnings (loss) per common share is computed using the following weighted average number of outstanding common shares:

	Three months ended
	December 31,
	2008	2007

Weighted average common shares outstanding	109,050	105,644

Effect of diluted potential common shares	–	8,109
	109,050	113,753

12.	SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

Net change in non-cash operating working capital items relating to operations:

	Three months ended
	December 31,
	2008	2007

Accounts receivable	$(11,656)	$(19,644)
Inventories	2,734	(2,342)
Prepaid expenses and other	(303)	1,313
Income taxes recoverable	–	3,951
Accounts payable and accrued charges	15,478	1,083
Income taxes payable	5,555	1,592
Deferred revenue	(6,846)	–
	$4,962	$(14,047)

Supplemental disclosure of non-cash transactions:

	Three months ended
	December 31,
	2008	2007

Issuance of warrants, included in deferred transaction costs and revolving facility costs	$3,420	$–

ALLEN-VANGUARD CORPORATION
Notes to Consolidated Interim Financial Statements (continued)
(in thousands, except per share information)

Three months ended December 31, 2008 and 2007
(Unaudited)

13.	COMPARATIVE FIGURES

Certain comparative amounts have been reclassified to conform to the current presentation.

14.	SUBSEQUENT EVENTS

On January 23, 2009, the Company entered into a definitive arrangement agreement (the "Tailwind Agreement") under which Tailwind Financial Inc. ('Tailwind") will acquire, under a plan of arrangement, 100% of the issued and outstanding shares of the Company, the Company will become a wholly-owned subsidiary of Tailwind and the current shareholders of the Company will exchange their Company shares for Tailwind shares. As part of the arrangement, Tailwind will change its name to Allen-Vanguard Corporation. Under the Tailwind Agreement, the exchange ratio for exchange of Company shares for Tailwind shares will be based on a Company share price of C$0.285 and a Tailwind share price of US$6.13, and will be adjusted to the extent that the currency exchange rate differs from C$1.00 = US$0.84. Completion of the transaction is subject to a number of conditions, including approval of Company and Tailwind shareholders as well as U.S. and Canadian legal and regulatory approvals.

On February 11, 2009, the Company filed a final short form prospectus in respect of the rights offering (the “Rights Offering”) of subscription receipts, as the Tailwind Agreement permits Allen-Vanguard to complete a Rights Offering of up to C$100 million. Each holder of Allen-Vanguard common shares as of the close of business on February 20, 2009 (the “Record Date”) will receive one right for each Allen-Vanguard common share held. Each right will entitle the holder thereof to acquire 3.2133 subscription receipts at an exercise price of $0.285 per subscription receipt (the “Basic Subscription Privilege”). The Rights may be exercised commencing February 27, 2009 and will expire on March 20, 2009 (the “Expiry Date”). Holders of rights who fully exercise their rights under the Basic Subscription Privilege will be entitled to subscribe on a pro rata basis for additional subscription receipts, if available, that were not subscribed for by other holders of rights pursuant to their Basic Subscription Privilege, on or before the Expiry Date.

On March 24, 2009, Allen-Vanguard announced the completion of its rights offering of subscription receipts to eligible shareholders raising total gross proceeds of approximately C$14.1 million (the “Rights Offering”). Under the Rights Offering, investors subscribed for an aggregate of 49,625,874 subscription receipts of the Company at a price of C$0.285 per subscription receipt. The proceeds of the Rights Offering are being held in escrow by CIBC Mellon Trust Company (“CIBC Mellon”), in its capacity as subscription receipt agent, pending satisfaction of the Release Condition (as defined below).

Each whole subscription receipt entitles the holder thereof to receive one Allen-Vanguard common share provided the Company delivers, on April 17, 2009 (the “Release Deadline”), a certificate to CIBC Mellon Trust Company (“CIBC Mellon”), in its capacity as subscription receipt agent, confirming that all of the conditions to the completion of the plan of arrangement among Allen-Vanguard, Tailwind Financial Inc. and AV Acquisition Corp. (the “Arrangement”) have been satisfied or waived (the “Release Condition”). If the Release Condition is satisfied at or before the Release Deadline, the gross proceeds from the Rights Offering will be released as directed by the Company. In the event that the Release Condition is not satisfied at or before the Release Deadline or if at any time the Company delivers a written notice to the CIBC Mellon advising that the Release Condition will not be satisfied, each subscription receipt will be repurchased from the holder thereof by the Company.

FINANCIAL STATEMENTS
ALLEN-VANGUARD CORPORATION
US GAAP reconciliation
Index of Financial Statements

Page
Reconciliation with United States Generally Accepted Accounting Principles for the three months ended December 31, 2008 and 2007	F-106
Reconciliation of Net Income (Loss) and Comprehensive Income (Loss)	F-106
Reconciliation of Balance Sheet	F-107
Reconciliation of Shareholders’ Equity	F-107

Allen-Vanguard Corporation
Reconciliation with United States Generally Accepted Accounting Principles
Three months ended December 31, 2008 and 2007
(in thousands of Canadian dollars, except per share information)

The unaudited interim consolidated financial statements of the Company as at and for the three months ended December 31, 2008 and 2007 have been prepared in accordance with Canadian generally accepted accounting principles (“CDN GAAP”) which in some respects, differ from United States generally accepted accounting principles (“US GAAP”).  The effects of these differences on the Company’s consolidated interim financial statements for the three months ended December 31, 2008 and 2007 are provided in the following CDN to US GAAP reconciliation which should be read in conjunction with the Company’s annual consolidated financial statements for the year ended September 30, 2008 prepared in accordance with CDN GAAP.

Allen-Vanguard Corporation
Reconciliation of Net Income (Loss) and Comprehensive Income (Loss)
(in thousands of Canadian dollars, except per share information)

		Three-months ended December 31
	Notes	2008	2007
		(unaudited)	(unaudited)
Net Income (Loss) and comprehensive income (loss) under CDN GAAP		$(33,983)	$6,801
Items increasing or decreasing net income (loss)
Stock based compensation	a	119	(58)
Net income (loss) under US GAAP		$(33,864)	$6,743
Basic weighted average shares outstanding - US GAAP		109,050	105,644
Diluted weighted average shares outstanding –US GAAP		109,050	113,753
Basic and diluted net income (loss) per share - US GAAP		$(0.31)	$0.06

The cumulative effect of these adjustments on the consolidated balance sheets and shareholders’ equity of the Company is as follows:

Allen-Vanguard Corporation
Reconciliation of Balance Sheet
(in thousands of Canadian dollars)

		December 31	September 30
		2008	2008
	Notes	(unaudited)

Total current and non-current assets under CDN GAAP		438,525	427,134
Items increasing assets
Other Long Term Assets	b	10,626	1,492
Total assets – US GAAP		449,151	428,626

Total current and non-current liabilities under CDN GAAP		371,875	330,643
Items increasing liabilities
Long Term Debt		10,626	1,492
Total current and non-current liabilities under US GAAP		382,501	332,135

Total liabilities and shareholders' equity		449,151	428,626

Allen-Vanguard Corporation
Reconciliation of Shareholders’ Equity
(in thousands of Canadian dollars )

		December 31	September 30
		2008	2008
	Notes	(unaudited)

Total shareholders' equity –under CDN GAAP		66,650	96,491
Items increasing (decreasing) reported total shareholders' equity
Contributed Surplus	a	(283)	(118)
Deficit		283	118
Total shareholders' equity under US GAAP		66,650	96,491

(a)	Share-based compensation
Effective July 1, 2006, the Company adopted the fair value method of recognizing stock-based compensation as prescribed by the Financial Accounting Standards Board (“FASB”) Statement No. 123(R), Share-Based Payments (“FAS 123(R)”).  Prior to the adoption of FAS 123(R), the Company used the intrinsic value method to account for stock-based compensation under US GAAP. The Company elected to apply the retrospective transition method as permitted by FAS 123(R), for share options granted after 1994.  For CDN GAAP, the Company adopted the fair value method of recognizing stock-based compensation expense beginning October 1, 2004 for share options granted after 2001.  As share option awards granted subsequent to 1994 and prior to 2002 are captured by US GAAP, but are not captured by CDN GAAP, differences in shareholder’s equity could have arisen from these awards but were not significant.

The fair values of the Company’s options granted in 2008 and 2007, and the weighted average assumptions used in estimating the fair values, are set out in Note 13(c) to the CDN GAAP annual financial statements of the Company. The Company uses the option of applying actual forfeitures to the determination of share-based compensation for CDN GAAP.  This option is not available under US GAAP which requires an estimation of forfeitures be made at the time of grant.  The difference between Canadian and US GAAP relates to this difference in accounting for forfeitures.

(b)	Deferred long-term financing costs
Under CDN GAAP, effective October 1, 2006, deferred long-term financing costs included in other assets and amortized using the effective interest rate method over the term of the related debt were reclassified as a reduction of the cost of debt.    Under US GAAP, deferred financing costs are recorded as a deferred asset and are amortized using the effective interest rate method.  Deferred long-term financing costs included as a reduction of the cost of debt under CDN GAAP is $10,626 at December 31, 2008 and $1,492 at September 30, 2008.

(c)	Intangible amortization
Under CDN GAAP, there is no requirement to allocate amortization of intangible assets to cost of sales to the extent that the intangibles are directly related to cost of sales.  Under US GAAP, an allocation of intangible amortization is required to the extent appropriate.  Therefore, under US GAAP a portion of the amortization would be recorded to cost of sales versus being included in operating expenses.  There is no impact on the net loss.  The impact on cost of sales and amortization and financing related charges and amortization is as follows:

Three-months ended December 31, 2008 (unaudited)
	Cost of Sales	Amortization
Under CDN GAAP	$43,466	$7,278
Allocation of amortization	3,762	(3,762)
Under US GAAP	$47,228	$3,516

Three-months ended December 31, 2007 (unaudited)

	Cost of Sales	Amortization
Under CDN GAAP	$79,725	$37,350
Allocation of amortization	29,712	(29,712)
Under US GAAP	$109,437	$7,638

(d)	Recently issued accounting standards
On October 1, 2008, the Company adopted FASB Statement No. 157 (“SFAS 157”), Fair Value Measurements, which defines fair value, establishes a framework for measuring fair value under United States GAAP, and expands disclosures about fair value measurements.  SFAS 157 applies to other accounting pronouncements that require or permit fair value measurements.  The adoption of this change did not have an impact on the Company’s interim consolidation financial statements.

On October 1, 2008, the Company adopted FASB Statement No. 159 (“SFAS 159”), The Fair Value Options for Financial Assets and Financial Liabilities, which permits entities to choose to measure many financial instruments and certain warranty and insurance contracts at fair value on a contract-by-contract basis.  SFAS 159 applies to all reporting entities, including not-for-profit organizations, and contains financial statement presentation and disclosure requirements for assets and liabilities reported at fair value as a consequence of the election.  The adoption of this change did not have an impact on the Company’s interim consolidated financial statements.

In December 2007, the FASB issued FASB Statement No. 141R, Business Combinations (Statement 141R) and FASB Statement No. 160, Non-controlling Interests in Consolidated Financial Statements– an amendment to ARB No. 51 (Statement 160). Statements 141R and 160 require most identifiable assets, liabilities, non-controlling interests, and goodwill acquired in a business combination to be recorded at “full fair value” and require non-controlling interests (previously referred to as minority interests) to be reported as a component of equity, which changes the accounting for transactions with non-controlling interest holders. Both Statements are effective for annual periods beginning on or after December 15, 2008, and earlier adoption is prohibited. Statement 141R will be applied to business combinations occurring after the effective date. Statement 160 will be applied prospectively to all non-controlling interests, including any that arose before the effective date.

In March 2008, the FASB issued Statement 161, Disclosures about Derivative Instruments and Hedging Activities (Statement 161), which amends Statement 131 by requiring expanded disclosures about an entity’s derivative instruments and hedging activities.  Statement 161 requires increased qualitative, quantitative and credit-risk disclosures and is effective for financial statements issued for fiscal years beginning after November 15, 2008, with early adoption permitted.  The Company is currently evaluating the impact of adopting Statement 161 on its results of operations and financial position.

ANNEX A

January 23, 2009

ARRANGEMENT AGREEMENT

among

TAILWIND FINANCIAL INC.

and

AV ACQUISITION CORP.

and

ALLEN-VANGUARD CORPORATION

Dated as of January 23, 2009

TABLE OF CONTENTS

ARTICLE I DEFINITIONS AND SCHEDULES	A-1

Section 1.01	Definitions.	A-1
Section 1.02	Schedules	A-12

ARTICLE II ARRANGEMENT	A-13

ARTICLE III REPRESENTATIONS AND WARRANTIES OF THE COMPANY	A-22

A-i

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF PARENT AND PURCHASER	A-44

Section 4.01	Due Incorporation, Assets and Liabilities.	A-44
Section 4.02	Corporate Authorization.	A-44
Section 4.03	Governmental Authorization.	A-45
Section 4.04	No Violation.	A-45

A-ii

ARTICLE V COVENANTS OF THE COMPANY	A-52

Section 5.01	Conduct of the Business.	A-52
Section 5.02	Access to Information.	A-53
Section 5.03	Notices of Certain Events.	A-54
Section 5.04	Reporting and Compliance With Law.	A-54

ARTICLE VI COVENANTS OF ALL PARTIES	A-54

Section 6.01	Provisions Relating to Exclusivity.	A-54
Section 6.02	Superior Proposal.	A-58
Section 6.03	Best Efforts; Further Assurances.	A-59

A-iii

ARTICLE VII CONDITIONS	A-64

Section 7.01	Condition to the Obligations of the Company, Parent and the Purchaser	A-64
Section 7.02	Conditions to Obligations of Parent and the Purchaser.	A-65
Section 7.03	Conditions to Obligations of the Company.	A-67

ARTICLE VIII TERMINATION, AMENDMENT AND WAIVER	A-69

ARTICLE IX GENERAL PROVISIONS	A-71

Section 9.01	Waiver.	A-71
Section 9.02	Survival of Representations and Warranties.	A-72
Section 9.03	Amendments, Modification and Waiver.	A-72
Section 9.04	Notices.	A-72

A-iv

A-v

January 23, 2009

ARRANGEMENT AGREEMENT

THIS ARRANGEMENT AGREEMENT (this “Agreement”) is made as of January 23, 2009 by and among Tailwind Financial Inc., a Delaware corporation (“Parent”), AV Acquisition Corp., a corporation incorporated under the Business Corporations Act (Ontario) and a wholly-owned subsidiary of Parent (“Purchaser”) and Allen-Vanguard Corporation, a corporation incorporated under the Business Corporations Act (Ontario) (the “Company”).

WHEREAS, the Boards of Directors of Parent, the Purchaser and the Company have each approved the terms and conditions of a business combination of the Company and the Purchaser, upon the terms and subject to the conditions set forth herein;

WHEREAS, the business combination of the Company and the Purchaser shall be effected by the terms of this Agreement through a plan of arrangement, pursuant to section 182 of the OBCA (as defined below), of the Company and the Purchaser;

WHEREAS, the Arrangement (as defined below) is intended, among other things, to provide the Company Shareholders (as defined below) with the opportunity to dispose of their shares of Company Common Stock (as defined below) in exchange for shares of Parent Common Stock (as defined below) on the terms and subject to the conditions set out herein;

WHEREAS, the Board of Directors of the Company (the “Company Board”) has unanimously (i) determined that the Arrangement is fair to the Company Shareholders and in the best interests of the Company, approved this Agreement and declared its advisability and approved the Arrangement and the other transactions contemplated by this Agreement, and (ii) resolved to recommend acceptance of the Arrangement and adoption of this Agreement by the Company Shareholders (as defined below); and

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, Parent, the Purchaser and the Company hereby agree as follows:

ARTICLE I
DEFINITIONS AND SCHEDULES

Section 1.01         Definitions.

(a)	For purposes of this Agreement:

“Action” means any investigation, inquiry, audit, litigation, suit, claim, action, application, complaint, grievance, or other legal, administrative or arbitration proceeding of any nature whatsoever.

“Affiliate” of a specified Person means any other Person who, directly or indirectly through one or more intermediaries, Controls, is controlled by, or is under common Control with, such specified Person.

“Annual Financial Statements” means the audited consolidated financial statements of the Company as at and for each of the fiscal years ended September 30, 2006, September 30, 2007 and September 30, 2008, together with the notes thereto and the auditors’ report thereon.

“Arrangement” means an arrangement under Section 182 of the OBCA on the terms and subject to the conditions set out in the Plan of Arrangement, subject to any amendments or variations thereto made in accordance with Section 9.03 hereof or Article 5 of the Plan of Arrangement or made at the direction of the Court in the Interim Order or the Final Order.

“Arrangement Resolution” means the special resolution of the Company Shareholders approving the Arrangement.

“Articles of Arrangement” means the articles of arrangement of the Company in respect of the Arrangement that are required to be sent to the Director after the Final Order is made.

“Books and Records” means all books of account, share registers and other financial and corporate records, copies of tax records, sales and purchase records, customer and supplier lists, computer software, formulae, business reports, registers and operating manuals, plans and projections and all other documents, files, correspondence and other information (whether in written, printed, electronic or computer printout form), of the Company and each Company Subsidiary.

“Business” with respect to the Company means the business of developing and marketing proprietary technologies, tools and training used to defeat and minimize the effects of hazardous devices and materials, whether Chemical, Biological, Radiological, Nuclear or Explosive (“CBRNE”) and as more fully described in the Company’s Annual Information Form dated December 29, 2008.

“Business Day” means any day on which banks are not required or authorized to close in the City of New York or in the City of Ottawa.

“Canadian Dollars” or “CAD$” means lawful currency of Canada.

“Canadian Securities Laws” means all applicable securities laws in the provinces of Canada, all as now enacted or as the same may from time to time be amended, re-enacted or replaced, the respective regulations, rules, orders and forms under such laws and the applicable published policy statements, national instruments, and multilateral instruments of and any exempting orders issued by the Canadian Securities Regulators.

“Canadian Securities Regulators” means the securities commission or other securities regulatory authority in each of the provinces of Canada.

“Certificate” means a certificate or certificates representing shares of Company Common Stock.

“Circular” means the notice of the Company Meeting, accompanying management proxy circular and forms of proxy, including all appendices thereto, to be sent to Company Shareholders, as applicable, in connection with the Company Meeting, as same may be amended from time to time.

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

“Company Common Stock” means the common shares of the Company, without par value.

“Company Financing” means the issuance by the Company, by way of public rights offering of  up to 350,877,193 subscription receipts  for a price of CAD$0.285 per subscription receipt (aggregate proceeds of up to CAD$100 million) with each subscription receipt being exercisable, without further consideration and contingent upon completion of the Arrangement, into one share of Company Common Stock (which will participate in the Arrangement) on the Effective Date and prior to the Effective Time; provided that such public rights offering must be completed by March 20, 2009, and must be on terms acceptable to Parent, acting reasonably.

“Company Material Adverse Effect” means any change, circumstance, occurrence, event, fact or effect which does not affect the Company disproportionately (a) that has given rise to, or would reasonably be expected to give rise to, a material adverse change, or that has had, or would reasonably be expected to have, a material adverse effect (taken alone or in the aggregate with any other adverse change or effect) in, on or with respect to the business, results of operations, condition (whether financial or otherwise), capital or future prospects of the Company and the Company Subsidiaries as a whole; or (b) that is preventing or materially impeding, or is reasonably likely to prevent or materially impede, the Company from performing its obligations under this Agreement; provided, however, that the above shall not include any event, circumstance, change, occurrence, fact or effect resulting from or relating to: (i) changes in the North American or international financial markets in general, (ii) any change in the market price or trading volume of the Company Common Stock, (iii) changes in general economic conditions in any region in which the Company or the Company Subsidiaries operate, (iv) changes in the industry in which the Company and the Company Subsidiaries operate, (v) the public announcement of this Agreement or the Transactions,  (vi) any natural disaster or any acts of terrorism, sabotage, military action or war (whether or not declared) or any escalation or worsening thereof, or (vii) changes in GAAP.

“Company Meeting” means the annual and special meeting of the Company Shareholders, including any adjournment thereof, to be called and held in accordance with the Interim Order, to consider, among other things, the Arrangement, and for any other proper purpose as may be set out in the notice for such meeting.

“Company Permit” means all franchises, grants, authorizations, licenses, certifications, permits, easements, variances, exceptions, consents, certificates, approvals and orders of any Governmental Authority necessary for each of the Company and the Company Subsidiaries to own, lease and operate its properties or to carry on its business as it is now being conducted and proposed to be conducted after the Effective Time.

“Company Reports” means all forms, reports, statements, schedules and other documents required to be filed by the Company and the Company Subsidiaries with the Canadian Securities Regulators, whether filed prior to or subsequent to the date hereof.

“Company RSUs” means the Restricted Share Units issued from time to time under the Company RSU Plan and outstanding.

“Company RSU Plan” means the Restricted Share Unit Plan established on September 21, 2007, as amended to date and as they may be further amended from time to time as expressly permitted by this Agreement.

“Company Shareholders” means the holders of Company Common Stock.

“Company Stock Options” means, at any time or times, the options to purchase shares of Company Common Stock, granted under the Company Stock Option Plans, whether or not exercisable and whether or not vested, being outstanding and unexercised, at such time or times.

“Company Stock Option Plans” means, collectively, the Stock Option Plan established on September 21, 2007 and the Non-Employee Director Stock Option Plan established on September 21, 2007, in each case as amended to date and as they may be further amended from time to time as expressly permitted by this Agreement.

“Company Subsidiaries” means the Subsidiaries of the Company set out on Schedule 3.01 and any other Subsidiaries of the Company from time to time.

“Company Warrants” means the warrants issued by the Company to the Company Warrantholders, as detailed on Schedule 3.05.

“Company Warrantholders” means the holders of Company Warrants.

“Confidentiality Agreement” means the confidentiality agreement between Parent and the Company dated October 29, 2008.

“Contamination” means the presence of, or Release on, under, from or to the environment of any Hazardous Substance, except the routine storage and use of Hazardous Substances from time to time in the ordinary course of business, in compliance with Environmental Laws.

“Control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, or as trustee or executor, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, as trustee or executor, by contract or credit arrangement or otherwise.

“Court” means the Superior Court of Justice (Ontario).

“DGCL” means the Delaware General Corporation Law.

“Director” means the Director appointed pursuant to Section 278 of the OBCA.

“Dissent Rights” means the rights of holders of Company Common Stock to dissent in respect of the Arrangement as described in Section 3.1 of the Plan of Arrangement.

“Dissenting Shareholder” means a holder of Company Common Stock who duly exercises Dissent Rights in respect of the shares of Company Common Stock held by such holder.

“Drop Dead Date” means April 17, 2009 or such later date as may be mutually agreed by the parties to this Agreement.

“Effective Date” means the date shown on the certificate of arrangement to be issued by the Director under the OBCA giving effect to the Arrangement.

“Effective Time” means 12:01 a.m. (Toronto time) on the Effective Date.

“Environmental Laws” means any Law, permit, authorization and opinion relating to: (A) the environment, human health or safety associated with the environment, or natural resources; (B) the handling, use, presence, disposal, release or threatened release of any Hazardous Substance; or (C) noise, odour, wetlands, pollution, Contamination or any injury or threat of injury to persons or property.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended, and the rules, regulations and related notices thereunder.

“Exchange Rate” means the rate posted by the Bank of Canada for one CAD$ expressed in U.S.$ at noon on the Business Day immediately preceding the Effective Date.

“Exchange Ratio” means 0.046492659 multiplied by the Exchange Rate.

“Exercise Date” means the date that is two Business Days prior to the Effective Date.

“Final Order” means the final order of the Court approving the Arrangement as such order may be amended by the Court at any time prior to the Effective Date or, if appealed, then, unless such appeal is withdrawn or denied, as affirmed.

“Financial Statements” means, collectively, the Annual Financial Statements and the Third Quarter Financial Statements.

“Generally Accepted Accounting Principles” or “GAAP” means those accounting principles which are recognized as being generally accepted in Canada by the Canadian Institute of Chartered Accountants from time to time, as set out in the Handbook published by the Canadian Institute of Chartered Accountants, as amended from time to time.

“Governmental Authority” means: (i) any domestic or foreign, national, federal, provincial, state, county, local, municipal or regional government or body; (ii) any multinational, multilateral or international body; (iii) any subdivision, agency, commission, board, instrumentality or authority of any of the foregoing governments or bodies; (iv) any quasi-governmental or private body exercising any regulatory, expropriation or taxing authority under or for the account of any of the foregoing governments or bodies; (v) any domestic, foreign, international, multilateral or multinational judicial, quasi-judicial, arbitration or administrative court, tribunal, adjudicator, commission, board or panel; or (vi) any person employed by, acting for, or on behalf of, any of the foregoing bodies.

“Hazardous Substances” means: (A) any hazardous substance, pollutant or contaminant, as such terms are defined under any Environmental Law; (B) any petroleum or petroleum product or by-product, asbestos or asbestos-containing material, urea-formaldehyde, lead-containing paint or plumbing, polychlorinated biphenyls, radioactive materials or radon; and (C) any other substance which is the subject of regulatory action by any Governmental Authority pursuant to or could give rise to Liability under any Environmental Law.

“Indebtedness” means, as of a given time, (i) all indebtedness for borrowed money or for the deferred purchase price of property or services in respect of which the Company or any of the Company Subsidiaries is liable, contingently or otherwise, as obligor or otherwise, and any commitment by which the Company or any of the Company Subsidiaries assures a creditor against loss, including contingent reimbursement obligations with respect to letters of credit; (ii) all indebtedness guaranteed in any manner by the Company or any of the Company Subsidiaries, including a guarantee in the form of an agreement to repurchase or reimburse; (iii) all obligations under capitalized leases in respect of which the Company or any of the Company Subsidiaries is liable, contingently or otherwise, as obligor, guarantor or otherwise, or in respect of which obligations the Company or any of the Company Subsidiaries assures a creditor against loss; and (iv) all interest, prepayment penalties, premiums, fees and expenses (if any) thereon.

“Intellectual Property Right” means any trademark, service mark, registration thereof or application for registration therefore, trade name, license, invention, patent, patent application, industrial designs, trade secret, trade dress, know-how, copyright, copyrightable materials, copyright registration, application for copyright registration, software programs and data bases, names (including “Allen-Vanguard”) and all derivations thereof, domain name and any other type of proprietary intellectual property right, and all embodiments and fixations thereof and related documentation, registrations and franchises and all additions, improvements and accessions thereto, in each case which is owned or licensed or filed by the Company, any Company Subsidiary or any of their Affiliates or used or held for use in the Business, whether registered or unregistered or domestic or foreign.

“Interim Order” means the interim order of the Court, as the same may be amended, in respect of the Arrangement, as contemplated by 2.02.

“ITA” means the Income Tax Act (Canada) and the regulations thereunder, as amended from time to time.

“Laws” means all laws, statutes, codes, ordinances, decrees, consent decrees, rules, regulations, by-laws, statutory rules, policies, judicial or arbitral or administrative or ministerial or departmental or judgments, Privacy Laws, orders, decisions, rulings, letters of finding or awards, agency requirements, including general principles of common and civil law, and terms and conditions of any grant of approval, permission, authority or license of any Governmental Authority, statutory body or self-regulatory authority, and the term “applicable” with respect to such Laws and in the context that refers to one or more Persons, means that such Laws apply to such Person or Persons or its or their business, undertaking, property or securities and emanate from a Governmental Authority having jurisdiction over the Person or Persons or its or their business, undertaking or securities.

“Liabilities” means any direct or indirect liability, indebtedness, obligation, commitment, expense, claim, guaranty or endorsement of or by any Person of any type, whether accrued, absolute, contingent, matured, unmatured or other, and without limiting the foregoing, includes an obligation to respond to an Order.

“Liens” means all mortgages, pledges, liens, security interests, conditional and installment sale agreements, encumbrances, charges, claims or rights of third parties of any kind, including, without limitation, any option, agreement, right of first refusal or right of first offer or limitation on voting rights.

“Med-Eng Settlement Amount” means any after-tax amounts paid by the  former shareholders of Med-Eng Systems, Inc., an Ontario corporation acquired by the Company, in connection with the Action described in Schedule 3.10.

“Misrepresentation” shall have the meaning attributed to such term in the OSA.

“OBCA” means the Business Corporations Act (Ontario) and the regulations thereunder as in effect as of the date hereof and as may be amended from time to time prior to the Effective Time.

“Order” means any legally enforceable judgment, order, decision, writ, injunction, stipulation, ruling or decree of, or any settlement under jurisdiction of, any Governmental Authority.

“OSA” means the Securities Act (Ontario), as in effect as of the date hereof and as may be amended from time to time prior to the Effective Date.

“Parent Common Stock” means the common stock of Parent, par value U.S. $0.001 per share, currently listed on the NYSE Alternext US.

“Parent Material Adverse Effect” means any change, circumstance, occurrence, event, fact or effect (a) that is preventing or materially impeding, or is reasonably likely to prevent or materially impede, Parent from performing its obligations under this Agreement; provided, however, that the above shall not include any event, circumstance, change, occurrence, fact or effect resulting solely from or relating solely to: (i) changes in the North American or international financial markets in general, (ii) any change in the market price or trading volume of Parent Common Stock, (iii) changes in general economic conditions in any region in which Parent or its Subsidiaries operate, (iv) changes in the industry in which Parent and its Subsidiaries operate, (v) the public announcement of this Agreement or the Transactions, (vi) any natural disaster or any acts of terrorism, sabotage, military action or war (whether or not declared) or any escalation or worsening thereof, or (vii) changes in U.S. GAAP.

“Permitted Liens” means, in respect of the Company and any of the Company Subsidiaries, (A) statutory liens for current Taxes and assessments or other governmental charges not yet due and payable, or the amount or validity of which is being contested in good faith, by the Company or such Company Subsidiary, as the case may be and for which a reserve has been established by the Company or such Company Subsidiary on its Books and Records, and (B) mechanics’, materialmen’s, workmen’s, repairmen’s, warehousemen’s and carriers’ liens and other similar statutory liens arising in the ordinary course of business of the Company or such Company Subsidiary consistent with past practice, (C) zoning, entitlement, building and other land-use regulations imposed by governmental agencies having jurisdiction over real property which are not violated by the current use and operation of the real property, and (D) covenants, conditions, restrictions, easements and other similar matters of record affecting title to the real property which do not materially impair the occupancy or use of the real property for the purposes for which it is currently used.

“Person” shall be broadly interpreted and includes any natural person, legal person, partnership, limited partnership, joint venture, unincorporated association or other organization, trust, trustee, executor, administrator or liquidator, regulatory body or agency, government or governmental agency, authority or entity, however designated or constituted and whether or not a legal entity.

“Personal Information” means information about an identifiable individual.

“Plan of Arrangement” means the plan of arrangement substantially in the form and content of Annex I annexed hereto and any amendments or variations thereto made in accordance with Section 9.03 hereof or Article 5 of the Plan of Arrangement or made at the direction of the Court in the Final Order.

“Privacy Laws” means all laws, statutes, codes, ordinances, decrees, consent decrees, rules, regulations, by-laws, statutory rules, letters of finding, policies, judicial or arbitral or administrative or ministerial or departmental or judgments, orders, decisions, rulings or awards, agency requirements relating to the protection of privacy and the processing of Personal Information, including general principles of common and civil law, policies and guidelines of applicable Governmental Authorities, and terms and conditions of any grant of approval, permission, authority or license of any Governmental Authority, statutory body or self-regulatory authority.

“Purchaser Parties” means, collectively, Parent and the Purchaser.

“Recommendation” means the recommendation of the Company Board to the Company Shareholders that the Company Shareholders vote in favour of the Arrangement Resolution, the acceptance of the Arrangement, and the adoption of this Agreement.

“Release” means any presence, emission, spill, seepage, leak, escape, leaching, discharge, injection, pumping, pouring, emptying, dumping, disposal, migration or release of a Hazardous Substance from any source into or upon the environment, including the air, soil, improvements, surface water, groundwater, the sewer, septic system, storm drain, publicly-owned treatment works, or waste treatment, storage or disposal systems.

“Remediation” means any investigation, clean-up, removal action, remedial action, restoration, repair, response action, corrective action, monitoring, sampling, and analysis, installation, reclamation, closure or post-closure in connection with the suspected, threatened or actual Release of Hazardous Substances.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the United States Securities Act of 1933, as amended and the rules, regulations and related notices thereunder.

“Securities Legislation” means the Securities Act, the Exchange Act and the Canadian Securities Laws, all as now enacted or as the same may from time to time be amended, re-enacted or replaced, and the applicable rules, regulations, rulings, orders and forms made or promulgated under such statutes and the published policies of the regulatory authorities administering such statutes, as well as the rules, regulations, by-laws and policies of the TSX and the NYSE Alternext US.

“Subsidiary” or “Subsidiaries” of a Person means any corporation, partnership, joint venture or other legal entity of which such Person (a) owns, directly or indirectly, 50% or more of the outstanding common stock, limited partnership or member interests or other equity interests, or otherwise has a financial interest of 50% or more thereof, or (b) is or Controls a general partner or other managing body of such legal entity.

“Tax” or “Taxes” means any and all taxes, surtaxes, fees, levies, duties, tariffs, imposts, withholdings and other charges of any kind (together with any and all interest, fines, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any Governmental Authority or taxing authority, including, without limitation: taxes or other charges on or with respect to income, franchise, windfall or other profits, net worth, gross receipts, property, sales, use, capital stock, payroll, employment, social security, health, Canada Pension Plan and provincial pension plan contributions, workers’ compensation or employment insurance and unemployment insurance premiums or compensation; taxes or other charges in the nature of excise, withholding, ad valorem, stamp, transfer, value-added or gains taxes; license, registration and documentation fees; and customers’ duties, tariffs and similar charges; and including any Liability in respect of any item described above as a transferee or successor, pursuant to U.S. Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign Law), or as an indemnitor, guarantor, surety or in a similar capacity under any contract, arrangement, agreement, understanding or commitment (whether oral or written).

“Tax Returns” means all returns, reports, declarations, designations, schedules, notices, forms, elections, information statements, remittances and similar statements (including estimated Tax returns, claims for refunds, amended returns and reports and information returns and reports and any attachments thereto) with respect to Taxes filed or required to be filed with any taxing authority, domestic or foreign.

“Third Quarter Financial Statements” means the unaudited consolidated financial statements of the Company for the nine months ended June 30, 2008, together with the notes thereto.

“Transaction Documents” means this Agreement, and all other agreements and documents contemplated hereunder, executed herewith or required to implement or give effect to the Transactions.

“Transactions” means the transactions contemplated by this Agreement, the Plan of Arrangement and by any of the Transaction Documents, and including, for greater certainty, the Arrangement.

“TSX” means the Toronto Stock Exchange.

“United States Dollars” or “U.S.$” means lawful currency of the United States.

“U.S. GAAP” means U.S. generally accepted accounting principles, consistently applied.

“U.S. Securities Laws” means the Securities Act and the Exchange Act.

“U.S. Securities Regulators” means the SEC or any state securities regulatory authority in the United States.

(b)           The following additional terms have the meanings given to such terms in the corresponding sections of this Agreement:

SECTION	DEFINED TERM

Section 6.02(d)	Acquisition Proposal
Section 2.10(b)(i)	Adjusted RSUs
Section 3.08(c)	Approvals
Section 6.01(g)	Break Fee
Section 4.04	Charter Documents
Section 9.01	Claim
Section 6.01(c)	Company Representatives
Section 3.21(a)	Company Schedules
Section 6.07	Effective Date Period
Section 3.17(c)	Environmental Permits
Section 6.01(a)	Exclusivity Period
Section 6.08(a)	Indemnified Parties
Section 3.12(a)	Key Employees
Section 3.14(d)	Leases
Section 3.11(a)	Material Contracts
Section 2.06(a)	Other U.S. Filings
Section 4.11	Parent Financial Statements
Section 6.01(d)	Parent Group Representatives
Section 4.20(a)	Parent SEC Documents
Section 2.05(a)	Parent Stockholders
Section 2.05(a)	Parent Stockholders Meeting
Section 2.05(a)	Parent Stockholder Proposals
Section 3.12(e)	Plans
Section 6.01(c)	Potential Transaction
Section 6.01(d)	Potential Alternative Transaction
Section 9.01	Prospectus
Section 2.06(a)	Proxy Statement
Section 6.01(h)	Reimbursement Fee
Section 3.11(a)	Related Party Agreement
Section 9.01	Released Interest
Section 3.11(a)	Restrictive Agreement
Section 6.02(e)	Superior Proposal
Section 8.02(a)	Termination Date
Section 4.10(b)	Trust Account
Section 4.10(b)	Trust Fund
Section 4.10(b)	Trustee

Section 1.02         Schedules

The following Schedules are annexed to this Agreement and are incorporated by reference into this Agreement and form a part hereof:

SECTION	Schedule

Annex I	Plan of Arrangement
3.01	Company Subsidiaries, Jurisdiction and Location
3.04(a)	Required Contractual Consents and Notices
3.05	Capitalization
3.06(a)	Securities Laws Non-Compliance
3.06(c)	Securities Laws Investigations
3.08(b)	Permits; Compliance
3.09	Company Material Adverse Changes
3.10	Litigation
3.11(a)(A)	Oral Material Contracts
3.11(a)(B)	Written Material Contracts
3.12(a)	Employee Matters
3.12(b)	Outstanding Employee Claims
3.12(e)	Employee Plans
3.13	Customers
3.14(d)	Real Property Leases
3.15(a)	List of Intellectual Property
3.15(b)	Intellectual Property Claims
3.16(a)	Delinquent Tax Filings
3.16(b)	Delinquent Tax Remittances
3.16(f)	Material Liability for Taxes
3.16(h)	Tax Assessments or Re-Assessments
3.16(j)	Tax Waiver, Extension, Rulings, or Extra-Jurisdictional Liability
3.16(l)	Transfer Pricing Compliance
3.24	Product Warranty; Product Liability
4.01	Due Incorporation, Assets and Liabilities of Purchaser Parties
4.03	Parent Governmental Authorization
4.08	Fees
4.10	Capitalization and Ownership of the Parent, Trust Fund
4.12	Contracts, Payments on Change of Control
6.01(b)	List of Parties to Potential Transaction
6.11	New Directors and Officers
6.12	Parent’s Board Nominees
7.02(k)(A)	Persons Delivering Lock-Up Agreements
7.02(k)(B)	Form of Lock-Up Agreements

ARTICLE II
ARRANGEMENT

Section 2.01         Implementation Steps by the Company.

Subject to the terms of this Agreement, the Company covenants in favour of Parent and the Purchaser that the Company shall:

(a)
As soon as reasonably practical after execution and delivery of this Agreement and the preparation of a substantially-completed Circular in accordance with Section 2.04, and in cooperation with Parent’s counsel, apply in a manner acceptable to Parent and the Purchaser, acting reasonably, under Section 182 of the OBCA for an order approving the Arrangement and the Interim Order, and thereafter proceed with and diligently seek to obtain the Interim Order and complete the Arrangement;

(b)
Convene and hold the Company Meeting for the purpose of considering the Arrangement Resolution (and for any other proper purpose as may be set out in the notice for such meeting with the prior approval of Parent acting reasonably), in accordance with the Interim Order;

(c)	Include the Recommendation in the Circular (which Recommendation, for greater certainty, shall be subject to the provisions of Section 6.02);

(d)	Subject to obtaining the approvals as are required by the Interim Order, proceed with and diligently pursue the application to the Court for the Final Order; and

(e)
Subject to obtaining the Final Order and the satisfaction or waiver of the other conditions herein contained in favour of each party, send to the Director, for endorsement and filing by the Director, the Articles of Arrangement and such other documents as may be required in connection therewith under the OBCA to give effect to the Arrangement.

Section 2.02         Interim Order.

The notice of motion for the application referred to in Section 2.01(a) shall request that the Interim Order provide:

(a)	For the class of Persons to whom notice is to be provided in respect of the Arrangement and the Company Meeting and for the manner in which such notice is to be provided;

(b)
That the requisite approval for the Arrangement Resolution shall be 66-2/3% of the votes cast on the Arrangement Resolution by the Company Shareholders, voting as a separate class, present in person or by proxy at the Company Meeting; such that each Company Shareholder is entitled to one vote for each share of Company Common Stock held, or such other majority as may be approved by the Court;

(c)
That, in all other respects, the terms, restrictions and conditions of the by-laws and articles of the Company, including quorum requirements and all other matters, shall apply in respect of the Company Meeting;

(d)	For the grant of the Dissent Rights;

(e)
That each Company Shareholder will have the right to appear before the Court at the hearing of the Court to approve the Final Order so long as such Company Shareholder enters an appearance within a reasonable time; and

(f)	For the notice requirements respecting the presentation of the application to the Court for a Final Order.

Section 2.03         Articles of Arrangement.

The Articles of Arrangement shall, with such other matters as are necessary to effect the Arrangement, and all as subject to the provisions of the Plan of Arrangement, implement the Plan of Arrangement.

Section 2.04         Company’s Circular

(a)
As promptly as practicable after the execution and delivery of this Agreement, the Company and its legal counsel shall prepare the Circular, which shall include information provided by Parent regarding the disclosure required to be provided in respect of the Purchaser Parties in accordance with applicable Securities Legislation and the OBCA, which Parent agrees to provide promptly upon request, together with any other documents required by Securities Legislation and other applicable Laws or the Interim Order in connection with the Arrangement, and as promptly as practicable after the date of execution of this Agreement, the Company shall cause the Circular and any other documentation required in connection with the Company Meeting to be sent to each Company Shareholder and to be filed as required by the Interim Order, applicable Securities Legislation and the OBCA.  The Circular together with any other documents required by Securities Legislation and the OBCA shall be in form and substance satisfactory to Parent, acting reasonably. The Company will cause the Circular to provide adequate notice advising the Company Shareholders of their right to attend the hearing of the Court to give approval of the Arrangement and provide them with sufficient information necessary for them to exercise that right.

(b)
The Company and Parent each shall, upon request by the other, furnish the other with all information concerning itself, its Subsidiaries, directors, executive officers and stockholders and such other matters as may be reasonably necessary or advisable in connection with the Circular or any other statement, filing, notice or application made by or on behalf of the Purchaser Parties, the Company or any of their respective Subsidiaries to any third party and/or any Governmental Authority in connection with the Arrangement and the Transactions.

(c)
Without limiting the generality of the foregoing, the Company will ensure that the Circular provides the Company Shareholders with information in sufficient detail to permit them to form a reasoned judgment concerning the matters to be placed before them at the Company Meeting and to allow Parent to rely upon the exemption from registration provided under subsection 3(a)(10) of the Securities Act with respect to the issuance of Parent Common Stock in exchange for the Company Shares pursuant to the Transactions.

Section 2.05         Parent’s Stockholder Meeting

(a)
Parent shall (i) take all steps necessary to duly call, give notice of, convene and hold a meeting of the stockholders of Parent (the “Parent Stockholders Meeting”) for the purpose of securing the approval of Parent’s stockholders (the “Parent Stockholders”) of, among other things (1) the issuance of the shares of Parent Common Stock to the Company Shareholders in connection with the Arrangement, (2) an increase in the number of shares of common stock that Parent is authorized to issue, if required (3) the approval of the change of name of Parent to “Allen-Vanguard Corporation”, (4) the amendment to the Certificate of Incorporation of Parent to remove various provisions that are specific to SPACs, and (5) the adoption of the Company RSU Plan and the Company Warrants (collectively, the “Parent Stockholder Proposals”); (ii) recommend to the Parent Stockholders the approval of the Parent Stockholder Proposals and the Transactions and use commercially reasonable efforts to obtain, as promptly as practicable, such approvals, and (iii) cooperate and consult with the Company with respect to each of the foregoing matters. Parent shall provide notice to the Company of the Parent Stockholders Meeting and allow Company’s representatives to attend the Parent Stockholders Meeting.

(b)
The board of directors of Parent will recommend to the Parent Stockholders the approval of the Parent Stockholder Proposals and the Transactions and Parent, in its capacity as the sole stockholder of the Purchaser, has approved and adopted this Agreement and the Transactions by the execution of a written consent of sole stockholder in lieu of a meeting. Parent and its board of directors shall not withdraw, amend, modify or qualify the recommendation  of the Parent Stockholder Proposals (or announce its intention to do so).

Section 2.06         Parent Proxy Statement.

(a)
As promptly as practicable after the execution of this Agreement, Parent will prepare a Proxy Statement in connection with the Parent Stockholders Meeting (the “Proxy Statement”). Parent will consult with the Company with respect to the preparation of the Proxy Statement and in connection with, and will respond to, any comments of the SEC and will use its best efforts to have the Proxy Statement cleared by the SEC, and the respective rules and regulations promulgated thereunder, as promptly as practicable after its filing, and Parent will cause the Proxy Statement to be mailed to its stockholders at the earliest practicable time. As promptly as practicable after the date of this Agreement, Parent will prepare and file any other filings required to be filed by it under the Exchange Act, and the rules and regulations promulgated thereunder, the Securities Act or any other U.S. federal or state laws relating to the Arrangement and the Transactions (the “Other U.S. Filings”). Parent will notify the Company promptly upon the receipt of any comments from the SEC or its staff or any other government officials and of any request by the SEC or its staff or any other government officials for amendments or supplements to the Proxy Statement or any Other U.S. Filings or for additional information and will supply the Company with copies of all correspondence between Parent or any of its representatives, on the one hand, and the SEC, or its staff or any other government officials, on the other hand, with respect to the Proxy Statement, the Arrangement, the Transactions or any Other U.S. Filings. Parent will cause all documents that it is responsible for filing with the SEC or other regulatory authorities under this Section 2.06 to comply in all material respects with all applicable requirements of Law and the rules and regulations promulgated thereunder. Whenever any event occurs which is required to be set forth in an amendment or supplement to the Proxy Statement or any Other U.S. Filings, Parent will promptly inform the Company of such occurrence and cooperate in filing with the SEC or its staff or any other government officials, and/or mailing to the Parent Stockholders, such amendment or supplement. The Proxy Statement together with any other documents required by Securities Legislation and shall be in form and substance satisfactory to the Company, acting reasonably.

(b)
The Company shall, upon request by Parent, furnish Parent with all information concerning itself, its Subsidiaries, directors, executive officers and stockholders and such other matters as may be reasonably necessary or advisable in connection with the Proxy Statement or any other statement, filing, notice or application made by or on behalf of the Purchaser Parties or any of their respective Subsidiaries to any third party and/or any Governmental Authority in connection with the Arrangement and the Transactions.

(c)
The Company shall indemnify and hold harmless the Purchaser and its directors and officers from and against all claims, damages, liabilities, actions or demands to which they may become subject insofar as such claims, damages, liabilities, actions or demands arise out of or are based upon the information provided by the Company and included in the Proxy Statement or any amendment thereto; provided however that, notwithstanding the foregoing, the Company shall have no liability or obligation under this paragraph (c) in the event that such information shall have been modified in any way, or reproduced in any manner other than that provided by the Company, without its prior written consent.

Section 2.07         Preparation of Filings.

(a)	Each of Parent, Purchaser and the Company shall cooperate and use its reasonable commercial efforts in:

(i)
the preparation and filing of any application and any other documents reasonably deemed by Parent or the Company to be necessary to discharge their respective obligations under Securities Legislation, the DGCL and the OBCA in connection with the Arrangement and the Transactions;

(ii)	the taking of all such action as may be required under any applicable Securities Legislation in connection with the Arrangement; and

(iii)	the taking of all such action as may be required under the DGCL and the OBCA in connection with the Transactions.

(b)
Each of Parent and the Company shall furnish to the other all such information concerning it and its stockholders as may be required (and, in the case of its stockholders, available to it) for the effecting of the actions described in Section 2.04 and Section 2.06 and the foregoing provisions of this Section 2.07 and the obtaining of all regulatory approvals required by Section 7.01(d), and each covenants that no information furnished by it (to its knowledge in the case of information concerning its stockholders) in connection with such actions will contain any untrue statement of a material fact or omit to state a material fact required to be stated in any such document or necessary in order to make any information so furnished for use in any such document not misleading in light of the circumstances in which it is furnished.

(c)
Each of Parent and the Company shall promptly notify each other if, at any time before or after the Effective Time, it becomes aware that the Circular or the Proxy Statement, as the case may be, contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading in light of the circumstances in which they are made, or that otherwise requires an amendment or supplement to the Circular or the Proxy Statement, as the case may be.  In any such event, the Company or Parent, as the case may be, shall (with the cooperation and assistance of the other) prepare a supplement or amendment to the Circular or the Proxy Statement, as the case may be, or such other document, as required and as the case may be, and, if required, shall cause the same to be distributed to the Company Shareholders or the Parent Stockholders, as the case may be and/or filed with the relevant securities regulatory authorities.

(d)
The Purchaser Parties shall indemnify and hold harmless the Company and its directors and officers from and against all claims, damages, liabilities, actions or demands to which they may become subject insofar as such claims, damages, liabilities, actions or demands arise out of or are based upon the information provided by the Purchaser Parties and included in the Circular or any amendment thereto in order to comply with Securities Legislation and the OBCA; provided however that, notwithstanding the foregoing, the Purchaser Parties shall have no liability or obligation under this paragraph (d) in the event that such information shall have been modified in any way, or reproduced in any manner other than that provided by a Purchaser Party, without its prior written consent.  In no event will this paragraph be interpreted to permit the Company to make a claim against the Trust Account (as defined below) in violation of Section 9.01 of this Agreement.

Section 2.08         Company Action

The Company hereby approves of and consents to the Arrangement and represents that the Company Board, at a meeting duly called and held, has unanimously (i) determined that this Agreement and the Transactions are fair to the Company Shareholders and in the best interests of the Company, (ii) approved and declared advisable this Agreement and the Transactions, and (iii) resolved to make the Recommendation, and agrees and undertakes to use its reasonable commercial efforts to obtain the necessary vote in favour of the Arrangement by the Company Shareholders, subject to the provisions of Section 6.02.  The Company hereby consents to the inclusion in the Circular of the Recommendation and the Company shall not withdraw, qualify, modify or amend the Recommendation in any manner adverse to Parent or Purchaser except as and only to the extent permitted by Section 6.02.

Section 2.09         Consideration.

In connection with the Arrangement:

(a)
Holders of Company Common Stock at the Effective Date who do not exercise Dissent Rights under the Arrangement and are entitled to receive fair value for the Company Common Stock held by them, will be entitled to receive, in exchange for each share of Company Common Stock, a fraction of a share of Parent Common Stock equal to the Exchange Ratio. If between the date of this Agreement and the Effective Time the outstanding shares of Parent Common Stock or Company Common Stock shall have been changed into a different number of shares or a different class, by reason of any stock dividend, stock split, reclassification, recapitalization, combination or exchange of shares, the Exchange Ratio shall be correspondingly adjusted to reflect such stock dividend, stock split, reclassification, recapitalization, combination or exchange of shares.

(b)	Company Stock Options that are not exercised prior to the Exercise Date will be cancelled and terminated at the Effective Time.

(c)
Holders of Company Warrants that are not exercised prior to the Exercise Date will be entitled to retain such Company Warrants and such Company  Warrants will be exercisable from and after the Effective Date for shares of Parent Common Stock after making adjustments as contemplated by Section 2.11 hereof.

(d)
Holders of Company RSUs that are not redeemed prior to the Exercise Date will be entitled to retain such Company RSUs, and such Company RSUs will be redeemable from and after the Effective Date for cash as provided in the Company RSUs (adjusted to reflect the Exchange Ratio and as otherwise required to reflect the Arrangement), or for shares of Parent Common Stock after making adjustments as contemplated by Section 2.10(b) hereof.

(e)
No certificates or scrip evidencing fractional shares of Parent Common Stock shall be issued upon the surrender for exchange of Certificates (after taking into account all Certificates delivered by such holder) and such fractional share interests will not entitle the owner thereof to vote or to any rights of a stockholder of Parent. Company Shareholders who would otherwise have been entitled to receive decimal five (0.5) or more of a share of Parent Common Stock pursuant to the Arrangement shall receive a number of shares of Parent Common Stock rounded up to the next whole number of shares of Parent Common Stock.  Company Shareholders who would otherwise have been entitled to receive less than decimal five (0.5) of a share of Parent Common Stock pursuant to the Arrangement shall receive a number of shares of Parent Common Stock rounded down to the next whole number of shares of Parent Common Stock.  For greater certainty, Company Shareholders shall not be entitled to receive a cash payment in lieu of a fractional share of Parent Common Stock.

Section 2.10         Company Stock Options and Company RSUs.

(a)
Before the Effective Date, the Company Board (or, if appropriate, any committee of the Company Board administering the Company Stock Option Plans) shall adopt such resolutions or take such other actions as may be required to effect the following:

(i)
in accordance with the provisions of the Company Stock Option Plans, declare that all of the unvested Company Stock Options shall vest and specify a date prior to the Effective Date before which all Company Stock Options must be exercised, failing which any unexercised Company Stock Options shall terminate at the Effective Time; and

(ii)	make such other changes to the Company Stock Option Plans as Parent and the Company may agree are appropriate to give effect to the Arrangement.

(b)
Before the Effective Date, the Company Board (or, if appropriate, any committee of the Company Board administering the Company RSU Plan) shall adopt such resolutions or take such other actions as may be required to effect the following:

(i)
amend the terms of all outstanding unvested Company RSUs, as necessary and as permitted by the Company RSU Plan, to provide that, at the Effective Time, the Company RSUs outstanding immediately prior to the Effective Time (the “Adjusted RSUs”) shall from and after the Effective Time be redeemable in accordance with the terms of the Company RSU Plan for such number of shares of Parent Common Stock as equals (i) the number of shares of Company Common Stock for which the Company RSUs, if vested, would have been redeemable immediately prior to the Effective Time, multiplied by (ii) the Exchange Ratio; and

(ii)	make such other changes to the Company RSU Plan as Parent and the Company may agree are appropriate to give effect to the Arrangement.

(c)
At the Effective Time, by virtue of the Arrangement and without the need of any further corporate action, Parent shall assume the Company RSU Plan, with the result that all obligations of the Company under the Company RSU Plan, including with respect to unvested Company RSUs outstanding at the Effective Time (adjusted pursuant to Section 2.10(b)), shall be obligations of Parent following the Effective Time.

(d)
As soon as practicable after the Effective Time, Parent shall prepare and file with the SEC a registration statement on Form S-8 (or another appropriate form) registering a number of shares of Parent Common Stock equal to the number of shares of Parent Common Stock issuable in connection with the redemption of the Adjusted RSUs.  Such registration statement shall be kept effective (and the current status of the prospectus or prospectuses required thereby shall be maintained) at least for so long as any Adjusted RSUs or any unsettled awards granted under the Company RSU Plan after the Effective Time may remain outstanding.

Section 2.11         Company Warrants.

(a)
Following the Effective Time, the Company Warrants shall be exercisable in accordance with the terms thereof for such number of shares of Parent Common Stock as equals (a) the number of shares of Company Common Stock for which the Company Warrants were exercisable immediately prior to the Effective Time multiplied by (b) the Exchange Ratio. The exercise price for the Company Warrants following the Effective Time shall be the exercise price for the Company Warrants prior to the Effective Time divided by the Exchange Ratio.

(b)
Parent shall prepare and file with the SEC a registration statement on Form S-1 (or another appropriate form) registering for public sale such shares of Parent Common Stock issuable upon exercise of Company Warrants dealt with under the Arrangement. Such registration in respect of Parent Company Stock issuable upon exercise of those Company Warrants covered in any existing registration rights agreement shall comply and be made in accordance with the terms of such registration rights agreement. The registration with respect to each other holder of Company Warrants not covered in any existing registration rights agreement shall be made as soon as practicable after the Effective Time and shall be kept effective (and the current status of any prospectus required thereby shall be maintained) at least for so long as any Company Warrants held by such other holders remain outstanding.

Section 2.12         Adjustments to Consideration to Company Common Shareholders.

If the Company shall receive any Med-Eng Settlement Amount after the date of this Agreement but before March 15, 2009, for every CAD$1,000,000 of payments received by the Company in respect of the Med-Eng Settlement Amount (after giving effect to taxes payable and contingent liabilities relating to which the Med-Eng Settlement Amount has been paid) the Exchange Ratio will be increased by a percentage equal 0.001109883 multiplied by the Exchange Rate.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

As an inducement to Parent and Purchaser to enter into this Agreement and to implement the Transactions, the Company hereby represents and warrants to Parent and Purchaser as follows:

Section 3.01         Organization and Qualification; Subsidiaries.

The Company is a corporation duly formed, validly existing and in good standing under and by virtue of the Laws of the Province of Ontario, Canada, and has all power and authority, corporate and otherwise to own and operate its properties and assets and to carry on its business as now conducted and as proposed to be conducted. Each of the Company Subsidiaries is listed on Schedule 3.01. Each Company Subsidiary is duly formed, validly existing and in good standing under and by virtue of the Laws of their respective jurisdiction of organization, and has all power and authority to own and operate its properties and assets and to carry on businesses as now conducted and as proposed to be conducted.  Except as set forth on Schedule 3.01, neither the Company nor any Company Subsidiary is qualified to do business as a foreign corporation in any jurisdiction, and there is no jurisdiction in which the character of the property owned or leased by the Company or any Company Subsidiary or the nature of its activities make qualification of the Company or any Company Subsidiary in any such jurisdiction necessary, except where the failure to so qualify would not have a Company Material Adverse Effect.  The only offices or business locations of the Company and each Company Subsidiary are listed on Schedule 3.01. Neither the Company nor any Company Subsidiary has taken any action, adopted any plan, or made any agreement in respect of any merger, consolidation, sale of all or substantially all of its respective assets, reorganization, recapitalization, dissolution or liquidation, except as explicitly set forth in this Agreement.

Section 3.02         Certificate of Incorporation and By-Laws.

The Company has heretofore made available to Parent a complete and correct copy of the certificate of incorporation or other constating documents and the by-laws or equivalent organizational documents, each as amended to date, of the Company and each Company Subsidiary.  Such certificates of incorporation, constating documents, by-laws or equivalent organizational documents, as amended to date, are in full force and effect.  Neither the Company nor any Company Subsidiary is in violation of any of the provisions of its certificate of incorporation, constating document, by-laws or equivalent organizational documents.

Section 3.03         Authority.

The Company has all necessary corporate power and authority to execute and deliver each of the Transaction Documents, to perform its obligations hereunder and thereunder and to consummate the Transactions.  The execution and delivery of the Transaction Documents by the Company and the consummation by the Company of the Transactions have been duly and validly authorized by all necessary corporate action of the Company.  No corporate proceedings on the part of the Company are necessary to authorize the Transaction Documents or to consummate the Transactions, other than the approval of the Company Shareholders and the filing of appropriate documents as required by the OBCA.  Each of the Transaction Documents has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery by each of the other parties hereto and subject to the terms and conditions of this Agreement and the requisite approval of the Arrangement Resolution by the Company Shareholders, each of the Transaction Documents constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except to the extent that its enforceability may be subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar Laws affecting the enforcement of creditors’ rights generally and by general equitable principles.

Section 3.04         No Conflict; Required Filings and Consents.

(a)
The execution and delivery of the Transaction Documents by the Company do not, and the performance by the Company of its obligations thereunder, will not, (i) result in a breach of or conflict with or violate the certificate of incorporation or other constating documents or by-laws or any equivalent organizational documents, each as amended to date, of the Company or any Company Subsidiary, (ii) result in a breach of, constitute a default under, violate or conflict with any material term or provision of any order of any court, Governmental Authority or any Law applicable to the Company or any Company Subsidiary or by which any property or asset of the Company or any Company Subsidiary is bound or affected, (iii) result in any breach of or constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien or other encumbrance on any property or asset of the Company or any Company Subsidiary pursuant to, or result in any payment under, any Material Contract (as defined in Section 3.11) or Company Permit or, except as set forth in Schedule 3.04(a), require the Company or any Company Subsidiary, under the terms of any agreement, contract, arrangement or understanding to which it is a party or by which it or any property or asset of the Company or Company Subsidiary is bound, to obtain the consent or approval of, or provide notice to, any other party to such agreement, contract, arrangement or understanding; or (iv) give rise to any Liability not disclosed in Schedule 3.04(a).

(b)
The execution and delivery of the Transaction Documents by the Company do not, and the performance by the Company of its obligations hereunder and thereunder, will not, require any consent, approval, authorization or permit of, or filing with or notification to any Governmental Authority, except (A) for applicable requirements, if any, of Canadian Securities Laws, the Investment Canada Act and filing of appropriate documents as required by the OBCA, and (B) as contemplated by Section 2.01, Section 2.02 and the Plan of Arrangement.

Section 3.05         Capitalization.

Schedule 3.05 sets forth, with respect to the Company and each Company Subsidiary, as at the date hereof: (i) such company’s authorized capital, (ii) the number of such company’s equity securities that are outstanding, (iii) each security convertible into or exercisable or exchangeable for such company’s equity securities, the number and type of equity securities such security is convertible into and the exercise or conversion price of such security.  Except as set forth on Schedule 3.05, there is no contract that requires or under any circumstance would require the Company or any Company Subsidiary to issue, or grant any right to acquire, any securities of the Company or any Company  Subsidiary, or any security or instrument exercisable or exchangeable for or convertible into, the capital stock or membership interest of the Company or any Company Subsidiary or to merge, consolidate, dissolve, liquidate, restructure, or recapitalize the Company or any Company Subsidiary.  The Company Common Stock and the equity securities of each Company Subsidiary (i) have been duly authorized and validly issued and are fully paid and non-assessable, and (ii) were issued in compliance with all applicable federal, provincial  and state securities laws.

Section 3.06         Securities Law Matters; Financial Statements.

(a)
The Company is a “reporting issuer” or has equivalent status in each of the provinces of Canada.  The Company Common Stock is listed on the TSX.  Other than as disclosed in Schedule 3.06(a), the Company has not been notified of any default or alleged default by the Company of any material requirement of the TSX or applicable Canadian Securities Laws.  No Canadian Securities Regulators have issued any order preventing or suspending trading of any securities of the Company and the Company is not in material default of any requirement of applicable Canadian Securities Laws.

(b)
At the time that they were filed or, if amended, as of the date of such amendment, the Company Reports complied in all material respects, and each report subsequently filed by the Company with the Canadian Securities Regulators will, on the date filed, comply in all material respects, with all applicable requirements of Canadian Securities Legislation as in effect on the date so filed.  The Company Reports did not or will not, at the time they were or will be filed, or, if amended, as of the date of such amendment, contain any Misrepresentation.

(c)
Neither the Company nor any of the Company Subsidiaries has filed with the SEC any registration statement under the Securities Act or is currently registered, or has prior to the date hereof been registered, under the Exchange Act.  The Company is not currently required, and, with the exception of notices filed with the SEC on Form D pursuant to Rule 503 of Regulation D under the Securities Act and similar notices filed with certain state securities regulatory authorities as permitted by section 18 of the Securities Act or in connection with offerings of securities effected pursuant to exemptions from applicable state registration requirements, has not prior to the date hereof been required, to file any form, report or other document with the U.S. Securities Regulators.  No Company Subsidiary is required to file any form, report or other document with the Canadian Securities Regulators or the U.S. Securities Regulators.  Except as set out in Schedule 3.06(c), the Company has not received any non-routine inquires or interrogatories, whether in writing or otherwise, from any Canadian Securities Regulators, the TSX or any other Governmental Authority, or, to the knowledge of the Company, been the subject of any investigation, audit, review or hearing by or in front of such Persons, in each case with respect to any of the Company Reports or any of the information contained therein.

(d)
Each of the consolidated financial statements contained in the Company Reports, including, for greater certainty, the Financial Statements, and including, in each case, any notes thereto, have been and, as regards such financial statements prepared after the date hereof, will be, prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated and each fairly presents or will fairly present, in all material respects, the consolidated financial position, results of operations and cash flows of the Company and its consolidated Company Subsidiaries as at the respective dates thereof and for the respective periods indicated therein (subject, in the case of unaudited statements, to normal and recurring year-end adjustments) and reflects appropriate and adequate reserves for contingent Liabilities in accordance with GAAP.

(e)
Except as and to the extent set forth in the Company Reports, neither the Company nor any Company Subsidiary has any Liability, except for (i) Liabilities incurred in the ordinary course of Business consistent with past practice since September 30, 2008, or (ii) Liabilities for fees, costs and expenses incurred in connection with the Transactions.

(f)
The Company and the Company Subsidiaries have devised and maintain a system of internal accounting controls and information systems sufficient to provide reasonable assurances that (x) transactions are executed in accordance with management’s general or specific authorization, and (y) transactions are recorded as necessary (A) to permit preparation of financial statements in conformity with GAAP, and (B) to maintain accountability for assets, in all material respects.

Section 3.07         Information to be Supplied.

(a)
The Circular and the other documents required to be filed by the Company with the Canadian Securities Regulators in connection with the Transactions will comply as to form in all material respects with the requirements of the Canadian Securities Laws and the OBCA, as the case may be.  Each of the Circular and the other documents required to be filed by the Company with the Canadian Securities Regulators in connection with the Transactions and any of the information supplied or to be supplied by the Company or the Company Subsidiaries or their representatives for inclusion or incorporation by reference in the Circular will not, on the date of its filing or mailing, on the date of the Company Meeting or at the Effective Date, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

(b)
Notwithstanding the foregoing provisions of this Section 3.07, no representation or warranty is made by the Company with respect to statements made in the Circular based on information supplied by or on behalf of the Purchaser Parties for inclusion therein, unless such information shall have been modified in any way, or reproduced in any manner other than that provided by a Purchaser Party, without its prior written consent.

Section 3.08         Permits; Compliance.

(a)
The operations of the Company and the Company Subsidiaries have been conducted in compliance with all Laws in each jurisdiction in which it or they carry on business or hold a Company Permit, except where the failure to so comply has not resulted in a Company Material Adverse Effect.  The Company holds all necessary Company Permits and all such Company Permits are in full force and effect.

(b)
Except as set out on Schedule 3.08(b), neither the Company nor any of the Company Subsidiaries is in default, in any material respect, with respect to any Law or Company Permit or has received written notice of any possible violation (or of any investigation, inspection, audit, or other proceeding by any Governmental Authority involving allegations of any violation) of any Law or Company Permit, and, to the knowledge of the Company, no investigation, inspection, audit or other proceeding by any Governmental Authority involving allegations of any violation of any Law or Company Permit is threatened or contemplated.

(c)
Each of the Company and the Company Subsidiaries has, and to the knowledge of the Company all employees or agents of each of the Company and the Company Subsidiaries have, all material licenses, franchises, permits, authorizations, certifications, easements, variances, exceptions, consents and orders, including approvals from all Governmental Authorities (“Approvals”) required for the conduct of the business of each of the Company and the Company Subsidiaries and the occupancy and operation, for its present uses, of the real and personal property which each of the Company and the Company Subsidiaries owns or leases and neither the Company nor any of the Company Subsidiaries is in material violation of any such Approval or any terms or conditions thereof.

(d)
All Approvals for the Company and each of the Company Subsidiaries are, in all material respects, in full force and effect, have been issued to and fully paid for by the holder thereof and, to the knowledge of the Company, no suspension or cancellation thereof has been threatened.

(e)	No Approvals for the Company and each of the Company Subsidiaries, nor any Company Permits, will terminate or cease to be valid and in effect by reason of the Transactions.

Section 3.09         Absence of Certain Changes or Events.

Except as (a) expressly contemplated by this Agreement or in Schedule 3.09, or (b) described in the Company Reports filed prior to the date of this Agreement, since September 30, 2008: (i) the Company and the Company Subsidiaries have conducted their businesses only in the ordinary course and in a manner consistent with past practice, (ii) there has not been any Company Material Adverse Effect, (iii) none of the Company or any Company Subsidiary has taken any action that, if taken after the date of this Agreement, would constitute a breach of any of the covenants set forth in Section 5.01; and (iv) other than as disclosed in Schedule 3.05, none of the Company or any Company Subsidiary has issued or granted any options, warrants, debentures or other rights, agreements, arrangements or commitments of any character, relating to the issued or unissued capital stock of the Company or any Company Subsidiary or obligating the Company or any Company Subsidiary to issue or sell any shares of capital stock of, or other equity interests in, the Company or any Company Subsidiary.

Section 3.10         Absence of Litigation.

Except as set forth in Schedule 3.10, there are no Actions outstanding or, to the knowledge of the Company, threatened against the Company or any Company Subsidiary at law or in equity or before or by any court or other Governmental Authority.  To the knowledge of the Company, there are no grounds upon which any Action may be commenced against the Company or a Company Subsidiary.  Neither the Company nor any Company Subsidiary nor any property or asset of the Company or any Company Subsidiary is subject to any continuing order of, consent decree, settlement agreement or other similar written agreement with, or, to the knowledge of the Company, continuing investigation, inquiry or audit by, any Governmental Authority, or any order, writ, judgment, injunction, decree, determination or award of any Governmental Authority.

Section 3.11         Contracts.

(a)
Schedule 3.11(a)(A) contains a complete list of all oral contracts or agreements to which the Company or any Company Subsidiary is a party involving a commitment in excess of CAD$15,000. Schedule 3.11(a)(B) contains a complete list of all written contracts and agreements to which the Company or any Company Subsidiary is a party:  (i) each contract, agreement or account involving aggregate annual payments to the Company or any Company Subsidiary of more than CAD$10.0 million, or aggregate annual payments by the Company or any Company Subsidiary of more than CAD$5.0 million, (ii) all material contracts and agreements with any Governmental Authority, (iii) all contracts and agreements that (A) limit or purport to limit the ability of the Company or any Company Subsidiary or, to the Company’s knowledge, any key executives of the Company or any Company Subsidiary, to compete in any line of business or with any Person or in any geographic area or during any period of time or otherwise restricts the development, manufacture, marketing, distribution or sale of any products or services by the Company or any Company Subsidiary, (B) require the Company or any Company Subsidiary to use any supplier or third party for all or substantially all of the requirements or needs of the Company or a Company Subsidiary and that provide for services of more than CAD$5.0 million, or aggregate annual payments by the Company or any Company Subsidiary of more than CAD$5.0 million, (C) limit or purport to limit in any material respect the ability of the Company or any Company Subsidiary to solicit any customers or clients of the other parties thereto, (D) contain “non-solicitation” or “no-hire” provisions that restrict the Company or any Company Subsidiary in any manner, or (E) require the Company or any Company Subsidiary to market or co-market any services or products of a third party (each of (A) through (E), a “Restrictive Agreement”); (iv) all contracts, agreements and arrangements between the Company or any of the Company Subsidiaries, on the one hand, and any Affiliate, stockholder or officers, directors or principals of the Company or any Company Subsidiary on the other hand (each such contract, a “Related Party Agreement”); (v) all joint venture contracts, partnership arrangements or other agreements outside the ordinary course of business involving a sharing of profits, losses, costs or Liabilities by the Company or any Company Subsidiary with any third party; (vi) all licenses issued by any other Governmental Authority including, without limitation, the identity of the respective licensees thereunder; (vii) each material employment, services or consulting contract with any employee, service provider or consultant of the Company or any of the Company Subsidiaries; (viii) any standstill or similar contract currently restricting the ability of the Company or any Company Subsidiary to offer to purchase or purchase the assets or equity securities of another Person; (ix) each material contract providing that the Company, any Company Subsidiary or any of their respective employees maintain the confidentiality of any information, or providing for any Person to maintain the confidentiality of any information material to the Company, any Company Subsidiary or their respective businesses; (x) any contract under which the Company or any Company Subsidiary has directly or indirectly guaranteed Indebtedness of any Person; (xi) any contract under which the Company or any Company Subsidiary has borrowed any money from, or issued any note, bond, debenture or other evidence of Indebtedness to, any Person; (xii) any contract granting a third party any license to any Intellectual Property Rights involving aggregate annual payments to the Company or any Company Subsidiary of more than CAD$10.0 million, or pursuant to which the Company or any Company Subsidiary has been granted by a third party any license to any software or Intellectual Property Rights, or any other license, option or other contract relating in whole or in part to Intellectual Property Rights or the intellectual property of any other Person; (xiii) all collective bargaining agreements, letters of understanding, and all other agreements between the Company or a Company Subsidiary and any trade union, employee association or similar organization; and (xiv) all other material contracts and agreements, including any sole source contracts with suppliers and licensors, whether or not made in the ordinary course of business, which are material to the Company or any Company Subsidiary or the conduct of their respective businesses. The contracts in Schedule 3.11(a)(A) and Schedule 3.11(a)(B), collectively, the “Material Contracts”.

(b)
Each Material Contract is valid and binding on the Company or the Company Subsidiary that is a party thereto or bound thereby, as the case may be, is, in all material respects, in full force and effect against the Company or the relevant Company Subsidiary, except to the extent it has expired in accordance with its terms, and represents the entire agreement between or among the parties thereto with respect to the subject matter thereof; and, upon consummation of the Transactions, each Material Contract shall continue in full force and effect without penalty.  None of the Company or any Company Subsidiary or, to the knowledge of the Company, as of the date of this Agreement, any other party thereto, is in breach of, or default under, in any material respect, any Material Contract.

(c)	The Company has made available to Parent a true, complete and correct copy of each Material Contract, together with all material amendments, waivers or other changes thereto.

Section 3.12         Employee Matters.

(a)
Schedule 3.12(a) sets forth a true and complete list of the names, titles, annual salaries or wage rates and other compensation, benefits and office location of all employees of the Company or any Subsidiary whose general (or annualized in the case of recent hires) compensation exceeds CAD$100,000 (or CAD$ equivalent if paid in another currency) (“Key Employees”), indicating all changes in salaries and wage rates per employee since September 30, 2008.  Schedule 3.12(a) also sets forth a true and complete list of all written agreements with Key Employees.

(b)
The Company and all Company Subsidiaries have complied with all applicable Laws and Orders relating to employment or labor other than those Laws and Orders with which it could fail to comply, either individually or in the aggregate, without causing a Company Material Adverse Effect.  Except as set forth on Schedule 3.12(b), no present or former employee, officer or director of the Company or any Company Subsidiary has commenced or threatened, or will have commenced at the Effective Date, any Action against the Company or any Company Subsidiary for any matter including, but not limited to, for (i) wages, salary, bonus, vacation, severance, benefit plans, or sick pay except for the same incurred in the ordinary course of business for the last payroll period prior to the Effective Time, or (ii) Actions respecting employment conditions, standards or practices, including discrimination, harassment including sexual harassment, pay equity, or health and safety conditions, which in each case if successful would result in a Company Material Adverse Effect.

(c)
There is no: (i) unfair labor practice complaint against the Company or any Company Subsidiary pending or ongoing before the National Labor Relations Board, relevant employment standards or labour relations board, tribunal or commission in Canada or any equivalent provincial, state or local agency, board or commission in any jurisdiction where the Company or any Company Subsidiary carries on business and has employees; (ii) pending or ongoing labor strike, lock-out, slow down or other material labor trouble affecting the Company or any Company Subsidiary; (iii) material labor grievance pending or ongoing against the Company or any Company Subsidiary; (iv) pending or ongoing representation question or certification application respecting the employees of the Company or any Company Subsidiary; or (v) pending or ongoing arbitration proceeding arising out of or under any collective bargaining agreement to which the Company or any Company Subsidiary is a party.  In addition, to the Company’s knowledge: (a) none of the matters specified in clauses (i) through (v) above is threatened against the Company or any Company Subsidiary; (b) no union organizing activities are in progress or have taken place within the last five (5) years with respect to the Company or any Company Subsidiary; and (c) no basis exists for which a claim may be made or Action may be commenced under any collective bargaining agreement to which the Company or any Company Subsidiary is a party.

(d)
Neither the Company nor any of the Company Subsidiaries has entered into, made any commitments to conduct or conducted negotiations for, nor is the Company or any of the Company Subsidiaries a party to, either directly or by operation of Law, any collective agreement, letter of understanding, or other agreement with any trade union, employee association or other similar organization, which would cover any employee or dependant contractor of the Company or any of the Company Subsidiaries, currently or in the future, except as disclosed in Schedule 3.12(a).  In the past five (5) years, there have not been any strikes, labour disturbances, work refusals, lock-outs, or slow downs by any of the employees of the Company or Company Subsidiaries.

(e)
Schedule 3.12(e) sets forth a true and complete list of every written pension, retirement, profit sharing, bonus, incentive compensation, savings, deferred compensation, stock option, stock purchase or stock appreciation, employee stock ownership, fringe benefit, vacation, health, welfare, medical, dental, vision, supplemental unemployment benefit, life insurance, disability, sick pay, severance pay, group insurance or other written or oral employee benefit plans, programs or arrangements currently or within the last one (1) year sponsored, maintained or contributed to by the Company or any of the Company Subsidiaries or with respect to which the Company or any of the Company Subsidiaries participates in or has any potential liability or obligations (collectively, the “Plans”).  Each Plan has been maintained and administered in all material respects in compliance with its terms and all applicable Laws and in accordance with all understandings, written or oral, between the Company and employees of the Company or any of the Company Subsidiaries and between any of the Company Subsidiaries and employees of the Company or any of the Company Subsidiaries.  All contributions to the Plans (including both employee and Company and/or Company Subsidiary contributions), including premium payments, that are required to have been made, whether by virtue of the terms of the particular Plan or arrangement or by operation of Law, have, in all material respects, been made by the due date thereof (including all applicable extensions).

(f)
(i) No promise to make any improvements to any Plan or to adopt any additional plan has been made except as required by Law and no improvements to any Plan will be made or promised by the Company, and no promise to adopt any additional plan will be made, before the Effective Date; (ii) no event has occurred which could subject the Company or any of the Company Subsidiaries to any material tax, penalty or fiduciary liability in connection with any Plan which has not been accrued on the Annual Financial Statements; (iii) there have been no withdrawals of surplus or contribution holidays, except as permitted by Law and the terms of the Plans; and (iv) no Plan provides post-employment or post-retirement benefits to former or retired employees or to the beneficiaries or dependants of former or retired employees, other than as required by Law.

(g)	No insurance policy or any other contract or agreement affecting any Plan requires or permits a retroactive increase in premiums or payments due thereunder.

(h)
The Company has furnished or made available to the Parent true, correct, up-to-date and complete copies of all the Plans, as amended as of the date hereof together with all current and past related documentation and all amendments thereto.

(i)
Neither the Company nor any of the Company Subsidiaries have received notice of the intent of any Governmental Authority responsible for the enforcement or administration of labour or employment laws, to conduct an audit, inquiry or investigation of the Company or the Company Subsidiaries.

(j)
There are no outstanding Actions, orders, charges or fines against the Company or any of the Company Subsidiaries under any occupational health and safety legislation or other Laws. All levies, assessments and penalties made against or premiums owed by the Company or the Company Subsidiaries pursuant to applicable workers’ compensation or workplace safety and insurance legislation have, in all material respects, been paid in full, and there has been no reassessment under such legislation during the past three years and, to the knowledge of the Company, there are no circumstances that would permit a reassessment

(k)
All obligations of the Company and the Company Subsidiaries as of the Effective Date for wages, salary, bonuses, commissions or incentives, vacation pay, holiday pay, sick pay, premiums for employment or unemployment insurance, employer health tax or premiums, workers’ compensation and workplace safety and insurance payments or premiums, and all other accrued payroll obligations in respect of the employees of the Company and the Company Subsidiaries will have, in all material respects, been paid, or if unpaid, will be accrued and properly reflected in the Books and Records of the Company and the Company Subsidiaries on the Effective Date.

(l)
The execution of this Agreement and the completion of the Transactions will not constitute an event under any Plan that will result in any payment (whether of severance pay or otherwise), acceleration of payment or vesting of benefits or compensation, forgiveness of indebtedness, vesting, distribution, restriction on funds, increase in benefits or obligation to fund benefits or compensation, except as will be accrued and properly reflected in the Books and Records of the Company and the Company Subsidiaries on the Effective Date.

Section 3.13         Customers.

Except as set forth on Schedule 3.13, since September 30, 2008: (a) there has not been any termination of the business relationship of the Company or any Company Subsidiary with any material licensee, customer or supplier other than in the ordinary course of business or where the conclusion of such relationship or contract would not have a Company Material Adverse Effect; (b) there has not been any threatened termination or withholding of payments by, or any material dispute with, any material licensee (including, but not limited to, licensee), customer or supplier; and (c) neither the Company nor any Company Subsidiary has received any notice or been informed that any such event will occur in the future, either as a result of the consummation of the Transactions contemplated by this Agreement or otherwise. Except as set forth on Schedule 3.13, neither the Company nor any Company Subsidiary is currently in any dispute over any terms of any material contract or agreement to which the Company or any Company Subsidiary and any material licensee, customer or supplier is a party.

Section 3.14         Property and Leases.

(a)
The Company and the Company Subsidiaries have good, valid and marketable title to or, in the case of leased properties and assets, valid leasehold interest in, all of the properties and assets owned or used by them to conduct their respective businesses as currently conducted or as currently contemplated by the Company and the Company Subsidiaries to be conducted, free and clear of all Liens, subject only to Permitted Liens.

(b)	Neither the Company nor any Company Subsidiary owns any real property.

(c)
To the knowledge of the Company, all Leases (as defined below) are in full force and effect and have not been modified or amended, and there exists no material default under any such lease by the Company or any Company Subsidiary, nor any event which, with notice or lapse of time or both, would constitute a material default thereunder by the Company or any Company Subsidiary. To the knowledge of the Company, none of the landlords or other parties to the Leases are in default of any of their material obligations under the Leases.

(d)
Schedule 3.14(d) discloses a full and complete list of all leases of real property by or for the benefit of the Company and the Company Subsidiaries and all amendments and modifications thereto (the “Leases”) and the lessors thereof.  The Company has made available to Parent prior to the date of this Agreement complete and accurate copies of each of the Leases, and none of the Leases has been modified in any material respect.

(e)
Neither the Company nor any Company Subsidiary has breached or violated and is not in default under any of the Leases or any building, zoning or other statute, by-law, ordinance, regulation, covenant, restriction or official plan, the breach or violation of which could individually or in the aggregate have a Company Material Adverse Effect, and no written notice from any Person has been received by the Company or any Company Subsidiary or served upon the Company or any Company Subsidiary claiming any such breach or violation.  There are no condemnation or appropriation or similar proceedings pending or, to the knowledge of the Company, threatened against any such real property or improvements thereon.  No material capital expenditures by the Company (or the Company Subsidiaries) or by the landlord are required for the maintenance and repair of the leased real property.  The Company’s (or the Company Subsidiaries’) leased real property is adequately served by gas, electricity, water, sewage and waste removal utilities.  To the knowledge of the Company, there are no challenges or appeals pending, or threatened regarding the amount of the Taxes on, or the assessed valuation of the leased real property, and neither the Company nor any of the Company Subsidiaries have entered into any special arrangements or agreements with any Governmental Authority with respect thereto.  No part of the premises subject to the Leases has been taken or expropriated by any Governmental Authority nor has any notice or proceeding in respect thereof been given or commenced to or against the Company or any Company Subsidiary.

Section 3.15         Intellectual Property.

(a)
Schedule 3.15(a) sets forth a true and complete list of all registered or filed Intellectual Property Rights, specifying as to each, as applicable: (i) the nature of such Intellectual Property Right; (ii) the owner of such Intellectual Property Right; (iii) the jurisdictions by or in which such Intellectual Property Right has been issued or registered or in which an application for such issuance or registration has been filed and the name of the owner of each such registration or application; (iv) the filing and registration numbers and filing or registration dates of such Intellectual Property Rights; and (v) all licenses, sublicenses and other agreements pursuant to which any Person is authorized to use such Intellectual Property Right. The Intellectual Property Rights listed in Schedule 3.15(a) are valid, enforceable and subsisting. The Intellectual Property Rights owned or licensed to the Company or the Company Subsidiaries include all of the Intellectual Property Rights used by the Company or any of the Company Subsidiaries to conduct its business in the manner in which such business is currently being conducted.

(b)
Except as set forth on Schedule 3.15(b), neither the Company nor any Company Subsidiary is currently being sued or charged in writing with or is a defendant in any claim, suit, action or proceeding that involves a claim of infringement of any Intellectual Property Right, and the Company has no knowledge of any other claim of infringement by the Company or any Company Subsidiary, and no knowledge of any continuing infringement by any other Person of any Intellectual Property Right.

(c)
To the knowledge of the Company, the current use by the Company and the Company Subsidiaries of the Intellectual Property Rights does not infringe the rights of any other Person, which if the Company was required cease such use, would have a Company Material Adverse Effect.

(d)
The Company warrants that the Company or the Company Subsidiaries have good and valid title to all Intellectual Property Rights they own and that any licenses by which Intellectual Property Rights are licensed to or from the Company or the Company Subsidiaries are in full force and effect, are unamended and there are no outstanding defaults or breaches under any of them. With respect to any copyrights owned by or licensed to the Company or the Company Subsidiaries, written, unrestricted waivers of moral rights have been obtained, the failure of which to obtain would have a Company Material Adverse Effect and which waivers may be invoked by the Company or the Company Subsidiaries to use the work.

Section 3.16         Taxes.

(a)
Except as set out in Schedule 3.16(a), the Company and each of the Company Subsidiaries have duly and on a timely basis filed (or have had filed on their behalf) with all appropriate Governmental Authorities all Tax Returns and other documents required to be filed by each of them in respect of all Taxes in accordance with all applicable Laws except where the failure to file such Tax Returns or other documents is not likely to result in a Company Material Adverse Effect, and such Tax Returns and other documents are, in all material respects, complete and correct.  The Company and each of the Company Subsidiaries has made available to Purchaser complete and correct copies of all Tax Returns for the three (3) fiscal years ending before the date hereof.

(b)
The Company and each of the Company Subsidiaries has, within the time and in the manner prescribed by Law, paid, collected, remitted and discharged all Taxes that have become due and payable, collectible and remittable and will timely pay all Taxes which will become due and payable on or prior to the Effective Date other than such payments as are being diligently contested in good faith by appropriate proceedings and for which adequate reserves have been taken on the Annual Financial Statements in accordance with GAAP.

(c)
Neither the Company nor any Company Subsidiary has granted any waiver of any statute of limitations with respect to, or any extension of a period for the assessment, reassessment or payment of, any Tax.

(d)
Neither the Company nor any Company Subsidiary is party to any Tax-sharing agreement, Tax-indemnification agreement or other agreement or arrangement relating to Taxes with any Person; neither the Company nor any of the Company Subsidiaries has been a member of an affiliated, combined or unitary group filing a consolidated, combined, unitary or other Tax Return for Tax purposes reflecting the income, assets or activities of affiliated companies, or has any Liability for the Taxes of any other Person under any provision of Canadian federal, provincial, local or non-Canadian Law, or as a transferee or successor, or by contract, or otherwise.

(e)
The Company and each of the Company Subsidiaries has, in all material respects, withheld from each amount paid or credited to any Person the amount of Taxes required to be withheld therefrom and has remitted such Taxes to the proper Governmental Authority within the time required by applicable Law.

(f)	Except as set out in Schedule 3.16(f), neither the Company nor any of the Company Subsidiaries has any material Liability for any Taxes.

(g)
Neither the Company nor any of the Company Subsidiaries has any material Liability, obligation or commitment for the payment of Taxes not yet due other than those that have arisen since September 30, 2008 in the usual and ordinary course of business and for which adequate provisions have been made in the Financial Statements in accordance with GAAP.

(h)
Except as set out in Schedule 3.16(h), all Tax Returns of the Company and the Company Subsidiaries have been assessed through December 31, 2007, there are no proposed or issued assessments or reassessments respecting the Company or any of the Company Subsidiaries pursuant to which there are amounts owing or discussions in respect thereof with any taxing authority and there are no outstanding objections to any assessment or reassessment of Taxes.  Neither Canada Revenue Agency, the Internal Revenue Service nor any other taxing authority or agency has asserted in writing or, to the knowledge of the Company, has threatened to assert against the Company or any Company Subsidiary any deficiency or claim for any Taxes and there are no outstanding actions, suits, proceedings, investigations, audits or claims existing or, to the knowledge of the Company, threatened against the Company or any Company Subsidiary.

(i)
The Company and the Company Subsidiaries have collected from each past and present customer (or other Person paying amounts to the Company and the Company Subsidiaries) the amount of all Taxes (including goods and services Tax and provincial, state and local sales Taxes) required to be collected, except where the failure to so collect has not and is not reasonably likely to result in a Company Material Adverse Effect.

(j)
Except as set out on Schedule 3.16(j), neither the Company nor any of the Company Subsidiaries (i) is a party to any waiver or agreement extending the time within which to file any Tax Return or other document relating to Taxes, (ii) has executed or entered into any written agreement with, or obtained or applied for any written consents or written clearances or any other Tax rulings from, nor has there been any written agreement executed or entered into on behalf of any of them with, any taxing authority relating to any material amount of Taxes, (iii) has any Liability for the Taxes of another Person under U.S. Treasury Regulation Section 1.1502-6 (or any comparable provision of state, local or foreign Law), (iv) has, or has ever had, a permanent establishment in any country other than the country of its organization or been subject to Tax in a jurisdiction outside the country of its organization, or (v) has engaged in any “reportable transaction” as defined in U.S. Treasury Regulation Section 1.6011-4(b).

(k)
The value of consideration paid or received by the Company and each of the Company Subsidiaries in respect of the acquisition, sale or transfer of any property or the provision of any services to or from any person with whom they do not deal at “arm’s length” (as defined for purposes of the ITA) has been equal to the fair market value of such property acquired, sold or transferred or services provided.

(l)
Except as described in Schedule 3.16(l), the Company and each of the Company Subsidiaries is in compliance in all material respects with all applicable Tax laws and guidelines relating to transfer pricing.  For greater certainty, and without limiting the foregoing, for all transactions between the Company and the Company Subsidiaries and any non-resident person with whom any of the Company and the Company Subsidiaries was not dealing at “arm’s length” for the purposes of the ITA, each of the Company and the Company Subsidiaries has made or obtained records or documents that satisfy, in all material respects, the applicable transfer pricing requirements.

(m)
Neither the Company nor any of the Company Subsidiaries has, within the last seven (7) years, benefited from a forgiveness of debt or entered into any transaction or arrangement (including conversion of debt into shares of its share capital) which could have resulted in the application of Section 80 through and including Section 80.04 of the ITA or any corresponding provision of any provincial Tax law.

(n)
To the knowledge of the Company, there are no circumstances existing which could result in the application of Section 78 of the ITA or any corresponding provision of any provincial Tax law to the Company or any of the Company Subsidiaries.

(o)
Neither the Company nor any of the Company Subsidiaries has (i) agreed to or is required to make any adjustments pursuant to a change in Tax accounting method, (ii) any knowledge that any taxing authority has proposed any such adjustment, or (iii) any application pending with any taxing authority requesting permission for any changes in Tax accounting methods.

(p)
Neither the Company nor any of the Company Subsidiaries has any plan, arrangement or agreement providing for deferred compensation that is subject to Section 409A(a) or 457A of the Code or any asset, plan, arrangement or agreement that is subject to Section 409A(b) of the Code.

(q)	Each U.S. Subsidiary of the Company has complied with all record keeping and reporting obligations under Section 6038A of the Code.

(r)
Neither the Company nor any of the Company Subsidiaries is a party to any agreement or arrangement that would result individually or in the aggregate in the payment of any amount that would not be deductible by the Company or such Company Subsidiary by reason of Sections 162, 280G or 404 of the Code.

Section 3.17         Environmental Matters.

(a)
Neither the Company nor any of the Company Subsidiaries is in violation of or has violated, during the three previous years, or has any Liability under, any Environmental Law and there are no facts, circumstances or conditions existing, initiated or occurring prior to the Effective Date which could result in Liability under Environmental Laws.  Without limiting the generality of the foregoing: (i)  there has been no Release of Hazardous Substances at, on, under or from any of the properties currently owned, leased or operated by the Company or any Company Subsidiary (including, without limitation, soils and surface and ground waters) during the period of the Company’s or any Company Subsidiary’s ownership, tenancy or operation of such property; (ii)  there has been no Release of Hazardous Substances at, on, under or from any of the properties formerly owned, leased or operated by the Company or any Company Subsidiary (including, without limitation, soils and surface and ground waters) during the period of the Company’s or any Company Subsidiary’s ownership, tenancy or operation of such property; (iii) none of the real property currently leased or operated by the Company or the Company Subsidiaries contains underground improvements, including but not limited to treatment or storage tanks, or underground piping associated with such tanks, used currently or in the past for the management of Hazardous Substances, and no portion of such real property is or has been used as a dump or landfill or consists of or contains filled-in land or wetlands; and (iv) neither PCB’s, “toxic mold,” asbestos-containing materials, nor any contamination are present on or in the real property currently or previously owned, operated or leased by the Company or the Company Subsidiaries or the improvements thereon.

(b)
Neither the Company nor any Company Subsidiary has received any notice, demand, claim or request for information or other written communication alleging that the Company or any Company Subsidiary (i) is actually, potentially or allegedly liable under any Environmental Law for Remediation of Hazardous Substances, or (ii) may be in violation of or have any Liability under any Environmental Law.

(c)
The Company and each Company Subsidiary has applied for and maintains all material permits, licenses, consents, approvals and other authorizations required under any Environmental Law (“Environmental Permits”) and the Company and such Company Subsidiaries are in compliance in all material respects with the Environmental Permits.

(d)
Neither the Company nor any of the Company Subsidiaries has arranged, by contract, agreement or otherwise, for the transportation, disposal or treatment of Hazardous Substances at any location such that it is or could be liable for Remediation of such location pursuant to Environmental Laws, and no such location, nor any of the real property currently owned, operated, or leased by the Company or any of the Company Subsidiaries is listed on any governmental list or database of properties that may require Remediation.

(e)	No authorization, notification, recording, filing, consent, waiting period, Remediation or approval is required under any Environmental Law in order to consummate the Transactions.

Section 3.18         Insurance.

(a)
True and complete copies of all insurance policies of the Company and the Company Subsidiaries relating to fire and casualty, general liability, business interruption, directors’ and officers’ liability, workers’ compensation and workplace safety and insurance and other forms of insurance of any kind relating to the business and operations of the Company or any Company Subsidiary, or summaries thereof have been made available to Parent, and such policies are in full force and effect as of the date of this Agreement.

(b)
The insurance maintained by the Company and the Company Subsidiaries adequately covers all material risks reasonably and prudently foreseeable in the operation and conduct of the business of the Company and the Company Subsidiaries which would be customary in the business carried on by the Company and the Company Subsidiaries and the Company and the Company Subsidiaries are not in material default under the terms of any such policy.

(c)
There is no claim outstanding under any insurance policy of the Company or a Company Subsidiary as to which coverage has been questioned, denied or disputed by the underwriter of such policy, and there has been no notice of cancellation or termination of, or premium increase with respect to, any such policy.

(d)
The Company and the Company Subsidiaries have paid all premiums due under their insurance policies and none of the Company or any Company Subsidiary is in default in any material respect under the terms of any of their insurance policies.

Section 3.19         Brokers.

No broker, finder or investment banker (other than Genuity Capital Markets and RBC Capital Markets) is entitled to any brokerage, finder’s or other fee or commission in connection with the Transactions based upon arrangements made by or on behalf of the Company or any of the Company Subsidiaries.  The Company has heretofore furnished to Parent a complete and correct copy of all agreements between the Company and Genuity Capital Markets and RBC Capital Markets pursuant to which such firms would be entitled to any payment related to the Transactions.

Section 3.20         Related Party Transactions; Collateral Benefit.

(a)
No executive officer, director or Affiliate of the Company or any Company Subsidiary, nor any immediate family member or Affiliate of such executive officer or director is entitled to receive directly or indirectly any benefit  that would constitute a “collateral benefit” within the meaning of Canadian Securities Legislation, as a consequence of the Transactions.

(b)
Save for or pursuant to (i) the employment, management or consulting arrangements listed in Schedule 3.11 or Schedule 3.12 and the payments to be made thereunder, as disclosed therein, and (ii) compensation payable to the directors of the Company in accordance with the “Compensation of Directors” contained in the Company’s Management Information Circular of March 14, 2008, no executive officer, director or Affiliate of the Company or any Company Subsidiary, nor any immediate family member or Affiliate of such executive officer or director:

(i)	is a party to any agreement, contract, commitment, arrangement or transaction with the Company or any Company Subsidiary;

(ii)	is entitled to any payment or transfer of any assets from the Company or any Company Subsidiary;

(iii)	has any material interest in any material property used by the Company or any Company Subsidiary; or

(iv)
has an interest in any customer or supplier of the Company or any Company Subsidiary or provider of any services to the Company or any Company Subsidiary, other than the ownership of less than 5% of the outstanding stock of any publicly-traded company.

Section 3.21         Disclosure.

(a)	True and complete copies of all documents listed in the Schedules attached hereto relating to the Company (the “Company Schedules”) have been made available or provided to Parent.

(b)
The Company has made available to Parent all Books and Records. All such Books and Records are, in all material respects, complete and correct and have been maintained, in all material respects, in accordance with good business practices, including the maintenance of an adequate system of internal accounting controls, and the information in the Books and Records is accurately reflected in the Financial Statements.

(c)
The minute books of the Company and each Company Subsidiary contain, in all material respects, accurate and complete records of all meetings held of, and corporate action by, the stockholders and the board of directors (and committees thereof) of the Company and each Company Subsidiary, and no meeting of any such stockholders or board of directors (or committees thereof) has been held for which minutes have not been prepared and are not contained in such minute books (except for meetings of the Company Board held since December 1, 2008).

(d)
None of the representations or warranties made by the Company herein or in the Company Schedules, or in any certificate or document furnished by the Company pursuant to this Agreement, when all such documents are read together in their entirety, contains or will contain any untrue statement of a material fact, or omits to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which it was made, not misleading.

Section 3.22         No Other Purchase Agreements.

The Company and the Company Subsidiaries are not a party to any other contract, agreement or understanding of any nature for the purchase or other acquisition of any of their undertaking, property or assets, other than in the ordinary course of business.

Section 3.23         Privacy Laws.

(a)	The Company and each of the Company Subsidiaries are conducting and have conducted their respective businesses in compliance, in all material respects, with all applicable Privacy Laws.

(b)	The Company has a written privacy policy which governs the processing of Personal Information, and the Company is in compliance and has been in compliance, in all material respects, with such policy.

(c)
Personal Information in the custody or control of the Company has been collected, used and disclosed with the consent of the individual to whom it relates and has been used only for the purposes for which it was initially collected.

(d)
There has been no loss, theft or unauthorized processing of or access to Personal Information in the custody or control of the Company or of any of the Company Subsidiaries; and neither the Company nor any Company Subsidiary has received any written notice or other communication from any Person regarding or in connection with any actual, alleged, possible or potential violation of, or failure to comply with, any Privacy Laws or the Company’s privacy policy or with respect to the loss, theft or unauthorized processing of or access to Personal Information in the custody or control of the Company or the Company Subsidiaries.

Section 3.24         Product Warranty; Product Liability.

Each product manufactured, sold or delivered by the Company or any of the Company Subsidiaries in conducting its business has been in conformity, with all product specifications and all express and implied warranties, except where the failure to do so would result in a Company Material Adverse Effect and except as set forth on Schedule 3.24.  Neither the Company nor any of the Company Subsidiaries has any liability for replacement or repair of any such products or other damages in connection therewith or any other customer or product obligations not reserved against on the Financial Statements.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF PARENT AND PURCHASER

As an inducement to the Company to enter into this Agreement and to implement the Transactions, the Purchaser Parties hereby, jointly and severally, represent and warrant to the Company as follows:

Section 4.01         Due Incorporation, Assets and Liabilities.

Parent is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware.  Except as set forth on Schedule 4.01, Parent is not qualified to do business as a foreign corporation in any jurisdiction, and there is no jurisdiction in which the character of the property owned or leased by Parent or the nature of its activities make qualification of Parent in any such jurisdiction necessary, except where the failure to so qualify would not have a Parent Material Adverse Effect.  The Purchaser is a corporation duly organized, validly existing under the Laws of Ontario, Canada.  Parent has all requisite power and authority, corporate and otherwise, and all governmental licenses, franchises, permits, authorizations, consents and approvals required to own, lease, and operate its assets, properties and businesses and to carry on its business as now conducted on the date hereof.  The Purchaser has not conducted any business to date and has only engaged in certain activities relating to its organization.  Parent has not adopted any plan, or made any agreement in respect of any merger, consolidation, sale of all or substantially all of its assets, reorganization, recapitalization, dissolution or liquidation. Neither Parent or the Purchaser owns or has any interest in any real or personal property. There are no options or other contracts or agreements under which Parent or the Purchaser has any right or obligation to acquire or lease any interest in real property or personal property. Except as set out on Schedule 4.01, neither Parent nor the Purchaser has any Liability or Indebtedness whether accrued, absolute, contingent, matured, unmatured or other (whether or not required to be reflected in the Parent Financial Statements in accordance with U.S. GAAP).

Section 4.02         Corporate Authorization.

The execution, delivery and performance by Parent and the Purchaser of this Agreement and each of the other Transaction Documents to which they are a party and, except for a vote of the Parent Stockholders to approve the Transactions contemplated by this Agreement, the consummation by Parent and the Purchaser of the Transactions contemplated hereby and thereby are within the corporate powers of Parent and the Purchaser and have been duly authorized by all necessary corporate action on the part of Parent and the Purchaser.  This Agreement constitutes, and upon their execution and delivery, each of the Transaction Documents will constitute, a valid and legally binding agreement of Parent or the Purchaser, as applicable, enforceable against each in accordance with their respective terms.

Section 4.03         Governmental Authorization.

Except as set out on Schedule 4.03, none of the execution, delivery or performance by Parent or the Purchaser of this Agreement or any Transaction Document requires any consent, approval, license or other action by or in respect of, or registration, declaration or filing with, any Governmental Authority by Parent or the Purchaser.

Section 4.04         No Violation.

Neither the execution and delivery of this Agreement or any Transaction Document Agreement to be executed by Parent or the Purchaser hereunder nor, provided that Parent presents the Transactions contemplated by this Agreement to its stockholders for approval and obtains the approval of the Parent Stockholders, the consummation of the Transactions contemplated herein and therein will (a) violate any provision of Parent’s or the Purchaser’s constating documents, bylaws and other organizational documents (“Charter Documents”); (b) violate any Laws or Orders to which either Parent or the Purchaser or their property is subject, or (c) violate the provisions of any material agreement or other material instrument binding upon or benefiting Parent or the Purchaser.

Section 4.05         Consents.

Except for the required approval of the Parent Stockholders to the Parent Stockholder Proposals, there are no agreements, commitments, arrangements, contracts or other instruments binding upon Parent or the Purchaser or any of their properties requiring a consent, approval, authorization, order or other action of or filing with any Person as a result of the execution, delivery and performance of this Agreement or any of the Transaction Documents or the consummation of the Transactions contemplated hereby or thereby. The board of directors of Parent (including any required committee or subgroup of the board of directors of Parent) has, as of the date of this Agreement (i) determined that the Arrangement and the other Transactions contemplated by this Agreement are fair to, and in the best interests of Parent and its stockholders, and (ii) duly approved this Agreement and the Transactions contemplated hereby.

Section 4.06         Litigation.

There is no Action, or to the knowledge of Parent, threatened against or affecting, Parent, the Purchaser, any of their respective officers or directors, or the business of Parent, before any court or arbitrator or any governmental body, agency or official which if adversely determined against any of them, has or could reasonably be expected to have a material adverse effect on the business, assets, condition (financial or otherwise), liabilities, results or operations or prospects of Parent or the Purchaser, or which in any manner challenges or seeks to prevent, enjoin, alter or delay the Transactions contemplated hereby.  There are no outstanding judgments against Parent or the Purchaser.

Section 4.07         Issuance of Parent Common Stock.

The Parent Common Stock when issued in connection with the Transactions contemplated herein, will be duly authorized and validly issued, fully paid and non-assessable and will be freely tradable on resale under the Securities Act that will apply to “affiliates” of the Company or Parent, as the term “affiliates” is defined in Rule 144 of the Securities Act, pursuant to Rule 145(c) and (d) of the Securities Act. The Parent Common Stock to be issued in connection with the Arrangement to Company Shareholders including the Parent Common Stock to be issued upon the exercise of the Company RSUs and the Company Warrants will not be subject to any statutory hold or restricted period under Canadian Securities Laws and, subject to restrictions contained therein in respect of “control distributions”, will be freely tradable within Canada by the holders thereof. The Parent Common Stock to be issued in connection with the Arrangement to Company Shareholders in exchange for the Company Common Stock held by them, will not bear any Securities Act restrictive legend, and such Parent Common Stock will not be “restricted securities” as defined under Rule 144 of the Securities Act, other than as may be required for Parent Common Stock issued to persons that were “affiliates” of the Company or Parent prior to the Effective Time or “affiliates” of Parent after the Effective Time. The shares of Parent Common Stock issuable pursuant to the exercise or conversion of securities of Parent exchanged for the Company RSUs and Company Warrants will be “restricted securities” under Rule 144 of the Securities Act, unless the issuance of such shares has been registered by an effective registration statement filed with the SEC under the Securities Act.

Section 4.08         Fees.

Except as set forth on Schedule 4.08, there is no investment banker, broker, finder, restructuring or other intermediary that has been retained by or is authorized to act on behalf of the Parent or the Purchaser or any of their respective Affiliates who might be entitled to any fee or commission from either the Purchaser, Parent or any of its Affiliates upon consummation of the Transactions contemplated by this Agreement.  The amount of any fee owed to any Person listed on Schedule 4.08 is listed opposite such Person’s name.

Section 4.09         Charter Documents; Legality.

Parent has previously delivered to the Company true and complete copies of the Parent’s Charter Documents, as in effect or constituted on the date hereof.  The execution, delivery, and, provided that Parent presents the Transactions contemplated by this Agreement to its stockholders for approval, performance by Parent and the Purchaser of this Agreement and any Transaction Document to which Parent or the Purchaser is to be a party has not violated and will not violate, and the consummation by Parent or the Purchaser of the transactions contemplated hereby or thereby will not violate, any of  Parent’s Charter Documents, the Purchaser’s Charter Documents or any Law.

Section 4.10         Capitalization and Ownership of the Parent, Trust Fund.

(a)
Schedule 4.10 sets forth, with respect to the Parent, (i) Parent’s authorized capital, (ii) the number of Parent’s securities that are outstanding, and (iii) the number of securities convertible into or exercisable or exchangeable for the Parent’s securities.  All outstanding shares of Parent’s capital stock are, and all such shares that may be issued prior to the Effective Time and all shares of Parent Common Stock issuable pursuant to Article II hereof will be when issued, duly authorized, validly issued, fully paid and non-assessable and not subject to or issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the DGCL, the Parent’s Charter Documents or any contract to which Parent is a party or otherwise bound.  Except as set forth in the Parent SEC Documents (as defined herein), there is no contract, agreement, commitment, arrangement or understanding (whether written or oral, formal or informal) that requires or under any circumstance would require Parent to issue, or grant any right to acquire, any securities of the Parent, or any security or instrument exercisable or exchangeable for or convertible into, the capital stock or membership interest of the Parent, “phantom” stock rights, stock appreciation rights, stock-based performance units or to merge, consolidate, dissolve, liquidate, restructure, or recapitalize the Parent.

(b)
As of the date hereof and at the Effective Time, Parent has and will have no less than U.S.$70.0 million (after giving effect to potential redemptions of the IPO Shares (as defined in the Parent’s Certificate of Incorporation) (the “Trust Fund”) invested in United States Government securities or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act in a trust account (the “Trust Account”) administered by The American Stock Transfer and Trust Company (the “Trustee”) pursuant to the Investment Management Trust Agreement, dated as of April 17, 2007, between Parent and the Trustee.

Section 4.11         Financial Statements.

Parent has filed with the SEC true and correct copies of the audited consolidated balance sheets of Parent and its consolidated subsidiaries as of June 30, 2007 and June 30, 2008, and the related consolidated statements of operations and stockholders’ equity and cash flows for the year then ended and for the period from June 30, 2006 through June 30, 2008, including footnotes thereto, audited by BDO Seidman, LLP, registered independent public accountants (the “Parent Financial Statements”).  The Parent Financial Statements (i) were prepared in accordance with U.S. GAAP; (ii) fairly and accurately present the Parent’s financial condition and the results of its operations as of their respective dates and for the periods then ended, in all material respects; (iii) contain and reflect all necessary adjustments and accruals for a fair presentation of  Parent’s financial condition as of their dates, in all material respects; and (iv) contain and reflect adequate provisions for all reasonably anticipated liabilities for all material income, property, sales, payroll or other Taxes applicable to Parent with respect to the periods then ended.  Parent has heretofore delivered to the Company complete and accurate copies of all “management letters” received by it from Parent’s accountants and all responses during the last three years by lawyers engaged by Parent to inquiries from Parent’s accountant or any predecessor accountants.

Except as specifically disclosed or as reflected in the Parent SEC Documents, reflected or fully reserved against in the Parent Financial Statements and for liabilities and obligations of a similar nature and in similar amounts incurred in the ordinary course of business since the date of the Parent Financial Statements, there are no liabilities, debts or obligations of any nature (whether accrued, absolute, contingent, liquidated or unliquidated, unasserted or otherwise) relating to the Parent.  All debts and liabilities, fixed or contingent, which should be included under U.S. GAAP on an accrual basis on the Parent Financial Statements are included therein.

Section 4.12         Contracts, Payments on Change of Control

(a)
Schedule 4.12 contains a complete list of all written contracts and agreements to which Parent or any of its Subsidiaries is a party. Each such contract and agreement is valid and binding on Parent or the Subsidiary that is a party thereto or bound thereby, as the case may be, is, in all material respects, in full force and effect against Parent or the relevant Subsidiary and represents the entire agreement between or among the parties thereto with respect to the subject matter thereof.  None of Parent or any Subsidiary or, to the knowledge of the Company, as of the date of this Agreement, any other party thereto, is in breach of, or default under any such contract or agreement. Parent has made available to the Company a true, complete and correct copy of each such contract or agreement, together with all material amendments, waivers or other changes thereto.

(b)
There are no plans, contracts or agreements of Parent or the Purchaser pursuant to which any amount may become payable (whether currently or in the future) to any officer, director, employee or stockholder of Parent or the Purchaser as a result of or in connection with the Arrangement or any of the other Transactions contemplated by this Agreement.

Section 4.13         Absence of Certain Changes or Events.

Except as set forth in the Parent SEC Documents filed prior to the date of this Agreement, and except as contemplated by this Agreement, since June 30, 2008, there has not been: (i) any Parent Material Adverse Effect, (ii) any declaration, setting aside or payment of any dividend on, or other distribution (whether in cash, stock or property) in respect of, any Parent capital stock, or any purchase, redemption or other acquisition by Parent of any Parent capital stock or any other securities of Parent or any options, warrants, calls or rights to acquire any such shares or other securities or (iii) any split, combination or reclassification of any Parent capital stock.

Section 4.14         Compliance with Laws.

Parent is not in violation of, has not violated, and to the knowledge of Parent, is not under investigation with respect to nor have been threatened to be charged with or given notice of, any violation or alleged violation of, any Law or Order, nor is there any basis for any such charge.

Section 4.15         Ownership of Parent Securities.

Upon issuance and delivery of the Parent Common Stock to each Company Shareholder pursuant to this Agreement, the Parent Common Stock will be duly authorized and validly issued, fully paid and non-assessable, free and clear of all Liens, other than (i) restrictions arising from applicable securities laws, and (ii) any Lien created by or through such Company Shareholder. The issuance and sale of the Parent Common Stock pursuant hereto will not be subject to or give rise to any preemptive rights or rights of first refusal.

Section 4.16         Restrictions on Business Activities.

Since the date of its incorporation, Parent has not conducted any business activities other than activities directed toward the accomplishment of business combinations.  There is no agreement, commitment, judgment, injunction, order or decree binding upon Parent or to which Parent is a party which has or could reasonably be expected to have the effect of prohibiting or materially impairing any business practice of Parent, any acquisition of property by Parent or the conduct of business by Parent as currently conducted other than such effects, individually or in the aggregate, which have not had and could not reasonably be expected to have, a Parent Material Adverse Effect.

Section 4.17         The Purchaser.

The Purchaser was formed in the Province of Ontario on January •, 2009.  One hundred (100) shares of the common stock of the Purchaser have been issued to Parent and other than such one hundred (100) shares no other equity securities of the Purchaser have been issued and there are no agreements by the Purchaser to issue any of its equity securities other than as provided for in this Agreement.  Such one hundred (100) shares of common stock issued to the Parent have been validly issued, are fully paid and non-assessable and are owned by Parent free and clear of any Lien.  The Purchaser has no liabilities, debts or obligations of any nature (whether accrued, absolute, contingent, liquidated or unliquidated, unasserted or otherwise) except those incurred in connection with this Agreement and the Transactions contemplated hereby.

Section 4.18         Securities Law Matters.

The issuance of the Parent Common Stock under the Arrangement and the modification of the Company RSUs as contemplated by Section 2.10 will not require registration under the Securities Act.  The Parent Common Stock will be issued and the Company RSUs will be modified in reliance upon the exemption available pursuant to section 3(a)(10) of the Securities Act, which exempts securities issued in exchange for one or more outstanding securities from the general requirement of registration where the terms and conditions of the issuance and exchange of such securities have been approved by any court of competent jurisdiction, after a hearing upon the fairness of the terms and conditions and exchange at which all persons to whom the securities will be issued have the right to appear.  Parent Common Stock issued under the Arrangement to persons who are Affiliates of the Company or Parent prior to the Effective Time or Affiliates of Parent after the Effective Time may be subject to resale restrictions under U.S. Securities Laws pursuant to Securities Act Rule 144 or 145(c) and (d), each as applicable.

Section 4.19         Other Agreements

Parent and its Subsidiaries are not a party to any outstanding contract, agreement or understanding of any nature for the purchase or other acquisition of any of their shares, undertaking, property or assets, or for the purchase or other acquisition of any of the shares, undertaking, property or assets of any other person.

Section 4.20         Parent SEC Documents.

(a)
Parent has filed and furnished all required reports, schedules, forms, prospectuses, and registration, proxy and other statements with the SEC since July 14, 2006 (collectively, and in each case including all exhibits and schedules thereto and documents incorporated by reference therein, the “Parent SEC Documents”).  As of their respective effective dates (in the case of Parent SEC Documents that are registration statements filed pursuant to the requirements of the Securities Act) and as of their respective SEC filing dates (in the case of all other Parent SEC Documents), the Parent SEC Documents complied in all material respects with the requirements of the Exchange Act or the Securities Act, as the case may be, applicable to such Parent SEC Documents, and none of the Parent SEC Documents as of such respective dates contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.  The consolidated financial statements of Parent included in the Parent SEC Documents comply in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with U.S. GAAP (except, in the case of unaudited statements, as indicated in the notes thereto applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present in all material respects the financial position of Parent and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

(b)
Parent has established and maintains internal control over financial reporting and disclosure controls and procedures (as such terms are defined in Rule 13a-15 and Rule 15d-15 under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to Parent, including its consolidated Subsidiaries, required to be disclosed by Parent in the reports that it files or furnishes under the Exchange Act is accumulated and communicated to Parent’s principal executive officer and its principal financial officer to allow timely decisions regarding required disclosure; and such disclosure controls and procedures are effective to ensure that information required to be disclosed by Parent in the reports that it files or furnishes under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in SEC rules and forms.  The principal executive officer and the principal financial officer of Parent have made all certifications required by the Sarbanes-Oxley Act of 2002, the Exchange Act and any related rules and regulations promulgated by the SEC with respect to the Parent SEC Documents, and the statements contained in such certifications are complete and correct.

(c)
The Parent Common Stock is listed on the NYSE Alternext US.  Parent has not been notified of any default or alleged default by it of any material requirement of the NYSE Alternext US or applicable U.S. Securities Laws.  No U.S. Securities Regulator has issued any order preventing or suspending trading of any securities of Parent and Parent is not in material default of any requirement of applicable U.S. Securities Laws.

(d)
(i) Parent has filed all reports required to be filed by it under U.S. Securities Laws since January 1, 2007, except where the failure to so file has not and is not reasonably likely to result in a Parent Material Adverse Effect; (ii) at the time that they were filed or, if amended, as of the date of such amendment, such reports complied in all material respects, and each report subsequently filed by Parent with the U.S. Securities Regulators will, on the date filed, comply in all material respects with all applicable requirements of U.S. Securities Laws as in effect on the date so filed; (iii) such reports did not or will not, at the time they were or will be filed, or, if amended, as of the date of such amendment, contain any misrepresentation; (iv) no material change has occurred in relation to Parent which is not disclosed in such reports, and, other than in connection with SEC reviews providing comments on registration statements filed pursuant to the Securities Act, all of which comments have been resolved, Parent is not the subject of any active formal inquiries or interrogatories, whether in writing or otherwise, from any U.S. Securities Regulator, the NYSE Alternext US or any other Governmental Authority, or, to the knowledge of Parent, been the subject of any investigation, audit, review or hearing by or in front of such Persons, in each case with respect to any of such reports or any of the information contained therein.

(e)
Each of the consolidated financial statements contained in the reports filed by Parent under U.S. Securities Laws since January 1, 2007, has been and, as regards such financial statements prepared after the date hereof, will be, prepared in accordance with U.S. GAAP, applied on a consistent basis throughout the periods indicated, except as disclosed therein, and each fairly presents or will fairly present, in all material respects, the consolidated financial position, results of operations and cash flows of Parent and its consolidated Subsidiaries as at the respective dates thereof and for the respective periods indicated therein (subject, in the case of unaudited statements, to normal and recurring year-end adjustments) and reflects appropriate and adequate reserves for contingent Liabilities in accordance with such generally accepted accounting principles.

ARTICLE V
COVENANTS OF THE COMPANY

Section 5.01         Conduct of the Business.

From the date hereof through the Effective Date, the Company and each Company Subsidiary shall conduct the Business only in the ordinary course, consistent with past practices, in a manner consistent with the needs of the Business from the date hereof to the Effective Time.  Without limiting the foregoing, the Company will use its commercially reasonable efforts to preserve intact the Company’s business relationships with employees, suppliers, customers and other third parties and use its commercially reasonable efforts to maintain its business and operations as an ongoing business consistent with the needs of the business and its operating budget for the current fiscal year. The Company shall not take any actions or enter into any transactions that would have a material adverse impact on the Company and the Company Subsidiaries, without the prior written consent of Parent, such consent not to be unreasonably withheld or delayed.  In addition, the Company will not (i) take or agree to take any action that might make any representation or warranty of the Company hereunder inaccurate in any material respect at, or as of any time prior to, the Effective Date or (ii) omit to take, or agree to omit to take, any action necessary to prevent any such representation or warranty from being inaccurate in any material respect at any such time.

For example, from the date hereof until the Effective Date, without Parent’s prior written consent, such consent not to be unreasonably withheld or delayed, neither the Company nor any Company Subsidiary shall:

(a)
make any capital expenditures other than in the ordinary course of business consistent with past practice, which is not provided for in the most recently approved capital expenditure plan of the Company;

(b)
except as contemplated by this Agreement, declare or promise to pay any dividends or other distributions with respect to its capital stock or equity securities other than distributions by wholly-owned Company Subsidiaries or tax distributions in the ordinary course consistent with past practice, or pay, declare or promise to pay any other payments to any Company Shareholder or any Affiliate of the Company;

(c)
except for indebtedness for borrowed money currently outstanding, and indebtedness for borrowed money that may arise among the Company and the Company Subsidiaries, obtain or suffer to exist any further indebtedness for borrowed money in excess of U.S.$15 million, in the aggregate;

(d)	merge or consolidate with or acquire any other Person or be acquired by any other Person other than as provided by this Agreement;

(e)	extend any loans in excess of CAD$50,000 to any Person, other than travel, relocation or other expense advances to employees in the ordinary course of business;

(f)
except in connection with the Company Financing, issue, redeem or repurchase any shares of its capital stock, other than pursuant to options, warrants or other rights existing on the date hereof or granted between the date hereof and the Effective Time to employees and other service providers in the ordinary course of business and pursuant to the terms of the arrangements with such employees and service providers; or

(g)	agree to do any of the foregoing.

Section 5.02         Access to Information.

From the date hereof until and including the Effective Date, the Company and each Company Subsidiary shall (a) continue to give Parent, its counsel and other representatives access to the offices, properties and Books and Records of the Company and each Company Subsidiary during normal business hours upon reasonable notice, (b) furnish to Parent, its counsel and other representatives such information relating to the Business as such Persons may reasonably request and (c) cause the employees, counsel, accountants and representatives of the Company and each Company Subsidiary to cooperate with Parent in its investigation of the Business; provided that no investigation pursuant to this Section 5.02 (or any investigation prior to the date hereof) shall affect any representation or warranty given by the Company.

Section 5.03         Notices of Certain Events.

The Company shall promptly notify Parent of:

(a)
any notice or other communication from any Person alleging or raising the possibility that the consent of such Person is or may be required in connection with the Transactions or that the Transactions might give rise to any claims or causes of action or other rights by or on behalf of such Person or result in the loss of any rights or privileges of the Company or any Company Subsidiary to any such Person;

(b)	any notice or other communication from any regulatory or Governmental Authority in connection with the Transactions;

(c)
any Actions commenced or threatened against, relating to or involving or otherwise affecting the Company, any Company Subsidiary or the Business or that relate to the consummation of the Transactions; and

(d)	the occurrence of any fact or circumstance which make any representation made hereunder by the Company false in any material respect.

Section 5.04         Reporting and Compliance With Law.

From the date hereof through the Effective Date, the Company and each Company Subsidiary shall duly and timely file all Tax Returns required to be filed with Governmental Authorities, pay any and all Taxes required by any Governmental Authority and duly observe and conform, in all material respects, to all applicable Laws.

ARTICLE VI
COVENANTS OF ALL PARTIES

Section 6.01         Provisions Relating to Exclusivity.

(a)
Each of the Company and Parent, for themselves and each of their Affiliates, agrees to the respective provisions of this Section 6.01 from the date hereof to the date of termination of this Agreement (the “Exclusivity Period”).

(b)
In consideration of Section 6.01(g), Parent and the Company acknowledge and agree that from and after the date hereof and until the required approval of the Arrangement by the  Company Shareholders and by Parent Stockholders  is obtained, the discussions and  negotiations of the Company with Parent shall be on a non-exclusive basis and the Company shall be permitted to continue, commence or otherwise carry on discussions relating to a possible alternate transaction with those Persons listed on Schedule 6.01(b) and with any other Person, without restriction. In this connection the Company and each of its respective officers, directors, employees, agents, affiliates and advisors, as applicable (collectively, the “Company Representatives”): (i) are free to deal directly or indirectly with any Person with respect to negotiating, entering into and/or completing a transaction regarding the acquisition of or investment in the Company (whether by way of merger, purchase of capital stock, purchase of assets or otherwise) of all or substantially all of the capital stock or assets of the Company (a “Potential Transaction”), (ii) are free to provide information or documentation with respect to the Company to any Person, and (iii) may enter into an agreement with any Person providing for a Potential Transaction.

(c)
Subject to Section 6.02(a), beginning on March 15, 2009 and during the balance of the Exclusivity Period or, in the event that the Proxy Statement has not been mailed to the Stockholders of the Parent prior to April 7, 2009, until April 7, 2009, the Company and the Company Representatives shall deal, directly or indirectly, exclusively with Parent regarding a Potential Transaction and, without the prior written consent of Parent, the Company and the Company Representatives, directly or indirectly, will not (i) encourage, solicit, initiate discussions or engage in negotiations with any person (whether such negotiations are initiated by the Company, a Company Representative or otherwise), other than Parent, relating to a Potential Transaction, (ii) provide information or documentation with respect to the Company to any Person, other than Parent, or a person designated by Parent relating to a Potential Transaction, or (iii) enter into an agreement with any person, other than Parent or a person designated by Parent, providing for a Potential Transaction.

(d)
Notwithstanding the provisions of Section 6.01(a)-(c), the Company will have the right to pursue, negotiate and enter into and complete a joint venture, partnership, teaming arrangement or other strategic alliance with any Person with respect to the Company’s Electronic Systems business (the “ES Business Transaction”) at any time, whether before or after the required approval of the Arrangement by the  Company Shareholders is obtained.

(e)
During the Exclusivity Period, Parent and its respective officers, directors, employees, agents, affiliates and advisors, as applicable (collectively, the “Parent Group Representatives”) shall deal, directly or indirectly, exclusively with the Company regarding an acquisition or investment by Parent (whether by way of merger, purchase of capital stock, purchase of assets or otherwise) and, without the prior written consent of the Company, will not (i) encourage, solicit, initiate discussions or engage in negotiations with any person (whether such negotiations are initiated by Parent, the Parent Group Representatives or otherwise, other than the Company, relating to the possible acquisition of or investment in any other company by Parent (whether by way of merger, purchase of capital stock, purchase of assets or otherwise) or any material portion of the capital stock or assets of any other company by the Purchaser (a “Potential Alternative Transaction”), (ii) receive or review any information or documentation with respect to any other company from any Person, other than the Company, relating to a Potential Alternative Transaction or (iii) enter into an agreement with any Person, other than the Company or a Person designated by the Company, providing for a Potential Alternative Transaction.

(f)
During the Exclusivity Period and subject in all cases to the confidentiality provision of this Agreement and the Confidentiality Agreement, the Company and the Company Subsidiaries shall afford, and, with respect to clause (ii) below, the Company shall request its accountants to afford, to the officers, accountants, counsel and other representatives of Parent reasonable access to the properties, books, records (including tax returns filed and those in preparation) and executive personnel of the Company and the Company Subsidiaries so that (i) Parent may have a full opportunity to make such investigation as it reasonably desires to make of the Company and the Company Subsidiaries, and (ii) the accountants of Parent have full access, to the extent applicable, to the audit work papers and other records of the independent chartered accountants of the Company and the Company Subsidiaries. Additionally, upon reasonable notice by Parent to the Company and at the times and in accordance with the procedures to be mutually agreed upon by Parent and the Company, and subject in all cases to the terms and conditions of the confidentiality provisions of this Agreement and the Confidentiality Agreement, the Company will permit Parent and its representatives to make such reasonable inspections of the Company and its operations (and those of the Company Subsidiaries) as Parent may reasonably require and the Company will cause its officers (and the Company Subsidiaries’ officers) to furnish Parent with such financial and operating data and other information with respect to the business and properties of the Company and the Company Subsidiaries as Parent may from time to time reasonably request.

(g)
In consideration of the substantial time, cost and financial risk for Parent and in the process of moving toward a successful Transaction and in light of the non-exclusive nature of the arrangements between the Company and Parent, the Company agrees to pay to Parent or its designate a break fee of U.S.$5.0 million (the “Break Fee”) in the event that: (a) this Agreement has not been terminated during the Exclusivity Period pursuant to (i) Section 8.01, (ii) Section 8.02(a), due to a breach or failure by Parent to fulfill its obligations under this Agreement,  or (iii) Section 8.02(c); (b) Parent has not announced another Potential Alternative Transaction on or prior to the completion of a Potential Transaction, and (c) the Company is successful in completing a Potential Transaction with (i) one or more of the entities listed on Schedule 6.01(b) by April 30, 2010, (ii) a Person not listed on Schedule 6.01(b) that makes an unsolicited bid for a majority of the Company’s capital stock on or prior to April 17, 2009 with the purpose of taking control of the Company, or (iii) an entity that makes a Superior Proposal. If and when the Break Fee becomes due, the Company shall within five (5) Business Days thereof and following the termination of this Agreement and the Transactions, pay the entire Break Fee by wire transfer of immediately available funds to Parent or its designee to an account designated by Parent. For greater certainty, no Break Fee will be payable in the event that the Parent Stockholders vote against the Parent Stockholder Proposals relating to the Arrangement at the Parent Stockholders Meeting, provided that the Company proceeds expeditiously and in good faith towards approval of the Arrangement Resolution by the Company Shareholders.

(h)
The Company also agrees that in the event that: (a) this Agreement has not been terminated during the Exclusivity Period pursuant to (i) Section 8.01, (ii) Section 8.02(a), due to a breach or failure by Parent to fulfill its obligations under this Agreement, or (iii) Section 8.02(c); (b) Parent has not announced another Potential Alternative Transaction on or prior to the completion of a Potential Transaction,  and  (c) the Company is successful in completing by April 30, 2010 a Potential Transaction with a Person that the Company has provided information to or entered into negotiations with prior to April 17, 2009, and no Break Fee is otherwise payable pursuant to Section 6.01(g), the Company’s only obligation to Parent under this Article 6 in connection with such Potential Transaction will be to reimburse Parent for its reasonable costs and expenses incurred in connection with its negotiations with the Company in respect of the Transactions from and after January 6, 2009, up to a maximum of CAD$500,000 (the “Reimbursement Fee”). If and when the Reimbursement Fee becomes due, the Company shall within five (5) Business Days thereof and following the termination of this Agreement and the Transactions, pay the entire Reimbursement Fee by wire transfer of immediately available funds to Parent or its designee to an account designated by Parent. For greater certainty, the Reimbursement Fee will not be payable in the event that the Parent Stockholders vote against the Parent Stockholder Proposals at the Parent Stockholders Meeting, provided that the Company proceeds expeditiously and in good faith towards approval of the Arrangement Resolution by the Company Shareholders.

Section 6.02         Superior Proposal.

(a)
At any time during the Exclusivity Period, the Company Board may furnish information to, and enter into discussions with, a Person who has made an unsolicited written proposal or offer regarding an Acquisition Proposal (as defined below), and with respect to which (i) the Company Board has determined, in its good faith judgment (after consultation with its financial advisor), that such proposal or offer constitutes or could reasonably be expected to result in a Superior Proposal (as defined below), (ii) the Company Board has determined, in its good faith judgment after consultation with outside legal counsel, that, in light of such Superior Proposal, the failure to furnish such information or to enter into such discussions would result in a breach of its fiduciary obligations under applicable Law, (iii) the Company Board has provided written notice to Parent of its intent to furnish information or enter into discussions with such Person at least three Business Days prior to taking any such action, and (iv) the Company Board has obtained from such Person an executed confidentiality agreement containing confidentiality provisions no less favourable to the Company than those contained in the Confidentiality Agreement, provided that such confidentiality agreement shall not preclude such Person from making the Acquisition Proposal. Upon the receipt of a Superior Proposal, the Company shall be entitled to withdraw the Recommendation, and terminate this Agreement and the Transactions immediately prior to entering into a binding agreement relating to the Superior Proposal.

(b)
The Company agrees that in addition to the obligations of the Company set forth in paragraph (a) of this Section 6.02, immediately upon receipt thereof, the Company shall advise Parent in writing of any request for information or any Acquisition Proposal, or any inquiry, discussions or negotiations with respect to any Acquisition Proposal and the terms and conditions of such request for information, Acquisition Proposal, inquiry, discussions or negotiations and the Company shall promptly provide to Parent copies of any written materials received by the Company in connection with any of the foregoing, and the identity of the Person or group making any such request for information, Acquisition Proposal or inquiry or with whom any discussions or negotiations may be taking place.  The Company agrees that it shall keep Parent informed of the status, terms and material details (including amendments or proposed amendments) of any such request for information, Acquisition Proposal or inquiry and keep Parent informed as to the details of any information requested of or provided by the Company and as to the status and material terms of all substantive discussions or negotiations with respect to any such request, Acquisition Proposal or inquiry.  The Company agrees that it shall simultaneously provide to Parent any non-public information concerning the Company that may be provided to any other Person or group in connection with any Acquisition Proposal which was not previously provided to Parent.

(c)
The Company shall as promptly as practicable reaffirm the Recommendation of the Transaction by press release after any written Acquisition Proposal (which is determined not to be a Superior Proposal) is publicly announced or made.

(d)
“Acquisition Proposal” means any proposal or offer for a transaction, consolidation, business combination, sale or other transfer or disposition of substantial assets, sale, exchange, transfer of, or take-over bid for, shares of capital stock or other similar transaction (other than the Transactions) involving the Company or any Company Subsidiary.

(e)
“Superior Proposal” means a  unsolicited  bona fide written offer made by a third party to consummate an Acquisition Proposal during the Exclusivity Period on terms (including conditions to consummation of the contemplated transaction) that the Company Board determines, in its good faith judgment (after consultation with its financial advisor), to be more favourable to the Company Shareholders, from a financial point of view, than the Transactions contemplated in this Agreement, is reasonably capable of being consummated, and in respect of which, if the consideration is to be paid in cash or partly in cash, the third party has made at that time, in the good faith judgment of the Company Board, adequate arrangements to ensure that the required funds are available to effect payment in full for all securities of the Company that the third party has offered to acquire.

Section 6.03         Best Efforts; Further Assurances.

Subject to the terms and conditions of this Agreement, each party shall use its commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary or desirable under applicable Laws to consummate and implement expeditiously the Transactions contemplated by this Agreement, in the case of the Company, as reasonably requested by Parent, including promptly providing updated financial statements and financial information for use in the Proxy Statement or other public filings, as requested by Parent, and, in the case of Parent, all information reasonably requested by the Company which is required or appropriate for inclusion in the Circular, a prospectus to be filed in connection with the Company Financing (which Circular and related documents will be subject to the Parent’s approval, not to be unreasonably withheld) or any other document required to be prepared by the Company pursuant to Canadian Securities Laws and/or the rules and policies of the TSX in connection with the Transactions or any amendments or supplements thereto. The parties hereto shall execute and deliver such other documents, certificates, agreements and other writings and take such other actions as may be necessary or desirable in order to consummate or implement expeditiously the Transactions contemplated by this Agreement.

Section 6.04         Publicity; Securities Law Filings.

Subject to Section 6.04, from the date hereof through the Effective Date, no public release or announcement concerning this Agreement, the Arrangement or the other Transactions contemplated hereby shall be issued by any party without the prior consent of Parent and the Company (which consent shall not be unreasonably withheld or delayed), except as such release or announcement may be required by Law or the rules or regulations of any United States, Canadian or foreign securities exchange, in which case the party required to make the release or announcement shall allow the other parties reasonable time to comment on such release or announcement in advance of such issuance; provided, however, that the Company and Parent may, in consultation with each other, make internal announcements to their respective employees that are consistent with the parties’ prior public disclosures regarding the Transactions after reasonable prior notice to and consultation with the other. Parent will prepare and file one or more Current Reports on Form 8-K pursuant to the Exchange Act to report required information under US Securities Laws (including information required by Form 10) in connection with the execution of this Agreement and the other Transaction Documents, as well as to file additional proxy solicitation materials.  Any language included in such Current Report that reflects the Company’s comments, as well as any text as to which the Company has not commented after being given a reasonable opportunity to do so, shall, be deemed to have been approved by the Company and may thereafter be used by Parent in other filings made by it with the SEC and in other documents distributed by Parent in connection with the Transactions without further review or consent of the Company. Parent acknowledges that the Company will prepare and file one or more material change reports on Form 51-102F3 pursuant to the Canadian Securities Laws to report the execution of this Agreement and the other Transaction Documents, as well as file any other documents that may be required to be prepared by the Company pursuant to Canadian Securities Laws and/or the rules and policies of the TSX in connection with the Transactions.  Any language included in such documents that reflects Parent’s comments, as well as any text as to which Parent has not commented after being given a reasonable opportunity to do so, shall be deemed to have been approved by Parent and may thereafter be used by Company in other filings made by it with the Canadian Securities Regulators and in other documents distributed by Company in connection with the Transactions without further review or consent of Parent.

Section 6.05         Confidentiality.

Except as otherwise required by law, no party shall disclose to any other Person or use (whether for the account of any such party or any other party) any confidential information or proprietary work product of (i) Parent, the Purchaser or their advisors, without the prior written consent of Parent, or a person authorized thereby, or (ii) the Company, any Company Subsidiary, or their advisors, without the prior written consent of the Company; provided, however, that any such party may disclose or use any such information (a) as has become generally available to the public other than through a breach of this Agreement or the Confidentiality Agreement by such party or any of its Affiliates and representatives, (b) as becomes available to such party on a non-confidential basis from a source other than any other party hereto or such other party’s Affiliates or representatives, provided that such source is not known or reasonably believed by such party to be bound by a confidentiality agreement or other obligations of secrecy, (c) as may be required in any report, filing, statement or testimony required to be submitted to any Governmental Authority having or claiming to have jurisdiction over it, or as may be otherwise required by applicable Law, or as may be required in response to any summons or subpoena or in connection with any litigation, (d) as may reasonably be required to obtain any consent from a Governmental Authority or other Person required in order to consummate the transactions contemplated by this Agreement, or (e) as may be necessary to establish such party’s rights under this Agreement.  In the event a party believes that it is required to disclose any such confidential information pursuant to applicable Laws, such party shall give timely written notice to the other party so that such other party may have an opportunity to obtain a protective order or other appropriate relief.

Section 6.06         Current Information.

During the period from the date of this Agreement to the Effective Time, each of the Company and Parent shall cause one or more of its designated representatives to confer with representatives of the other party on a monthly basis regarding its business, operations, properties, assets and financial condition and matters relating to the completion of the Transactions contemplated herein. On a monthly basis, the Company agrees to provide Parent, and Parent agrees to provide the Company, with internally prepared profit and loss statements no later than 20 Business Days after the close of each fiscal month, including the month of December 2008 and each month thereafter. Parent shall file the Parent SEC Documents with the SEC, and the Company shall make its required filings with the Canadian Securities Regulators on a timely basis, and shall provide a draft report to each other at least one Business Day prior to the proposed filing date.

Section 6.07         Tax Matters.

The Company shall prepare or cause to be prepared and file or cause to be filed on a timely basis all Tax Returns with respect to the Company and the Company Subsidiaries for all taxable periods ending on or prior to the Effective Date.  Such Tax Returns shall be true, correct and complete, shall be prepared on a basis consistent with the similar Tax Returns for the immediately preceding periods and shall not make, amend, revoke or terminate any election or change any accounting practice or procedure without Parent’s consent.  The Company shall give a copy of each such Tax Return to Parent with sufficient time for its review and comment prior to filing.  After the Effective Date, Parent will permit the Company to have reasonable access to Parent’s respective officers, directors, employees, agents, assets and properties and all relevant Books and Records relating to the Business and assets of the Company during normal business hours and will furnish to the Company such information, financial records and other documents relating to the Company and the Business as may reasonably be requested, provided, however, that such access and information is reasonably related to the completion of the Tax Returns the Company is required to file pursuant to this Section 6.07.

For purposes of this Agreement, any Taxes for a period which includes but does not end on the Effective Date shall be allocated between the period through and including the Effective Date (the “Effective Date Period”) and the balance of the period based on an interim closing of the books as of the Effective Time, provided, however, that any real property or personal property taxes and any annual exemption amounts shall be allocated based on the relative number of days in the Effective Date Period and the balance of the period.

Section 6.08         Indemnification.

(a)
From and after the Effective Time, Parent will, and will cause the Company to, fulfill and honor in all respects the obligations of the Company pursuant to any indemnification agreements between the Company and its directors and officers immediately prior to the Effective Time (the “Indemnified Parties”), subject to applicable Law.  The constitutional documents and bylaws of Parent and the Company will contain provisions with respect to exculpation and indemnification that are at least as favorable to the Indemnified Parties as those constitutional document and bylaws of the Company as in effect on the date hereof, which provisions will not be amended, repealed or otherwise modified for a period of six years from the Effective Time in any manner that would adversely affect the rights thereunder of individuals who, immediately prior to the Effective Time, were directors, officers, employees or agents of the Company, unless such modification is required by Law.

(b)
For a period of three years after the Effective Time, Parent will, and will cause the Company to, use all reasonable efforts to cause to be maintained directors’ and officers’ liability insurance maintained by the Company covering those persons who are covered by the Company’s directors’ and officers’ liability insurance policy as of the date hereof on terms comparable to those applicable to the current directors and officers of the Company for a period of three years; provided, however, that in no event will Parent or the Company be required to expend in excess of one hundred percent (100%) of the annual premium currently paid by the Company for such coverage (and to the extent the annual premium would exceed one hundred percent (100%) of the annual premium currently paid by the Company for such coverage, Parent and the Company shall use all reasonable efforts to cause to be maintained the maximum amount of coverage as is available for such one hundred percent (100%) of such annual premium).

(c)
This Section 6.08 is intended to be for the benefit of, and shall be enforceable by, the Indemnified Parties and their heirs and personal representatives and shall be binding on each of Parent and the Company and its successors and assigns.  In the event either Parent or the Company or its successor or assign (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity in such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any Person, then, and in each case, proper provision shall be made so that the successor and assign of Parent or the Company, as the case may be, honor the obligations set forth with respect to Parent or the Company, as the case may be, in this Section 6.08.

Section 6.09         Company Meeting.

Subject to the terms of this Agreement, the Company shall cause the Company Meeting to be duly called and held as soon as practicable after the date of this Agreement for the purpose of voting on the Arrangement Resolution.  The Company Meeting shall be held no later than March 16, 2009 unless otherwise agreed by the Company and Parent, each acting reasonably.  The Company shall provide notice to Parent of the Company Meeting and allow Parent’s representatives to attend the Company Meeting.  The Company shall conduct the Company Meeting in accordance with the rules of the TSX, the OBCA, the by-laws of the Company and as otherwise required by applicable Laws.  The Company Board shall (i) include the Recommendation in the Circular, and (ii) use its commercially reasonable efforts to obtain the necessary vote by the Company Shareholders in favour of the Arrangement Resolution.  The Company Board shall not withdraw, amend, modify or qualify in a manner adverse to Parent the Recommendation (or announce its intention to do so), except that, prior to the receipt of the Company Shareholders approval, the Company Board shall be permitted to withdraw the Recommendation, following three Business Days’ prior notice to Parent, if the Company has entered into an agreement for a Potential Transaction.

Section 6.10         Purchaser.

Parent shall cause and shall take all action necessary to cause Purchaser to perform its obligations under this Agreement and to consummate the Transactions on the terms and subject to the conditions set forth in this Agreement.

Section 6.11         Resignation of Directors and Officers.

At or before the Effective Time, Parent shall cause each Person who is a director and officer of Parent, other than such Persons set out on Schedule 6.11, to voluntarily submit his or her written resignation as a director or officer of Parent, as the case may be, which will be effective at the Effective Time and Parent shall cause such resignations and election of replacement directors of Parent to be seriatim, such that the Board of Directors of Parent and officers of Parent immediately after the Effective Time will consist of the individuals set out on Schedule 6.11.

ARTICLE VII
CONDITIONS

Section 7.01         Condition to the Obligations of the Company, Parent and the Purchaser

The obligations of the Company, Parent and the Purchaser to consummate the Transactions are subject to the satisfaction of all the following conditions:

(a)	Interim Order. The Interim Order shall have been obtained in form and substance satisfactory to each of the Company and Parent, acting reasonably.

(b)
Final Order.  The Court will have determined that the issuance of the Parent Common Stock to the Company Shareholders pursuant to the terms of the Arrangement is fair to the Company Shareholders, prior to issuing the Final Order and will have granted the Final Order, which Final Order shall be in form and substance satisfactory to each of the Company and Parent, acting reasonably, and shall not have been set aside or modified in a manner unacceptable to such parties on appeal or otherwise.

(c)
Stockholder Approvals. This Agreement and the Transactions contemplated hereby shall have been approved by the requisite vote of the stockholders of the Company and Parent, and the issuance of Parent Common Stock in connection with the Arrangement and the other Parent Stockholder Proposals shall have been approved by the requisite vote of the Parent Stockholders.

(d)
Approvals.  All other authorizations, consents, orders, declarations or approvals of, or filings with, or terminations or expirations of waiting periods imposed by, any Governmental Authority which the failure to obtain, make or occur would have the effect of making the Arrangement or any of the Transactions illegal shall have been given or shall be in effect.

(e)
Laws. No provision of any applicable Law shall prohibit or impose any condition on the consummation of the Transactions or limit in any material way Parent’s right to control or operate the Purchaser, the Company or any of the Company Subsidiaries or any material portion of the Business.

(f)	Third-Party Proceedings. There shall not be pending or threatened any proceeding by a third-party to enjoin or otherwise restrict the consummation of the Transactions.

(g)	Exchange Listing. As of the Effective Time, the shares of Parent Common Stock issued in connection with the Arrangement shall be quoted and approved for listing on the NYSE Alternext US.

(h)
Conversion Rights.  At or prior to the Parent Stockholders’ Meeting, holders of less than thirty percent (30%) of the IPO Shares (as such term is defined in Parent’s Certificate of Incorporation) shall have demanded that Parent convert their IPO Shares into cash pursuant to the terms of the Parent’s Charter Documents.

Section 7.02         Conditions to Obligations of Parent and the Purchaser.

The obligation of Parent and the Purchaser to consummate the Transactions is subject to the satisfaction, or the waiver at Parent’s and the Purchaser’s sole and absolute discretion, of all the following further conditions:

(a)
Representations and Warranties. The representations and warranties of the Company contained in this Agreement shall be true and correct as of the Effective Time, with the same effect as though such representations and warranties were made on and as of the Effective Time (provided that any representation and warranty that addresses matters only as of a certain date shall be true and correct as of that certain date), except as otherwise specifically permitted by this Agreement and except where the failure of any such representation and warranty to be true and correct in all material respects would not result in or would not be reasonably likely to result in a Company Material Adverse Effect.

(b)
Performance of Obligations. The Company shall have performed and complied with all covenants, undertakings, obligations, agreements and conditions to be performed or complied with by it at or before the Effective Time pursuant to the terms of the Transaction Documents, except where the failure to so perform or comply would not result in or would not be reasonably likely to result in a Company Material Adverse Effect.

(c)	Company Material Adverse Effect. Between the date hereof and the Effective Date, there shall not have occurred a Company Material Adverse Effect.

(d)
Dissent Rights.  Company Shareholders representing in the aggregate 10% or more of the issued and outstanding Company Common Stock immediately prior to the Effective Date shall not have validly exercised Dissent Rights.

(e)
Consents.  Each of the consents referred to in Section 3.04 shall have been obtained, except where the failure to obtain any such consent would not result in or would not be reasonably likely to result in a Company Material Adverse Effect.

(f)
Regulatory Filings. All necessary regulatory or governmental approvals and consents required to consummate the transactions contemplated hereby (other than immaterial government permits) shall have been obtained without any term or condition which would materially impair the value of the Company. All conditions required to be satisfied prior to the Effective Time by the terms of such approvals and consents shall have been satisfied, and any and all statutory waiting periods in respect thereof shall have expired.

(g)
Updated Schedules. Parent shall have received updated Schedules to this Agreement as of a date within three (3) Business Days of the Effective Date.  Such updated Schedules shall include the Financial Statements and financial statements for any subsequent annual or interim period that would be required under GAAP.

(h)	Transaction Documents. The Transaction Documents to be executed and delivered by the Company shall have been duly executed by the Company and delivered to Parent.

(i)
Certificate of Officer.  Parent shall have received a certificate dated the Effective Date and signed by the Chief Executive Officer of the Company, certifying that the conditions specified in this Section 7.02 have been satisfied.

(j)
Lender Arrangements.  The Company shall have entered into a revised arrangement with its senior secured lenders with respect to the outstanding credit facilities provided to the Company and the Company Subsidiaries by such lenders, including with respect to the warrants issued and issuable to such lenders in connection with such facilities, that is satisfactory to Parent, acting reasonably.

(k)	Lock-up Agreements. Each of the persons listed on Schedule 7.02(k)(A) shall have entered into a lock-up agreement in the form attached as Schedule 7.02(k)(B).

Section 7.03         Conditions to Obligations of the Company.

The obligation of the Company to consummate the Transactions is subject to the satisfaction, or the waiver at the Company’s discretion, of all the following further conditions:

(a)
Representations and Warranties. The representations and warranties of Parent contained in this Agreement shall be true and correct as of the Effective Time, with the same effect as though such representations and warranties were made on and as of the Effective Time (provided that any representation and warranty that addresses matters only as of a certain date shall be true and correct as of that certain date), except as otherwise specifically permitted by this Agreement and except where the failure of any such representation and warranty to be true and correct in all material respects would not result in or would not be reasonably likely to result in a Parent Material Adverse Effect.

(b)
Performance of Obligations. Each of Parent and the Purchaser shall have performed and complied with all covenants, undertakings, obligations, agreements and conditions to be performed or complied with by it at or before the Effective Time pursuant to the terms of the Transaction Documents, except where the failure to so perform or comply would not result in or would not be reasonably likely to result in a Parent Material Adverse Effect.

(c)	Parent Material Adverse Effect. Between the date hereof and the Effective Date, there shall not have occurred a Parent Material Adverse Effect.

(d)
Dissent Rights.  Company Shareholders representing in the aggregate 10% or more of the issued and outstanding Company Common Stock immediately prior to the Effective Date shall not have validly exercised Dissent Rights.

(e)
Regulatory Filings. All necessary regulatory or governmental approvals and consents required to consummate the transactions contemplated hereby (other than immaterial government permits) shall have been obtained without any term or condition which would materially impair the value of Parent. All conditions required to be satisfied prior to the Effective Time by the terms of such approvals and consents shall have been satisfied, and any and all statutory waiting periods in respect thereof shall have expired.

(f)	Transaction Documents. The Transaction Documents to be executed and delivered by Parent and/or the Purchaser shall have been duly executed by Parent and/or the Purchaser and delivered to the Company.

(g)	Updated Schedules. The Company shall have received updated schedules to this Agreement relating to Parent as of a date within three (3) Business Days of the Effective Date.

(h)
Company RSU Plan and Company Warrants. Parent will have adopted the Company RSU Plan and the Company Warrants and will have approved and reserved for issuance the aggregate  number of shares of Parent Common Stock that may be issued after the Effective Time pursuant to the exercise of the Company RSUs and Company Warrants, as adopted by Parent.

(i)	Board of Directors and Officers. The board of directors of Parent and officers of Parent shall be constituted as determined pursuant to Section 6.11.

(j)	Trust Account. At the Effective Time, Parent shall have in the Trust Account no less than an amount equal to U.S.$70.0 million.

(k)
Release of Trust Funds. Parent will have delivered to the Trustee pursuant to the Investment Trust Management Agreement a notice triggering the release of funds from the Trust Account to Parent forthwith after completion of the Arrangement.

(l)
Certificate of Officer. The Company shall have received a certificate dated the Effective Date and signed by the Chief Financial Officer of Parent, certifying that, the conditions specified in this Section 7.03 have been satisfied.

(m)
Lender Arrangements. The Company shall have entered into a revised arrangement with its senior secured lenders with respect to the outstanding credit facilities provided to the Company and the Company Subsidiaries by such lenders, including with respect to the warrants issued and issuable to such lenders in connection with such facilities, that is satisfactory to the Company, acting reasonably.

ARTICLE VIII
TERMINATION, AMENDMENT AND WAIVER

Section 8.01         Termination by Mutual Consent.

This Agreement may be terminated and the Transactions may be abandoned at any time prior to the Effective Date, whether before or after the approvals at the Company Meeting or Parent Stockholders Meeting referred to in Section 6.10 or Section 2.05 respectively, by mutual written consent of the Company and Parent.

Section 8.02         Termination by Parent or the Company.

This Agreement may be terminated and the Transactions may be abandoned at any time prior to the Effective Date by action of the Board of Directors of either Parent or the Company if:

(a)
The Transactions shall not have been completed by the Drop Dead Date, whether such date is before or after the date of the stockholder approvals referred to in Section 7.01(c) (the “Termination Date”);

(b)	The approval of the Company Shareholders required by Section 7.01(c) shall not have been obtained at the Company Meeting duly convened therefor or at any adjournment or postponement thereof;

(c)
The approval of the Parent Stockholders referred to in Section 7.01(c) shall not have been obtained at the Parent Stockholder Meeting duly convened therefor or at any adjournment or postponement thereof; or

(d)	Any Governmental Authority of competent jurisdiction shall have issued a non-appealable final Order permanently restraining, enjoining or otherwise prohibiting the consummation of the Transactions;

provided, however, that the right to terminate this Agreement pursuant to paragraph (a), (b) or (c) above shall not be available to any party that has breached or failed to fulfill any of its obligations under this Agreement in any manner that shall have caused the occurrence of the failure of the Transactions to occur before the Termination Date or the failure to obtain the approval of the Company Shareholders or the Parent Stockholders.

Section 8.03         Termination for Breach of Representations and Warranties.

This Agreement may be terminated and the Transactions may be abandoned at any time prior to the Effective Date:

(a)
By the Company, subject to its having complied and being in compliance with all of its obligations under this Agreement, in the event of a material breach by a Purchaser Party of any representation, warranty, covenant or agreement made by it contained in this Agreement or if any representation or warranty made by a Purchaser Party shall have become untrue, in either case such that the conditions set forth in Section 7.03(a) or (b) would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue, and if such breach or inaccuracy shall not be cured within twenty (20) Business Days after delivery of written notice thereof by the Company to Parent;

(b)
By a Purchaser Party, subject to its having complied and being in compliance with all of its obligations under this Agreement, in the event of a material breach by the Company of any representation, warranty, covenant or agreement made by it contained in this Agreement or if any representation or warranty made by the Company shall have become untrue, in either case such that the conditions set forth in Section 7.02(a) or (b) would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue, and if such breach or inaccuracy shall not be cured within twenty (20) Business Days after delivery of written notice thereof by the Purchaser Party to the Company;

(c)
By the Company, if any condition specified to be for the benefit of the Company under Section 7.01 or 7.03, other than a condition set out in Section 7.03(a) or (b), shall not have been satisfied on or prior to the date on which it is required to be satisfied and the provisions of Section 8.03(a) do not otherwise apply thereto; or

(d)
By Parent, if any condition specified to be for the benefit of Parent under Section 7.01 or 7.02, other than a condition set out in Section 7.02(a) or (b), shall not have been satisfied on or prior to the date on which it is required to be satisfied and the provisions of Section 8.03(b) do not otherwise apply thereto.

Section 8.04         Termination by Company in Connection with Potential Transactionor Superior Proposal

Subject to the requirements of Section 6.01(g) and 6.01(h), this Agreement may be terminated and the Transactions may be abandoned by the Company: (a) at any time prior to the date the required approval of the Arrangement by the  Company Shareholders and by Parent Stockholders is obtained, in connection with the completion of a Potential Transaction with a Person not set out on Schedule 6.01(b) as contemplated by Section 6.01(b); (ii) at any time following the date the required approval of the Arrangement by the  Company Shareholders and by Parent Stockholders is obtained and prior to the Effective Date, in connection with the completion of a Potential Transaction with a Person set out on Schedule 6.01(b) or with a Person not listed on Schedule 6.01(b) that makes an unsolicited bid for a majority of the Company’s capital stock on or prior to April 17, 2009 with the purpose of taking control of the Company as contemplated by Section 6.01(g)(c)(i)and (ii), or (iii) in connection with the entering into of a written binding agreement relating to a Superior Proposal as contemplated by Section 6.02(a).

Section 8.05         Termination by Parent in Certain Circumstances

This Agreement may be terminated and the Transactions may be abandoned at any time prior to the Effective Date by the Parent, upon written notice to the Company, on the earlier of (i) the date on which the Parent determines, acting reasonably and in good faith,  that the transactions contemplated by this Agreement cannot or are unlikely to be consummated because the conditions to the Parent’s and the Purchaser’s obligation to close set forth in Sections 7.01 and 7.02 have not or are unlikely to be met, unless such failure of consummation shall be due to the failure of the Parent or the Purchaser to perform or observe in all material respects the covenants and agreements hereof to be performed or observed by the Parent or the Purchaser.

Section 8.06         Effect of Termination and Abandonment.

In the event of the termination of this Agreement by Parent or Company as provided in this Article VIII, this Agreement shall forthwith become void and there shall be no liability hereunder on the part of the Company, Parent or the Purchaser or their respective officers or directors to perform any of their obligations hereunder. Notwithstanding the foregoing, no termination of this agreement shall affect the rights or obligations of the parties pursuant to Section 6.01(g).

ARTICLE IX
GENERAL PROVISIONS

Section 9.01         Waiver.

As contemplated in Parent’s prospectus dated April 2007 (the “Prospectus”), Parent has established the Trust Account, for the benefit of the “public stockholders” (as defined in the Prospectus) and that Parent may disburse monies from the Trust Account only (i) to the public stockholders in the event of the conversion of their shares or the liquidation of Parent (ii) to Parent (or the company resulting from the merger of Parent and such company) (a) concurrently or after it consummates an initial business combination (as described in the Prospectus), and (b) prior to the consummation of an initial business combination, to the extent of U.S.$1,600,000 in interest earned on the Trust Account (the “Released Interest”), net of taxes payable, which shall be released upon demand of Parent; and (iii) to the underwriters of Parent’s initial public offering, concurrently or after consummation of an initial business combination, but only after adjustment for amounts owing to public stockholders for which conversion rights have been exercised.  The Company hereby agrees that it does not have any right, title, interest or claim of any kind in or to any monies in the Trust Account (“Claim”) and hereby waives any Claim the Company may have in the future as a result of, or arising out of, this Agreement or any other negotiations, contracts or agreements between Parent and the Company and will not seek recourse against the Trust Account for any reason whatsoever.

Section 9.02         Survival of Representations and Warranties.

The representations and warranties of each of the Company, Parent and the Purchaser contained herein shall not survive the completion of the Transactions and shall expire and be terminated on the earlier of the termination of this Agreement in accordance with its terms and the Effective Time.

Section 9.03         Amendments, Modification and Waiver.

(a)
Except as may otherwise be provided herein, any provision of this Agreement may be amended, modified or waived by the parties hereto, by action taken by or authorized by their respective Boards of Directors, prior to the Effective Date if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by the Company and Parent or, in the case of a waiver, by the party against whom the waiver is to be effective; provided further, however, that, after the approval of this Agreement by the Company Shareholders, no such amendment shall be made except as allowed under applicable Law.

(b)
No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

Section 9.04         Notices.

All notices, requests, demands and other communications to any party hereunder shall be in writing and shall be given to such party at its address or telecopier number set forth below, or such other address or telecopier number as such party may hereinafter specify by notice to each other party hereto:

If prior to the Effective Time

if to Parent and the Purchaser, to:

Tailwind Financial Inc.
Brookfield Place
181 Bay Street, Suite 2040
Toronto, Canada M5J 2T3

Attention: Andrew McKay, Chief Executive Officer
Telecopy:  (416) 602-2423

with a copy (which shall not constitute notice) to:

Loeb & Loeb LLP
345 Park Avenue
New York, New York 10154

Attention:  Stan Johnson
Telecopy:  (212) 407-4990

If subsequent to the Effective Time

c/o Allen-Vanguard Corporation
2400 St. Laurent Blvd.
Ottawa, Ontario
K1G 6C4

Attention: Elisabeth Preston, Chief Legal Officer
Telecopy: (613) 747-7942

with a copy (which shall not constitute notice) to:

Lang Michener LLP
Brookfield Place, Suite 2500
181 Bay Street
Toronto, Canada M5J 2T7

Attention: Carl De Vuono

Telecopy: (416) 304-3755
if to the Company:

Allen-Vanguard Corporation
2400 St. Laurent Blvd.
Ottawa, Ontario
K1G 6C4

Attention: Elisabeth Preston, Chief Legal Officer
Telecopy: (613) 747-7942

with a copy (which shall not constitute notice) to:

Lang Michener LLP
Brookfield Place, Suite 2500
181 Bay Street
Toronto, Canada M5J 2T7

Attention: Carl De Vuono
Telecopy: (416) 304-3755

Each such notice, request or other communication shall be effective (i) if given by telecopy, when such telecopy is transmitted to the telecopy number specified herein and the appropriate answer back is received or, (ii) if given by certified or registered mail, seventy-two (72) hours after such communication is deposited in the mails with first class postage prepaid, properly addressed or, (iii) if given by any other means, when delivered at the address specified herein.

Section 9.05         Expenses

Each of Parent and the Company will pay their own expenses relating to the Transactions.

Section 9.06         Severability.

If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Transactions is not affected in any manner materially adverse to any party.  Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the Transactions be consummated as originally contemplated to the fullest extent possible.

Section 9.07         Entire Agreement; Assignment.

This Agreement, together with the Annexes, Exhibits and Schedules hereto and the Confidentiality Agreement, constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof.  This Agreement shall not be assigned (whether pursuant to a merger, by operation of law or otherwise) without the prior written consent of each party hereto.

Section 9.08         Parties in Interest.

This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

Section 9.09         Interpretation.

References herein to the “knowledge of the Company” shall mean the actual knowledge of any one of the Chief Executive Officer, Chief Financial Officer of the Company, Chief Legal Officer, Vice President of Sales and Vice President of ES.  References herein to the “knowledge of Parent” shall mean the actual knowledge of the “officers” of Parent (as such term is defined in Rule 3b-2 promulgated under the Exchange Act).  Whenever the words “include”, “includes” or “including” are used in this Agreement they shall be deemed to be followed by the words “without limitation”.  The phrase “made available” when used in this Agreement shall mean that the information referred to has been made available if requested by the party to whom such information is to be made available.  References to “hereof” shall mean this Agreement and references to the “date hereof” shall mean the date of this Agreement.  The parties acknowledge that the parties and their counsel have reviewed and revised this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any other agreement or document given pursuant to this Agreement.

Section 9.10         Specific Performance.

The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity.

Section 9.11         Governing Law.

This Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof, except to the extent mandatorily governed by the law of another jurisdiction.  Each of the parties hereto (a) irrevocably consents to the exclusive jurisdiction and venue of the Courts of the Province of Ontario in connection with any matter based upon or arising out of this Agreement or the matters contemplated herein, and (b) waives and covenants not to assert or plead any objection which they might otherwise have to such jurisdiction, venue and such process.

Section 9.12         Waiver of Jury Trial.

Each of the parties hereto hereby waives to the fullest extent permitted by applicable Law any right it may have to a trial by jury with respect to any litigation directly or indirectly arising out of, under or in connection with the Transaction Documents or the Transactions.  Each of the parties hereto (a) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce that foregoing waiver and (b) acknowledges that it and the other parties hereto have been induced to enter into the Transaction Documents and the Transactions, as applicable, by, among other things, the mutual waivers and certifications in this Section 9.12.

Section 9.13         Headings.

The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

Section 9.14         Ambiguities.

The parties acknowledge that each party and its counsel has materially participated in the drafting of this Agreement and consequently the rule of contract interpretation that, and ambiguities if any in, the writing be construed against the drafter, shall not apply.

Section 9.15         Counterparts.

This Agreement may be executed and delivered (including by facsimile or other electronic transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

Section 9.16         Adjustment.

In the event of any subdivision, consolidation, reclassification or other change to the Parent Common Stock or the Company Common Stock prior to the Effective Date, all appropriate adjustments shall be made, mutatis mutandis, in respect of the consideration payable in connection with the Arrangement.

Section 9.17         Currency.

For greater certainty, all dollar amounts expressed in this Agreement (unless otherwise expressly provided for herein) or in the Company Schedules (unless otherwise expressly provided for therein) are in Canadian dollars.

SIGNATURE PAGE FOLLOWS

IN WITNESS WHEREOF, Parent, the Purchaser and the Company have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

TAILWIND FINANCIAL INC.
By:
Name:
Title:

AV ACQUISITION CORP.
By:
Name:
Title:

ALLEN VANGUARD CORPORATION
By:
Name:
Title:

ANNEX B

THIRD AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION OF
ALLEN VANGUARD CORPORATION

Allen Vanguard Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “CORPORATION”), does hereby certify as follows:

1.   The name of the Corporation is Allen Vanguard Corporation. The date of filing of the Corporation’s original Certificate of Incorporation with the Secretary of State was June 30, 2006. The date of filing of the Corporation’s Amended and Restated Certificate of Incorporation with the Secretary of State was March 14, 2007.  The date of filing of the Corporation’s Second Amended and Restated Certificate of Incorporation with the Secretary of State was March 29, 2007.

2.   The Third Amended and Restated Certificate of Incorporation of Allen Vanguard Corporation, in the form attached hereto as EXHIBIT A, has been duly adopted in accordance with the provisions of Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware by the directors and stockholders of the Corporation.

3.   The Third Amended and Restated Certificate of Incorporation of Allen Vanguard Corporation so adopted reads in its entirety as set forth in EXHIBIT A attached hereto and is incorporated herein by reference.

4.   This Certificate shall be effective on the date of filing with the Secretary of State of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this Third Amended and Restated Certificate of Incorporation to be executed by its Chief Executive Officer on this ___day of _________, 2009.

Allen Vanguard Corporation

By:

Andrew A. McKay, Chief Executive Officer

EXHIBIT A

THIRD AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION OF
ALLEN VANGUARD CORPORATION

FIRST: The name of the corporation is Allen Vanguard Corporation (the “CORPORATION”).

SECOND: The registered office of the Corporation is to be located at 2711 Centerville Road Suite 400, in the City of Wilmington, County of New Castle, 19808. The name of its registered agent at that address is Corporation Service Company.

THIRD: The purpose of the Corporation shall be to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (“GCL”).

FOURTH: The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is 75,000,000 of which 70,000,000 shares shall be common stock of the par value of $.001 per share (“COMMON STOCK”) and 5,000,000 shares shall be preferred stock of the par value of $.01 per share (“PREFERRED STOCK”).

(A)  PREFERRED STOCK. The board of directors (the “BOARD”) is expressly granted authority to issue shares of the Preferred Stock, in one or more series, and to fix for each such series such voting powers, full or limited, and such designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof as shall be stated and expressed in the resolution or resolutions adopted by the Board providing for the issue of such series (a “PREFERRED STOCK DESIGNATION”) and as may be permitted by the GCL. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of all of the then outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, without a separate vote of the holders of the Preferred Stock, or any series thereof, unless a vote of any such holders is required pursuant to any Preferred Stock Designation.

(B)  COMMON STOCK. Except as otherwise required by law or as otherwise provided in any Preferred Stock Designation, the holders of the Common Stock shall exclusively possess all voting power and each share of Common Stock shall have one vote.

FIFTH: Except as the GCL may otherwise require, in the interim between annual meetings of stockholders or special meetings of stockholders called for the election of directors and/or the removal of one or more directors and the filling of any vacancy in that connection, newly created directorships and any vacancies in the Board, including unfilled vacancies resulting from the removal of directors for cause, may be filled by the vote of a majority of the remaining directors then in office, although less than a quorum (as defined in the Corporation’s Bylaws), or by the sole remaining director. All directors shall hold office until the expiration of their respective terms of office and until their successors shall have been elected and qualified. A director elected to fill a vacancy resulting from the death, resignation or removal of a director shall serve for the remainder of the full term of the director whose death, resignation or removal shall have created such vacancy and until his or her successor shall have been elected and qualified.

SIXTH: The following provisions are inserted for the management of the business and for the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

(A)  Election of directors need not be by ballot unless the by-laws of the Corporation so provide.

(B)  The Board shall have the power, without the assent or vote of the stockholders, to make, alter, amend, change, add to or repeal the by-laws of the Corporation as provided in the by-laws of the Corporation.

(C)  The directors in their discretion may submit any contract or act for approval or ratification at any annual meeting of stockholders or at any special meeting of stockholders called for the purpose of considering any such act or contract, and any contract or act that shall be approved or be ratified by the vote of the holders of a majority of the stock of the Corporation which is represented in person or by proxy at such meeting and entitled to vote thereat (provided that a lawful quorum of stockholders be there represented in person or by proxy) shall be as valid and binding upon the Corporation and upon all the stockholders as though it had been approved or ratified by every stockholder of the Corporation, whether or not the contract or act would otherwise be open to legal attack because of directors’ interests, or for any other reason.

(D)  In addition to the powers and authorities hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation; subject, nevertheless, to the provisions of the statutes of Delaware, of this Third Amended and Restated Certificate of Incorporation, and to any by-laws from time to time made by the stockholders; provided, however, that no by-law so made shall invalidate any prior act of the directors which would have been valid if such by-law had not been made.

SEVENTH:

(A)  A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the GCL, or (iv) for any transaction from which the director derived an improper personal benefit. If the GCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the GCL, as so amended. Any repeal or modification of this Paragraph (A) by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation with respect to events occurring prior to the time of such repeal or modification.

(B)  The Corporation, to the full extent permitted by Section 145 of the GCL, as amended from time to time, shall indemnify all persons whom it may indemnify pursuant thereto. Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative, or investigative action, suit or proceeding for which such officer or director may be entitled to indemnification hereunder shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized hereby.

EIGHTH: Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under Section 291 of Title 8 of the GCL or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under Section 279 of Title 8 of the GCL order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

ANNEX C

ALLEN VANGUARD CORPORATION
STOCK OPTION PLAN

April __, 2009

ARTICLE 1
INTERPRETATION

1.1	Purpose of Plan

The purpose of the Plan is (i) to develop the interests of officers and employees in the growth and development of Allen Vanguard Corporation (the “Corporation”) and its subsidiaries by providing such persons with the opportunity to acquire an increased proprietary interest in the Corporation, thereby more closely aligning the personal interests of such Optionees with those of the shareholders of the Corporation and (ii) to better enable the Corporation and its subsidiaries to compensate, attract, retain and motivate persons of desired experience and ability.

1.2	Definitions

In this Plan, unless there is something in the subject or context inconsistent therewith, the following terms shall have the following meanings:

(a)	“Board of Directors” means the Board of Directors of the Corporation;

(b)	“Common Stock” means the common stock of the Corporation;

(c)	“Convertible Securities” means securities issued by the Corporation which entitle the holder to acquire shares of Common Stock;

(d)	“Corporation” means Allen Vanguard Corporation and any successor or continuing corporation resulting from any form of corporate reorganization;

(e)
“Current Market Price” means the closing trading price per share of Common Stock on the Exchange on the date preceding the date of grant or if such Common Stock is not listed on any stock exchange at a price determined by the Board of Directors. If no trades are reported on the Exchange on such trading day, the trade occurring on the last day on which a trade took place preceding the date of grant, subject to the approval of the Board of Directors;

(f)
“Exchange” means, at any time, NYSE Alternext US Exchange if the Common Stock is listed and posted for trading thereon at such time or, at the discretion of the Board of Directors, the Toronto Stock Exchange if the Common Stock is listed and posted for trading thereon, or any other stock exchange upon which the shares of Common Stock are listed and posted for trading at such time;

(g)	“Exercise Price” means the price at which a share of Common Stock may be purchased pursuant to the exercise of a Vested Option;

(h)	“Expiry Date” means the date upon which an Option expires pursuant to the Option Agreement or section 4.2 of this Plan;

(i)	“Insider” means:

(i)	every director or senior officer of the Corporation;

(ii)	every director or senior officer of a corporation that is itself an insider or subsidiary of the Corporation;

(iii)
any person who beneficially owns, directly or indirectly, voting securities of the Corporation or who exercises control or direction over voting securities of the Corporation or a combination of both carrying more than 10% of the voting rights attached to all voting securities of the Corporation for the time being outstanding other than voting securities held by the person as underwriter in the course of a distribution; and

(iv)	the Corporation where it has purchased, redeemed or otherwise acquired any of its securities, for so long as it holds any of its securities.

(j)	“Option” means a right to purchase shares of Common Stock that is granted pursuant to this Plan;

(k)	“Option Agreement” means an agreement between the Corporation and a Participant pursuant to which an Option is granted to such Participant;

(l)	“Optionee” means a Participant to whom an Option has been granted pursuant to this Plan;

(m)
“Participant” means, at any time, a person who is an officer or employee of the Corporation or one of its subsidiaries (or a corporation wholly owned by such person or together with such person’s spouse and/or children) or a consultant (which may be a corporation) who provides on-going services to the Corporation or one of its subsidiaries;

(n)	“Plan” means the Allen Vanguard Corporation Stock Option Plan adopted on _________________ as amended thereafter;

(o)	“Plan Limit” has the meaning ascribed thereto in Section 3.1;

(p)
“Trading Blackout” means any restricted trading period imposed by the Corporation during which the directors and officers of the Corporation and its subsidiaries and specified employees are prohibited from trading in the securities of the Corporation;

(q)	“Unvested Option” means, at any time, an Option that is not exercisable at such time;

(r)	“Vesting Date” means the date upon which an Unvested Option vests so as to become a Vested Option; and

(s)	“Vested Option” means, at any time, an Option that is exercisable at such time.

1.3	Number and Gender

In this Plan, unless there is something in the subject or context inconsistent therewith, words importing the singular number include the plural, and vice versa, and words importing the masculine gender include the feminine and neuter genders, and vice versa.

1.4	No Effect on Employment or Retainer

Participation in this Plan by a Participant is entirely voluntary and does not affect the Participant’s employment or continued retainer by, or other engagement with, the Corporation or its subsidiaries. Neither this Plan nor the granting to a Participant of an Option hereunder of itself gives such Participant any right to continue to be a director, officer, employee or consultant of the Corporation or any of its subsidiaries.

None of the terms and conditions governing an Option shall be affected by any change in the terms of the Optionee’s employment by or engagement with the Corporation so long as the Optionee continues to be a Participant.

1.5	No Rights as Shareholder

An Optionee has no rights whatsoever as a shareholder in respect of a share of Common Stock to which he is entitled upon the valid exercise of a Vested Option unless and until he has validly exercised such Option and paid the Exercise Price and such share of Common Stock has been issued to him.

1.6	No Assurance of Value

The Corporation does not assure a profit or protect against a loss upon the exercise of any Option or the subsequent sale of any share of Common Stock acquired thereby. The Corporation assumes no responsibility relating to any tax liability of the Optionee by reason of any transaction entered into pursuant to this Plan.

1.7	No Limitations on Board of Directors

Nothing contained in this Plan shall or shall be deemed to restrict or in any way limit the rights and powers of the Board of Directors in relation to any allotment and issuance of any securities of the Corporation that are not reserved for issuance hereunder, subject to the regulations of the Exchange.

1.8	No Inconsistencies with Exchange Rules

This Plan is subject to the rules and regulations of the Exchange and any other exchange facility through which the Common Stock may be traded. To the extent that any provision of this Plan conflicts with any such rules and regulations, such rules and regulations shall govern and this Plan shall be deemed to be amended to be consistent therewith, and the Board of Directors of the Corporation be and is hereby authorized and empowered to do all such acts and things and to restate the Plan in accordance with any such deemed amendments without any further action or approval of the shareholders of the Corporation.

ARTICLE 2
ADMINISTRATION OF PLAN

2.1	Board of Directors Responsible

This Plan shall be administered by the Board of Directors. However, the Board of Directors may delegate to a committee thereof or to one or more officers of the Corporation the responsibility for administering the Plan or any portion thereof. Any reference in this Plan to the Board of Directors shall include a reference to such a committee or officer(s), as the case may be.

2.2	Decisions Final and Binding

All decisions and interpretations by the Board of Directors respecting this Plan or Options granted hereunder, including decisions as to adjustments in accordance with Section 6.1, shall be final and binding on the Corporation, all Optionees and Participants and their respective successors.

2.3	Regulatory Approvals

The administration of this Plan, including the grant or exercise of any Options pursuant hereto, is subject to receipt by the Corporation of all approvals, advance rulings, exemptions or registrations required or desired under applicable laws and regulations, including all approvals or registrations required by the Exchange or any other exchange facility through which the Common Stock may, from time to time, be traded.

2.4	Maintenance of Records

The Corporation will maintain all records relating to the administration of this Plan as may be necessary or advisable. Upon written request from an Optionee, the Corporation will furnish to that Optionee a statement indicating the number of Options held on his behalf.

2.5	Amendments to and Termination of Plan

2.5.1
Subject to paragraphs 2.5.2 and 2.5.4, the Board of Directors may at any time, without the approval of the Corporation’s shareholders, but subject to the receipt of any required regulatory approval, alter, amend or revise the terms and conditions of this Plan or of any outstanding Options or suspend, discontinue or terminate this Plan or any portion hereof, provided that, without the prior written consent of an Optionee, no such action shall adversely affect any Options previously granted to such Optionee and in respect of which the conditions of Section 4.3 hereof have been satisfied. Upon the suspension, discontinuance or termination of this Plan or any portion hereof, any Option granted prior thereto and in respect of which the conditions in Section 4.3 hereof have been satisfied shall remain exercisable in accordance with its terms as specified herein and in the Option Agreement.

2.5.2	Shareholder approval will be required for the following amendments to this Plan:

(a)	increasing the percentage of the issued and outstanding common shares of the Corporation that may be reserved for issuance under this Plan as set out in Section 3.1 hereof;

(b)	reducing the purchase price or exercise price of an Option;

(c)	extending the Expiry Date of an Option other than pursuant to Section 5.5 or Article 6;

(d)	the cancellation and reissue of an Option which indirectly reduces the exercise price of the Option;

(e)	increasing the levels of Insider or non-employee director participation under the Plan as set forth in Section 3.2 hereof;

(f)	permitting Options granted under this Plan to be transferable or assignable other than for estate settlement purposes as set out in this Plan; and

(g)	amending the definition of “Participant” to add any additional categories of persons eligible to receive Options under the Plan.

2.5.3	For greater certainty, the Board of Directors may from time to time, by resolution and without shareholder approval, make the following amendments to this Plan or any Option:

(a)	an addition to, deletion from or alteration of this Plan or an Option that is necessary to comply with applicable law or the requirements of any regulatory authority or stock exchange;

(b)	an amendment to correct or rectify any ambiguity, defective provision, error or omission in this Plan or an Option; and

(c)	any other amendment that does not require shareholder approval under paragraphs 2.5.2 and 2.5.4.

2.5.4
The Plan shall terminate on the third year anniversary of its effective date, as specified in Section 8.1, unless the Plan is approved for another maximum three year term by the shareholders of the Corporation at a meeting duly called for that purpose and all regulatory approvals have been obtained.

ARTICLE 3
RESERVATION AND ISSUANCE OF COMMON STOCK

3.1	Plan Limit - Aggregate Number of Shares of Common Stock Issuable Pursuant to Plan

The aggregate number of Common Stock that may be reserved for issuance at any time pursuant to Options granted under this Plan shall not exceed 7% of the total number of Common Stock issued and outstanding at the date of any grant made hereunder (the “Plan Limit”). The Plan Limit less the number of shares of Common Stock reserved for Options currently outstanding under the Plan shall, at any time, constitute the “Available Option Shares”. The Plan Limit shall be adjusted to account for any subdivision or consolidation of the Common Stock. For the purposes of determining the Available Option Shares, shares of Common Stock that were issuable pursuant to any Options that have expired or otherwise been terminated without being exercised, shall thereafter be included as Available Option Shares. Any exercise of an Option granted under the Plan will result in an additional grant being available under the Plan.

3.2	Limit on Aggregate Number of Common Stock Issuable to Certain Participants Pursuant to Plan

The Plan is subject to the following additional restrictions:

(a)	the number of shares of Common Stock issuable to Insiders, at any time, under all security based compensation arrangements, cannot exceed 10% of the issued and outstanding shares of Common Stock; and

(b)
the number of shares of Common Stock issued to Insiders, within any one year period, under all security based compensation arrangements, cannot exceed 10% of the issued and outstanding shares of Common Stock.

ARTICLE 4
GRANT OF OPTIONS

4.1	Discretionary Grants of Options

The Board of Directors may from time to time and in its discretion grant a specified number of Options to any one or more Participants. At the time of grant, the Board of Directors shall fix the following terms in respect of each grant of Options to each such Participant:

(a)	the number of Options;

(b)	the Exercise Price(s) thereof;

(c)	the Vesting Date(s) applicable thereto; and

(d)	the Expiry Date(s) thereof.

The Board of Directors may also fix such other terms and conditions of the Option Agreement, not inconsistent with this Plan, as the Board of Directors in its discretion may determine.

4.2	Limitations on Terms of Options

The terms fixed by the Board of Directors in respect of a grant of Options shall be subject to the following conditions:

(a)	the Expiry Date of an Option shall be no later than ten (10) years from the date of grant of such Option;

(b)	the Option shall not be assignable or transferable and shall be exercisable only by the Optionee or his estate; and

(c)	the Exercise Price of any Option will be fixed by the Board of Directors when such Option is granted and will be not less than the Current Market Price.

4.3	Conditions Precedent to Effectiveness of Options

The grant of an Option to a Participant is conditional and is of no force and effect until the following conditions shall have been satisfied:

(a)	all regulatory approvals have been obtained; and

(b)	an Option Agreement has been duly executed by the Corporation and delivered to such Participant.

4.4	Execution and Delivery of Option Agreement

An Option Agreement shall be in the form attached as Schedule “A” to this Plan or in such other form as the Board of Directors may from time to time approve. An Option Agreement may be executed and delivered for and on behalf of the Corporation by either the President, Chief Executive Officer, Vice-President, Finance, or such other officer of the Corporation who may be identified for such purpose by the Board of Directors.

ARTICLE 5
EXERCISE OF OPTIONS

5.1	Exercise of Vested Options

Subject to Section 5.4 hereof, a Vested Option may be exercised by delivery from the Optionee to the Corporation, at the location of its head office at that time, of a written notice of exercise (“Exercise Notice”), substantially in the form attached as Schedule “B”, that specifies the number of Common Stock with respect to which such Vested Option is being exercised together with payment in full of the Exercise Price for the shares of Common Stock that are being purchased pursuant to such exercise.

5.2	Conditions Precedent to Issuance of Common Stock Upon Exercise

If at any time the Board of Directors determines that any registration, qualification, consent, approval or undertaking is necessary under applicable law or regulatory requirement as a condition of the issuance of any Common Stock upon the exercise of Vested Options, then the issuance of such Common Stock shall not be made unless and until such registration, qualification, consent, approval or undertaking has been obtained free of any condition not acceptable to the Board of Directors.

5.3	Issuance of Common Stock Upon Exercise

Upon the exercise of Vested Options, the Corporation shall deliver or cause to be delivered to the Optionee a certificate registered in the name of such Optionee or designee representing the number of Common Stock to which the Optionee is entitled upon such exercise. Such certificate may have a legend reflecting any restrictions on resale under applicable law.

Common Stock issued upon the exercise of Vested Options shall be validly issued as fully paid and non-assessable. The issuance of such Common Stock shall not require further approval of the Board of Directors and shall be deemed to have occurred on the date that the related Options were exercised.

5.4	Restrictions on Resale of Common Stock

Any trade of the Optionee in any Common Stock issued to him pursuant to the exercise of Vested Options, including any sale or disposition for valuable consideration, and any transfer, pledge or encumbrance of such Common Stock, is subject to such regulatory approvals and other restrictions under applicable securities laws as may be required at the time of such trade. Accordingly, the Corporation makes no representation as to the ability of any Optionee to trade in the Common Stock so acquired upon the exercise of Vested Options.

5.5	Expiry During Blackout Period

Notwithstanding any other provision of this Plan, no Option shall terminate, become void and of no effect or cease to be exercisable, whether as a result of the expiry of the term fixed for exercise of the Option or as a result of the termination or cessation of employment of an Optionee, prior to 5:00 p.m. (EST) on the tenth business day following the cessation of any Trading Blackout applicable to such Optionee in effect at the time such Option would otherwise expire or terminate or if a Trading Blackout is not then in effect, prior to 5:00 p.m. (EST) on the tenth business day following cessation of the most recent Trading Blackout applicable to such Optionee prior to the Expiry Date.

ARTICLE 6
ADJUSTMENTS TO TERMS OF OPTION AGREEMENTS

6.1	Alteration in Common Stock

In the event of:

(a)
any subdivision or change of the Common Stock of the Corporation into a greater number of shares of Common Stock, the Corporation shall deliver, at the time of any exercise thereafter of an Option, such additional number of shares of Common Stock as would have resulted from such subdivision or change if the exercise of the Option had been made prior to the date of such subdivision or change;

(b)
any consolidation or change of the Common Stock of the Corporation into a lesser number of shares of Common Stock, the Corporation shall deliver, at the time of any exercise thereafter of an Option, such lesser number of shares of Common Stock as would have resulted from such consolidation or change if the exercise of the Option had been made prior to the date of such consolidation or change; or

(c)
any reclassification of the Common Stock of the Corporation or change of the Common Stock into other shares, or in case of the consolidation, amalgamation or merger of the Corporation with or into any other corporation (other than a consolidation, amalgamation or merger which does not result in a reclassification of the Outstanding shares of Common Stock or a change of the Common Stock into other shares), or in case of any transfer of the undertaking or assets of the Corporation as an entirety or substantially as an entirety to another corporation, an Optionee shall be entitled to receive, and shall accept, in lieu of the number of shares of Common Stock to which he was theretofore entitled under exercise of an Option, the kind and amount of shares and other securities or property which such holder would have been entitled to receive as a result of such reclassification, change, consolidation, amalgamation, merger or transfer if the exercise of the Option had been made prior to the date of such reclassification, change, consolidation, amalgamation, merger or transfer.

6.2	Vesting on Death

In the event of an Optionee’s death, all of the Unvested Options granted to the Optionee will vest on the day immediately preceding the date of his death and the Optionee’s estate will have the right, for a period of 180 days thereafter, to exercise all of the unexercised Options, provided such exercise occurs on or before the Expiry Date. Options not exercised within the said 180 day period or by the Expiry Date, as applicable, will automatically terminate.

6.3	Vesting on Disability

In the event an Optionee becomes entitled to long-term disability payments pursuant to the Corporation’s or subsidiary’s disability insurance program (or if not a participant in such program, would have been entitled to such payments if the Optionee had been a participant in such program), all of the Unvested Options held by the Optionee will vest on the day immediately preceding the day on which the Optionee becomes entitled to long-term disability payments and the Optionee will have the right, for a period of 180 days thereafter, to exercise all, of the Options unexercised, provided such exercise occurs on or before the Expiry Date. Options not exercised within the said 180 day period or by the Expiry Date, as applicable, will automatically terminate.

6.4	Vesting on Retirement

If an Optionee retires pursuant to a retirement policy approved by the Board of Directors, all of the Unvested Options held by the Optionee will vest on the day immediately preceding the date of his retirement and the Optionee will have the right, for a period of 60 days thereafter, to exercise all of the unexercised Options, provided such exercise occurs on or before the Expiry Date. Options not exercised within the said 60 day period or by the Expiry Date, as applicable, will automatically terminate.

6.5	Exercised on Resignation or Termination

If an Optionee resigns from the Corporation or a subsidiary or is terminated by the Corporation or subsidiary  (with or without cause), his Unvested Options will immediately terminate and be of no further force and effect provided, however, that the resigning or terminated Optionee may, for a period of 60 days from the date of resignation or termination, exercise his Vested Options not previously exercised on the date of resignation or termination, provided such exercise occurs on or before the Expiry Date. Options not exercised within the said 60 day period or by the Expiry Date, as applicable, will automatically terminate.

6.6	Vesting on Change of Control

If the Board of Directors so determines, all of the Unvested Options held by an Optionee will vest and become Vested Options preceding an event which would result in a Change of Control (as hereinafter defined) and the Optionee will have the right, for such period as the directors may specify, to exercise all of his unexercised Options. Options not exercised within the said period will terminate.

For the purposes of this clause, “Change of Control” of the Corporation will include and be interpreted as including the following events and circumstances:

(a)
the purchase or acquisition of shares of Common Stock or Convertible Securities by a Person (as hereinafter defined) which results in the Person beneficially owning, or exercising control or direction over, Common Stock or Convertible Securities such that, assuming only the conversion of Convertible Securities beneficially owned or over which control or direction is exercised by the Person, the Person would beneficially own, or exercise control or direction over, Common Stock carrying the right to cast more than 50% of the votes attaching to all shares of Common Stock; or

(b)
approval by the shareholders of the Corporation of: (i) an amalgamation, arrangement, merger or other consolidation or combination of the Corporation with another corporation pursuant to which the shareholders of the Corporation immediately thereafter do not own shares of the successor or continuing cooperation which would entitle them to cast more than 50% of the votes attaching to all shares in the capital of the successor or continuing corporation which may be cast to elect directors of that corporation; (ii) the liquidation, dissolution or winding-up of the Corporation; or (iii) the sale, lease or other disposition of all or substantially all of the assets of the Corporation.

For the purposes of this clause, “Person” means: (a) an individual; (b) a partnership; (c) a corporation, an incorporated association, an incorporated syndicate or any other incorporated organization; (d) an unincorporated association, an unincorporated syndicate or any other unincorporated organization; (e) a trust: or (f) a trustee, an executor, an administrator or any other legal representative. Where any two or more Persons acting as a “group” as such term is defined under the Securities Exchange Act of 1934, then the shares of Common Stock and Convertible Securities acquired by each of them will be included in the calculation of a Change of Control.

For the purposes of determining when a Change of Control occurs by Persons acting jointly or in concert, Change of Control will be deemed to occur when the Persons first attempt to act, or in fact act, jointly or in concert.

For the purposes of determining who has made an acquisition referred to in this clause, it will be construed and interpreted as being the beneficial owner.

In the event that the Board of Directors decides that there has been a Change of Control and determines to accelerate the vesting of Options, the Optionee or his legal representatives will be given written notice by the Corporation of the Change of Control and acceleration of options in accordance with the provisions of this Plan and the period to exercise Options will commence on the day notice is given.

ARTICLE 7
GENERAL

7.1	Governing Law

The validity and enforceability of this Plan shall be governed by and construed in accordance with the laws of the State of Delaware without regard to otherwise governing principles of conflicts of law. Notwithstanding the foregoing, the grant of Options under this Plan to a Participant who is then subject to the laws of any applicable jurisdiction shall comply with all such applicable laws.

7.2	Enurement

This Plan and any Option Agreement entered into pursuant hereto shall enure to the benefit of and be binding upon the Corporation, its successors and assigns. The interest of any Optionee hereunder or under any Option Agreement is not transferable or alienable by the Optionee either by assignment or in any other manner and, during his lifetime, is vested only in him, but, subject to the terms hereof and of the Option Agreement, shall enure to the benefit of and be binding upon his legal personal representatives.

7.3	Conflict

In the event of a conflict between the terms of this Plan and an Option Agreement, the terms of this Plan shall prevail.

7.4	Waiver

No waiver by the Corporation of any term of this Plan or any breach thereof by an Optionee is effective or binding on the Corporation unless it is expressed in writing and any waiver so expressed does not limit or affect its rights with respect to any other or future breach.

ARTICLE 8
EFFECTIVE DATE

8.1	Effective Date

This Plan is effective as and from April __, 2009.

Notwithstanding the effective date of this Plan, no Common Stock may be issued pursuant to the exercise of Options granted pursuant to this Plan unless and until this Plan has been approved by the shareholders of the Corporation at a meeting duly called for that purpose and all regulatory approvals have been obtained.

SCHEDULE “A”

ALLEN VANGUARD CORPORATION

STOCK OPTION AGREEMENT

Dated: ■

Granted by ALLEN VANGUARD CORPORATION. (the “Corporation”)

To:	(the “Optionee”)

1.
The Optionee acknowledges receipt of a copy of the Corporation’s Stock Option Plan (the “Plan”) and hereby agrees that the terms and conditions of the Plan will govern the options granted hereby. Defined terms used in this agreement have the meanings set forth in the Plan.

2.
The Corporation hereby grants to the Optionee Options to purchase Common Stock of the Corporation as set forth below on the terms and conditions as set forth herein and in the Plan that is incorporated herein by reference and attached hereto:`

Number of Common Stock	Exercise Price	Vesting Date	Expiry Date
■	■	■	■
■	■	■	■
■	■	■	■

3.
Subject to the terms of the Plan, the Options granted hereby shall vest on the respective Vesting Dates stipulated above, shall expire at 5 pm (Ottawa time) on the respective Expiry Date(s) stipulated above and shall be exercisable at the Exercise Price(s) stipulated above.

4.
The Plan contains provisions permitting the termination of the Plan and outstanding Options and changes to outstanding Options. The Optionee is encouraged to read and understand the provisions of the Plan.

5.	The addresses for service of the parties hereto are:

the Corporation:

and the Optionee:

Name:

Address:

City/Town, Province:

Postal Code:

Any party may from time to time change its address for service by written notice to the other party. All notices may be served by personal delivery or by mailing the same by registered post, postage prepaid, in a properly addressed envelope, addressed to the party to whom the notice is to be given at their address for service hereunder and will be deemed to have been received 48 hours after the mailing thereof, Sundays excepted.

6.
The Option under this Option Agreement shall not be transferable or assignable by Optionee. In the event of any inconsistency between the terms of this Agreement and the terms of the Plan, the terms of the Plan shall govern.

7.	Time is of the essence of this Agreement.

8.
This Agreement is subject to the laws of the State of Delaware without regard to otherwise governing principles of conflicts of law. Notwithstanding the foregoing, if the Optionee is subject to the laws of any applicable jurisdiction, the grant of the Option under this Option Agreement shall comply with all such applicable laws.

ALLEN VANGUARD CORPORATION

Per:

Witness		Signature of Optionee

SCHEDULE “B”

ALLEN VANGUARD CORPORATION

NOTICE OF EXERCISE OF OPTIONS

ALLEN VANGUARD CORPORATION

2400 St Laurent Boulevard
Ottawa, ON K1G 6C4

Dear Sirs:

I hereby give notice to exercise Vested Options to acquire Common Stock of ALLEN VANGUARD CORPORATION as follows:

Date of Option Grant:

Option Exercise Price:	$

No. of Options Exercised:

Aggregate Option Exercise Price:	$

My cheque in the amount of the aggregate option exercise price is enclosed. Please proceed to issue a certificate to me for the shares of Common Stock to which I am entitled upon exercise of this option.

Yours truly,

(Signature of Optionee)

Name of Optionee

Registration Instructions:

Name:

Address:

ANNEX D

ALLEN VANGUARD CORPORATION
NON-EMPLOYEE DIRECTORS’ STOCK OPTION PLAN

ARTICLE 1
INTERPRETATION

1.1	Purpose of Plan

The purpose of this Plan is (i) to promote the greater alignment of interests between the non-employee directors of Allen Vanguard Corporation (the “Corporation”) and its subsidiaries, by providing non-employee directors with the opportunity to acquire an increased proprietary interest in the Corporation; and (ii) to better enable the Corporation and its subsidiaries to compensate, attract, retain and motivate non-employee directors of desired experience and ability.

1.2	Definitions

In this Plan, unless there is something in the subject or context inconsistent therewith, the following terms shall have the following meanings:

(a)	“Board of Directors” means the Board of Directors of the Corporation;

(b)	“Common Stock” means a share of common stock of the Corporation;

(c)	“Convertible Securities” means securities issued by the Corporation which entitle the holder to acquire shares of Common Stock;

(d)	“Corporation” means Allen Vanguard Corporation and any successor or continuing corporation resulting from any form of corporate reorganization;

(e)
“Current Market Price” means the closing trading price per share of Common Stock on the Exchange on the last date preceding the date of grant on which a share of Common Stock was traded, or if such Common Stock is not listed on any stock exchange, at a price determined by the Board of Directors. If no trades are reported on the Exchange on such trading day, the trade occurring on the last day on which a trade took place preceding the date of grant, subject to the approval of said Board of Directors;

(f)
“Exchange” means, at any time, NYSE Alternext US Exchange if the Common Stock is listed and posted for trading thereon at such time or,  at the discretion of the Board of Directors, the Toronto Stock Exchange if the Common Stock is listed and posted for trading thereon or , otherwise, any other stock exchange upon which the Common Stock is listed and posted for trading at such time;

(g)	“Exercise Price” means the price at which a share of Common Stock may be purchased pursuant to the exercise of a Vested Option;

(h)	“Expiry Date” means the date upon which an Option expires pursuant to the Option Agreement or Section 4.2 of this Plan;

(i)	“Insider” means:

(i)	every director or senior officer of the Corporation;

(ii)	every director or senior officer of a corporation that is itself an insider or subsidiary of the Corporation;

(iii)
any person who beneficially owns, directly or indirectly, voting securities of the Corporation or who exercises control or direction over voting securities of the Corporation or a combination of both carrying more than 10% of the voting rights attached to all voting securities of the Corporation for the time being outstanding other than voting securities held by the person as underwriter in the course of a distribution; and

(iv)	the Corporation where it has purchased, redeemed or otherwise acquired any of its securities, for so long as it holds any of its securities;

(j)	“Option” means a right to purchase Common Stock that is granted pursuant to this Plan;

(k)	“Option Agreement” means the agreement pursuant to which the Participant is granted an Option;

(l)	“Optionee” means a Participant to whom an Option has been granted pursuant to this Plan;

(m)
“Participant” means, at any time, a person who is a director of the Corporation or one of its subsidiaries (or a corporation wholly owned by such person or together with such person’s spouse and/or children) but not including any director who is also an officer or employee of the Corporation;

(n)	“Plan” means the Allen Vanguard Corporation Non-Employee Directors’ Stock Option Plan;

(o)	“Plan Limit” has the meaning ascribed thereto in Section 3.1;

(p)
“Trading Blackout” means any restricted trading period imposed by the Corporation during which the directors and officers of the Corporation and specified employees are prohibited from trading in the securities of the Corporation;

(q)	“Unvested Option” means, at any time, an Option that is not exercisable at such time;

(r)	“Vesting Date” means the date upon which an Unvested Option vests so as to become a Vested Option; and

(s)	“Vested Option” means, at any time, an Option that is exercisable at such time.

1.3	Number and Gender

In this Plan, unless there is something in the subject or context inconsistent therewith, words importing the singular number include the plural, and vice versa, and words importing the masculine gender include the feminine and neuter genders, and vice versa.

1.4	No Effect on Service as a Director

Participation in this Plan by a Participant is entirely voluntary and does not affect the Participant’s continued service as a director of the Corporation or its subsidiaries. Neither this Plan nor the granting to a Participant of an Option hereunder of itself gives such Participant any right to continue to be a director of the Corporation or any of its subsidiaries.

None of the terms and conditions governing an Option shall be affected by any change in the terms of the Optionee’s service as a director of the Corporation or any of its subsidiaries so long as the Optionee continues to be a Participant.

1.5	No Rights as Shareholder

An Optionee has no rights whatsoever as a shareholder in respect of a share of Common Stock to which he is entitled upon the valid exercise of a Vested Option unless and until he has validly exercised such Option and paid the Exercise Price and such Common Stock has been issued to him.

1.6	No Assurance of Value

The Corporation does not assure a profit or protect against a loss upon the exercise of any Option or the subsequent sale of any Common Stock acquired thereby. The Corporation does not assume any responsibility relating to any tax liability of the Optionee by reason of any transaction entered into pursuant to this Plan.

1.7	No Limitations on Board of Directors

Nothing contained in this Plan shall or shall be deemed to restrict or in any way limit the rights and powers of the Board of Directors in relation to any allotment and issuance of any securities of the Corporation that are not reserved for issuance hereunder, subject to the regulations of the Exchange.

1.8	No Inconsistencies with Exchange Rules

This Plan is subject to the rules and regulations of the Exchange and any other exchange facility through which the Common Stock may be traded. To the extent that any provision of this Plan conflicts with any such rules and regulations, such rules and regulations shall govern and this Plan shall be deemed to be amended to be consistent therewith, and the Board of Directors be and are hereby authorized and empowered to do all such acts and things and to restate the Plan in accordance with any such deemed amendments without any further action or approval of the shareholders of the Corporation.

ARTICLE 2
ADMINISTRATION OF PLAN

2.1	Board of Directors Responsible

This Plan shall be administered by the Board of Directors. However, the Board of Directors may delegate to a committee thereof or to one or more officers of the Corporation the responsibility for administering the Plan or any portion thereof.  Any reference in this Plan to the Board of Directors shall include a reference to such a committee or officer(s), as the case may be.

2.2	Decisions Final and Binding

All decisions and interpretations by the Board of Directors respecting this Plan or Options granted hereunder, including decisions as to adjustments in accordance with Section 6.1, shall be final and binding on the Corporation, all Optionees and Participants and their respective successors.

2.3	Regulatory Approvals

The administration of this Plan, including the grant or exercise of any Options pursuant hereto, is subject to receipt by the Corporation of all approvals, advance rulings, exemptions or registrations required or desired under applicable laws and regulations, including all approvals or registrations required by the Exchange or any other exchange facility through which the Common Stock may, from time to time, be traded.

2.4	Maintenance of Records

The Corporation will maintain all records relating to the administration of this Plan as may be necessary or advisable. Upon written request from an Optionee, the Corporation will furnish to that Optionee a statement indicating the number of Options held on his or her behalf.

2.5	Amendments to and Termination of Plan

2.5.1
Subject to paragraphs 2.5.2 and 2.5.4 , the Board of Directors may at any time, without the approval of the Corporation’s shareholders, but subject to the receipt of any required regulatory approval, alter, amend or revise the terms and conditions of this Plan or of any outstanding Options or suspend, discontinue or terminate this Plan or any portion hereof, provided that, without the prior written consent of an Optionee, no such action shall adversely affect any Options previously granted to such Optionee and in respect of which the conditions of Section 4.3 hereof have been satisfied. Upon the suspension, discontinuance or termination of this Plan or any portion hereof, any Option granted prior thereto and in respect of which the conditions in Section 4.3 hereof have been satisfied shall remain exercisable in accordance with its terms as specified herein and in the Option Agreement.

2.5.2	Shareholder approval will be required for the following amendments to this Plan:

(a)	increasing the percentage of the issued and outstanding common shares of the Corporation that may be reserved for issuance under this Plan as set out in Section 3.1 hereof;

(b)	reducing the purchase price or exercise price of an Option;

(c)	extending the Expiry Date of an Option other than pursuant to Section 5.5 or Article 6;

(d)	the cancellation and reissue of an Option which indirectly reduces the exercise price of the Option;

(e)	increasing the levels of Insider or non-employee director participation under the Plan as set forth in Section 3.2 hereof;

(f)	permitting Options granted under this Plan to be transferable or assignable other than for estate settlement purposes as set out in this Plan; and

(g)	amending the definition of “Participant” to add any additional categories of persons eligible to receive Options under the Plan.

2.5.3	For greater certainty, the Board of Directors may from time to time, by resolution and without shareholder approval, make the following amendments to this Plan or any Option:

(a)	an addition to, deletion from or alteration of this Plan or an Option that is necessary to comply with applicable law or the requirements of any regulatory authority or stock exchange;

(b)	an amendment to correct or rectify any ambiguity, defective provision, error or omission in this Plan or an Option; and

(c)	any other amendment that does not require shareholder approval under paragraphs 2.5.2 and 2.5.4.

2.5.4
The Plan shall terminate on the third year anniversary of its effective date, as specified in Section 8.1, unless the Plan is approved for another maximum three year term by the shareholders of the Corporation at a meeting duly called for that purpose and all regulatory approvals have been obtained.

ARTICLE 3
RESERVATION AND ISSUANCE OF COMMON SHARES

3.1	Plan Limit - Aggregate Number of Common Stock Issuable Pursuant to Plan

The aggregate number of shares of Common Stock that may be reserved for issuance at any time pursuant to Options granted under this Plan shall not exceed 1% of the total number of issued and outstanding shares of Common Stock at the date of any grant hereunder (the “Plan Limit”). The Plan Limit less the number of shares of Common Stock reserved for Options currently outstanding under the Plan shall, at any time, constitute the “Available Option Shares”. The Plan Limit shall be adjusted to account for any subdivision or consolidation of the shares of Common Stock.  For the purposes of determining the Available Option Shares, shares of Common Stock that were issuable pursuant to any Options that have expired or otherwise been terminated without being exercised shall thereafter be included as Available Option Shares. Any exercise of an Option granted under the Plan will result in an additional grant being available under the Plan.

3.2	Limit on Aggregate Number of Common Stock Issuable to Certain Participants Pursuant to Plan

The Plan is subject to the following additional restrictions:

(a)	the number of shares of Common Stock issuable to Insiders, at any time, under all security based compensation arrangements, cannot exceed 10% of the issued and outstanding Common Stocks; and

(b)
the number of shares of Common Stock issued to Insiders, within any one year period, under all security based compensation arrangements, cannot exceed 10% of the issued and outstanding shares of Common Stock.

ARTICLE 4
GRANT OF OPTIONS

4.1	Discretionary Grants of Options

The Board of Directors may from time to time and in its discretion grant a specified number of Options to any one or more Participants. At the time of grant, the Board of Directors shall fix the following terms in respect of each grant of Options to each such Participant:

(a)	the number of Options;

(b)	the Exercise Price(s) thereof;

(c)	the Vesting Date(s) applicable thereto; and

(d)	the Expiry Date(s) thereof.

The Board of Directors may also fix such other terms and conditions of the Option Agreement, not inconsistent with this Plan, as the Board of Directors in its discretion may determine.

4.2	Limitations on Terms of Options

The terms fixed by the Board of Directors in respect of a grant of Options shall be subject to the following conditions:

(a)	the Expiry Date of an Option shall be no later than ten (10) years from the date of grant of such Option;

(b)	the Option shall not be assignable or transferable and shall be exercisable only by the Optionee or his estate; and

(c)	the Exercise Price of any Option will be fixed by the Board of Directors when such Option is granted and will be not less than the Current Market Price.

4.3	Conditions Precedent to Effectiveness of Options

The grant of an Option to a Participant is conditional and is of no force and effect until the following conditions shall have been satisfied:

(a)	all regulatory approvals have been obtained; and

(b)	an Option Agreement has been duly executed by the Corporation and delivered to such Participant.

4.4	Execution and Delivery of Option Agreement

An Option Agreement shall be in the form attached as Schedule “A” to this Plan or in such other form as the Board of Directors may from time to time approve. An Option Agreement may be executed and delivered for and on behalf of the Corporation by either the President, Chief Executive Officer, Vice-President, Finance, or such other officer of the Corporation who may be identified for such purpose by the Board of Directors.

ARTICLE 5
EXERCISE OF OPTIONS

5.1	Exercise of Vested Options

Subject to Section 5.4 hereof, a Vested Option may be exercised by delivery from the Optionee to the Corporation, at the location of its head office at that time, of a written notice of exercise (“Exercise Notice”), substantially in the form attached as Schedule “B”, that specifies the number of shares of Common Stock with respect to which such Vested Option is being exercised together with payment in full of the Exercise Price for the Common Stock that is being purchased pursuant to such exercise.

5.2	Conditions Precedent to Issuance of Common Stock Upon Exercise

If at any time the Board of Directors determines that any registration, qualification, consent, approval or undertaking is necessary under applicable law or regulatory requirement as a condition of the issuance of any shares of Common Stock upon the exercise of Vested Options, then the issuance of such Common Stock shall not be made unless and until such registration, qualification, consent, approval or undertaking has been obtained free of any condition not acceptable to the Board of Directors.

5.3	Issuance of Common Stock Upon Exercise

Upon the exercise of Vested Options, the Corporation shall deliver or cause to be delivered to the Optionee a certificate registered in the name of such Optionee or designee representing the number of shares of Common Stock to which the Optionee is entitled upon such exercise. Such certificate may have a legend reflecting any restrictions on resale under applicable law.

Shares of Common Stock issued upon the exercise of Vested Options shall be validly issued as fully paid and non-assessable.  The issuance of such shares shall not require further approval of the Board of Directors and shall be deemed to have occurred on the date that the related Options were exercised.

5.4	Restrictions on Resale of Common Stock

Any trade of the Optionee in any shares of Common Stock issued to him pursuant to the exercise of Vested Options, including any sale or disposition for valuable consideration, and any transfer, pledge or encumbrance of such shares of Common Stock, is subject to such regulatory approvals and other restrictions under applicable securities laws as may be required at the time of such trade.  Accordingly, the Corporation makes no representation as to the ability of any Optionee to trade in the shares of Common Stock so acquired upon the exercise of Vested Options.

5.5	Expiry During Blackout Period

Notwithstanding any other provision of this Plan, no Option shall terminate, become void and of no effect or cease to be exercisable, whether as a result of the expiry of the term fixed for exercise of the Option or as a result of the termination or cessation of employment of an Optionee, prior to 5:00 p.m.  (EST) on the tenth business day following the cessation of any Trading Blackout applicable to such Optionee in effect at the time such Option would otherwise expire or terminate or if a Trading Blackout is not then in effect, prior to 5:00 p.m. (EST) on the tenth business day following cessation of the most recent Trading Blackout applicable to such Optionee prior to the Expiry Date.

ARTICLE 6
ADJUSTMENTS TO TERMS OF OPTION AGREEMENTS

6.1	Alteration in Common Stock

In the event of:

(a)
any subdivision or change of the Common Stock of the Corporation into a greater number of Common Stock, the Corporation shall deliver, at the time of any exercise thereafter of an Option, such additional number of shares of Common Stock as would have resulted from such subdivision or change if the exercise of the Option had been made prior to the date of such subdivision or change;

(b)
any consolidation or change of the Common Stock of the Corporation into a lesser number of Common Stock, the Corporation shall deliver, at the time of any exercise thereafter of an Option, such lesser number of shares of Common Stock as would have resulted from such consolidation or change if the exercise of the Option had been made prior to the date of such consolidation or change; or

(c)
any reclassification of the Common Stock of the Corporation or change of the Common Stock into other shares, or in case of the consolidation, amalgamation or merger of the Corporation with or into any other corporation (other than a consolidation, amalgamation or merger which does not result in a reclassification of the Outstanding Common Stock or a change of the Common Stock into other shares), or in case of any transfer of the undertaking or assets of the Corporation as an entirety or substantially as an entirety to another corporation, an Optionee shall be entitled to receive, and shall accept, in lieu of the number of shares of Common Stock to which he was theretofore entitled under exercise of an Option, the kind and amount of shares and other securities or property which such holder would have been entitled to receive as a result of such reclassification, change, consolidation, amalgamation, merger or transfer if the exercise of the Option had been made prior to the date of such reclassification, change, consolidation, amalgamation, merger or transfer.

6.2	Vesting on Death

In the event of an Optionee’s death, all of the Unvested Options granted to the Optionee will vest on the day immediately preceding the date of the Optionee’s death and the Optionee’s estate will have the right, for a period of 180 days thereafter, to exercise all of the unexercised Options, provided such exercise is on or before the Expiry Date. Options not exercised within the said 180 day period or by the Expiry Date, as applicable, will automatically terminate.

6.3	Vesting on Disability

In the event an Optionee becomes entitled to long-term disability payments pursuant to the Corporation’s or subsidiary’s disability insurance program (or if not a participant in such program, would have been entitled to such payments if the Optionee had been a participant in such program), all of the Unvested Options held by the Optionee will vest on the day immediately preceding the day on which the Optionee becomes entitled to long-term disability payments and the Optionee will have the right, for a period of 180 days thereafter, to exercise all of the Options unexercised, provided such exercise is on or before the Expiry Date. Options not exercised within the said 180 day period or by the Expiry Date, as applicable, will automatically terminate.

6.4	Vesting on Retirement

If an Optionee retires pursuant to a retirement policy approved by the Board of Directors, all of the Unvested Options held by the Optionee will vest on the day immediately preceding the date of his retirement as a director of the Corporation or its subsidiaries and the Optionee will have the right, for a period of 60 days thereafter, to exercise all of the unexercised Options, provided such exercise occurs on or before the Expiry Date. Options not exercised within the said 60 day period or by the Expiry Date, as applicable, will automatically terminate.

6.5	Exercised on Resignation or Termination

If an Optionee resigns as a director of the Corporation or its subsidiaries or is terminated as a director of the Corporation or its subsidiaries, his Unvested Options will immediately terminate and be of no further force and effect provided, however, the resigning or terminated Optionee may, for a period of 60 days from the date of resignation or termination, exercise his Vested Options not previously exercised on the date of resignation or termination, provided such exercise occurs on or before the Expiry Date. Vested Options not exercised within the said 60 day period or by the Expiry Date, as applicable, will automatically terminate.

6.6	Vesting on Change of Control

If the Board of Directors so determines, all of the Unvested Options held by an Optionee will vest and become Vested Options preceding an event which would result in a Change of Control (as hereinafter defined) and the Optionee will have the right, for such period as the directors may specify, to exercise all of his unexercised Options. Options not exercised within the said period will terminate.

For the purposes of this clause, “Change of Control” of the Corporation will include and be interpreted as including the following events and circumstances:

(a)
the purchase or acquisition of Common Stock or Convertible Securities by a Person (as hereinafter defined) which results in the Person beneficially owning, or exercising control or direction over, Common Stock or Convertible Securities such that, assuming only the conversion of Convertible Securities beneficially owned or over which control or direction is exercised by the Person, the Person would beneficially own, or exercise control or direction over, Common Stock carrying the right to cast more than 50% of the votes attaching to all Common Stock; or

(b)
approval by the shareholders of the Corporation of: (i) an amalgamation, arrangement, merger or other consolidation or combination of the Corporation with another corporation pursuant to which the shareholders of the Corporation immediately thereafter do not own shares of the successor or continuing cooperation which would entitle them to cast more than 50% of the votes attaching to all shares in the capital of the successor or continuing corporation which may be cast to elect directors of that corporation; (ii) the liquidation, dissolution or winding-up of the Corporation; or (iii) the sale, lease or other disposition of all or substantially all of the assets of the Corporation.

For the purposes of this clause, “Person” means: (a) an individual; (b) a partnership; (c) a corporation, an incorporated association, an incorporated syndicate or any other incorporated organization; (d) an unincorporated association, an unincorporated syndicate or any other unincorporated organization; (e) a trust: or (f) a trustee, an executor, an administrator or any other legal representative. Where any two or more Persons act as a “group” as such term is defined in the Exchange Act of 1934, then the Common Stock and Convertible Securities acquired by each of them will be included in the calculation of a Change of Control. For the purposes of determining when a Change of Control occurs by Persons acting jointly or in concert, Change of Control will be deemed to occur when the Persons first attempt to act, or in fact act, jointly or in concert.

For the purposes of determining who has made an acquisition referred to in this clause, it will be construed and interpreted as being the beneficial owner.

In the event that the Board of Directors decides that there has been a Change of Control and determines to accelerate the vesting of Options, the Optionee or his legal representatives will be given written notice by the Corporation of the Change of Control and acceleration of options in accordance with the provisions of this Plan and the period to exercise Options will commence on the day notice is given.

ARTICLE 7
GENERAL

7.1	Governing Law

The validity and enforceability of this Plan shall be governed by and construed in accordance with the laws of the State of Delaware without regard to otherwise governing principles of conflicts of law.  Notwithstanding the foregoing, the grant of any Option under the Plan to a Participant who is then subject to the laws of any applicable jurisdiction shall comply with all such applicable laws.

7.2	Enurement

This Plan and any Option Agreement entered into pursuant hereto shall enure to the benefit of and be binding upon the Corporation, its successors and assigns. The interest of any Optionee hereunder or under any Option Agreement is not transferable or alienable by the Optionee either by assignment or in any other manner and, during his lifetime, is vested only in him, but, subject to the terms hereof and of the Option Agreement, shall enure to the benefit of and be binding upon his legal personal representatives.

7.3	Conflict

In the event of a conflict between the terms of this Plan and an Option Agreement, the terms of this Plan shall prevail.

7.4	Waiver

No waiver by the Corporation of any term of this Plan or any breach thereof by an Optionee is effective or binding on the Corporation unless it is expressed in writing and any waiver so expressed does not limit or affect its rights with respect to any other or future breach.

ARTICLE 8
EFFECTIVE DATE

8.1	Effective Date

This Plan is effective as of April __ 2009.

Notwithstanding the effective date of this Plan, no shares of Common Stock may be issued pursuant to the exercise of Options granted pursuant to this Plan unless and until this Plan has been approved by the shareholders of the Corporation at a meeting duly called for that purpose and all regulatory approvals have been obtained.

SCHEDULE “A”

ALLEN VANGUARD CORPORATION

STOCK OPTION AGREEMENT

Dated: ■

Granted by:  ALLEN VANGUARD CORPORATION (the “Corporation”)

To:	(the “Optionee”)

1.
The Optionee acknowledges receipt of a copy of the Corporation’s Non-Employee directors’ Stock Option Plan (the “Plan”) and hereby agrees that the terms and conditions of the Plan will govern the Options granted hereby.  Defined terms used in this agreement have the meanings set forth in the Plan.

2.
The Corporation hereby grants the Optionee Options to purchase shares of Common Stock of the Corporation as set forth below on the terms and conditions as set forth herein and in the Plan that is incorporated herein by reference and attached hereto:

Number of Common Stocks	Exercise Price	Vesting Date	Expiry Date
■	■	■	■
■	■	■	■
■	■	■	■

3.
Subject to the terms of the Plan, the Options granted hereby shall vest on the respective Vesting Dates stipulated above, shall expire at 5 pm (Ottawa time) on the respective Expiry Date(s) stipulated above and shall be exercisable at the Exercise Price(s) stipulated above.

4.
The Plan contains provisions permitting the termination of the Plan and outstanding Options and changes to outstanding Options. The Optionee is encouraged to read and understand the provisions of the Plan.

5.	The addresses for service of the parties hereto are:

the Corporation:

and the Optionee:

Name:

Address:

City/Town, Province:

Postal Code:

Any party may from time to time change its address for service by written notice to the other party. All notices may be served by personal delivery or by mailing the same by registered post, postage prepaid, in a properly addressed envelope, addressed to the party to whom the notice is to be given at their address for service hereunder and will be deemed to have been received 48 hours after the mailing thereof, Sundays excepted.

6.
The Option under this Option Agreement shall not be transferable or assignable by Optionee. In the event of any inconsistency between the terms of this Agreement and the terms of the Plan, the terms of the Plan shall govern.

7.	Time is of the essence of this Agreement.

8.
This Agreement is subject to the laws of the State of Delaware without regard to otherwise governing principles of conflicts of law. Notwithstanding the foregoing, if the Optionee is subject to the laws of any applicable jurisdiction, the grant of the Option under this Option Agreement shall comply with all such applicable laws.

ALLEN VANGUARD CORPORATION

Per:

Witness		Signature of Optionee

SCHEDULE “B”

ALLEN VANGUARD CORPORATION

NOTICE OF EXERCISE OF OPTIONS

ALLEN VANGUARD CORPORATION

2400 St. Laurent Boulevard
Ottawa,
ON K1G 6C4

Dear Sirs:

I hereby give notice to exercise Vested Options to acquire shares of Common Stock of  ALLEN VANGUARD CORPORATION as follows:

Date of Option Grant:

Option Exercise Price:	$

No. of Options Exercised:

Aggregate Option Exercise Price:	$

My cheque in the amount of the aggregate option exercise price is enclosed. Please proceed to issue a certificate to me for the shares to which I am entitled upon exercise of this option.

Yours truly,

(Signature of Optionee)

Name of Optionee

Registration Instructions:

Name:

Address:

ANNEX E

ALLEN VANGUARD CORPORATION
RESTRICTED SHARE UNIT PLAN

Section 1. Interpretation and Administrative Provisions

1.1 Purpose

The purpose of the Plan is: (i) to enable directors, officers and employees of the Participating Companies to participate in the growth and development of the Corporation by providing such persons with the opportunity, through Restricted Share Units, to acquire a proprietary interest in the Corporation; and (ii) to promote the greater alignment of interests between such persons and the shareholders of the Corporation.

1.2 Definitions

For the purposes of the Plan, the following terms have the following meanings:

“Affiliate” means with respect to any corporation or other entity, any other corporation or other entity directly or indirectly controlling, controlled by or under common control with such first mentioned corporation or other entity;

“Board” means the Board of Directors of the Corporation;

“Bonus Remuneration” means all bonus and incentive compensation payable to an Eligible Person by a Participating Company in respect of the services provided to such Participating Company by the Eligible Person;

“Bonus RSUs” means Restricted Share Units granted in payment of Bonus Remuneration;

“Bonus RSU Grant Date” has the meaning ascribed thereto in Section 2.1(b).

“Business Day” means any day, other than a Saturday or a Sunday, on which the Exchange is open for trading;

“Committee” means the Corporate Governance and Compensation Committee of the Board as the same may be renamed or constituted from time to time;

“Common Stock” means the common stock of the Corporation;

“Corporation” means Allen Vanguard Corporation, and includes any successor corporation thereto;

“Disability” means eligibility for long-term disability benefits under the Corporation’s long-term disability benefits;

“Eligible Person” means a director or a regular full-time employee or officer of any Participating Company designated by the Committee;

“Exchange” means, at any time, NYSE Alternext US Exchange if the Common Stock is listed and posted for trading thereon at such time or, at the discretion of the Board of Directors, the Toronto Stock Exchange if the Common Stock is listed and posted for trading thereon or , otherwise,  any other stock exchange upon which the shares of Common Stock are listed and posted for trading at such time;

 “Insider” means:

(i)	every director or senior officer of the Corporation;

(ii)	every director or senior officer of a corporation that is itself an insider or subsidiary of the Corporation;

(iii)
any person who beneficially owns, directly or indirectly, voting securities of the Corporation or who exercises control or direction over voting securities of the Corporation or a combination of both carrying more than 10% of the voting rights attached to all voting securities of the Corporation for the time being outstanding other than voting securities held by the person as underwriter in the course of a distribution; and

(iv)	the Corporation where it has purchased, redeemed or otherwise acquired any of its securities, for so long as it holds any of its securities;

“Market Price” means the closing price of shares of Common Stock on the Exchange for the trading day on which shares of Common Stock last traded on such exchange preceding the applicable date; provided that, in the event that shares of Common Stock are not listed and posted for trading on any stock exchange, the Market Price in respect thereof shall be the fair market value of a share of Common Stock as determined by the Committee in its sole discretion;

“Outstanding Issue” means the number of issued and outstanding shares of Common Stock;

“Participant” means each Eligible Person who participates in the Plan;

“Participating Company” means the Corporation, its wholly owned subsidiaries and any Affiliate of any such entities;

“Plan” means the Allen Vanguard Corporation Restricted Share Unit Plan, as the same may be amended from time to time;

“Restricted Share Unit” means a right granted to a Participant to receive, on the basis set out in the Plan, a share of Common Stock or the cash equivalent or a combination thereof on the terms contained herein;

“Restricted Share Unit Account” means the notional account maintained for the Participant to record awards of Restricted Share Units;

“Retirement” means retirement at the age of retirement as determined by the Committee from time to time;

“RSU Grant Date” means the date or dates determined by the Committee when Restricted Share Units, other than Bonus RSUs, are granted to Participants;

“Subsidiary” means, in respect of the Corporation, any corporation that is a “subsidiary,” as that term is defined in the Securities Act of 1933, as amended;

“Termination Date” means the date on which the Participant ceases to be an employee or officer of a Participating Company for any reason whatsoever; and

“Vesting Date” has the meaning set out in Section 2.1(d).

Where the context so requires, words importing the singular number include the plural and vice versa, and words importing the masculine gender include the feminine and neuter genders.

1.3 Administration

This Plan will be administered by the Committee which has the sole and absolute discretion, subject to applicable corporate, securities and tax law requirements, to: (i) interpret and administer the Plan; (ii) establish, amend and rescind any rules and regulations relating to the Plan; (iii) determine which Participating Company will grant and satisfy payment obligations in respect of Restricted Share Units; and (iv) make any other determinations that the Committee deems necessary or desirable for the administration of the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan, in the manner and to the extent the Committee deems, in its sole and absolute discretion, necessary or desirable. Any decision of the Committee with respect to the administration and interpretation of the Plan shall be conclusive and binding on the Participants.

1.4 Governing Law

The validity and enforceability of this Plan shall be governed by and construed in accordance with the laws of the State of Delaware without regard to otherwise governing principles of conflicts of law.  Notwithstanding the foregoing, the grant of any Restricted Share Units under the Plan to a Participant who is then subject to the laws of any applicable jurisdiction shall comply with all such applicable laws.

1.5 Shares of Common Stock Reserved for Issuance

(a) The Corporation hereby reserves __________________ shares of Common Stock for issuance under this Plan.

(b) The number of shares of Common Stock issuable to Insiders at any time, under all security based compensation arrangements including this Plan, shall not exceed 10% of the Outstanding Issue.

(c) The number of shares of Common Stock issued to Insiders, under all security based compensation arrangements including this Plan, shall not, within a 12 month period, exceed 10% of the Outstanding Issue.

(d) The number of shares of Common Stock issued to directors under this Plan shall not exceed 1% of the Outstanding Issue.

Section 2. Grants of Restricted Share Units Under the Plan

2.1 Grants of Restricted Share Units

Subject to such rules, regulations, approvals and conditions as the Committee may impose, the Committee may grant Restricted Share Units to such Eligible Persons as it in its discretion determines, and may determine to pay any Bonus Remuneration payable to such Eligible Person, in whole or in part, in the form of Restricted Share Units.

(a) Restricted Share Units. Restricted Share Units awarded to an Eligible Person, excluding Bonus RSUs, shall be credited to the Participant’s Restricted Share Unit Account on the RSU Grant Date. The number of Restricted Share Units (including fractional Restricted Share Units) to be credited to a Participant in respect of a fiscal year shall be determined by dividing the dollar amount of the portion of the Participant’s compensation which the Committee determines is to be paid as Restricted Share Units by the Market Price per share of Common Stock determined as at the RSU Grant Date.

(b) Bonus RSUs. Bonus RSUs awarded to an Eligible Person shall be credited to the Participant’s Restricted Share Unit Account on the date that Bonus Remuneration is calculated for the fiscal year in respect of which the Eligible Person has earned the Bonus Remuneration, which date shall be no later than 90 days after the end of such fiscal year (the “Bonus RSU Grant Date”). The number of Bonus RSUs (including fractional Restricted Share Units) to be credited to a Participant in respect of a fiscal year shall be determined by dividing the Bonus Remuneration by the Market Price per share of Common Stock on the Bonus RSU Grant Date.

(c) Dividends. When dividends are paid on shares of Common Stock, additional Restricted Share Units shall be credited to the Participant’s Restricted Share Unit Account as of the dividend payment date. The number of additional Restricted Share Units (including fractional Restricted Share Units) to be credited to the Participant’s Restricted Share Unit Account shall be determined by dividing the dollar amount of the dividends payable in respect of the Restricted Share Units allocated to the Participant’s Restricted Share Unit Account, by the Market Price per share of Common Stock on the date credited.

(d) Vesting of Restricted Share Units. Restricted Share Units shall vest  not later than the third anniversary of the last day of the calendar year to which the RSU compensation relates (the “Vesting Date”). If the employment of a Participant  with the Corporation and its Affiliates ceases as a result of the Participant’s termination by the Corporation (other than for cause), death, Retirement or Disability of the Participant prior to the Vesting Date, all Restricted Share Units credited to the Participant’s Restricted Share Unit Account shall vest effective immediately prior to the date of the Participant’s termination, death, Retirement or Disability.

2.2 Redemption of Restricted Share Units

(a) Redemption of Vested Restricted Share Units. On the Vesting Date, or, in the Corporation’s absolute discretion, prior to the Vesting Date, the Corporation shall redeem all of each Participant’s Restricted Share Units (including fractional Restricted Share Units) by, in the discretion of the Corporation:

(A) issuing one share of Common Stock (whether issued from treasury or purchased on The Toronto Stock Exchange) for each full Restricted Share Unit and making a lump sum cash payment (net of any applicable withholdings) in respect of any partial Restricted Share Units determined in the same manner as set out in 2.2(a)(B),

(B) making a lump sum cash payment (net of any applicable withholdings) in respect of all full and partial Restricted Share Units that have vested equal to the number of Restricted Share Units (including fractional Restricted Share Units) credited to the Participant’s Restricted Share Unit Account on the date of redemption multiplied by the Market Price per share of Common Stock determined as at such date, or

(C) a combination of (A) and (B),

with such grant, issuance or payment to be made to each Participant or the Participant’s legal representative, if applicable; provided that the Corporation may not issue shares of Common Stock upon a redemption of a Participant’s Restricted Share Units, other than in the following circumstances:

1. where the grant of Restricted Share Units to such Participant was used as an inducement to the Participant who was not previously employed by and not previously an Insider of the Corporation, to enter into a contract of full-time employment with the Corporation or an Affiliate, and prior approval of the Exchange and, to the extent required, of any other regulatory authority was obtained; or
2. where the Committee resolves to issue shares of Common Stock under the terms of the Plan and obtains the approval of (i) the Exchange, (ii) its shareholders on such basis as may be required by the Exchange, and (iii) to the extent required, any other regulatory authority.

(b) Effect of Redemption of Restricted Share Units. A Participant shall have no further rights respecting any Restricted Share Unit which has been redeemed.

Section 3. General

3.1 Capital Adjustments

In the event of any stock dividend, stock split, combination or exchange of shares, merger, consolidation, spin-off or other distribution (other than normal cash dividends) of the Corporation’s assets to shareholders, or any other change in the capital of the Corporation affecting shares of Common Stock, the Committee will make such proportionate adjustments, if any, as the Committee in its discretion may deem appropriate to reflect such change, with respect to (i) the number or kind of shares or other securities on which the Restricted Share Units are based; and (ii) the number of Restricted Share Units.

3.2 Non-Exclusivity

Nothing contained herein will prevent the Board from adopting other or additional compensation arrangements for the benefit of any Participant, subject to any required regulatory or shareholder approval.

3.3 Unfunded Plan

To the extent any individual holds any rights under the Plan, such rights (unless otherwise determined by the Committee) shall be no greater than the rights of an unsecured general creditor of the Corporation.

3.4 Successors and Assigns

The Plan shall be binding on all successors and assigns of the Participating Companies and each Participant, including without limitation, the legal representative of a Participant, and any receiver or trustee in bankruptcy or representative of the creditors of a Participating Company or a Participant.

3.5 Transferability of Awards

Rights respecting Restricted Share Units shall not be transferable or assignable other than by will or the laws of descent and distribution.

3.6 Amendment and Termination

(a) The Committee may amend, suspend or terminate this Plan or any portion thereof at any time in accordance with applicable legislation, in each case without shareholder approval, subject to any required regulatory approval and subject to Section 3.6(b). No amendment, suspension or termination may materially adversely affect any Restricted Share Units, or any rights pursuant thereto, granted previously to any Participant without the consent of that Participant. Notwithstanding the foregoing, any amendment of the Plan shall ensure that any Bonus RSUs granted are continuously excluded from the salary deferral arrangement rules under the Income Tax Act (Canada) or any successor rules or any similar applicable rules of other applicable jurisdictions.

(b) The shareholders of the Corporation shall approve any amendment to the Plan or any Restricted Share Unit which increases the number of shares of Common Stock reserved for issuance under the Plan (other than pursuant to the provisions of Section 3.1).

(c) If this Plan is terminated, the provisions of this Plan and any administrative guidelines, and other rules adopted by the Committee and in force at the time of termination of this Plan, will continue in effect as long as a Restricted Share Unit or any rights pursuant thereto remain outstanding. However, notwithstanding the termination of the Plan, the Committee may make any amendments to the Plan or the Restricted Share Units it would be entitled to make if the Plan were still in effect.

(d) With the consent of the Participant affected thereby, the Committee may amend or modify any outstanding Restricted Share Unit in any manner to the extent that the Committee would have had the authority to initially grant the Restricted Share Unit as so modified or amended.

3.7 No Special Rights

Nothing contained in the Plan or in any Restricted Share Unit will confer upon any Participant any right to the continuation of the Participant’s service for or employment with a Participating Company or interfere in any way with the right of any Participating Company at any time to terminate that service or employment or to increase or decrease the compensation of the Participant. Restricted Share Units shall not be considered shares of Common Stock nor shall they entitle any Participant to exercise voting rights or any other rights attaching to the ownership of shares of Common Stock, nor shall any Participant be considered the owner of shares of Common Stock prior to the issuance thereof to the Participant in accordance with the Plan.

3.8 Other Employee Benefits

The amount of any compensation deemed to be received by a Participant as a result of the redemption of a Restricted Share Unit will not constitute compensation with respect to which any other employee benefits of that Participant are determined, including, without limitation, benefits under any bonus (other than Bonus Remuneration in respect of which Bonus RSUs are issued), pension, profit-sharing, insurance or salary continuation plan, except as otherwise specifically determined by the Committee.

3.9 Tax Consequences

It is the responsibility of the Participant to complete and file any tax returns which may be required under U.S., Canadian or other applicable tax law within the periods specified in those laws as a result of the Participant’s participation in the Plan. No Participating Company shall be held responsible for any tax consequences to a Participant as a result of the Participant’s participation in the Plan.

3.10 No Liability

No Participating Company shall be liable to any Participant for any loss resulting from a decline in the market value of any shares of Common Stock.

3.11 Effective Date

This Plan is effective as of April __, 2009.

ALLEN VANGUARD CORPORATION RESTRICTED SHARE UNIT PLAN

RESTRICTED SHARE UNIT AGREEMENT
Dated: ¦

Granted by ALLEN VANGUARD CORPORATION. (the “Corporation”)

To: ______________________________________ (the “Participant”)

1.
The Participant acknowledges receipt of a copy of the Corporation’s Restricted Share Unit Plan (the “Plan”) and hereby agrees that the terms and conditions of the Plan will govern the restricted share units (“RSUs”) granted hereby. Defined terms used in this agreement have the meanings set forth in the Plan.
2.
The Corporation hereby grants to the Participant RSUs of the Corporation as set forth below on the terms and conditions as set forth herein and in the Plan that is incorporated herein by reference and attached hereto:

Number of Vesting Date RSUs

3. Subject to the terms of the Plan, the RSUs granted hereby shall vest, and the Corporation shall redeem such RSUs, on the respective Vesting Dates stipulated above, by the issuance of one common share of the Corporation for each RSU or by a cash payment or a by a combination of both, in each case net of any applicable withholdings, in accordance with the Plan.

4. The Plan contains provisions permitting the termination of the Plan and outstanding RSUs and changes to vesting of the outstanding RSUs. The Participant is encouraged to read and understand the provisions of the Plan.

5. The addresses for service of the parties hereto are:

the Corporation:

and the Participant:

Name:
________________________________

Address: ________________________________

City/Town, Province: ________________________________

Postal Code: ________________________________

Any party may from time to time change its address for service by written notice to the other party. All notices may be served by personal delivery or by mailing the same by registered post, postage prepaid, in a properly addressed envelope, addressed to the party to whom the notice is to be given at their address for service hereunder and will be deemed to have been received 48 hours after the mailing thereof, Sundays excepted.

6. The RSUs under this RSU Agreement shall not be transferable or assignable by the Participant. In the event of any inconsistency between the terms of this Agreement and the terms of the Plan, the terms of the Plan shall govern.

7. Time is of the essence of this Agreement.

8. This Agreement is subject to the laws of the State of Delaware without regard to otherwise governing principles of conflicts of law.

ALLEN VANGUARD CORPORATION

Per:
_________________________________

Witness
Signature of Participant

PROXY
TAILWIND FINANCIAL INC.
Brookfield Place, 181 Bay Street
Suite 2040
Toronto, Ontario, Canada M5J 2T3

EXTRAORDINARY MEETING IN LIEU ANNUAL MEETING OF STOCKHOLDERS
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
OF
TAILWIND FINANCIAL INC.

The undersigned appoints __________ and __________, and each of them with full power to act without the other, as proxies, each with the power to appoint a substitute, and thereby authorizes either of them to represent and to vote, as designated on the reverse side, all shares of common stock of Tailwind held of record by the undersigned on __________, 2009 at the Extraordinary Meeting of Stockholders to be held on ____________, 2009, and any postponement or adjournment thereof.

THIS PROXY REVOKES ALL PRIOR PROXIES GIVEN BY THE UNDERSIGNED.  THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTIONS ARE GIVEN WITH RESPECT TO A PROPOSAL, THIS PROXY WILL BE VOTED “FOR” THE PROPOSAL. TAILWIND’S BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE PROPOSALS SHOWN ON THE REVERSE SIDE.

(Continued and to be signed on reverse side)

P-1

VOTE BY TELEPHONE OR INTERNET
QUICK *** EASY *** IMMEDIATE

TAILWIND FINANCIAL INC.

Voting by telephone or Internet is quick, easy and immediate. As a Tailwind Financial Inc. stockholder, you have the option of voting your shares electronically through the Internet or on the telephone, eliminating the need to return the proxy card. Your electronic vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned the proxy card. Votes submitted electronically over the Internet or by telephone must be received by 11:59 p.m., New York time, on April  _, 2009.

To Vote Your Proxy By Internet

 It’s fast, convenient, and your vote is immediately confirmed and posted. Follow these four easy steps.

1.	Read the accompanying proxy statement/prospectus and Proxy Card.

2.	Go to the Website http://www.proxyvote.com

3.	Enter your 12-digit Control Number located on your Proxy Card above your name.

4.	Follow the instructions provided.

YOUR VOTE IS IMPORTANT! http://www.proxyvote.com

To Vote Your Proxy By Phone

 It’s fast, convenient and immediate. Follow these four easy steps:

1.	Read the accompanying proxy statement/prospectus and Proxy Card.

2.	Call the toll-free number (.)

3.	Enter your 12-digit Control Number located on your Proxy Card above your name.

4.	Follow the recorded instructions.

 YOUR VOTE IS IMPORTANT! Call.

DO NOT RETURN YOUR PROXY CARD IF YOU ARE VOTING BY TELEPHONE OR INTERNET.
To Vote Your Proxy By Mail
Mark, sign and date your proxy card below, detach it and return it in the postage-paid envelope provided.

P-2

PROXY

THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTIONS ARE GIVEN WITH RESPECT TO A PROPOSAL, THIS PROXY WILL BE VOTED “FOR” THE PROPOSAL. TAILWIND’S BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE PROPOSALS.
1.
To approve the acquisition of all of the outstanding securities of Allen-Vanguard Corporation, and the related transactions contemplated by the arrangement agreement dated January  23, 2009 among Tailwind, Allen-Vanguard, and a wholly owned subsidiary of Tailwind;.
		FOR ☐	AGAINST ☐	ABSTAIN ☐

Only if you voted “AGAINST” Proposal Number 1 and you hold shares of Tailwind common stock issued in its initial public offering, you may exercise your conversion rights and demand that Tailwind convert your shares of common stock into a pro rata portion of the trust account by marking the “Exercise Conversion Rights” box below. If you exercise your conversion rights, then you will be exchanging your shares of Tailwind common stock for cash and will no longer own these shares. You will only be entitled to receive cash for these shares if the merger is completed and you continue to hold these shares through the effective time of the merger and tender your stock certificate to the combined company after consummation of the merger.
☐

EXERCISE CONVERSION RIGHTS

2.	To amend Tailwind’s Second Amended and Restated Certificate of Incorporation to change Tailwind’s corporate name to Allen Vanguard Corporation.	FOR ☐	AGAINST ☐	ABSTAIN ☐

3.
To amend Tailwind’s Second Amended and Restated Certificate of Incorporation Charter to remove those provisions regarding certain procedural and approval requirements applicable to Tailwind prior to the consummation of a business combination and elimination of the staggered board requirement that will no longer be operative upon consummation of the acquisition.
		FOR ☐	AGAINST ☐	ABSTAIN ☐

4.
To adopt the Allen Vanguard   Stock Option, which provides for the grant of up to ___________ shares of Tailwind’s common stock or cash equivalents to directors, officers, employees and/or consultants of Tailwind and its subsidiaries.
		FOR ☐	AGAINST ☐	ABSTAIN ☐

5.	To adopt the Allen Vanguard Non-Employee Director Stock Option Plan, which provides for the grant of up to ___________ shares of Tailwind’s common stock or cash equivalents to directors of Tailwind;	FOR ☐	AGAINST ☐	ABSTAIN ☐

6
To adoption of the Allen Vanguard Restricted Share Unit Plan, which provides for the grant of up to ___________ shares of Tailwind’s common stock or cash equivalents to directors, officers, employees and/or consultants of Tailwind and its subsidiaries
		FOR ☐	AGAINST ☐	ABSTAIN ☐

7.	Elect Seven (7) Directors 1. David O’Blenis 2. Peter Kozicz 3. Cary McWhinnie 7. David Luxton 4. Philip O’Dell 5. Lawrence Cavaiola 6. Michael Simonetta

	☐ FOR all nominees listed above (except those whose names or numbers have been written on the line below).	☐ WITHHOLD AUTHORITY to vote for all nominees listed above.
________________________________________

8.	To approve any adjournment or postponement of the extraordinary meeting for the purpose of soliciting additional proxies.	FOR ☐	AGAINST ☐	ABSTAIN ☐

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT			☐

PLEASE MARK, DATE AND RETURN THIS PROXY PROMPTLY.

Signature	Signature	Date

Sign exactly as name appears on this proxy card. If shares are held jointly, each holder should sign. Executors, administrators, trustees, guardians, attorneys and agents should give their full titles. If stockholder is a corporation, sign in full name by an authorized officer.